As filed with the Securities and Exchange Commission on March 24, 2021

Registration No. 333-252179

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Galileo NewCo Limited*

(Exact Name of Each Registrant as Specified in its Charter)

Island of Guernsey	7990	Not Applicable
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Genius Sports Group

9th Floor, 10 Bloomsbury Way

London, WC1A 2SL

Telephone: +44 (0) 20 7851 4060

(Address, including zip code, and telephone number, including area code, of each  registrant’s principal executive offices)

Donald J. Puglisi, Esq.

Puglisi & Associates

850 Library Avenue #204

Newark, Delaware 19711

Telephone: (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Joel L. Rubinstein Jonathan P. Rochwarger Era Anagnosti White & Case LLP 1221 Avenue of the Americas New York, NY 10020 Telephone: (212) 819-8200	Joshua N. Korff, P.C. Ross M. Leff, P.C. Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Telephone: (212) 446-4800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the transactions contemplated by the Business Combination Agreement described in the included proxy statement/prospectus have been satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer)  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. †  ☐

*	Upon the closing of the contemplated business combination with dMY Technology Group, Inc. II, registrant will change its name to Genius Sports Limited.
†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Ordinary Shares(3)	34,500,000	$16.18	$558,210,000	$60,900.71
Ordinary Shares(4)	9,200,000	$16.18	$148,856,000	$16,240.19
Total			$707,066,000	$77,140.90(5)

(1)

All securities being registered will be issued by the registrant, Galileo NewCo Limited, an Island of Guernsey company (“NewCo”). In connection with the business combination described in the included proxy statement/prospectus, Genius Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of NewCo, will merge with and into dMY Technology Group, Inc. II (“dMY”), a Delaware corporation, with dMY as the surviving company. In consideration for the acquisition of all of the issued and outstanding equity interests of dMY, Newco will issue an equivalent number of ordinary shares with a par value of $0.01 per share (the “Ordinary Shares”), and dMY’s outstanding warrants will be assumed by NewCo and become exercisable for Ordinary Shares. The number of Ordinary Shares being registered represents the estimated maximum number of Ordinary Shares to be issued in connection with the proposed business combination described herein.

(2)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A common stock of dMY (the “Class A Shares”) on the New York Stock Exchange on January 12, 2021 ($16.18 per share). This calculation has been made in accordance with Rule 457(f)(1) of the Securities Act of 1933, as amended.

(3)

Includes 34,500,000 Ordinary Shares, consisting of (i) 27,600,000 Ordinary Shares issued in exchange for 27,600,000 Class A Shares that were issued as part of units in connection with dMY’s initial public offering (the “IPO”) and (ii) 6,900,000 Ordinary Shares issued in exchange for 6,900,000 Class A Shares to be issued immediately prior to the closing of the business combination upon the automatic conversion of dMY’s outstanding Class B common stock (the “Class B Shares”) into Class A Shares.

(4)

Represents Ordinary Shares issuable upon exercise of outstanding dMY warrants that will be assumed by NewCo as part of the business combination transaction, with each such warrant entitling the holder thereof to purchase one Ordinary Share at a price of $11.50 per share commencing on the later of (i) 30 days after completion of the business combination described herein and (ii) 12 months after the closing of dMY’s initial public offering (i.e., August 18, 2021).

(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROXY STATEMENT/PROSPECTUS

SUBJECT TO COMPLETION, DATED MARCH 24, 2021

DMY TECHNOLOGY GROUP, INC. II

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

NOTICE OF SPECIAL MEETING

OF STOCKHOLDERS OF

DMY TECHNOLOGY GROUP, INC. II

To Be Held On April 16, 2021

To the Stockholders of dMY Technology Group, Inc. II:

NOTICE IS HEREBY GIVEN that a special meeting (the “special meeting”) of stockholders of dMY Technology Group, Inc. II, a Delaware corporation (“dMY,” the “Company,” “we,” “us” or “our”), will be held at 10:00 AM, Eastern Time, on April 16, 2021, at http://www.cstproxy.com/dmytechnologyii/sm2021 (the “special meeting”). In light of ongoing developments related to the novel coronavirus (“COVID-19”), after careful consideration, we have determined that the special meeting will be a virtual meeting conducted exclusively via live webcast in order to facilitate stockholder attendance while safeguarding the health and safety of our stockholders, directors and management team. You are cordially invited to attend the special meeting online by visiting https://www.cstproxy.com/dmytechnologyii/sm2021 and using a control number assigned by Continental Stock Transfer & Trust Company. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement.

At the special meeting, you will be asked to consider and vote on proposals to:

(a)

Proposal No. 1 — the Business Combination Proposal — to approve and adopt the Business Combination Agreement (the “Business Combination Agreement”), dated as of October 27, 2020, by and among dMY, Maven TopCo Limited, a company incorporated under the laws of Guernsey (“TopCo”), Maven Midco Limited, a private limited company incorporated under the laws of England and Wales (“MidCo”), Galileo NewCo Limited, a company incorporated under the laws of Guernsey (“NewCo”), Genius Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of NewCo (“Merger Sub”), and dMY Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, the following shall occur: (i) effective as of immediately prior to the closing of the Business Combination (the “Closing”), dMY’s issued and outstanding shares of dMY Class B common stock (the “Class B Shares”) will convert automatically on a one-for-one basis into shares of dMY Class A common stock (the “Class A Shares,” and, together with the Class B Shares, the “common stock”); and (ii) on the date of Closing, Merger Sub will merge with and into dMY, with dMY continuing as the surviving company, as a result of which (A) dMY will become a wholly-owned subsidiary of NewCo; (B) each issued and outstanding unit of dMY, consisting of one Class A Share and one-third of one warrant (the “dMY warrants”), shall be automatically detached; (C) in consideration for the acquisition of all of the issued and outstanding Class A Shares of dMY (as a result of the Business Combination), NewCo will issue one NewCo ordinary share for each dMY Class A Share acquired by virtue of the Business Combination; (D) each issued and outstanding dMY warrant to purchase a Class A Share will be assumed by NewCo and become exercisable for one NewCo ordinary share; and (E) NewCo will change its name to Genius Sports Limited.

The Business Combination Agreement provides, among other things, that TopCo will undergo a pre-closing reorganization (the “Reorganization”), wherein all existing classes of shares of TopCo (except for (i) certain preference shares of TopCo which will be redeemed and cancelled as part of the Reorganization (the “TopCo Redemption”) and (ii) certain shares of TopCo which will be contributed to NewCo in exchange for certain preference share payments (the “Catch-Up Payment”)) will be contributed to NewCo in exchange for newly issued ordinary shares of NewCo (“NewCo ordinary shares”). As described in the Business Combination Agreement, solely with respect to the shares of TopCo that remain unvested immediately prior to such reorganization and provided that the holders of such shares have executed and delivered support agreements agreeing to the vesting and restriction provisions therein, such shares shall be exchanged for NewCo ordinary shares but shall be subject to the vesting and restriction summarized therein (the “Restricted Shares”). Following the Reorganization, upon the Closing, the shareholders of TopCo will hold: (1) that number of NewCo ordinary shares equal to the quotient obtained by dividing (i) $1,400,000,000, less the amount needed to repay certain loans granted by Topco, Midco and other direct and indirect subsidiaries of Topco, less the amount used to pay for the TopCo Redemption, less an amount equal to the Catch-Up Payment and less the amount, if any, to repurchase certain NewCo ordinary shares, in each case, in accordance with the terms of the Business Combination Agreement, by (ii) $10.00; and (2) up to 11,618,401 Restricted Shares issued pursuant to the terms and conditions of the Reorganization as set forth in the Business Combination Agreement. The transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination.”

The Closing is subject to certain customary conditions, including, among other things, that we have Minimum Cash equaling at least $315 million (where Minimum Cash means the cash in dMY’s trust account (“trust account”) established in connection with the Company’s initial public offering (“IPO”), less amounts required for the dMY Share Redemptions (as defined in the Business Combination Agreement), less 33% of the aggregate amount of transaction expenses incurred by the parties to the Business Combination Agreement, and plus the aggregate proceeds received by NewCo from the PIPE Investment (as defined below)) (the foregoing, the “Minimum Cash Condition”).

In order to meet the Closing conditions, NewCo and dMY entered into certain subscription agreements, each dated October 27, 2020 (the “Subscription Agreements”), with certain accredited and institutional investors, pursuant to which such investors have subscribed to purchase an aggregate of 33,000,000 NewCo ordinary shares (together, the “Subscriptions”), for a purchase price of $10.00 per share, for an aggregate purchase price of $330,000,000, to be issued immediately prior to or substantially concurrently with the Closing (the “PIPE Investment”); and

(b)

Proposal No. 2 — the Adjournment Proposal — to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal.

The above matters are more fully described in the accompanying proxy statement/prospectus, which also includes, as Annex A, a copy of the Business Combination Agreement and the exhibits attached thereto. We urge you to read carefully the accompanying proxy statement/prospectus in its entirety, including the Annexes and accompanying financial statements.

Our units, Class A Shares and warrants are currently listed on the New York Stock Exchange (the “NYSE”) under the symbols “DMYD.U,” “DMYD” and “DMYD WS,” respectively. NewCo intends to apply for listing, to be effective at Closing, of the NewCo ordinary shares and warrants on the NYSE under the symbols “GENI” and “GENI WS,” respectively. NewCo will not have units traded following the consummation of the Business Combination. It is a condition to the consummation of the Business Combination that the NewCo ordinary shares and warrants are approved for listing on the NYSE, but there can be no assurance such listing condition will be met. If such listing condition is not met, the Business Combination may not be consummated unless such condition is waived by the parties.

Only holders of record of Class A Shares and Class B Shares at the close of business on March 12, 2021 (the “record date”) are entitled to notice of and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting. A complete list of our stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting and electronically during the Special Meeting at http://www.cstproxy.com/dmytechnologyii/sm2021.

We are providing the accompanying proxy statement/prospectus and proxy card to our stockholders in connection with the solicitation of proxies to be voted at the special meeting and at any adjournments or postponements of the special meeting. Whether or not you plan to attend the special meeting, we urge you to read the accompanying proxy statement/prospectus carefully and submit your proxy to vote on the Business Combination. Please pay particular attention to the section entitled “Risk Factors” beginning on page 29 of the accompanying proxy statement/prospectus.

After careful consideration, our board of directors has unanimously approved the Business Combination Agreement and the transactions contemplated thereby and determined that each of the Business Combination Proposal and the Adjournment Proposal is in the best interests of the Company and its stockholders, and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals.

The existence of financial and personal interests of our directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of the Company and its stockholders and what may be best for a director’s personal interests when determining to recommend that stockholders vote for the proposals. See the sections entitled “The Business Combination Proposal — Interests of dMY’s Directors and Officers in the Business Combination” and “Beneficial Ownership of Securities” in the accompanying proxy statement/prospectus for a further discussion.

Our “initial stockholders” (consisting of the Sponsor, Darla Anderson, Francesca Luthi and Charles E. Wert) and our other officers and directors entered into a letter agreement at the time of the IPO, pursuant to which they agreed to vote the Class B Shares purchased by them, as well as any Class A Shares included in the units sold by the Company in the IPO (the “public shares”) purchased by them during or after the IPO, in favor of the Business Combination Proposal. As of the date hereof, our initial stockholders own 20% of our total outstanding shares of common stock.

Pursuant to the Current Charter, a holder of public shares (a “public stockholder”) may request that dMY redeem all or a portion of his, her or its public shares for cash if the Business Combination is consummated. You will be entitled to receive cash for any public shares to be redeemed only if you:

(i) (A) hold public shares or (B) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii) prior to 10:00 AM, Eastern Time, on April 14, 2021 (two business days prior to the vote at the special meeting), (A) submit a written request to Continental Stock Transfer & Trust Company, dMY’s transfer agent (the “transfer agent”), that dMY redeem your public shares for cash and (B) deliver your public shares to the transfer agent, physically or electronically through The Depository Trust Company (“DTC”).

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and public warrants, or if a holder holds units registered in its own name, the holder must contact the transfer agent directly and instruct it to do so. Public stockholders may elect to redeem all or a portion of their public shares even if they vote against the Business Combination Proposal. If the Business Combination is not consummated, the public shares will not be redeemed for cash. If a public stockholder properly exercises his, her or its right to redeem his, her or its public shares and timely delivers its shares to the transfer agent, we will redeem each public share for a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the trust account (net of taxes payable), divided by the number of then-outstanding public shares. For illustrative purposes, as of March 22, 2021, this would have amounted to approximately $10.00 per public share. If a public stockholder exercises its redemption rights, then it will be exchanging its redeemed public shares for cash and will no longer own such shares. Any request to redeem public shares, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing. Furthermore, if a holder of a public share delivers its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that we instruct our transfer agent to return the certificate (physically or electronically). The holder can make such request by contacting the transfer agent, at the address or email address listed in the accompanying proxy statement/prospectus. We will be required to honor such request only if made prior to the deadline for exercising redemption requests. See “Special Meeting of dMY Stockholders — Redemption Rights” in the accompanying proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13 of the U.S. Securities Exchange Act of 1934, as amended), will be restricted from redeeming his, her or its public shares with respect to more than an aggregate of 20% of the public shares, without our prior consent. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 20% of the public shares, then any such shares in excess of that 20% limit would not be redeemed for cash, without our prior consent.

The Closing is subject to certain customary conditions, including, among other things, that (i) the Minimum Cash Condition has been satisfied and (ii) dMY’s stockholders approve the Business Combination Proposal. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. See “The Business Combination Agreement.”

Under the Business Combination Agreement, the approval of the Business Combination Proposal is a condition to the consummation of the Business Combination. The Adjournment Proposal is not conditioned on the approval of any other proposal. If our stockholders do not approve the Business Combination Proposal, the Business Combination may not be consummated.

Approval of the Business Combination Proposal requires the affirmative vote of holders of a majority of the outstanding votes cast by holders of Class A Shares and Class B Shares present in person (which would include presence at the virtual special meeting) or by proxy at the special meeting and entitled to vote thereon, voting as a single class.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of at least a majority of the votes cast by holders of Class A Shares and Class B Shares present in person (which would include presence at the virtual special meeting) or by proxy at the special meeting and entitled to vote thereon, voting as a single class.

All our stockholders are cordially invited to attend the virtual special meeting, which includes presence at the virtual special meeting. To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible.

If you are a stockholder of record holding shares of common stock, you may also cast your vote in person (which would include voting at the virtual special meeting). If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting and vote in person (which would include voting at the virtual special meeting), obtain a proxy from your broker or bank.

If you fail to return a proxy card or fail to instruct a broker or other nominee how to vote, and do not attend the special meeting in person (which would include presence at the virtual special meeting), your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. If a valid quorum is established, any such failure to vote or to provide voting instructions will have no effect on the outcome of any proposal in the accompanying proxy statement/prospectus.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that your shares are represented and voted at the special meeting.

On behalf of our board of directors, I would like to thank you for your support of dMY Technology Group, Inc. II and look forward to a successful completion of the Business Combination.

By Order of the Board of Directors,

Harry L. You
, 2021	Chairman

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on April 16, 2021: This notice of special meeting and the related proxy statement will be available at https://www.cstproxy.com/dmytechnologyii/sm2021.

IF YOU RETURN YOUR PROXY CARD SIGNED AND WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS. TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST (1) IF YOU HOLD CLASS A SHARES THROUGH UNITS, ELECT TO SEPARATE YOUR UNITS INTO THE UNDERLYING PUBLIC SHARES AND PUBLIC WARRANTS PRIOR TO EXERCISING YOUR REDEMPTION RIGHTS WITH RESPECT TO THE PUBLIC SHARES, (2) SUBMIT A WRITTEN REQUEST TO THE TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING, THAT YOUR PUBLIC SHARES BE REDEEMED FOR CASH, AND (3) DELIVER YOUR CLASS A SHARES TO THE TRANSFER AGENT, PHYSICALLY OR ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT/WITHDRAWAL AT CUSTODIAN) SYSTEM, IN EACH CASE, IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THE PUBLIC SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “SPECIAL MEETING OF DMY STOCKHOLDERS — REDEMPTION RIGHTS” IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS FOR MORE SPECIFIC INSTRUCTIONS.

Neither the SEC nor any state securities commission has approved or disapproved of the transactions described in the accompanying proxy statement/prospectus, passed upon the merits or fairness of the Business Combination Agreement or the transactions contemplated thereby, or passed upon the adequacy or accuracy of the accompanying proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The accompanying proxy statement/prospectus is dated                 , 2021 and is first being mailed to dMY stockholders on or about March 26, 2021.

The information in this proxy statement/prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commissions is effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 24, 2021

PROXY STATEMENT FOR SPECIAL MEETING

OF STOCKHOLDERS OF

DMY TECHNOLOGY GROUP, INC. II

PROSPECTUS FOR UP TO 34,500,000 ORDINARY SHARES

AND 9,200,000 ORDINARY SHARES ISSUABLE UPON THE EXERCISE OF WARRANTS OF

GALILEO NEWCO LIMITED

The board of directors of dMY Technology Group, Inc. II, a Delaware corporation (“dMY,” “we,” “us,” and “our”), has unanimously approved the Business Combination Agreement, dated as of October 27, 2020 (the “Business Combination Agreement”), by and among dMY, Maven TopCo Limited, a company incorporated under the laws of Guernsey (“TopCo”), Maven Midco Limited, a private limited company incorporated under the laws of England and Wales (“MidCo”), Galileo NewCo Limited, a company incorporated under the laws of Guernsey (“NewCo”), Genius Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of NewCo (“Merger Sub”), and dMY Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, the following shall occur: (i) effective as of immediately prior to the closing of the Business Combination (the “Closing”), dMY’s issued and outstanding shares of dMY Class B common stock (the “Class B Shares”) will convert automatically on a one-for-one basis into shares of dMY Class A common stock (the “Class A Shares,” and, together with the Class B Shares, the “common stock”); and (ii) on the date of Closing, Merger Sub will merge with and into dMY, with dMY continuing as the surviving company, as a result of which (A) dMY will become a wholly-owned subsidiary of NewCo; (B) each issued and outstanding unit of dMY, consisting of one Class A Share and one-third of one warrant (the “dMY warrants”), shall be automatically detached; (C) in consideration for the acquisition of all of the issued and outstanding Class A Shares of dMY (as a result of the Business Combination), NewCo will issue one NewCo ordinary share for each dMY Class A Share acquired by virtue of the Business Combination; (D) each issued and outstanding dMY warrant to purchase a Class A Share will be assumed by NewCo and become exercisable for one NewCo ordinary share; and (E) NewCo will change its name to Genius Sports Limited.

The Business Combination Agreement provides, among other things, that TopCo will undergo a pre-closing reorganization (the “Reorganization”) wherein all existing classes of shares of TopCo (except for (i) certain preference shares of TopCo which will be redeemed and cancelled as part of the Reorganization (the “TopCo Redemption”) and (ii) certain shares of TopCo which will be contributed to NewCo in exchange for certain preference share payments (the “Catch-Up Payment”)) will be contributed to NewCo in exchange for newly issued ordinary shares of NewCo (“NewCo ordinary shares”). As described in the Business Combination Agreement, solely with respect to the shares of TopCo that are unvested prior to the Reorganization and provided that the holders of such shares have executed and delivered support agreements agreeing to the vesting and restriction provisions therein, such shares shall be exchanged for NewCo ordinary shares but shall be subject to the vesting and restrictions as set forth therein (the “Restricted Shares”). Following the Reorganization, upon the Closing, the shareholders of TopCo will hold: (1) that number of NewCo ordinary shares equal to the quotient obtained by dividing (i) $1,400,000,000, less the amount needed to repay certain loans granted by Topco, Midco and other direct and indirect subsidiaries of Topco, less the amount used to pay for the TopCo Redemption, less an amount equal to the Catch-Up Payment and less the amount, if any, to repurchase certain NewCo ordinary shares, in each case, in accordance with the terms of the Business Combination Agreement, by (ii) $10.00, and (2) up to 11,618,401 Restricted Shares issued pursuant to the terms and conditions of the Reorganization as set forth in the Business Combination Agreement. The transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination.”

Immediately following the Closing, it is expected that the dMY public stockholders will own approximately 16.5% of NewCo ordinary shares outstanding at that time, assuming no redemption of public shares and without giving effect to any dilutive instruments, such as the exercise of the dMY warrants.

Proposals to approve the Business Combination Agreement and the other matters discussed in this proxy statement/prospectus will be presented at the special meeting of stockholders of dMY scheduled to be held at 10:00 AM, Eastern Time, on April 16, 2021, at http://www.cstproxy.com/dmytechnologyii/sm2021 (the “special meeting”). In light of ongoing developments related to the novel coronavirus (“COVID-19”), after careful consideration, we have determined that the special meeting will be a virtual meeting conducted exclusively via live webcast in order to facilitate stockholder attendance while safeguarding the health and safety of our stockholders, directors and management team. You are cordially invited to attend the special meeting online by visiting https://www.cstproxy.com/dmytechnologyii/sm2021 and using a control number assigned by Continental Stock Transfer & Trust Company. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement/prospectus.

Our units, Class A Shares and warrants are currently listed on the New York Stock Exchange (the “NYSE”) under the symbols “DMYD.U,” “DMYD” and “DMYD WS,” respectively. NewCo intends to apply for listing, to be effective at Closing, of the NewCo ordinary shares and warrants on the NYSE under the symbols “GENI” and “GENI WS,” respectively. NewCo will not have units traded following the consummation of the Business Combination. It is a condition to the consummation of the Business Combination that the NewCo ordinary shares and warrants are approved for listing on the NYSE, but there can be no assurance such listing condition will be met. If such listing condition is not met, the Business Combination may not be consummated unless such condition is waived by the parties.

dMY is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and has elected to comply with certain reduced public company reporting requirements.

This proxy statement/prospectus provides you with detailed information about the Business Combination and other matters to be considered at the special meeting of dMY’s stockholders. dMY encourages you to carefully read this entire document. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 30.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated                 , 2021, and is first being mailed to dMY stockholders on or about March 26, 2021.

i

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form F-4 filed with the U.S. Securities and Exchange Commission, or the “SEC,” constitutes a prospectus of NewCo under Section 5 of the U.S. Securities Act of 1933, as amended, or the “Securities Act,” with respect to the NewCo ordinary shares to be issued to dMY stockholders and the NewCo ordinary shares underlying the dMY warrants being assumed by NewCo as part of the Business Combination, if the Business Combination described herein is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended, or the “Exchange Act,” with respect to the Special Meeting of dMY stockholders at which dMY stockholders will be asked to consider and vote upon a proposal to approve the Business Combination by the adoption of the Business Combination Agreement, among other matters.

FINANCIAL STATEMENT PRESENTATION

NewCo was incorporated on October 21, 2020 for the purpose of effectuating the Business Combination described herein. NewCo has no material assets and does not operate any businesses. Accordingly, no financial statements of NewCo have been included in this proxy statement/prospectus. The Business Combination will first be accounted for as a capital reorganization whereby NewCo is the successor to its predecessor TopCo. As a result of the first step described above, the existing shareholders of TopCo will continue to retain control through ownership of NewCo. The capital reorganization will be immediately followed by the acquisition of dMY, which is accounted for within the scope of ASC 805, Business Combinations (“ASC 805”). Under this method of accounting, dMY will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of NewCo issuing NewCo ordinary shares for the net assets of dMY, accompanied by a recapitalization.

CONVENTIONS WHICH APPLY TO THIS PROXY STATEMENT/PROSPECTUS AND EXCHANGE RATE PRESENTATION

In this proxy statement/prospectus, unless otherwise specified or the context otherwise requires:

•	“$,” “USD” and “U.S. dollar” each refer to the United States dollar;

•	“£,” “GBP” and “pounds” each refer to the British pound sterling; and

•	“€,” “EUR” and “Euro” each refer to the Euro.

Certain amounts described herein have been expressed in U.S. dollars for convenience, and when expressed in U.S. dollars in the future, such amounts may be different from those set forth herein due to intervening exchange rate fluctuations. The exchange rate used for conversion between U.S. dollars and pounds is based on the historical exchange rate of the pound released by the Federal Reserve, the central bank of the United States.

INDUSTRY AND MARKET DATA

In this proxy statement/prospectus, we present industry data, information and statistics regarding the markets in which Genius competes, as well as Genius’ statistics, data and other information provided by third parties relating to markets, market sizes, market shares, market positions and other industry data pertaining to Genius’ business and markets, including information obtained from Ellers & Krejcik Gaming (collectively, “Industry Analysis”). Such information is supplemented where necessary with Genius’ own internal estimates and information obtained from H2 Gambling Capital, taking into account publicly available information about other industry participants and the judgment of Genius’ management where information is not publicly available. This information appears in “Business of Genius” and other sections of this proxy statement/prospectus.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this proxy statement/prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

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FREQUENTLY USED TERMS

Unless otherwise stated in this proxy statement/prospectus or the context otherwise requires, references to:

“Adjournment Proposal” means the proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if dMY is unable to consummate the Business Combination.

“Apax Funds” means certain funds the ultimate general partners of which are advised by Apax Partners LLP.

“Board” means the board of directors of dMY.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of October 27, 2020, by and among dMY, TopCo, MidCo, NewCo, Merger Sub and Sponsor, which is attached hereto as Annex A, and as may be amended from time to time.

“Business Combination Proposal” means the proposal to approve the Business Combination described in this proxy statement/prospectus.

“Class A Shares” means dMY’s Class A common stock, par value $0.0001.

“Class B Shares” means dMY’s Class B common stock, par value $0.0001.

“Closing” means the closing of the Business Combination.

“common stock” means the Class A Shares together with the Class B Shares of dMY.

“Continental” means Continental Stock Transfer & Trust Company.

“Current Charter” means dMY’s current amended and restated certificate of incorporation.

“DGCL” means the Delaware General Corporation Law as the same may be amended from time to time.

“dMY Merger” means the merger of dMY into the Merger Sub pursuant to the Business Combination Agreement.

“dMY unit” means a unit of dMY consisting of (a) one Class A Share and (b) one-third of one dMY public warrant.

“dMY warrant” means, collectively, the private and public warrants of dMY, each entitling the holder to purchase one Class A Share per warrant at a price of $11.50 per share.

“DTC” means the Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Founders” means the Sponsor and the following independent directors of dMY: Darla Anderson, Francesca Luthi and Charles E. Wert.

“Founder Shares” means the Class B Shares purchased by the Sponsor and the following independent directors of dMY: Darla Anderson, Francesca Luthi and Charles E. Wert.

“Genius” means Genius Sports Group Limited.

“Guernsey Companies Law” means the Companies (Guernsey) Law, 2008 (as amended).

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IPO” means dMY’s August 18, 2020 initial public offering of units, with each unit consisting of one Class A Share and one-third of one warrant, raising total gross proceeds of approximately $276,000,000.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Merger Sub” means Genius Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of NewCo.

“MidCo” means Maven Midco Limited, a private limited company incorporated under the laws of England and Wales.

“NewCo” means Galileo NewCo Limited, a company incorporated under the laws of Guernsey, and its subsidiaries when the context requires, that will change its name to Genius Sports Limited in connection with the Business Combination.

“NewCo Board” means the board of directors of Newco, upon the consummation of the Business Combination.

“NewCo Governing Documents” means the NewCo Amended and Restated Memorandum of Incorporation and the NewCo Amended and Restated Articles of Incorporation.

“NewCo ordinary shares” means the ordinary shares of NewCo, par value $0.01.

“NYSE” means the New York Stock Exchange.

“Ordinary Resolution” means a resolution passed as an ordinary resolution in accordance with the Guernsey Companies Law by a simple majority of the votes of the shareholders entitled to vote and voting in person or by attorney or by proxy at a meeting or by a simple majority of the total voting rights of eligible shareholders (being the shareholders entitled to vote on the circulation of the written resolution) by written resolution.

“private placement warrants” means the warrants issued to the Sponsor in a private placement simultaneously with the closing of the IPO, with each such warrant entitling the holder thereof to purchase one Class A Share at a price of $11.50 per share.

“public shares” means the Class A Shares issued in the IPO held by public shareholders other than the Founders.

“public warrants” means the 9,200,000 redeemable warrants sold as part of the units in the IPO.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“special meeting” means the special meeting of dMY stockholders, called for the purpose of approving the Business Combination and the other proposals set forth herein.

“Special Resolution” means a resolution passed as a special resolution in accordance with the Guernsey Companies Law by a majority of not less than seventy five percent of the votes of the shareholders entitled to vote and voting in person or by attorney or by proxy at a meeting or by seventy five percent of the total voting rights of eligible shareholders (being the shareholders entitled to vote on the circulation of the written resolution) by written resolution.

“Sponsor” means dMY Sponsor II, LLC, a Delaware limited liability company.

“Target Companies” means, collectively, TopCo, MidCo, NewCo, Merger Sub and all direct and indirect subsidiaries of TopCo.

“TopCo” means Maven Topco Limited, a company incorporated under the laws of Guernsey.

“TopCo Redemption” means the redemption and cancellation of certain preference shares of TopCo as part of the Reorganization.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

“warrants” means the private placement warrants and public warrants.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

TopCo, MidCo, NewCo, Merger Sub, dMY and their respective subsidiaries own or have rights to trademarks, trade names and service marks that they use in connection with the operation of their businesses. In addition, their names, logos and website names and addresses are their trademarks or service marks. Other trademarks, trade names and service marks appearing in this proxy statement/prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this proxy statement/prospectus are listed without the applicable ®, ™ and SM symbols, but such references are not intended to indicate, in any way, that we or the owners thereof will not assert, to the fullest extent under applicable law, our or their rights to these trademarks, trade names and service marks.

SUMMARY OF THE MATERIAL TERMS OF THE BUSINESS COMBINATION

Pursuant to the Business Combination Agreement, (i) effective as of immediately prior to the Closing, each issued and outstanding Class B Share will convert automatically on a one-for-one basis into a Class A Share; and (ii) on the date of Closing, Merger Sub will merge with and into dMY, with dMY continuing as the surviving company, as a result of which (A) dMY will become a wholly-owned subsidiary of NewCo; (B) each issued and outstanding unit of dMY, consisting of one Class A Share and one-third of one dMY warrant, shall be automatically detached; (C) in consideration for the acquisition of all of the issued and outstanding Class A shares of dMY (as a result of the Business Combination), NewCo will issue one NewCo ordinary share for each dMY Class A Share acquired by virtue of the Business Combination; (D) each issued and outstanding dMY warrant to purchase a Class A Share will be assumed by NewCo and become exercisable for one NewCo ordinary share; and (E) NewCo will change its name to Genius Sports Limited. Accordingly, at the Closing, the dMY public shareholders will hold approximately 16.5% of the issued and outstanding NewCo ordinary shares, the Founders will hold approximately 4.1% of the issued and outstanding NewCo ordinary shares and the Sellers (as defined below) will hold approximately 59.7% of the issued and outstanding NewCo ordinary shares (assuming no public shares are redeemed as described in this proxy statement/prospectus).

In addition, prior to the Closing, TopCo will undergo the Reorganization wherein all existing classes of shares of TopCo (except for (i) certain preference shares of TopCo which will be redeemed in the TopCo Redemption and (ii) certain shares of TopCo which will be contributed to NewCo in exchange for an amount equal to the Catch-Up Payment) will be contributed to NewCo in exchange for newly issued NewCo ordinary shares. As described in the Business Combination Agreement, solely with respect to the shares of TopCo that are unvested prior to the Reorganization and provided that the holders of such shares have executed and delivered support agreements agreeing to the vesting and restriction provisions therein, such shares shall be exchanged for NewCo ordinary shares but shall be subject to the vesting and restrictions as set forth therein. Following the Reorganization, upon the Closing, the shareholders of TopCo will hold: (1) that number of NewCo ordinary shares equal to the quotient obtained by dividing (i) $1,400,000,000, less the amount needed to repay certain loans granted by Topco, Midco and other direct and indirect subsidiaries of Topco, less the amount used to pay for the TopCo Redemption, less an amount equal to the Catch-Up Payment and less the amount, if any, to repurchase certain NewCo ordinary shares, in each case, in accordance with the terms of the Business Combination Agreement, by (ii) $10.00; and (2) up to 11,618,401 Restricted Shares issued pursuant to the terms and conditions of the Reorganization as set forth in the Business Combination Agreement. See the section entitled “The Business Combination Agreement.”

The Closing is subject to certain customary conditions, including, among other things, that (i) the Minimum Cash Condition has been satisfied and (ii) dMY’s stockholders approve the Business Combination Proposal.

The Business Combination Agreement also contemplates the execution by the parties of various agreements at the Closing, including, among others, the below.

Founder Holders Forfeiture Agreement

Concurrently with the execution of the Business Combination Agreement, the Founders, NewCo and dMY entered into the Founder Holders Forfeiture Agreement, pursuant to which, among other things, the Founders have agreed to forfeit for no consideration up to 1,035,000 Class A Shares (which Class A Shares are issued immediately prior to the Closing upon the automatic conversion of the Class B Shares held by the Founders), in the aggregate, to the extent that the Minimum Cash (as defined in the Business Combination Agreement) is less than $415,000,000, as more fully described in the Founder Holders Forfeiture Agreement.

Founder Holders Consent Letter

Concurrently with the execution of the Business Combination Agreement, the Founders, NewCo and dMY entered into the Founder Holders Consent Letter, pursuant to which, among other things, the Founders have agreed to waive any and all anti-dilution rights described in the Current Charter with respect to Class A Shares held by the Founders (which Class A Shares are issued immediately prior to the Closing upon the automatic conversion of the Class B Shares held by the Founders), as more fully described in the Founder Holders Consent Letter.

Investor Rights Agreement

At the Closing, dMY, the Founders, Maven TopHoldings SARL (“Maven”), certain shareholders who are officers and employees of the Target Companies (“Management”), certain other existing shareholders of TopCo (the “Co-Investors” and, together with Maven and Management, the “Sellers”) and NewCo will enter into an Investor Rights Agreement (the “Investor Rights Agreement”), pursuant to which, among other things, (i) dMY and the Founders will agree to terminate the Registration Rights Agreement, dated as of August 13, 2020, entered into in connection with the IPO; (ii) NewCo will provide certain registration rights for the NewCo ordinary shares and warrants held by the parties to the Investor Rights Agreement; (iii) at the Closing, the Sponsor will be entitled to designate two directors of NewCo, the Sellers will be entitled to designate six directors of NewCo, and the Chief Executive Officer of NewCo will be a director of NewCo; and (iv) Management, the Founders, Maven and the Co-Investors will agree not to transfer, sell, assign or otherwise dispose of the NewCo ordinary shares held by such person as of the Closing Date for 12 months following the Closing (with respect to Management and the Founders) and 6 months following the Closing (with respect to Maven and the Co-Investors), in each case, subject to certain exceptions and as more fully described in the Investor Rights Agreement.

Transaction Support Agreements

Concurrently with the execution of the Business Combination Agreement, NewCo, TopCo, dMY and the TopCo shareholders party thereto (the “TSA Shareholders”) entered into Transaction Support Agreements (the “TSAs”), pursuant to which, among other things, the TSA Shareholders agreed to vote their outstanding shares of TopCo at any meeting of TopCo’s shareholders in favor of the transactions contemplated by the Business Combination Agreement and provided a power of attorney to Maven to take certain actions in connection with the transactions contemplated by the Business Combination Agreement on behalf of such shareholders. The TSAs also set out a summary of the terms on which the holders of Restricted Shares will hold such Restricted Shares, which will be set out more fully in the Galileo NewCo Limited 2021 Restricted Share Plan and the Form of Restricted Share Agreement under the Galileo NewCo Limited 2021 Restricted Share Plan.

Subscription Agreements

Concurrently with the execution of the Business Combination Agreement, NewCo and dMY entered into certain subscription agreements, each dated October 27, 2020 (the “Subscription Agreements”), with a number of accredited and institutional investors (the “PIPE Investors”), pursuant to which such PIPE Investors have subscribed to purchase an aggregate of 33,000,000 NewCo ordinary shares (together, the “Subscriptions”), for a purchase price of $10.00 per share, for an aggregate purchase price of $330,000,000, to be issued immediately prior to or substantially concurrently with the Closing (the “PIPE Investment”). The obligations of each party to the Subscription Agreements to consummate the Subscriptions are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Business Combination Agreement. The NewCo ordinary shares to be issued in connection with the Subscription Agreements and the transactions contemplated thereby will not be registered under the Securities Act and will be issued in reliance upon the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The questions and answers below highlight only selected information from this proxy statement/prospectus and only briefly address some commonly asked questions about the special meeting and the proposals to be presented at the special meeting, including with respect to the Business Combination. The following questions and answers do not include all the information that is important to dMY stockholders. Stockholders are urged to read carefully this entire proxy statement/prospectus, including the Annexes and the other documents referred to herein, to fully understand the Business Combination and the voting procedures for the special meeting.

Q.	Why am I receiving this proxy statement/prospectus?

A.

dMY and the Sellers have agreed to a business combination under the terms of the Business Combination Agreement that is described in this proxy statement/prospectus. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A, and dMY encourages its stockholders to read it in its entirety. dMY’s stockholders are being asked to consider and vote upon a proposal to adopt the Business Combination Agreement. See the sections entitled “The Business Combination Proposal” and “The Business Combination Agreement.”

Consummation of the Business Combination Proposal requires the approval of holders of at least a majority of the Class A Shares and Class B Shares that are voted in person (which would include presence at the virtual special meeting) or by proxy at the special meeting. Additionally, dMY must provide all holders of public shares with the opportunity to have their public shares redeemed in connection with its initial business combination. Holders who wish to exercise their redemption rights must, prior to 10:00 AM, Eastern Time, on April 14, 2021 (two business days prior to the vote at the special meeting): (i) submit a written request to the Transfer Agent that dMY redeem their public shares for cash and (ii) deliver their public shares to the Transfer Agent physically or electronically using the Depository Trust Company’s (“DTC”) Deposit and Withdrawal at Custodian (“DWAC”) system.

YOUR VOTE IS IMPORTANT. STOCKHOLDERS ARE URGED TO SUBMIT THEIR PROXIES AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS.

Q.	Are there any other matters being presented to stockholders at the special meeting?

A.

In addition to voting on the Business Combination, the stockholders of dMY will vote to adjourn the special meeting to a later date or dates to permit further solicitation and vote of proxies if dMY is unable to consummate the Business Combination. See the section entitled “The Adjournment Proposal.”

dMY will hold the special meeting to consider and vote upon this proposal. This proxy statement/prospectus contains important information about the Business Combination and the other matters to be acted upon at the special meeting. Stockholders should read it carefully.

Consummation of the Business Combination is conditional on approval of the Business Combination Proposal.

Q.	I am a holder of dMY public shares. Why am I receiving this proxy statement/prospectus?

A.

Upon consummation of the Business Combination, and without any action on the part of any party or any other person, in consideration for the acquisition of all of the issued and outstanding dMY Class A Shares (as a result of the Business Combination), NewCo will issue one NewCo ordinary share for each dMY Class A Share acquired by virtue of the Business Combination (the “Merger Consideration”). Immediately following the Closing, it is expected that the dMY public shareholders will own approximately 16.5% of NewCo’s ordinary shares outstanding at that time, without giving effect to any dilutive instruments, such as the exercise of the dMY Warrants. This proxy statement/prospectus includes important information about

NewCo and the business of NewCo and its subsidiaries following consummation of the Business Combination. dMY urges you to read the information contained in this proxy statement/prospectus carefully.

Q.	I am a dMY warrant holder. Why am I receiving this proxy statement/prospectus?

A.

Upon consummation of the Business Combination, the dMY warrants will, by their terms, be assumed by NewCo and thereby entitle the holders to purchase NewCo ordinary shares (and not dMY) at a purchase price of $11.50 per share. This proxy statement/prospectus includes important information about NewCo and the business of NewCo and its subsidiaries following consummation of the Business Combination. dMY urges you to read the information contained in this proxy statement/prospectus carefully.

Q.	Why is dMY proposing the Business Combination?

A.	dMY is a blank check company formed to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

On August 18, 2020, dMY completed its IPO of units, with each unit consisting of one Class A Share and one-third of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one Class A Share at a price of $11.50 per share, raising total gross proceeds of approximately $276,000,000. Since the IPO, dMY’s activity has been limited to the evaluation of business combination target companies.

The prospectus for dMY’s IPO provided the general criteria and guidelines that dMY intended to use to evaluate potential acquisition targets. Based on its due diligence investigations of NewCo and the industry in which it operates, dMY believes that NewCo generally meets such criteria and guidelines. For more information, see the section entitled “The Business Combination Proposal — The Board’s Reasons for the Approval of the Business Combination.”

Q.	Did the Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A.

The Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. The officers and directors of dMY and dMY’s advisors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of dMY’s financial advisors, enabled them to make the necessary analyses and determinations regarding the Business Combination. In addition, dMY’s officers and directors and dMY’s advisors have substantial experience with mergers and acquisitions. Accordingly, investors will be relying solely on the judgment of the Board and dMY’s advisors in valuing TopCo’s business.

Q.	Do I have redemption rights?

A.

If you are a holder of public shares, you have the right to demand that dMY redeem such shares for a pro rata portion of the cash held in dMY’s trust account, including interest earned on the trust account. dMY sometimes refers to these rights to demand redemption of the public shares as “redemption rights.” dMY’s initial stockholders entered into a letter agreement, pursuant to which they have agreed to waive their redemption rights with respect to their Founder Shares and public shares in connection with the completion of a business combination.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group, will be restricted from seeking redemption with respect to more than 20% of the issued and outstanding public shares. Accordingly, all public shares in excess of 20% held by a stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group” (as contemplated under Section 13 of the Exchange Act), will not be redeemed.

Additionally, dMY’s Current Charter provides that dMY may not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 (such that dMY is not subject to the SEC’s “penny stock” rules). The Closing is subject to certain customary conditions, including, among other things, that (i) the Minimum Cash Condition has been satisfied and (ii) dMY’s stockholders approve the Business Combination Proposal. Consequently, if accepting all properly submitted redemption requests would cause dMY’s net tangible assets to be less than $5,000,0001 as described above or make dMY unable to satisfy the Minimum Cash Condition, the Business Combination may not be consummated.

Q.	Will my ability to exercise redemption rights be impacted by how I vote on the Business Combination Proposal?

A.

No. You may exercise your redemption rights irrespective of whether you vote your public shares for or against the Business Combination Proposal or any other proposal described by this proxy statement/prospectus. As a result, the Business Combination Agreement can be approved by stockholders who will redeem their public shares and no longer remain stockholders, leaving stockholders who choose not to redeem their public shares holding shares in a company with a less liquid trading market, fewer stockholders, less cash and the potential inability to meet the listing standards of NYSE.

Q.	How do I exercise my redemption rights?

A.

If you are a holder of public shares or units and wish to exercise your redemption rights, you must, (i) if you hold your public shares through units, elect to separate your units into the underlying public shares and warrants and (ii) prior to 10:00 AM, Eastern Time, on April 14, 2021, (A) submit a written request to the Transfer Agent that dMY redeem your public shares for cash and (B) deliver your public shares to the Transfer Agent physically or electronically using the DTC’s DWAC System. Any holder of public shares will be entitled to demand that such holder’s public shares be redeemed for a full pro rata portion of the amount then in the trust account, including interest earned on the trust account (which, for illustrative purposes, was approximately $276,127,156, or $10.00 per public share, as of March 22, 2021). Such amount, less any owed but unpaid taxes on the funds in the trust account, will be paid promptly upon consummation of the Business Combination.

Any request for redemption, once made by a holder of public shares, may be withdrawn at any time up to the deadline for submitting redemption requests and thereafter, with dMY’s consent, until the Closing. If you deliver your public shares for redemption to the Transfer Agent and later decide to withdraw such request prior to the deadline for submitting redemption requests, you may request that the Transfer Agent return the shares (physically or electronically). You may make such request by contacting the Transfer Agent at the address listed at the end of this section.

Any corrected or changed proxy card or written demand of redemption rights must be received by the Transfer Agent prior to the vote taken on the Business Combination Proposal at the special meeting. No demand for redemption will be honored unless the holder’s public shares have been delivered (either physically or electronically) to the Transfer Agent prior to the deadline for submitting redemption requests.

If the redemption demand is properly made as described above, then, if the Business Combination is consummated, dMY will redeem these public shares for a pro rata portion of funds deposited in the trust account. If you exercise your redemption rights, then you will be exchanging your public shares for cash and will not be entitled to NewCo ordinary shares upon consummation of the Business Combination.

If you are a holder of public shares and you exercise your redemption rights, it will not result in the loss of any warrants that you may hold. Your warrants will become exercisable to purchase NewCo ordinary shares in lieu of Class A Shares for a purchase price of $11.50 per share upon consummation of the Business Combination.

Q.	What are the U.S. federal income tax consequences of exercising my redemption rights?

A.

Whether the redemption is subject to U.S. federal income tax depends on the particular facts and circumstances. Please see the section entitled “The Business Combination Proposal — Material Tax Consideration — Material U.S. Federal Income Tax Considerations.” We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q.	What are the U.S. federal income tax consequences as a result of the Business Combination?

A.

Subject to the limitations and qualifications described in “The Business Combination Proposal — Material Tax Consideration — Material U.S. Federal Income Tax Considerations —U.S. Federal Income Taxation of U.S. Holders — Tax Consequences to U.S. Holders of the dMY Merger” below, the Business Combination is generally intended to be tax-deferred to U.S. Holders and Non-U.S. Holders (as defined in “The Business Combination Proposal — Material Tax Considerations — Material U.S. Federal Income Tax Considerations”) of Class A Shares and public warrants for U.S. federal income tax purposes, except to the extent that such U.S. Holders and Non-U.S. Holders of Class A Shares receive cash pursuant to the exercise of redemption rights.

Section 367(a) of the U.S. Tax Code and the Treasury Regulations promulgated thereunder, in certain circumstances, may impose additional requirements for certain U.S. Holders to qualify for tax-deferred treatment with respect to the exchange of Class A Shares and/or the assumption of public warrants by NewCo in the Business Combination.

The tax consequences of the Business Combination are complex and will depend on your particular circumstances. For a more complete discussion of the U.S. federal income tax considerations of the Business Combination, including the application of Section 367(a) of the U.S. Tax Code, see the sections entitled “The Business Combination Proposal — Material Tax Consideration — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders — Tax Consequences to U.S. Holders of the dMY Merger”, “The Business Combination Proposal Material Tax Considerations — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders — Additional Requirements for Tax Deferral” and “The Business Combination Proposal — Material Tax Considerations — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of Non-U.S. Holders — Tax Consequences to Non-U.S. Holders of the dMY Merger.” If you are a U.S. Holder whose Class A Shares are exchanged, or whose public warrants are assumed by NewCo, in the Business Combination, you are urged to consult your tax advisor to determine the tax consequences thereof.

The summary above is qualified in its entirety by the more detailed discussion provided in the section entitled “The Business Combination Proposal Material Tax Considerations — Material U.S. Federal Income Tax Considerations.”

Q.	Do I have appraisal rights if I object to the proposed Business Combination?

A.	No. Neither our stockholders nor our warrant holders have appraisal rights in connection with the Business Combination under the DGCL.

Q.	What happens to the funds deposited in the trust account after consummation of the Business Combination?

A.

Upon consummation of the IPO, dMY deposited $276,000,000 in the trust account. Upon consummation of the Business Combination, the funds in the trust account will be used to pay holders of the public shares who properly exercise redemption rights or to fund NewCo’s or its subsidiaries’ working capital, growth and general corporate purposes, to pay fees and expenses incurred in connection with the Business Combination (including aggregate fees of $9,660,000 as deferred underwriting commissions), to repay certain loans granted by Topco, Midco and other direct and indirect subsidiaries of Topco, to make certain preference share payments to certain TopCo shareholders and to pay for the TopCo Redemption.

Q.	What happens if the Business Combination is not consummated?

A.	If dMY does not complete the Business Combination for whatever reason, dMY would search for another target business with which to complete a Business Combination. If dMY does not complete an initial business combination by August 18, 2022, dMY must redeem 100% of the outstanding public shares, at a per share price, payable in cash, equal to the amount then held in the trust account, including interest earned on the funds held in the trust account and not previously released to dMY (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of outstanding public shares. The Founders have no redemption rights in respect of their Class A Shares contained in the private placement warrants or their Class B Shares in the event a business combination is not effected in the required time period, and, accordingly, such shares will be worthless. Additionally, in the event of such liquidation, there will be no distribution with respect to dMY’s outstanding warrants. Accordingly, the warrants will expire worthless.

Q.	How do the Founders intend to vote on the proposals?

A.

Pursuant to the terms of the letter agreement entered into at the time of the IPO, the Founders agreed to vote their Founder Shares, and any public shares purchased by them, in favor of the Business Combination Proposal. As of the date of this proxy statement/prospectus, the Founders own an aggregate of 6,900,000 shares of dMY common stock, which, in the aggregate, represents 20% of dMY’s total outstanding shares on the date of this proxy statement/prospectus.

Q.	When do you expect the Business Combination to be completed?

A.

It is currently anticipated that the Business Combination will be consummated as soon as practicable following the special meeting which is set for 10:00 AM, Eastern Time, on April 16, 2021; however, such meeting could be adjourned, as described above. For a description of the conditions to the completion of the Business Combination, see the section entitled “The Business Combination Agreement — Conditions to the Closing of the Business Combination.”

Q:	Can dMY waive the conditions to the consummation of the Business Combination?

A:

dMY may agree to waive, in whole or in part, one or more of the conditions to dMY’s obligations to complete the Business Combination, to the extent permitted by dMY’s Current Charter and bylaws and applicable laws. dMY may not waive the condition that dMY public stockholders approve the Business Combination Proposal. See the section entitled “The Business Combination Agreement — Conditions to the Closing of the Business Combination.”

Q:	Following the Business Combination, will dMY’s securities continue to trade on a stock exchange?

A:

No. dMY anticipates that, following consummation of the Business Combination, the dMY units will automatically separate into their component parts, the Class A Shares will be delisted from the NYSE, the dMY warrants will automatically convert into warrants exercisable for an equivalent number of NewCo ordinary shares and dMY will deregister its Class A Shares under the Exchange Act. However, NewCo intends to apply to list the NewCo ordinary shares and warrants on the NYSE under the symbols “GENI” and “GENI WS,” respectively, upon the Closing.

Q.	What impact will the COVID-19 pandemic have on the Business Combination?

A.

Given the ongoing and dynamic nature of the circumstances, it is difficult to predict the impact of the COVID-19 pandemic on the businesses of dMY, TopCo and NewCo, and there is no guarantee that efforts by dMY, TopCo and NewCo to address the adverse impacts of COVID-19 will be effective. The extent of such impact will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and actions taken to contain COVID-19 or its impact, among others. In the event of any business disruption, if dMY or the Target Companies are unable to recover on a timely basis, the Business Combination and NewCo’s business, financial condition and results of operations following the completion of the Business Combination may be adversely affected. The Business Combination may also be delayed and adversely affected by COVID-19 and become more costly. Each of dMY, TopCo and NewCo may also incur additional costs to remedy damages caused by any disruptions, which could adversely affect their respective financial condition and results of operations.

Q.	What do I need to do now?

A.

dMY urges you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the Business Combination will affect you as a stockholder and/or warrant holder of dMY. Stockholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q.	How do I vote?

A.

The special meeting will be held via live webcast at 10:00 AM, Eastern Time, on April 16, 2021. The special meeting can be accessed by visiting https://www.cstproxy.com/dmytechnologyii/sm2021, where you will be able to listen to the special meeting live and vote during the special meeting. Please note that you will only be able to access the special meeting by means of remote communication.

If you are a holder of record of shares of common stock on the record date, you may vote at the special meeting or by submitting a proxy for the special meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. Any stockholder wishing to attend the virtual meeting should register for the special meeting by April 13, 2021. To register for the special meeting, please follow these instructions as applicable to the nature of your ownership of common stock:

•

If your shares are registered in your name with Continental Stock Transfer & Trust Company and you wish to attend the virtual meeting, go to https://www.cstproxy.com/dmytechnologyii/sm2021, enter the 12-digit control number included on your proxy card or notice of the special meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the special meeting you will need to log back into the special meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

•

Beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the virtual meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the special meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Continental Stock Transfer & Trust Company at least five business days prior to the special meeting date in order to ensure access.

Q.	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.

No. Your broker, bank or nominee cannot vote your shares unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q.	What constitutes a quorum?

A.

A quorum of our stockholders is necessary to hold a valid meeting. The presence, in person (which would include presence at the virtual special meeting) or by proxy, of stockholders holding a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting constitutes a quorum at the special meeting. In the absence of a quorum, the chairperson of the special meeting has the power to adjourn the special meeting. There are currently 34,500,000 shares of common stock outstanding, and therefore, as of the record date for the special meeting, 17,250,001 shares of dMY common stock would be required to achieve a quorum.

Q.	What vote is required to approve each proposal at the special meeting?

A.	The following votes are required for each proposal at the special meeting:

•

Business Combination Proposal: Approval of the Business Combination Proposal requires the affirmative vote of holders of a majority of the outstanding votes cast by holders of the shares of Class A common stock and Class B common stock present in person (which would include presence at the virtual special meeting) or by proxy at the special meeting and entitled to vote thereon, voting as a single class.

•

Adjournment Proposal: Approval of the Adjournment Proposal requires the affirmative vote of the holders of at least a majority of the votes cast by holders of the shares of Class A common stock and Class B common stock present in person (which would include presence at the virtual special meeting) or by proxy at the special meeting and entitled to vote thereon, voting as a single class.

Q.	What happens if I sell my dMY Class A Shares before the special meeting?

A.

The record date for the special meeting is earlier than the date of the special meeting and earlier than the date that the Business Combination is expected to be completed. If you transfer your dMY Class A Shares after the applicable record date, but before the special meeting, unless you grant a proxy to the transferee, you will retain your right to vote at the special meeting.

Q.	May I change my vote after I have mailed my signed proxy card?

A.

Yes. Stockholders may send a later-dated, signed proxy card to the Transfer Agent at the address set forth at the end of this section, so that it is received prior to the vote at the special meeting, or attend the special meeting in person (which would include presence at the virtual special meeting) and vote. Stockholders also may revoke their proxy by sending a notice of revocation to dMY’s Chief Executive Officer, which must be received prior to the vote at the special meeting. However, if your shares are held in “street name” by your broker, bank or another nominee, you must contact your broker, bank or other nominee to change your vote.

Q.	What happens if I fail to take any action with respect to the special meeting?

A.

If you fail to take any action with respect to the special meeting and the Business Combination is approved by stockholders and consummated, you will become a shareholder of NewCo and/or your dMY warrants will be assumed by NewCo and will entitle you to purchase NewCo ordinary shares on the same terms as your dMY warrants. However, if you fail to take any action with respect to the special meeting, you will nonetheless be able to elect to redeem your public shares in connection with the Business Combination, provided you follow the instructions in this proxy statement for redeeming your shares. If you fail to take any action with respect to the special meeting and the Business Combination Proposal is not approved, you will continue to be a stockholder and/or warrant holder of dMY.

Q.	What should I do with my share and/or warrants certificates?

A.

Those stockholders who do not elect to have their Class A Shares redeemed for their pro rata share of the funds in the trust account should not submit their share certificates now. After the consummation of the Business Combination, NewCo will send instructions to dMY stockholders regarding the exchange of their

Class A Shares for NewCo ordinary shares. dMY stockholders who exercise their redemption rights must deliver their share certificates to the Transfer Agent (either physically or electronically) prior to the deadline for submitting redemption requests described above.

Upon consummation of the Business Combination, the dMY warrants, by their terms, will be assumed by NewCo and thereby entitle holders to purchase NewCo ordinary shares (and not dMY common stock) on the same terms as your dMY warrants. Therefore, warrant holders need not deliver their dMY warrants to dMY or NewCo at that time.

Q.	What should I do if I receive more than one set of voting materials?

A.

Stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your shares of common stock.

Q. Who	can help answer my questions?

A.	If you have questions about the Business Combination or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card you should contact:

dMY Technology Group, Inc. II

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

Tel: (702) 781-4313

Email: IR@dmytechnology.com

or:

Morrow Sodali LLC

470 West Avenue, Suite 3000

Stamford, Connecticut 06902

Tel: (800) 662-5200

Banks and brokers call collect: (203) 658-9400

E-mail: DMYD.info@investor.morrowsodali.com

You may also obtain additional information about dMY from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.” If you are a holder of public shares and you intend to seek redemption of your public shares, you will need to deliver your public shares (either physically or electronically) to the Transfer Agent at the address below prior to the vote at the special meeting. If you have questions regarding the certification of your position or delivery of your shares, please contact:

Continental Stock Transfer & Trust Company

1 State Street 30th Floor

New York, New York 10004

Tel: (212) 509-4000

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the special meeting, including the business combination, you should read this entire document carefully, including the Business Combination Agreement attached as Annex A to this proxy statement/prospectus. The Business Combination Agreement is the legal document that governs the Business Combination and is also described in detail in this proxy statement/prospectus in the section entitled “The Business Combination Agreement.”

The Parties

dMY

dMY is a blank check company incorporated to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. dMY was incorporated on June 18, 2020 as a Delaware corporation.

On August 18, 2020, dMY closed its IPO of 27,600,000 units, including the exercise of the over-allotment option to the extent of 3,600,000 units. Each unit consists of one Class A Share and one-third of one redeemable warrant, with each warrant entitling the holder thereof to purchase one Class A Share at a purchase price of $11.50 per share commencing upon the later of (i) 30 days after dMY’s completion of a business combination and (ii) August 18, 2021. The units in the IPO were sold at an offering price of $10.00 per unit, generating total gross proceeds of $276,000,000. Simultaneously with the consummation of the IPO, dMY consummated the private placement of the private placement warrants, generating total gross proceeds of $7,520,000. A total of $276,000,000 was deposited into the trust account and the remaining net proceeds of the offerings became available to be used as working capital to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. The IPO was conducted pursuant to a registration statement on Form S-l (Reg. No. 333-239508) that became effective on August 13, 2020. As of March 22, 2021, there was $276,127,156 held in the trust account.

dMY’s units, Class A Shares and warrants are currently listed on the NYSE under the symbols “DMYD.U,” “DMYD” and “DMYD WS,” respectively.

The mailing address of dMY’s principal executive offices is 1180 North Town Center Drive, Suite 100, Las Vegas, Nevada 89144. After the consummation of the Business Combination, its principal executive offices will be that of NewCo.

Genius Sports Group Limited

Genius is a B2B provider of scalable, technology-led products and services to the sports, sports betting and sports media industries. Genius is a fast-growing business with significant scale, distribution and an expanding addressable market and opportunity.

Genius’ mission is to be the official data, technology and commercial partner that powers the global ecosystem connecting sports, betting and media. In doing so, the Company creates engaging and immersive fan experiences while simultaneously providing sports leagues with reliable and sustainable revenue streams. See “Business of Genius — Products and Business Model.”

Genius was co-founded by the current Chief Executive Officer, Mark Locke, as a software company which specialized in aggregating sports betting data. It then evolved into providing outsourced oddsmaking solutions to sportsbooks. The Company then expanded into a software provider to sports and media technology companies and, in 2015, Genius Sports Group was formed.

The mailing address of Genius’ principal executive officers is 9th Floor, 10 Bloomsbury Way, London, WC1A 2SL

Sponsor

The Sponsor is a Delaware limited liability company that is owned and controlled by members of our management team. The Sponsor owns 6,825,000 Class B Shares and 5,013,333 warrants to purchase our Class A Shares. For a description of our Sponsor’s interests in the business combination, see “— Interests of dMY’s Directors and Officers in the Business Combination.”

NewCo

NewCo was formed solely for the purpose of effectuating the Business Combination. NewCo was incorporated on October 21, 2020 under the laws of Guernsey as a non-cellular company limited by shares. NewCo owns no material assets and does not operate any business.

The mailing address of NewCo’s principal executive office is 33 Jermyn Street, St. James’s, London SW1Y 6DN, United Kingdom. After the consummation of the Business Combination, its principal executive offices will be Genius Sports Group, 9th Floor, 10 Bloomsbury Way, London, WC1A 2SL.

TopCo

TopCo was formed on July 18, 2018 as a non-cellular company limited by shares under the laws of Guernsey in connection with the investment by the Apax Funds in Genius Sports Group Limited (the “Apax Investment”).

The mailing address of TopCo’s principal executive offices is 33 Jermyn Street, St. James’s, London SW1Y 6DN, United Kingdom. After the consummation of the Business Combination, its principal executive offices will be that of NewCo.

MidCo

MidCo is a wholly owned subsidiary of TopCo and was formed on July 18, 2018 as a private company limited by shares under the laws of England and Wales in connection with the Apax Investment.

The mailing address of MidCo’s principal executive offices is 33 Jermyn Street, St. James’s, London SW1Y 6DN, United Kingdom. After the consummation of the Business Combination, its principal executive offices will be that of NewCo.

Merger Sub

Merger Sub is a wholly owned subsidiary of NewCo and was formed solely for the purpose of effectuating the Business Combination. Merger Sub was incorporated on October 20, 2020 under the laws of Delaware as a corporation. Merger Sub owns no material assets and does not operate any business.

The mailing address of Merger Sub’s principal executive offices is 33 Jermyn Street, St. James’s, London SW1Y 6DN, United Kingdom. After the consummation of the Business Combination, Merger Sub will cease to exist as a separate legal entity.

Emerging Growth Company

Each of dMY and NewCo is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, each of dMY and NewCo is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved (to the extent applicable to a foreign private issuer in NewCo’s case). If some investors find NewCo’s securities less attractive as a result, there may be a less active trading market for NewCo’s securities and the prices of NewCo’s securities may be more volatile.

NewCo will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (i) following the fifth anniversary of the closing of dMY’s IPO, (ii) in which it has total annual gross revenues of at least $1.07 billion or (iii) in which it is deemed to be a large accelerated filer, which means the market value of its ordinary shares that are held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which it has issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

The Business Combination Proposal

Overview of the Business Combination Agreement

Pursuant to the Business Combination Agreement, prior to the Closing, TopCo will undergo the Reorganization wherein all existing classes of shares of TopCo (except for (i) certain preference shares of TopCo which will be redeemed in the TopCo Redemption and (ii) certain shares of TopCo, which will be contributed to NewCo in exchange for an amount equal to the Catch-Up Payment) will be contributed to NewCo in exchange for newly issued NewCo ordinary shares. As described in the Business Combination Agreement, solely with respect to the shares of TopCo that are unvested prior to the Reorganization and provided that the holders of such shares have executed and delivered support agreements agreeing to the vesting and restriction provisions therein, such shares shall be exchanged for NewCo ordinary shares but shall be subject to the vesting and restrictions as set forth therein. Following the Reorganization, upon the Closing, the shareholders of TopCo will hold: (1) that number of NewCo ordinary shares equal to the quotient obtained by dividing (i) $1,400,000,000, less the amount needed to repay certain loans granted by Topco, Midco and other direct and indirect subsidiaries of Topco, less the amount used to pay for the TopCo Redemption, less an amount equal to the Catch-Up Payment and less the amount, if any, to repurchase certain NewCo ordinary shares, in each case, in accordance with the terms of the Business Combination Agreement, by (ii) $10.00, and (2) up to 11,618,401 Restricted Shares issued pursuant to the terms and conditions of the Reorganization as set forth in the Business Combination Agreement. See the section entitled “The Business Combination Agreement.”

In addition, (a) effective as of immediately prior to the Closing, each issued and outstanding Class B Share will convert automatically on a one-for-one basis into a Class A Share; and (b) on the date of Closing, Merger Sub will merge with and into dMY, with dMY continuing as the surviving company, as a result of which (i) dMY will become a wholly-owned subsidiary of NewCo; (ii) each issued and outstanding unit of dMY, consisting of one Class A Share and one-third of one dMY Warrant, shall be automatically detached; (iii) in consideration for the acquisition of all of the issued and outstanding Class A Shares of dMY (as a result of the Business Combination), NewCo will issue one NewCo ordinary share for each dMY Class A Share acquired by virtue of the Business Combination; (iv) each issued and outstanding dMY warrant to purchase a Class A Share will become exercisable for one NewCo ordinary share; and (v) NewCo will change its name to Genius Sports Limited. Accordingly, at the Closing, the dMY public shareholders will hold approximately 16.5% of the issued and outstanding NewCo ordinary shares, the Founders will hold approximately 4.1% of the issued and outstanding NewCo ordinary shares and the Sellers will hold approximately 59.7% of the issued and outstanding NewCo ordinary shares (assuming no public shares are redeemed as described in this proxy statement/prospectus). For more information about the Business Combination, please see the sections titled “The Business Combination Proposal” and “The Business Combination Agreement.” A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A.

Consideration to be Received in the Business Combination

The aggregate consideration to be received by the Pre-Closing Holders at the Closing (after implementing the steps set forth below in the subsection titled “—Closing Date Cash Payments and Uses,” including in exchange of all debt and equity securities of TopCo (including pursuant to the TopCo Redemption) will consist of: (i) one billion four hundred million dollars ($1,400,000,000) (the “TopCo Equity Value”) apportioned in the following manner between cash and ordinary shares of NewCo, par value $0.01 (the ordinary shares of NewCo excluding the Restricted Shares, the “NewCo Common Shares”): (x) cash in an amount equal to the sum of (I) the Shareholder Debt and Preference Share Repayments (as defined in the Business Combination Agreement) to be distributed per the steps set forth in the section titled “The Business Combination Agreement—Consideration to be Received in the Business Combination—Closing Date Cash Payments and Uses” and (II) cash in an amount, if any, used to repurchase NewCo Common Shares in accordance with the steps set forth in the section titled “The Business Combination Agreement—Consideration to be Received in the Business Combination—Closing Date Cash Payments and Uses” (the foregoing amount under this clause (x), the “Aggregate Cash Consideration”) and (y) a number of NewCo Common Shares equal to the quotient obtained by dividing (1) the TopCo Equity Value minus the Aggregate Cash Consideration by (2) $10.00 and (ii) up to 11,618,401 Restricted Shares issued pursuant to the terms and conditions of the Reorganization as set forth in the Business Combination Agreement.

Management and Board of Directors Following the Business Combination

Effective as of the Closing, the board of directors of NewCo will consist of seven members, including Mark Locke, Albert Costa Centena, Gabriele Cipparrone, Niccolo de Massi, Harry L. You, Daniel Burns, and Roxana Mirica. NewCo expects to add two additional members to the board prior to, at or following the Closing. See the section titled “Information About Management, Directors and Nominees” for additional information.

Founder Holders Forfeiture Agreement

Concurrently with the execution of the Business Combination Agreement, the Founders, NewCo and dMY entered into the Founder Holders Forfeiture Agreement, pursuant to which, among other things, the Founders have agreed to forfeit for no consideration up to 1,035,000 Class A Shares (which Class A Shares are issued immediately prior to the Closing upon the automatic conversion of the Class B Shares held by the Founders), in the aggregate, to the extent that the Minimum Cash (as defined in the Business Combination Agreement) will be less than $415,000,000, as more fully described in the Founder Holders Forfeiture Agreement.

Founder Holders Consent Letter

Concurrently with the execution of the Business Combination Agreement, the Founders, NewCo and dMY entered into the Founder Holders Consent Letter, pursuant to which, among other things, the Founders have agreed to waive any and all anti-dilution rights described in the Current Charter with respect to Class A Shares held by the Founders (which Class A Shares are issued immediately prior to the Closing upon the automatic conversion of the Class B Shares held by the Founders), as more fully described in the Founder Holders Consent Letter.

Investor Rights Agreement

At the Closing, dMY, the Founders, the Sellers and NewCo will enter into an Investor Rights Agreement, pursuant to which, among other things, (i) dMY and the Founders will agree to terminate the Registration Rights Agreement, dated as of August 13, 2020, entered into in connection with the IPO; (ii) NewCo will provide certain registration rights for the NewCo ordinary shares and warrants held by the parties to the Investor Rights Agreement; (iii) at the Closing, the Sponsor will be entitled to designate two directors of NewCo, the Sellers will be entitled to designate six directors of NewCo, and the Chief Executive Officer of NewCo will be a director of NewCo; and (iv) Management, the Founders, Maven and the Co-Investors will agree not to transfer, sell, assign or otherwise dispose of the NewCo ordinary shares held by such person as of the Closing Date for 12 months following the Closing (with respect to Management and the Founders) and 6 months following the Closing (with respect to Maven and the Co-Investors), in each case subject to certain exceptions and as more fully described in the Investor Rights Agreement.

Transaction Support Agreements

Concurrently with the execution of the Business Combination Agreement, NewCo, TopCo, dMY and the TSA Shareholders entered into the Transaction Support Agreements, pursuant to which, among other things, the TSA Shareholders agreed to vote their outstanding shares of TopCo at any meeting of TopCo in favor of the transactions contemplated by the Business Combination Agreement and provided a power of attorney to Maven to take certain actions in connection with the transactions contemplated by the Business Combination Agreement on behalf of such shareholders. The TSAs also set out a summary of the terms on which the holders of Restricted Shares will hold such Restricted Shares, which will be set out more fully in the Galileo NewCo Limited 2021 Restricted Share Plan and the Form of Restricted Share Agreement under the Galileo NewCo Limited 2021 Restricted Share Plan.

Subscription Agreements

Concurrently with the execution of the Business Combination Agreement, NewCo and dMY entered into the Subscription Agreements, with certain accredited and institutional investors, pursuant to which such investors have subscribed to purchase an aggregate of 33,000,000 NewCo ordinary shares, for a purchase price of $10.00 per share, for an aggregate purchase price of $330,000,000, to be issued immediately prior to or substantially concurrently with the Closing. The obligations of each party to the Subscription Agreements to consummate the Subscriptions are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Business Combination Agreement. The NewCo ordinary shares to be issued in connection with the Subscription Agreements and the transactions contemplated thereby will not be registered under the Securities Act and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Additional Matters Being Voted On

The Adjournment Proposal

If dMY is unable to consummate the Business Combination, the Board may submit a proposal to adjourn the special meeting to a later date or dates, if necessary. See the section entitled “The Adjournment Proposal.”

Equity Ownership Upon Closing

As of the date of this proxy statement/prospectus, there are 34,500,000 shares of dMY common stock outstanding, comprised of 27,600,000 Class A Shares and 6,900,000 Class B Shares, of which our Sponsor owns 6,825,000 Class B Shares and each of Darla Anderson, Francesca Luthi and Charles E. Wert owns 25,000 Class B Shares. At Closing, each currently issued and outstanding Class B Share will convert into a Class A Share in accordance with the terms of the Current Charter and the Founder Holders Consent Letter.

We anticipate that, upon completion of the Business Combination, the voting interests in NewCo will be as set forth in the table below.

	Assuming No Redemptions of Public Shares	Assuming Maximum Redemptions of Public Shares(1)
dMY’s Public Stockholders	16.5%	—%
Founders	4.1%	3.7%
Sellers	59.7%	75.8%
PIPE Investors	19.7%	20.6%

(1)

Pursuant to the Founder Holders Forfeiture Agreement, the Founders have agreed to forfeit for no consideration up to 1,035,000 Class A Shares (which Class A Shares are issued immediately prior to the Closing upon the automatic conversion of the Class B Shares held by the Founders), in the aggregate, to the extent that the Minimum Cash will be less than $415,000,000, as more fully described in the Founder Holders Forfeiture Agreement.

The voting percentages set forth above were calculated based on the amounts set forth in the sources and uses table in “— Sources and Uses of Proceeds for the Business Combination” and do not take into account (i) warrants that will remain outstanding immediately following the Business Combination and may be exercised thereafter (commencing upon the later to occur of 12 months from the closing of the IPO (i.e., August 18, 2021) and 30 days after the Closing) or (ii) up to 11,618,401 Restricted Shares issued pursuant to the terms and conditions of the Reorganization as set forth in the Business Combination Agreement, but does include the Class B Shares, which at Closing will convert on a one-for-one basis into 6,900,000 Class A Shares. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements.”

If the actual facts are different than the assumptions set forth above, the voting percentages set forth above will be different. For example, there are currently outstanding an aggregate of 14,213,333 warrants to acquire Class A Shares, which are comprised of 5,013,333 private placement warrants held by our initial stockholders and 9,200,000 public warrants. Each of the dMY warrants is exercisable commencing upon the later to occur of 12 months from the IPO and 30 days after the Closing for one Class A Share and, following the consummation of the Business Combination, will entitle the holder thereof to purchase one NewCo ordinary share in accordance with its terms. Therefore, as of the date of this proxy statement/prospectus, if we assume that each outstanding warrant is exercised and a NewCo ordinary share is issued as a result of such exercise, with payment to NewCo of the warrant exercise price of $11.50 per share, NewCo’s fully-diluted share capital would increase by a total of 14,213,333 shares, with approximately $163,453,330 paid to NewCo to exercise the warrants.

Organizational Structure

The following diagram illustrates the ownership structure of NewCo immediately following the Closing. The equity interests shown in the diagram were calculated based on the amounts set forth in the sources and uses table in “— Sources and Uses of Proceeds for the Business Combination” and are based on the assumptions that

(i) no stockholders exercise their redemption rights to receive cash from the trust account in exchange for their Class A Shares; (ii) none of the parties set forth in the chart below purchases Class A Shares in the open market; (iii) the Class B Shares convert on a one for one basis into an aggregate of 6,900,000 Class A Shares; (iv) the PIPE Investment is consummated in full; and (v) there are no other issuances of equity interests of dMY or NewCo or their subsidiaries prior to or in connection with the Closing. Notwithstanding the foregoing, the percentages set forth below do not take into account (i) the warrants that may be exercised commencing upon the later to occur of 12 months from the IPO and 30 days after the Closing and (ii) up to 11,618,401 Restricted Shares issued pursuant to the terms and conditions of the Reorganization as set forth in the Business Combination Agreement. Certain amounts that appear in this section may not sum due to rounding.

Date, Time and Place of Special Meeting of dMY’s stockholders

The special meeting of dMY will be held at 10:00 AM, Eastern Time, on April 16, 2021, at http://www.cstproxy.com/dmytechnologyii/sm2021, to consider and vote upon the Business Combination Proposal and, if necessary, the Adjournment Proposal to permit further solicitation and vote of proxies if dMY is not able to consummate the Business Combination. The special meeting will be conducted via live webcast and so stockholders will not be able to attend the special meeting in person. Stockholders may attend the special meeting online and vote at the special meeting by visiting https://www.cstproxy.com/dmytechnologyii/sm2021 and entering your 12-digit control number, which is either included on the proxy card you received or obtained through Continental Stock Transfer & Trust Company.

Registering for the Special Meeting

Any stockholder wishing to attend the virtual meeting should register for the special meeting by April 13, 2021 at https://www.cstproxy.com/dmytechnologyii/sm2021. To register for the special meeting, please follow these instructions as applicable to the nature of your ownership of dMY common stock:

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If your shares are registered in your name with Continental Stock Transfer & Trust Company and you wish to attend the online-only meeting, go to https://www.cstproxy.com/dmytechnologyii/sm2021, enter the 12-digit control number included on your proxy card or notice of the special meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the special meeting you will need to log back into the special meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

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Beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the special meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the special meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Continental Stock Transfer & Trust Company at least five business days prior to the special meeting date in order to ensure access.

Voting Power; Record Date

Stockholders will be entitled to vote or direct votes to be cast at the virtual meeting if they owned shares of common stock of dMY at the close of business on March 12, 2021, which is the record date for the special meeting. Stockholders will have one vote for each share of common stock owned at the close of business on the record date. If your shares of common stock are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. dMY warrants do not have voting rights. On the record date, there were 34,500,000 shares of dMY common stock outstanding, of which 27,600,000 were public shares, with the rest being held by the Founders.

Quorum and Vote of dMY Stockholders

A quorum of dMY stockholders is necessary to hold a valid meeting. A quorum will be present at the dMY meeting if the holders of a majority of the shares entitled to vote at the special meeting are represented in person or by proxy (which would include presence at the virtual meeting). In the absence of a quorum, the chairperson of the special meeting has the power to adjourn the special meeting. As of the record date for the special meeting,                  shares of common stock would be required to achieve a quorum. The proposals presented at the special meeting will require the following votes:

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Approval of the Business Combination Proposal will require approval by the affirmative vote of holders of a majority of the outstanding Class A Shares and Class B Shares entitled to vote on such matter, voting as a single class. There are currently 34,500,000 shares of common stock outstanding, so at least 17,250,001 shares must be voted in favor to pass the proposal. The Founders own of record and are entitled to vote an aggregate of 6,900,000 Founder Shares and have agreed to vote in favor of the proposal; as a result, only 10,350,001 public shares are required to be voted in favor of the proposal for it to be approved.

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Approval of the Adjournment Proposal will require approval by the affirmative vote for the proposal by the holders of at least a majority of the votes cast by holders of Class A Shares and Class B Shares present in person (which would include presence at the virtual special meeting) or by proxy at the special meeting and entitled to vote thereon, voting as a single class.

With respect to each proposal in this proxy statement/prospectus, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

If a stockholder fails to return a proxy card or fails to instruct a broker or other nominee how to vote, and does not attend the special meeting in person, then the stockholder’s shares will not be counted for purposes of determining whether a quorum is present at the special meeting. If a valid quorum is established, any such failure to vote or to provide voting instructions will have no effect on the outcome of any proposal in this proxy statement/prospectus.

Abstentions will have no effect on any of the proposals.

Redemption Rights

Pursuant to the Current Charter, a holder of public shares may demand that dMY redeem such public shares for cash if the Business Combination is consummated. Holders of public shares or units who wish to exercise their redemption rights must, (i) if they hold their public shares through units, elect to separate their units into the underlying public shares and warrants and (ii) prior to 10:00 AM, Eastern Time, on April 14, 2021, (A) submit a written request to the Transfer Agent that dMY redeem their public shares for cash and (B) deliver their public shares to the Transfer Agent physically or electronically using the DTC’s DWAC (Deposit and Withdrawal at Custodian) system. Any holder of public shares will be entitled to demand that such holder’s public shares be redeemed for a full pro rata portion of the amount then in the trust account, including interest earned on the trust account (which, for illustrative purposes, was approximately $276,127,156, or $10.00 per public share, as of March 22, 2021). Such amount, less any owed but unpaid taxes on the funds in the trust account, will be paid promptly upon consummation of the Business Combination.

Any request for redemption, once made by a holder of public shares, may be withdrawn at any time up to the deadline to submitting redemption requests and thereafter, with dMY’s consent, until the Closing. If a holder delivers their public shares for redemption to the Transfer Agent and later decides to withdraw such request prior to the deadline for submitting redemption requests, the holder may request that the Transfer Agent return the shares (physically or electronically).

Any corrected or changed written demand of redemption rights must be received by the Transfer Agent prior to the vote taken on the Business Combination Proposal at the special meeting. No demand for redemption will be honored unless the holder’s public shares have been delivered (either physically or electronically) to the Transfer Agent prior to the deadline for submitting redemption requests.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group, will be restricted from seeking redemption rights with respect to more than 20% of the issued and outstanding public shares. Accordingly, all public shares in excess of 20% held by a stockholder, together with any affiliate or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group, will not be redeemed for cash.

See the section entitled “Special Meeting of dMY Stockholders — Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

If the number of redemptions exceeds the maximum redemption scenario described herein, dMY may need to obtain additional debt or equity financing to the complete the Business Combination.

Appraisal Rights

Neither the stockholders nor the warrant holders have appraisal rights in connection with the Business Combination under the DGCL.

Proxy Solicitation

Proxies may be solicited by mail, telephone, on the Internet or in person. dMY has engaged Morrow Sodali LLC (“Morrow”) to assist in the solicitation of proxies. If a stockholder grants a proxy, he, she or it may still vote his, her or its shares at the virtual meeting if he, she or it revokes his, her or its proxy before the special meeting. A stockholder may also change his, her or its vote by submitting a later-dated proxy as described in the section entitled “Special Meeting of dMY Stockholders — Revoking Your Proxy.”

Interests of dMY’s Directors, Officers and Advisors in the Business Combination

In considering the recommendation of the Board to vote in favor of approval of the Business Combination Proposal and the Adjournment Proposal, stockholders should keep in mind that dMY’s directors and executive officers, advisors and entities affiliated with them, have interests in such proposals that are different from, or in addition to, those of dMY stockholders generally. In particular:

•	the continued indemnification of former and current directors and officers of dMY and the continuation of directors’ and officers’ liability insurance after the Business Combination;

•	the fact that the Founders have waived their right to redeem any of their Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

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the fact that the Founders beneficially own or have an economic interest in Founder Shares and private placement warrants that they purchased prior to, or simultaneously with, the IPO for which they have no redemption rights in the event an initial business combination is not effected in the required time period;

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the fact that the Founders paid an aggregate of $25,000 for the Class B Shares, which will convert into 6,900,000 Class A Shares in accordance with the terms of the Current Charter and the Founder Holders Consent Letter, and such securities will have a significantly higher value at the time of the Business Combination, estimated at approximately $116,058,000 based on the closing price of $16.82 per Class A Share on NYSE on March 22, 2021;

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the fact that the Sponsor paid approximately $7,520,000 for 5,013,333 private placement warrants, each such private placement warrant is exercisable commencing upon the later of 12 months following the IPO and 30 days following the Closing for one NewCo ordinary share at $11.50 per share;

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the fact that Goldman Sachs & Co. LLC (“GS”), as one of dMY’s underwriters in the IPO and one of the financial advisors in connection with the Business Combination, will be entitled to receive a deferred underwriting commission and financial advisory fee upon completion of the Business Combination; and Needham & Company, LLC (“Needham”) as one of the underwriters in the IPO who also performed certain financial advisory services in connection with the Business Combination, will be entitled to receive a deferred underwriting commission upon completion of the Business Combination; and

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if the trust account is liquidated, including in the event dMY is unable to complete an initial business combination within the required time period, the Sponsor has agreed that it will be liable to dMY if and to the extent any claims by a third party for services rendered or products sold to it, or a prospective target business with which it has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under the indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.

At any time prior to the record date for the special meeting, during a period when they are not then aware of any material nonpublic information regarding dMY or its securities, the Founders, the Sellers and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal, or execute agreements to purchase shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of common stock or vote their shares in favor of the proposals. The purpose of such purchases and other transactions would be to increase the likelihood that the Business Combination Proposal is approved. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and, with dMY’s consent, the transfer to such investors or holders of shares or warrants owned by the Founders for nominal value.

Entering into any such arrangements may have a depressive effect on the Class A Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase Class A Shares at a price lower than market and may therefore be more likely to sell the Class A Shares he, she or it owns, either prior to or immediately after the special meeting.

If such transactions are effected, the consequence could be to cause the Business Combination Proposal to be approved in circumstances where such approval could not otherwise be obtained. Purchases of Class A Shares by the persons described above would allow them to exert more influence over the approval of the Business Combination Proposal and other proposals to be presented at the special meeting and would likely increase the chances that such proposals would be approved.

As of the date of this proxy statement/prospectus, no agreements dealing with the above have been entered into by the Founders, the Sellers or any of their respective affiliates. dMY will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or the satisfaction of any closing conditions. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Recommendation to Stockholders

The Board believes that the Business Combination Proposal and the other proposals to be presented at the special meeting are fair to and in the best interests of dMY’s stockholders and unanimously recommends that its stockholders vote “FOR” the Business Combination Proposal and “FOR” the Adjournment Proposal, if presented.

Conditions to the Closing of the Business Combination

Conditions to Each Party’s Obligation

The respective obligation of each party to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction or written waiver (if legally permitted), as of the Closing Date, of each of the following conditions:

•	there shall be no applicable law in effect that makes the consummation of the Business Combination illegal or any order in effect preventing the consummation of the Business Combination;

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the affirmative vote of dMY’s stockholders required to approve the proposals set forth in this proxy statement/prospectus, as determined in accordance with applicable law and dMY’s governing documents, must be obtained;

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the registration statement on Form F-4 to be filed with the SEC by NewCo, which registration statement contains the proxy statement on Schedule 14A to be filed in connection with the dMY stockholder meeting, must be effective, and no stop order must be outstanding and no proceeding seeking such a stop order has been threatened or initiated by the SEC with respect to such registration statement which remains pending; and

•	the NewCo ordinary shares to be issued in connection with the Business Combination and the NewCo warrants must be approved for listing on the NYSE, subject only to official notice of issuance.

Conditions to dMY’s Obligations

The obligation of dMY to consummate the transactions to be performed by dMY in connection with the Closing is subject to the satisfaction or written waiver, at or prior to the Closing Date, of each of the following conditions:

•	the representations and warranties of NewCo, TopCo, MidCo and Merger Sub:

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regarding the non-existence of a Material Adverse Effect (as defined in the Business Combination Agreement) must be true and correct in all respects as of the date of the Business Combination Agreement and as of the Closing Date;

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regarding organization, authority, enforceability, capitalization and brokerage, in each case disregarding qualifications relating to materiality, Material Adverse Effect or similar qualifiers, must be true and correct in all material respects as of the date of the Business Combination Agreement and as of the Closing Date (or if such representations and warranties relate to a specific date, such representations and warranties must be true and correct in all material respects as of such date);

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regarding affiliate transactions must be true and correct in all respects as of the date of the Business Combination Agreement and as of the Closing Date; provided that for purposes of this sub bullet, any failure of such representations and warranties to be so true and correct that does not involve a transaction in excess of four million dollars ($4,000,000), individually or in the aggregate, will not be considered material; and

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other than those described in the foregoing sub bullets, must be true and correct as of the date of the Business Combination Agreement and as of the Closing Date (or if such representations and warranties relate to a specific date, such representations and warranties must be true and correct as of such date), except in each case to the extent any failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

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each of NewCo, TopCo, MidCo and Merger Sub must perform or comply in all material respects with all of its respective covenants required by the Business Combination Agreement to be performed or complied with by it on or prior to the Closing Date;

•	NewCo and Topco must jointly deliver a customary closing certificate certifying that the conditions in the first and second bullet points above have been satisfied;

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NewCo and TopCo must deliver, among other things, (i) evidence that the Reorganization has been completed, (ii) the Investor Rights Agreement duly executed by NewCo and Maven among others, (iii) copies of all cancelled original Loan Notes, and (iv) evidence that the TopCo Redemption has been completed;

•	NewCo’s Memorandum of Incorporation and Articles of Incorporation must be amended and restated in accordance with the Business Combination Agreement; and

•	the TSAs and each additional support agreement delivered after the date of the Business Combination Agreement must be in full force and effect.

Conditions to NewCo’s and TopCo’s Obligations

•	The representations and warranties of dMY:

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regarding organization, authority, enforceability, capitalization, brokerage, trust account and investment company, in each case disregarding qualifications relating to materiality, dMY Material Adverse Effect (as defined in the Business Combination Agreement) or similar qualifiers, must be true and correct in all material respects as of the date of the Business Combination Agreement and as of the Closing Date (or if such representations and warranties relate to a specific date, such representations and warranties must be true and correct in all material respects as of such date); and

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other than those described in the foregoing sub bullet, must be true and correct as of the date of the Business Combination Agreement and as of the Closing Date (or if such representations and warranties relate to a specific date, such representations and warranties must be true and correct as of such date), except in each case to the extent any failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a dMY Material Adverse Effect.

•	dMY must perform or comply in all material respects with all of its covenants required by the Business Combination Agreement to be performed or complied with by it on or prior to the Closing Date;

•	dMY must deliver a customary closing certificate certifying that the conditions in the first and second bullet points above have been satisfied;

•	the Minimum Cash (as defined in the Business Combination Agreement) must not be less than three hundred fifteen million dollars ($315,000,000);

•	dMY must deliver to NewCo the Investor Rights Agreement, duly executed by dMY and the Founders; and

•	the Founder Holders Forfeiture Agreement and the Founder Holders Consent Letter, must each be in full force and effect.

Sources and Uses of Proceeds for the Business Combination

The following table summarizes the sources and uses of proceeds from the Business Combination. Where actual amounts are not known or knowable, the figures below represent good faith estimates of such amounts.

No Redemption

Sources of Funds (in millions)		Uses of Funds (in millions)
Cash from dMY’s trust account(1)	$276	Cash consideration to Existing TopCo Shareholders(2)	$398
PIPE Investment	330	Transaction fees and expenses and affiliate loan repayment	56
TopCo Equity Roll-Over	1,002	Incremental Cash on Balance Sheet	152
		TopCo Equity Roll-Over	1,002

Total Sources	$1,608	Total Uses	$1,608

Maximum Redemption

Sources of Funds (in millions)		Uses of Funds(3) (in millions)
Cash from dMY’s trust account(1)	$276	Redemptions of dMY Common Stock(4)	$276
PIPE Investment	330	Cash consideration to Existing TopCo Shareholders(2)	185
TopCo Equity Roll-Over	1,215	Transaction fees and expenses and affiliate loan repayment	45
		Incremental Cash on Balance Sheet	100
		TopCo Equity Roll-Over	1,215

Total Sources	$1,821	Total Uses	$1,821

(1)	Excludes interest earned on cash in trust.
(2)	Includes TopCo Redemption and repayments in full of the Loan Notes (as defined below) balance expected at the Closing.
(3)

Pursuant to the Founder Holders Forfeiture Agreement, the Founders have agreed to forfeit for no consideration up to 1,035,000 Class A Shares (which Class A Shares are issued immediately prior to the Closing upon the automatic conversion of the Class B Shares held by the Founders), in the aggregate, to the extent that the Minimum Cash is less than $415,000,000, as more fully described in the Founder Holders Forfeiture Agreement.

(4)	Assumes that 27,600,000 shares of dMY Class A common stock are redeemed in connection with the Business Combination, while satisfying the Minimum Cash Condition.

Tax Consequences of the Business Combination

For a description of certain tax consequences of the Business Combination and the exercise of redemption rights, please see the information set forth in “Material Tax Considerations.”

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States of America. The Business Combination will first be accounted for as a capital reorganization whereby NewCo is the successor to its predecessor TopCo. As a result of the first step described above, the existing shareholders of TopCo will continue to retain control through ownership of NewCo.

The capital reorganization will be immediately followed by the acquisition of dMY, which is accounted for within the scope of ASC 805. Under this method of accounting, dMY will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of NewCo issuing NewCo ordinary shares for the net assets of dMY, accompanied by a recapitalization. The NewCo ordinary shares issued are recognized at fair value and recorded as consideration for the acquisition of the public shell company, dMY. Under this method of accounting, there is no acquisition accounting and no recognition of goodwill or other intangible assets, as dMY is not recognized as a business as defined under ASC 805, given it consists predominantly of cash or other marketable securities in the dMY trust account.

TopCo has been determined to be the accounting acquirer and predecessor in the Business Combination based on evaluation of the following facts and circumstances:

•	TopCo’s shareholders will have the largest voting interest in NewCo under both the no redemption and maximum redemption scenarios;

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NewCo’s board of directors will initially consist of seven directors, and NewCo expects to add two additional directors to the board prior to, at or following the Closing: TopCo’s shareholders will be initially entitled to appoint six directors, dMY will be initially entitled to appoint two directors and the Chief Executive Officer of NewCo will be a director of NewCo;

•	the business of TopCo will comprise the ongoing operations of Genius; and

•	TopCo is the larger entity, in terms of both revenues and total assets.

Other factors were considered, including composition of management, purpose and intent of the Business Combination and the location of NewCo’s headquarters, noting that the preponderance of evidence as described above is indicative that TopCo is the accounting acquirer and predecessor in the Business Combination.

Summary of Risk Factors

In evaluating the proposals to be presented at the special meeting, a stockholder should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors.” Some of the risks related to Genius, dMY, the Business Combination and NewCo ordinary shares are summarized below.

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COVID-19 has adversely affected our business, financial condition, results of operations and prospects, including as a result of the reduction in the quantity of global sporting events, closures or restrictions on business operations of our customers and sports organizations and a decrease in consumer spending, and it may continue to do so in the future.

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We rely on relationships with sports organizations from which we acquire sports data, including, among other things, via arrangements for exclusive rights for such data. Loss of existing relationships or failure to renew or expand existing relationships may cause loss of competitive advantage or require us to modify, limit or discontinue certain offerings, which could materially affect our business, financial condition and results of operations.

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Fraud, corruption or negligence related to sports events, or by our employees or contracted statisticians collecting data on behalf of the Company, may adversely affect our business, financial condition and results of operations and negatively impact our reputation.

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We and our customers and suppliers are subject to a variety of domestic and foreign laws and regulations, which are subject to change and interpretation and which could subject us to claims or otherwise harm our and our customers’ and suppliers’ respective businesses. Any change in existing regulations or their interpretation, or the regulatory climate and requirements applicable to our or our customers’ and suppliers’ products and services, or changes in tax rules and regulations or interpretation thereof related to our or our customers’ and suppliers’ products and services, could adversely impact our or our customers’ and suppliers’ ability to operate our or their respective businesses as currently conducted or as we seek to operate in the future, which could have a material adverse effect on our financial condition and results of operations.

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Our collection, storage and use of personal data are subject to applicable data protection and privacy laws, and any failure to comply with such laws may harm our reputation and business or expose us to fines and other enforcement action.

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We are party to pending litigation and investigations in various jurisdictions and with various plaintiffs and we may be subject to future litigation or investigations in the operation of our business. An adverse outcome in one or more proceedings could adversely affect our business.

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Failure to protect or enforce our proprietary and intellectual property rights, including our unregistered intellectual property, and the costs involved in such protection and enforcement could harm our business, financial condition, results of operations and prospects.

•	We may face claims for intellectual property infringement, which could subject us to monetary damages or limit us in using some of our technologies or providing certain solutions.

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We rely on information technology and other systems and platforms, including our data center and Amazon Web Services and certain other third-party platforms, and failures, errors, defects or disruptions therein could diminish our brand and reputation, subject us to liability, disrupt our business, affect our ability to scale our technical infrastructure and adversely affect our operating results and growth prospects. Our product offerings and other software applications and systems, and certain third-party platforms that we use could contain undetected errors or errors that we fail to identify as material.

•	We have a history of losses and may not be able to achieve or sustain profitability in the future.

•	If we are unable to increase our revenues or our operating costs are higher than expected, our profitability may decline and our operating results may fluctuate significantly.

•	The international scope of our operations may expose us to increased risk, and our international operations and corporate and financing structure may expose us to potentially adverse tax consequences.

•	Risks related to the U.K.’s exit from the European Union (“Brexit”) may have a negative effect on global economic conditions, financial markets and our business.

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Directors of dMY have potential conflicts of interest in recommending that stockholders vote in favor of approval of the Business Combination and approval of the other proposals described in this proxy statement/prospectus.

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Following the completion of the Business Combination, Founders and Sellers, whose interests may differ from those of other holders of NewCo ordinary shares following the Business Combination, will have the ability to significantly influence NewCo’s business and management.

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Subsequent to the consummation of the Business Combination, NewCo may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and share price, which could cause you to lose some or all of your investment.

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The unaudited pro forma condensed combined financial information included in this proxy statement/prospectus may not be indicative of what the combined company’s actual financial position or results of operations would have been.

•	The Business Combination is subject to conditions, including certain conditions that may not be satisfied on a timely basis, if at all.

•	The Board did not obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination.

•	If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of dMY’s and/or NewCo’s securities may decline.

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Because NewCo is incorporated under the laws of the Island of Guernsey, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

•	It may be difficult to enforce a U.S. judgment against NewCo or its directors and officers outside the United States, or to assert U.S. securities law claims outside of the United States.

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As a company incorporated in the Island of Guernsey, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from NYSE corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with NYSE corporate governance listing standards.

COMPARATIVE PER SHARE INFORMATION

The following table sets forth summary historical comparative share information for TopCo and dMY and unaudited pro forma condensed combined per share information after giving effect to the Business Combination, assuming two redemption scenarios as follows:

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Assuming No Redemptions: This presentation assumes that no public shareholders of dMY exercise redemption rights with respect to their public shares for a pro rata share of cash in the dMY trust account. Under this scenario, proceeds from the Business Combination will be used to pay down $76.6 million of the Loan Notes, $299.9 million for the TopCo Redemption, and $18.0 million for the Catch Up Payment.

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Assuming Maximum Redemptions: This presentation assumes that 27,600,000 of the dMY public shares are redeemed for their pro rata share of the cash in the dMY trust account in connection with the dMY Share Redemptions. This scenario gives effect to dMY Share Redemptions of 27,600,000 shares for aggregate redemption payments of $276.0 million. The Business Combination Agreement, includes as a condition to closing the Business Combination that, at Closing, dMY will have Minimum Cash of $315.0 million comprising cash held in the dMY trust account, less amounts required for the dMY Share Redemptions, less 33% of the aggregate amount of transaction expenses incurred by the parties to the Business Combination, and aggregate proceeds received by NewCo from the PIPE Investment. As the proceeds from the PIPE Investment are expected to satisfy the Minimum Cash Condition, the total dMY trust account balance of $276.0 million (as of September 30, 2020) is reflected as being redeemed. Under this scenario, proceeds available for the TopCo Redemption will be reduced by $195.0 million, resulting in an expected $104.9 million payment for the TopCo Redemption, and no Catch Up Payment; repayment of the Loan Notes is still expected to occur in the maximum redemption scenario.

The pro forma book value information reflects the Business Combination as if it had occurred on September 30, 2020. The weighted average shares outstanding and net earnings per share information reflect the Business Combination as if it had occurred on January 1, 2019.

This information is only a summary and should be read in conjunction with the historical financial statements of TopCo and dMY and related notes included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined per share information of TopCo and dMY is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined earnings (loss) per share information below does not purport to represent the earnings (loss) per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of TopCo and dMY would have been had the companies been combined during the periods presented.

			Combined Pro Forma		TopCo Equivalent Per Share Pro Forma (4)
	TopCo (Historical)	DMY (Historical)	No Redemptions	Maximum Redemptions	No Redemptions	Maximum Redemptions
As of and for the Nine Months Ended September 30, 2020 (1)
Book value per share (2)	$(68.61)	$0.14	$2.59	$2.38	$100.80	$92.73
Weighted average number of shares outstanding — basic and diluted	1,873,423	34,500,000	167,698,105	160,365,000	100,198,105	121,500,000
Net income (loss) per share — basic and diluted	$(8.99)	$—	$(0.14)	$(0.15)	$(5.50)	$(5.75)

As of and For the year Ended December 31, 2019 (3)
Weighted average number of shares outstanding — basic and diluted	1,829,947	N/A	167,698,105	160,365,000	100,198,105	121,500,000
Net income (loss) per share, basic and diluted	$(21.97)	N/A	$(2.00)	$(2.03)	$(77.81)	$(79.20)

(1)	Information for dMY is included from June 18, 2020 onward.
(2)

Book value per share is calculated as total equity, excluding temporary equity (Class A Shares subject to redemption for dMY and preference shares for TopCo) divided by the weighted average shares outstanding.

(3)	A pro forma balance sheet for year ended December 31, 2019 is not required to be included herein and as such, no such calculation is included in this table.
(4)

The equivalent pro forma basic and diluted per share data for TopCo is calculated by multiplying the combined pro forma per share data by the exchange ratio set forth in the Business Combination Agreement.

RISK FACTORS

Stockholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement/prospectus. Unless the context otherwise suggests, in this section, “we,” “us,” “our” and the “Company” refer to the business and operations of Genius prior to the Business Combination and to the business and operations of NewCo following the Business Combination. The occurrence of one or more of the events or circumstances described in these risk factors, including those related to COVID-19, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, may heighten the effects of the other risk factors described below and may have a material adverse effect on the business, cash flows, financial condition and results of operations of NewCo following the Business Combination. The risks discussed below may not prove to be exhaustive and are based on certain assumptions made by Genius, TopCo, NewCo and dMY, which later may prove to be incorrect or incomplete. Genius, TopCo, NewCo and dMY may face additional risks and uncertainties that are not presently known to such entity, or that are currently deemed immaterial, which may also impair their business or financial condition. This proxy statement/prospectus also contains forward-looking statements that involve risks and uncertainties and actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this proxy statement/prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Genius Sports Group’s Business

COVID-19 has adversely affected our business, financial condition, results of operations and prospects, including as a result of the reduction in the quantity of global sporting events, closures or restrictions on business operations of our customers and sports organizations and a decrease in consumer spending, and it may continue to do so in the future.

The recent outbreak of COVID-19 has negatively affected economic conditions regionally as well as globally, and has caused a reduction in consumer spending. Efforts to contain the effect of the virus have included business closures, travel restrictions and restrictions on public gatherings and events. Many businesses have eliminated non-essential travel and canceled in-person events to reduce instances of employees and others being exposed to public gatherings. Governments around the world, including governments in Europe and state and local governments in the U.S., have restricted business activities and strongly encouraged, instituted orders or otherwise restricted individuals from leaving their home. To date, governmental authorities have imposed or have recommended various measures, including social distancing, quarantine and stay-at-home or shelter-in-place directives, limitations on the size of gatherings, closures of work facilities, schools, public buildings and businesses, and cancellation of events, including sporting events, concerts, conferences and meetings.

The direct impact on our business and the business of our customers, including sports organizations and bookmakers, beyond disruptions in normal business operations in several of our and their offices and business establishments, has been primarily through the suspension, postponement and cancellation of sports and sporting events. The suspension, postponement and cancellation of sporting events affected by COVID-19 has reduced the volume of sporting events on which we can collect data and has had an adverse impact on our revenue and the revenue of our customers and sports organizations.

Additionally, as a result of the cancellation of major and professional sporting events, bookmakers have increased demand for lower-tier events. Providing data for such lower-tier and amateur events to meet this demand exposes our business to additional risk, including risks related to fraud, corruption or negligence, reputational harm, regulatory risk, privacy risk and certain other risks related to our international operations. Although many sports seasons and sporting events have recommenced in recent months, the rapid development and fluidity of this situation precludes any prediction as to the ultimate impact of COVID-19, which remains a material uncertainty and risk with respect to us, our performance, and our financial results. The revenue of our customers and sports organizations and our revenue continues to depend on sports events taking place, and we may not generate as much revenue as we would have without the cancellation or postponements in the wake of COVID-19.

Moreover, as a result of orders issued by governmental authorities around the world, a number of our customers’ operations have been restricted and certain of their properties have been closed. While some of these operations have resumed and properties have reopened, demand for our products and services may continue to be adversely impacted by such closures and restrictions in the future.

COVID-19 could continue to have a material adverse impact on economic and market conditions and trigger a period of continued global economic slowdown. Our business and the businesses of our customers and sports organizations are particularly sensitive to reductions in discretionary consumer spending. Demand for entertainment and leisure activities, including sporting events, sports betting and online gaming, can be affected by changes in the economy and consumer tastes, both of which are difficult to predict and beyond our control. Unfavorable changes in general economic conditions, including recessions, economic slowdowns, sustained high levels of unemployment, and rising prices or the perception by consumers of weak or weakening economic conditions, may reduce consumers’ disposable income or result in fewer individuals engaging in entertainment and leisure activities, such as sporting events, sports betting and online gaming. In particular, the effects of COVID-19 have reduced the coverage we are able to offer to our customers and required us to amend payment terms to reflect this.

If a large number of our employees and/or a subset of our key employees and executives are impacted by COVID-19, our ability to continue to operate effectively may be negatively impacted. We have taken precautionary measures intended to help minimize the risk of the virus to our staff which may disrupt our operations, including limiting access to our physical offices worldwide, requiring employees to work remotely (unless they perform critical functions that cannot be undertaken remotely or have otherwise opted to work from the office as a result of personal circumstances, in each case to the extent possible under relevant government guidelines), and suspending all travel worldwide for our employees pursuant to relevant government restrictions. An extended period of remote-work arrangements could strain our business continuity plans, introduce operational risk, including, but not limited to, cybersecurity risks and risks related to unauthorized access to confidential information, the reduction of our ability to effectively recruit, train and retain employees and the impairment of our ability to effectively manage our business, which may negatively impact our business, results of operations, and financial condition.

The ultimate severity of COVID-19 is uncertain at this time and therefore we cannot predict the full impact it may have on our end markets and our operations; however, the effect on our results has been material and adverse, and it may continue to be material and adverse in the future. Any significant or prolonged decrease in sporting events and in consumer spending on entertainment or leisure activities could adversely affect the demand for offerings of our customers and sports organizations and, in turn, our offerings, reducing our cash flows and revenues, and thereby materially harm our business, financial condition, results of operations and prospects.

We rely on relationships with sports organizations from which we acquire sports data, including, among other things, via arrangements for exclusive rights for such data. Loss of existing relationships or failure to renew or expand existing relationships may cause loss of competitive advantage or require us to modify, limit or discontinue certain offerings, which could materially affect our business, financial condition and results of operations.

We rely on relationships with sports organizations from which we acquire rights to collect and supply sports data that we provide to our customers. Substantially all of our offerings and services use sports data acquired from sports organizations. The future success of our business may depend, in part, on our ability to obtain, retain and expand relationships with sports organizations. We have arrangements with sports organizations for rights to their sports data, including, in certain cases, exclusive rights for such data. Our arrangements with sports organizations, including exclusive arrangements, may not continue to be available to us on commercially reasonable terms or at all. In the event that we lose exclusive existing arrangements or cannot renew and expand existing arrangements, we may lose our competitive advantage or be required to discontinue or limit our offerings or services. Additionally, our competitors may choose to infringe on our exclusive stadium rights by collecting data on events on which we have exclusive rights. In these instances, our rights may be devalued and litigation to enforce our rights or recover damages incurred by such infringement may be costly, ineffective and time consuming.

Our exclusivity arrangements with certain sports organizations are subject to short and medium term contracts, which may not be renewed on favorable terms or at all. Additionally, we are party to litigation regarding whether entering into arrangements with sports organizations to be the exclusive acquirer and provider of sports data for such sports organizations violates competition laws. The loss of such exclusive arrangements with one or more sports organizations, whether due to a judicial judgment, order or settlement, or otherwise, including as a result of the expiration or termination of our exclusivity arrangements, may cause loss of competitive advantage and could materially adversely affect our financial condition and business operation.

Fraud, corruption or negligence related to sports events, or by our employees or contracted statisticians collecting data on behalf of the Company, may adversely affect our business, financial condition and results of operations and negatively impact our reputation.

Our reputation and the strength of our brand are key competitive strengths. To the extent that the sports and sports betting industry as a whole or the Company, relative to its competitors, suffers a loss in credibility, our business will be significantly impacted. Factors that could potentially have an impact in this regard include fraud, corruption or negligence related to sports events, including as a result of match fixing, or by our employees or contracted statisticians collecting data on behalf of the Company or third parties. Operational errors, whether by us or our competitors, could also harm the reputation of the Company or the sports data, sports betting, online gaming and sports marketing industries. Damage to reputation and credibility could have a material adverse impact on our business, financial condition and results of operations.

Our business depends on a strong brand, and if we are not able to develop, maintain and enhance our brand and reputation, including as a result of negative publicity, our business and operating results may be harmed.

We believe that developing, maintaining and enhancing our brand is critical to achieving widespread acceptance of our products and services, attracting new customers, retaining existing customers, persuading existing customers to adopt additional products and services and hiring and retaining our employees. We believe that the importance of our brand will increase as competition in our markets further intensifies. Successful promotion of our brand will depend on a number of factors, including the effectiveness of our marketing efforts, including thought leadership, our ability to provide high-quality, reliable and cost-effective products and services, the perceived value of our products and services and our ability to provide quality customer success and support experience. Brand promotion activities require us to make substantial expenditures. To date, we have made significant investments in the promotion of our brand. The promotion of our brand, however, may not generate customer awareness or increase revenue, and any increase in revenue may not offset the expenses we incur in building and maintaining our brand.

We operate in a public-facing industry where negative publicity, whether or not justified, can spread rapidly through, among other things, social media. To the extent that we are unable to respond timely and appropriately to negative publicity, our reputation and brand could be harmed. Moreover, even if we are able to respond in a timely and appropriate manner, we cannot predict how negative publicity may affect our reputation and business.

We and our employees also use social media to communicate externally. There is risk that the use of social media by us or our employees to communicate about our business may give rise to liability or result in public exposure of personal information of our employees or customers, each of which could affect our revenue, business, results of operations and financial condition.

We operate in a competitive market and we may lose customers and relationships to both existing and future competitors.

The markets for sports data and sports data technology services and solutions and marketing services are competitive and rapidly changing. The sports media industry is particularly competitive and fast growing. Competition in these markets may increase further if economic conditions or other circumstances, including as a result of COVID-19, cause customer bases and customer spending to decrease and service providers to compete for fewer customer resources. Our existing competitors, or future competitors, may have or obtain greater name recognition, larger customer bases, better technology or data, lower prices, exclusive or better access to data, greater user traffic or greater financial, technical or marketing resources than we have. Our competitors may be able to undertake more effective marketing campaigns, obtain more data, adopt more aggressive pricing policies, make more attractive offers to potential employees, subscribers, sports betting operators, sports organizations, distribution partners and content providers or may be able to respond more quickly to new or emerging technologies or changes in user requirements. We currently rely on scouts to attend events to collect data. If our competitors develop technology before we do, whether through artificial intelligence or otherwise, that makes scouts obsolete, our business could be materially harmed, and our profitability would be reduced. Further, if competitors gain access to faster visual feeds from stadiums, our exclusive in-stadium rights would have reduced value and our revenues could decline. If we are unable to retain customers or obtain new customers or maintain or develop relationships with sports organizations, our revenues could decline. Increased competition for exclusive league partnerships could result in lower revenues and higher expenses, which would reduce our profitability.

Our business may be materially adversely affected if our existing and future products, technology, services and solutions do not achieve and maintain broad market acceptance, if we are unable to keep pace with or adapt to rapidly changing technology, evolving industry standards and changing regulatory requirements, or if we do not invest in product development and provide services that are attractive to our customers.

Our future business and financial success will depend on our ability to continue to anticipate the needs of customers and potential customers, to achieve and maintain broad market acceptance for our existing and future products and services, to successfully introduce new and upgraded products and services and to successfully implement our current and future geographic expansion plans. To be successful, we must be able to quickly adapt to changes in technology, industry standards and regulatory requirements by continually enhancing our technology, services and solutions. Developing new services and upgrades to services, as well as integrating and coordinating current services, imposes burdens on our product development team, management and researchers. These processes are costly, and our efforts to develop, integrate and enhance our services may not be successful. In addition, successfully launching and selling a new or upgraded service puts additional strain on our sales and marketing resources. Expanding into new markets and investing resources towards increasing the depth of our coverage within existing markets impose additional burdens on our research, systems development, sales, marketing and general managerial resources. If we are unable to manage our expansion efforts effectively, in obtaining greater market share or in obtaining widespread adoption of new or upgraded products and services, we may not be able to offset the expenses associated with the launch and marketing of the new or upgraded service, which could have a material adverse effect on our financial results. If we introduce new or expand existing offerings for our business, we may incur losses or otherwise fail to enter these markets successfully. Our expansion into these markets will place us in competitive and regulatory environments with which we are unfamiliar and involve various risks, including the need to invest significant resources and the possibility that returns on such investments will not be achieved for several years, if at all.

If we are unable to develop new or upgraded services or decide to combine, shift focus from, or phase out a service, then our customers may choose a competitive service over ours and our revenues may decline and our profitability may be reduced. If we incur significant costs in developing new or upgraded services or combining and coordinating existing services, if we are not successful in marketing and selling these new services or upgrades, or if our customers fail to accept these new or combined and coordinating services, then there could be a material adverse effect on our results of operations due to a decrease of our revenues and a reduction of our profitability. If we eliminate or phase out a service and are not able to offer and successfully market and sell an alternative service, our revenue may decrease, which could have a material adverse effect on our results of operations.

If we lose any official accreditation from one of our league or federation partners, we could lose our exclusive rights to collect certain data and our services would be less attractive to customers. Our revenue may decrease as a result, which could have a material adverse effect on the results of our operations.

Further, increased competition for skilled staff in locations where we are based could have a material adverse effect on our business operations.

Our success depends on our continued improvements to provide products and services that are attractive to our customers. As a result, we must continually invest resources in product development and successfully incorporate and develop new technology. We must use all efforts to retain and acquire sports data rights and to protect and enforce our data rights. If we are unable to do so or otherwise provide products and services that customers want, then customers may become dissatisfied and use competitors’ services. If we are unable to continue offering innovative services, we may be unable to attract additional customers or retain our customers, which could harm our business, results of operations and financial condition.

The loss or significant reduction in business from one or more of our large customers could materially adversely affect our business, financial condition and results of operations.

A material portion of our revenues is concentrated in some of our largest customers. For the fiscal year ended December 31, 2019, our largest customer and five largest customers by revenue, accounted for approximately 4% and 16% of our total revenues, respectively. For the nine months ended September 30, 2020, our largest customer and five largest customers by revenue, accounted for approximately 4% and 17% of our total revenues, respectively. Our revenue growth depends on our ability to obtain new clients and achieve and sustain a high level of renewal rates with respect to our existing customers. Failure to achieve one or more of these objectives could have a material adverse effect on our business, financial condition and operating results. If we lose one or more of our large customers or have significant reduction in business from such customers, our business, financial condition or results of operations could be materially adversely affected. In addition, our customers’ losses in the betting market may adversely affect our financial condition if we are participating in a profit sharing arrangement with that customer.

We have historically achieved growth organically, but have supplemented such growth via strategic acquisitions of key targets. We may undertake acquisitions or divestitures in the future, which may not be successful, and which could materially adversely affect our business, financial condition and results of operations. Our business may suffer if we are unable to successfully integrate acquired businesses into the Company or otherwise manage the growth associated with such acquisitions.

As part of our business strategy, we have made, and we intend to continue to make, acquisitions as opportunities arise to add new or complementary businesses, products, brands or technologies. From time to time, we may enter into letters of intent, agreements, agreements in principle or memoranda of understanding or similar documents or commitments related to acquisitions of a new or complementary business. In some cases, the costs of such acquisitions may be substantial, including as a result of professional fees and due diligence efforts. There is no assurance that the time and resources expended on pursuing a particular acquisition will result in a completed transaction, or that any completed transaction will ultimately be successful. In addition, we may be unable to identify suitable acquisition or strategic investment opportunities, or may be unable to obtain any required financing or regulatory approvals, and therefore may be unable to complete such acquisitions or strategic investments on favorable terms, if at all. We may decide to pursue acquisitions with which our investors may not agree and we cannot assure investors that any acquisition or investment will be successful or otherwise provide a favorable return on investment. In addition, acquisitions and the integration thereof require significant time and resources and place significant demands on our management, as well as on our operational and financial infrastructure. In addition, if we fail to successfully close transactions or integrate new teams, or integrate the products and technologies associated with these acquisitions into our company, our business could be seriously harmed. Acquisitions may expose us to operational challenges and risks, including:

•

the ability to profitably manage acquired businesses or successfully integrate the acquired businesses’ operations, culture, personnel, financial reporting, accounting and internal controls, technologies and products into our business;

•

increased indebtedness and the expense of integrating acquired businesses, including significant administrative, operational, economic, geographic or cultural challenges in managing and integrating the expanded or combined operations;

•

entry into jurisdictions or acquisition of products or technologies with which we have limited or no prior experience, and the potential of increased competition with new or existing competitors as a result of such acquisitions;

•	exposure to compliance, intellectual property or other issues, not uncovered by a limited due diligence review of the target or otherwise;

•

diversion of management’s attention and the over-extension of our operating infrastructure and our management systems, information technology systems, and internal controls and procedures, which may be inadequate to support growth;

•

the ability to fund our capital needs and any cash flow shortages that may occur if anticipated revenue is not realized or is delayed, whether by general economic or market conditions, or unforeseen internal difficulties; and

•	the ability to retain or hire qualified personnel required for expanded operations.

Our acquisition strategy may not succeed if we are unable to remain attractive to target companies or expeditiously close transactions. Issuing additional equity to fund an acquisition would cause economic dilution to existing stockholders. If we develop a reputation for being a difficult acquirer or having an unfavorable work environment, or target companies view our equity unfavorably, we may be unable to consummate key acquisition transactions essential to our corporate strategy and our business may be seriously harmed.

Our operations are subject to seasonal fluctuations that may impact our cash flows.

Although the sporting calendar is year round, there is seasonality in sporting events that may impact our operations and operations of our customers and sports organizations. The broad geographical mix of our customer base also impacts the effect of seasonality as customers in different territories will place differing importance on different sporting competitions and those competitions will often have different sporting calendars. Sports organizations have their own significant sporting events such as the playoffs and championship games, which may cause increases in our revenues and revenues of our customers and such sports organizations, and their own respective off-seasons, which may cause decreases in our revenues and revenues of our customers and such sports organizations. Certain sports only hold events during portions of the calendar year. For example, our revenues are significantly impacted by the European football season calendars and the top tier professional tennis calendar. Our revenues and revenues of our customers and sports organizations may also be affected by the scheduling of major sporting events that do not occur annually, such as the World Cup, or the cancellation or postponement of sporting events and races, such as the postponement of the 2020 Summer Olympic Games that were supposed to take place this past summer. Such fluctuations and uncertainties may negatively impact our cash flows.

Indemnity provisions in customer and other third-party agreements potentially expose us to substantial liability for intellectual property infringement and other losses.

Our agreements with customers and other third parties may include indemnification or other provisions under which we agree to indemnify or otherwise be liable to them for losses suffered or incurred as a result of claims of intellectual property infringement, damages caused by us to property or persons, or other liabilities relating to or arising from our products or other acts or omissions. The term of these contractual provisions often survives termination or expiration of the applicable agreement. Large indemnity payments of damage claims from contractual breach could harm our business, results of operations and financial condition. Although we generally contractually limit our liability with respect to such obligations, we may still incur substantial liability related to them. Any dispute with a customer with respect to such obligations could have adverse effects on our relationship with that customer and other current and prospective customers, reduce demand for our products and services, damage our reputation and harm our business, results of operations and financial condition.

Our business and operating results and the business and operating results of our customers, suppliers and vendors may be significantly impacted by general economic, political and social conditions, pandemics, wars or terrorist activity, severe weather events and other natural disasters, and the health of the sports, entertainment and sports betting industries.

Our business and operating results and the business and operating results of our customers, suppliers and vendors are subject to global economic conditions and their impact on levels of consumer spending. Economic recessions have had, and may continue to have, far reaching adverse consequences across many industries, including the global sports, entertainment and sports betting industries, which may adversely affect our business and financial condition and the business and financial condition of our customers, suppliers and vendors. In the past decade, global, U.S. and U.K. economies have experienced tepid growth following the financial crisis in 2008 – 2009 and there appears to be an increasing risk of a recession due to international trade and monetary policy, COVID-19 and other changes. If the national and international economic recovery slows or stalls, these economies experience another recession or any of the relevant regional or local economies suffers a downturn, we and our customers, suppliers and vendors may experience a material adverse effect on our and their business, financial condition, results of operations and prospects.

Adverse developments affecting financial markets and economies throughout the world, including fluctuation in stock markets resulting from, among other things, trends in the economy as a whole, a general tightening of availability of credit, decreased liquidity in certain financial markets, increased interest rates, foreign exchange fluctuations, increased energy costs, acts of war or terrorism, transportation disruptions, severe weather events and other natural disasters, declining consumer confidence, sustained high levels of unemployment or significant declines or volatility in stock markets, as well as concerns regarding pandemics, epidemics and the spread of contagious diseases, may further reduce spending on sporting events, sports betting and marketing services and may negatively affect the sports, entertainment and sports betting industries. Any one of these developments could have a material adverse effect on our and our customers’, suppliers and vendors’ business, financial condition, results of operations and prospects.

Risks Related to Legal Matters and Regulations

We and our customers and suppliers are subject to a variety of domestic and foreign laws and regulations, which are subject to change and interpretation and which could subject us to claims or otherwise harm our and our customers’ and suppliers’ respective businesses. Any change in existing regulations or their interpretation, or the regulatory climate and requirements applicable to our or our customers’ and suppliers’ products and services, or changes in tax rules and regulations or interpretation thereof related to our or our customers’ and suppliers’ products and services, could adversely impact our or our customers’ and suppliers’ ability to operate our or their respective businesses as currently conducted or as we seek to operate in the future, which could have a material adverse effect on our financial condition and results of operations.

We and our customers and suppliers are generally subject to laws and regulations relating to sports, sports betting, online gaming, marketing and advertising in the jurisdictions in which we and they conduct our and their businesses or in some circumstances, of those jurisdictions in which we and they offer services or those are available, as well as the general laws and regulations that apply to all e-commerce and online businesses, such as those related to privacy and personal information, tax, anti-money laundering, advertising, competition and consumer protection. These laws and regulations vary from one jurisdiction to another and future legislative and regulatory action, court decisions or other governmental action, which may be affected by, among other things, political pressures, and changes in legislative or governmental priorities, may have a material impact on our operations and financial results. In particular, some jurisdictions have introduced regulations attempting to restrict or prohibit sports betting, online gaming and advertising, while others have taken the position that sports betting or online gaming should be licensed and regulated and have adopted or are in the process of considering legislation and regulations to enable sports betting or online gaming in their jurisdictions. In some jurisdictions, additional requirements and restrictions may continue to develop. For example, recently, the Committees of Advertising Practice in the U.K. recommended new rules which ban sports betting advertisements if they are likely to appeal to minors, which evidences a trend in Europe for an increasingly restrictive approach to gambling advertising more generally. Additionally, some jurisdictions in which we may operate could presently be unregulated or partially regulated and therefore more susceptible to the enactment or change of laws and regulations. Some jurisdictions do not have laws that grant us rights in the data we collect. Any enactment of laws in these jurisdictions would require a change in how we conduct business in such jurisdictions.

We operate in 13 countries and 10 states in the U.S. that have adopted legislation permitting online sports betting. We offer our services to customers in many more countries, however, and we do not always have visibility of where our customers use our products and services to offer their services to their customers. Out of 22 states in the U.S. that currently require a license or registration, we have obtained the appropriate license or registration in 9 states, have submitted applications for license or registration in two states and have begun the pre-application process in seven states, and in one state our services do not require a license. We also have two foreign licenses and operate under those licenses in two countries. Any of our licenses could be revoked, suspended or conditioned at any time. Our license applications may also be denied or conditioned. The loss of a license in one jurisdiction could trigger the loss of a license or affect our eligibility for such a license in another jurisdiction, and any of such losses, or potential for such loss, could cause us to cease offering some or all of our offerings in the impacted jurisdictions. As laws and regulations change, we may need to obtain and maintain licenses or registrations in additional jurisdictions. In addition, once licensed, we may be subject to various ongoing requirements, including supervision by the respective governmental agency of certain transfers of ownership and acquisitions.

In May 2018, the U.S. Supreme Court struck down the Professional and Amateur Sports Protection Act of 1992 (“PASPA”) as unconstitutional. This decision has the effect of lifting federal restrictions on sports betting and thus allows states to determine by themselves the legality of sports betting. Since the repeal of PASPA, several states have legalized online sports betting. To the extent new real money gaming or sports betting jurisdictions are established or expanded, we cannot guarantee that we will be successful in penetrating such new jurisdictions or expanding our business or customer base in line with the growth of existing jurisdictions. If we are unable to effectively develop and operate directly or indirectly within these new jurisdictions or if our competitors are able to successfully penetrate geographic jurisdictions that we cannot access or where we face other restrictions, there could be a material adverse effect on our business, operating results and financial condition. Our failure to obtain or maintain the necessary regulatory approvals and licenses in jurisdictions, whether individually or collectively, could have a material adverse effect on our business. See “Business of Genius —  Government Regulations.” To expand into new jurisdictions, we may need to be licensed and obtain approvals of our product offerings. This is a time-consuming process that can be extremely costly. Any delays in obtaining or difficulty in maintaining regulatory approvals or licenses needed for expansion within existing jurisdictions or into new jurisdictions can negatively affect our opportunities for growth, including the growth of our customer base, or delay our ability to recognize revenue from our offerings in any such jurisdictions.

Future legislative and regulatory action, and court decisions or other governmental action, may have a material impact on our and our customers’ operations and financial results. Governmental authorities could view us or our customers as having violated applicable laws or regulations, despite our or their efforts to obtain and maintain all applicable licenses or approvals. There is also a risk that civil and criminal proceedings, including class actions brought by or on behalf of prosecutors or public entities or incumbent providers, or private individuals, could be initiated against us, Internet service providers, credit card and other payment processors, advertisers and others involved in sports betting and online gaming industries. Such potential proceedings could involve substantial litigation expense, penalties, fines, seizure of assets, injunctions or other restrictions being imposed upon us or our customers or other business partners, while diverting the attention of key executives. Such proceedings could have a material adverse effect on our and our customers’ businesses, financial condition, results of operations and prospects, as well as impact our and our customers’ reputation.

There can be no assurance that legally enforceable legislation will not be proposed and passed in jurisdictions relevant or potentially relevant to our business to prohibit, legislate or regulate various aspects of sports betting and online gaming industries (or that existing laws in those jurisdictions will not be interpreted negatively). Compliance with any such legislation may have a material adverse effect on our and our customers’ businesses, financial condition and results of operations, either as a result of our determination that a jurisdiction should be blocked, or because a local license or approval may be costly for us or our customers to obtain and/or such licenses or approvals may contain other commercially undesirable conditions.

Our collection, storage and use of personal data are subject to applicable data protection and privacy laws, and any failure to comply with such laws may harm our reputation and business or expose us to fines and other enforcement action.

In the ordinary course of business, we collect, store, use and transmit certain types of information that are subject to different laws and regulations. In particular, data security and data protection laws and regulations relating to personal and consumer information that we are subject to often vary significantly by jurisdiction. Our media business is particularly impacted by such data security and data protection laws and regulations as the business targets end consumers of gambling services.

For example, the new EU-wide General Data Protection Regulation (“GDPR”) became applicable on May 25, 2018, replacing the data protection laws of each EU member state. The GDPR implemented more stringent operational requirements for processors and controllers of personal data, including, for example, expanded disclosures about what and how personal information is to be used, limitations on retention of information, increased requirements to erase an individual’s information upon request, mandatory data breach notification requirements and higher standards for data controllers to demonstrate that they have obtained valid consent from individuals to process their personal data (or reliance on another appropriate legal basis) for certain data processing activities. It also significantly increased penalties for noncompliance, including where we act as a data processor. We have executed (other than for transfer to the U.S.) intracompany Standard Contractual Clauses (“SCCs”) which are currently in compliance with the GDPR to allow for the transfer of personal data from the EU to other jurisdictions. With regard to U.S. transfers, we previously relied on the now invalid EU-U.S. Privacy Shield in the U.S., but, given that SCCs still remain a valid mechanism for personal data transfers to the U.S., we are now in the process of implementing SCCs for such U.S. transfers (while following ICO and EU guidance and directions to assess the adequacy of such transfers, including ensuring that the guarantees provided in the SCCs can be complied with in practice). Data security and data protection laws and regulations are continuously evolving. There are currently a number of legal challenges to the validity of EU mechanisms for adequate data transfers such as the SCCs, and our work could be impacted by changes in law as a result of a future review of these transfer mechanisms by European regulators under the GDPR, as well as current challenges to these mechanisms in the European courts. Brexit may also mean that we are required to take additional steps to ensure that data flows from EU members states to the U.K. are not disrupted and remain permissible after the exit date. We are also subject to the Data Protection (Bailiwick of Guernsey) Law, 2017 (as amended) (the “Guernsey DP Law”), which largely follows GDPR and requires us to control and process personal data only for proper purposes and in accordance with statutory data protection principals, and the Data Protection Law of Colombia, which requires the consent of the user to their data being transmitted outside of Colombia.

In recent years, U.S. and European lawmakers and regulators have expressed concern over electronic marketing and the use of third-party cookies, web beacons and similar technology for online behavioral advertising. In the EU, marketing is defined broadly to include any promotional material and the rules specifically on e-marketing are currently set out in the ePrivacy Directive which will be replaced by a new ePrivacy Regulation. While no official time frame has been given for the ePrivacy Regulation, there will be a transition period after the ePrivacy Regulation is agreed for compliance, and commentators consider it unlikely to come into force before 2021. On June 20, 2020, the U.K.’s Information Commissioner (the “ICO”) published a report setting out its views on advertising technology, specifically the use of personal data in “real time bidding” (i.e. in-play betting), and the key privacy compliance challenges arising from it. In its report, which is a status update rather than formal guidance, several key deficiencies are noted and marked for formal regulatory action in December 2020. We are likely to be required to expend further capital and other resources to ensure compliance with these changing laws and regulations. While we have numerous mitigation controls in place, advertisements produced by us may be erroneously served on websites that are not suitable for the advertising content of gambling (e.g. websites predominantly aimed at children). There is also a risk that gambling advertisements are viewed by people who do not want to view them, or who have taken measures not to receive them (for example, individuals on “self-exclusion” lists). In each case this may have adverse legal and reputational effects on our business. Our media customers may also use our services to target jurisdictions where they are not permitted to advertise, that our risk mitigation controls fail to identify and/or prevent this and our business suffers adverse legal and reputational effects as a result

Because our products and services rely on the movement of data across national boundaries, global privacy and data security concerns could result in additional costs and liabilities to us or inhibit sales of our products globally. European data protection laws, including the GDPR and the Guernsey DP Law, generally restrict the transfer of personal information from Europe, including the European Economic Area, U.K. and Switzerland, to the U.S. and most other countries unless the parties to the transfer have implemented specific safeguards to protect the transferred personal information. As noted above, one of the primary safeguards allowing importation of personal information from Europe to the U.S. has been certification to the EU-U.S. Privacy Shield and Swiss-U.S. Privacy Shield frameworks administered by the U.S. Department of Commerce. However, the Court of Justice of the EU recently invalidated the EU-U.S. Privacy Shield. The same decision also raised questions about whether one of the primary alternatives to the EU-U.S. Privacy Shield, namely, the SCCs, can lawfully be used for personal information transfers from Europe to the U.S. or most other countries. At present, there are few, if any, viable alternatives to the EU-U.S. Privacy Shield and the SCCs. Although we rely primarily on individuals’ explicit consent to transfer their personal information from Europe to the U.S. and other countries, in certain cases we have relied or may rely on the SCCs (although, as noted above, we are following ICO and EU guidance and directions to assess the adequacy of such transfers, including ensuring that the guarantees provided in the SCCs can be complied with in practice). Authorities in the U.K. and Switzerland, whose data protection laws are similar to those of the EU, may similarly invalidate use of the EU-U.S. Privacy Shield and Swiss-U.S. Privacy Shield, respectively, as mechanisms for lawful personal information transfers from those countries to the

U.S. As such, if we are unable to rely on explicit consent to transfer individuals’ personal information from Europe, which can be revoked, or implement another valid compliance solution, we will face increased exposure to substantial fines under European data protection laws as well as injunctions against processing personal information from Europe. Inability to import personal information from the European Economic Area, U.K. or Switzerland may also restrict our operations in Europe, limit our ability to collaborate with our customers, sports organizations, service providers, contractors and other companies subject to European data protection laws and require us to increase our data processing capabilities in Europe at significant expense. Additionally, other countries outside of Europe have enacted or are considering enacting similar cross-border data transfer restrictions and laws requiring local data residency, which could increase the cost and complexity of delivering our services and operating our business.

In order to diversify our data transfer strategy, we will continue to explore other options managing data from Europe, including without limitation, amending SCCs where required and considering suppliers that house data in Europe, which may involve substantial expense and distraction from other aspects of our business. We may, however, be unsuccessful in establishing an adequate mechanism for data transfer, and will be at risk of enforcement actions taken by a European Union data protection authority until such point in time that we ensure an adequate mechanism for European data transfers, which could damage our reputation, inhibit sales and harm our business. Despite actions we have taken or will be taking to diversify our data transfer strategies, we may be unsuccessful in establishing a conforming means of transferring data due to ongoing legislative activity that could vary the current data transfer landscape. As we expand into new markets and grow our customer base, we will need to comply with any new requirements. If we cannot comply with, or if we incur a violation of one or more of these requirements, some customers may be limited in their ability to purchase our products, particularly our cloud products. Growth could be harmed, and we could incur significant liabilities.

The ePrivacy Regulation will be directly implemented into the laws of each of the EU Member States, without the need for further enactment. When implemented, the ePrivacy Regulation is expected to alter rules on third-party cookies, web beacons and similar technology for online behavioral advertising and to impose stricter requirements on companies using these tools. Regulation of cookies and web beacons may lead to broader restrictions on our online activities, including efforts to understand followers’ Internet usage and promote ourselves to them. The current draft of the ePrivacy Regulation significantly increases fining powers to the same levels as the GDPR. Given the delay in finalizing the ePrivacy Regulation, certain EU regulators have issued guidance (including U.K. and French data protection regulators) on the requirement to seek strict opt-in, unbundled consent to use all nonessential cookies. We may need to make changes to our cookies notice to meet these requirements.

In addition, California has enacted the California Consumer Privacy Act, or CCPA, which became effective on January 1, 2020. The CCPA requires new disclosures to California consumers, imposes new rules for collecting or using information, requires companies to comply with data subject access and deletion requests, and affords California consumers new abilities to opt out of certain disclosures of personal information. It remains unclear what, if any, regulations will be implemented pursuant to the law or how it will be interpreted. The Stop Hacks and Improve Electronic Data Security Act, otherwise known as the SHIELD Act, is a New York State bill, the data protection portions of which became effective on March 23, 2020. The SHIELD Act requires companies to adopt reasonable safeguards to protect the security, confidentiality, and integrity of private information. A company should implement a data security program containing specific measures, including risk assessments, employee training, vendor contracts, and timely data disposal. The effects of the CCPA and the SHIELD Act potentially are significant and may require us to modify our data collection or processing practices and policies and to incur substantial costs and expenses in an effort to comply.

Although we have implemented certain policies and procedures, and continue to review and improve such policies and procedures, that are designed to ensure compliance with applicable laws, rules and regulations, if our privacy or data security measures fail to comply with applicable current or future laws and regulations, we may be subject to fines, litigation, regulatory investigations, enforcement notices requiring us to change the way we use personal data or our marketing practices or other liabilities such as compensation claims by individuals affected by a personal data breach, as well as negative publicity and a potential loss of business. Fines are significant in some countries (e.g., the GDPR introduced fines of up to €20,000,000 or up to 4% of the total worldwide annual turnover of the preceding financial year (whichever is higher)) as well as litigation, compensation claims by affected individuals (including class action type litigation where individuals suffer harm), regulatory investigations and enforcement notices requiring us to change the way we use personal data. Recently, a group of U.K. football players issued a data subject access request under the GDPR to various participants in the sports data and sports betting industries. If the request (named “Project Red Card”) develops into legal action, it could significantly alter the way we collect and use sports data relating to players, and could materially affect the sports data industry as whole.

We may face claims for data rights infringement, which could subject us to monetary damages.

Although we have generally adopted measures to avoid potential infringement of third-party data rights in the course of our operations, ownership of certain data rights is not always clear in certain jurisdictions we may operate in, particularly in “gray” jurisdictions which are presently unregulated or partially regulated. Should we face claims for illegal data rights sources or should we inadvertently infringe on another company’s data rights in any jurisdistion, we could be subject to claims of infringement, which could be time consuming and expensive to litigate or settle, divert the attention of management and materially disrupt the conduct of our business, and we may not prevail. Any such clams, which could include a claim for injunctive relief and damages, if successful, could have a material adverse effect on our business, results of operations and financial position.

We are party to pending litigation and investigations in various jurisdictions and with various plaintiffs and we may be subject to future litigation or investigations in the operation of our business. An adverse outcome in one or more proceedings could adversely affect our business.

We are and have been party to, and we may in the future increasingly face the risk of, claims, lawsuits, investigations, and other proceedings, including those which may involve competition and anti-trust, anti-money laundering, OFAC, gaming, intellectual property, privacy, consumer protection, accessibility claims, securities, tax, labor and employment, commercial disputes, services and other matters. We have in the past employed third party contractors that may operate in countries under U.S. sanctions and, as a result, have been and may continue to be subject to legal proceedings regarding compliance with U.S. sanctions laws. Litigation to defend us against claims by third parties, or to enforce any rights that we may have against third parties, may be necessary, which could result in substantial costs, fines or penalties and diversion of our resources, causing a material adverse effect on our business, financial condition, results of operations and prospects. For additional information regarding legal proceedings to which we are subject see “Business of Genius — Legal Proceedings.”

Any litigation to which we are a party may result in an onerous or unfavorable judgment that may not be reversed upon appeal, or in payments of substantial monetary damages or fines, the posting of bonds requiring significant collateral, letters of credit or similar instruments, or we may decide to settle lawsuits on similarly unfavorable terms. These proceedings could also result in reputational harm, criminal sanctions, consent decrees or orders preventing us from offering certain products or requiring a change in our business practices in costly ways or requiring development of non-infringing or otherwise altered products or technologies. Litigation and other claims and regulatory proceedings against us could result in unexpected disciplinary actions, expenses and liabilities, which could have a material adverse effect on our business, financial condition, results of operations and prospects. For example, Project Red Card, if it develops into a legal claim, could significantly alter the way we collect and use personal data, and could materially affect the sports data industry as whole. Under the terms of our existing contractual arrangements, any adverse judgements could impact the validity of such contractual arrangements and/or our ability to rely on intellectual property rights to prevent third party infringement, which may force us to alter our business strategy and have an adverse effect on our business.

Litigation between third parties may also result in changes in (or interpretation of) law that materially adversely impact our existing business and strategy.

Our failure to comply with the anti-corruption, anti-bribery, anti-money laundering and similar laws of the U.S. and various international jurisdictions could negatively impact our reputation and results of operations.

Doing business on a worldwide basis requires us to comply with anti-corruption laws and regulations imposed by governments around the world with jurisdiction over our operations, which may include the U.S. Foreign Corrupt Practices Act (“FCPA”), the Prevention of Corruption (Bailiwick of Guernsey) Law, 2003 (as amended) (the “Guernsey Bribery Law”) and the U.K. Bribery Act 2010 (“U.K. Bribery Act”), as well as the laws of the other countries where we do business. These laws and regulations may restrict our operations, trade practices, investment decisions and partnering activities. The FCPA, the Guernsey Bribery Law, the U.K. Bribery Act and other applicable laws prohibit us and our officers, directors, employees and business partners acting on our behalf, including agents, from corruptly offering, promising, authorizing or providing anything of value to “foreign officials” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The U.K. Bribery Act also prohibits non-governmental “commercial” bribery and accepting bribes. We are subject to the jurisdiction of various governments and regulatory agencies around the world, which may bring our personnel and representatives into contact with “foreign officials” responsible for issuing or renewing permits, licenses or approvals or for enforcing other governmental regulations.

In addition, some of the international locations in which we operate lack a developed legal system and have elevated levels of corruption. Our international operations expose us to the risk of violating, or being accused of violating, anti-corruption laws and regulations. Our failure to successfully comply with these laws and regulations may expose us to reputational harm, as well as significant sanctions, including criminal fines, imprisonment, civil penalties, disgorgement of profits, injunctions and debarment from government contracts, as well as other remedial measures. Investigations of alleged violations can be expensive and disruptive. We are continuously developing and maintaining policies and procedures designed to comply with applicable anti-corruption laws and regulations. However, there can be no guarantee that our policies and procedures will effectively prevent violations by our employees or business partners acting on our behalf, including statisticians who attend events on our behalf, for which we may be held responsible, and any such violation could adversely affect our reputation, business, financial condition and results of operations.

Risks Related to Genius Sports Group’s Technology, Intellectual Property and Infrastructure

Failure to protect or enforce our proprietary and intellectual property rights, including our unregistered intellectual property, and the costs involved in such protection and enforcement could harm our business, financial condition, results of operations and prospects.

We rely on database, trademark, trade secret, confidentiality and other intellectual property protection laws to protect our rights. In certain foreign jurisdictions and in the U.S., we have filed applications to protect aspects of our intellectual property, currently hold several trademarks and domain names in multiple jurisdictions and in the future we may acquire patents, additional trademarks and domain names, which could require significant cash expenditures.

However, circumstances outside our control could pose a threat to our intellectual property rights. For example, effective intellectual property protection may not be available in the U.S. or other countries in which we operate or intend to operate our business. Also, the efforts we have taken to protect our intellectual property rights may not be sufficient or effective, and any significant impairment of our intellectual property rights could harm our business or our ability to compete. For example, it may not always have been possible or commercially desirable to obtain registered protection for our products, software, databases or other technology and, in such situations, we rely on laws governing protection of unregistered intellectual property rights, confidentiality and/or contractual exclusivity of and to underlying data and technology to prevent unauthorized use by third parties. As such, if we are unable to protect our proprietary offerings via relevant laws or contractual exclusivity, technology and features, competitors may copy them. In particular, the EU database right protection we enjoy in the EU does not apply outside the EU and, as such, we cannot be certain that we can rely on existing statutes, regulations and/or case law (including in the U.S.) to protect our unregistered intellectual property in the future or prevent third parties from making unauthorized uses of our data and other unregistered intellectual property. The position regarding the U.K. and the EU database right following Brexit also remains unclear. The loss of EU database right protection could materially adversely affect our business. Additionally, protecting our intellectual property rights is costly and time-consuming. Any unauthorized use of our intellectual property or disclosure of our confidential information or trade secrets could make it more expensive to do business, thereby harming our operating results. Furthermore, if we are unable to protect our intellectual property rights or prevent unauthorized use or appropriation by third parties, the value of our brand and other intangible assets may be diminished, and competitors may be able to more effectively mimic our product offerings and services. Any of these events could seriously harm our business, financial condition, results of operations and prospects.

Further, third parties may knowingly or unknowingly infringe our proprietary and intellectual property rights (including by purposefully breaching our exclusive contractual arrangements with third parties, for example, by entering stadiums without the owner’s consent to collect data at events where we hold exclusive data collection rights) or challenge proprietary and intellectual property rights held by us. We currently do not hold any patents, which means our technology, products and services are susceptible to copying. The fact that we currently do not hold any patents also means third parties may claim patent rights over our technology, products and services and may bring infringement proceedings in respect of the same. Any pending and future trademark or patent applications may not be approved. In any of these cases, we may be required to expend significant time and expense to prevent infringement of or to enforce our rights, and we may fail to enforce our rights which may have a material adverse effect on our business. Notwithstanding our intellectual property rights, there can be no assurance that others will not offer products or services that are substantially similar to ours and compete with our business.

We may face claims for intellectual property infringement, which could subject us to monetary damages or limit us in using some of our technologies or providing certain solutions.

Although we have generally adopted measures to avoid potential infringement of third-party intellectual property rights in the course of our operations, we may not be successful in ensuring all components of our platform have proper authorization. Additionally, the legal position in all jurisdictions in relation to the ownership and permitted use of sports data and databases is subject to change. This area may receive focus in the U.S. following the lifting of the PASPA ban. As such, we cannot be certain that our current uses of data from publicly available sources (including third party websites) or otherwise, which are not known to infringe or misappropriate third party intellectual property today, will not result in claims for infringement or misappropriation of third party intellectual property in the future. Intellectual property infringement claims or claims of misappropriation against us could subject us to liability for damages and restrict us from providing solutions or require changes to certain solutions and technologies. Claims of infringement or misappropriation of a competitor’s or other third party’s intellectual property rights, regardless of merit, could be time consuming and expensive to litigate or settle, divert the attention of management and materially disrupt the conduct of our business, and we may not prevail. Any such clams, which could include a claim for injunctive relief and damages, if successful, could have a material adverse effect on our business, results of operations and financial position.

We rely on information technology and other systems and platforms, including our data center and Amazon Web Services and certain other third-party platforms, and failures, errors, defects or disruptions therein could diminish our brand and reputation, subject us to liability, disrupt our business, affect our ability to scale our technical infrastructure and adversely affect our operating results and growth prospects. Our product offerings and other software applications and systems, and certain third-party platforms that we use could contain undetected errors or errors that we fail to identify as material.

Our technology infrastructure, including Amazon Web Services and certain other third party platforms, is critical to the performance of our services and product offerings and to user satisfaction. Consequently, we may be subject to service disruptions as well as failures to provide adequate support for reasons that are outside of our direct control. The performance and availability of Amazon Web Services with the necessary speed, data capacity and security for providing reliable access and services can affect the delivery, availability and performance of our services. Decisions by the owners and operators of the data centers where our cloud infrastructure, Amazon Web Services, is deployed to terminate our contracts, discontinue services to us, shut down operations or facilities, increase prices, change service levels, limit bandwidth or prioritize the traffic of other parties could also affect the delivery, availability and performance of our services. Third parties may also conduct attacks designed to temporarily deny customers access to our cloud services.

We devote significant resources to network and data security to protect our systems and data. However, our systems may not be adequately designed with the necessary reliability and redundancy to avoid performance delays or outages that could be harmful to our business. We cannot assure you that absolute security will be provided by the measures we take to: prevent or hinder cyber-attacks and protect our systems, data and user information; to prevent outages, data or information loss and fraud; and to prevent or detect security breaches. Such measures include a disaster recovery strategy for server and equipment failure, back-office systems and the use of third parties for certain cybersecurity services. We have experienced, and we may in the future experience, website disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors and capacity constraints. To date, such disruptions have not had a material impact on us, individually or in the aggregate; however, future disruptions from unauthorized access to, fraudulent manipulation of, or tampering with our computer systems and technological infrastructure, or those of third parties, could result in a wide range of negative outcomes, each of which could materially adversely affect our business, financial condition, results of operations and prospects.

We are reliant on our data center in London, which could also be a target of cyber-attacks, experience outages or data or information loss and security breaches. We have in the past experienced minor outage-related incidents in the data center and any future disruptions could materially adversely affect our business, financial condition, results of operations and prospects.

Additionally, our services and product offerings, including our user interface, may contain errors, bugs, flaws or corrupted data that we have not detected, and these defects may become apparent only after their launch and could result in a vulnerability that could compromise the security of our systems. Additionally, we have detected certain errors, bugs and flaws in our service and product offerings, and have judged them to be immaterial. If we have misjudged the materiality of such errors, bugs and flaws, our business could be harmed. If a particular product offering is slower than they expect, customers may be unable to use our services and product offerings as desired and may be less likely to continue to use our services and product offerings, if at all. Furthermore, programming errors, defects and data corruption could disrupt our operations, adversely affect the experience of our customers, harm our reputation, cause our customers to stop utilizing our services and product offerings, divert our resources or delay market acceptance of our services and product offerings, any of which could result in legal liability to us or harm our business, financial condition, results of operations and prospects. Insufficient business continuity management could diminish our brand and reputation, subject us to liability, disrupt our business and adversely affect our operating results and growth prospects, and failure of planned availability and continuity solutions and disaster recovery when activated in response to an incident could result in system interruptions and degradation of service.

If our customer base and engagement continue to grow, and the amount and types of services and product offerings continue to grow and evolve, we will need an increasing amount of technical infrastructure, including network capacity and computing power, to continue to satisfy our users’ needs. Such infrastructure expansion may be complex, and unanticipated delays in completing these projects or availability of components may lead to increased project costs, operational inefficiencies, or interruptions in the delivery or degradation of the quality of our services or product offerings. In addition, there may be issues related to this infrastructure that are not identified during the testing phases of design and implementation, which may become evident only after we have started to fully use the underlying equipment or software, that could further degrade the user experience or increase our costs. As such, we could fail to continue to effectively scale and grow our technical infrastructure to accommodate increased demands. In addition, a lack of resources (e.g., hardware, software, personnel, and service providers) could result in an inability to scale our services to meet business needs, system interruptions, degradation of service, or operational mistakes. Our business also may be subject to interruptions, delays or failures resulting from adverse weather conditions, other natural disasters, power loss, terrorism, cyber-attacks, public health emergencies (such as COVID-19) or other catastrophic events.

We believe that if our customers have a negative experience with our services and product offerings, or if our brand or reputation is negatively affected, customers may be less inclined to continue or resume utilizing our services and product offerings or to recommend our services and product offerings to other potential customers. As such, a failure or significant interruption in our service could harm our reputation, our business, financial condition, results of operations and prospects.

Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure, other loss or theft of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, and regulatory penalties, disruption of our operations and the services we provide to users, damage to our reputation, and a loss of confidence in our products and services, each of which could adversely affect our business, financial condition, results of operations and prospects.

The secure maintenance and transmission of information is a critical element of our operations. Our information technology and other systems that maintain and transmit information, or the systems of third-party service providers and business partners, may be compromised by a malicious third-party penetration of our network security, or the network security of a third-party service provider or business partner, or impacted by intentional or unintentional actions or inactions by our employees, or the actions or inactions of a third-party service provider or business partner. As a result, our information may be lost, disclosed, accessed or taken without consent. We have experienced attempts to breach our systems and other similar incidents in the past. The data industry is a particularly popular target for malware attacks, and a company in the sports data industry was recently targeted by a ransomware attack. We have also been and expect that we will continue to be subject to attempts to gain unauthorized access to or through our information systems or those we develop for our customers, whether by our employees or third parties, including phishing attacks by computer programmers and hackers who may develop and deploy viruses, worms or other malicious software programs. To date these attacks have not had a material impact on our operations or financial results, but we cannot provide assurance that they will not have a material impact in the future, including by overloading our systems and network and preventing our product offering from being accessed by legitimate users through the use of ransomware or other malware.

We rely on encryption and authentication technology licensed from third parties in an effort to securely transmit confidential and sensitive information. Advances in computer capabilities, new technological discoveries or other developments may result in the whole or partial failure of this technology to protect transaction data or other confidential and sensitive information from being breached or compromised. In addition, websites are often attacked through compromised credentials, including those obtained through phishing and credential stuffing. Our security measures, and those of our third-party service providers, may not detect or prevent all attempts to breach our systems, denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches or other attacks and similar disruptions that may jeopardize the security of information stored in or transmitted by our websites, networks and systems or that we or such third parties otherwise maintain, including certain confidential information, which may subject us to fines or higher transaction fees or limit or terminate our access to such confidential information. We and such third parties may not anticipate or prevent all types of attacks until after they have already been launched. Further, techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers.

Furthermore, security breaches can also occur as a result of non-technical issues, including intentional or inadvertent breaches by our employees or by third parties. In addition, any party who is able to illicitly obtain a user’s password could access the user’s transaction data or personal information, resulting in the perception that our systems are insecure. These risks may increase over time as our user number increases and the complexity and number of technical systems and applications we use and employees we have also increases. Breaches of our security measures or those of our third-party service providers or cybersecurity incidents have resulted in and may in the future result in: unauthorized access to our sites, networks and systems; unauthorized access to and misappropriation of information, including personally identifiable information, or other confidential or proprietary information of ourselves or third parties; viruses, worms, spyware, ransomware or other malware being served from our sites, networks or systems; deletion or modification of content or the display of unauthorized content on our sites; interruption, disruption or malfunction of operations; costs relating to breach remediation, deployment of additional personnel and protection technologies, response to governmental investigations and media inquiries and coverage; engagement of third-party experts and consultants; or litigation, regulatory action and other potential liabilities. In addition, the sports betting and online gaming industries have experienced and may continue to experience social engineering, phishing, malware and similar attacks and threats of denial-of-service attacks. To date, we have not experienced a security breach material to our business; however, such breaches could in the future have a material adverse effect on our operations. If any of these breaches of security should occur and be material, our reputation and brand could be damaged, our business may suffer, we could be required to expend significant capital and other resources to alleviate problems caused by such breaches, and we could be exposed to a risk of loss, litigation or regulatory action and possible liability. We cannot guarantee that recovery protocols and backup systems will be sufficient to prevent data loss. Actual or anticipated attacks may cause us to incur increasing costs, including costs to deploy additional personnel and protection technologies, train employees and engage third-party experts and consultants.

Any compromise or breach of our security measures, or those of our third-party service providers, could violate applicable privacy, data protection, data security, network and information systems security and other laws and cause significant legal and financial exposure, adverse publicity and a loss of confidence in our security measures, which could have a material adverse effect on our business, financial condition, results of operations and prospects. We continue to devote significant resources to protect against security breaches or we may need to in the future to address problems caused by breaches, including notifying affected users and responding to any resulting litigation, which in turn, diverts resources from the growth and expansion of our business.

We use third-party open source software components, and failure to comply with the terms of the underlying open source software licenses could restrict our ability to provide our product offerings.

We use software components licensed to us by third-party authors under “open source” licenses (“Open Source Software”). Use and distribution of Open Source Software may entail greater risks than use of third-party commercial software, as licensors of Open Source Software generally do not provide support, warranties, indemnification or other contractual protections regarding infringement claims or the quality of the licensed code. In addition, the public availability of Open Source Software may make it easier for others to compromise our services or product offerings.

Some licenses for Open Source Software contain requirements that we make available source code for modifications or derivative works we create, or grant other licenses to our intellectual property, if we use such Open Source Software in certain ways. If we combine our proprietary software with Open Source Software in a certain manner, we could, under certain licenses for Open Source Software, be required to release the source code of our proprietary software to the public. This would allow our competitors to create similar offerings with lower development effort and time and ultimately could result in a loss of our competitive advantages. Alternatively, to avoid the public release of the affected portions of our source code, we could be required to expend substantial time and resources to re-engineer some or all of our proprietary software.

Although we periodically review our use of Open Source Software to avoid subjecting our services and product offerings to conditions we do not intend, the terms of many licenses for Open Source Software have not been interpreted by U.S., U.K. or foreign courts, and there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to provide or distribute our services or product offerings. From time to time, there have been claims challenging the ownership of Open Source Software against companies that incorporate Open Source Software into their solutions. As a result, we could be subject to lawsuits by parties claiming ownership of what we believe to be Open Source Software. Moreover, we cannot assure you that our processes for controlling our use of Open Source Software in our services and product offerings will be effective. If we are held to have breached or failed to fully comply with all the terms and conditions of an Open Source Software license, we could face infringement or other liability, or be required to seek costly licenses from third parties to continue providing our services and product offerings on terms that are not economically feasible, to find replacement software, to discontinue or delay the provision of our services or product offerings if replacement cannot be accomplished on a timely basis or to make generally available, in source code form, our proprietary software, any of which could adversely affect our business, financial condition, results of operations and prospects.

Risks Related to Genius Sports Group’s Financial Conditions

We have a history of losses and may not be able to achieve or sustain profitability in the future.

We have a history of incurring net losses, and we may not achieve or maintain profitability in the future. We experienced net losses of $40.2 million, $9.8 million and $15.5 million for the year ended December 31, 2019 (Successor), the period from September 8, 2018 through December 31, 2018 (Successor) and the period from January 1, 2018 through September 7, 2018 (Predecessor), respectively. As of December 31, 2019, we had an accumulated deficit of $91.0 million. While we have experienced significant growth in revenue in recent periods, we cannot predict when or whether we will reach or maintain profitability. We also expect our operating expenses to increase in the future as we continue to invest for our future growth, which will negatively affect our results of operations if our total revenue does not increase. We cannot assure you that these investments will result in substantial increases in our total revenue or improvements in our results of operations. In addition to the anticipated costs to grow our business, we also expect to incur significant additional legal, accounting, and other expenses as a newly public company. Any failure to increase our revenue as we invest in our business or to manage our costs could prevent us from achieving or maintaining profitability or positive cash flow.

If we are unable to increase our revenues or our operating costs are higher than expected, our profitability may decline and our operating results may fluctuate significantly.

We may not be able to accurately forecast our revenues or future revenue growth rate. Many of our expenses, particularly personnel costs, occupancy costs and sports rights costs, are relatively fixed, but we may experience higher than expected operating costs, including increased personnel costs, selling and marketing costs, investments in geographic expansion, acquisition costs, communications costs, travel costs, software development costs, professional fees and other costs. As a result, we may not be able to adjust spending quickly enough to offset any unexpected increase in expenses or revenue shortfall. Increased competition amongst sports data providers for data collection rights granted by sports organizations could lead to an increase in the cost of those rights, which we may be unable to pass on to our customers. Such competition may also mean we lose access to data on certain events if a third party data provider is granted exclusivity over data on that event. If operating costs exceed our expectations and cannot be adjusted accordingly, our profitability may be reduced, and our results of operations and financial position will be adversely affected. Additionally, historic growth rates may not be reflective of future growth, we may not be able to sustain our revenue growth rates, and our percentage revenue growth rates may decline. Reduced demand, whether due to a weakening of the global economy, reduction in consumer spending, competition or other reasons, may result in decreased revenues and growth, adversely affecting our operating results. Our projections are subject to significant risks, assumptions, estimates and uncertainties, including assumptions regarding future legislation and changes in regulations, both inside and outside of the U.K. and the U.S. As a result, our projected revenues, market share, expenses and profitability may differ materially from our expectations.

We may require additional capital to support our growth plans, including in connection with the acquisition of additional data rights, and such capital may not be available on reasonable terms or at all. This could hamper our growth and adversely affect our business.

We intend to make significant investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new technology and services or enhance our existing offering, improve our operating infrastructure, enhance our information security systems to combat changing cyber threats or implement more mature corporate processes to support growth, and acquire complementary businesses, personnel and technologies. Our success depends on our ability to retain and acquire sports data rights, which may require significant investments and additional capital. Accordingly, we may need to engage in equity or debt financings to secure additional funds. Our ability to obtain additional capital, if and when required, will depend on our business plans, investor demand, our operating performance, markets conditions, our credit rating and other factors. If we raise additional funds by issuing equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our currently issued and outstanding equity or debt, and our existing shareholders may experience dilution. If we are unable to obtain additional capital when required, or on reasonable terms, our ability to continue to support our business growth or to respond to business opportunities, challenges or unforeseen circumstances could be adversely affected, and our business may be harmed.

Risks Related to Genius Sports Group’s International Operations

The international scope of our operations may expose us to increased risk, and our international operations and corporate and financing structure may expose us to potentially adverse tax consequences.

We have international operations and, accordingly, our business is subject to risks resulting from differing legal and regulatory requirements, political, social and economic conditions and unforeseeable developments in a variety of jurisdictions. Our international operations are subject to the following risks, among others:

•	political instability;

•	international hostilities, military actions, terrorist or cyber-terrorist activities, natural disasters, pandemics, and infrastructure disruptions;

•	differing economic cycles and adverse economic conditions;

•	unexpected changes in regulatory environments and government interference in the economy, including gambling, data privacy and advertising laws and regulations;

•	changes to economic and anti-money laundering sanctions, laws and regulations;

•	varying tax regimes, including with respect to the imposition of withholding taxes on remittances and other payments by our partnerships or subsidiaries;

•	differing labor regulations;

•	foreign exchange controls and restrictions on repatriation of funds;

•	fluctuations in currency exchange rates;

•	inability to collect payments or seek recourse under or comply with ambiguous or vague commercial or other laws;

•	insufficient protection against product piracy and rights infringement and differing protections for intellectual property rights;

•	varying attitudes towards sports data providers and betting by foreign governments;

•	difficulties in attracting and retaining qualified management and employees, or rationalizing our workforce;

•	differing business practices, which may require us to enter into agreements that include non-standard terms; and

•	difficulties in penetrating new markets due to entrenched competitors, lack of recognition of our brands or lack of local acceptance of our products and services.

Our overall success as a global business depends, in part, on our ability to anticipate and effectively manage these risks, and there can be no assurance that we will be able to do so without incurring unexpected costs. If we are not able to manage the risks related to our international operations, our business, financial condition and results of operations may be materially affected.

We have expanded our presence in a number of major regions and any future actions or escalations that affect trade relations may cause global economic turmoil and potentially have a negative impact on our business. In particular, we may have access to fewer business opportunities and our operations in that region may be negatively impacted.

As a result of the international scope of our operations and our corporate and financing structure, we are subject to taxation in, and to the tax laws and regulations of, multiple jurisdictions. We are also subject to intercompany pricing laws, including those relating to the flow of funds between our companies pursuant to, for example, purchase agreements, licensing agreements or other arrangements. Adverse developments in these laws or regulations, or any change in position regarding the application, administration or interpretation of these laws or regulations in any applicable jurisdiction, could have a material adverse effect on our business, financial condition and results of operations. Furthermore, changes in or to the interpretation of the tax laws or tax treaties of the countries in which we operate may adversely affect the manner in which we have structured our business operations and legal entity structure to efficiently realize income or capital gains and mitigate withholding taxes, and may also subject us to tax and return filing obligations in such countries that do not currently apply to us. Such changes may increase our tax burden and/or may cause us to incur additional costs and expenses in compliance with such changes. In addition, the tax authorities in any applicable jurisdiction may disagree with the positions we have taken or intend to take regarding the tax treatment or characterization of any of our transactions, including the tax treatment or characterization of our indebtedness. If any applicable tax authorities were to successfully challenge the tax treatment or characterization of any of our transactions, it could result in the disallowance of deductions, the imposition of withholding taxes, the reallocation of income or other consequences that could have a material adverse effect on our business, financial condition and results of operations.

In addition, the U.S. Congress, the U.K. Government, the Organization for Economic Co-operation and Development (the “OECD”), and other government agencies in jurisdictions where we and our affiliates do business have had an extended focus on issues related to the taxation of multinational corporations. Also, within the EU, the European Council Directive 2016/1164 (Anti-Tax Avoidance Directive (“ATAD”)) and Directive 2017/952 (“ATAD II”) required EU member states to transpose certain measures affecting multinational corporations into national legislation by December 31, 2019. Further, the introduction of a digital services tax, such as the U.K. digital services tax introduced with effect from April 1, 2020, may increase our tax burden which and could adversely affect our business, financial condition and results of operations. Finally, the international scope of our business operations subjects us to multiple overlapping tax regimes that can make it difficult to determine what our obligations are in particular situations.

Risks related to the U.K.’s exit from the European Union (“Brexit”) may have a negative effect on global economic conditions, financial markets and our business.

We have significant business operations in Europe, and our headquarters is in the U.K., which is currently undergoing the process of “Brexit,” or withdrawal from the European Union. Although we generated only approximately 9% of our revenues in the U.K. for the year ended December 31, 2019, Brexit-related developments and the potential consequences of them have had and may continue to have a material adverse effect upon global economic conditions and the stability of global financial markets, and could significantly reduce global market liquidity and restrict the ability of key market participants to operate in certain financial markets. Asset valuations, currency exchange rates and credit ratings have been and may continue to be subject to increased market volatility. The intellectual property law regime in the U.K. is subject to change post-Brexit as existing laws substantially implement EU legislation. Existing intellectual property protections enjoyed by the company in EU jurisdictions pre-Brexit may also be lost or reduced post-Brexit. Adapting to a new set of data protection laws could increase costs, risk of litigation and other adverse consequences. Lack of clarity about other future U.K. laws and regulations as the U.K. determines which European Union laws to replace or replicate, including financial laws and regulations, tax and free trade agreements, tax and customs laws, intellectual property rights, environmental, health and safety laws and regulations, immigration laws, employment laws and transport laws could increase costs, depress economic activity, restrict our access to capital, impair our ability to attract and retain qualified personnel and have other adverse consequences. If the U.K. and the European Union are unable to negotiate acceptable withdrawal terms, barrier-free access between the U.K. and other European Union member states or among the European economic area overall could be diminished or eliminated. Any of these factors could have a material adverse effect on our business, financial condition and results of operations.

Fluctuating foreign currency and exchange rates may negatively impact our business, results of operations and financial position.

Due to our international operations, a portion of our business is denominated in foreign currencies. As a result, fluctuations in foreign currency and exchange rates may have an impact on our business, results of operations and financial position. Foreign currency exchange rates have fluctuated and may continue to fluctuate. Significant foreign currency exchange rate fluctuations may negatively impact our international revenue, which in turn affects our consolidated revenue. Currencies may be affected by internal factors, general economic conditions and external developments in other countries, all of which can have an adverse impact on a country’s currency. Currently, we are not party to any hedging transactions intended to reduce our exposure to exchange rate fluctuations. We may seek to enter into hedging transactions in the future, but we may be unable to enter into these transactions successfully, on acceptable terms or at all. We cannot predict whether we will incur foreign exchange losses in the future. Further, significant foreign exchange fluctuations resulting in a decline in the respective local currency may decrease the value of our foreign assets, as well as decrease our revenues and earnings from our foreign subsidiaries, which would reduce our profitability and adversely affect our financial position.

Risks Related to dMY and the Business Combination

Directors of dMY have potential conflicts of interest in recommending that stockholders vote in favor of approval of the Business Combination and approval of the other proposals described in this proxy statement/prospectus.

When considering the Board’s recommendation that dMY’s stockholders vote in favor of the approval of the Business Combination, dMY’s stockholders should be aware that dMY’s directors and executive officers, advisors and entities affiliated with them, have interests in the Business Combination that may be different from, or in addition to, the interests of dMY’s stockholders. These interests include:

•	the continued indemnification of former and current directors and officers of dMY and the continuation of directors’ and officers’ liability insurance after the Business Combination;

•	the fact that dMY’s Founders have waived their right to redeem any of their Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

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the fact that the Founders beneficially own or have an economic interest in Founder Shares and private placement warrants that they purchased prior to, or simultaneously with, the IPO, for which they have no redemption rights in the event an initial business combination is not effected in the required time period;

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the fact that the Founders paid an aggregate of $25,000 for the Class B Shares, which will convert into 6,900,000 Class A Shares in accordance with the terms of the Current Charter, subject to adjustment, and such securities will have a significantly higher value at the time of the Business Combination, estimated at approximately $112,740,000 based on the closing price of $16.82 per Class A Share on NYSE on March 22, 2021;

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the fact that the Sponsor paid approximately $7,520,000 for 5,013,333 private placement warrants, each such private placement warrant is exercisable commencing upon the later of 12 months following the IPO and 30 days following the closing of the Business Combination for one NewCo ordinary share at $11.50 per share;

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the fact that GS, as one of dMY’s underwriters in the IPO and one of the financial advisors in connection with the Business Combination, will be entitled to receive a deferred underwriting commission and financial advisory fee upon completion of the Business Combination; and Needham as one of the underwriters in the IPO who also performed certain financial advisory services in connection with the Business Combination, will be entitled to receive a deferred underwriting commission upon completion of the Business Combination; and

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if the trust account is liquidated, including in the event dMY is unable to complete an initial business combination within the required time period, the Sponsor has agreed that it will be liable to dMY if and to the extent any claims by a third party for services rendered or products sold to it, or a prospective target business with which it has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under the indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.

These financial interests of the officers and directors, and entities affiliated with them, may have influenced their decision to approve the Business Combination. You should consider these interests when evaluating the Business Combination and the recommendation of the Proposal to vote in favor of the Business Combination Proposal and other proposals to be presented to the stockholder.

GS and Needham may have a potential conflict of interest regarding the Business Combination.

Each of GS and Needham served as underwriters in the IPO, and, upon consummation of the Business Combination, they will be entitled to receive $9,660,000 of deferred underwriting commission, of which GS is entitled to $9,177,000 and Needham is entitled to $483,000. The underwriters of the IPO have agreed to waive their rights to the deferred underwriting commission held in the trust account in the event dMY does not complete an initial business combination within 24 months of the closing of the IPO. Accordingly, if the Business Combination, or any other initial business combination, is not consummated by that time and dMY is therefore required to be liquidated, GS and Needham will not receive any of the deferred underwriting commission and such funds will be returned to dMY’s public stockholders upon its liquidation.

Furthermore, GS was engaged by dMY as its financial advisor in connection with the Business Combination. dMY decided to retain GS as its financial advisor based primarily on its extensive knowledge of online gaming and the sports betting industry, strong market position, positive reputation as a leading advisor in SPAC business combinations, and their experienced and capable investment banking teams. Needham also provided certain financial advisory services in connection with the Business Combination given its ongoing relationship with the dMY team.

In addition to paying GS a financial advisory fee upon the Closing of the Business Combination for its role as financial advisor, dMY agreed to reimburse GS for reasonable out-of-pocket expenses, including the fees and disbursements of GS’ outside attorneys, and to indemnify GS and certain related parties against liabilities, including liabilities under federal securities laws, in each case, in connection with, as a result of, or relating to its engagement. Needham will not be receiving any advisory fees in connection with their financial advisory services in connection with the Business Combination.

Both GS and Needham have an interest in dMY’s completing a business combination prior to the expiration of the 24 month period following the closing of the IPO, and they both may have a potential conflict of interest given that they are entitled to the deferred portion of their underwriting compensation, and GS’ financial advisory fee is payable, only if an initial business combination is completed within the specified timeframe. In considering approval of the Business Combination, dMY’s stockholders should consider the roles of GS and Needham in light of this potential conflict.

Following the completion of the Business Combination, Founders and Sellers, whose interests may differ from those of other holders of NewCo ordinary shares following the Business Combination, will have the ability to significantly influence NewCo’s business and management.

It is anticipated that, upon completion of the Business Combination: (i) dMY’s public stockholders will own approximately 16.5% of NewCo; (ii) the PIPE Investors will own approximately 19.7% of NewCo; (iii) the Sponsor and current dMY directors will own approximately 4.1% of NewCo; and (iv) Sellers will own approximately 59.7% of NewCo (excluding the Restricted Shares). These levels of ownership interest: (a) exclude the impact of the warrants to purchase NewCo ordinary shares that will remain outstanding immediately following the Business Combination and (b) assume that no dMY public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in dMY’s trust account. See “The Business Combination Proposal — General — Equity Ownership Upon Closing.” In addition, at the Closing, dMY, the Founders, the Sellers and NewCo will enter into an Investor Rights Agreement, pursuant to which, among other things, at the Closing, the Sponsor will be entitled to designate two directors of NewCo, the Sellers will be entitled to designate six directors of NewCo, and the Chief Executive Officer of NewCo will be a director of NewCo. Accordingly, the Sponsor and the Sellers will be able to significantly influence the approval of actions requiring approval of the board of directors of NewCo through their voting power. As a result, the Founders and Sellers will retain significant influence with respect to NewCo’s management, business plans and policies, including the appointment and removal of its officers.

Further, certain Founders and Sellers are each in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with NewCo. Certain Founders and Sellers, and their respective affiliates, may also pursue acquisition opportunities that may be complementary to NewCo’s business and, as a result, those acquisition opportunities may not be available to NewCo. NewCo’s Amended and Restated Articles of Incorporation will provide that NewCo renounces and waives any interest, expectancy or right to any business or corporate opportunity presented to Founders, Maven and certain shareholders and their respective affiliates. Prospective investors in NewCo ordinary shares should consider that the interests of Founders and Sellers may differ from their interests in material respects.

Subsequent to the consummation of the Business Combination, NewCo may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and share price, which could cause you to lose some or all of your investment.

Although dMY has conducted due diligence on NewCo, dMY cannot assure you that this diligence revealed all material issues that may be present in its businesses, that it would be possible to uncover all material issues through a customary amount of due diligence or that factors outside of dMY’s or NewCo’s control will not later arise. As a result, NewCo may be forced to later write-down or write-off assets, restructure its operations or incur impairment or other charges that could result in losses. Even if the due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with dMY’s preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on dMY’s liquidity, the fact that NewCo reports charges of this nature could contribute to negative market perceptions about NewCo or its securities. In addition, charges of this nature may cause NewCo to violate net worth or other covenants to which it may be subject. Accordingly, any stockholders who choose to remain shareholders following the Business Combination could suffer a reduction in the value of their NewCo ordinary shares. Such shareholders are unlikely to have a remedy for such reduction in value, unless they are able to successfully claim that the reduction was due to the breach by dMY’s officers or directors of a fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation materials, relating to the Business Combination contained an actionable material misstatement or material omission.

The unaudited pro forma condensed combined financial information included in this proxy statement/prospectus may not be indicative of what NewCo’s actual financial position or results of operations would have been.

NewCo has been recently incorporated and has no operating history and no revenues. This document includes unaudited pro forma condensed combined financial statements for NewCo. The unaudited pro forma condensed combined financial information in this proxy statement/prospectus is presented for illustrative purposes only, is based on certain assumptions, addresses a hypothetical situation, and is not necessarily indicative of what NewCo’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated, or the future consolidated results of operations or financial position of NewCo. Accordingly, NewCo’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this document. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” for more information.

The Business Combination is subject to conditions, including certain conditions that may not be satisfied on a timely basis, if at all.

The completion of the Business Combination is subject to a number of conditions. The completion of the Business Combination is not assured and is subject to risks, including the risk that approval of the Business Combination by dMY’s stockholders is not obtained or that there are not sufficient funds in the trust account, in each case, subject to certain terms specified in the Business Combination Agreement (as described under “The Business Combination Agreement — Conditions to the Closing of the Business Combination”), or that other closing conditions are not satisfied. If dMY does not complete the Business Combination, it could be subject to several risks, including:

•	the parties may be liable for damages to one another under the terms and conditions of the Business Combination Agreement;

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negative reactions from the financial markets, including declines in the price of dMY’s Class A Shares due to the fact that current prices may reflect a market assumption that the Business Combination will be completed; and

•	the attention of its management will have been diverted to the Business Combination rather than its own operations and pursuit of other opportunities that could have been beneficial to dMY.

The Board did not obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination.

The Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination with NewCo. In analyzing the Business Combination, the Board and management conducted due diligence on NewCo and researched the industry in which NewCo operates and concluded that the Business Combination was in the best interests of dMY’s stockholders. Accordingly, investors will be relying solely on the judgment of the Board in valuing the NewCo’s businesses, and the Board may not have properly valued such businesses. The lack of a third-party valuation or fairness opinion may also lead an increased number of shareholders to vote against the Business Combination or demand redemption of their public shares for cash, which could potentially impact dMY’s ability to consummate the Business Combination.

NewCo may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

NewCo will have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of its ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) on each of 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption, and provided further that there is an effective registration statement covering the ordinary shares issuable upon exercise of the warrants, and a current prospectus relating thereto, available throughout the 30-day redemption period, or NewCo has elected to require the exercise of the warrants on a “cashless basis,” and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by NewCo, it may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force holders (i) to exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous to do so, (ii) to sell the warrants at the then-current market price when the holder might otherwise wish to hold its warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of the warrants. The private placement warrants are not redeemable by NewCo so long as they are held by the Sponsor or its permitted transferees.

The only principal asset of NewCo following the Business Combination will be its interest in Genius, and accordingly, it will depend on distributions from Genius to pay taxes and expenses.

Upon consummation of the Business Combination, NewCo will be a holding company and will have no material assets other than its interests in Genius. NewCo is not expected to have independent means of generating revenue or cash flow, and its ability to pay taxes and operating expenses, as well as dividends in the future, if any, will be dependent upon the financial results and cash flows of Genius. There can be no assurance that Genius will generate sufficient cash flow to distribute funds to NewCo, or that applicable law and contractual restrictions, including negative covenants under any debt instruments, if applicable, will permit such distributions. If Genius does not distribute sufficient funds to NewCo to pay its taxes or other liabilities, NewCo may default on contractual obligations or have to borrow additional funds. In the event that NewCo is required to borrow additional funds, it could adversely affect NewCo’s liquidity and subject it to additional restrictions imposed by lenders.

The Business Combination may give rise to a taxable event for U.S. Holders of Class A Shares and Public Warrants

Subject to the limitations and qualifications described in “Material Tax Considerations — Material U.S. Federal Income Tax Considerations” below, the Business Combination is generally intended to be tax-deferred to U.S. Holders and Non-U.S. Holders (as defined in “Material Tax Considerations — Material U.S. Federal Income Tax Considerations”) of Class A Shares and public warrants for U.S. federal income tax purposes, except to the extent that U.S. Holders and Non-U.S. Holders of Class A Shares receive cash pursuant to the exercise of redemption rights. However, the failure of a U.S. Holder to meet certain requirements could result in the exchange of Class A Shares for NewCo ordinary shares and/or the assumption by NewCo of public warrants being a taxable event to such U.S. Holder.

Section 367(a) of the U.S. Tax Code and the Treasury Regulations promulgated thereunder, in certain circumstances, may impose additional requirements for a U.S. Holder to qualify for tax-deferred treatment with respect to the exchange of Class A Shares and/or the assumption by NewCo of public warrants in the Business Combination.

The requirements for tax-deferred treatment, including Section 367(a) of the U.S. Tax Code, and the U.S. federal income tax consequences to U.S. Holders if such requirements are not met are discussed in more detail under the sections entitled “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders — Tax Consequences to U.S. Holders of the dMY Merger” and “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders — Additional Requirements for Tax Deferral.” If you are a U.S. Holder exchanging Class A Shares in the Business Combination or holding public warrants at the time of the consummation of the Business Combination, you are urged to consult your tax advisor to determine the tax consequences thereof.

Furthermore, if a U.S. Holder or Non-U.S. Holder exercises its redemption rights to receive cash from the trust account in exchange for a portion or, if such U.S. Holder or Non-U.S. Holder maintains its ownership of public warrants, all of its Class A Shares, such redemption may be treated as integrated with the dMY Merger rather than as a separate transaction. In such case, cash received by such U.S. Holder or Non-U.S. Holder in the redemption may also be treated as taxable boot received in a “reorganization” which, depending on the circumstances applicable to such U.S. Holder or Non-U.S. Holder, may be treated as capital gain (but not loss) or dividend income. If the Internal Revenue Service (“IRS”) were to assert, and a court were to sustain such a contrary position, such U.S. Holder or Non-U.S. Holder may be required to recognize more gain or income than if the redemption of Class A Shares was treated as a separate transaction from the exchanges pursuant to the dMY Merger. For further discussion on the tax implications of such treatment, please see the discussion under the headings “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders — Tax Consequences to U.S. Holders of Exercising Redemption Rights” and “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of Non-U.S. Holders — Tax Consequences to Non-U.S. Holders of Exercising Redemption Rights.” If you are a U.S. Holder or Non-U.S. Holder exercising your redemption rights with respect to the Class A Shares, you are urged to consult your tax advisor to determine the tax consequences if the dMY Merger and the redemption of Class A Shares are to be treated as an integrated transaction.

The IRS may not agree that NewCo should be treated as a non-U.S. corporation for U.S. federal income tax purposes.

Under current U.S. federal income tax law, a corporation generally will be considered to be a U.S. corporation for U.S. federal income tax purposes only if it is created or organized in the United States or under the law of the United States or of any State. Accordingly, under generally applicable U.S. federal income tax rules, NewCo, which is not created or organized in the United States or under the law of the United States or of any State but is instead a Guernsey incorporated entity and tax resident of the U.K., would generally be classified as a non-U.S. corporation. Section 7874 of the U.S. Tax Code and the Treasury regulations promulgated thereunder, however, contain specific rules that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes. If it were determined that NewCo is treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the U.S. Tax Code and the Treasury regulations promulgated thereunder, NewCo would be liable for U.S. federal income tax on its income just like any other U.S. corporation and certain distributions made by NewCo to Non-U.S. Holders (as defined in “Material Tax Considerations — Material U.S. Federal Income Tax Considerations”) of NewCo would be subject to U.S. withholding tax. As more fully described in “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — Treatment of NewCo as a non-U.S. Corporation for U.S. Federal Income Tax Purposes,” NewCo believes it should not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the U.S. Tax Code. However, whether the requirements for such treatment have been satisfied must be finally determined after the completion of the Business Combination, by which time there could be adverse changes to the relevant facts and circumstances. Furthermore, the interpretation of Treasury Regulations relating to the required ownership of NewCo is subject to uncertainty and there is limited guidance regarding their application. Accordingly, there can be no assurance that the IRS will not take a contrary position to those described above or that a court will not agree with a contrary position of the IRS in the event of litigation. You are urged to consult your tax advisor to determine the tax consequences if the classification of NewCo as a non-U.S. corporation is not respected.

dMY’s Founders, directors, officers, advisors and their affiliates may elect to purchase Class A Shares or warrants from public stockholders, which may influence a vote on the Business Combination and reduce the public “float” of the Class A Shares.

dMY’s Founders, directors, officers, advisors or their affiliates may purchase Class A Shares or warrants in privately negotiated transactions or in the open market either before or following the completion of the Business Combination, although they are under no obligation to do so. There is no limit on the number of securities dMY’s Founders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and the rules of NYSE. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase Class A Shares or warrants in such transactions.

In the event that dMY’s Founders, directors, executive officers, advisors, or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their public shares. The purpose of any such purchases of Class A Shares could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining stockholder approval of the Business Combination or to satisfy a closing condition in the Business Combination Agreement that requires dMY to have a certain amount of cash at the consummation of the Business Combination, where it appears that such requirement would otherwise not be met. In addition, the purpose of any such purchases of warrants could be to reduce the number of warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with the initial business combination. Any such purchases of dMY’s securities may result in the completion of the Business Combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of the Class A Shares and the number of beneficial holders of dMY’s securities may be reduced, possibly making it difficult to maintain the quotation, listing or trading of dMY’s securities on NYSE.

The Founders have agreed to vote in favor of the Business Combination, regardless of how dMY’s public stockholders vote.

The Founders have agreed to vote their Founder Shares in favor of the Business Combination. The Founders own 20% of dMY’s outstanding shares of common stock prior to the Business Combination. Accordingly, it is more likely that the necessary stockholder approval for the Business Combination will be received than would be the case if the Founders agreed to vote their Founder Shares in accordance with the majority of the votes cast by dMY’s public stockholders.

Even if dMY consummates the Business Combination, there can be no assurance that the warrants will be in the money at the time they become exercisable, and they may expire worthless.

The exercise price for the outstanding warrants is $11.50 per Class A Share. There can be no assurance that the warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the warrants may expire worthless.

If dMY is unable to complete the Business Combination with NewCo or another business combination by August 18, 2022 (or such later date as dMY’s stockholders may approve), dMY will cease all operations except for the purpose of winding up, dissolving and liquidating. In such event, third-parties may bring claims against dMY, and, as a result, the proceeds held in the trust account could be reduced and the per share liquidation price received by stockholders could be less than $10.00 per share.

Under the terms of the Current Charter, dMY must complete the Business Combination or another business combination by August 18, 2022, or dMY must: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest will be net of taxes payable and less up to $100,000 to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish its public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and the Board, dissolve and liquidate, subject, in the case of clauses (i) and (ii), to its obligations under Delaware law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. There will be no liquidating distributions with respect to dMY’s warrants, which will expire worthless. In such event, third-parties may bring claims against dMY. Although dMY has obtained waiver agreements from certain vendors and service providers (other than its independent auditors) it has engaged and owes money to, and the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the trust account notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over those of dMY’s public stockholders.

The Sponsor has agreed that it will be liable to dMY if and to the extent any claims by a third party for services rendered or products sold to it, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under dMY’s indemnity of the underwriters in the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. dMY has not asked the Sponsor to reserve for its indemnification obligations, it has not independently verified whether the Sponsor has sufficient funds to satisfy such obligations, and it believes that the Sponsor’s only assets are securities of dMY. As a result, if any such claims were successfully made against the trust account, the funds available for dMY’s initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, dMY may not be able to complete its initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares.

dMY’s directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to dMY’s public stockholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, in each case, less taxes payable, and dMY’s Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, dMY’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations.

While dMY currently expects that its independent directors would take legal action on its behalf against the Sponsor to enforce its indemnification obligations to dMY, it is possible that dMY’s independent directors. in exercising their business judgment and subject to their fiduciary duties, may choose not to do so in any particular instance. If dMY’s independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to dMY’s public stockholders may be reduced below $10.00 per share.

If, before distributing the proceeds in the trust account to dMY’s public stockholders, dMY files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of dMY’s stockholders and the per share amount that would otherwise be received by its stockholders in connection with its liquidation may be reduced.

If, before distributing the proceeds in the trust account to its public stockholders, dMY files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in dMY’s bankruptcy estate and subject to the claims of third-parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the trust account, the per share amount that would otherwise be received by dMY’s stockholders in connection with dMY’s liquidation may be reduced.

dMY’s stockholders may be held liable for claims by third-parties against dMY to the extent of distributions received by them.

If dMY is unable to complete the Business Combination with NewCo or another business combination within the required time period, dMY will cease all operations, except for the purpose of winding up, liquidating and dissolving, subject to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. dMY cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, dMY’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more), and any liability of dMY’s stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, dMY cannot assure you that third parties will not seek to recover from dMY’s stockholders amounts owed to them by dMY.

If dMY is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by dMY’s stockholders. Furthermore, because dMY intends to distribute the proceeds held in the trust account to its public stockholders promptly after the expiration of the time period to complete an initial business combination, this may be viewed or interpreted as giving preference to its public stockholders over any potential creditors with respect to access to or distributions from its assets. Furthermore, the Board may be viewed as having breached their fiduciary duties to dMY’s creditors and/or may have acted in bad faith, and thereby exposing itself and the company to claims of punitive damages, by paying public stockholders from the trust account before addressing the claims of creditors. dMY cannot assure you that claims will not be brought against it for these reasons.

During the Pre-Closing period, dMY and the Target Companies are prohibited from entering into certain transactions that might otherwise be beneficial to dMY, the Target Companies or their respective shareholders.

Until the earlier of the Closing of the Business Combination or termination of the Business Combination Agreement, dMY and the Target Companies are subject to certain limitations on the operations of their businesses, each as summarized under the “The Business Combination Agreement — Interim Operations Pending the Closing.” The limitations on dMY’s and the Target Companies’ conduct of their businesses during this period could have the effect of delaying or preventing other strategic transactions and may, in some cases, make it impossible to pursue business opportunities that are available only for a limited time.

Uncertainties about the Business Combination during the Pre-Closing period may cause third parties to delay or defer decisions concerning the Target Companies or seek to change existing arrangements.

There may be uncertainty regarding whether the Business Combination will occur. This uncertainty may cause third parties to delay or defer decisions concerning the Target Companies, which could negatively affect the Target Companies’ business. Third parties may seek to change existing agreements with the Target Companies as a result of the Business Combination or other reasons.

If dMY is not able to complete the Business Combination with NewCo or another business combination by August 18, 2022, dMY would cease all operations except for the purpose of winding up, and dMY would redeem its public shares and liquidate the trust account, in which case its public stockholders may only receive approximately $10.00 per share and its warrants will expire worthless.

The Current Charter states that dMY must complete its initial business combination by August 18, 2022. If dMY has not completed either the Business Combination with NewCo or another business combination by August 18, 2022, dMY will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest will be net of taxes payable and less up to $100,000 to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish its public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and its board of directors, dissolve and liquidate, subject in the case of clauses (i) and (ii), to its obligations under Delaware law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. There will be no liquidating distributions with respect to dMY’s warrants, which will expire worthless.

The exercise of dMY’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination Agreement may result in a conflict of interest when determining whether such changes to the terms of the Business Combination Agreement or waivers of conditions are appropriate and in dMY’s stockholders’ best interests.

In the period leading up to the closing of the Business Combination, events may occur that, pursuant to the Business Combination Agreement, would require dMY to agree to amend the Business Combination Agreement, to consent to certain actions taken by NewCo or to waive rights that dMY is entitled to under the Business Combination Agreement. Such events could arise because of changes in the course of NewCo’s businesses, a request by NewCo to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement or the occurrence of other events that would have a material adverse effect on the NewCo’s business and would entitle dMY to terminate the Business Combination Agreement. In any of such circumstances, it would be at dMY’s discretion, acting through the Board, to grant its consent or waive those rights. The existence of the financial and personal interests of the directors described in this proxy statement/prospectus may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is best for dMY and what he, she or they may believe is best for himself, herself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, dMY does not believe there will be any material changes or waivers that dMY’s directors and officers would be likely to make after the mailing of this proxy statement/prospectus. dMY will circulate a new or amended proxy statement/prospectus if changes to the terms of the Business Combination Agreement would have a material impact on its shareholders are required prior to the vote on the Business Combination Proposal.

Risks Related to NewCo Ordinary Shares

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of dMY’s and/or NewCo’s securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of the Class A Shares prior to the consummation of the Business Combination may decline. The market values of the Class A Shares at the time of the Business Combination may vary significantly from their prices on the date the Business Combination Agreement was executed, the date of this proxy statement/prospectus or the date on which dMY’s stockholders vote on the Business Combination. Because the number of NewCo ordinary shares to be issued pursuant to the Business Combination Agreement will not be adjusted to reflect any changes in the market price of the Class A Shares, the market value of NewCo ordinary shares issued in the Business Combination may be higher or lower than the values of these shares on earlier dates.

In addition, following the Business Combination, fluctuations in the price of NewCo ordinary shares could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for NewCo ordinary shares. Accordingly, the valuation ascribed to NewCo in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for NewCo’s securities develops and continues, the trading price of NewCo ordinary shares following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond NewCo’s control. Any of the factors listed below could have a material adverse effect on your investment in NewCo ordinary shares, and NewCo ordinary shares may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of NewCo ordinary shares may not recover and may experience a further decline.

Factors affecting the trading price of NewCo ordinary shares may include:

•	actual or anticipated fluctuations in NewCo’s quarterly financial results or the quarterly financial results of companies perceived to be similar to NewCo;

•	changes in the market’s expectations about NewCo’s operating results;

•	success of competitors;

•	NewCo’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning NewCo or the industries in which NewCo operates in general;

•	operating and share price performance of other companies that investors deem comparable to NewCo;

•	NewCo’s ability to market new and enhanced products on a timely basis;

•	changes in laws and regulations affecting NewCo’s business;

•	commencement of, or involvement in, litigation involving NewCo;

•	changes in NewCo’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of NewCo ordinary shares available for public sale;

•	any major change in NewCo’s board or management;

•	sales of substantial amounts of NewCo ordinary shares by NewCo’s directors, executive officers or significant shareholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of NewCo ordinary shares irrespective of NewCo’s operating performance. The stock market in general, and NYSE, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of NewCo ordinary shares, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to NewCo could depress its share price, regardless of its business, prospects, financial conditions or results of operations. A decline in the market price of NewCo ordinary shares also could adversely affect NewCo’s ability to issue additional securities and its ability to obtain additional financing in the future.

Because NewCo is incorporated under the laws of the Island of Guernsey, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

NewCo is a limited company incorporated under the laws of the Island of Guernsey. As a result, it may be difficult for investors to effect service of process within the United States upon NewCo’s directors or officers, or enforce judgments obtained in the United States courts against NewCo’s directors or officers.

We have been advised that there is doubt as to the enforceability in Guernsey of judgments of the United States courts of civil liabilities predicated solely upon the laws of the United States, including the federal securities laws.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a corporation incorporated in the United States.

It may be difficult to enforce a U.S. judgment against NewCo or its directors and officers outside the United States, or to assert U.S. securities law claims outside of the United States.

A number of NewCo directors and executive officers are not residents of the United States, and the majority of NewCo’s assets and the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for investors to effect service of process upon NewCo within the United States or other jurisdictions, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States. Additionally, it may be difficult to assert U.S. securities law claims in actions originally instituted outside of the United States. Foreign courts may refuse to hear a U.S. securities law claim, because foreign courts may not be the most appropriate forum in which to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that the law of the jurisdiction in which the foreign court resides, and not U.S. law, is applicable to the claim. Further, if U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process, and certain matters of procedure would still be governed by the law of the jurisdiction in which the foreign court resides. See “Description of NewCo’s Securities — Enforceability of Civil Liabilities.”

As a company incorporated in the Island of Guernsey, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from NYSE corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with NYSE corporate governance listing standards.

We are a company incorporated in the Island of Guernsey, and we intend to apply for listing of the NewCo ordinary shares and warrants on the NYSE. NYSE market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Island of Guernsey, which is our home country, may differ significantly from NYSE corporate governance listing standards.

Among others, we are not required to:

(a) have a majority of the members of our board of directors who are independent;

(b) hold regular meetings of our non-executive directors without the executive directors;

(c) have a nominating and/or corporate governance committee composed of entirely independent directors;

(d) have a remuneration committee composed of entirely independent directors; or

(e) adopt a code of business conduct and ethics, which we intend to do.

Provisions in the NewCo Governance Documents may inhibit a takeover of NewCo, which could limit the price investors might be willing to pay in the future for NewCo ordinary shares and could entrench management.

The NewCo Governance Documents will contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include that the NewCo Board will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of the board only by successfully engaging in a proxy contest at two or more annual general meetings. NewCo may issue additional shares without shareholder approval and such additional shares could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The ability for NewCo to issue additional shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise that could involve the payment of a premium over prevailing market prices for NewCo ordinary shares.

If a U.S. Holder is treated as owning at least 10% of NewCo ordinary shares, such U.S. Holder may be subject to adverse U.S. federal income tax consequences.

If a U.S. Holder is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of NewCo ordinary shares, such U.S. Holder may be treated as a “United States shareholder” with respect to NewCo, or to any of our subsidiaries, if NewCo or such subsidiary constitutes a “controlled foreign corporation” (in each case, as such terms are defined under the U.S. Tax Code). Certain United States shareholders of a controlled foreign corporation may be required to annually report and include in their U.S. taxable income, as ordinary income, their pro rata share of “Subpart F income,” “global intangible low-taxed income” and certain investments in U.S. property by controlled foreign corporations, whether or not such controlled foreign corporation make any distributions to such United States shareholder. A failure by a United States shareholder to comply with its reporting obligations may subject the United States shareholder to significant monetary penalties and other adverse tax consequences, and may extend the statute of limitations with respect to the United States shareholder’s U.S. federal income tax return for the year for which such reporting was due. NewCo cannot provide any assurances that it will assist investors in determining whether NewCo or any of its non-U.S. subsidiaries are treated as controlled foreign corporations or whether any investor is a United States shareholder with respect to any such controlled foreign corporations. NewCo also cannot guarantee that it will furnish to any United States shareholders information that may be necessary for them to comply with the aforementioned obligations. United States investors should consult their own advisors regarding the potential application of these rules to their investments in NewCo. The risk of being subject to increased taxation may deter our current shareholders from increasing their investment in us and others from investing in us, which could impact the demand for, and value of, our Class A Shares or NewCo ordinary shares.

If NewCo or any of its subsidiaries is characterized as a passive foreign investment company for U.S. federal income tax purposes, U.S. Holders may suffer adverse tax consequences.

If NewCo or any of its subsidiaries is or becomes a “passive foreign investment company,” or a PFIC, within the meaning of Section 1297 of the U.S. Tax Code for any taxable year (or portion thereof) during which a

U.S. Holder (as defined in “Material Tax Considerations — Material U.S. Federal Income Tax Considerations”) holds NewCo ordinary shares or public warrants, certain adverse U.S. federal income tax consequences may apply to such U.S. Holder and such U.S. Holder might be subject to additional reporting requirements.

We do not believe NewCo will be treated as a PFIC for its current taxable year and do not expect NewCo to become one in the near future. Nevertheless, whether NewCo is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. Accordingly, we are unable to determine whether NewCo will be treated as a PFIC for the taxable year of the Business Combination or for future taxable years, and there can be no assurance that NewCo will not be treated as a PFIC for any taxable year. If NewCo determines that it is a PFIC for any taxable year, NewCo intends to, upon written request from a U.S. Holder of NewCo ordinary shares, provide a PFIC Annual Information Statement for 2021 or going forward, as applicable. Please see the section entitled “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders — Tax Consequences to U.S. Holders of Ownership and Disposition of NewCo Ordinary Shares and Public Warrants — Passive Foreign Investment Company Rules” for a more detailed discussion with respect to NewCo’s potential PFIC status. U.S. Holders (as defined in “Material Tax Considerations — Material U.S. Federal Income Tax Considerations”) are urged to consult their tax advisors regarding the possible application of the PFIC rules to holders of the NewCo ordinary shares or public warrants.

Future resales of NewCo ordinary shares and/or warrants may cause the market price of such securities to drop significantly, even if its business is doing well.

The Founders and the Sellers will be granted certain rights, pursuant to the Investor Rights Agreement, to require NewCo to register, in certain circumstances, the resale under the Securities Act of their NewCo ordinary shares or warrants held by them, subject to certain conditions, and to certain demand, piggy-back and shelf registration rights. The sale or possibility of sale of these NewCo ordinary shares and/or warrants could have the effect of increasing the volatility in NewCo ordinary share price or putting significant downward pressure on the price of NewCo ordinary shares and/or warrants.

Additionally, a significant portion of NewCo’s ordinary shares will be subject to a lock-up and restricted from immediate resale, however, upon expiration of their respective lock-up periods, the sale of shares of NewCo’s ordinary shares or the perception that such sales may occur, could cause the market price of NewCo’s ordinary shares to drop significantly.

NewCo may issue additional NewCo ordinary shares or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of NewCo ordinary shares. Additionally, activities taken by existing dMY stockholders to increase the likelihood of approval of the Business Combination Proposal and other proposals could have a depressive effect on NewCo Ordinary Shares.

dMY may need to obtain additional financing to complete the Business Combination, either because the transaction requires more cash than is available from the proceeds held in its trust account or because it becomes obligated to redeem a significant number of public shares upon completion of the Business Combination, in which case NewCo may issue additional NewCo ordinary shares or other equity securities or incur debt in connection with the Business Combination. NewCo may also issue additional NewCo ordinary shares or other equity securities in the future in connection with, among other things, future capital raising and transactions and future acquisitions, without your approval in many circumstances.

NewCo’s issuance of additional NewCo ordinary shares or other equity securities would have the following effects:

•	NewCo’s existing shareholders’ proportionate ownership interest in NewCo may decrease;

•	the amount of cash available per share, including for payment of dividends in the future, may decrease;

•	the relative voting strength of each previously outstanding NewCo ordinary share may be diminished; and

•	the market price of NewCo ordinary shares may decline.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding dMY or its securities, the Founders and/or their affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal, or execute agreements to purchase such NewCo ordinary shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire or vote their shares in favor of the Business Combination Proposal. The purpose of such purchases and other transactions would be to increase the likelihood that the Business Combination Proposal is approved. Entering into any such arrangements may have a depressive effect on the NewCo ordinary shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase NewCo ordinary shares at a price lower than market and may therefore be more likely to sell the NewCo ordinary shares he, she or it owns, either prior to or immediately after the special meeting.

NYSE may not list NewCo’s securities, which could limit investors’ ability to make transactions in NewCo’s securities and subject NewCo to additional trading restrictions.

NewCo intends to apply to have its securities listed on NYSE upon consummation of the Business Combination. NewCo will be required to meet the initial listing requirements to be listed. NewCo may not be able to meet those initial listing requirements. Even if NewCo’s securities are so listed, it may be unable to maintain the listing of its securities in the future.

If NewCo fails to meet the initial listing requirements and NYSE does not list its securities and the related closing condition is waived by the parties, NewCo could face significant material adverse consequences, including:

•	a limited availability of market quotations for its securities;

•	a limited amount of news and analyst coverage on it; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such, we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the U.S. that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional cost and expense.

We are a “foreign private issuer,” as such term is defined in Rule 405 under the Securities Act; however, under Rule 405, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on June 30, 2021.

In the future, we would lose our foreign private issuer status if a majority of our shareholders are U.S. residents or if a majority of our directors or management are U.S. citizens or residents, and we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. Although we have elected to comply with certain U.S. regulatory provisions, our loss of foreign private issuer status would make such provisions mandatory. The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer may be significantly higher. If we are not a foreign private issuer, we will be required to file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. For example, the annual report on Form 10-K requires domestic issuers to disclose executive compensation information on an individual basis with specific disclosure regarding the domestic compensation philosophy, objectives, annual total compensation (base salary, bonus and equity compensation) and potential payments in connection with change in control, retirement, death or disability, while the annual report on Form 20-F permits foreign private issuers to disclose compensation information on an aggregate basis. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. We may also be required to modify certain of our policies to comply with good governance practices associated with U.S. domestic issuers. Such conversion and modifications will involve additional costs. In addition, we may lose our ability to rely upon exemptions from certain corporate governance requirements on NYSE that are available to foreign private issuers.

NewCo is an “emerging growth company,” and it cannot be certain if the reduced SEC reporting requirements applicable to emerging growth companies will make NewCo’s ordinary shares less attractive to investors, which could have a material and adverse effect on NewCo, including its growth prospects.

NewCo is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). NewCo will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following August 18, 2025, the fifth anniversary of dMY’s initial public offering, (b) in which NewCo has total annual gross revenue of at least $1.0 billion or (c) in which NewCo is deemed to be a large accelerated filer, which means the market value of our NewCo ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which NewCo has issued more than $1.0 billion in non-convertible debt during the prior three-year period. NewCo intends to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requiring that NewCo’s independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. The JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in the Securities Act for complying with new or revised accounting standards. NewCo has not chosen to “opt out” of this extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, NewCo, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of NewCo’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used. NewCo cannot predict if investors will find NewCo ordinary shares less attractive because NewCo intends to rely on certain of these exemptions and benefits under the JOBS Act. If some investors find NewCo ordinary shares less attractive as a result, there may be a less active, liquid and/or orderly trading market for NewCo ordinary shares and the market price and trading volume of NewCo ordinary shares may be more volatile and decline significantly.

If NewCo fails to maintain an effective system of internal control over financial reporting, NewCo may not be able to accurately report its financial results or prevent fraud. As a result, shareholders could lose confidence in NewCo’s financial and other public reporting, which is likely to negatively affect NewCo’s business and the market price of NewCo ordinary shares.

Effective internal control over financial reporting is necessary for NewCo to provide reliable financial reports and prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in NewCo’s implementation could cause NewCo to fail to meet its reporting obligations. In addition, any testing conducted by NewCo, or by NewCo’s independent registered public accounting firm, may reveal deficiencies in NewCo’s internal control over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to NewCo’s financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in NewCo’s reported financial information, which is likely to negatively affect NewCo’s business and the market price of NewCo ordinary shares.

NewCo will be required to disclose changes made in its internal controls and procedures and its management will be required to assess the effectiveness of these controls annually. However, for as long as NewCo is an “emerging growth company” under the JOBS Act, its independent registered public accounting firm will not be required to attest to the effectiveness of NewCo’s internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act. NewCo could be an “emerging growth company” for up to five years. An independent assessment of the effectiveness of NewCo’s internal controls could detect problems that NewCo’s management’s assessment might not. Undetected material weaknesses in NewCo’s internal controls could lead to financial statement restatements and require NewCo to incur the expense of remediation.

Risks Related to Redemption

The ability of stockholders to exercise redemption rights with respect to a large number of dMY’s outstanding shares of common stock could increase the probability that the Business Combination would be unsuccessful and that stockholders would have to wait for liquidation to redeem their public shares.

At the time dMY entered into the agreements for the Business Combination, it did not know how many stockholders will exercise their redemption rights, and therefore, it structured the Business Combination based on its expectations as to the number of public shares that will be submitted for redemption. If a larger number of public shares are submitted for redemption than it initially expected, this could lead to a failure to consummate the Business Combination, a failure to maintain the listing of its securities on NYSE or another national securities exchange or a lack of liquidity, which could impair dMY’s ability to fund its operations and adversely affect its business, financial condition and results of operations.

If dMY’s stockholders fail to properly demand redemption rights, they will not be entitled to redeem their public shares for a pro rata portion of the trust account.

Stockholders holding public shares may demand that dMY redeem their public shares for a pro rata portion of the trust account, calculated as of two business days prior to the consummation of the Business Combination. Stockholders who seek to exercise this redemption right must deliver their Class A Shares (either physically or electronically) to the Transfer Agent prior to the vote at the special meeting. Any stockholder who fails to properly demand redemption rights will not be entitled to redeem his, her or its public shares for a pro rata portion of the trust account. See the section entitled “Special Meeting of dMY stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your public shares for cash.

Stockholders, together with any affiliate or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group, will be restricted from seeking redemption rights with respect to more than 20% of the issued and outstanding public shares.

A stockholder, together with any affiliate or any other person with whom he, or she is acting in concert or as a partnership, syndicate, or other group, will be restricted from seeking redemption rights with respect to more than 20% of the issued and outstanding public shares. Accordingly, if you hold more than 20% of the public shares and the Business Combination Proposal is approved, you will not be able to seek redemption rights with respect to the full amount of your public shares and may be forced to hold the public shares in excess of 20% or sell them in the open market. dMY cannot assure you that the value of such excess public shares will appreciate over time following the Business Combination or that the market price of the Class A Shares will exceed the per-share redemption price.

Risks If the Adjournment Proposal Is Not Approved

If the Adjournment Proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Business Combination, the Board will not have the ability to adjourn the special meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved.

The Board is seeking approval to adjourn the special meeting to a later date or dates if, at the special meeting, the Business Combination Proposal is not approved. If the Adjournment Proposal is not approved, the Board will not have the ability to adjourn the special meeting to a later date, and, therefore, the Business Combination would not be completed.

General Risk Factors

Recruitment and retention of qualified personnel and key employees, including members of our senior management team, are vital to growing our business and meeting our business plans. The loss of any of our key executives or other key employees could harm our business.

We depend on a limited number of key employees to manage and operate our business. We believe a significant portion of our success is owed to our CEO and founder, Mark Locke. The leadership of Mr. Locke and our current executive officers has been critical and the departure, death or disability of Mr. Locke, or any one of our executive officers, or other extended or permanent loss of any of their services, or any negative market or industry perception with respect to any of them or their loss, could have a material adverse effect on our business. We may not be able to attract or retain such highly qualified personnel in the future. In addition, the loss of employees or the inability to hire qualified personnel that are knowledgeable regarding the sports data industry could result in significant disruptions to our business, and the integration of replacement personnel could be time-consuming and expensive and cause additional disruptions to our business. The sports data industry requires specific knowledge that is not easily transferable from other industries, and finding suitable replacements for specialized roles can be challenging in a limited talent pool. If we do not succeed in attracting, hiring, and integrating qualified personnel, or retaining and motivating existing personnel, we may be unable to grow effectively and our business, financial condition, results of operations and prospects could be adversely affected.

The requirements of being a public company, including compliance with the reporting requirements of the SEC and the requirements of the Sarbanes-Oxley Act and any applicable stock exchange, may strain our resources, increase our costs and divert management’s attention, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company, we will incur significant legal, accounting, insurance and other expenses that we have not incurred as a private company, including costs associated with public company reporting requirements. We have incurred and will incur costs associated with the Sarbanes-Oxley Act and related rules implemented by the SEC. The expenses incurred by public companies for reporting and corporate governance purposes generally have been increasing. Our management team has limited experience related to managing a public company and SEC and NYSE compliance and will not be immediately familiar with the increased regulations and controls to which public companies are subject. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. In estimating these costs, we took into account expenses related to investor relations, insurance, legal, accounting and compliance activities, as well as other expenses not currently incurred. These laws and regulations could also make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, on our board committees or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to the delisting of our common stock and warrants, fines, sanctions and other regulatory action and potentially civil litigation.

The terms of future indebtedness may contain restrictions on our business and operations. Our inability to comply with the terms of any of our existing or future indebtedness may adversely affect our business.

The terms of our future indebtedness may contain covenants that could, among other things, restrict our business and operations, our ability to incur additional indebtedness, pay dividends or make other distributions or repurchase stock, make certain investments, create liens on certain of our corporate assets, enter into affiliate transactions, merge, consolidate or sell all or substantially all of our assets. If we breach any of these covenants, our lenders and holders of other indebtedness may be entitled to accelerate our debt obligations. Any default could require that we repay outstanding indebtedness prior to maturity or that a lender could enforce a lien on our assets, as well as limit our ability to obtain additional financing, which in turn may have a material adverse effect on our cash flow and liquidity.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus includes statements that express dMY’s and NewCo’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this proxy statement/prospectus and include statements regarding dMY’s and NewCo’s intentions, beliefs or current expectations concerning, among other things, the ability to close the Business Combination, the benefits and synergies of the Business Combination, including anticipated cost savings, results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which TopCo operates. The forward-looking statements contained in this proxy statement/prospectus are based on dMY’s and NewCo’s current expectations and beliefs concerning future developments and their potential effects on the Business Combination and NewCo. There can be no assurance that future developments affecting dMY and NewCo will be those that dMY and NewCo have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond dMY’s and NewCo’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to

•	Those described in the section entitled “Risk Factors”;

•	other factors disclosed in this proxy statement/prospectus; and

•	other factors beyond NewCo’s control.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. dMY and NewCo will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Before a stockholder grants his, her or its proxy or instructs how his, her or its vote should be cast or vote on the Business Combination Proposal or the Adjournment Proposal, he, she or it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement/prospectus may adversely affect dMY, Genius, NewCo, TopCo and the Sellers.

SPECIAL MEETING OF DMY STOCKHOLDERS

General

dMY is furnishing this proxy statement/prospectus to dMY’s stockholders as part of the solicitation of proxies by the Board for use at the special meeting of dMY’s stockholders to be held on April 16, 2021, and at any adjournment or postponement thereof. This proxy statement/prospectus provides dMY’s stockholders with information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place

The special meeting of dMY will be held at 10:00 AM, Eastern Time, on April 16, 2021, at http://www.cstproxy.com/dmytechnologyii/sm2021. The special meeting can be accessed by visiting http:/www.cstproxy.com/dmytechnologyii/sm2021, where you will be able to listen to the meeting live and vote during the meeting. Please note that you will not be able to access the special meeting by means of remote communication. Please have your Control Number, which can be found on your proxy card, to join the special meeting. If you do not have a Control Number, please contact the Continental Stock Transfer & Trust Company, the transfer agent.

Registering for the Special Meeting

Pre-registration at http://www.cstproxy.com/dmytechnologyii/sm2021 is recommended but is not required in order to attend.

Any stockholder wishing to attend the virtual meeting should register for the meeting by April 13, 2021. To register for the special meeting, please follow these instructions as applicable to the nature of your ownership of our common stock:

•

If your shares are registered in your name with Continental Stock Transfer & Trust Company and you wish to attend the online-only special meeting, go to http://www.cstproxy.com/dmytechnologyii/sm2021, enter the 12-digit control number included on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting, you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

•

Beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the special meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Continental Stock Transfer & Trust Company at least five business days prior to the meeting date in order to ensure access.

Purpose of the Special Meeting

At the special meeting, dMY is asking holders of shares of common stock to consider and vote upon:

(1)	a proposal to approve the Business Combination described in this proxy statement/prospectus, including the Business Combination Agreement;

(2)

separate non-binding proposals to approve the following material differences between the NewCo Governing Documents that will be in effect upon the closing of the Business Combination and the Current Charter: (i) the name of the new public entity will be “Genius Sports Limited” as opposed to “Galileo NewCo Limited”; and (ii) the NewCo Governance Documents will not include the various provisions applicable only to special purpose acquisition companies that the Current Charter contains (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time); and

(3)	a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if dMY is unable to consummate the Business Combination.

Recommendation of the Board

The Board has unanimously determined that the Business Combination is fair to and in the best interests of dMY and its stockholders; has unanimously approved the proposals to be submitted for stockholder approval at the special meeting; and unanimously recommends that stockholders vote “FOR” the Business Combination proposal and the Adjournment Proposal, if the Adjournment Proposal is presented to the special meeting.

The existence of financial and personal interests of dMY’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is in the best interests of dMY and its stockholders and what he, she or they may believe is best for themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “The Business Combination Proposal—Interests of dMY’s Directors and Officers in the Business Combination” for a further discussion.

Record Date; Persons Entitled to Vote

dMY has fixed the close of business on March 12, 2021, as the “record date” for determining dMY stockholders entitled to notice of and to attend and vote at the special meeting. As of the close of business on March 22, 2021, there were 34,500,000 shares of dMY common stock outstanding and entitled to vote. Each share is entitled to one vote per share at the special meeting.

As of March 22, 2021, the Founders held of record and were entitled to vote an aggregate of 6,900,000 Founder Shares. The Founder Shares currently constitute 20% of the outstanding shares of common stock. The Founders have agreed to vote any Founder Shares held by them as of the record date in favor of the Business Combination. As a result, in addition to the shares held by the Founders, dMY needs 10,350,001 or approximately 38% of the 27,600,000 outstanding public shares to be voted in favor of the Business Combination (assuming all outstanding public shares are voted) in order to have it approved.

Quorum

The presence, in person or by proxy (which would include presence at the virtual meeting), of the holders of a majority of all the shares of common stock entitled to vote constitutes a quorum at the special meeting.

Abstentions

With respect to each proposal in this proxy statement/prospectus, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

If a stockholder fails to return a proxy card or fails to instruct a broker or other nominee how to vote, and does not attend the special meeting in person, then the stockholder’s shares will not be counted for purposes of determining whether a quorum is present at the special meeting. If a valid quorum is established, any such failure to vote or to provide voting instructions will have no effect on the outcome of any other proposal in this proxy statement.

Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on any of the proposals.

Required Vote

Approval of the Business Combination Proposal requires the affirmative vote of holders of a majority of the outstanding votes cast by holders of Class A Shares and Class B Shares present in person (which would include presence at the virtual special meeting) or by proxy at the special meeting and entitled to vote thereon, voting as a single class.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of at least a majority of the votes cast by holders of Class A Shares and Class B Shares present in person (which would include presence at the virtual special meeting) or by proxy at the special meeting and entitled to vote thereon, voting as a single class.

Voting Your Shares

Each share of common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

There are two ways to vote your shares at the special meeting:

•

You Can Vote By Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board “FOR” the Business Combination Proposal and the Adjournment Proposal, if presented. Votes received after a matter has been voted upon at the special meeting will not be counted.

•	You Can Attend the Special Meeting and Vote in Person (which would include presence at the virtual special meeting).

•

If your shares are registered in your name with Continental Stock Transfer & Trust Company and you wish to attend the virtual meeting, go to https://www.cstproxy.com/dmytechnologyii/sm2021, enter the 12-digit control number included on your proxy card or notice of the special meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the special meeting, you will need to log back into the special meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

•

Beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the virtual meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the special meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Continental Stock Transfer & Trust Company at least five business days prior to the special meeting date in order to ensure access.

Revoking Your Proxy

If you are a stockholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify dMY’s Chief Executive Officer in writing before the special meeting that you have revoked your proxy; or

•	you may attend the virtual meeting, revoke your proxy and vote (which would include presence at the virtual special meeting), as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you are a stockholder and have any questions about how to vote or to direct a vote in respect of your shares, you may call Morrow, dMY’s proxy solicitor, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing DMYD.info@investor.morrowsodali.com.

Redemption Rights

Any holder of public shares as of the record date may demand that dMY redeem such public shares for a full pro rata portion of the trust account (which, for illustrative purposes, was $16.82 per public share as of March 22, 2021), calculated as of two business days prior to the consummation of the Business Combination. If a holder properly seeks redemption as described in this section and the Business Combination with NewCo is consummated, dMY will redeem these public shares for a pro rata portion of funds deposited in the trust account, and the holder will no longer own these public shares following the Business Combination.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group, will be restricted from seeking redemption rights with respect to more than 20% of the issued and outstanding public shares. Accordingly, all public shares in excess of 20% held by a stockholder, together with any affiliate or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group, will not be redeemed for cash.

The Founders will not have redemption rights with respect to any Founder Shares owned by them, directly or indirectly, in connection with the Business Combination.

Holders of public shares or units who wish to exercise their redemption rights must, (i) if they hold their public shares through units, elect to separate their units into the underlying public shares and warrants and (ii) prior to 10:00 AM, Eastern Time, on April 14, 2021, (a) submit a written request to the Transfer Agent that dMY redeem their public shares for cash and (b) deliver their public shares to the Transfer Agent physically or electronically using the DTC’s DWAC (Deposit and Withdrawal at Custodian).

If the stockholder holds his, her or its public shares in “street name,” they will have to coordinate with their broker to have their public shares certificated or delivered electronically. Public shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the public shares or delivering them through the DWAC system. The Transfer Agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the redeeming stockholder. In the event the proposed Business Combination is not consummated, this may result in an additional cost to stockholders for the return of their public shares.

Any request to redeem such public shares, once made, may be withdrawn at any time up to the deadline for submitting redemption requests and thereafter, with dMY’s consent, until the Closing. A stockholder that has delivered his, her or its public shares to the Transfer Agent in connection with a redemption request who subsequently decides not to exercise redemption rights may withdraw the redemption request any time prior to the deadline for submitting redemption requests and thereafter, with our consent, until the Closing, by contacting the Transfer Agent and requesting that it return the public shares (physically or electronically) to such stockholder.

If the Business Combination is not approved or completed for any reason, then stockholders who elected to exercise their redemption rights will not be entitled to redeem their public shares for a pro rata portion of the trust account. In such case, dMY will promptly return any public shares delivered by such holders.

The closing price of a Class A Share on March 22, 2021, was $16.82. The cash held in the trust account on such date was approximately $276,127,156 ($10.00 per public share). Prior to exercising redemption rights, stockholders should verify the market price of the Class A Shares as they may receive higher proceeds from the sale of their Class A Shares in the public market than from exercising their redemption rights if the market price per Class A Share is higher than the redemption price. dMY cannot assure its stockholders that they will be able to sell their Class A Shares in the open market, even if the market price per Class A Share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its stockholders wish to sell their Class A Shares.

If a holder of public shares exercises his, her or its redemption rights, then he, he or it will be exchanging its public shares for cash and will no longer own those public shares. A redeeming stockholder will be entitled to receive cash for these public shares only if, prior to the deadline for submitting redemption requests, he, she or it (i) properly demands redemption and (ii) delivers his, her or its public shares (either physically or electronically) to the Transfer Agent, and the Business Combination is consummated.

If the number of redemptions exceeds the maximum redemption scenario described herein, dMY may need to obtain additional debt or equity financing to the complete the Business Combination.

Appraisal Rights

Neither dMY stockholders nor dMY warrant holders have appraisal rights in connection with the Business Combination under the DGCL.

Proxy Solicitation Costs

dMY is soliciting proxies on behalf of the Board. This solicitation is being made by mail but also may be made by telephone, on the Internet or in person. dMY and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. dMY will bear the cost of the solicitation.

dMY has hired Morrow to assist in the proxy solicitation process. dMY has agreed to pay Morrow a fee of $                .

dMY will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. dMY will reimburse them for their reasonable expenses.

Founders

As of March 22, 2021, the Founders held of record, and were entitled to vote an aggregate of, 6,900,000 Founder Shares. The Founder Shares currently constitute 20% of the outstanding shares. The Founders have agreed to vote any shares held by them as of the record date in favor of the Business Combination. As a result, in addition to the shares held by the Founders, dMY needs 10,350,001 or approximately 38% of the 27,600,000 outstanding public shares to be voted in favor of the Business Combination (assuming all outstanding public shares are voted) in order to have it approved.

The Founders have agreed to (i) waive their redemption rights with respect to their shares in connection with the completion of dMY’s initial business combination, (ii) waive their redemption rights with respect to their shares in connection with a stockholder vote to approve an amendment to the Current Charter to modify the substance or timing of dMY’s obligation to provide for the redemption of the public shares in connection with an initial business combination or to redeem 100% of the public shares if dMY has not consummated an initial business combination by August 18, 2022 and (iii) waive their rights to liquidating distributions from the trust account with respect to their Class B Shares if dMY fails to complete its initial business combination by August 18, 2022, although they will be entitled to liquidating distributions from the trust account with respect to any Class A Shares sold in the IPO they hold if dMY fails to complete its initial business combination within the prescribed time frame. If dMY does not complete its initial business combination within such applicable time period, the private placement warrants will expire worthless.

The issued and outstanding Class B Shares will automatically convert into Class A Shares immediately prior to the Closing on a one-for-one basis. Thereafter, in connection with the Business Combination and in consideration for the acquisition of all of the issued and outstanding equity interests of dMY representing the Founder Shares (via the Business Combination), Newco shall issue an equivalent number of NewCo ordinary shares, and such shares will not be transferable, assignable or saleable (subject to certain exceptions contained in the Investor Rights Agreement) until the earlier of (i) the date that is 12 months after the date of Closing, (ii) the date on which the closing share price of the NewCo ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (iii) the date NewCo completes (A) the sale of all or substantially all of the assets (in one transaction or a series of related transactions) of NewCo to any person (or group of persons acting in concert) or (B) a liquidation, merger, stock exchange, recapitalization or other similar transaction of NewCo, or other sale (in one transaction or a series of related transactions) of equity interests or voting power of NewCo to a person (or group of persons acting in concert), in each case, that results in any person (or group of persons acting in concert) owning more than 50% of the equity interests or voting power of NewCo (or any resulting entity after such merger or recapitalization). The private placement warrants (including the Class A Shares issuable upon the exercise of the private placement warrants) are not transferable, assignable or saleable until the earlier of, 12 months after the IPO (i.e., August 18, 2021) and 30 days after the Business Combination, subject to certain exceptions.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding dMY or its securities, the Founders and/or their affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal, or execute agreements to purchase shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares or vote their shares in favor of the Business Combination Proposal. The purpose of such purchases and other transactions would be to increase the likelihood that the Business Combination Proposal is approved. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and, with the dMY’s consent, the transfer to such investors or holders of shares or warrants owned by the Founders for nominal value.

Entering into any such arrangements may have a depressive effect on the Class A Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase Class A Shares at a price lower than market and may therefore be more likely to sell the Class A Shares he, she or it owns, either prior to or immediately after the special meeting.

If such transactions are effected, the consequence could be to cause the Business Combination Proposal to be approved in circumstances where such approval could not otherwise be obtained. Purchases of Class A Shares by the persons described above would allow them to exert more influence over the approval of the Business Combination Proposal and other proposals to be presented at the special meeting and would likely increase the chances that such proposals would be approved.

As of the date of this proxy statement/prospectus, no agreements dealing with the above have been entered into by the Founders or any of their affiliates. dMY will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or the satisfaction of any closing conditions. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

THE BUSINESS COMBINATION PROPOSAL

The discussion in this proxy statement/prospectus of the Business Combination and the principal terms of the Business Combination Agreement is subject to, and is qualified in its entirety by reference to, the Business Combination Agreement. A copy of the Business Combination Agreement is attached as Annex A to this proxy statement/prospectus.

General

Structure of the Business Combination

The Business Combination Agreement was entered into by and among dMY, TopCo, MidCo, NewCo, Merger Sub and the Sponsor on October 27, 2020.

Pursuant to the Business Combination Agreement, prior to the Closing, TopCo will undergo the Reorganization wherein all existing classes of shares of TopCo (except for (i) certain preference shares of TopCo which will be redeemed in the TopCo Redemption and (ii) certain shares of TopCo which will be contributed to NewCo in exchange for an amount equal to the Catch-Up Payment) will be contributed to NewCo in exchange for newly issued NewCo ordinary shares. As described in the Business Combination Agreement, solely with respect to the shares of TopCo that are unvested prior to the Reorganization and provided that the holders of such shares have executed and delivered support agreements agreeing to the vesting and restriction provisions therein, such shares shall be exchanged for NewCo ordinary shares but shall be subject to the vesting and restrictions as set forth therein. Following the Reorganization, upon the Closing, the shareholders of TopCo will hold: (1) that number of NewCo ordinary shares equal to the quotient obtained by dividing (i) $1,400,000,000, less the amount needed to repay certain loans granted by Topco, Midco and other direct and indirect subsidiaries of Topco, less the amount used to pay for the TopCo Redemption, less an amount equal to the Catch-Up Payment and less the amount, if any, to repurchase certain NewCo ordinary shares, in each case, in accordance with the terms of the Business Combination Agreement, by (ii) $10.00, and (2) up to 11,618,401 Restricted Shares issued pursuant to the terms and conditions of the Reorganization as set forth in the Business Combination Agreement. See the section entitled “The Business Combination Agreement.”

In addition, (i) effective as of immediately prior to the Closing, each issued and outstanding Class B Share will convert automatically on a one-for-one basis into a Class A Share; and (ii) on the date of Closing, Merger Sub will merge with and into dMY, with dMY continuing as the surviving company, as a result of which (A) dMY will become a wholly-owned subsidiary of NewCo; (B) each issued and outstanding unit of dMY, consisting of one Class A Share and one-third of one dMY Warrant, shall be automatically detached; (C) in consideration for the acquisition of all of the issued and outstanding Class A shares of dMY (as a result of the Business Combination), NewCo will issue one NewCo ordinary share for each dMY Class A share acquired by virtue of the Business Combination; (D) each issued and outstanding dMY warrant to purchase a Class A Share will exercisable for one NewCo ordinary share; and (E) NewCo will change its name to Genius Sports Limited. Accordingly, at the Closing, the dMY public stockholders will hold approximately 16.5% of the issued and outstanding NewCo ordinary shares, the Founders will hold approximately 4.1% of the issued and outstanding NewCo ordinary shares and the Sellers will hold approximately 59.7% of the issued and outstanding NewCo ordinary shares (assuming no public shares are redeemed as described in this proxy statement/prospectus). The Business Combination Agreement also contemplates the execution by the parties of various agreements at the Closing, including, among others, the below.

For more information about the Business Combination, please see the section titled “The Business Combination Agreement.” A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A.

Following the Reorganization, upon the Closing, the consideration to be received by shareholders of TopCo in connection with the Business Combination will be equal to: (1) that number of NewCo ordinary shares equal to the quotient obtained by dividing (i) $1,400,000,000 less the amount needed to repay certain loans granted by Topco, Midco and other direct and indirect subsidiaries of Topco and any other permitted indebtedness, less the amount used to pay for the TopCo Redemption, less an amount equal to the Catch-up Payment, and less the amount, if any, to repurchase certain NewCo ordinary shares, in each case, in accordance with the terms of the Business Combination Agreement, by (ii) $10.00, and (2) up to 11,618,401 Restricted Shares.

Consideration to be Received in the Business Combination

The aggregate consideration to be received by the Pre-Closing Holders at the Closing (after implementing the steps set forth below in the subsection titled “—Closing Date Cash Payments and Uses”, including in exchange of all debt and equity securities of TopCo (including pursuant to the TopCo Redemption)) will consist of: (i) the TopCo Equity Value apportioned in the following manner between cash and NewCo Common Shares: (x) the Aggregate Cash Consideration and (y) a number of NewCo Common Shares equal to the quotient obtained by dividing (1) the TopCo Equity Value minus the Aggregate Cash Consideration by (2) $10.00 and (ii) up to 11,618,401 Restricted Shares issued pursuant to the terms and conditions of the Reorganization as set forth in the Business Combination Agreement.

Pursuant to the Business Combination Agreement, the TopCo Equity Value is subject to adjustment following the Closing in the event that the transaction expenses attributable to TopCo and NewCo, on the one hand, or the Sponsor and dMY, on the other hand, exceed such party’s transaction expense cap as follows:

•

If, following the final determination of the transaction expenses attributable to the TopCo and NewCo, on the one hand, and the Sponsor and dMY, on the other hand, (1) the amount by which the transaction expenses attributable to the Sponsor and dMY exceeds the transaction expense cap with respect to the Sponsor and dMY is greater than (2) the amount by which the transaction expenses attributable to TopCo and NewCo exceeds the transaction expense cap with respect to the TopCo and NewCo (the positive result of (1) and (2), the “Net Company Equity Value Upward Adjustment Amount”), then the Company Enterprise Value will be adjusted upward following the Closing and NewCo will issue additional NewCo ordinary shares to the Sellers, on a pro rata basis, in the aggregate amount equal to the quotient of the Net Company Value Upward Adjustment Amount divided by $10.

•

If, following the final determination of the transaction expenses attributable to TopCo and NewCo, on the one hand, and the Sponsor and dMY, on the other hand, (1) the amount by which the transaction expenses attributable to TopCo and NewCo exceeds the transaction expense cap with respect to TopCo and NewCo is greater than (2) the amount by which the transaction expenses attributable to the Sponsor and dMY exceeds the transaction expense cap with respect to the Sponsor and dMY (the positive result of (1) and (2), the “Net Company Equity Value Downward Adjustment Amount”), then the Company Enterprise Value will be adjusted downward following the Closing and Maven will pay the Net Company Equity Value Downward Adjustment Amount to NewCo.

Equity Ownership Upon Closing

It is anticipated that, upon completion of the Business Combination: (i) dMY’s public stockholders will own approximately 16.5% of NewCo; (ii) the PIPE Investors will own approximately 19.7% of NewCo; (iii) the Sponsor and current dMY directors will own approximately 4.1% of NewCo; and (iv) the Sellers will own approximately 59.7% of NewCo (excluding the Restricted Shares). These levels of ownership interest: (a) exclude the impact of the warrants to purchase NewCo ordinary shares that will remain outstanding immediately following the Business Combination and (b) assume that no dMY public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in dMY’s trust account.

The Minimum Cash Condition must be satisfied even in the event holders of dMY’s public shares (other than the Sponsor and current dMY directors) exercise their redemption rights in connection with the Business Combination. In the event of such redemptions, the Minimum Cash Condition could still be satisfied using the proceeds from the PIPE Investment. Assuming the maximum redemption of dMY’s public shares: (i) dMY’s public stockholders will own no interest in NewCo; (ii) the PIPE Investors will own approximately 20.6% of NewCo; (iii) the Sponsor and current dMY directors will own approximately 3.7% of NewCo; and (iv) the Sellers will own approximately 75.8% of NewCo (excluding the Restricted Shares).

The following table illustrates varying ownership levels in NewCo, (i) assuming no redemptions by dMY’s public stockholders and the maximum redemptions by dMY’s public stockholders as described above and (ii) excluding (x) the warrants that may be exercised commencing upon the later to occur of 12 months from the IPO and 30 days after the Closing and (y) up to 11,618,401 Restricted Shares issued pursuant to the terms and conditions of the Reorganization as set forth in the Business Combination Agreement:

	Assuming No Redemptions of Public Shares	Assuming Maximum Redemptions of Public Shares(1)
dMY’s Public Stockholders	16.5%	—%
Founders	4.1%	3.7%
Sellers	59.7%	75.8%
PIPE Investors	19.7%	20.6%

(1)

Pursuant to the Founder Holders Forfeiture Agreement, the Founders have agreed to forfeit for no consideration up to 1,035,000 Class A Shares (which Class A Shares are issued immediately prior to the Closing upon the automatic conversion of the Class B Shares held by the Founders), in the aggregate, to the extent that the Minimum Cash will be less than $415,000,000, as more fully described in the Founder Holders Forfeiture Agreement.

Related Agreements

Founder Holders Forfeiture Agreement

Concurrently with the execution of the Business Combination Agreement, the Founders, NewCo and dMY entered into the Founder Holders Forfeiture Agreement, pursuant to which, among other things, the Founders have agreed to forfeit for no consideration up to 1,035,000 Class A Shares (which Class A Shares are issued immediately prior to the Closing upon the automatic conversion of the Class B Shares held by the Founders), in the aggregate, to the extent that the Minimum Cash (as defined in the Business Combination Agreement) is less than $415,000,000, as more fully described in the Founder Holders Forfeiture Agreement.

Founder Holders Consent Letter

Concurrently with the execution of the Business Combination Agreement, the Founders, NewCo and dMY entered into the Founder Holders Consent Letter, pursuant to which, among other things, the Founders have agreed to waive any and all anti-dilution rights described in the Current Charter with respect to Class A Shares held by the Founders (which Class A Shares are issued immediately prior to the Closing upon the automatic conversion of the Class B Shares held by the Founders), as more fully described in the Founder Holders Consent Letter.

Investor Rights Agreement

At the Closing, dMY, the Founders, the Sellers and NewCo will enter into an Investor Rights Agreement, pursuant to which, among other things, (i) dMY and the Founders will agree to terminate the Registration Rights Agreement, dated as of August 13, 2020, entered into in connection with the IPO; (ii) NewCo will provide certain registration rights for the NewCo ordinary shares and warrants held by the parties to the Investor Rights Agreement; (iii) at the Closing, the Sponsor will be entitled to designate two directors of NewCo, the Sellers will be entitled to designate six directors of NewCo, and the Chief Executive Officer of NewCo will be a director of NewCo; and (iv) Management, the Founders, Maven and the Co-Investors will agree not to transfer, sell, assign or otherwise dispose of the NewCo ordinary shares held by such person as of the Closing Date for 12 months following the Closing (with respect to Management and the Founders) and 6 months following the Closing (with respect to Maven and the Co-Investors), in each case, subject to certain exceptions and as more fully described in the Investor Rights Agreement.

Transaction Support Agreements

Concurrently with the execution of the Business Combination Agreement, NewCo, TopCo, dMY and the TSA shareholders entered into the Transaction Support Agreements, pursuant to which, among other things, the TSA Shareholders agreed to vote their outstanding shares of TopCo at any meeting of TopCo in favor of the transactions contemplated by the Business Combination Agreement and provided a power of attorney to Maven to take certain actions in connection with the transactions contemplated by the Business Combination Agreement on behalf of such shareholders. The TSAs also set out a summary of the terms on which the holders of Restricted Shares will hold such Restricted Shares, which will be set out more fully in the Galileo NewCo Limited 2021 Restricted Share Plan and the Form of Restricted Share Agreement under the Galileo NewCo Limited 2021 Restricted Share Plan.

Subscription Agreements

Concurrently with the execution of the Business Combination Agreement, NewCo and dMY entered into the Subscription Agreements, each dated October 27, 2020, with certain accredited and institutional investors, pursuant to which such investors made the Subscriptions, for a purchase price of $10.00 per share, for an aggregate purchase price of $330,000,000, to be issued immediately prior to or substantially concurrently with the Closing. The obligations of each party to the Subscription Agreements to consummate the Subscriptions are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Business Combination Agreement. The NewCo ordinary shares to be issued in connection with the Subscription Agreements and the transactions contemplated thereby will not be registered under the Securities Act of 1933 and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Headquarters; Share Symbols

After completion of the Business Combination:

•	the corporate headquarters and principal executive offices of NewCo will be Genius Sports Group, 9th Floor, 10 Bloomsbury Way, London, WC1A 2SL; and

•	if the parties’ application for listing is approved, NewCo ordinary shares and warrants are expected to be listed for trading on NYSE under the symbols “GENI” and “GENI WS,” respectively.

Background of the Business Combination

We are a blank check company that was incorporated in Delaware on June 18, 2020, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Business Combination was the result of an extensive search for a potential transaction utilizing the global network and investing and operating experience of our management team and the Board. The terms of the Business Combination were the result of extensive negotiations between our independent directors, our management team, our Sponsor, the Company, in consultation with its financial and legal advisors, and representatives of Genius, in consultation with its financial and legal advisors. The following is a brief description of the background of these negotiations, the Business Combination and related transactions.

Prior to the consummation of our IPO, neither we, nor anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with us.

The prospectus for our IPO states that we intended to use the following general criteria and guidelines to evaluate potential acquisition opportunities:

•	whether the target had an enterprise value in between $1.0 billion and $3.0 billion;

•	whether the target was in the mobile app industry and consumer internet sectors;

•	whether the target had a proven and accomplished management team;

•	whether the target had the requisite compliance, financial controls and reporting processes in place and was ready for the regulatory requirements of a public entity;

•	whether the target had a promising growth path, driven by a sustainable competitive advantage, with opportunities for acceleration by a partnership with us;

•

whether the target had a management team with the interest and ability to execute on strategic opportunities, including accretive acquisitions of companies that have the potential to enhance shareholder value;

•	whether the target had management and stakeholders who aspire to have their company become a public entity and generate substantial growth;

•	whether the target had a sizable market share in their segment and the opportunity to achieve market leadership; and

•	whether the target had defensible proprietary technology and intellectual property rights.

Following our IPO, we searched for business combination candidates. As part of the search process, our representatives contacted and were contacted by a number of individuals and entities with respect to business combination opportunities and engaged with several possible target businesses in discussions with respect to potential transactions.

During that period, Niccolo de Masi and Harry You:

•	developed a list of approximately ten of the most attractive potential companies in the mobile app and consumer internet sectors fitting our criteria;

•

had in person, telephonic or email discussions with approximately six of those companies (collectively, the “Potential Targets”), of which approximately two were actively pursued (including Genius); and

•	submitted non-binding Indications of Intent to Genius.

Prior to entering into exclusive negotiations with Genius, between August 18, 2020 and September 12, 2020, we conducted preliminary due diligence with a number of Potential Targets. Our preliminary due diligence review of these other Potential Targets progressed to various stages, which included, but was not limited to, the review of their respective operations, financial forecasts, and management teams, depending in each case on the outcome of earlier discussions with each such Potential Target and the earlier diligence findings. The Board believes that Genius provided dMY with the most attractive potential business combination because, among other things, Genius (i) is a fast-growing business with significant scale and distribution, operating in an expanding addressable market, (ii) has established long-term, mutually beneficial relationships with sports leagues and federations and has acquired the rights to collect and monetize their data and (iii) is led by an experienced management team with a depth of experience and strong track record of success. For the reasons discussed above, and dMY management’s experience in the sports betting and online gaming sector from the business combination transaction of dMY Technology Group, Inc. (“dMY I”) with Rush Street Interactive, LP (“RSI”), dMY focused its resources on the diligence of the business of Genius. On September 12, 2020, we entered into exclusive negotiations with Genius generally as a result of one or more of (i) dMY’s determination that the other Potential Targets did not represent as attractive a business combination partner as Genius due to a combination of business prospects, strategy, management teams and structure; (ii) differences in valuation expectations between dMY, on the one hand, and the Potential Targets, on the other hand; and (iii) other macroeconomic and industry considerations.

Timeline of the Negotiations

Messrs. De Masi and You completed the initial public offering of dMY I, also a blank check company formed for the purposes of effecting a merger or similar business combination, in February 21, 2020. Due to a pending business combination transaction with dMY I and RSI), Mr. de Masi was familiar with Oakvale Capital LLP, a London-based boutique investment bank (“Oakvale”). Oakvale served as financial advisor to RSI and supported a portion of the private capital fundraising process in connection with the RSI transaction during the period from May through July 2020.

On August 16, 2020, Sandford Loudon (an Oakvale partner who had worked on the RSI transaction) connected Mr. de Masi with Daniel Burns, founder of Oakvale. White & Case LLP (“W&C”), counsel to dMY, prepared a non-disclosure agreement regarding a potential transaction with Genius (“NDA”), which was sent to Daniel Burns. The NDA was negotiated and ultimately executed on August 17, 2020.

On August 22, 2020, dMY received a confidential information memorandum compiled by Genius and Oakvale. dMY then began working with GS to diligence the Genius valuation and anticipate the public markets’ reaction to a business combination with Genius.

Concurrently, Mr. You requested valuation work on a number of leading Potential Targets for dMY from Needham on August 24, 2020. Mr. de Masi continued pursuing other targets in the mobile app and gaming sectors.

On August 24, 2020, Mr. Mark Locke, Genius’ founder and Chief Executive Officer, and Mr. Burns gave an informational presentation to Messrs. You and de Masi on Genius and its business and strategic prospects. Messrs. You and de Masi expressed interest in further exploring a possible business combination between dMY and Genius and scheduled a follow-up meeting for the next day.

On August 25, 2020, representatives of dMY met with the Genius management team and Mr. Gabriele Cipparrone, a partner at Apax Partners LLP (“Apax Partners”), the investment advisor to the ultimate general partners of the Apax Funds, which are the controlling shareholders of Genius. The parties further discussed the business and strategic prospects of Genius and the rationale for a possible business combination. After this meeting, dMY sent written diligence questions to Genius and Oakvale, and responses to such questions were provided on August 26, 2020. After receiving these responses, dMY started working with W&C on preparing a draft letter of intent (“LOI”) for Genius setting forth the key terms of a possible business combination between dMY and Genius. Due to COVID-19, all meetings were held virtually.

On August 27, 2020, Messrs. de Masi and Burns exchanged a series of emails and continued discussions on the terms of a possible business combination.

On August 28, 2020, dMY submitted a letter of intent to Genius, following a discussion by Mr. You with GS about valuation methodology.

On August 31, 2020, dMY received a presentation from Needham, which assisted in the validation of dMY management’s valuation of Genius, including through the use of public company comparables, such as gambling technology providers and mission critical data providers, and the materials provided by Genius.

From August 30, 2020 onwards, dMY received certain financial information and forecasts with respect to Genius from Oakvale via email and an online data room. On September 18, 2020, a diligence call took place among GS, dMY and Oakvale to discuss the financial model and forecasts provided by Oakvale.

On September 1, 2020, dMY held a diligence call with the management team of Genius. Following this meeting, representatives of Genius and Messrs. You and de Masi continued to engage in periodic discussions regarding key diligence matters. During this period, dMY prioritized discussion of a possible business combination with Genius, but also continued their dialogues with other Potential Targets.

On September 2, 2020, dMY conducted a financial diligence call with Nick Taylor, the Chief Financial Officer of Genius. At that time, dMY also retained Chord Advisors, LLC (“Chord”) to perform financial diligence on behalf of dMY.

On September 3, 2020, dMY presented its perspective to Mr. Cipparrone on a possible business combination transaction with Genius. Francesca Luthi, one of dMY’s independent directors, attended. Apax Partners, Oakvale and Messrs. Locke and Taylor attended the meeting as well.

Between August 31, 2020 and September 4, 2020, Apax Partners and Oakvale reviewed the LOI with Kirkland & Ellis LLP (“K&E”), who were engaged as legal counsel to Genius and Apax Partners in connection with a possible business combination transaction, and on September 4, 2020, Oakvale sent dMY a revised draft of the LOI.

On September 5, 2020, Dave Horin of Chord was introduced to Genius as an advisor to dMY, and a Chord-Genius diligence call was held on the following day.

On September 7, 2020, dMY sent a revised draft of the LOI to Oakvale and introduced W&C to K&E. Between September 7, 2020 and September 16, 2020, representatives of dMY, on the one hand, and representatives of Genius and Apax Partners, on the other hand, held multiple calls regarding, and exchanged multiple revised drafts of, the LOI. The various revised drafts reflected divergent views on, among other things, the equity value ascribed to Genius (and any adjustments thereto), the waterfall for allocating transaction consideration to Genius shareholders, closing conditionality, quantum of the proposed PIPE Financing, scope of the forfeiture of Sponsor’s dMY shares and matters related to Genius’ post-closing corporate governance. Over the same period of time, the representatives and advisors for dMY, Genius and Apax Partners held numerous conference calls and came to agreement on various outstanding business issues, including, among other things: (i) the agreed equity valuation; (ii) the allocation of transaction consideration among Genius shareholders and related mechanics (including a fixed equity value with no adjustments, other than to the extent the transaction expenses of each party exceed certain agreed upon thresholds); and (iii) key closing conditions (including the thresholds for the “minimum proceeds” condition).

On September 10, 2020, Marc Silverman of Withum Smith+Brown, PC (“Withum”), dMY’s independent public auditor, was introduced by Mr. You to Genius and a diligence call was held that day between Withum and Genius.

On September 12, 2020, following several discussions among representatives of both parties and receipt of a revised draft of the LOI from Genius, and based upon dMY’s due diligence on, and discussions with, other Potential Targets to date, as described above, dMY decided to discontinue discussions with Potential Targets other than Genius.

On September 12, 2020, dMY also held a Board meeting to discuss entering into exclusivity with Genius with respect to a possible business combination. A detailed discussion of the terms and Genius’ business ensued, including Genius’ long-term contracts, highly diversified geographic customer base, pipeline, financial plan and data, projections and capital structure as well as public company comparables and expected market reaction. Following this discussion, the Board unanimously determined to proceed with pursuing a business combination transaction with Genius on an exclusive basis.

On September 16, 2020, following further negotiations, the parties reached an agreement on the final terms of the LOI, including the period of mutual exclusivity.

On September 17, 2020, dMY and Genius executed the LOI, which provided for, among other things, an agreed equity value of $1.4 billion for Genius based on an approximately seven times multiple of Genius’ projected revenues in 2021 and a binding exclusivity period that, subject to certain customary exceptions, ended on the later of (i) October 17, 2020 and (ii) completion of certain “testing the waters” meetings between dMY and Genius, on the one hand, and potential PIPE investors, on the other hand, unless such period was mutually extended by the parties.

On September 22, 2020, dMY began work on a tentative PIPE roadshow deck with GS, Credit Suisse Securities (USA) LLC (“CS”), Oakvale and Genius’ executive management team.

Between September 18, 2020 and October 1, 2020, dMY, on the one hand, and GS and CS, on the other hand, engaged in negotiations regarding the terms of engagement of GS and CS by dMY. On September 29, 2020, dMY and GS executed an engagement letter with respect to the PIPE Investment. On October 1, 2020, dMY executed an engagement letter with GS with respect to financial advisory services in connection with a potential business combination transaction and an engagement letter with CS with respect to the PIPE Investment. CS participated in many PIPE investor calls where they had a particularly strong relationship with the potential investor.

On September 23, 2020, representatives of dMY, Apax Partners, Genius and their respective advisors held a telephonic meeting regarding next steps for the diligence process.

Between September 23, 2020 and October 27, 2020, representatives and advisors of dMY conducted further business and financial due diligence with respect to Genius and, between October 1, 2020 and October 27, 2020, dMY’s legal, tax and other advisors conducted due diligence with respect to Genius, in each case, based on information available in an online data room (the “Data Room”), written responses from the management team of Genius and due diligence calls with the Genius management team and pertinent representatives and advisors of Genius.

On October 1, 2020, Genius provided dMY and its advisors with access to the Data Room for purposes of conducting further business, financial, legal, tax, intellectual property and other due diligence with respect to Genius.

Between October 1, 2020 and October 8, 2020, representatives and advisors of dMY, Genius and Apax Partners exchanged numerous drafts of, and held various calls and meetings to discuss, the PIPE roadshow presentation.

Beginning on October 5, 2020, GS, in its capacity as the private placement agent to dMY, began conversations with prospective investors with respect to the PIPE Investment. dMY, Genius and Apax Partners came to agreement on the proposed size and terms of the PIPE Investment and W&C and K&E exchanged drafts of the form Subscription Agreement to be used in the PIPE Investment, including the terms of the closing process, the conditions to closing the PIPE Investment, the representations and warranties of NewCo and the prospective PIPE Investor, the registration rights to be granted to the prospective PIPE Investor and provisions related to the termination of the Subscription Agreements. Between October 8, 2020 and October 26, 2020, dMY, Genius, Apax Partners and their respective representatives and advisors collectively negotiated the terms and exchanged drafts of the Subscription Agreement with the prospective PIPE Investors and their respective representatives and advisors. During this period of time, the prospective PIPE Investors conveyed to GS their initial proposed subscription amounts. On October 26, 2020, a final version of the Subscription Agreement was distributed to the prospective PIPE Investors, which reflected the outcome of negotiations among dMY, Genius, Apax Partners and the prospective PIPE Investors and responded to follow up questions and comments related thereto. Later that day, the prospective PIPE Investors that had chosen to participate in the PIPE Investment indicated their final subscription amounts and delivered executed Subscription Agreements to GS and W&C in escrow.

On October 9, 2020, K&E sent an initial draft of the Business Combination Agreement to W&C.

Between October 9, 2020 and October 27, 2020, K&E, on the one hand, and W&C, on the other hand, exchanged numerous revised drafts of the Business Combination Agreement and the related ancillary documents, and participated in a number of conference calls to negotiate such documents and agreements. The various revised drafts reflected divergent views on, among other things, certain risk allocation points, interim operating covenants, closing conditionality and deal certainty provisions, certain reorganization steps to be undertaken by Genius and its shareholders prior to the closing of the Business Combination, and allocation of transaction consideration and PIPE proceeds among the Genius shareholders. Over the same period of time, the representatives and advisors for dMY, Genius and Apax Partners held numerous conference calls and came to agreement on various outstanding business issues, including, among others: (i) the domicile of NewCo; (ii) certain reorganization steps to be undertaken by Genius and its shareholders prior to the closing of the business combination transaction; (iii) closing conditionality and deal certainty provisions; and (iv) the overall suite of representations, warranties and covenants to be provided by each party under the Business Combination Agreement and the related ancillary documents.

During the same period, Oakvale, K&E, representatives of Apax Partners, Macfarlanes LLP (“Macfarlanes”), counsel to Mr. Locke and certain other members of the Genius management team, and Mr. Locke, engaged in a number of discussions and negotiations concerning the terms of the Genius management team’s participation in the Transaction, the terms of the Restricted Shares and their vesting conditions, the Investor Rights Agreement and the Transaction Support Agreement to be executed by Mr. Locke and all other Genius shareholders in support of the various reorganization steps and the transactions contemplated by the Business Combination Agreement. During the same period, dMY and its representatives and advisors engaged in meetings and communications with Genius, Apax Partners and their respective representatives and advisors regarding these documents and their terms.

On October 19, 2020, Mr. de Masi presented the diligence findings of W&C and other dMY advisors to the full Board.

On October 22, 2020, Mr. de Masi shared with the Board the working draft of the Business Combination Agreement and diligence findings prepared by GS.

On October 24, 2020, Genius distributed a form of the Transaction Support Agreement, along with the working drafts of the Business Combination Agreement and Investor Rights Agreement, to all the shareholders of TopCo. During the period from October 24, 2020 and October 26, 2020, Genius communicated with substantially all the shareholders of TopCo, who executed and returned Transaction Support Agreements in support of the transactions contemplated by the Business Combination Agreement.

On October 25, 2020, Mr. de Masi shared structuring materials prepared by Ernst & Young LLP, tax and accounting advisor to Genius, with the full Board.

On October 25, 2020, dMY held a telephonic Board meeting to discuss the Genius transaction structure, the PIPE Investment and Business Combination Agreement. GS gave a presentation to the Board to assist in analyzing management’s valuation of Genius. The Board reviewed and discussed the Business Combination, including a detailed review and discussion of the form of the Business Combination Agreement and the related transaction documents, and also discussed diligence findings. Certain representatives of W&C. The Board then discussed other factors, including those described below under the caption “—The Board’s Reasons for the Approval of the Business Combination.” At the end of the meeting, the Board (i) determined that the Business Combination Agreement and related transaction agreements, were fair, advisable and in the best interests of dMY and its stockholders, (ii) adopted and approved the Business Combination Agreement and the related transaction agreements, (iii) recommended that dMY’s stockholders adopt and approve the Business Combination Agreement, the related transaction agreements and such other proposals that are required for the consummation of the transactions contemplated by the Business Combination Agreement and (iv) directed the officers of dMY to submit the Business Combination and related transaction agreements to the dMY’s stockholders for adoption and approval.

On October 26, 2020, dMY held a Board meeting to discuss the substantially final draft of the Business Combination Agreement and the ancillary documents. Certain representatives of W&C also attended the meeting. After review of the changes to the transaction documents, the Board unanimously agreed to proceed with finalizing negotiations and executing the Business Combination Agreement for announcement the morning of October 27, 2020.

On October 27, 2020, the parties executed the Business Combination Agreement and Maven and each other shareholder of TopCo executed and delivered Transaction Support Agreements (see “—Related Agreements — Transaction Support Agreement”). On the same day, dMY and Genius issued a joint press release announcing the execution of the Business Combination Agreement. Thereafter, dMY filed on Current Reports on Form 8-K with the SEC the Business Combination Agreement, forms of the Transaction Support Agreements, other related transaction agreements, the press release and the investor presentation. The parties have continued and expect to continue regular discussions in connection with, and to facilitate, the consummation of the Business Combination.

The Board’s Reasons for the Approval of the Business Combination

The Board considered a wide variety of factors in connection with its evaluation of the Business Combination. In light of the complexity of those factors, the Board, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of the Board may have given different weight to different factors. This explanation of the reasons for the Board’s approval of the Business Combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

Before reaching its decision, the Board reviewed the results of the due diligence conducted by our management, which included:

•	extensive meetings with Oakvale and Genius’ management team to understand and analyze Genius’ business and prospects;

•	extensive calls with executives of leading regulated gaming businesses in the US and Europe, the majority of whom are clients of Genius;

•	legal due diligence conducted by W&C;

•	financial and accounting due diligence conducted by Chord and Withum;

•	regulatory and gaming commission due diligence conducted by Greenberg;

•	discussions with customers of Genius as well as market participants who are knowledgeable about the sports betting and online gaming industry;

•	review of Genius’ financial statements and certain projections provided by Genius;

•	review by Needham, GS and dMY’s management of valuation materials and analysis produced by GS; and

•	research on comparable public companies and precedent transactions.

The factors considered by our Board included, but were not limited to, the following:

•

Large Total Addressable Market (TAM) with Significant Growth Opportunity. The Board believes that Genius is uniquely positioned to capture significant TAM in both the United States and internationally. According to H2 Gambling Capital, the global sports betting industry will generate approximately $59 billion in gross gaming revenue (“GGR”) by 2025. The Board believes that Genius is well positioned to capitalize on the sports betting growth markets, including the U.S. and certain parts of Europe and Latin America. The Board also believes that in the U.S. market specifically, Genius’ strong partnerships with sports leagues, data-driven marketing products, existing relationships with B2B providers and robust licensing regime give Genius a competitive advantage.

•

Market Leadership Position and Deep Relationships with Leagues and Sportsbooks. The Board believes that Genius offers a critical mass of sport events, which makes it important to sportsbooks, and that Genius’ integration with sports leagues and human infrastructure create a highly diversified, defensible portfolio.

•

Reliable Revenue and Good Earnings Visibility. The Board believes that Genius holds long-term contracts with sportsbooks and sports rights holders and has historically experienced very low churn. Approximately 60% of Genius’ revenue is recurring, which the Board believes will allow for good earnings visibility. In addition, Genius’ contracts are structured with upside levers through revenue share components, which the Board believes will allow Genius to to benefit as its partners grow through increased GGR, expansion into new markets and/or utilization of more events.

•

Scaled Cost Structure with High Operating Leverage. The Board believes that Genius benefits from significant economies of scale driven by highly scalable technology and software. The Board also believes that the majority of Genius’ costs are expected to grow slower than expected revenue growth.

•

Market-Leading Software and Technology. The Board believes that Genius possesses robust technology and that Genius’ core systems can be scaled out to support ongoing sustained growth in customers, sports event coverage and volume of bet types.

•

Experienced Management Team. The Board believes that Genius is led by an experienced management team with a depth of experience and strong track record of success. The team has extensive experience in the global sports, wagering and iGaming sectors and, having led the business to growth as the regulatory landscape matured in Europe over the past decade, is well positioned to capitalize on developing markets around the globe. The management team is led by Mark Locke (CEO and co-Founder), who is recognized as a global expert on sports technology, integrity and sports betting regulation.

•

No Termination Fee. The Business Combination Agreement does not include a provision contemplating the payment by dMY of a termination fee in the event of termination of the Business Combination Agreement.

In the course of its deliberations, our Board considered a variety of uncertainties, risks and other potentially negative reasons relevant to the Business Combination, including the below:

•	Benefits Not Achieved. The risk that the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected timeframe.

•

Liquidation of dMY. The risks and costs to dMY if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in dMY being unable to effect a business combination by August 14, 2022 and force dMY to liquidate.

•

Exclusivity. The fact that the Business Combination Agreement includes a provision that generally restricts dMY from soliciting other business combination proposals, which limits dMY’s ability, so long as the Business Combination Agreement is in effect, to consider other potential business combinations. In addition, under the Business Combination Agreement, unless required by applicable law, the Board may not change or withdraw its recommendation to the dMY stockholders to vote in favor of the Business Combination Proposal and any other proposals required to consummate the transactions contemplated by the Business Combination Agreement that are submitted to, and require the vote of, the dMY stockholders.

•	Shareholder Vote. The risk that the dMY stockholders may fail to provide the votes necessary to effect the Business Combination.

•

Post-Business Combination Corporate Governance; Terms of the Investor Rights Agreement. The Board considered the corporate governance provisions of the Business Combination Agreement and the Investor Rights Agreement and the material provisions of the NewCo Governing Documents. In particular, they considered the nomination rights that certain stockholders would have in NewCo and that these rights are not generally available to public stockholders, including stockholders that may hold a large number of shares. See “—Related Agreements—Investor Rights Agreement” for detailed discussions of the terms and conditions of these documents.

•

Limitations of Review. The Board considered that they were not obtaining an opinion from a financial advisor or accounting firm that the consideration to be received by the dMY stockholders is fair to dMY or its stockholders from a financial point of view.

•

Closing Conditions. The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within dMY’s control, including approval by dMY stockholders of the Business Combination and approval by NYSE of the initial listing application in connection with the Business Combination.

•

Litigation. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

•

External Risks. Economic downturns and political and market conditions beyond Genius’ control, including a reduction in consumer discretionary spending and sports leagues shortening, delaying or canceling their seasons due to COVID-19, could adversely affect its business, financial condition, results of operations and prospects.

•

Reliance on Projections. Genius’ projections, including for revenues and profitability, are subject to significant risks, assumptions, estimates and uncertainties and Genius’ operating results may vary, which may make future results difficult to predict with certainty.

•	Fees and Expenses. The fees and expenses associated with completing the Business Combination.

•

Inability to Evolve. Genius’ growth prospects may suffer if it is unable to develop successful product offerings, if it fails to pursue additional product offerings or if it loses any of its key executives or other key employees. In addition, if Genius fails to make the optimal investment decisions in its product offerings and technology platform, it may not attract and retain key customers and its revenue and results of operations may decline.

•	Other Risks. Various other risks associated with the Business Combination, the business of dMY and the business of Genius described under the section entitled “Risk Factors.”

In addition to considering the factors described above, the Board also considered that certain of the officers and directors of dMY may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of dMY stockholders, which are described in more detail under the section entitled “Certain Relationships and Related Person Transactions,” dMY’s independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and approving, as members of the Board, the Business Combination Agreement and the transactions contemplated therein, including the Business Combination.

Although the Board did not seek a third party valuation, and did not receive a valuation opinion from any third party in connection with the Business Combination, the Board relied on dMY’s management team’s collective experience in public market transactions in constructing and evaluating financial models and projections and conducting valuations of businesses as assisted by its financial advisors. dMY’s management also considered a comparable company analysis to assess the potential value that the public markets would likely ascribe to Genius, and this analysis was provided to dMY’ board of directors. The comparable companies were considered, in certain respects, to be similar to the Genius’ business due to one or more similar operating and financial characteristics, and included gambling technology providers and mission critical data providers. Although none of the selected companies reviewed in the analysis were directly comparable to Genius, the companies had one or more similar operating and financial characteristics as Genius. dMY’s board of directors considered this analysis and viewed Genius to favorably compare to such other companies. Based on these various factors, the Board concluded that an equity value of $1.4 billion is a fair and reasonable valuation given (a) Genius’ long-term contracts and its highly diversified geographic customer base, pipeline, financial plan and data, projections, its capital structure, and valuations of precedent combination transactions and targets in similar and adjacent sector, and (b) Genius’ growth prospects, business strategy, market-leading position and deep relationships with leagues and sportsbooks, reliable revenue and good earnings visibility, among other compelling aspects.

After considering the foregoing potentially negative and potentially positive reasons, the Board concluded, in its business judgment, that the potentially positive reasons relating to the Business Combination and the other related transactions outweighed the potentially negative reasons. Accordingly, the Board unanimously determined that the Business Combination Agreement and the Business Combination were advisable, fair to, and in the best interests of, dMY and its stockholders.

Certain Forecasted Financial Information for the Company

TopCo does not as a matter of course make public projections as to earnings or other results. However, in connection with its consideration of the potential combination, the Board was provided with prospective financial information prepared by management of TopCo (collectively, the “Projections”).

The Projections are included in this proxy statement/prospectus solely to provide our stockholders access to information made available in connection with the Board’s consideration of the Business Combination. The Projections should not be viewed as public guidance. Furthermore, the Projections do not take into account any circumstances or events occurring after the date on which the Projections were presented to the Board, which was August 22, 2020.

The Projections were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. The Projections have not been audited. None of the independent registered public accounting firms of TopCo, NewCo or dMY, or any other independent accountants, have compiled, examined or performed any procedures with respect to the Projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or their achievability, and the independent accounting firms of TopCo, NewCo and dMY assume no responsibility for, and disclaim any association with, the Projections.

In the view of TopCo’s management team, the Projections were prepared on a reasonable basis, reflected the best currently available estimates and judgments of TopCo and presented, to the best of their knowledge and belief, the expected course of action and the expected future financial performance of TopCo and its subsidiaries. In particular, TopCo’s management team has made assumptions relating to general business, economic, market, regulatory and financial conditions and various other factors. The Projections do not reflect the additional capital expected to be received by NewCo, nor the impact of any subsequent investment in connection with the Business Combination.

The Projections are subjective in many respects. As a result, there can be no assurance that the Projections will be realized or that actual results will not be significantly higher or lower than estimated. Since the Projections cover multiple years, that information by its nature becomes less predictive with each successive year.

While presented with numerical specificity, the Projections are forward-looking and reflect numerous estimates and assumptions with respect to future industry performance under various industry scenarios, as well as assumptions for competition, general business, economic, market and financial conditions and matters specific to the businesses of TopCo, all of which are difficult to predict and many of which are beyond the preparing parties’ control, including, among other things, the matters described in the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.”

The most significant assumptions upon which the Company’s management based its forecasts and the reasonable and supportable basis for those assumptions are, among other things, betting, content & services revenue growth through execution of our official data strategy to drive increased utilization with existing customers, contractual price increases on renewals and renegotiations, expansion of value-add services and new customer wins and service offerings achieved through liberalization of sports betting markets globally. Sports, technology & services revenue is projected to grow with contractual price inflation and expanded service offerings to existing and new sporting leagues and federations. Media, content & services revenue is projected to increase at the existing growth trajectory.

Group Adjusted EBITDA is driven by revenue growth per above, offset by the continued acquisition of targeted data and streaming rights, in line with our official rights strategy. Cost of revenue margins are forecast to decrease with economies of scale achieved as revenues outgrow number of events offered. Operating expenses are projected to grow in line with inflation and modest headcount growth.

The Company believes that the assumptions used to derive its forecasts are both reasonable and supportable. The Company’s management derived its forecasts based on modelling revenue growth assumptions and estimates of controllable expenditure. In preparing the models, the Company’s management relied on a number of factors, including the executive team’s significant experience in the market and the actual historical performance of the Company.

The Projections were prepared solely for internal use to assist us in our evaluation of TopCo and the Business Combination. NewCo has not warranted the accuracy, reliability, appropriateness or completeness of the projections to anyone, including dMY. Neither NewCo’s or TopCo’s management nor their respective representatives have made or make any representations to any person regarding the ultimate performance of NewCo or Topco relative to the Projections.

The Projections are not fact. The Projections are not a guarantee of actual future performance. The future financial results of NewCo and TopCo may differ materially from those expressed in the Projections due to factors beyond NewCo’s and TopCo’s ability to control or predict.

The Projections are not included in this proxy statement/prospectus in order to induce any stockholders to vote in favor of any of the proposals at the special meeting and should not be looked upon as “guidance” of any sort.

Total Group Revenue, which is included in the Projections reflected below, was prepared in accordance with U.K. generally accepted accounting principles (“GAAP”). Such information has not been presented in accordance with U.S. GAAP or audited in accordance with either Public Company Oversight Board (“PCAOB”) standards or generally accepted auditing standards in the U.S. U.K. GAAP differs in certain respects from U.S. GAAP.

Group Adjusted EBITDA and Total Adjusted EBITDA Margin, which is derived therefrom, are not presented in accordance with U.S. or U.K. GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by TopCo are not reported by all of its competitors and may not be comparable to similarly titled amounts used by other companies.

The non-GAAP financial measures reflected below are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, TopCo is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.

We encourage you to review the financial statements of TopCo included in this proxy statement/prospectus, as well as the financial information in the sections entitled “Selected Historical Financial Information” and “Unaudited Pro Forma Condensed Combined Financial Statements” in this proxy statement/prospectus, and not rely on any single financial measure.

None of TopCo, NewCo or any of their respective affiliates intends to, and, each of them expressly disclaims any obligation to, update, revise or correct the Projections to reflect circumstances existing or arising after the date such Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Projections are shown to be in error or any of the Projections otherwise would not be realized.

The key elements of the Projections provided to dMY are summarized below, which were prepared in reliance upon TopCo’s historical financial statements prepared in accordance with U.K. GAAP (assuming an exchange rate of 1.30 GBP per U.S. dollar, which was the exchange rate used for the preparation of the Projections as of September 9, 2020):

Total Group Revenue

(U.S. dollars in millions, prepared in accordance with U.K. GAAP)	For the year ended December 31, 2020	For the year ending December 31, 2021	For the year ending December 31, 2022
Total Group Revenue(1)	$145	$190	$238

The average Compound Annual Growth Rate over the years 2018 through 2022 is expected to be 29%.

Group Adjusted EBITDA and Total Adjusted EBITDA Margin

(U.S. dollars in millions, Total Group Revenue prepared in accordance with U.K. GAAP)	For the year ended December 31, 2020	For the year ending December 31, 2021	For the year ending December 31, 2022
Group Adjusted EBITDA(2)	$14	$35	$68
Total Adjusted EBITDA Margin (% of Total Revenues)(3)	10	18	29

(1)	Total Group Revenue is the total revenue of TopCo and its subsidiaries.
(2)

Group Adjusted EBITDA is a non-GAAP measure defined as earnings before interest, tax, depreciation, amortization, restructuring costs and any share based payment charges. For the years ending December 31, 2021 and 2022, such figures exclude additional U.S. listing and domicility costs. Group Adjusted EBITDA is the total Adjusted EBITDA of TopCo and its subsidiaries.

(3)	Total Adjusted EBITDA margin is a non-GAAP financial measure, calculated as Group Adjusted EBITDA divided by Total Group Revenue.

Comparable Public Companies

During the course of valuing Genius, dMY’s management through its financial advisors also identified several comparable public companies in each of the info and data analytics, online gaming and online B2B sectors. Specifically, dMY’s management determined that the most relevant publicly traded companies in the info & data analytics sector were ZoomInfo Technologies Inc., MSCI, Inc., CoStar Group, Inc., Tradeweb Markets Inc. S&P Global Inc., Verisk Analytics, Inc., Moody’s Corp., Clarivate PLC, Fair Isaac Corporation and Factset Research Systems Inc., the most relevant online gaming companies were DraftKings Inc., Golden Nugget Onling Gaming, Inc. (f/k/a Landcadia Holdings II, Inc.), Rush Street Interactive, Inc. (f/k/a Rush Street Interactive, Inc.) and PointsBet Holdings Limited, and the most relevant online B2B company was Evolution Gaming Group AB. dMY’s management believes that the combined company is likely to be considered to be in one or more of these categories by potential investors based on its business and financial model.

The following is the financial information of these companies and Genius that was considered by dMY’s board of directors:

			Enterprise Value Multiples(2)
			Revenue		EBITDA
	Equity Market Cap(1)	Adjusted Enterprise Value(1)	2021F	2022F	2021F	2022F	2021F YoY Revenue Growth	2022F YoY Revenue Growth	2022F EBITDA Margin
Genius(3)	NA	$1,400	7.4x	5.9x	18.4x	14.7x	31%	25%	29%
Info and Data Analytics	$22,701	$23,731	11.7x	11.0x	27.1x	24.7x	7%	7%	49%
Onling Gaming	$2,072	$1,786	8.3x	11.8x	NA	NA	42%	47%	NA
Online B2B	$11,474	$11,233	14.8x	12.2x	25.2x	21.2x	25%	21%	58%

(U.S. dollars in millions)

Source: Public filings, CapIQ and IBES estimates as of September 25, 2020.

Note: The comparable company figures represent the medians for each peer group.

(1)	Equity market cap based on diluted shares outstanding.
(2)	Projected revenue and EBITDA are based on IBES median estimates, unless otherwise stated.
(3)	EBITDA multiples based on 2021F and 2022F revenue, respectively, multiplied by illustrative steady-state EBITDA margin of 40%

Satisfaction of 80% Test

It is a requirement under NYSE rules that we complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination.

As of the date of the execution of the Business Combination Agreement, the balance of funds in the trust account was approximately $276,000,000, and dMY had $9,660,000 of deferred underwriting commissions, plus taxes payable on the income earned on the trust account. In reaching its conclusion that the Business Combination meets the 80% test, the Board looked at the aggregate purchase price to be paid in the Business Combination of approximately $1,400,000,000. In determining whether the purchase price represents the fair market value of the businesses acquired, the Board considered all of the factors described in the section entitled “The Business Combination Proposal—The Board’s Reasons for the Approval of the Business Combination,” and

the Board concluded that the fair market value of the businesses acquired was significantly in excess of 80% of the assets held in the trust account. In light of the financial background and experience of the members of dMY’s management team and the Board, the Board believes that the members of dMY’s management team and the Board are qualified to determine whether the Business Combination meets the 80% test. The Board did not seek or obtain an opinion of an outside fairness or valuation advisor as to whether the 80% test has been met.

Sources and Uses of Proceeds for the Business Combination

The following table summarizes the sources and uses of proceeds from the Business Combination. Where actual amounts are not known or knowable, the figures below represent good faith estimates of such amounts.

No Redemption

Sources of Funds		Uses of Funds
(in millions)		(in millions)
Cash from dMY’s trust account(1)	$276	Cash consideration to Existing TopCo Shareholders(2)	$398
PIPE Investment	330	Transaction fees and expenses and affiliate loan repayment	56
TopCo Equity Roll-Over	1,002	Incremental Cash on Balance Sheet	152
		TopCo Equity Roll-Over	1,002

Total Sources	$1,608	Total Uses	$1,608

Maximum Redemption

Sources of Funds (in millions)		Uses of Funds(3) (in millions)
Cash from dMY’s trust account	$276	Redemptions of dMY Common Stock(4)	$276
PIPE Investment	330	Cash consideration to Existing TopCo Shareholders(2)	185
TopCo Equity Roll-Over	1,215	Transaction fees and expenses and affiliate loan repayment	45
		Incremental Cash on Balance Sheet	100
		TopCo Equity Roll-Over	1,215

Total Sources	$1,821	Total Uses	$1,821

(1)	Excludes interest earned on cash in trust.
(2)	Includes TopCo Redemption and repayments in full of the Loan Notes (as defined herein) balance expected at the Closing.
(3)

Pursuant to the Founder Holders Forfeiture Agreement, the Founders have agreed to forfeit for no consideration up to 1,035,000 Class A Shares (which Class A Shares are issued immediately prior to the Closing upon the automatic conversion of the Class B Shares held by the Founders), in the aggregate, to the extent that the Minimum Cash is less than $415,000,000, as more fully described in the Founder Holders Forfeiture Agreement.

(4)	Assumes that 27,600,000 shares of dMY Class A common stock are redeemed in connection with the Business Combination, while satisfying the Minimum Cash Condition.

Interests of dMY’s Directors and Officers in the Business Combination

In considering the recommendation of the Board to vote in favor of approval of the Business Combination Proposal and the Adjournment Proposal, stockholders should keep in mind that dMY’s directors and executive officers, advisors and entities affiliated with them, have interests in such proposals that are different from, or in addition to, those of dMY stockholders generally. In particular:

•	the continued indemnification of former and current directors and officers of dMY and the continuation of directors’ and officers’ liability insurance after the Business Combination;

•	the fact that the Founders have waived their right to redeem any of their Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that the Founders beneficially own or have an economic interest in Founder Shares and private placement warrants that they purchased prior to, or simultaneously with, the IPO for which they have no redemption rights in the event an initial business combination is not effected in the required time period;

•

the fact that the Founders paid an aggregate of $25,000 for the Class B Shares, which will convert into 6,900,000 Class A Shares in accordance with the terms of the Current Charter and the Founder Holders Consent Letter, and such securities will have a significantly higher value at the time of the Business Combination, estimated at approximately $116,058,000 based on the closing price of $16.82 per Class A Share on NYSE on March 22, 2021;

•

the fact that the Sponsor paid approximately $7,520,000 for 5,013,333 private placement warrants, each such private placement warrant is exercisable commencing upon the later of 12 months following the IPO and 30 days following the Closing, at an exercise price of $11.50 per NewCo ordinary share;

•

the fact that GS, as one of dMY’s underwriters in the IPO and one of the financial advisors in connection with the Business Combination, will be entitled to receive a deferred underwriting commission and financial advisory fee upon completion of the Business Combination; and Needham as one of the underwriters in the IPO who also performed certain financial advisory services in connection with the Business Combination, will be entitled to receive a deferred underwriting commission upon completion of the Business Combination; and

•

if the trust account is liquidated, including in the event dMY is unable to complete an initial business combination within the required time period, the Sponsor has agreed that it will be liable to dMY if and to the extent any claims by a third party for services rendered or products sold to it, or a prospective target business with which it has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under the indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.

Recommendation of dMY’s Board of Directors

After careful consideration of the matters described above, particularly Genius’ position as a B2B provider of technology-led products to sports, sports wagering and sports media industries, and its expected ability to significantly scale to service an expanding addressable market with an experienced management team, the Board determined unanimously that each of the Business Combination Proposal and the Adjournment Proposal, if presented, is fair to and in the best interests of dMY and its stockholders. The Board has approved and declared advisable and unanimously recommend that you vote or give instructions to vote “FOR” each of these proposals.

The foregoing discussion of the information and factors considered by the Board is not meant to be exhaustive, but includes the material information and factors considered by the Board.

Material Tax Considerations

Material U.S. Federal Income Tax Considerations

The following discussion is a summary of material U.S. federal income tax considerations applicable to you if you are a holder of Class A Shares or public warrants (other than the Sponsor or any of its affiliates), as a consequence of (i) electing to have your Class A Shares redeemed for cash if the Business Combination is completed, (ii) the dMY Merger, and/or (iii) the ownership and disposition of NewCo ordinary shares and public warrants after the Business Combination. This discussion addresses only those holders that hold Class A Shares and/or public warrants (and that will hold NewCo ordinary shares and/or public warrants after the dMY Merger) as a capital asset (generally property held for investment). This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their particular circumstances, or to investors subject to special tax rules, such as:

•	financial institutions or financial services entities;

•	insurance companies;

•	mutual funds;

•	pension plans;

•	S corporations;

•	broker-dealers;

•	traders in securities that elect mark-to-market treatment;

•	regulated investment companies;

•	real estate investment trusts;

•	trusts and estates;

•	tax-exempt organizations (including private foundations);

•	passive foreign investment companies;

•	controlled foreign corporations;

•	governments or agencies or instrumentalities thereof;

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investors that hold Class A Shares or public warrants or who will hold NewCo ordinary shares or public warrants as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes;

•	investors subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the “U.S. Tax Code”);

•	U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar;

•	accrual method taxpayers that file applicable financial statements as described in Section 451(b) of the U.S. Tax Code;

•	U.S. expatriates;

•	investors subject to the U.S. “inversion” rules;

•

holders owning or considered as owning (directly, indirectly, or through attribution) 5 percent (measured by vote or value) or more of our Class A Shares, or, following the Business Combination, NewCo ordinary shares;

•	persons who purchase shares in NewCo as part of the PIPE Investment or the Reorganization; and

•

persons who received any Class A Shares or, following the Business Combination, NewCo ordinary shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation.

This summary does not discuss any state, local, or non-U.S. tax considerations, any non-income tax (such as gift or estate tax) considerations, the alternative minimum tax or the Medicare tax on net investment income. In addition, this summary does not address any tax consequences to investors that directly or indirectly hold equity interests in NewCo or TopCo prior to the Business Combination, including holders of Class A Shares or public warrants that also hold, directly or indirectly, equity interests in NewCo or TopCo. With respect to the consequences of holding NewCo ordinary shares, this discussion is limited to holders who acquire such NewCo ordinary shares in connection with the Business Combination or as a result of the exercise of a public warrant, and with respect to public warrants, this discussion is limited to holders who held such public warrants prior to and through the Business Combination.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of Class A Shares, NewCo ordinary shares or public warrants, the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and the partner and certain determinations made at the partner level. If you are a partner of a partnership holding Class A Shares, NewCo ordinary shares or public warrants, you are urged to consult your tax advisor regarding the tax consequences to you of a redemption, the Business Combination and/or the ownership and disposition of NewCo ordinary shares and public warrants by the partnership.

This summary is based upon the U.S. Tax Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the U.S. Internal Revenue Service (“IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. We have not sought, and do not intend to seek, a ruling from the IRS as to any U.S. federal income tax consideration described herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below.

THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY. EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE EXERCISE OF REDEMPTION RIGHTS, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS, AND OWNERSHIP AND DISPOSITION OF NEWCO ORDINARY SHARES AND PUBLIC WARRANTS.

For purposes of this discussion, because any dMY unit consisting of one Class A Share and one-third of one public warrant is separable at the option of the holder, dMY is treating any Class A Shares and one-third of one public warrant held by a U.S. Holder in the form of a single unit as separate instruments and is assuming that the unit itself will not be treated as an integrated instrument. Accordingly, the separation of a dMY unit in connection with the consummation of the Business Combination generally should not be a taxable event for U.S. federal income tax purposes. This position is not free from doubt, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a contrary position. Holders of Class A Shares or public warrants are urged to consult their tax advisors concerning the U.S. federal, state, local and any foreign tax consequences of the transactions contemplated by the Business Combination (including any Redemption (as defined below)) with respect to any Class A Shares and public warrants held through a dMY unit (including alternative characterizations of a dMY unit).

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Class A Shares, NewCo ordinary shares or public warrants, as the case may be, that is:

•	an individual who is a U.S. citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of the U.S. Tax Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Treatment of NewCo as a non-U.S. Corporation for U.S. Federal Income Tax Purposes

Under current U.S. federal income tax law, a corporation generally will be considered to be a U.S. corporation for U.S. federal income tax purposes only if it is created or organized in the United States or under the law of the United States or of any State. Accordingly, under generally applicable U.S. federal income tax rules, NewCo, which is not created or organized in the United States or under the law of the United States or of any State but is instead a Guernsey incorporated entity and tax resident of the U.K., would generally be classified as a non-U.S. corporation. Section 7874 of the U.S. Tax Code and the Treasury Regulations promulgated thereunder, however, contain specific rules (more fully discussed below) that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes.

The Section 7874 rules are complex and require analysis of all relevant facts, and there is limited guidance as to their application. Under Section 7874 of the U.S. Tax Code, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, be subject to U.S. federal income tax on its worldwide income) if (1) the non-U.S. corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including through the acquisition of all of the outstanding stock of the U.S. corporation), (2) the non-U.S. corporation’s “expanded affiliated group” does not have substantial business activities in the non-U.S. corporation’s country of organization or incorporation relative to the expanded affiliated group’s worldwide activities, and (3) the shareholders of the acquired U.S. corporation before the acquisition hold at least 80% (by either vote or value) of the shares of the non-U.S. acquiring corporation after the acquisition by reason of holding shares in the acquired U.S. corporation (the “Ownership Test”).

Based on the complex rules for determining share ownership under Section 7874 of the Code and certain factual assumptions, former dMY stockholders are expected to be treated as holding less than 80% (by both vote and value) of NewCo by reason of their former ownership of dMY common stock, and therefore NewCo is not expected to satisfy the Ownership Test. As a result, NewCo believes, and the remainder of this discussion assumes that, it will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the U.S. Tax Code. However, whether the Ownership Test has been satisfied must be finally determined after the completion of the Business Combination, by which time there could be adverse changes to the relevant facts and circumstances. Furthermore, the interpretation of Treasury Regulations relating to the Ownership Test is subject to uncertainty, and there is limited guidance regarding their application. In addition, changes to the rules in Section 7874 of the U.S. Tax Code or the Treasury Regulations promulgated thereunder, or other changes in law, could adversely affect NewCo’s status as a non-U.S. entity for U.S. federal income tax purposes. Accordingly, there can be no assurance that the IRS will not take a contrary position to those described above or that a court will not agree with a contrary position of the IRS in the event of litigation. Because of these uncertainties regarding the relevant facts and circumstances and the interpretation of Treasury Regulations relating to the Ownership Test, Kirkland & Ellis LLP is unable to opine as to the application of Section 7874 of the U.S. Tax Code to NewCo.

If it were determined that NewCo is treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the U.S. Tax Code and the Treasury Regulations promulgated thereunder, NewCo would be liable for U.S. federal income tax on its income just like any other U.S. corporation, and U.S. Holders and Non-U.S. Holders (as defined below) of NewCo ordinary shares and public warrants would be treated as holders of stock and warrants of a U.S. corporation.

U.S. Federal Income Taxation of U.S. Holders

Based upon and subject to the assumptions, qualifications and limitations set forth herein and in the opinion filed as Exhibit 8.1 to this Registration Statement, the statements set forth under this heading, to the extent that they address the material U.S. federal income tax considerations for U.S. Holders of the Class A Shares or the dMY warrants, and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, except to the extent stated herein, are the opinion of Kirkland & Ellis LLP.

Tax Consequences to U.S. Holders of Exercising Redemption Rights

Subject to the discussion below under the heading “— Tax Consequences to U.S. Holders of the dMY Merger,” the U.S. federal income tax consequences to a U.S. Holder of Class A Shares that exercises its redemption rights to receive cash from the trust account in exchange for all or a portion of its Class A Shares will depend on whether the redemption qualifies as a sale of the Class A Shares redeemed under Section 302 of the U.S. Tax Code or is treated as a distribution under Section 301 of the U.S. Tax Code.

Treatment of Redemptions. The redemption of Class A Shares generally will qualify as a sale of the Class A Shares redeemed if such redemption either (i) is “substantially disproportionate” with respect to the redeeming U.S. Holder, (ii) results in a “complete termination” of such U.S. Holder’s interest in dMY or (iii) is “not essentially equivalent to a dividend” with respect to such U.S. Holder. These tests are explained more fully below.

For purposes of such tests, a U.S. Holder takes into account not only shares of dMY’s common stock actually owned by such U.S. Holder, but also shares of dMY’s common stock that are constructively owned by such U.S. Holder. A redeeming U.S. Holder may constructively own, in addition to Class A Shares owned directly, dMY’s common stock owned by certain related individuals and entities in which such U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any Class A Shares such U.S. Holder has a right to acquire by exercise of an option, which would generally include Class A Shares which could be acquired pursuant to the exercise of the public warrants.

The redemption of Class A Shares generally will be “substantially disproportionate” with respect to a redeeming U.S. Holder if the percentage of dMY’s outstanding voting shares that such U.S. Holder actually or constructively owns immediately after the redemption is less than 80 percent of the percentage of dMY’s outstanding voting shares that such U.S. Holder actually or constructively owned immediately before the redemption, and such U.S. Holder immediately after the redemption actually and constructively owned less than 50 percent of the total combined voting power of dMY’s common stock. There will be a complete termination of such U.S. Holder’s interest if either (i) all of the shares of dMY’s common stock actually or constructively owned by such U.S. Holder are redeemed or (ii) all of the shares of dMY’s common stock actually owned by such U.S. Holder are redeemed and such U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of the shares of dMY’s common stock owned by certain family members and such U.S. Holder does not constructively own any other shares of dMY’s common stock (including any stock constructively owned by the U.S. Holder as a result of owning warrants). The redemption of Class A Shares will not be essentially equivalent to a dividend if it results in a “meaningful reduction” of such U.S. Holder’s proportionate interest in dMY. Whether the redemption will result in a “meaningful reduction” in such U.S. Holder’s proportionate interest in dMY will depend on the particular facts and circumstances applicable to it. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the above tests is satisfied, a redemption will be treated as a distribution and the tax effects will be as described under “— Taxation of Redemptions Treated as Distributions” below.

Taxation of Redemptions Treated as Distributions. A redemption treated as a distribution generally will be taxable as a dividend for U.S. federal income tax purposes to the extent paid from dMY’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of dMY’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Class A Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Shares and will be treated as described under “— Taxation of Gain or Loss on Redemptions Treated as a Sale or Exchange of Class A Shares” below. Amounts treated as dividends that dMY pays to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, amounts treated as dividends that dMY pays to a non-corporate U.S. Holder may be taxed as “qualified dividend income” at the preferential tax rate accorded to long-term capital gains. It is unclear whether the redemption rights described herein with respect to the Class A Shares may have suspended the running of the applicable holding period for these purposes, and accordingly Kirkland & Ellis LLP is unable to opine as to whether the holding period of Class A Shares has been suspended by virtue of the redemption rights described herein. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. Holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to “qualified dividend income.”

After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Class A Shares will be added to the U.S. Holder’s adjusted tax basis in its remaining Class A Shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its public warrants or possibly in other shares of common stock constructively owned by it.

Taxation of Gain or Loss on Redemptions Treated as a Sale or Exchange of Class A Shares. If a redemption qualifies as a sale of such U.S. Holder’s Class A Shares redeemed, such U.S. Holder generally will recognize capital gain or loss. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Shares so redeemed exceeds one year. It is unclear, however, whether the redemption rights described herein with respect to the Class A Shares may have suspended the running of the applicable holding period for this purpose, and accordingly Kirkland & Ellis LLP is unable to opine as to whether the holding period of Class A Shares has been suspended by virtue of the redemption rights described herein. Long-term capital gains recognized by non-corporate U.S. Holders generally will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Class A Shares so redeemed. See “—Exercise, Lapse or Redemption of Public Warrants” below for a discussion regarding a U.S. Holder’s tax basis in NewCo ordinary shares acquired pursuant to the exercise of a public warrant.

IF YOU ARE A U.S. HOLDER OF CLASS A SHARES CONTEMPLATING EXERCISE OF YOUR REDEMPTION RIGHTS, WE URGE YOU TO CONSULT YOUR TAX ADVISOR CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

Tax Consequences to U.S. Holders of the dMY Merger

It is the opinion of Kirkland & Ellis LLP that the exchange by U.S. Holders of Class A Shares for NewCo ordinary shares pursuant to the dMY Merger should constitute a tax-deferred transaction in which no gain or loss is recognized by the U.S. Holders of Class A Shares because the dMY Merger is expected to qualify as a tax-deferred “reorganization” under Section 368 of the U.S. Tax Code, or, alternatively, as part of a tax-deferred transaction pursuant to Section 351 of the U.S. Tax Code. Although this disclosure assumes that the dMY Merger will so qualify, this treatment is not entirely free from doubt, and the IRS or a court could take a different position. U.S. Holders of Class A Shares and public warrants are urged to consult their tax advisors regarding the proper U.S. federal income tax treatment of the dMY Merger, including with respect to its qualification as a “reorganization” under Section 368 of the U.S. Tax Code, or, alternatively, as part of a tax-deferred transaction pursuant to Section 351 of the U.S. Tax Code. The parties to the Business Combination Agreement have agreed to report the dMY Merger for all applicable tax purposes in a manner consistent with such tax treatment.

Accordingly, subject to the discussion in “—Additional Requirements for Tax Deferral” below, (i) no gain or loss should be recognized by a U.S. Holder of Class A Shares who exchanges such Class A Shares solely for NewCo ordinary shares pursuant to the dMY Merger, and, in such case, the U.S. Holder should have an adjusted tax basis of the NewCo ordinary shares received in the dMY Merger equal to the adjusted tax basis of the Class A Shares surrendered in exchange therefor, and (ii) the holding period of the NewCo ordinary shares received in the dMY Merger by such a U.S. Holder of Class A Shares should include the period during which such Class A Shares were held on the date of the dMY Merger. It is unclear whether the redemption rights with respect to the Class A Shares have suspended the running of the applicable holding period for this purpose, and accordingly Kirkland & Ellis LLP is unable to opine as to whether the holding period of Class A Shares has been suspended by virtue of the redemption rights described herein.

Every “significant transferor” pursuant to the exchange must include a statement on or with such transferor’s income tax return for the taxable year of the exchange. For this purpose, a significant transferor is generally a person that transferred property to a corporation and received stock of the transferee corporation if, immediately after the exchange, such person—(i) owned at least five percent (by vote or value) of the total outstanding stock of the transferee corporation if the stock owned by such person is publicly traded, or (ii) owned at least one percent (by vote or value) of the total outstanding stock of the transferee corporation if the stock owned by such person is not publicly traded. We expect that NewCo ordinary shares will be treated as publicly traded for this purpose.

Notwithstanding the foregoing, if a U.S. Holder exercises its redemption rights to receive cash from the trust account in exchange for a portion of its Class A Shares, such redemption may be treated as integrated with the dMY Merger rather than as a separate transaction, and accordingly Kirkland & Ellis LLP is unable to opine on whether any such U.S. Holder’s redemption would be treated as integrated with the dMY Merger rather than as a separate transaction. In such case, cash received by such U.S. Holder in the redemption may also be treated as taxable boot received in a “reorganization” (which, depending on the circumstances applicable to such U.S. Holder, may be treated as capital gain or dividend income to the extent of dMY’s accumulated earnings and profits, in each case, taxable as described above under the heading “— Tax Consequences to U.S. Holders of Exercising Redemption Rights”). Under this characterization, such U.S. Holder may be required to recognize more gain or income than if the redemption of Class A Shares was treated as a separate transaction from the exchange pursuant to the dMY Merger, and would not be entitled to recognize any loss with respect to its redeemed Class A Shares. In addition, if a U.S. Holder that elects to participate in a redemption with respect to all its Class A Shares maintains its ownership of public warrants, such redemption also may be treated as integrated with the dMY Merger rather than as a separate transaction (with the same taxation effects described above)), and accordingly Kirkland & Ellis LLP is unable to opine on whether any such U.S. Holder’s redemption would be treated as integrated with the dMY Merger rather than as a separate transaction. Under this characterization, such U.S. Holder generally is expected to recognize capital gain (but not loss) on such exchange in an amount equal to the difference between the amount of cash received and such U.S. Holder’s adjusted basis in the Class A Shares exchanged therefor. If the IRS were to assert, and a court were to sustain such a contrary position, such U.S. Holder may be required to recognize more gain or income than if the redemption of Class A Shares was treated as a separate transaction from the exchanges pursuant to the dMY Merger.

It is the opinion of Kirkland & Ellis LLP that the public warrants becoming exercisable for NewCo ordinary shares, and the dMY warrant agreements being assigned to, and assumed by, NewCo, should also constitute a tax-deferred transaction in which no gain or loss is recognized by the U.S. Holders of public warrants. The basis for this position is that the terms of the public warrants are not otherwise being changed pursuant to the dMY Merger and because the terms of the public warrants, when originally issued, contemplated, among other things, the public warrants becoming exercisable into shares of another corporation under circumstances similar to the dMY Merger or, alternatively, that the dMY Merger constitutes a tax-deferred “reorganization” under Section 368 of the U.S. Tax Code. Accordingly, the adjusted tax basis of the public warrants of such a U.S. Holder immediately after the dMY Merger should be the same as the adjusted tax basis of such U.S. Holder’s public warrants immediately prior to the dMY Merger. In addition, the holding period of the public warrants of such a U.S. Holder immediately after the dMY Merger should include the period during which such U.S. Holder held such U.S. Holder’s public warrants immediately prior to the dMY Merger. However, due to a lack of clear authority, the issue is not free from doubt, and there is a risk that the warrant exchange transaction would be treated as a taxable exchange of public warrants of dMY for public warrants of NewCo, and no assurance can be given that the IRS would not assert, or that a court would not sustain, such a contrary position. In that case, a U.S. Holder of public warrants would recognize gain, but not loss, equal to the lesser of (i) such U.S. Holder’s “realized gain” from the exchange (generally the excess of the sum of the fair market value of the NewCo ordinary shares received and public warrants of NewCo treated as having been received over such stockholder’s aggregate tax basis in the Class A Shares exchanged and public warrants of dMY treated as having been exchanged), or (ii) the fair market value of the public warrants of NewCo treated as having been received by such U.S. Holder. Any such gain would generally be long-term capital gain if the U.S. Holder’s holding period in the public warrants of dMY is more than one year at the time of the dMY Merger. In that case, the U.S. Holder’s tax basis in the public warrants after the dMY Merger would be equal to the fair market value of such public warrants at the time of the dMY Merger and the U.S. Holder would start a new holding period in the public warrants at such time.

Additional Requirements for Tax Deferral

Section 367(a) of the U.S. Tax Code and the Treasury Regulations promulgated thereunder, in certain circumstances described below, impose additional requirements for a U.S. Holder to qualify for tax-deferred treatment under Section 368 of the U.S. Tax Code and Section 351 of the U.S. Tax Code with respect to the exchange of Class A Shares and/or public warrants in the dMY Merger.

Section 367(a) of the U.S. Tax Code potentially may apply to the exchange by a U.S. Holder of Class A Shares for NewCo ordinary shares pursuant to the dMY Merger. Section 367(a) of the U.S. Tax Code generally requires a U.S. Holder of stock in a U.S. corporation to recognize gain (but not loss) when such stock is exchanged for stock of a non-U.S. corporation in an exchange that would otherwise qualify for tax-deferred treatment (such as pursuant to a reorganization under Section 368 of the U.S. Tax Code or an exchange under Section 351 of the U.S. Tax Code) and any of the following is true: (i) the U.S. corporation fails to comply with certain reporting requirements; (ii) U.S. Holders of stock of the acquired U.S. corporation receive more than 50% (by vote or value) of the stock of the non-U.S. corporation; (iii) U.S. persons that are officers, directors, or 5% or greater shareholders of the acquired U.S. corporation own more than 50% (by vote or value) of the stock of the non-U.S. corporation immediately after the acquisition; (iv) such U.S. Holder is a 5% or greater shareholder of the acquired U.S. corporation and fails to enter into a 5-year gain recognition agreement with the IRS to recognize gain with respect to the acquired U.S. corporation stock exchanged in the acquisition; or (v) the U.S. and non-U.S. corporations (and other relevant parties) fail to meet the “active trade or business test.” A holder of an acquired U.S. corporation is presumed to be a U.S. person unless that person signs an ownership statement certifying certain information, including its residency. The “active trade or business test” generally requires

(A) that the non-U.S. corporation (and its qualified subsidiaries, including for this purpose TopCo and its subsidiaries) be engaged in an “active trade or business” outside of the U.S. for the 36 month period immediately before the exchange and that neither the transferors nor the non-U.S. corporation has an intention to substantially dispose of or discontinue such trade or business, and (B) that the fair market value of the non-U.S. corporation be at least equal to the fair market value of the U.S. corporation, as specifically determined for purposes of Section 367 of the U.S. Tax Code, as of the closing of the exchange (the “substantiality test”). For purposes of applying the substantiality test to the dMY Merger, the fair market value of dMY generally will be deemed to include the value of any non-ordinary course distributions, as determined under applicable Treasury Regulations, made by dMY during the 36-month period ending on the closing of the dMY Merger. Because of the inherently factual nature of these tests under the applicable Treasury Regulations, and the fact that these tests are generally applied based on the relevant facts at the time of, and following, the completion of the dMY Merger, Kirkland & Ellis LLP is unable to opine on the application of Section 367(a) of the U.S. Tax Code to the exchange by a U.S. Holder of Class A Shares and/or public warrants in the dMY Merger.

To the extent that U.S. Holders of Class A Shares and/or public warrants are required to recognize gain under Section 367(a) of the U.S. Tax Code for any of the foregoing reasons, a U.S. Holder generally would recognize gain, if any, in an amount equal to the excess of (i) the sum of the fair market value of the NewCo ordinary shares received and/or public warrants deemed received by such U.S. Holder, over (ii) such U.S. Holder’s adjusted tax basis in the Class A Shares exchanged and/or public warrants deemed exchanged therefor. Any such gain would generally be capital gain, and would be long-term capital gain if the U.S. Holder’s holding period for the Class A Shares and/or public warrants was more than one year at the time of the dMY Merger. In either case described in the previous sentence, the U.S. Holder’s tax basis in the NewCo ordinary shares and/or public warrants received in the exchange would be equal to the fair market value of such NewCo ordinary shares and/or public warrants at the time of the dMY Merger (determined in U.S. dollars at the spot rate in effect at the time of the dMY Merger).

The rules dealing with Section 367(a) of the U.S. Tax Code discussed above are very complex and are affected by various factors in addition to those described above. Accordingly, you are strongly urged to consult your tax advisor concerning the application of the these rules to your exchange of Class A Shares and/or deemed exchange of public warrants under your particular circumstances, including, if you believe you will be a 5% or greater shareholder, the possibility of entering into a “gain recognition agreement” under applicable Treasury Regulations.

Tax Consequences to U.S. Holders of Ownership and Disposition of NewCo Ordinary Shares and Public Warrants

Dividends and Other Distributions on NewCo Ordinary Shares

Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Rules,” distributions (including, for the avoidance of doubt and for the purpose of the balance of this discussion, deemed distributions) on NewCo ordinary shares will generally be taxable as a dividend for U.S. federal income tax purposes to the extent paid from NewCo’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of NewCo’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its NewCo ordinary shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the NewCo ordinary shares and will be treated as described below under the heading “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of NewCo Ordinary Shares and Public Warrants.” The amount of any such distribution will include any amounts withheld by us (or another applicable withholding agent). Amounts treated as dividends that NewCo pays to a U.S. Holder that is a taxable corporation generally will be taxed at regular tax rates and will not qualify for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions

(including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate only if NewCo ordinary shares are readily tradable on an established securities market in the United States or NewCo is eligible for benefits under an applicable tax treaty with the United States, and, in each case, NewCo is not treated as a PFIC with respect to such U.S. Holder at the time the dividend was paid or in the preceding year and provided certain holding period requirements are met. The amount of any dividend distribution paid in foreign currency will be the U.S. dollar amount calculated by reference to the applicable exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Amounts taxable as dividends generally will be treated as income from sources outside the U.S. and will, depending on the circumstances of the U.S. Holder, be “passive” or “general” category income which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit allowable to such U.S. Holder. The rules governing foreign tax credits are complex and U.S. Holders are urged to consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, a U.S. Holder may, in certain circumstances, deduct foreign taxes in computing their taxable income, subject to generally applicable limitations under U.S. law. Generally, an election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Notwithstanding the foregoing, if (a) NewCo is 50% or more owned, by vote or value, by U.S. persons and (b) at least 10% of NewCo’s earnings and profits are attributable to sources within the U.S., then for foreign tax credit purposes, a portion of NewCo’s dividends would be treated as derived from sources within the U.S. In such case, with respect to any dividend paid for any taxable year, the U.S.-source ratio of such dividends for foreign tax credit purposes would be equal to the portion of NewCo’s earnings and profits from sources within the U.S. for such taxable year, divided by the total amount of NewCo’s earnings and profits for such taxable year.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of NewCo Ordinary Shares and Public Warrants.

Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Rules,” upon any sale, exchange or other taxable disposition of NewCo ordinary shares or public warrants, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the sum of (x) the amount cash and (y) the fair market value of any other property, received in such sale, exchange or other taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in such NewCo ordinary share or public warrant (determined as described above or below), in each case as calculated in U.S. dollars. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such NewCo ordinary share or public warrant exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deduction of capital losses is subject to limitations.

Any gain or loss recognized on the sale, exchange or other taxable disposition of NewCo ordinary shares or public warrants generally will be U.S.-source income or loss for purposes of computing the foreign tax credit allowable to a U.S. Holder. Consequently, a U.S. Holder may not be able to claim a credit for any non-U.S. tax imposed upon a disposition of NewCo ordinary shares or public warrants unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Prospective U.S. Holders should consult their tax advisors as to the foreign tax credit implications of such sale, exchange or other taxable disposition of NewCo ordinary shares or public warrants.

Exercise, Lapse or Redemption of Public Warrants

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a public warrant, a U.S. Holder generally will not recognize taxable gain or loss on the exercise of a public warrant. The U.S. Holder’s tax basis in the NewCo ordinary share received upon exercise of a public warrant generally will be an amount equal to the sum of the U.S. Holder’s initial investment in the public warrant in respect of which the exercised public warrant was received and the exercise price of such public warrant. It is unclear whether the U.S. Holder’s holding period for the NewCo ordinary shares received upon exercise of the public warrants will begin on the date following the date of exercise or on the date of exercise of the public warrants; in either case, the holding period will not include the period during which the U.S. Holder held the public warrants. If a public warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the public warrant.

The tax consequences of a cashless exercise of a public warrant are not clear under current tax law, and accordingly Kirkland & Ellis LLP is unable to opine on the tax consequences of a cashless exercise of a public warrant. Subject to the PFIC rules discussed below, a cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the NewCo ordinary shares received generally should equal the U.S. Holder’s basis in the public warrants exercised therefor. If the cashless exercise were treated as not being a realization event (and not a recapitalization), it is unclear whether a U.S. Holder’s holding period in the NewCo ordinary shares would be treated as commencing on the date following the date of exercise or on the date of exercise of the public warrant; in either case, the holding period would not include the period during which the U.S. Holder held the public warrants. If the cashless exercise were treated as a recapitalization, the holding period of the NewCo ordinary shares would include the holding period of the public warrants exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered public warrants with an aggregate fair market value equal to the exercise price for the total number of public warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the public warrants deemed surrendered and the U.S. Holder’s adjusted tax basis in such public warrants. In this case, a U.S. Holder’s tax basis in the NewCo ordinary shares received would equal the sum of the U.S. Holder’s tax basis in the public warrants exercised and the exercise price of such public warrants. It is unclear whether a U.S. Holder’s holding period for NewCo ordinary shares would commence on the date following the date of exercise or on the date of exercise of the public warrants; in either case, the holding period would not include the period during which the U.S. Holder held the public warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the NewCo ordinary shares received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If we redeem public warrants for cash pursuant to the redemption provisions described in the section of this proxy statement/prospectus entitled “Description of NewCo’s Securities —Warrants — Public Shareholders’ Warrants — Redemption of warrants when the price per NewCo ordinary share equals or exceeds $18.00” or the redemption provisions described in the section of this proxy statement/prospectus entitled “Description of NewCo’s Securities —Warrants — Redemption of warrants when the price per NewCo ordinary share equals or exceeds $10.00” or if we purchase public warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “ — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of NewCo Ordinary Shares and Public Warrants.” The tax consequences of a cashless exercise of a public warrant occurring after our giving notice of an intention to redeem the public warrant for $0.01 as described in the section of this proxy statement/prospectus entitled “Description of NewCo’s Securities —Warrants — Public Shareholder’s Warrants — Redemption of warrants when the price per NewCo ordinary share equals or exceeds $18.00” or for $0.10 as described in the section of this proxy statement/prospectus entitled “Description of NewCo’s Securities —Warrants — Public Shareholder’s

Warrants — Redemption of warrants when the price per NewCo ordinary share equals or exceeds $10.00” are unclear under current law, and accordingly Kirkland & Ellis LLP is unable to opine on the tax consequences of a cashless exercise of a public warrant occurring after our giving notice of an intention to redeem the public warrants for $0.01 or $0.10. Such cashless exercise may be treated either as if we redeemed such public warrant for NewCo ordinary shares or as an exercise of the public warrant. If the cashless exercise of a public warrant for NewCo ordinary shares is treated as a redemption, then such redemption generally should be treated as a tax-deferred recapitalization for U.S. federal income tax purposes, in which case a U.S. Holder should not recognize any gain or loss on such redemption, and accordingly, a U.S. Holder’s basis in the NewCo ordinary shares received should equal the U.S. Holder’s basis in the public warrant and the holding period of the NewCo ordinary shares would include the holding period of the public warrant. If the cashless exercise of a public warrant is treated as such, the tax consequences generally should be as described under the heading “— U.S. Federal Income Taxation of U.S. Holders—Exercise, Lapse or Redemption of a Public Warrant.” Due to the lack of clarity under current law regarding the treatment of a cashless exercise of a public warrant after our giving notice of an intention to redeem the public warrant for $0.01 or $0.10, there can be no assurance as to which, if any, of the alternative tax consequences described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of the exercise of a public warrant occurring after our giving notice of an intention to redeem the public warrant as described above.

Possible Constructive Distributions

The terms of each public warrant provide for an adjustment to the number of NewCo ordinary shares for which the public warrant may be exercised or to the exercise price of the public warrant in certain events, as discussed in the section of this proxy statement/prospectus entitled “Description of NewCo’s Securities —Warrants — Public Stockholders’ Warrants — Anti-Dilution Adjustments.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the public warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such NewCo ordinary shares received upon exercise of the public warrants or to the exercise price of the public warrants increases the proportionate interest of the U.S. Holder of public warrants in our assets or earnings and profits (e.g., through an increase in the number of NewCo ordinary shares that would be obtained upon exercise or through a decrease in the exercise price of a public warrant) as a result of a distribution (or a transaction treated as a distribution) of cash or other property, such as other securities, to the holders of NewCo ordinary shares, which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the public warrants received a cash distribution from us equal to the fair market value of such increased interest.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of NewCo ordinary shares and public warrants could be materially different from that described above if NewCo is treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes.

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

We do not believe NewCo will be treated as a PFIC for its current taxable year and do not expect NewCo to become one in the near future. Nevertheless, PFIC status is determined annually and depends on the composition of a company’s income and assets and the fair market value of its assets and no assurance can be given as to whether NewCo will be a PFIC for any taxable year, in particular because NewCo’s PFIC status for any taxable year will generally be determined in part by reference to the value of NewCo’s assets and NewCo’s revenues. Because of the inherently factual nature of the determination, and because the determination is an annual one based on income and assets of NewCo in each year, Kirkland & Ellis LLP is unable to opine on NewCo’s PFIC status for any taxable year.

Although NewCo’s PFIC status is determined annually, an initial determination that NewCo is a PFIC will generally apply for subsequent years to a U.S. Holder who held NewCo ordinary shares or public warrants while NewCo was a PFIC, whether or not NewCo meets the test for PFIC status in those subsequent years.

If NewCo is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of NewCo ordinary shares or public warrants and, in the case of NewCo ordinary shares, the U.S. Holder did not make either an applicable PFIC election (or elections), as further described below under the heading “ — PFIC Elections,” for the first taxable year of NewCo in which it was treated as a PFIC, and in which the U.S. Holder held (or was deemed to hold) such NewCo ordinary shares or otherwise, such U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its NewCo ordinary shares or public warrants (which may include gain realized by reason of transfers of NewCo ordinary shares or warrants that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes) and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the NewCo ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the NewCo ordinary shares).

Under these rules:

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the NewCo ordinary shares or public warrants;

•

the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of NewCo’s first taxable year in which NewCo is a PFIC, will be taxed as ordinary income;

•

the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and

•

an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

PFIC Elections. In general, if NewCo is determined to be a PFIC, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of NewCo ordinary shares (but not public warrants) by making and maintaining a timely and valid qualified electing fund (“QEF”) election (if eligible to do so) to include in income its pro rata share of NewCo’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the first taxable year of the U.S. Holder in which or with which NewCo’s taxable year ends and each subsequent taxable year. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

It is not entirely clear how various aspects of the PFIC rules apply to the warrants. However, a U.S. Holder may not make a QEF election with respect to its public warrants. As a result, if a U.S. Holder sells or otherwise disposes of such public warrants (other than upon exercise of such public warrants for cash) and NewCo was a

PFIC at any time during the U.S. Holder’s holding period of such public warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such public warrants properly makes and maintains a QEF election with respect to the newly acquired NewCo ordinary shares (or has previously made a QEF election with respect to NewCo ordinary shares), the QEF election will apply to the newly acquired NewCo ordinary shares. Notwithstanding such QEF election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired NewCo ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the public warrants), unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. Under another type of purging election, NewCo will be deemed to have made a distribution to the U.S. Holder of such U.S. Holder’s pro rata share of NewCo’s earnings and profits as determined for U.S. federal income tax purposes. In order for the U.S. Holder to make the second election, NewCo must also be determined to be a “controlled foreign corporation” as defined by the U.S. Tax Code (which is not currently expected to be the case). As a result of either purging election, the U.S. Holder will have a new basis and holding period in the NewCo ordinary share acquired upon the exercise of the public warrants solely for purposes of the PFIC rules. The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from NewCo. If NewCo determines that it is a PFIC for any taxable year, NewCo intends to, upon written request from a U.S. Holder of NewCo ordinary shares, provide the information necessary for such U.S. Holder to make or maintain a QEF election, including information necessary to determine the appropriate income inclusion amounts for purposes of the QEF election. However, there is also no assurance that NewCo will have timely knowledge of its status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to its NewCo ordinary shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for NewCo’s first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of NewCo ordinary shares generally will be taxable as capital gain and no additional interest charge will be imposed under the PFIC rules. As discussed above, if NewCo is a PFIC for any taxable year, a U.S. Holder of NewCo ordinary shares that has made a QEF election will be currently taxed on its pro rata share of NewCo’s earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally may not be treated as dividends when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if NewCo is not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to NewCo ordinary shares for such a taxable year.

Alternatively, if NewCo is a PFIC and NewCo ordinary shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder makes a mark-to-market election with respect to such shares for the first taxable year in which it holds (or is deemed to hold) NewCo ordinary shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its NewCo ordinary shares at the end of such year over its adjusted basis in its NewCo ordinary shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its NewCo ordinary shares over the fair market value of its NewCo ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its NewCo ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its NewCo ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to public warrants.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the NASDAQ (on which NewCo ordinary shares are intended to be listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the NewCo ordinary shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to NewCo ordinary shares under their particular circumstances.

Related PFIC Rules. If NewCo is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if NewCo receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC, or the U.S. Holder otherwise was deemed to have disposed of an interest in the lower-tier PFIC. Upon written request, NewCo will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that NewCo will have timely knowledge of the status of any such lower-tier PFIC. In addition, NewCo may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance NewCo will be able to cause the lower-tier PFIC to provide such required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF, purging, and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of NewCo ordinary shares and public warrants are urged to consult their own tax advisors concerning the application of the PFIC rules to NewCo securities under their particular circumstances.

Additional Reporting Requirements

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property to NewCo. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. In addition, certain U.S. Holders (and to the extent provided in IRS guidance, certain individual Non-U.S. Holders) holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to NewCo ordinary shares, subject to certain exceptions (including an exception for NewCo ordinary shares held in accounts maintained by U.S. financial institutions), by attaching a complete

IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their tax return for each year in which they hold NewCo ordinary shares. Substantial penalties apply to any failure to file IRS Form 8938 and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. U.S. Holders are urged to consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of NewCo ordinary shares.

U.S. Federal Income Taxation of Non-U.S. Holders

As used herein, a “Non-U.S. Holder” is a beneficial owner (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) of Class A Shares, NewCo ordinary shares or public warrants, as applicable, that is not a U.S. Holder.

The following describes U.S. federal income tax considerations relating to the (i) exercise of redemption rights, (ii) the dMY Merger and (iii) ownership and disposition of NewCo ordinary shares and public warrants by a Non-U.S. Holder after the Business Combination.

Based upon and subject to the assumptions, qualifications and limitations set forth herein and in the opinion filed as Exhibit 8.1 to this Registration Statement, the statements set forth under this heading, to the extent that they address the material U.S. federal income tax considerations for Non-U.S. Holders of the Class A Shares or the dMY warrants, and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, except to the extent stated herein, are the opinion of Kirkland & Ellis LLP.

Tax Consequences to Non-U.S. Holders of Exercising Redemption Rights

Treatment of Redemptions. Subject to the discussion above under the heading “ — U.S. Federal Income Taxation of U.S. Holders — Tax Consequences to U.S. Holders of the dMY Merger,” the U.S. federal income tax consequences to a Non-U.S. Holder of Class A Shares that exercises its redemption rights to receive cash from the trust account in exchange for all or a portion of its Class A Shares will depend on whether the redemption qualifies as a sale of the Class A Shares redeemed, as described above under “ — U.S. Federal Income Taxation of U.S. Holders — Tax Consequences to U.S. Holders of Exercising Redemption Rights.”

Taxation of Redemptions Treated as Distributions. If such a redemption does not qualify as a sale of Class A Shares, the Non-U.S. Holder will be treated as receiving a distribution, which, to the extent of dMY’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute a dividend for U.S. federal income tax purposes and, provided such dividends are not effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States, will be subject to withholding tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its Class A Shares and then, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of such Class A Shares, which will be treated as described in the following paragraph. A redemption treated as a dividend by dMY to a Non-U.S. Holder that is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and if an income tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) will generally not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders.

Taxation of Redemptions Treated as a Sale or Exchange of Class A Shares. Subject to the discussion below concerning backup withholding, if such a redemption qualifies as a sale of shares of Class A Shares, Non-

U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the redemption of Class A Shares, unless either:

(i) the gain is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States, and, if provided in an applicable income tax treaty, is attributable to a “permanent establishment” or a “fixed base” maintained by the Non-U.S. Holder in the United States;

(ii) the Non-U.S. Holder is an individual who is treated as present in the U.S. for 183 days or more during the taxable year of disposition and certain other conditions are met, in which case such gain (which gain may be offset by certain U.S.-source losses) generally will be taxed at a 30% rate (or lower applicable treaty rate); or

(iii) dMY is or has been a “U.S. real property holding corporation” for U.S. federal income tax purposes (a “USRPHC”) at any time during the shorter of the five-year period ending on the date of the redemption or the Non-U.S. Holder’s holding period for the Class A Shares and either (A) the Class A Shares has ceased to be regularly traded on an established securities market or (B) such Non-U.S. Holder has owned or is deemed to have owned, at any time during the shorter of the five-year period preceding such redemption and such Non-U.S. Holder’s holding period of the Class A Shares, more than 5% of outstanding Class A Shares.

A Non-U.S. Holder described in the first bullet point above will be subject to regular U.S. federal income tax on the net gain derived from the redemption generally in the same manner as discussed in the section above under “ — U.S. Federal Income Taxation of U.S. Holders — Tax Consequences to U.S. Holders of Ownership and Disposition of NewCo Ordinary Shares and Public Warrants — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of NewCo Ordinary Shares and Public Warrants,” unless an applicable income tax treaty provides otherwise. In addition, earnings and profits of a corporate Non-U.S. Holder that are attributable to such gain, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty. If the third bullet point above applies to a Non-U.S. Holder, gain recognized by such Non-U.S. Holder on the redemption of Class A Shares will be subject to tax at generally applicable U.S. federal income tax rates. In addition, dMY may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such redemption. dMY will be classified as a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe that dMY is a USRPHC and do not expect dMY to become one. However, such determination is factual in nature and subject to change and no assurance can be provided as to whether dMY will be a USRPHC with respect to a Non-U.S. Holder.

IF YOU ARE A NON-U.S. HOLDER OF CLASS A SHARES CONTEMPLATING EXERCISE OF YOUR REDEMPTION RIGHTS, WE URGE YOU TO CONSULT YOUR TAX ADVISOR CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

Tax Consequences to Non-U.S. Holders of the dMY Merger

The U.S. federal income tax consequences of the dMY Merger to Non-U.S. Holder generally will correspond to the U.S. federal income tax consequences of the dMY Merger to U.S. Holder, as described under “—U.S. Federal Income Taxation of U.S. Holders—Tax Consequences to U.S. Holders of the dMY Merger” above, although to the extent the dMY Merger results in a taxable exchange of Class A Shares or public warrants, the consequences would be similar to those described above under the heading “—Taxation of Redemptions Treated as a Sale or Exchange of Class A Shares” for a Non-U.S. Holder’s gain on the redemption of NewCo ordinary shares.

Tax Consequences to Non-U.S. Holders of Ownership and Disposition of NewCo Ordinary Shares and Public Warrants

Dividends and Other Distributions on NewCo Ordinary Shares. Subject to the discussion below concerning backup withholding, Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on dividends (including dividends with respect to constructive distributions, as further described under the heading “ — U.S. Federal Income Taxation of U.S. Holders — Possible Constructive Distributions”) received from NewCo on NewCo ordinary shares (or, with respect to constructive distributions, on public warrants) unless the income from such dividends is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States and, if provided under an applicable income tax treaty, is attributable to a permanent establishment or a “fixed base” maintained by the Non-U.S. Holder in the United States), in which case, a Non-U.S. Holder will be subject to regular federal income tax on such dividend generally in the same manner as discussed in the section above under “ — U.S. Federal Income Taxation of U.S. Holders — Tax Consequences to U.S. Holders of Ownership and Disposition of NewCo Ordinary Shares and Public Warrants — Dividends and Other Distributions on NewCo Ordinary Shares,” unless an applicable income tax treaty provides otherwise. In addition, earnings and profits of a corporate Non-U.S. Holder that are attributable to such dividend, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.

Gain or Loss on Sale, Taxable Exchange or other Taxable Disposition of NewCo Ordinary Shares and Public Warrants. Subject to the discussion below concerning backup withholding, Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of NewCo ordinary shares or public warrants, unless either:

(i) the gain is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States, and, if provided in an applicable income tax treaty, is attributable to a “permanent establishment” or a “fixed base” maintained by the Non-U.S. Holder in the United States; or

(ii) the Non-U.S. Holder is an individual who is treated as present in the U.S. for 183 days or more during the taxable year of disposition and certain other conditions are met, in which case such gain (which gain may be offset by certain U.S.-source losses) generally will be taxed at a 30% rate (or lower applicable treaty rate).

A Non-U.S. Holder described in the first bullet point above will be subject to regular U.S. federal income tax on the net gain derived from the sale generally in the same manner as discussed in the section above under “ — U.S. Federal Income Taxation of U.S. Holders — Tax Consequences to U.S. Holders of Ownership and Disposition of NewCo Ordinary Shares and Public Warrants — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of NewCo Ordinary Shares and Public Warrants,” unless an applicable income tax treaty provides otherwise. In addition, earnings and profits of a corporate Non-U.S. Holder that are attributable to such gain, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.

Exercise, Lapse or Redemption of Public Warrants. The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a public warrant, or the lapse of a public warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a public warrant by a U.S. Holder, as described under “ — U.S. Federal Income Taxation of U.S. Holders—Exercise, Lapse or Redemption of Public Warrants,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described under the heading “ — Gain or Loss on Sale, Exchange, or other Taxable Disposition of NewCo Ordinary Shares and Public Warrants” for a Non-U.S. Holder’s gain on the sale or other disposition of public warrants.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding.

Backup withholding generally will not apply, however, to a U.S. Holder if (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO YOU DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE DISPOSITION OF OUR CLASS A SHARES AND PUBLIC WARRANTS IN CONNECTION WITH THE BUSINESS COMBINATION, AND OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF NEWCO ORDINARY SHARES AND PUBLIC WARRANTS INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, FOREIGN AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

United Kingdom Tax Considerations

The comments below provide a general summary of certain United Kingdom (“U.K.”) tax considerations relating to the holding of ordinary shares and warrants issued by NewCo pursuant to the Business Combination (together, the “NewCo Securities”). They do not address any other matter, such as the tax consequences of the Business Combination itself for NewCo or for holders of NewCo Securities. The comments below are of a general nature and are not intended to be an exhaustive summary of all U.K. tax considerations relating to an investment in the NewCo Securities. The comments below are based on current U.K. tax law as applied in England and Wales and HM Revenue & Customs (“HMRC”) published practice (which may not be binding on HMRC) relating only to certain aspects of U.K. tax, both of which may be subject to change, possibly with retrospective effect. They do not necessarily apply where any income from the NewCo Securities is deemed for tax purposes to be the income of any other person. The U.K. tax treatment of prospective holders of NewCo Securities depends on their individual circumstances and may be subject to change in the future. The comments below relate only to the position of persons who are the absolute beneficial owners of NewCo Securities (and any dividends payable on their NewCo Securities), who hold NewCo Securities as a capital investment and whose NewCo warrants entitle them to acquire less than 10% of the ordinary share capital of NewCo. Certain classes of persons (such as charities, trustees, brokers, dealers, market makers, depositaries, clearance services, certain professional investors, persons connected with NewCo or persons who acquire (or are deemed to acquire) shares by reason of an office or employment) may be subject to special rules and the comments below do not apply to such holders. The comments below do not purport to constitute legal or tax advice. Any holder or prospective holder of NewCo Securities who is in doubt as to their own tax position or who may be subject to tax in a jurisdiction other than the U.K. should consult their professional advisors. The legal statements below as to matters of U.K tax law are, in accordance with Exhibit 8.3 of the Registration Statement of which this prospectus forms a part, the opinion of Kirkland & Ellis International LLP with respect to the matters set out below, U.K. counsel to NewCo.

Tax Residency of NewCo

So far as practicable, NewCo intends to conduct its affairs such that its central management and control is carried on in the U.K. and accordingly it intends to be treated as resident in the U.K. for U.K. tax purposes. The comments below assume that NewCo will be resident solely in the U.K. for U.K. tax purposes.

U.K. Resident Holders of NewCo Ordinary Shares

Taxation of Dividends – Withholding Tax

Payments of dividends on the NewCo ordinary shares may be made by NewCo without withholding or deduction for or on account of U.K. income tax.

Taxation of Dividends – Individual Shareholders

A U.K. resident individual shareholders should not be subject to U.K. income tax on dividends received by such individual shareholder from NewCo if the total amount of dividend income received by the individual in the tax year (including dividends from NewCo) does not exceed the applicable dividend allowance, which is currently £2,000 for the tax year 2020-2021.

In determining the income tax rate or rates applicable to such individual shareholder’s taxable income, dividend income is treated as the highest part of such individual shareholder’s income. Dividend income that falls within the applicable dividend allowance should count towards the basic, higher or additional rate limits (as applicable) which may affect the rate or rates of tax due on any dividend income in excess of the applicable dividend allowance.

To the extent that such individual shareholder’s dividend income for the tax year exceeds the applicable dividend allowance and, when treated as the highest part of such individual shareholder’s income, falls above such individual shareholder’s personal allowance but below the basic rate limit, such an individual shareholder should be subject to tax on that dividend income at the dividend basic rate, currently 7.5%. To the extent that such dividend income falls above the basic rate limit but below the higher rate limit, such an individual shareholder should be subject to tax on that dividend income at the dividend upper rate, currently 32.5%. To the extent that such dividend income falls above the higher rate limit, such an individual shareholder should be subject to tax on that dividend income at the dividend additional rate, currently 38.1%.

Taxation of Dividends – Corporate Shareholders

Shareholders who are within the charge to U.K. corporation tax (including shareholders who are non-U.K. resident companies whose NewCo ordinary shares are used, held or acquired for the purposes of a trade carried on in the U.K. through a permanent establishment) should be subject to corporation tax on dividends paid by NewCo, unless (subject to special rules for such shareholders that are small companies) the dividends fall within an exempt class and certain other conditions are met. Each shareholder’s position will depend on its own individual circumstances, although it would normally be expected that the dividends paid by NewCo would fall within an exempt class.

Taxation of Capital Gains

Shareholders who are resident in the U.K. or, in the case of individuals, who were resident and cease to be resident in the U.K. for a period of five years or less, may (depending on their circumstances and the availability of exemptions or reliefs) be liable to U.K. taxation on chargeable gains in respect of gains arising from a sale or other disposal of NewCo ordinary shares.

In the case of individual shareholders, in calculating any gain or loss on disposal of NewCo ordinary shares, sterling values are compared at acquisition and disposal. Accordingly, a chargeable gain can arise even where the foreign currency amount received on a disposal is less than or the same as the amount paid (or treated as paid) for the NewCo ordinary shares.

Shareholders within the charge to U.K. corporation tax are generally required to compute chargeable gains by reference to acquisition cost and disposal proceeds in such shareholder’s functional currency, unless (in the case of certain companies) they have elected otherwise.

U.K. Resident Holders of NewCo Warrants

Individual Shareholders

Disposals of warrants by warrantholders who are either individuals or trustees and are resident for tax purposes in the U.K. or, in the case of individuals, who were resident and cease to be resident in the U.K. for a period of five years or less, may give rise to chargeable gains or allowable losses for the purposes of taxation of chargeable gains. In calculating any gain or loss on disposal of warrants, sterling values are compared at acquisition and transfer. Accordingly, a chargeable gain can arise even where the foreign currency amount received on a disposal is less than or the same as the amount paid (or treated as paid) for the warrants. The expiry of a warrant which is listed on a recognised stock exchange without it being exercised should be treated as a disposal of the warrant to which the foregoing treatment applies.

An exercise of warrants should not of itself give rise to a charge to U.K. taxation. For the purposes of the taxation of chargeable gains, the acquisition cost of the NewCo ordinary shares acquired pursuant to the exercise will be in principle equal to the acquisition cost of the warrant plus the applicable exercise price.

Corporate Shareholders

Warrantholders within the charge to U.K. corporation tax (including warrantholders who are non-U.K. resident companies whose NewCo warrants are used, held or acquired for the purposes of a trade carried on in the U.K. through a permanent establishment) should generally be subject to tax as income on all profits and gains from the NewCo warrants determined in accordance with their statutory accounting treatment. Such warrantholders will broadly be charged in each accounting period by reference to all amounts which, in accordance with generally accepted accounting practice, are recognised in determining the warrantholder’s profit or loss for that period. Fluctuations in value relating to foreign exchange gains and losses in respect of the NewCo warrants may be brought into account as income in accordance with the foregoing.

Non-U.K. Holders of NewCo Securities

A holder (whether an individual or body corporate) of NewCo Securities which is resident or otherwise subject to tax outside the U.K. may be subject to foreign tax on income and/or capital gains under local law. Holders to whom this may apply should obtain their own tax advice concerning tax liabilities relating to the NewCo Securities.

Taxation of Dividends

Dividends paid by NewCo may be chargeable to U.K. tax by direct assessment (including self-assessment), irrespective of the residence of the holder of the NewCo ordinary shares. However, dividends should not be chargeable to U.K. tax in the hands of shareholders (other than certain trustees) who are not resident for tax purposes in the U.K., except where the shareholder carries on a trade, profession or vocation in the U.K. through a branch or agency, or in the case of a corporate shareholder, carries on a trade through a permanent establishment in the U.K., in connection with which the dividend is received or to which the NewCo ordinary shares are attributable.

Capital Gains

Capital gains on the disposal (or deemed disposal) of the NewCo Securities should not be chargeable to U.K. tax in the hands of holders of NewCo Securities (other than certain trustees) who are not resident for tax purposes in the U.K., except where the holder carries on a trade, profession or vocation in the U.K. through a branch or agency, or in the case of a corporate holder, carries on a trade through a permanent establishment in the U.K., in connection with which the capital gain is realised or to which the NewCo Securities are attributable.

A holder of NewCo Securities who is an individual and who is temporarily resident for tax purposes outside the U.K. at the date of disposal (or deemed disposal) of the NewCo Securities may also be liable, on their return to the U.K., to U.K. tax on chargeable gains (subject to any available exemption or relief).

U.K. Stamp Duty and Stamp Duty Reserve Tax

The comments below summarise certain current law and are intended as a general guide only to stamp duty and stamp duty reserve tax (“SDRT”). Special rules apply to agreements made by broker dealers and market makers in the ordinary course of their business and to transfers, agreements to transfer, or issues to certain categories of person (such as depositaries and clearance services) which may be liable to stamp duty or SDRT at a higher rate.

No U.K. stamp duty or SDRT should be payable on the issue of the NewCo ordinary shares by NewCo. U.K. stamp duty may arise in respect of a written instrument by which the warrants are issued or constituted generally at 0.5% of the amount or value of the consideration given.

As NewCo is not incorporated in the U.K., it is considered that no SDRT should be payable on the transfer of, or an agreement to transfer, the NewCo Securities provided that the NewCo Securities are not registered in a register kept in the U.K. by or on behalf of NewCo. It is not intended that such a register will be kept in the U.K.

No U.K. stamp duty should be payable on the transfer of the NewCo Securities provided that this does not involve a written instrument of transfer. U.K. stamp duty, generally at the rate of 0.5% of the amount or value of the consideration for the transfer, could arise in respect of a written instrument effecting the transfer of the NewCo Securities.

The U.K. tax considerations relating to the Business Combination and the NewCo Securities are complex. the foregoing comments do not address all aspects of the U.K. tax that may be relevant to a particular holder of NewCo Securities. All holders and prospective holders are urged to consult with their own tax advisor with respect to the tax consequences of the Business Combination.

Island of Guernsey Tax Considerations

The following summary of the anticipated tax treatment in Guernsey applies to persons holding NewCo ordinary shares as an investment and the potential tax treatment, depending on the individual status of investors, on NewCo shareholders resident in Guernsey. The summary does not constitute legal or tax advice and is based on taxation law and published Revenue Service practice in Guernsey at the date of this document, which is subject to change, possibly with retroactive effect. Prospective investors should be aware that the level and bases of taxation may change from those described and should consult their own professional advisers on the implications of making an investment in, holding or disposing of NewCo ordinary shares under the laws of the countries in which they are liable to taxation. The statements included in this section are the opinion of Carey Olsen (Guernsey) LLP, Guernsey counsel to NewCo.

Taxation of NewCo

It is the intention of the Directors to conduct the affairs of NewCo so as to ensure that it is U.K. tax resident and not tax resident in any other jurisdiction, including Guernsey. As a company incorporated in Guernsey, NewCo shall be treated as tax resident in Guernsey unless it is proved to the satisfaction of the Director of the Revenue Service in Guernsey that NewCo is (i) tax resident in the United Kingdom as a matter of the law of the United Kingdom, (ii) centrally managed and controlled in the United Kingdom, and (iii) NewCo’s tax residence in the United Kingdom is not motivated by the avoidance, reduction or deferral of Guernsey tax.

The Directors intend to submit an application to the Director of the Revenue Service in Guernsey requesting non-tax resident status in Guernsey. It is expected that, prior to Closing, NewCo will have received written confirmation from the Director of the Revenue Service in Guernsey that NewCo is not tax resident in Guernsey. It is the intention of the Directors to conduct the affairs of NewCo so as to maintain such non-tax resident status.

As a non-Guernsey resident company, NewCo will be liable to be charged income tax in Guernsey on its income arising or accruing from certain businesses carried on in Guernsey. It is the intention of the Directors to conduct the affairs of NewCo so as to ensure that none of those businesses are or will be conducted in Guernsey.

Guernsey currently does not levy taxes upon capital, inheritances, capital gains, gifts, sales or turnover. No stamp duty or similar tax is chargeable in Guernsey on the issue or redemption of NewCo ordinary shares nor are there any estate duties (save for registration fees and ad valorem duty for a Guernsey Grant of Representation where the deceased dies leaving assets in Guernsey which require presentation of such a Grant).

Taxation of NewCo Shareholders

Dividends paid by NewCo to NewCo shareholders who are not resident in Guernsey (which includes Alderney and Herm) for tax purposes (and do not have a permanent establishment in Guernsey) can be paid to such NewCo shareholders, either directly or indirectly, without the withholding of Guernsey tax and without giving rise to any other liability to Guernsey income tax.

NewCo shareholders who are resident for tax purposes in Guernsey (which includes Alderney or Herm), or who are not so resident but have a permanent establishment in Guernsey to which the holding of their NewCo ordinary shares is related, will incur Guernsey income tax at the applicable rate on a dividend paid to them by NewCo.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States of America. The Business Combination will first be accounted for as a capital reorganization whereby NewCo is the successor to its predecessor TopCo. As a result of the first step described above, the existing shareholders of TopCo will continue to retain control through ownership of NewCo.

The capital reorganization will be immediately followed by the acquisition of dMY, which is accounted for within the scope of ASC 805, Business Combinations (“ASC 805”). Under this method of accounting, dMY will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of NewCo issuing NewCo ordinary shares for the net assets of dMY, accompanied by a recapitalization. The NewCo ordinary shares issued are recognized at fair value and recorded as consideration for the acquisition of the public shell company, dMY. Under this method of accounting, there is no acquisition accounting and no recognition of goodwill or other intangible assets, as dMY is not recognized as a business as defined under ASC 805, given it consists predominantly of cash or other marketable securities in the dMY trust account.

TopCo has been determined to be the accounting acquirer and predecessor in the Business Combination based on evaluation of the following facts and circumstances:

•	TopCo’s shareholders will have the largest voting interest in NewCo under both the no redemption and maximum redemption scenarios;

•

NewCo’s board of directors will initially consist of seven directors, and NewCo expects to add two additional directors to the board prior to, at or following the Closing: TopCo’s shareholders will be initially entitled to appoint six directors, dMY will be initially entitled to appoint two directors and the Chief Executive Officer of NewCo will be a director of NewCo;

•	the business of TopCo will comprise the ongoing operations of NewCo; and

•	TopCo is the larger entity, in terms of both revenues and total assets.

Other factors were considered, including composition of management, purpose and intent of the Business Combination and the location of NewCo’s headquarters, noting that the preponderance of evidence as described above is indicative that TopCo is the accounting acquirer and predecessor in the Business Combination.

Required Vote

Approval of the Business Combination Proposal (and consequently, the Business Combination Agreement and the Business Combination) requires the affirmative vote of holders of a majority of the outstanding Class A Shares and Class B Shares entitled to vote on such matter, voting as a single class. Failure to vote by proxy or to vote in person (which would include presence at the virtual special meeting) at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the Business Combination Proposal.

As of the record date, our Sponsor, directors and officers have agreed to vote any Class A Shares and Class B Shares owned by them in favor of the Business Combination.

Recommendation of the Board

THE dMY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE dMY STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

The existence of financial and personal interests of dMY’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is in the best interests of dMY and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of dMY’s Directors and Officers in the Business Combination” for a further discussion.

THE BUSINESS COMBINATION AGREEMENT

For a discussion of the structure of the Business Combination and consideration provisions of the Business Combination Agreement, see the section entitled “The Business Combination Proposal.” Such discussion and the following summary of other material provisions of the Business Combination Agreement is qualified by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus and which is incorporated by reference into this proxy statement/prospectus. All stockholders are encouraged to read the Business Combination Agreement in its entirety for a more complete description of the terms and conditions of the business combination. In particular, the assertions embodied in representations and warranties by the parties contained in the Business Combination Agreement are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also qualified or modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Business Combination Agreement. dMY, TopCo and NewCo do not believe that these schedules contain information that is material to an investment decision. Moreover, certain representations and warranties in the Business Combination Agreement may, may not have been or may not be, as applicable, accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement/prospectus. Accordingly, no person should rely on the representations and warranties in the Business Combination Agreement or the summaries thereof in this proxy statement/prospectus as characterizations of the actual state of facts about TopCo, NewCo, dMY or or any other matter.

General; Structure of the Business Combination

The Business Combination Agreement was entered into by and among dMY, TopCo, MidCo, NewCo, Merger Sub and the Sponsor on October 27, 2020.

The Business Combination Agreement provides that, among other things, on the Closing Date (as defined below in the section entitled “—Closing and Effective Time of the Business Combination”) but prior to the Closing, TopCo will (1) undergo the Reorganization wherein the Pre-Closing Holders (as defined in the Business Combination Agreement) will exchange all existing classes of shares of TopCo (except for (i) certain preference shares of TopCo which will be redeemed in the TopCo Redemption (such preference shares, the “Remaining Preference Shares”) and (ii) certain shares of TopCo which will be contributed to NewCo in exchange for an amount equal to the Catch-Up Payment) for newly issued ordinary shares of NewCo. As described in the Business Combination Agreement, solely with respect to the shares of TopCo that are unvested immediately prior to the Reorganization and with respect to which the holders of such shares have executed support agreements agreeing to the vesting and restriction provisions therein, such shares will be exchanged for the ordinary shares of NewCo but will remain subject to the vesting and restrictions as summarized in such support agreements (such shares subject to such vesting and restrictions, the “Restricted Shares”); and (2) redeem and cancel the Remaining Preference Shares pursuant to the TopCo Redemption.

In addition, (a) effective as of immediately prior to the Closing, each issued and outstanding Class B Share will convert automatically on a one-for-one basis into Class A Shares; and (b) on the date of Closing, Merger Sub will merge with and into dMY, with dMY continuing as the surviving company, as a result of which (i) dMY will become a wholly-owned subsidiary of NewCo, (ii) each issued and outstanding unit of dMY, consisting of one Class A Share and one-third of one dMY Warrant, shall be automatically detached, (iii) in consideration for the acquisition of all of the issued and outstanding Class A shares of dMY (as a result of the Business Combination), NewCo will issue one NewCo ordinary share for each dMY Class A share acquired by virtue of the Business Combination, (iv) each issued and outstanding dMY warrant to purchase a Class A Share will become exercisable for one NewCo ordinary share and (v) NewCo will change its name to Genius Sports Limited.

Consideration to be Received in the Business Combination

The aggregate consideration to be received by the Pre-Closing Holders at the Closing (after implementing the steps set forth below in the subsection titled “—Closing Date Cash Payments and Uses,” including in exchange of all debt and equity securities of TopCo (including pursuant to the TopCo Redemption) will consist of: (i) the TopCo Equity Value apportioned in the following manner between cash and the NewCo Common Shares: (x) the Aggregate Cash Consideration and (y) a number of NewCo Common Shares equal to the quotient obtained by dividing (1) the TopCo Equity Value minus the Aggregate Cash Consideration by (2) $10.00; and (ii) up to 11,618,401 Restricted Shares issued pursuant to the terms and conditions of the Reorganization as set forth in the Business Combination Agreement.

Closing Date Cash Payments and Uses

Pursuant to the Business Combination Agreement, the “Available Distributable Cash” is, as of immediately prior to the Closing, an aggregate amount equal to the sum of (without duplication) (a) the cash in dMY’s trust account, less amounts required for dMY Share Redemptions (as defined in the Business Combination Agreement) plus (b) the aggregate proceeds received by NewCo from the PIPE investment.

Pursuant to the Business Combination Agreement, subject to the satisfaction or waiver of the closing conditions (other than those conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), the parties will disburse all Available Distributable Cash at the Closing in the following order of priority:

•

first, an amount equal to all transaction expenses incurred by the parties to the Business Combination Agreement will be contributed or loaned to, or remain with, NewCo, and will be used by NewCo to pay all such transaction expenses by wire transfer of immediately available funds on behalf of the persons that incurred such transaction expenses or by whom such transaction expenses are payable;

•

second, one hundred million dollars ($100,000,000) will be contributed or loaned to, or remain with, NewCo or its subsidiaries (including for working capital, growth and other general corporate purposes);

•	third, the next two hundred million dollars ($200,000,000) (the “Tranche 1 Payment Amount”) will be allocated and used as follows:

•

a portion of the Tranche 1 Payment Amount equal to the Loan Note Repayment Amount (as defined in the Business Combination Agreement) and the Excess Debt Obligations (as defined in the subsection below titled “—Interim Operations Pending the Closing”) (if any) will be contributed, on behalf of NewCo, to TopCo, and by TopCo to MidCo, in each case, by way of capital contribution for use in the repayment and forgiveness in full of the Loan Notes (as defined in the Business Combination Agreement) and any Excess Debt Obligations, pro rata among the holders of the Loan Notes and any Excess Debt Obligations; and

•

following repayment of the Loan Note Repayment Amount and the Excess Debt Obligations in full, any remaining portion of the Tranche 1 Payment Amount will be contributed, on behalf of NewCo, to TopCo by way of capital contribution to pay the total redemption amount payable in connection with the TopCo Redemption pro rata among the holders of Remaining Preference Shares in accordance with the Articles of Incorporation of TopCo, as may be amended from time to time (“TopCo’s Articles of Incorporation”) and the Guernsey Companies Law.

•

fourth, an amount equal to the Catch-Up Payment (as defined in the Business Combination Agreement) will be allocated and paid to the persons set forth in the Target Companies’ Disclosure Letter (as defined below in the section entitled “—Interim Operations of the Target Companies”);

•	fifth, any remaining amount of Available Distributable Cash up to the next one hundred million dollars ($100,000,000) (the “Tranche 2 Payment Amount”) will be allocated and used as follows:

•	35% of the Tranche 2 Payment Amount will be contributed or loaned to, or remain with, NewCo or its subsidiaries (including for working capital, growth and other general corporate purposes); and

•

65% of the Tranche 2 Payment Amount will be contributed, on behalf of NewCo, to TopCo by way of capital contribution to pay the total redemption amount pro rata among the holders of Remaining Preference Shares in accordance with TopCo’s Articles of Incorporation and the Guernsey Companies Law;

•

sixth, any remaining amount of Available Distributable Cash (up to such amount that would cause the NewCo Balance Sheet Cap (as defined below) to be met) (the “Tranche 3 Payment Amount”), after the contributions and distributions pursuant to the foregoing bullet points, will be allocated as follows:

•

ten percent (10%) of the Tranche 3 Payment Amount will be contributed or loaned to, or remain with, NewCo or its subsidiaries (including for working capital, growth and other general corporate purposes) until an aggregate of two hundred million dollars ($200,000,000) has been contributed or loaned to, or remains with, NewCo or its subsidiaries for working capital, growth and other general corporate purposes (taking into account all sums contributed or loaned to, or remaining with, NewCo or its subsidiaries pursuant to the foregoing bullet points) (the “NewCo Balance Sheet Cap”); and

•

ninety percent (90%) of the Tranche 3 Payment Amount (the “90% Balance Amount”) will be allocated as follows: (A) the 90% Balance Amount will be contributed, on behalf of NewCo, to TopCo by way of capital contribution to pay the total redemption amount payable in connection with the TopCo Redemption pro rata among the holders of Remaining Preference Shares in accordance with TopCo’s Articles of Incorporation and the Guernsey Companies Law; and (B) if the total redemption amount payable in connection with the TopCo Redemption has been paid in full, any remaining portion of the 90% Balance Amount will be used by NewCo to repurchase NewCo Common Shares from all Pre-Closing Holders based on their Pro Rata Participation Percentage (as defined in the Business Combination Agreement) at a price per share of $10.00 in accordance with NewCo’s Articles of Incorporation and the Guernsey Companies Law; and

•

seventh, any remaining amount of Available Distributable Cash (the “Tranche 4 Payment Amount”), after the contributions and distributions pursuant to the foregoing bullet points, will be allocated as follows: (A) the Tranche 4 Payment Amount will be contributed, on behalf of NewCo, to TopCo by way of capital contribution to pay the total redemption amount payable in connection with the TopCo Redemption pro rata among the holders of Remaining Preference Shares in accordance with TopCo’s Articles of Incorporation and the Guernsey Companies Law; and (B) if the total redemption amount has been paid in full, any remaining portion of the Tranche 4 Payment Amount will be used by NewCo to repurchase NewCo Common Shares, in accordance with NewCo’s Articles of Incorporation and the Guernsey Companies Law, from all Pre-Closing Holders based on their Pro Rata Participation Percentage at a price per share of $10.00.

Purchase Price Adjustment

Pursuant to the Business Combination Agreement, no later than thirty (30) days following the Closing Date (as defined below in the section entitled “—Closing and Effective Time of the Business Combination”), (A) the Sponsor will notify NewCo in writing whether it accepts or disputes the accuracy of the calculation set forth in the Company Transaction Expenses Certificate (as defined in the Business Combination Agreement) of the aggregate transaction expenses incurred by, or attributable to, (i) any direct or indirect equityholder of TopCo or NewCo or (ii) the Target Companies, in each case as set forth in the Business Combination Agreement, and only to the extent a Target Company is obligated to pay, has paid or agreed to pay such transaction expense

(collectively, the “TopCo Transaction Expenses”), and (B) NewCo will notify the Sponsor in writing whether it accepts or disputes the accuracy of the calculation set forth in the Sponsor Transaction Expenses Certificate (as defined in the Business Combination Agreement) of the aggregate transaction expenses incurred by, or attributable to, any of the Sponsor or dMY, in each case as set forth in the Business Combination Agreement (the “Sponsor Transaction Expenses”). If the Sponsor accepts the calculation of the TopCo Transaction Expenses, or fails within such thirty (30) day period to notify NewCo of any dispute with respect thereto, then the calculation of the aggregate amount of the TopCo Transaction Expenses set forth in the Company Transaction Expenses Certificate will be deemed final and conclusive and binding upon all parties in all respects. If NewCo accepts the calculation of the Sponsor Transaction Expenses, or fails within such thirty (30) day period to notify the Sponsor of any dispute with respect thereto, then the calculation of the aggregate amount of the Sponsor Transaction Expenses set forth in the Sponsor Transaction Expenses Certificate will be deemed final and conclusive and binding upon all parties in all respects. In the case of an unresolved dispute between the parties regarding the TopCo Transaction Expenses or the Sponsor Transaction Expenses, the parties are to engage an independent accountant to resolve any such dispute.

Following the determination of the Final Sponsor Transaction Expenses and Final Company Transaction Expenses (each as defined in the Business Combination Agreement), the TopCo Equity Value will be recalculated by adding the Net Company Equity Value Adjustment Amount (as defined in the Business Combination Agreement and which, for clarity, may be a negative number) (such recalculated TopCo Equity Value, the “Adjusted Company Equity Value”). If the Adjusted Company Equity Value is greater than the TopCo Equity Value, then NewCo will issue additional NewCo Common Shares to the Pre-Closing Holders based on their Additional Shares Participation Percentage (as defined in the Business Combination Agreement), in an aggregate amount equal to the quotient of (x) the absolute value of the Net Company Equity Value Adjustment Amount divided by (y) $10.00. If the Adjusted Company Equity Value is less than the TopCo Equity Value, Maven will promptly, and in any event no later than five (5) business days following such final determination, pay the full amount of such excess to NewCo (for the avoidance of doubt, such payment by Maven will not come from cash or cash equivalents from any of the Target Companies).

Closing and Effective Time of the Business Combination

The Closing will take place (a) by conference call and by exchange of signature pages by email or other electronic transmission as promptly as practicable (and in any event no later than 9:00 a.m., Eastern Time on the fifth (5th) business day after the conditions set forth below have been satisfied, or, if permissible, waived by the party entitled to the benefit of the same (other than those conditions which by their terms are required to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or (b) such other date and time as the parties mutually agree (the date upon which the Closing occurs, the “Closing Date”).

Conditions to the Closing of the Business Combination

Condition to Each Party’s Obligation

The respective obligation of each party to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction or written waiver (if legally permitted), as of the Closing Date, of each of the following conditions:

•	there shall be no applicable law in effect that makes the consummation of the Business Combination illegal or any order in effect preventing the consummation of the Business Combination;

•

the affirmative vote of dMY’s stockholders required to approve the proposals set forth in this proxy statement/prospectus, as determined in accordance with applicable law and dMY’s governing documents, must be obtained;

•	the registration statement on Form F-4 to be filed with the SEC by NewCo, which registration statement contains the proxy statement on Schedule 14A to be filed in connection with the dMY stockholder meeting, must be effective, and no stop order must be outstanding and no proceeding seeking such a stop order has been threatened or initiated by the SEC with respect to such registration statement which remains pending; and

•	the NewCo Ordinary Shares to be issued in connection with the Business Combination and the NewCo warrants must be approved for listing on the NYSE, subject only to official notice of issuance.

Condition to dMY’s Obligations

The obligation of dMY to consummate the transactions to be performed by dMY in connection with the Closing is subject to the satisfaction or written waiver, at or prior to the Closing Date, of each of the following conditions:

•	the representations and warranties of NewCo, TopCo, MidCo and Merger Sub:

•	regarding the non-existence of a Material Adverse Effect must be true and correct in all respects as of the date of the Business Combination Agreement and as of the Closing Date;

•

regarding organization, authority, enforceability, capitalization and brokerage, in each case disregarding qualifications relating to materiality, Material Adverse Effect or similar qualifiers, must be true and correct in all material respects as of the date of Business Combination Agreement and as of the Closing Date (or if such representations and warranties relate to a specific date, such representations and warranties must be true and correct in all material respects as of such date);

•

regarding affiliate transactions must be true and correct in all material respects as of the date of the Business Combination Agreement and as of the Closing Date; provided that for purposes of this sub-bullet, any failure of such representations and warranties to be so true and correct that does not involve a transaction in excess of four million dollars ($4,000,000), individually or in the aggregate, will not be considered material; and

•

other than those described in the foregoing sub bullets, must be true and correct as of the date of the Business Combination Agreement and as of the Closing Date (or if such representations and warranties relate to a specific date, such representations and warranties must be true and correct as of such date), except in each case to the extent any failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

•

each of NewCo, TopCo, MidCo and Merger Sub must perform or comply in all material respects with all of its respective covenants required by the Business Combination Agreement to be performed or complied with by it on or prior to the Closing Date;

•	NewCo and Topco must jointly deliver a customary closing certificate certifying that the conditions in the first and second bullet points above have been satisfied;

•

NewCo and TopCo must deliver, among other things, (i) evidence that the Reorganization has been completed, (ii) the Investor Rights Agreement duly executed by NewCo and Maven among others, (iii) copies of all cancelled original Loan Notes, and (iv) evidence that the TopCo Redemption has been completed;

•	NewCo’s Memorandum of Incorporation and Articles of Incorporation must be amended and restated in accordance with the Business Combination Agreement; and

•	the TSAs and each additional support agreement entered into after the date of the Business Combination Agreement must be in full force and effect.

Conditions to NewCo’s and TopCo’s Obligations

•	The representations and warranties of dMY:

•

regarding organization, authority, enforceability, capitalization, brokerage, trust account and investment company, in each case disregarding qualifications relating to materiality, dMY Material Adverse Effect (as defined in the Business Combination Agreement) or similar qualifiers, must be true and correct in all material respects as of the date of Business Combination Agreement and as of the Closing Date (or if such representations and warranties relate to a specific date, such representations and warranties must be true and correct in all material respects as of such date); and

•

other than those described in the foregoing sub-bullet, must be true and correct as of the date of the Business Combination Agreement and as of the Closing Date (or if such representations and warranties relate to a specific date, such representations and warranties must be true and correct as of such date), except in each case to the extent any failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a dMY Material Adverse Effect.

•	dMY must perform or comply in all material respects with all of its covenants required by the Business Combination Agreement to be performed or complied with by it on or prior to the Closing Date;

•	dMY must deliver a customary closing certificate certifying that the conditions in the first and second bullet points above have been satisfied;

•	the Minimum Cash (as defined in the Business Combination Agreement) must not be less than three hundred fifteen million dollars ($315,000,000);

•	dMY must deliver to NewCo the Investor Rights Agreement, duly executed by dMY and the Founders; and

•	the Founder Holders Forfeiture Agreement and the Founder Holders Consent Letter must each be in full force and effect.

Representations and Warranties

The Business Combination Agreement contains customary representations and warranties by the parties thereto.

In the Business Combination Agreement, dMY makes customary representations and warranties regarding itself, including in relation to: organization, authority, enforceability; capitalization, brokerage; trust account; dMY’s SEC filings; information supplied; this proxy statement/prospectus; litigation; listing; investment company; non-contravention; business activities; tax matters; compliance with laws; and inspections.

In the Business Combination Agreement, NewCo, TopCo, MidCo and Merger Sub make representations and warranties regarding themselves, including without limitation, relating to: organization, authority, enforceability; non-contravention; capitalization; financial statements; no material adverse effect; absence of certain developments; real property; tax matters; contracts; intellectual property; data security and data privacy; information supplied; litigation; brokerage; labor matters; employee benefit plans; insurance; compliance with laws and permits; title to assets; anti-corruption compliance; anti-money laundering compliance; affiliate transactions; compliance with applicable sanctions and embargo laws; gaming laws; and inspections.

Interim Operations Pending the Closing

Interim Operations of the Target Companies

From the date of the Business Combination Agreement until the earlier of: (1) the date the Business Combination Agreement is terminated; and (2) the Closing Date (such period, the “Pre-Closing Period”), unless

dMY otherwise gives prior consent (which consent will not be unreasonably withheld, conditioned or delayed) in writing and except (x) as specifically contemplated by the Business Combination Agreement or the ancillary agreements thereto (including the Reorganization), (y) as disclosed in the Target Companies’ disclosure letter delivered to dMY (the “Target Companies’ Disclosure Letter”) or (z) other than in respect of the restrictions set forth in the first, third, fourth, fifth, tenth or fourteenth bullet points below, to the extent that any action is taken or omitted to be taken in response to or related to the actual or anticipated effect on any of the Target Companies’ businesses of COVID-19 or any COVID-19 Measures (each as defined in the Business Combination Agreement), in each case with respect to this clause (z) in connection with or in response to COVID-19; provided, however, that NewCo or TopCo, as applicable, will notify dMY, when reasonably practicable, prior to taking any actions pursuant to the foregoing (or where such prior notification is not reasonably practicable, as promptly as possible thereafter (in addition to periodically scheduled teleconference meetings for the purpose of keeping dMY reasonably apprised as to these matters)), that are reasonably expected to result in fees, costs, expenses or liabilities incurred or payable by, or decline in revenues of, the Target Companies individually or in the aggregate from the date hereof, in the amount of five million dollars ($5,000,000) or more over the following twelve-month period (such notice to include reasonable details of such action or proposed action), NewCo and TopCo will, and will cause the Target Companies to, conduct and operate their business in all material respects in the ordinary course of business and use its commercially reasonable efforts to preserve their existing relationships with material customers, suppliers and distributors, and NewCo and TopCo will not, and will cause the Target Companies not to:

•	amend or otherwise modify any of the governing documents of any of the Target Companies in any manner that would be adverse to the Company or the Sponsor, except as otherwise required by law;

•	make any material changes to its accounting policies, methods or practices, other than as required by United Kingdom GAAP or applicable law;

•

sell, issue, redeem, assign, transfer, pledge (other than in connection with existing credit facilities), convey or otherwise dispose of (x) any equity interests of any Target Company or (y) any options, warrants, rights of conversion or other rights or agreements, arrangements or commitments obligating any Target Company to issue, deliver or sell any equity interests of any Target Company, in each case, other than pursuant to the Subscription Agreements;

•

declare, make or pay any dividend, other distribution or return of capital (whether in cash or in kind) to any equityholder of any Target Company, other than (x) to another Target Company and (y) repayments by TopCo to its affiliates in respect of advances made by such persons or entities as disclosed in the Target Companies’ Disclosure Letter;

•	adjust, split, combine or reclassify any of its equity interests;

•

(x) incur, assume, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any indebtedness (other than (A) capital leases entered into in the ordinary course of business, (B) indebtedness for borrowed money (which may be borrowed from, or guaranteed by, a Pre-Closing Holder) not to exceed $10,000,000 in the aggregate solely in connection with actions permitted by the ninth bullet point below, which includes any acquisition disclosed in the Target Companies’ Disclosure Letter (the “M&A Debt Basket”), (C) in addition to (B) above, indebtedness for borrowed money (which may be borrowed from, or guaranteed by, a Pre-Closing Holder) not to exceed $10,000,000 in the aggregate which may be used for any purpose (together with the M&A Debt Basket, the “Initial Debt Basket”) and (D) indebtedness for borrowed money provided by any Pre-Closing Holder in excess of the Initial Debt Basket (“Excess Debt Obligations”) in connection with TopCo’s liquidity requirements on customary terms as reasonably agreed between such Pre-Closing Holder and TopCo, (y) make any advances or capital contributions to, or investments in, any person, other than a Target Company or in the ordinary course of business, or (z) amend or modify in any material respect any indebtedness for borrowed money (other than in connection with the incurrence of indebtedness permitted by subclause (x) in this bullet point);

•

commit to, authorize or enter into any agreement in respect of, any capital expenditure (or series of commitments or capital expenditures), other than (x) capital expenditures (other than those described in the immediately following clause (y)) made in the ordinary course of business not to exceed £5,000,000 in the aggregate, and (y) internally generated capitalized development costs incurred or payable by the Target Companies in the ordinary course of business;

•

enter into any material amendment or termination (other than an expiration in accordance with the terms thereof) of, or waive compliance with, any material term of any material contract or material lease (in each case, as set forth on the Target Companies’ Disclosure Letter) or enter into any contract that if entered into prior to the date of the Business Combination Agreement would be a material contract or material lease that would have been required to be listed on the Target Companies’ Disclosure Letter, in each case other than in the ordinary course of business and solely to the extent such amendment, termination or waiver would not materially and adversely impact the Target Companies, taken as a whole;

•

other than inventory and other assets acquired in the ordinary course of business, acquire the business, properties or assets, including equity interests of another person or entity, except, in each case, for acquisitions whose consideration in an aggregate amount (for all such acquisitions) is not greater than $10,000,000 and the consideration for which is payable only in cash, so long as, based upon the advice of the Target Companies’ accountants, such acquisition, individually or in the aggregate, would not require any additional disclosure pursuant to the rules and regulations adopted by Public Company Accounting Oversight Board (whether through merger, consolidation, share exchange, business combination or otherwise);

•

propose, adopt or effect any plan of complete or partial liquidation, dissolution, recapitalization or reorganization, or voluntarily subject to any material lien, any of the material rights or material assets owned by, or leased or licensed to, the Target Companies, except for (x) permitted liens, (y) liens under existing credit facilities or other indebtedness permitted pursuant to the fourth bullet point above and (z) as required or contemplated by the Business Combination Agreement;

•

compromise, commence or settle any pending or threatened proceeding (w) involving payments (exclusive of attorney’s fees) by a Target Company not covered by insurance in excess of $1,000,000 in any single instance or in excess of $5,000,000 in the aggregate, (x) granting injunctive or other equitable remedy against a Target Company, (y) which imposes any material restrictions on the operations of businesses of the Target Companies or (z) by the equityholders of TopCo or any other person which relates to the transactions contemplated by the Business Combination Agreement;

•

except as required (x) under applicable law or (y) by the terms of any TopCo employee benefit plan existing as of October 27, 2020 (A) materially increase in any manner the compensation, bonus, severance or termination pay of any of the current or former directors, officers, employees or individual consultants of the Target Companies, other than increases (including as part of the Target Companies’ year-end salary, merit and/or cost-of-living review process) that do not exceed, in the aggregate, five percent (5%) of existing aggregate levels, (B) become a party to, establish, materially amend (other than as required by applicable law or as part of an annual renewal for health and/or welfare benefits), commence participation in, or terminate any stock option plan or other stock-based compensation plan, or any material TopCo employee benefit plan with or for the benefit of any current or former directors, officers, employees or individual consultants of the Target Companies (or newly hired employees), (C) accelerate the vesting of or lapsing of restrictions with respect to any stock-based compensation or other long-term incentive compensation under any TopCo employee benefit plan, (D) grant any new awards under any TopCo employee benefit plan, (E) amend or modify any outstanding award under any TopCo employee benefit plan, (F) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization respecting employees of the Target Companies, (G) forgive any loans, or issue any loans (other than advances issued in the ordinary course of business), to a Target Company’s directors, officers, contractors or employees, or (H) hire or engage any employee or consultant or terminate the employment or engagement, other than for cause, of any employee or consultant if such employee or consultant will receive, or does receive, annual base compensation (or annual base wages or fees) in excess of $250,000;

•

sell, lease, assign, transfer, convey, license, sublicense, covenant not to assert, permit to lapse, abandon, allow to lapse, or otherwise dispose of, create, grant or issue any liens (other than permitted liens), debentures or other securities in or on, any material rights or assets owned by, or leased or licensed to, any Target Company, other than (w) inventory or products in the ordinary course of business, (x) assets with an aggregate fair market value less than $5,000,000, (y) non-exclusive licenses of owned intellectual property either (A) granted to customers by any Target Company in the ordinary course of business; (B) that are immaterial to the business of the Target Companies; or (C) whereby such owned intellectual property is implicitly licensed, or (z) immaterial owned intellectual property;

•

disclose any trade secrets and any other material confidential information of a Target Company to any person (other than pursuant to a written confidentiality agreement with provisions restricting the use and disclosure of such trade secrets and confidential information);

•

fail to take any action required to maintain any material insurance policies of any Target Company in force (other than (i) substitution of an insurance policy by an insurance policy with a substantially similar coverage or (ii) with respect to any policy that covers any asset or matter that has been disposed or is no longer subsisting or application), or knowingly take or omit to take any action that could reasonably result in any such insurance policy being void or voidable (other than (i) substitution of an insurance policy by an insurance policy with a substantially similar coverage, (ii) with respect to any policy that covers any asset or matter that has been disposed or is no longer subsisting or application, or (iii) actions in the ordinary course of business; or

•	agree or commit to do any of the foregoing.

Additionally, during the Pre-Closing Period, unless dMY otherwise provides its prior consent (which consent will not be unreasonably withheld, conditioned or delayed) in writing and except (x) as otherwise contemplated in the Business Combination Agreement or the ancillary agreements thereto, (y) as otherwise disclosed in the Target Companies’ Disclosure Letter or (z) to the extent that any action is taken or not taken in response to the actual or anticipated effect on any Target Company’s business of COVID-19 or any COVID-19 Measures, in each case with respect to this clause (z) in connection with or in response to COVID-19; provided, however, that NewCo or TopCo, as applicable, will notify dMY, when reasonably practicable, prior to taking any actions pursuant to this clause (z) (or where such prior notification is not reasonably practicable, as promptly as possible thereafter (in addition to periodically scheduled teleconference meetings for the purpose of keeping dMY reasonably apprised as to these matters)), that are reasonably expected to result in fees, costs, expenses or liabilities incurred or payable by, or decline in revenues of, the Target Companies individually or in the aggregate from the date hereof, in the amount of $5,000,000 or more over the following twelve-month period (such notice to include reasonable details of such action or proposed action), NewCo and TopCo will not, and will cause the Target Companies not to:

•	enter into, renew or modify any Prohibited Affiliate Transaction (as defined in the Business Combination Agreement); or

•

except to the extent required by applicable law, (1) make, change or revoke any material election relating to taxes outside the ordinary course of business consistent with past practice (subject to changes in applicable law), (2) enter into any agreement, settlement or compromise with any taxing authority relating to a material amount of taxes, (3) consent to any extension or waiver of the statutory period of limitations applicable to any material tax matter not disclosed in the Target Companies’ Disclosure Letter (other than at the request of a taxing authority), (4) file any amended material tax return, (5) fail to timely file (taking into account valid extensions) any material tax return required to be filed, (6) fail to pay any material amount of tax as it becomes due, (7) enter into any tax sharing agreement (other than an ordinary course tax sharing agreement), (8) surrender any right to claim any refund of a material amount of taxes, or (9) take any action that would reasonably be expected to prevent, impair or impede the intended U.S. federal income tax treatment of the transactions contemplated by the Business Combination Agreement, including the Business Combination.

Interim Operations of dMY

During the Pre-Closing Period, unless TopCo otherwise provides its prior consent (which consent will not be unreasonably withheld, conditioned or delayed) in writing and except as contemplated by the Business Combination Agreement or the ancillary agreements thereto or as set forth in dMY’s disclosure letter delivered to TopCo (“dMY’s Disclosure Letter”), dMY will not:

•

conduct any activities or enter into any contracts directed toward or in contemplation of an alternative business combination to the Business Combination contemplated by the Business Combination Agreement;

•

amend or otherwise modify the Investment Management Trust Agreement, dated of August 13, 2020, by and between dMY and Continental Stock Transfer & Trust Company (the “Trust Agreement”), the Private Placement Warrants Purchase Agreement, dated August 13, 2020, by and between the Sponsor and dMY, or dMY’s governing documents in any material respect;

•	withdraw any funds from the amount in dMY’s trust account as of October 27, 2020, other than as permitted by dMY’s governing documents or the Trust Agreement;

•	make any material changes to its accounting policies, methods or practices, other than as required by U.S. GAAP or applicable law;

•

except to the extent required by applicable law, (1) make, change or revoke any material election relating to taxes outside the ordinary course of business consistent with past practice (subject to changes in applicable law), (2) enter into any agreement, settlement or compromise with any taxing authority relating to a material amount of taxes, (3) consent to any extension or waiver of the statutory period of limitations applicable to any material tax matter not disclosed in dMY’s Disclosure Letter (other than at the request of a taxing authority), (4) file any amended material tax return, (5) fail to timely file (taking into account valid extensions) any material tax return required to be filed, (6) fail to pay any material amount of tax as it becomes due, (7) enter into any tax sharing agreement (other than an ordinary course tax sharing agreement), (8) surrender any right to claim any refund of a material amount of taxes, or (9) take any action that would reasonably be expected to prevent, impair or impede the intended U.S. federal income tax treatment of the transactions contemplated by the Business Combination Agreement;

•

other than in connection with a dMY Share Redemption, sell, issue, redeem, assign, transfer, convey or otherwise dispose of (x) any of its equity interests, or (y) any options, warrants, rights of conversion or other rights or agreements, arrangements or commitments obligating dMY or the Sponsor to issue, deliver or sell any equity interests of dMY;

•	other than the dMY Share Redemption, declare, make or pay any dividend, other distribution or return of capital (whether in cash or in kind) to the equityholders of dMY;

•	adjust, split, combine or reclassify any of its equity interests;

•	reduce the exercise price of any dMY warrant;

•	incur, assume, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any indebtedness, material liabilities, debts or obligations;

•

enter into any transaction or contract with the Sponsor or any of its affiliates for the payment of finder’s fees, consulting fees, monies in respect of any payment of a loan or other compensation paid by dMY to the Sponsor, dMY’s officers or directors, or any affiliate of the Sponsor or dMY’s officers, for services rendered prior to, or for any services rendered in connection with, the consummation of the transactions contemplated by the Business Combination Agreement;

•

compromise, commence or settle any pending or threatened proceeding (w) involving payments (exclusive of attorney’s fees) by dMY not covered by insurance in excess of $500,000 or in excess of $1,000,000 in the aggregate, (x) granting material injunctive or other equitable remedy against dMY (y) which imposes any material restrictions on the operations of businesses of dMY or (z) by the public stockholders or any other person which relates to the transactions contemplated by the Business Combination Agreement;

•	enter into, renew, modify or revise any contract or agreement with any dMY related party; or

•	agree or commit to do any of the foregoing.

Efforts to Consummate the Business Combination

The parties agreed to cooperate and use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate action (including executing and delivering any documents, certificates, instruments and other papers that are necessary for the consummation of the Business Combination), and do, or cause to be done, and assist and cooperate with the other parties to the Business Combination Agreement in doing, all things necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Business Combination Agreement.

Additional Covenants of the Parties

Mutual Covenants

The Target Companies and dMY made certain mutual covenants in the Business Combination Agreement including:

•	notifying each other of any developments which would cause or would reasonably be expected to result in a failure of a closing condition to be satisfied;

•

using commercially reasonable efforts to resolve any objections as may be asserted by any governmental entity with respect to the Business Combination or sending any requisite notice to or to solicit and obtain the consents of contractual counterparties to certain contracts (as applicable);

•	cooperation on certain equity financing matters, including satisfaction of all conditions and covenants in the subscription agreement;

•	cooperation on certain tax matters;

•

jointly making public statements about the Business Combination and cooperating with each other to prepare and make certain SEC filings (including the preparation of this proxy statement/prospectus); and

•	executing and filing all documents as may be required to change the name of dMY and NewCo, in each case, to be mutually agreed upon by dMY and NewCo.

dMY Covenants

dMY made certain other covenants in the Business Combination Agreement, including:

•

ceasing all existing discussions or negotiation with any person with respect to any competing transaction and refraining from entering into new negotiations or discussions with respect to any competing transaction;

•	using reasonable best efforts to ensure that dMY remains listed on, and for the Class A Shares and dMY warrants to be listed on, the NYSE; and

•

using reasonable best efforts to take all actions reasonably necessary to de-list the Class A Shares from the NYSE and de-register such securities under the Exchange Act as soon as practicable following the effective time of the Business Combination.

NewCo, TopCo and MidCo Covenants

NewCo, TopCo and MidCo each made certain other covenants in the Business Combination Agreement, including:

•

maintaining policies of directors’ and officers’ liability insurance for directors and officers of the Target Companies and dMY currently covered by such policies, and obtaining a 6-year run-off director and officer insurance policy for pre-Closing officers and directors of the Target Companies and dMY;

•

affording dMY an opportunity to participate in weekly teleconference meetings with representatives of the Target Companies to discuss the actual or anticipated effect on any of the Target Companies’ businesses of COVID-19 or any COVID-19 Measures to keep dMY reasonably apprised as to such matters;

•

ceasing all existing discussions or negotiations with any person with respect to any competing transaction and refraining from entering into new negotiations or discussions with respect to any competing transaction;

•	providing dMY with reasonable access to the Target Companies’ books and records and furnishing financial and operating information regarding the Target Companies as dMY may reasonably request;

•	adopting the governing documents of NewCo in forms reasonably agreed to by dMY and NewCo;

•	using its reasonable best efforts to cause each Pre-Closing Holder not otherwise a party to a TSA to enter into such agreement;

•	issuing the applicable notices of repayment to the holders of the Loan Notes and obtaining the original certificates from such noteholders in respect of the Loan Notes;

•

obtaining the required approval (including stockholder approval) to effectuate the transactions contemplated by the Business Combination Agreement, including the Business Combination, the Reorganization and the TopCo Redemption;

•	taking all actions and do all things in order to effect the Reorganization; and

•	taking all actions and do all things in order to effect the TopCo Redemption.

Exclusivity; Change in dMY Board Recommendation

Each of NewCo, Sponsor, dMY and their respective controlled affiliates and any representatives of the foregoing is prohibited from, among other things, soliciting alternative business combination proposals, entering into or engaging in any discussion or negotiation with any third party regarding such alternative business combination proposals, or approving, recommending or entering into any alternative business combination transactions. In addition, unless required by applicable law, the Board may not change or withdraw its recommendation to the dMY stockholders to vote in favor of the Business Combination Proposal and any other proposals required to consummate the transactions contemplated by the Business Combination Agreement that are submitted to, and require the vote of, the dMY stockholders.

Employee Matters

During the Pre-Closing Period, NewCo will use commercially reasonable efforts to enter into employment agreements with certain key employees of the Target Companies, as identified by, and based on the terms and conditions as reasonably and mutually agreed upon by, dMY, NewCo and such employees. The foregoing is not a condition to Closing.

Trust Account Waiver

Each of TopCo, NewCo, the Sponsor and dMY has agreed that it does not and will not at any time have any right, title, interest or claim of any kind in or to any assets in dMY’s trust account (or distributions therefrom to dMY’s public stockholders or to the underwriters of dMY’s initial public offering in respect of their deferred underwriting commissions held in dMY’s trust account, in each case as set forth in the Trust Agreement), and has waived any claims it had or may have at any time against or with respect to dMY’s trust account (or distributions therefrom to dMY’s public stockholders) as a result of, or arising out of, any discussions, contracts or agreements (including the Business Combination Agreement and the subscription agreement) between dMY, on the one hand, and NewCo or the Company, on the other hand, and has agreed not seek recourse against dMY’s trust account (or distributions therefrom to dMY’s public stockholders or to the underwriters of dMY’s initial public offering in respect of their deferred underwriting commissions held in the trust account, in each case as set forth in the Trust Agreement) for any reason whatsoever.

Specific Performance

Each party to the Business Combination Agreement agreed that each other party will be entitled to specific performance, an injunction or other equitable relief (without posting of any bond or other security or needing to prove irreparable harm) to prevent breaches of the provisions of the Business Combination Agreement and to enforce specifically the Business Combination Agreement and the terms and provisions thereof in any proceeding, in addition to any other remedy to which such party may be entitled.

No Survival of Representations and Warranties or Pre-Closing Covenants

Other than claims against a party that committed fraud with respect to the making of its applicable representation and warranty in the Business Combination Agreement, the representations and warranties set forth in the Business Combination Agreement and all covenants that are to be fully performed prior to the Closing will not survive the Closing.

Termination of the Business Combination Agreement

The Business Combination Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the Closing only as follows:

•	by the mutual written consent of TopCo and dMY;

•

by TopCo or dMY by written notice to the other if any applicable law is in effect making the consummation of the transactions contemplated by the Business Combination Agreement illegal or any final, non-appealable order is in effect permanently preventing the consummation of the transactions contemplated by the Business Combination Agreement; provided, however, that the right to terminate the Business Combination Agreement pursuant to the foregoing sentence will not be available to any party whose breach of any representation, warranty, covenant or agreement of the Business Combination Agreement results in or causes such final, non-appealable order or other action;

•

by TopCo or dMY by written notice to the other if the consummation of the transactions contemplated by the Business Combination Agreement have not occurred on or before June 11, 2021 (the “Outside Date”); provided, however, that the right to terminate the Business Combination Agreement pursuant the foregoing sentence will not be available to any party that has materially breached any of its representations, warranties, covenants or agreements under the Business Combination Agreement and such material breach is the primary cause of or has resulted in the failure of the Business Combination to be consummated on or before the Outside Date;

•

by TopCo, if dMY breaches in any material respect any of its representations or warranties contained in the Business Combination Agreement or breaches or fails to perform in any material respect any of its covenants contained in the Business Combination Agreement, which breach or failure to perform (i) would render a condition precedent to TopCo’s obligations to consummate the Business Combination set forth in the closing conditions not capable of being satisfied, and (ii) after the giving of written notice of such breach or failure to perform to dMY by TopCo, cannot be cured or has not been cured by the Outside Date, and thirty (30) business days after receipt of such written notice (in which case the Outside Date will automatically be extended until the end of such thirty (30) business day period, but in no event on more than one occasion) and TopCo has not waived in writing such breach or failure. However, the right to terminate the Business Combination Agreement pursuant to the foregoing sentence will not be available to TopCo if TopCo is then in material breach of any representation, warranty, covenant or agreement contained in the Business Combination Agreement;

•

by dMY, if TopCo or NewCo breaches in any material respect any of its representations or warranties contained in the Business Combination Agreement or TopCo or NewCo breaches or fails to perform in any material respect any of its covenants contained in the Business Combination Agreement, which breach or failure to perform (i) would render a condition precedent to dMY’s obligations to consummate the Business Combination set forth in the closing conditions not capable of being satisfied, and (ii) after the giving of written notice of such breach or failure to perform to TopCo or NewCo, as applicable, by dMY, cannot be cured or has not been cured by the Outside Date, and thirty (30) business days after the receipt of such written notice (in which case the Outside Date will automatically be extended until the end of such thirty (30) business day period, but in no event on more than one occasion) and dMY has not waived in writing such breach or failure. However, the right to terminate the Business Combination Agreement pursuant to the foregoing sentence will not be available to dMY if dMY is then in material breach of any representation, warranty, covenant or agreement contained in the Business Combination Agreement; or

by written notice from either TopCo or dMY to the other if the affirmative vote of dMY’s stockholders required to approve the proposals set forth in this proxy statement/prospectus, as determined in accordance with applicable law and dMY’s governing documents, is not obtained at the dMY stockholder meeting (subject to any adjournment or postponement thereof). However, the right to terminate the Business Combination Agreement pursuant to the foregoing sentence will not be available to dMY if dMY has materially breached certain covenants or agreements set forth in the Business Combination Agreement and such material breach is the primary cause of or has resulted in the failure of such required vote to be obtained.

In the event the Business Combination Agreement is validly terminated, all further obligations of the parties under the Business Combination Agreement will terminate and will be of no further force and effect (except certain obligations related to confidentiality, public announcements, expenses, effects of termination of the Business Combination Agreement and general provisions, which shall survive), and no party will have any further liability to any other party except for liability arising out of or incurred as a result of such party’s fraud or willful and material breach of the Business Combination Agreement.

Amendment of the Business Combination Agreement

No amendment of any provision of the Business Combination Agreement will be valid unless the same will be in writing and signed by dMY, the Sponsor and NewCo. No waiver of any provision or condition of the Business Combination Agreement will be valid unless the same be in writing and signed by the party against which such waiver is to be enforced. No waiver by any party of any default, breach of representation or warranty or breach of covenant under the Business Combination Agreement, whether intentional or not, will be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence. Any such amendment or waiver may occur after the approval of the proposals set forth herein so long as such amendment or waiver would not require the further approval of the dMY stockholders under applicable law without such approval having first been obtained.

Governing Law; Consent to Jurisdiction

The laws of the State of Delaware govern (a) all claims or matters related to or arising from the Business Combination Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of the Business Combination Agreement, and the performance of the obligations imposed by the Business Combination Agreement, in each case without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. Each party to the Business Combination Agreement irrevocably waived all rights to trial by jury in any proceeding.

THE ADJOURNMENT PROPOSAL

The Adjournment Proposal allows the Board to submit a proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination proposal. In no event will dMY solicit proxies to adjourn the special meeting or consummate the Business Combination beyond the date by which it may properly do so under the Current Charter. The purpose of the Adjournment Proposal is to provide more time for the Sponsor, dMY and/or their respective affiliates to make purchases of public shares or other arrangements that would increase the likelihood of obtaining a favorable vote on the Business Combination Proposal and to meet the requirements that are necessary to consummate the Business Combination. See the section entitled “The Business Combination Proposal — Interests of dMY’s Directors and Officers in the Business Combination.”

Consequences if the Adjournment Proposal is not Approved

If the Adjournment Proposal is presented to the special meeting and is not approved by the stockholders, the Board may not be able to adjourn the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal. In such events, the Business Combination would not be completed.

Required Vote

Approval of the Adjournment Proposal requires the affirmative vote of the holders of at least a majority of the votes cast by holders of Class A Shares and Class B Shares present in person (which would include presence at the virtual special meeting) or by proxy at the special meeting and entitled to vote thereon, voting as a single class. Failure to vote by proxy or to vote in person (which would include presence at the virtual special meeting) at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the Adjournment Proposal.

Recommendation of the Board

THE DMY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT DMY STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

The existence of financial and personal interests of dMY’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is in the best interests of dMY and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of dMY’s Directors and Officers in the Business Combination” for a further discussion.

SELECTED HISTORICAL FINANCIAL INFORMATION OF DMY

The selected historical condensed statements of operations data of dMY for the period from June 18, 2020 (inception) to December 31, 2020 and the condensed balance sheet data as of December 31, 2020 are derived from dMY’s audited financial statements included elsewhere in this proxy statement/prospectus.

dMY’s historical results are not necessarily indicative of the results that may be expected in the future and dMY’s results for the period from June 18, 2020 (inception) to December 31, 2020 are not necessarily indicative of the results that may be expected for any other period. The information below is only a summary and should be read in conjunction with the sections entitled “dMY’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Other Information Related to dMY” and the financial statements, and the notes and schedules related thereto, which are included elsewhere in this proxy statement/prospectus.

dMY is providing the following selected historical financial information to assist you in your analysis of the financial aspects of the Business Combination.

Statement of Operations Data	For The Period from June 18, 2020 (inception) to December 31, 2020
Revenue	$—
General and administrative expenses	621,057
Franchise tax expense	105,940
Gain on marketable securities (net), dividends and interest, held in Trust Account	98,634
Income tax benefit	—

Net loss	$(628,363)
Weighted average shares outstanding of Class A common stock
27,600,000
Basic and diluted net income per share, Class A	$—
Weighted average shares outstanding of Class B common stock	6,900,000
Basic and diluted net loss per share, Class B	$(0.09)

Balance Sheet Data	December 31, 2020
Total assets	$277,449,474
Total liabilities	10,235,832
Class A common stock subject to possible redemption	262,213,640
Total stockholders’ equity	5,000,002

SELECTED HISTORICAL FINANCIAL AND OPERATING DATA OF TOPCO

The selected historical consolidated statements of operations and cash flow data of TopCo for the year ended December 31, 2019 (Successor), the period from September 8, 2018 through December 31, 2018 (Successor), and the period from January 1, 2018 through September 7, 2018 (Predecessor), and the historical consolidated balance sheet data as of December 31, 2019 (Successor) and December 31, 2018 (Successor) are derived from the audited consolidated financial statements of Topco and its subsidiaries included elsewhere in this proxy statement/prospectus.

The selected historical condensed consolidated statements of operations and cash flow data of TopCo for the nine months ended September 30, 2020 and 2019 and the condensed consolidated balance sheet data as of September 30, 2020 are derived from TopCo’s unaudited interim condensed consolidated financial statements included elsewhere in this proxy statement/prospectus.

In TopCo management’s opinion, the unaudited interim condensed consolidated financial statements include all adjustments necessary to state fairly TopCo’s financial position as of September 30, 2020 and the results of operations for the nine months ended September 30, 2020 and 2019. TopCo’s historical results are not necessarily indicative of the results that may be expected in the future and TopCo’s results for the nine months ended September 30, 2020 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2020 or any other period.

The information below is only a summary and should be read in conjunction with the sections entitled “TopCo’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Other Information Related” and the financial statements, and the notes and schedules related thereto, which are included elsewhere in this proxy statement/prospectus.

TopCo is providing the following selected historical financial information to assist you in your analysis of the financial aspects of the Business Combination.

	Successor	Successor	Successor	Successor	Predecessor
Statement of Operations Data	For The Nine Months Ended September 30, 2020	For The Nine Months Ended September 30, 2019	For The Year Ended December 31, 2019	Period from September 8, 2018 through December 31, 2018	Period from January 1 2018 through September 7, 2018
Revenue	$102,722	$77,773	$114,620	$30,578	$57,007
Cost of sales	77,042	60,323	89,311	20,780	31,026

Gross profit	25,680	17,450	25,309	9,798	25,981
Total operating expenses	39,653	43,252	61,498	19,238	33,778
Warrant and derivative adjustment	—	—	—	—	(7,222)
Interest (expense) income, net	(5,799)	(5,112)	(6,840)	(1,744)	(2,363)
Gain (loss) on disposal of assets	—	3	(7)	(5)	12
Gain on sale of equity method investment	—	—	—	—	1,800
Foreign currency gain (loss)	(242)	(982)	(2,537)	170	147
Income tax benefit (expense)	3,171	1,468	5,366	1,258	(104)

Net loss	$(16,843)	$(30,425)	$(40,207)	$(9,761)	$(15,527)

	Successor	Successor	Successor	Successor	Predecessor
Statement of Operations Data	For The Nine Months Ended September 30, 2020	For The Nine Months Ended September 30, 2019	For The Year Ended December 31, 2019	Period from September 8, 2018 through December 31, 2018	Period from January 1 2018 through September 7, 2018
Weighted average common shares outstanding, basic and diluted	1,873,423	1,817,199	1,829,947	1,812,601	2,983,170
Net loss per share, basic and diluted	$(8.99)	$(16.74)	$(21.97)	$(5.38)	$(5.20)
Statement of Cash Flows Data
Net cash provided by (used in) operating activities	17,648	(4,674)	2,492	(193)	8,839
Net cash provided by (used in) investing activities	(14,635)	(18,218)	(24,623)	(5,887)	(12,095)
Net cash provided by (used in) financing activities	75	5,571	6,931	(211)	3,566

	Successor	Successor	Successor	Successor
Balance Sheet Data	September 30, 2020	September 30, 2019	December 31, 2019	December 31, 2018
Total assets	$362,629	N/A	$375,296	$361,428
Total liabilities	148,745	N/A	137,853	100,288
Total temporary equity	342,425	N/A	318,805	284,403
Total shareholders’ deficit	(128,541)	N/A	(81,362)	(23,263)

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined financial information (the “Summary Pro Forma Information”) gives effect to the Business Combination and related transactions contemplated in the Business Combination Agreement. Operations prior to the Business Combination are those of TopCo. The Business Combination first will be accounted for as a capital reorganization whereby NewCo is the continuation of its predecessor TopCo. The capital reorganization will be immediately followed by the acquisition of dMY, which is accounted for within the scope of ASC 805. Under this method of accounting, dMY will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of NewCo issuing NewCo ordinary shares for the net assets of dMY, accompanied by a recapitalization. The shares issued by NewCo are recognized at fair value and recorded as consideration for the acquisition of the public shell company, dMY. The net assets of dMY will be stated at historical cost, with no goodwill or other intangible assets recorded, as dMY is not recognized as a business as defined under ASC 805.

The summary unaudited pro forma condensed combined balance sheet data as of September 30, 2020 gives pro forma effect to the Business Combination and related transactions as if they had occurred on September 30, 2020. The summary unaudited pro forma condensed combined statement of operations data for the nine months ended September 30, 2020 and year ended December 31, 2019 give pro forma effect to the Business Combination and related transactions as if they had been consummated on January 1, 2019.

In May 2020, the SEC adopted Release No.33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 is effective on January 1, 2021; however, voluntary early adoption is permitted. NewCo has elected to early adopt the provisions of Release No. 33-10786, and the unaudited pro forma condensed combined financial information herein is presented in accordance therewith. The summary pro forma information have been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information of NewCo appearing elsewhere in this proxy statement/prospectus and the accompanying notes. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical financial statements of dMY and related notes and the historical financial statements of TopCo and related notes included in this proxy statement/prospectus.

The summary pro forma information have been presented for informational purposes only and are not necessarily indicative of what NewCo’s financial position or results of operations actually would have been had the Business Combination and related transactions been completed as of the dates indicated. In addition, the summary pro forma information do not purport to project the future financial position or operating results of NewCo.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption by dMY shareholders of Class A Shares of dMY for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the dMY trust account:

•

Assuming No Redemptions: This presentation assumes that no public shareholders of dMY exercise redemption rights with respect to their public shares for a pro rata share of cash in the dMY trust account. Under this scenario, proceeds from the Business Combination will be used to pay down $76.6 million of the Loan Notes, $299.9 million for the TopCo Redemption, and $18.0 million for the Catch Up Payment.

•

Assuming Maximum Redemptions: This presentation assumes that 27,600,000 of the dMY public shares are redeemed for their pro rata share of the cash in the dMY trust account in connection with the dMY Share Redemptions. This scenario gives effect to dMY Share Redemptions of 27,600,000 shares for aggregate redemption payments of $276.0 million. The Business Combination Agreement, includes as a condition to closing the Business Combination that, at Closing, dMY will have Minimum Cash of

$315.0 million comprising cash held in the dMY trust account, less amounts required for the dMY Share Redemptions, less 33% of the aggregate amount of transaction expenses incurred by the parties to the Business Combination, and aggregate proceeds received by NewCo from the PIPE Investment. As the proceeds from the PIPE Investment are expected to satisfy the Minimum Cash Condition, the total dMY trust account balance of $276.0 million (as of September 30, 2020) is reflected as being redeemed. Under this scenario, proceeds available for the TopCo Redemption will be reduced by $195.0 million, resulting in an expected $104.9 million payment for the TopCo Redemption, and no Catch Up Payment; repayment of the Loan Notes is still expected to occur in the maximum redemption scenario.

	No Redemptions	Maximum Redemptions
Summary Unaudited Pro Forma Condensed Combined	(in thousands, except share and per share data)
Statement of Operations Data Nine Months Ended September 30, 2020
Revenue	$102,722	$102,722
Net loss per share — basic and diluted	$(0.14)	$(0.15)
Weighted average number of shares outstanding — basic and diluted	167,698,105	160,365,000

Statement of Operations Data Year Ended December 31, 2019
Revenue	$114,620	$114,620
Net income per share — basic and diluted	$(2.00)	$(2.03)
Weighted average number of shares outstanding — basic and diluted	167,698,105	160,365,000

	No Redemptions	Maximum Redemptions
Summary Unaudited Pro Forma Condensed Combined	(in thousands)
Balance Sheet Data as of September 30, 2020
Total assets	$505,513	$453,300
Total liabilities	$71,228	$71,228
Total stockholders’ equity	$434,285	$382,072

INFORMATION ABOUT MANAGEMENT, DIRECTORS AND NOMINEES

At the effective time of the Business Combination, in accordance with the terms of the Business Combination Agreement, the board of directors and executive officers of NewCo will be as follows.

Name	Age	Position
Mark Locke	41	Director and Chief Executive Officer
Albert Costa Centena	37	Director
Gabriele Cipparrone	45	Director
Niccolo de Masi	40	Director
Harry L. You	61	Director
Daniel Burns	50	Director
Roxana Mirica	35	Director
Nicholas Taylor	46	Chief Financial Officer
Steven Burton	49	Chief Operating Officer
Jack Davison	44	Chief Commercial Officer
Campbell Stephenson	45	Chief Information Officer

Mark Locke has served as Chief Executive Officer of NewCo since December 2020 and will be a member of its board of directors following the completion of the Business Combination. Mr. Locke is the Co-Founder of Genius Sports Group and its Chief Executive Officer. Mr. Locke first launched BetGenius in 2000, which is now a Genius Sports Group company, and created Genius Sports Group in 2015. Mr. Locke’s qualifications to serve on NewCo’s board of directors include his extensive experience with and knowledge of the business of Genius Sports Group and the industries in which it operates, and his track record of success with Genius Sports Group to date.

Albert Costa Centena is a member of NewCo’s board of directors and has served as a member of the Board of Directors of TopCo since July 2018. Mr. Costa Centena is a Principal at Apax Partners LLP, which he joined in 2010, and where he works in the Tech & Telecommunications sector. Mr. Costa Centena started his career in the investment banking division of Morgan Stanley in the Energy & Utilities and the Media & Telecom teams and then worked at The Blackstone Group in private equity. Mr. Costa Centena’s prior deal experience includes Genius Sports Group, Baltic Classifieds Group, idealista, Neuraxpharm and Takko Fashion. Mr. Costa Centena received his M.B.A. from the Wharton Business School and his B.B.A. in finance from ESADE Business School. Mr. Costa Centena’s qualifications to serve on NewCo’s board of directors include his extensive and varied deal experience in the technology sector and his prior experience as a member of the Board of Directors of TopCo.

Gabriele Cipparrone is a member of NewCo’s board of directors and has served as a member of the Board of Directors of TopCo since July 2018. Mr. Cipparrone is a Partner at Apax Partners LLP, which he joined in 2003, and where he works in the Tech & Telecommunications sector. Prior to joining Apax Partners, Mr. Cipparrone was a consultant with McKinsey & Company where he specialized in advising clients in the telecom and utility sectors. Mr. Cipparrone has participated in a number of key deals including Genius Sports Group, MatchesFashion, Engineering, Orange Switzerland, Weather Investments, TDC, Sisal and Farmafactoring. Mr. Cipparrone received his M.B.A. from Harvard Business School, a post-graduate degree in Engineering from Ecole Centrale Paris and an undergraduate degree in Mechanical Engineering from Politecnico di Torino. Mr. Cipparrone’s qualifications to serve on NewCo’s board of directors include his significant transactional experience in the tech sector and his prior experience as a member of the Board of Directors of TopCo.

Niccolo de Masi will serve as a member of NewCo’s board of directors. Mr. de Masi has been dMY’s Chief Executive Officer and a director since June 2020. Mr. de Masi is also the chief executive officer and director of dMY Technology Group, Inc. and dMY Technology Group, Inc. III. Mr. de Masi has been a member of the board of directors of Glu since January 2010, and has served as chairman since December 2014, as interim chairman from July 2014 to December 2014 and as president and chief executive officer from January 2010 to

November 2016. Mr. de Masi has been the chief innovation officer at Resideo Technologies, Inc. since February 2019, a member of its board of directors since October 2018, and was president of products and solutions from February 2019 until January 2020. Mr. de Masi served as the president of Essential from November 2016 to October 2018. Mr. de Masi served on the board of directors of Xura and its audit committee from November 2015 until August 2016. From 2008 to 2009, Mr. de Masi led Hands-On Mobile as its chief executive officer. From 2004 to 2007, Mr. de Masi was the chief executive officer of Monstermob. Mr. de Masi serves on the Leadership Council of the UCLA Grand Challenges. Mr. de Masi received his B.A. and MSci. degrees in physics from Cambridge University. Mr. de Masi’s qualifications to serve on our board of directors include his extensive leadership experience in the mobile app space, his track record in our target industry and his network of contacts in the technology sector.

Harry L. You will serve as a member of NewCo’s board of directors. Mr. You has been dMY’s Chairman since June 2020. Mr. You is also the chairman of dMY Technology Group, Inc. and dMY Technology Group, Inc. III. Mr. You served as the executive vice president of EMC in the office of the chairman from 2008 to 2016. From 2008 to 2016, Mr. You served as the executive vice president of EMC in the office of the chairman. In September 2016, Mr. You founded GTY, in which Mr. You served as its president, chief financial officer and director until February 2019 when GTY consummated its initial business combination, served as its president from February 2019 to May 2019 and as its chief financial officer from February 2019 through August 2019, and has served as its vice chairman since May 2019. Mr. You also served as GTY’s president from May 7, 2019 to May 20, 2019. Mr. You served as a director of Korn/Ferry International from 2004 to October 2016 and has been a trustee of the U.S. Olympic Committee Foundation since August 2016. Mr. You was chief executive officer of BearingPoint from 2005 to 2007. Mr. You also served as BearingPoint’s interim chief financial officer from 2005 to 2006. From 2004 to 2005, Mr. You served as executive vice president and chief financial officer of Oracle, and was also a member of the board of directors of Oracle Japan. From 2001 to 2004, Mr. You served as chief financial officer of Accenture. Mr. You also previously spent fourteen years on Wall Street, including serving as a managing director in the Investment Banking Division of Morgan Stanley, where he headed the Computer and Business Services Group. Mr. You has served as a member of the board of directors of Broadcom Inc. since January 2019. Mr. You holds an M.A. in Economics from Yale University and a B.A. in Economics from Harvard College. Mr. You’s qualifications to serve on our board of directors include his extensive and varied deal experience throughout his career, including his experience structuring Dell’s acquisition of EMC as EMC’s executive vice president, his network of contacts in the technology sector, and his prior special purpose acquisition company experience with GTY.

Daniel Burns will serve as a member of NewCo’s board of directors and has served as a member of the Board of Directors of TopCo since September 2018. Since 2011, Mr. Burns has served as the Founder and Managing Partner of Oakvale Capital, a corporate finance boutique specializing in the gambling and gaming industries. Mr. Burns is also the owner of Carbon Group Limited, which he founded in 2006. Mr. Burns has an M.A. in Law from the University of Cambridge. Mr. Burns’ qualifications to serve on NewCo’s board of directors include his significant experience in the gambling and gaming industries and his prior experience as a member of the Board of Directors of TopCo.

Roxana Mirica will serve as a member of NewCo’s board of directors. She is a Partner and head of Capital Markets in Europe of Apax, having joined the firm in 2017. She is responsible for leading acquisition financing and ongoing debt and equity capital markets transactions for Apax’s portfolio companies. Prior to joining Apax, Ms. Mirica was employed by Barclays plc for nine years, most recently as Director in Leveraged Finance. Ms. Mirica holds a Bachelor of Arts in Economics and Chemistry, cum laude, from Dartmouth College. Ms. Mirica’s qualifications to serve on NewCo’s board of directors include her significant transactional experience in the financing sector and her track record of success in financing transactions.

Nicholas Taylor has served as Chief Financial Officer of NewCo since December 2020 and has been the Chief Financial Officer of Genius Sports Group since October 2019. Prior to joining Genius Sports Group, Mr. Taylor served as the Chief Financial Officer of Wagamama from June 2017 to September 2019 and Director of Operational Finance at Travelodge Hotels Limited from May 2014 to May 2017. Prior thereto, Mr. Taylor also served as Senior Vice President, Finance at Millennium & Copthorne Hotels and Finance Director at Monitise.

Mr. Taylor started his financial career at KPMG LLP where he spent fourteen years. Mr. Taylor received his B.A. in Ancient History from the University of Bristol.

Steven Burton has served as the Chief Operating Officer of Genius Sports Group since April 2020 and prior thereto served in various other roles since August 2016, including as Managing Director from February 2017 to April 2020 and Director, Integrity, Governance & Sports Partnerships from August 2016 to February 2017. Prior to joining Genius Sports Group, Mr. Burton served as a Partner and Head of Sports Data, Betting & Integrity at Couchmans LLP from September 2009 to August 2016. Mr. Burton started his career as a solicitor in the Sports Group at Hammonds, Suddards Edge (which subsequently merged with the US-based law firm Squire, Sanders & Dempsey) and joined the Sports Division at Addleshaw Goddard LLP as a Legal Director in 2004.

Jack Davison has been the Chief Commercial Officer of Genius Sports Group since July 2017. Prior to joining Genius Sports Group, Mr. Davison served in roles as Managing Director and Chief Commercial Officer of BetGenius since July 2012, which is now a Genius Sports Group company. Prior to joining BetGenius, Mr. Davison served as Commercial Director of Press Association (now PA Media) and specialized in the Sports, Content Licensing and eGaming industry.

Campbell Stephenson has served as the Chief Information Officer of Genius Sports Group since January 2020 and prior thereto served in various other roles, including as Group Chief Technology Officer from August 2017 to December 2019 and Chief Technology Officer, Genius Sports Services from May 2016 to July 2017. Prior to joining Genius Sports Group, Mr. Stephenson served in roles as the Development Director, Development Manager and Senior Developer at BetGenius, which he joined in December 2009 and which is now a Genius Sports Group company. Mr. Stephenson started his career as a consultant in the software and development industry.

Board Composition

The parties to the Business Combination Agreement agreed that the initial board would be comprised of nine persons, seven of whom are set forth above and the remainder of whom will be selected at, prior to or following the consummation of the Business Combination.

As discussed more fully under the section entitled “The Business Combination Proposal—Related Agreements—Investor Rights Agreement,” at the Closing, dMY, the Founders, the Sellers and NewCo will enter into an Investor Rights Agreement pursuant to which, among other things, at the Closing, the Sponsor will be entitled to designate two directors of NewCo, the Sellers will be entitled to designate six directors of NewCo, and the Chief Executive Officer of NewCo will be a director of NewCo. In the event that any of the nine individuals are unable or unwilling to serve as a director upon the Closing, such individual’s replacement will be designated as set forth in the Investor Rights Agreement.

Pursuant to the Investor Rights Agreement, for so long as Maven and its permitted transferees beneficially own certain specified percentages of ordinary shares in NewCo, NewCo will take all necessary action to include in the slate of nominees recommended by the board of directors for election as directors at each annual or extraordinary meeting at which directors are to be elected that number of individuals designated by Maven that, if elected, will result in Maven having the number of directors serving on the Board provided by the Investor Rights Agreement. For so long as Maven and its permitted transferees have the right to include at least two directors in the slate of nominees recommended by the NewCo Board for election as directors at each annual or extraordinary meeting at which directors are to be elected, the NewCo Board shall not be increased beyond nine directors without the prior written consent of Maven.

The NewCo Board will be divided into three staggered classes of directors. At each annual meeting of its shareholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring, as follows:

•	the Class I directors will include Harry L. You and Daniel Burns;

•	the Class II directors will include Niccolo de Masi and Albert Costa Centena; and

•	the Class III directors will include Gabrielle Cipparrone, Mark Locke and Roxana Mirica.

NewCo expects to add two additional members to the board prior to, at or following the Closing. The initial term of the Class I directors shall expire immediately following NewCo’s 2021 annual general meeting of shareholders at which directors are elected. The initial term of the Class II directors shall expire immediately following NewCo’s 2022 annual general meeting of shareholders at which directors are elected. The initial term of the Class III directors shall expire immediately following NewCo’s 2023 annual general meeting of shareholders at which directors are elected.

Family Relationships

There are no family relationships between any of NewCo’s executive officers and directors or director nominees.

Historical Executive Officer and Director Compensation

Historical Compensation of NewCo’s Executive Officers

The amount of compensation paid, and benefits in kind granted, to NewCo’s executive officers for the year ended December 31, 2020 is described in the table below. Genius historically operated on a fiscal year ended December 31 basis, and as such, we are providing disclosure for Genius’ last full financial year (i.e., the year ended December 31, 2020). We are providing disclosure on an aggregate basis, as disclosure of compensation on an individual basis is not required in NewCo’s home country and is not otherwise publicly disclosed by NewCo.

(U.S. dollars in thousands)(1)	All executive officers
Base compensation(2)	$1,477.218
Bonuses(3)	$1,508.348
Additional benefit payments(4)	$18,358
Total cash compensation	$3,003.924

(1)	Amounts payable in pound sterling have been converted into U.S. dollars using the calendar year 2020 annual exchange rate of £1.00 to USD$1.2837.
(2)

Base compensation represents the actual salary amounts paid to executive officers in 2020 and therefore reflects temporary salary reductions voluntarily undertaken by these individuals as part of Genius’ organizational response to COVID-19. These salary reductions were in effect for four months and were in the amount of 100% of base salary for the CEO, 33% of base salary for the CFO and 20% of base salary for each of the other executive officers. Our executive officers will not be made whole for these temporary salary reductions.

(3)

With respect to the bonuses referenced above, Genius may, on occasion and if appropriate, make discretionary annual awards to members of its senior management team or other staff who have displayed exceptional performance or otherwise gone above and beyond in their efforts on behalf of Genius during the prior year. Bonuses are payable solely at the discretion of Genius’ internal Remuneration Committee, are limited in number and amount and are typically awarded in tandem with Genius’ annual pay review process. The bonus payments referenced in the table above reflect annual bonus awards earned in respect of 2020 performance and will be paid in early 2021, subject to satisfaction of relevant terms and conditions.

(4)	Additional benefits include employer pension contributions and provision of private medical insurance cover.

Genius maintains defined contribution pension arrangements, whereby the employer and participating employees pay into a third-party pension scheme via monthly payroll. Accordingly, Genius has not set aside or accrued any amounts to provide pension, retirement or similar benefits for this group, and the amount of Genius’ employer pension contributions for 2020 are set forth in the table above.

Historical Compensation of NewCo’s Directors

With the exception of our officers who will serve on the NewCo Board (who are discussed above) and Mr. Daniel Burns (whose compensation is described below), we did not pay any compensation or provide any benefits for the year ended December 31, 2020 (i.e., Genius’ last full financial year) to those who will serve on the NewCo Board.

Pursuant to a consulting agreement between Carbon Group Limited, of which Mr. Burns is the founder, and Genius, Mr. Burns received retainer fees of $192,555, plus VAT, for his services rendered during the fiscal year ended December 31, 2020. The retainer fees were paid in pound sterling and have been converted into U.S. dollars using the calendar year 2020 annual exchange rate of £1.00 to USD$1.2837.

Existing Share Incentive Arrangements

Certain members of NewCo’s management team hold incentive shares issued by TopCo (the “Existing Incentive Shares”), subject to the terms of a management investment deed (“Management Investment Deed”) and TopCo’s Articles of Incorporation, which set out, among other things, the terms on which such Existing Incentive Shares are issued to, and held by, the relevant members of the NewCo management team, the basis on which such Existing Incentive Shares will vest and the repurchase and transfer provisions that apply to such Existing Incentive Shares (including those that apply if the relevant member of the NewCo management team ceases to be employed or engaged by TopCo or any of its subsidiary undertakings, referred to as “Leavers”).

The share ownership of our executive officers as of December 31, 2020 is reflected in the table below.

Executive	Non-Voting Class A2 Shares (#; % of Total Class A2 Shares Outstanding)	Non-Voting Class B Shares (#; % of Total Class B Shares Outstanding)	Non-Voting Class C Shares (#; % of Total Class C Shares Outstanding)	Voting Class C1 Shares (#; % of Total Class C1 Shares Outstanding) (Four Votes per Share)	Non-Voting Class D1 Shares (#; % of Total Class D1 Shares Outstanding)	Non-Voting Class D2 Shares (#; % of Total Class D2 Shares Outstanding)	Non-Voting Preference Shares (#; % of Total Preference Shares Outstanding)
Mark Locke	20,674; 13.02%	528,675; 100%	—	—	66,250; 100%	—	2,436,883; 1.11%

Nick Taylor	—	—	32,462; 34.93%	—	—	12,204; 19.57%	—

Steven Burton	2,252; 1.42%	—	—	27,825; 33.33%	—	10,461; 16.77%	217,082; 0.10%

Jack Davison	4,292; 2.70%	—	—	27,825; 33.33%	—	10,461; 16.77%	505,939; 0.23%

Campbell Stephenson	11,371; 7.16%	—	—	27,825; 33.33%	—	10,461; 16.77%	1,340,286; 0.61%

Executive Officer and Director Compensation Following the Business Combination

As noted below, upon consummation of the Business Combination, NewCo will establish a compensation committee that will be responsible for making all determinations with respect to our executive compensation programs and the compensation of our executive officers. The compensation committee will have the authority to retain, compensate and disengage an independent compensation consultant and any other advisors necessary to assist in its evaluation of executive compensation, and we expect that the compensation committee will work with such advisors to evaluate the compensation of our Chief Executive Officer and our other executive officers and our non-management directors, as well as to develop and implement our compensation philosophy and programs as a public company. None of NewCo’s executive officers will serve as a member of the compensation committee or otherwise be directly responsible for the compensation committee’s decisions, but NewCo’s Chief Executive Officer, Chief People Officer and Chief Legal Officer will continue to be involved with compensation decisions by providing insight and recommendations to the compensation committee regarding compensation for executive officers other than themselves.

Equity Compensation—Restricted Shares

Pursuant to the terms of the Business Combination Agreement, any Existing Incentive Shares that remain unvested immediately prior to the Reorganization will be exchanged for Restricted Shares, which shall continue to be subject to vesting terms and Leaver provisions that are substantially equivalent to those set out in the Management Investment Deed and Topco’s Articles of Incorporation (subject, in the case of the Leaver provisions, to customary amendments to the provisions set out in the Management Investment Deed as are necessary to accommodate NewCo’s status as a public company listed on the New York Stock Exchange and the Reorganization), which shall be formally documented in the Galileo NewCo Limited 2021 Restricted Share Plan and Restricted Share Agreements under the Galileo NewCo Limited 2021 Restricted Share Plan (collectively, the “Restricted Share Terms”).

All Restricted Shares will be subject to time vesting conditions (the specific time vesting schedule applicable to a Restricted Share depending on which class of Existing Incentive Share was exchanged for the relevant Restricted Share pursuant to the Reorganization), and certain of them will also be subject to performance vesting conditions (measured after the effective time of the Business Combination based on the volume weighted average trading price performance of NewCo ordinary shares, over a period of up to four years).

Until such time as the Restricted Shares vest in accordance with the Restricted Share Terms, they will be subject to restrictions on transfer preventing their holders from trading or otherwise dealing with them (save as required by operation of the Leaver provisions). Any Restricted Shares that vest in accordance with the Restricted Share Terms shall become unrestricted NewCo ordinary shares. The Restricted Share Terms will provide that some or all of the unvested Restricted Shares shall automatically vest upon a specifically defined qualifying change of control of NewCo in a transaction providing for consideration in the form of cash or certain marketable, freely-tradeable shares.

Save for any Restricted Shares transferred to new or existing managers that are employed or engaged by NewCo and/or its direct and/or indirect subsidiaries pursuant to the Leaver provisions in the Restricted Share Terms, additional Restricted Shares are not currently proposed to be issued pursuant to the Restricted Share Terms.

Equity Compensation—Options

The Management Investment Deed provides for the issuance of certain Existing Incentive Shares to the employees and contractors of Topco and its direct and indirect subsidiaries from time to time (the “Beneficiaries”) prior to Closing (the “Unallocated Incentive Shares”). Rather than issue the Unallocated Incentive Shares directly to certain specified Beneficiaries before Closing and then have such Beneficiaries exchange the Unallocated Incentive Shares for NewCo ordinary shares pursuant to the Reorganization, it is intended that (i) an employee benefit trust will be established in Guernsey for the purpose of holding the legal interest in the Resulting NewCo Shares (as defined below) on behalf of the Beneficiaries (the “EBT”); (ii) such number of NewCo ordinary shares (the “Resulting NewCo Shares”) equal to the number of NewCo ordinary shares that would have been issued pursuant to the Reorganization upon the exchange by such Beneficiaries of the Unallocated Incentive Shares, will be issued directly by NewCo to the EBT prior to Closing (and, therefore, not participate in the Reorganization) in lieu of the issuance of the Unallocated Incentive Shares by Topco to such Beneficiaries; and (iii) the Resulting NewCo Shares issued to the EBT will be awarded to such Beneficiaries pursuant to an option plan established by NewCo before Closing (the “NewCo Option Plan”). The Resulting NewCo Shares would be treated as part of the up to 11,618,401 Restricted Shares to be issued pursuant to the terms and conditions of the Reorganization as set forth in the Business Combination Agreement

Under the NewCo Option Plan, such specified Beneficiaries would receive options to purchase the Resulting NewCo Shares (the “Options”), and the NewCo Option Plan and the individualized grant notices and agreements issued thereunder shall set out (among other things) the number of Resulting NewCo Shares subject to the relevant Option and the vesting terms that must be satisfied before such Options may be exercised in whole or in part. The Options will be subject to substantially equivalent vesting and Leaver terms and conditions as are applicable to the Restricted Shares under the Restricted Share Terms.

Options are intended to be subject to restrictions on transfer set out in the NewCo Option Plan preventing their holders from trading or otherwise dealing with them; however, once an Option is exercised, the Resulting NewCo Shares issued to the applicable Beneficiary pursuant to such exercise would be free from such restrictions.

Save for any Resulting NewCo Shares that become allocable to Beneficiaries pursuant to the Leaver provisions in the NewCo Option Plan, additional options to purchase NewCo ordinary shares are not currently proposed to be granted pursuant to the NewCo Option Plan. Options granted to the Beneficiaries prior to Closing, which collectively shall cover all of the Resulting NewCo Shares, will not be granted to any of NewCo’s executive officers.

Director Compensation

The board of directors of NewCo expects to approve the initial terms of its non-employee director compensation program in connection with the Business Combination described herein.

Committees of the Board of Directors

Upon consummation of the Business Combination, NewCo will establish a separately standing audit committee, nominating and corporate governance committee and compensation committee.

Audit Committee

Effective upon consummation of the Business Combination, NewCo will establish an audit committee of the board of directors, which is expected to be comprised of Harry L. You and Albert Costa Centena. The NewCo Board has determined that Harry L. You is independent. Harry L. You is expected to serve as the chairman of the audit committee. Each member of the audit committee is expected to meet the financial literacy requirements of the NYSE and the NewCo Board has determined that Harry L. You qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise. NewCo expects to appoint a third member to the audit committee prior to, at or following the Closing.

The NewCo Board is expected to adopt, effective upon completion of the Business Combination, an audit committee charter, which details the principal functions of the audit committee, including:

•	meeting with NewCo’s independent registered public accounting firm regarding, among other issues, audits, and adequacy of NewCo’s accounting and control systems;

•	monitoring the independence of NewCo’s independent registered public accounting firm;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management NewCo’s compliance with applicable laws and regulations;

•

pre-approving all audit services and permitted non-audit services to be performed by NewCo’s independent registered public accounting firm, including the fees and terms of the services to be performed;

•	appointing or replacing NewCo’s independent registered public accounting firm;

•

determining the compensation and oversight of the work of NewCo’s independent registered public accounting firm (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•

establishing procedures for the receipt, retention and treatment of complaints received by NewCo regarding accounting, internal accounting controls or reports which raise material issues regarding NewCo’s financial statements or accounting policies; and

•

reviewing and approving all payments made to NewCo’s existing shareholders, executive officers or directors and their respective affiliates. Any payments made to members of NewCo’s audit committee will be reviewed and approved by the NewCo Board, with the interested director or directors abstaining from such review and approval.

Nominating and Corporate Governance Committee

Effective upon consummation of the Business Combination, NewCo will establish a nominating and corporate governance committee of the board of directors, which is expected to be comprised of Gabriele Cipparrone and Harry L. You, each of whom is independent under the applicable rules of the SEC and the NYSE. Gabriele Cipparrone is expected to serve as the chairman of the committee. The NewCo Board is expected to adopt, effective upon completion of the Business Combination, a nominating and corporate governance charter, which details the principal functions of the nominating and corporate governance committee. NewCo expects to appoint a third member to the nominating and corporate governance committee prior to, at or following the Closing. The nominating and corporate governance committee will be responsible for overseeing the selection of persons to be nominated to serve on the NewCo Board.

The Nominating and Corporate Governance Committee will be responsible for, among other things:

•	identifying, evaluating and selecting, or making recommendations to the NewCo Board regarding, nominees for election to the board of directors and its committees;

•	evaluating the performance of the NewCo Board and of individual directors;

•	considering, and making recommendations to the NewCo Board regarding the composition of the board and its committees;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of the corporate governance practices and reporting;

•	reviewing related person transactions; and

•	developing, and making recommendations to the NewCo Board regarding, corporate governance guidelines and matters.

Guidelines for Selecting Director Nominees

The nominating and corporate governance committee will consider persons identified by its members, management, shareholders, investment bankers and others. The guidelines for selecting nominees, which will be specified in the nominating and corporate governance committee charter, will generally provide that persons to be nominated should:

•	have demonstrated notable or significant achievements in business, education or public service;

•

possess the requisite intelligence, education and experience to make a significant contribution to the board of directors of NewCo and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating and corporate governance committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating and corporate governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating and corporate governance committee will not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee

Effective upon consummation of the Business Combination, NewCo will establish a compensation committee comprised of Niccolo de Masi and Daniel Burns. Niccolo de Masi is independent under the applicable rules of the SEC and the NYSE. Niccolo de Masi is expected to serve as chairman of the compensation committee. NewCo expects to appoint a third member to the compensation committee prior to, at or following the Closing.

The NewCo Board is expected to adopt, effective upon completion of the Business Combination, a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to NewCo’s Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of the Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of all of its other Executive Officers;

•	reviewing its executive compensation policies and plans;

•	implementing and administering its incentive compensation equity-based remuneration plans;

•	assisting management in complying with its annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for its executive officers and employees; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NYSE and the SEC.

Compensation Committee Interlocks and Insider Participation

None of NewCo’s officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or the board of directors of another entity, one of whose officers served on NewCo’s compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose officers served on the NewCo Board.

Code of Business Conduct and Ethics

Following the Business Combination, NewCo intends to post its Code of Conduct and Ethics and to post any amendments to or any waivers from a provision of its Code of Conduct and Ethics on its website, and also intends to disclose any amendments to or waivers of certain provisions of its Code of Conduct and Ethics in a manner consistent with the applicable rules or regulations of the SEC and the NYSE.

Shareholder Communication with the Board of Directors

Shareholders and interested parties may communicate with the NewCo Board, any committee chairperson or the independent directors as a group by writing to the NewCo Board or committee chairperson in care of Galileo NewCo Limited, 9th Floor, 10 Bloomsbury Way, London, WC1A 2SL.

OTHER INFORMATION RELATED TO DMY

For purposes of this section, “dMY,” “we” “our” or “us” refer to dMY Technology Group, Inc. II, a Delaware corporation.

Introduction

dMY is a blank check company incorporated in Delaware on June 18, 2020, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Based on its business activities, dMY is a “shell company” as defined under the Exchange Act, because it has no operations and nominal assets consisting almost entirely of cash. Although dMY is not limited to a particular industry or geographic region for purposes of consummating a business combination, dMY has focused its search for an initial business combination on companies within the mobile application (“app”) ecosystem or consumer internet companies with enterprise valuations in the range of $1.0 billion to $3.0 billion. dMY has neither engaged in any operations nor generated any revenue to date. Prior to executing the Business Combination Agreement, dMY’s efforts were limited to organizational activities, completion of the IPO and the identification and evaluation of possible acquisition targets for business combinations.

IPO

On August 18, 2020, dMY consummated its IPO of 27,600,000 units. Each unit consists of one Class A Share and one-third of one warrant. Each whole warrant entitles the holder thereof to purchase one Class A Share at a price of $11.50 per share. The units were sold at an offering price of $10.00 per unit, generating gross proceeds, before expenses, of $276,000,000.

Prior to the consummation of the IPO, on June 18, 2020, the Sponsor purchased 5,750,000 Class B Shares for an aggregate purchase price of $25,000, or $0.004 per share. In June 2020, the Sponsor transferred 25,000 Founder Shares to each of Darla Anderson, Francesca Luthi and Charles E. Wert, resulting in the Sponsor holding 5,675,000 Founder Shares. On August 13, 2020, dMY effected a 1:1.2 stock split of its Class B Shares, resulting in an aggregate of 6,900,000 Founder Shares outstanding, of which 6,825,000 are held by the Sponsor. The number of Founder Shares issued was determined based on the expectation that the total size of the IPO would be a maximum of 27,600,000 units if the underwriters’ option to purchase additional units was exercised in full, and therefore, that such Founder Shares would represent 20% of the issued and outstanding shares of dMY common stock after the IPO.

Simultaneously with the consummation of the IPO, dMY consummated the private sale of an aggregate of 5,013,333 warrants, exercisable to purchase one Class A Share at $11.50 per share, to the Sponsor at a price of $1.50 per warrant (the “private placement”). The warrants sold in the private placement are identical to the warrants included in the units sold in the IPO, except that, so long as they are held by their initial purchasers or their permitted transferees, (1) they will not be redeemable by dMY; (2) they (including the Class A Shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until the later of (i) 30 days after dMY completes its initial business combination and (ii) August 18, 2021; and (3) they may be exercised by the holders on a cashless basis.

dMY placed a total of $276,000,000 in the trust account. Except with respect to interest earned on the funds held in the trust account that may be released to dMY to pay its taxes, the funds held in the trust account will not be released from the trust account until the earliest of (i) the completion of dMY’s initial business combination, (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Current Charter to modify the substance or timing of dMY’s obligation to redeem 100% of the public shares if dMY does not complete its initial business combination within 24 months from the closing of the IPO or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity and (iii) the redemption of the public shares if dMY is unable to complete an initial business combination within 24 months from the closing of the IPO, subject to applicable law. Until the earlier of (i) the consummation of an initial business combination and (ii) the distribution of the trust account, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct United States government treasury obligations.

After the payment of underwriting discounts and commissions (excluding the deferred portion of $9,660,000 in underwriting discounts and commissions, which amount will be payable upon consummation of an initial business combination if consummated) and approximately $1,000,000 in expenses relating to the IPO, approximately $1,000,000 of the net proceeds of the IPO and private placement was not deposited into the trust account and was retained by dMY for working capital purposes. The net proceeds deposited into the trust account remain on deposit in the trust account earning interest. As of March 22, 2021, there was approximately $276,127,156 in investments and cash held in the trust account and $600,000 of cash held outside the trust account available for working capital purposes.

Fair Market Value of Target Companies

It is a requirement under the Current Charter and NYSE rules that dMY’s initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination, although dMY may acquire a target business whose fair market value significantly exceeds 80% of the trust account balance. The Board determined that this test was met in connection with the proposed Business Combination as described in the section titled “The Business Combination Proposal — Satisfaction of 80% Test” herein.

Stockholder Approval of Business Combination

Under the Current Charter, in connection with any proposed business combination, dMY must seek stockholder approval of an initial business combination at a meeting called for such purpose at which public stockholder may seek to redeem their public shares for cash, regardless of whether they vote for or against the proposed business combination, subject to the limitations described in the prospectus for the IPO. Accordingly, in connection with the Business Combination, the public stockholders may seek to redeem their public shares in accordance with the procedures set forth in this proxy statement/prospectus.

Voting Restrictions in Connection with Stockholder Meeting

dMY’s initial stockholders and its other officers and directors at the time of the IPO entered into a letter agreement to vote their Founder Shares and any public shares purchased during or after the IPO in favor of the Business Combination Proposal. As of the date hereof, dMY’s initial stockholders own 20% of the total outstanding Class A Shares and Class B Shares.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding dMY or its securities, or not otherwise restricted under Regulation M under the Exchange Act, the dMY initial stockholders, NewCo and/or its affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of dMY common stock or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that the proposals presented to stockholders for approval at the special meeting are approved or to provide additional equity financing. Any such share purchases and other transactions may thereby increase the likelihood of obtaining stockholder approval of the Business Combination. This may result in the completion of the Business Combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.

Liquidation if No Business Combination

The Current Charter provides that dMY will have until August 18, 2022 to complete its initial business combination. If dMY is unable to complete an initial business combination by August 18, 2022, dMY will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to dMY to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and the Board, liquidate and dissolve, subject in each case to dMY’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to dMY warrants, which will expire worthless if dMY fails to complete an initial business combination by August 18, 2022.

dMY’s initial stockholders, sponsor, officers and directors have agreed, pursuant to a letter agreement with dMY dated August 13, 2020, that they will not propose any amendment to the Current Charter to modify the substance or timing of dMY’s obligation to redeem 100% of its public shares if dMY does not complete an initial business combination by August 18, 2022 or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, unless dMY provides its public stockholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to dMY to pay its taxes, divided by the number of then outstanding public shares. However, dMY may not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. If this optional redemption right is exercised with respect to an excessive number of public shares such that dMY cannot satisfy the net tangible asset requirement, dMY would not proceed with the amendment or the related redemption of its public shares at such time.

dMY expects that all costs and expenses associated with implementing its plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $1,000,000 of proceeds held outside the trust account at the time of the IPO, although dMY cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing its plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes on interest income earned on the trust account balance, dMY may request the trustee to release to dMY an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

The proceeds deposited in the trust account could, however, become subject to the claims of dMY’s creditors which would have higher priority than the claims of its public stockholders. dMY cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $10.00. Under Section 281(b) of the DGCL, its plan of dissolution must provide for all claims against dMY to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before dMY makes any distribution of its remaining assets to its stockholders. While dMY intends to pay such amounts, if any, dMY cannot assure you that dMY will have funds sufficient to pay or provide for all creditors’ claims.

Although dMY will seek to have all vendors, service providers (other than its independent registered public accounting firm), prospective target businesses and other entities with which dMY does business execute agreements with dMY waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of its public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against dMY’s assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, dMY’s management will consider whether competitive alternatives are reasonably available to dMY and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of dMY under the circumstances. Examples of possible instances where dMY may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. The underwriters of the IPO and dMY’s independent registered public accounting firm have not executed agreements with dMY waiving such claims to the monies held in the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with dMY and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, the Sponsor has agreed that it will be liable to dMY if and to the extent any claims by a third party for services rendered or products sold to dMY, or a prospective target business with which dMY has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under the indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, dMY has not asked the Sponsor to reserve for such indemnification obligations, nor has dMY independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and dMY believes that the Sponsor’s only assets are securities of dMY. Therefore, dMY cannot assure you that the Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for the Business Combination and redemptions could be reduced to less than $10.00 per public share. In such event, dMY may not be able to complete the Business Combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of dMY’s officers or directors will indemnify dMY for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, in each case, less taxes payable, and the Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, the independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While dMY currently expects that the independent directors would take legal action on dMY’s behalf against the Sponsor to enforce its indemnification obligations to dMY, it is possible that the independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, dMY cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per share.

dMY will seek to reduce the possibility that the Sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which dMY does business execute agreements with dMY waiving any right, title, interest or claim of any kind in or to monies held in the trust account. The Sponsor will also not be liable as to any claims under the indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. In the event that dMY liquidates and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from dMY’s trust account could be liable for claims made by creditors.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of dMY’s trust account distributed to its public stockholders upon the redemption of dMY’s public shares in the event dMY does not complete its initial business combination by August 18, 2022 from the closing of this offering may be considered a liquidating distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of dMY’s trust account distributed to its public stockholders upon the redemption of its public shares in the event dMY does not complete an initial business combination by August 18, 2022, is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. If dMY is unable to complete its initial business combination by August 18, 2022, dMY will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to dMY to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and the Board, dissolve and liquidate, subject in each case to dMY’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is dMY’s intention to redeem its public shares as soon as reasonably possible following August 18, 2022 and, therefore, dMY does not intend to comply with those procedures. As such, dMY’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of the stockholders may extend well beyond the third anniversary of such date.

Because dMY will not be complying with Section 280, Section 281(b) of the DGCL requires dMY to adopt a plan, based on facts known to dMY at such time that will provide for its payment of all existing and pending claims or claims that may be potentially brought against dMY within the subsequent 10 years. However, because dMY is a blank check company, rather than an operating company, and its operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from its vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, dMY will seek to have all vendors, service providers, prospective target businesses or other entities with which dMY does business execute agreements with dMY waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against dMY are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, the Sponsor may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below (i) $10.00 per public share and (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case, net of the amount of interest withdrawn to pay taxes and will not be liable as to any claims under the indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims.

If dMY files a bankruptcy petition or an involuntary bankruptcy petition is filed against dMY that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the trust account, dMY cannot assure you dMY will be able to return $10.00 per share to its public stockholders. Additionally, if dMY files a bankruptcy petition or an involuntary bankruptcy petition is filed against dMY that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by dMY stockholders. Furthermore, the Board may be viewed as having breached its fiduciary duty to dMY’s creditors and/or may have acted in bad faith, and thereby exposing itself and dMY to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. dMY cannot assure you that claims will not be brought against dMY for these reasons.

dMY public stockholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of public shares if dMY does not complete its initial business combination by August 18, 2022, (ii) in connection with a stockholder vote to amend the Current Charter to modify the substance or timing of its obligation to redeem 100% of public shares if dMY does not complete its initial business combination by August 18, 2022 or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity or (iii) if they redeem their respective shares for cash upon the completion of initial business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event dMY seeks stockholder approval in connection with an initial business combination, a stockholder’s voting in connection with the initial business combination alone will not result in a stockholder’s redeeming its shares to dMY for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above. These provisions of the Current Charter, like all provisions of the Current Charter, may be amended with a stockholder vote.

Facilities

dMY currently maintains its principal executive offices at 1180 North Town Center Drive, Suite 100, Las Vegas, Nevada 89144. The cost for this space, as well as for utilities, secretarial and administrative support services, is provided by the Sponsor at a rate of $10,000 per-month pursuant to a letter agreement between dMY and the Sponsor. dMY believes, based on rents and fees for similar services in the relevant areas, that the fee charged by the Sponsor is at least as favorable as dMY could have obtained from an unaffiliated person. dMY considers its current office space adequate for its current operations.

Upon consummation of the Business Combination or dMY’s liquidation, dMY will cease paying these monthly fees.

Employees

dMY has two executive officers. These individuals are not obligated to devote any specific number of hours to dMY’s matters and intend to devote only as much time as they deem necessary to its affairs. dMY does not intend to have any full time employees prior to the consummation of the Business Combination.

Directors and Executive Officers

dMY’s current directors and executive officers are as follows:

Name	Age	Position
Niccolo de Masi	40	Chief Executive Officer and Director
Harry L. You	61	Chairman
Darla Anderson	60	Director
Francesca Luthi	44	Director
Charles E. Wert	76	Director

The biography of Niccolo de Masi and Harry L. You are set forth in the section titled “Information About Management, Directors and Nominees” herein.

Darla K. Anderson has served on our Board since August 2020. Ms. Anderson is an Academy Award and Golden Globe winning feature film producer. From 1993 to March 2018, Ms. Anderson was a producer at Pixar Animation Studios, where she produced films such as “Coco,” “Toy Story 3,” “Cars,” “A Bug’s Life” and “Monsters, Inc.” Following her tenure at Pixar, Ms. Anderson joined Netflix as a producer. Ms. Anderson was elected to the Producers Council Board of the Producers Guild of America in July 2008. Prior to joining Pixar, Ms. Anderson worked with Angel Studios as the executive producer of their commercial division. Ms. Anderson holds a B.A. degree in Environmental Science from San Diego State University. Ms. Anderson’s qualifications to serve on our Board include her substantial leadership experience in the entertainment industry.

Francesca Luthi has served on our Board since August 2020. Ms. Luthi currently serves as the executive vice president and chief communications and marketing officer at Assurant, Inc. since 2016. After joining Assurant in 2012, Ms. Luthi was the senior vice president of investor relations, marketing and communications from 2014 until 2015. Prior to joining Assurant, Ms. Luthi served as the senior vice president of corporate communication and investor relations at Accretive Health. Before this, Ms. Luthi held senior-level investor relations and communication roles at BearingPoint and Accenture. Ms. Luthi also helped establish the investor relations department at Omnicom Group after serving as a financial analyst in the Investment Banking Division at Morgan Stanley. Ms. Luthi holds a B.S. degree in Economics from Georgetown University’s School of Foreign Service. Ms. Luthi’s qualifications to serve on our Board include her financial and business strategy expertise.

Charles E. Wert has served on our Board since August 2020. Mr. Wert has served as a director and chairman of the audit committee of GTY (Nasdaq: GTYH) since completion of its IPO in 2016. From 2014 to 2016, Mr. Wert served as the vice chairman and as a director at Evercore Trust Company, N.A., or Evercore, which he formed and organized and was previously the president and chief executive officer from 2009 to 2014. Prior to joining Evercore, Mr. Wert served as an executive vice president and senior trust officer of U.S. Trust Company N.A. for over 20 years. Mr. Wert also founded United Mercantile Bank and Trust Company and served as its president and senior trust officer from 1982 until 1987. Mr. Wert is the principal of Fiduciary Resolutions, where he has been a fiduciary expert since June 2016, providing expert witness services and analysis as well as reviewing corporate governance and other processes use by fiduciaries. Mr. Wert holds a bachelor’s degree in Business Administration and Finance from California State University at Los Angeles. Mr. Wert’s qualifications to serve on our Board include his track record and leadership experience at GTY, Evercore, U.S. Trust Company N.A. and United Mercantile Bank and Trust Company.

Number and Terms of Office of Officers and Directors

Our Board consists of 5 members and is divided into three classes with only one class of directors being elected in each year, and with each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. In accordance with NYSE corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on NYSE. The term of office of the first class of directors, consisting of Ms. Anderson, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Ms. Luthi and Mr. Wert, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Mr. You and Mr. de Masi, will expire at the third annual meeting of stockholders.

Our officers are appointed by dMY’s board of directors and serve at the discretion of the board, rather than for specific terms of office. dMY’s board of directors is authorized to appoint officers as it deems appropriate pursuant to our Charter.

Executive Officer and Director Compensation

None of dMY’s executive officers or directors have received any cash compensation for services rendered to dMY. Commencing on the date that dMY’s securities were first listed on NYSE through the earlier of consummation of its initial business combination and its liquidation, dMY will pay the Sponsor $10,000 per month for office space, utilities, secretarial and administrative support services provided to members of dMY’s management team. In addition, the Sponsor, dMY’s executive officers and directors and their respective affiliates are reimbursed for any out-of-pocket expenses incurred in connection with activities on dMY’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. dMY’s audit committee reviews on a quarterly basis all payments that are made to the Sponsor, dMY’s executive officers or directors, or any of their respective affiliates. Any such payments prior to an initial business combination are made from funds held outside the trust account. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by dMY to the Sponsor, dMY’s executive officers and directors or any of their respective affiliates, prior to completion of dMY’s initial business combination.

After the completion of dMY’s initial business combination, directors or members of dMY’s management team who remain may be paid consulting, management or other fees from the post-combination company. For a discussion of executive compensation arrangements after the closing of the Business Combination, see the section entitled “Information About Management, Directors and Nominees — Executive Officer and Director Compensation Following the Business Combination.”

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against dMY or any members of dMY’s management team in their capacity as such, and dMY and the members of dMY’s management team have not been subject to any such proceeding in the 12 months preceding the date of this proxy statement/prospectus.

Periodic Reporting and Audited Financial Statements

dMY has registered its units, Class A Shares and warrants under the Exchange Act and has reporting obligations, including the requirement that it file annual, quarterly and current reports with the SEC. dMY has filed with the SEC its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

Code of Business Conduct and Ethics

dMY has adopted a Code of Business Conduct and Ethics applicable to its directors, officers and employees. You can review these documents by accessing dMY’s public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Business Conduct and Ethics will be provided without charge upon request from dMY.

dMY’s Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with the financial statements and related notes included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” appearing elsewhere in this proxy statement/prospectus.

Results of Operations

Our entire activity since inception through December 31, 2020 related to our formation, the preparation for the IPO, and since the closing of the IPO, the search for a prospective initial business combination. We have neither engaged in any operations nor generated any revenues to date. We will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the period from June 18, 2020 (inception) through December 31, 2020, we had a net loss of approximately $628,000, which consisted of approximately $621,000 in general and administrative expenses and approximately $106,000 of franchise tax expense, which was partially offset by approximately $99,000 net gain on investments held in the trust account.

Liquidity and Capital Resources

As of December 31, 2020, we had approximately $978,000 in our operating bank account, approximately $99,000 of interest income available in the trust account to pay for taxes and working capital of approximately $775,000. Further, we have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans.

Our liquidity needs to date had been satisfied through the receipt of $25,000 from our Sponsor to purchase the Class B Shares, and a loan of approximately $200,000 pursuant to a note agreement issued to our Sponsor, an advance from related parties of approximately $11,000, for an aggregate loan and advance balance of approximately $211,000, and the proceeds from the sale of the private placement warrants to our Sponsor not held in the trust account. The outstanding balance of the note was repaid in August 2020. In addition, in order to finance transaction costs in connection with an initial business combination, our Sponsor may, but is not obligated to, provide us working capital loans. As of December 31, 2020, there were no amounts outstanding under any working capital loan.

Based on the foregoing, management believes that we will have sufficient working capital and borrowing capacity from our Sponsor to meet our needs through the earlier of the consummation of an initial business combination or one year from this filing. Over this time period, we will be using these funds for paying accounts payable, identifying and evaluating prospective initial business combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

Our management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on our financial position, results of our operations, search for a target company, and/or closing of the transactions contemplated by the Business Combination Agreement, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Commitments and Contingencies

We do not have any long-term debt obligations, capital lease obligations, operating lease obligations, purchase obligations or long-term liabilities, other than an agreement to pay our Sponsor a monthly fee of $10,000 for office space, secretarial and administrative services.

Registration Rights

The holders of Class B Shares, warrants issued in the private placement and warrants that may be issued upon conversion of working capital loans, if any (and any Class A Shares issuable upon the exercise of the private placement warrants and warrants that may be issued upon conversion of working capital loans and upon conversion of Class B Shares), are entitled to registration rights pursuant to a registration rights agreement entered into in connection with the consummation of the IPO. These holders will be entitled to certain demand and “piggyback” registration rights. We will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

We granted the underwriters a 45-day option from the final prospectus relating to the IPO to purchase up to 3,600,000 additional Units to cover over-allotments, if any, at the IPO price less the underwriting discounts and commissions. The underwriters fully exercised their over-allotment option on August 18, 2020.

The underwriters were paid a cash underwriting discount of $0.20 per public share, or $5.5 million in the aggregate. In addition, $0.35 per public share, or approximately $9.7 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the trust account solely in the event that we complete an initial business combination, subject to the terms of the underwriting agreement.

Administrative Support Agreement

Commencing on the date that dMY’s securities were first listed on NYSE, dMY agreed to pay the Sponsor a total of $10,000 per month for office space, utilities, secretarial and administrative support services. Upon completion of its initial business combination or its liquidation, dMY will cease paying these monthly fees.

Critical Accounting Policies and Estimates

Deferred Offering Costs Associated with the Initial Public Offering

We comply with the requirements of the ASC 340-10-S99-1. Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that were directly related to the IPO and that were charged to shareholders’ equity upon the completion of the IPO in August 2020.

Investments Held in the Trust Account

Our portfolio of investments held in the trust account is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. Our investments held in the trust account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these investments are included in gain on marketable securities (net), dividends and interest held in trust account in the statement of operations. The estimated fair values of investments held in the trust account are determined using available market information.

Class A Common Stock Subject to Possible Redemption

We account for our Class A common stock subject to possible redemption in accordance with the guidance in FASB ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Shares of conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. Our Class A common stock features certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2020, 26,221,364 shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of our balance sheet.

Net Loss Per Common Stock

We comply with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income per share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of shares of common stock outstanding for the period. We have not considered the effect of the warrants sold in IPO and private placement to purchase an aggregate of 14,213,333 shares of Class A common stock in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per share is the same as basic earnings per share for the period.

Our statement of operations includes a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income per share. Net income per share, basic and diluted for Class A common stock is calculated by dividing the net gain from investments held in the trust account of approximately $99,000, net of applicable franchise taxes of approximately $99,000 for the period from June 18, 2020 (inception) through December 31, 2020, by the weighted average number of shares of Class A common stock outstanding for the period. Net loss per share, basic and diluted for Class B common stock for the period from June 18, 2020 (inception) through December 31, 2020 is calculated by dividing the general and administration expenses of approximately $621,000 and franchise taxes of approximately $7,000, resulting in a net loss of approximately $628,000, by the weighted average number of Class B common stock outstanding for the period.

Recent Accounting Standards

Our management does not believe that there are any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, that would have a material effect on our financial statements.

Off-Balance Sheet Arrangements

As of December 31, 2020, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations.

JOBS Act

The Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” under the JOBS Act and are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

As an “emerging growth company,” we are not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our IPO or until we are no longer an “emerging growth company,” whichever is earlier.

BUSINESS OF GENIUS

The following discussion reflects the business of Genius. The “Company,” the “Business,” “we,” “us” or “our” generally refers to Genius Sports Group.

Overview

Genius is a B2B provider of scalable, technology-led products and services to the sports, sports betting and sports media industries. Genius is a fast-growing business with significant scale, distribution and an expanding addressable market and opportunity.

Genius’ mission is to be the official data, technology and commercial partner that powers the global ecosystem connecting sports, betting and media. In doing so, the Company creates engaging and immersive fan experiences while simultaneously providing sports leagues with reliable and sustainable revenue streams.

Genius sits at the heart of the global sports betting ecosystem where the Company has deep, critical relationships with over 400 sports leagues and federations, over 300 sportsbook brands and over 100 marketing customers (which includes some of the aforementioned sportsbook brands). The following are examples of services Genius provides its partners globally:

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Sports Leagues: Genius provides the technology infrastructure for the collection, integration and distribution of live data that is essential both to running a league’s operations and to growing their profile and revenue streams. Genius also works alongside leagues to protect the integrity of their competitions from the threat of match-fixing through global bet monitoring technology, online and offline education services, and consultancy services including integrity audits and investigations.

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Sportsbooks: Genius’ technology, content and services allow sportsbook operators to outsource selected core, but resource-heavy, functions necessary to run their business. This includes the collection of live sports data, oddsmaking, risk management and player marketing.

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Sports Media (brands and digital publishers): Genius engages with sports media customers both from the gaming and non-gaming sectors to provide a range of online marketing and fan engagement tools that drive customer acquisition and retention.

What Genius Does

Genius is a data and technology company that enables consumer-facing businesses such as sports leagues, sportsbook operators and media companies to engage with their customers. The scope of Genius’ software bridges the entire sports data journey, from intuitive applications that enable accurate real-time data capture, to the creation and provision of in-game betting odds and digital content that help Genius’ customers create engaging experiences for the ultimate end-user, who are primarily sports fans.

The collection of high quality, live sports data has become indispensable for sportsbooks as in-game betting has continued to grow rapidly across the world. In mature markets such as the United Kingdom, in-game betting currently represents the majority of total bets by Gross Gaming Revenue (“GGR”), which represents the difference between the amount of money players wager and the amount that they win, making it a critical offering for all major sportsbooks. In-game betting typically increases in popularity as markets mature, and it is expected that the United States will follow suit.

Genius’ live data services, alongside other value-add solutions, are deeply integrated into nearly all regulated sportsbook operators, comprising over 300 sportsbook brands worldwide. None of these sportsbooks currently take Genius’ entire product offering and so these integrations provide a clear runway for future growth. Genius provides customized solutions depending on its customers’ requirements, ranging from supplying live data feeds, in-game oddsmaking and risk management, to managing a sportsbook’s entire back-end operation. Genius customers include global sportsbook brands such as bet365, DraftKings, FanDuel, and Entain (formerly GVC), as well as leading B2B gaming technology platform providers such as Scientific Games, IGT, Kambi and DraftKings B2B (formerly SBTech).

In order to supply sportsbooks with a sufficient volume of sports data, Genius has built a broad portfolio that covers over 240,000 events, and approximately 170,000 events under official data and/or streaming rights agreements (of which approximately 100,000 are exclusive). This includes official data and trading for leagues such as the English Premier League (“EPL”) and National Basketball Association (“NBA”), as well as several events that are popular with bettors. Due to the need for sportsbooks to provide their customers with deep betting markets and content at all times of the day, Genius believes that its critical mass of events is vital to the operation of these companies.

Genius has established long-term, mutually beneficial relationships with sports leagues and federations and has acquired the rights to collect and monetize their data. Genius utilizes a network of more than 7,000 highly trained statisticians across over 150 countries who work on the ground, pitch-side and court-side, to capture data in real-time using Genius software.

In exchange for these sports data rights, for the majority of Genius’ league partners, the Company provides vital technology infrastructure solutions, including competition management software, scoreboard technology, athlete registration, data collection and distribution, fan-facing websites, officiating, and coaching analysis tools. The integration of sports leagues and robust human infrastructure gives Genius a highly diversified rights portfolio and deep competitive position.

Genius’ technology and services extend beyond the symbiotic sports data—sports betting relationship. The Company provides data-driven performance marketing technology and services to a range of advertisers, primarily sportsbooks and iGaming brands, which effectively optimize player acquisition, retention and engagement costs. Genius’ multiple data sets, including real-time statistics, betting odds, behavioral data and engagement data, enhance its digital marketing solutions and further deepen its relationships with its customer base.

Company Background

The Company was co-founded by the current Chief Executive Officer, Mark Locke, as a software company which specialized in aggregating sports betting data. It then evolved into providing outsourced oddsmaking solutions to sportsbooks. The Company then expanded into a software provider to sports and media technology companies and, in 2015, Genius Sports Group was formed.

With a growing portfolio of betting customers that were driving increasingly large volumes of in-game bets, the Company and its leadership team realized the importance of live sports data and began to develop the technology that would enable Genius to own and control the entire value chain, from live data collection to pre-game and in-game oddsmaking. As of the date of this proxy statement/prospectus, Genius has invested more than $110 million in building out its full suite of proprietary technology and software solutions.

A portion of this amount was provided by private equity firm Three Hills Capital Partners (“THCP”), who have been an investment partner of Genius’ since 2015. THCP’s investment also bolstered Genius’ growth strategy into new territories and financed strategic acquisitions.

In September 2018, Apax Funds acquired a majority interest in Genius. Approximately $35 million of additional capital was invested into the Business, which enabled Genius to invest in people and key sports relationships which has accelerated the Company’s growth. As a key partner, Apax Funds helped realign the

Company’s global operations, strengthen the management team, support the company to execute its acquisition strategy, and grow the organization that is now scaled and poised for growth.

Genius is the Global Leader in Official Data Rights

Official data as it pertains to sports betting is the feed of live statistics that is sanctioned by sports rights holders, typically sports leagues and federations, and used to create betting markets, update odds in real-time, and settle bets accurately and timely. The Company believes that as the global sports betting industry, especially in-game betting, is expected to grow, the reliance on high quality data is similarly expected to increase over time. Further, the Company believes that the adoption of official data is inevitable as the sports betting market matures, and Genius’ technology and relationships are critical to capturing this trend.

The Company believes that:

•	official data is critical to sports, as it serves as a means for rights holders to monetize their data;

•	official data is critical to sportsbooks, as only official data provides guaranteed access to the fast and reliable data necessary for in-game betting; and

•	official data is critical to regulators, as it is legally compliant and an independent source of truth that protects consumers.

Genius’ existing portfolio of official data includes some of the most valuable sports rights, including the EPL, NBA, National Association for Stock Car Auto Racing (“NASCAR”), and the International Basketball Federation (“FIBA”). Genius continues to identify and strategically acquire additional sports rights that are expected to generate a positive return and create value for Genius’ shareholders.

Genius classifies sports and the associated rights as Tiers 1 through 4. Sports rights classified as Tier 1 are those from leagues with global name recognition, which are typically acquired by rights fees alone. Sports rights that are not classified as Tier 1 are typically from regional leagues. These non-Tier1 rights are typically acquired by Genius through a contra model in which Genius secures long-term agreements with the respective leagues in exchange for Genius’ technology and software solutions (and occasionally de minimis cash fees). This allows the Company to develop mutually beneficial partnerships with leagues globally and integrate Genius’ technology and services deeply within each league’s operations. It is notable that while non-Tier 1 sports are typically smaller leagues that are less popular at a global level, they are very popular in their local countries or regions and often have large, dedicated fan bases.

Taking this dual approach to Tier 1 and non-Tier 1 rights respectively is unique and beneficial for several reasons. The low cost “contra” strategy in the non-Tier 1 sports helps mitigate the risk of rights inflation for this content while also helping to lock in sports with strong future potential value into long-term deals. The Company believes that these tiers facilitate the vital content a sportsbook needs to be competitive at all times. Furthermore, this approach gives Genius the fiscal flexibility to be competitive for Tier 1 rights when it believes they will be strategically accretive to its portfolio.

The Company started its expansion into the provision of audio visual (“A/V”) services in the second half of 2019. This includes providing sports leagues with proprietary AI-powered A/V production services to capture live game streams with minimal human intervention. These streams are a valuable addition to Genius’ portfolio of sports betting services as a complimentary offering to in-game data and oddsmaking. By the end of 2021, the Company anticipates having official A/V rights for a large number of events which will be captured and distributed from courtside and pitchside using Genius’ proprietary technology.

The Sports Betting Industry and Genius’ Opportunity

The Growing Global Sports Betting Market

Genius operates in the global sports betting industry. H2 Gambling Capital projects the Global Sports Betting industry GGR to grow from $31 billion in 2020 to $59 billion by 2025. The Company believes it is well positioned to grow alongside this rapidly expanding industry. Most of the GGR currently generated by the entire industry is estimated to come from Asia and the Middle East, with Europe being the second largest region.

H2 Gambling Capital expects the sports betting industry to grow across all regions globally, led by rapid expansion in newly regulating markets such as the United States. In May 2018, the US Supreme Court repealed the Professional and Amateur Sports Protection Act of 1992 (“PASPA”), which lifted federal restrictions on sports betting and gave individual states the power to legalize sports betting. As of year-end 2020, 26 states, including Washington, DC for these purposes, have passed measures to legalize sports betting, of which 20 states have already launched active sports betting industries with 14 states allowing mobile sports betting. The Company expects additional states to legalize sports betting in the coming years, which will further grow the U.S. sports betting market. Per H2 Gambling Capital, the US sports betting market is projected to generate an estimated $8 billion in GGR in 2025, increased from just an estimated $2 billion in 2020.

Regions such as Europe also have several countries, such as Germany, that remain in the early stages of liberalization and proliferation of sports betting. H2 Gambling Capital expects Europe to generate an estimated $20 billion in GGR in 2025, increased from an estimated $12 billion in 2020. Europe remains a key market for Genius due to its large scale and relevance within the global sports betting industry.

Genius’ wide-ranging, well-embedded role across the sports betting industry means that the Company generates revenue regardless of which operators take market share within any given jurisdiction. Genius’ revenue share model also gives it upside exposure as its customers grow and expand.

Sports betting helps leagues create exciting and memorable moments for their fans. Naturally, in-game sports betting is an engaging type of sports betting experience and adds another layer of connection for fans as they watch the action unfold in real time. As sports betting markets mature, in-game betting typically increases in popularity and eventually represents the majority of bets placed, both by GGR and by number of bets. For example, figures published by the European Gaming and Betting Association (“EGBA”) in 2019 stated that in-game accounted for 63% of sports betting activity among its membership, which includes bet365, Entain

(formerly GVC) and William Hill. Bet365 reported that in-game accounted for 79% of its total sports betting revenue in the twelve months ending March 31, 2019.

Given the nature of the sports betting data market, where sportsbook operator expenditure on data is mainly driven by in-game data consumption, this is a tailwind that Genius is well-positioned to capitalize on given its strong focus on expanding its portfolio of rights and the focus on official live data.

Furthermore, Genius believes its position in the sports data value chain and ability to continually and effectively upsell on betting content, services and product innovations will allow the Company to increase its share of customers over time. This includes several end-user engagement solutions, including live streaming and ad-tech products, which Genius expects to become a larger part of its business in the future.

Advantages of Scale

Genius believes that its scale creates meaningful competitive advantages. The human infrastructure the Company has built, with more than 1,500 employees and access to a network of more than 7,000 trained statisticians and agents worldwide, provides scale enabling Genius to better serve its customers.

The broad portfolio of events Genius offers is enabled by its technological expertise and deep relationships and integrations with sports leagues. Building this portfolio has taken many years and requires a deep understanding of each sport league’s technical and strategic requirements, along with developing bespoke technology to meet those requirements. For example, Genius developed technology for basketball leagues that is used by more than 180 leagues in 120 countries around the world, equating to more than 80% of all organized basketball competitions.

To gain access to Genius’ sports betting services, such as live sports data feeds or outsourced oddsmaking, sportsbooks must integrate their back office systems with Genius’ proprietary technology. This technology and the managed services provided by Genius drives the sportsbook’s consumer facing offering – from the events they offer on their site to the odds on those events. This makes Genius’ technology a core and critical part of every customers’ operations on a day-to-day basis.

Core Strengths

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The largest portfolio of official betting data: The combination of greater numbers of sports leagues taking control over their data assets and rapid growth of in-game betting makes official data both increasingly valuable and harder to acquire. The scale of Genius’ portfolio, built up over more than a decade, puts it at the very forefront of this trend and is a key differentiator from its main competitor.

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Market-leading data and technology: Genius’ currency is real-time data. Its value is derived from the Company’s ability to capture, process and distribute vast volumes of data points in milliseconds, which requires highly robust technology alongside machine learning and complex analytics capabilities. Genius’ core systems are highly scalable to support ongoing growth in customers, sports event coverage, and volume of bet types. The Company’s technology framework is standardized, allowing it to support multiple sports leagues at a low incremental cost to the business.

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Good earnings visibility due to long-term contracts with a large share of recurring revenues and low customer churn: Genius holds long-term contracts with sportsbooks and sports rights holders, and has historically experienced low churn. Sportsbook contracts are structured with guaranteed minimum payments throughout the life of the term (typically 3-5 years), which allow for good earnings visibility. Approximately 60% of Genius’ revenue is from recurring revenue related to contractual minimum guarantees. Genius’ contracts are also structured with upside levers that allow the Company to benefit as its partners grow through increased GGR, expansion into new markets, and utilization of more events.

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Improved operating margins from scaled cost structure with high operating leverage: Genius benefits from significant economies of scale driven by its highly scalable technology and software architecture. Approximately 70% of the Company’s operating expenses, such as data production, trading and hosting costs, are expected to grow slower than revenues.

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World-class management team with depth of experience and track record of success: Genius is led by a highly experienced management team with a strong track record of success. The executive team has extensive experience in the global sports, betting and iGaming sectors. Management has successfully led the business to capture meaningful growth as the regulatory landscape matured in Europe over the past decade, and is well positioned to capitalize on developing markets around the globe including the United States and Latin America. Genius co-Founder and CEO Mark Locke is recognized as a global expert on sports technology, integrity and sports betting.

The Genius Company Culture

Genius’ culture is fair, ethical and performance-oriented. The Company operates a clear ‘Game Plan,’ setting out the company vision and values that all staff are expected to uphold. It also sets out the Company’s ‘team goals,’ in the form of a simple set of targets for which staff can aim. These encapsulate Genius’ values as an organization, encouraging staff to think big, get stuck in, do the right thing, go fast/aim high, express themselves – and win as a team.

The Company believes this is key to fostering a culture that values performance with integrity, with everyone having the chance to make their mark, and where every contribution counts.

The Company’s success is highly dependent on human capital and a strong leadership team. Genius aims to attract, retain and develop staff with the skills, experience and potential necessary to implement its growth strategy. As part of this, emphasis is placed on the development of a ready pipeline of ‘home-grown’ management talent, supplemented as necessary by external hires with appropriate experience and expertise.

Genius regularly engages with staff on issues relating to its values and/or affecting the business generally, through a combination of group-wide and location-specific ‘town hall’ sessions and other engagement platforms. Regular surveys indicate healthy staff engagement and identification with the business, and highlight opportunities for further growth and development.

The Genius Growth Strategy

Genius has multiple levers for growth with existing customers, as well as ongoing customer and partner acquisition strategies.

Capitalizing on the growth of global sports betting

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Share in existing customer growth. Typically betting customer contracts include some form of minimum commitment to Genius, whether that be revenue and/or number or quality of events utilized. However, none of these contracts provide customers with Genius’ entire product offering. As a result, Genius’ betting customer contracts may be further expanded as its customers expand and grow. This is especially true as customers move into newly regulated markets, such as the United States, which is expected to continue approving legislation to legalize sports betting across multiple states.

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Expand Genius’ presence and acquire new customers in growth markets. Genius’ strong partnerships with sports leagues, data-driven marketing products and existing relationships with B2B sports betting platform providers give the Company a major competitive advantage in high growth jurisdictions. Genius is a preferred data supplier to a majority of significant sportsbooks in the U.K. and anticipates this will translate well in new markets.

Additionally, the Company has a forward-looking licensing strategy. Genius is already permitted to supply in 10 U.S. states and plans to be licensed in all states that legalize sports betting. Genius expects to employ a similar licensing strategy in countries, such as Germany, that can potentially liberalize sports betting in the near future. Genius also has permission to supply in 3 tribal jurisdictions in the United States.

Increase in sports rights and event utilization

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Continue to develop strong partnerships with sports leagues worldwide. Genius strategically acquires rights in both high profile and non-Tier 1 sports worldwide in a way that enhances the Company’s rights portfolio and offering to sportsbooks. In non-Tier 1 sports, Genius will continue to aggressively deploy its “contra” model and acquire long-term agreements in exchange for technology and software solutions.

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Ability to capitalize on the expansion of adjacent total addressable market opportunities. As other nascent industries such as iGaming grow, Genius will have the opportunity to leverage its technology and existing distribution to expand its offerings into new verticals.

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Continue to grow event utilization. Genius has historically seen strong growth in its sport events utilization as the demand for its services and its number of customers has grown. The Company expects this growth to continue, which should create stronger operating leverage.

Price escalators and wallet share

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Price escalators. Many of Genius’ customer contracts for Betting Technology, Content and Services have already built in price escalators whereby customer revenue and product commitments grow through the term of the contract.

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Expand value-add services and increase share of wallet. Genius is constantly expanding its services to sportsbooks. For example, the Company developed and has started to commercialize streaming and risk services capabilities. As these and other verticals grow and develop, the Company believes this will allow it to increase its share of the customer’s wallet.

Media and Advertising

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Expand its dynamic and tailored digital marketing capabilities beyond sports betting and iGaming. Genius’ ad-tech solutions are deployed by dozens of sportsbooks to reach sports fans with relevant marketing messages that include game statistics and real-time betting odds. The Company expects that non-betting brands may recognize the value in the Company’s ability to align online advertising campaigns to live sporting action, enabling Genius to diversify its client base for digital marketing services.

Sports Technology

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Additional Development of Sports Facing Technology and Services. Continued development in the breadth of Genius’ sports facing technology and services means that the Company expects to expand the number of sports leagues it works with, as well as the number of products it offers to existing and new customers. This is an enabler to further build long-term, sticky relationships with sports leagues.

Strategic acquisitions

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Selectively pursue strategic acquisitions. Genius seeks acquisition opportunities that it believes will provide long-term value to its shareholders. While a primary area of focus is expected to be on smaller, complimentary technology companies that improve its product and technology offerings, the Company also maintains an active pipeline of larger, more transformational opportunities.

In December 2020, Genius acquired Sportzcast, a U.S. based company, which builds and supplies proprietary devices that automate collection of low latency, official data feeds direct from in-venue scoreboards.

Products and Business Model

Genius provides critical technology and services required to power the global ecosystem connecting sports, betting and media. The Company’s services are organized into three key products areas — Sports Technology and Services; Betting Technology, Content and Services; and Media Technology, Content and Services. All of Genius’ products are powered by proprietary technology and robust data infrastructure.

Sports Technology and Services

Genius builds and supplies technology and services that allow sports leagues to collect, analyze and monetize their data. The Company has trained statisticians that are highly skilled in collecting accurate, real-time data during events and matches. The data can then be repackaged and analyzed almost instantaneously, where it can then be used to help leagues and teams analyze real time statistics, develop coaching tools, and support broadcast partners. It is this same data that Genius also uses to power its Betting Content and Services.

Using the data collected, Genius can also develop additional tools that help sports leagues deepen fan engagement. These include automated creation of fan-facing websites, social media content, and statistical content such as team and player standings that are updated in real time.

The Company’s streaming solution provides the technology, automatic production and distribution needed by sports to commercialize video footage of their games. This is particularly useful for non-Tier 1 sports leagues that lack the capabilities or resources to develop their own live streaming solutions.

Genius’ also provides its end-to-end integrity services to sports leagues, and is the trusted integrity partner for over 100 sports leagues worldwide. Integrity services range from full-time active monitoring technology, which uses mathematical algorithms to identify and flag suspicious betting activity in global betting markets, to a full suite of online and offline educational and consultancy services. The technology and services provided to sports leagues are typically provided on a contra basis in return for access to live sports data for commercialization in betting and media. In some cases, sports leagues also pay fees for licensing the technology.

Betting Technology, Content and Services

Genius supplies the technology, content and services that powers global sportsbooks. Sportsbooks can outsource as much or as little of these capabilities as necessary depending on their requirements. Genius’ offering includes:

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Live sports data: Fast and reliable feeds of live match data, the majority of which are delivered direct from stadiums around the world in under a second using Genius technology. These real-time data points allow sportsbooks to create odds for in-game betting markets on over 240,000 events a year.

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Pre-game and in-game odds feeds: A combination of automated oddsmaking powered unique mathematic algorithms, a specialist trading team of over 400 people and robust technology, enables Genius to manage the full sports betting lifecycle on behalf of its sportsbook customers. This includes creating the events, setting the odds and managing them in real-time as the game unfolds, and settling betting markets so that sportsbooks can update their users’ accounts. Configuration by the customer within Genius’ backend system enables sportsbooks to create a bespoke experience for their userbase.

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Risk management services: Genius offers real-time management of all sportsbook liabilities, including customer profiling, monitoring of incoming bets, automated acceptance and rejection of bets, and limit setting. Risk management is a vital part of a sportsbook’s operation because it protects its profitability.

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Live streaming: Thousands of official live streams, most of which are derived from Genius’ official partnerships with Tier 2 through 4 sports leagues, captured at courtside and pitchside around the world using Genius technology. This service is designed to boost betting appeal and drive sportsbook handle at off-peak times, in a cost-efficient manner when compared to Tier 1 streaming content.

These services are provided to sportsbooks under long term contracts. In each of these contracts the sportsbook makes a commitment to Genius regarding what services and/or what sports events they will use Genius’ products and services for. The business model is either revenue share, where Genius receives a share of customer net gaming revenue (“NGR”)/ GGR, or a usage-based license fee model.

Media Technology, Content and Services

Genius builds and supplies technology, services and data to enable its partners to efficiently acquire, retain and engage with their customers in a highly cost-effective manner. These partners include sportsbooks, online and brick and mortar gaming operators, sports leagues and other non-gaming brands that target sports fans. Genius provides services such as the creation, delivery and measurement of personalized online marketing campaigns, all run through Genius’ proprietary technology. These campaigns have been proven to help brands significantly reduce acquisition costs.

Genius also develops fan engagement widgets for digital publishers, featuring live game statistics and betting-related content that drive traffic to sportsbooks. This helps unlock alternative revenue streams for digital content developers and sports betting affiliate programs.

In all cases, Genius is compensated through a performance-based model which fully aligns the Company’s interests with its partners, ultimately resulting in increased partner retention and satisfaction.

Awards

Over the past decade, Genius has consistently been recognized as a leader in its field with a host of industry awards. Most recently, Genius’ in-game betting services were awarded In-play Betting Software of the Year and Sports Data Supplier of the Year at the 2020 EGR B2B Awards, and the Sports Data Product of the Year and Live Betting Product of the Year at the 2020 SBC Gaming Awards. Additionally, in 2020, the Genius Live streaming product was given the Innovation of the Year prize at the 2020 Sports Technology Awards, ahead of other entries from BT Sport, Nielsen Sports, Intel and Manchester City.

Representative Customers and Partnerships

Whether they are sports organizations or sportsbooks, Genius enjoys deep and long-term relationships with its customers rooted in the provision of mission critical technology, live data, or services that are fundamental to its partners’ success. The nature of these partnerships creates a deep technological connection and dependence, leading to very low customer churn rates.

Genius has relationships with over 300 sportsbook brand customers, including:

•	Global sportsbooks such as Fanduel, Betfair, PaddyPower and Sky Bet (all Flutter), BetMGM, Ladbrokes and Coral (all GVC/Entain), DraftKings, bet365, William Hill and 888; and

•	Leading B2B platform providers such as Scientific Games, IGT, Kambi, and SBTech (now DraftKings B2B);

Genius has over 400 sports league partners, including:

•	Globally recognized leagues such as the EPL, NBA, NCAA, PGA, FIBA, FIFA, and Serie A; and

•	Numerous other regional and lower tier league divisions across various sports such as basketball, soccer, ice hockey and volleyball.

Genius has over 100 media and advertising customers, including:

•	Recognized U.S. gaming brands such as BetMGM, Caesars, BetAmerica, Golden Nugget, DraftKings, FanDuel, William Hill, Delaware North and Unibet;

•	A wide range of sports betting and iGaming brands in Europe and Africa, including bet365, PlayOjo, and Unibet;

•	Major global media publishers, such as CBS and MSN, to which Genius helps drive valuable new audiences with data-driven sports and betting content; and

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Sports properties including the National Football League (“NFL”) and more than 20 teams from Major League Baseball (“MLB”), including the LA Dodgers, the Houston Astros and the San Diego Padres, that Genius helps target fans with contextual marketing campaigns that drives ticket and merchandise sales.

Customer Case Studies

Our results in the below case studies are subject to a number of variables, and as such, we cannot assure you that our results in the below case studies will continue on the same trajectory as our historical results, nor can we assure you that our results below will be indicative of our performance. See “Risk Factors — Risks Related to Genius Sports Group’s Financial Condition — If we are unable to increase our revenues or our operating costs are higher than expected, our profitability may decline and our operating results may fluctuate significantly.”

Sky Betting and Gaming (Flutter)

Product Area: Betting Technology, Content and Services

Genius provides Sky Betting and Gaming (“Sky Bet”) with Betting Content and Services, including official live sports data and outsourced oddsmaking that helps Sky Bet deliver a unique content offering and betting markets to its players.

Background

Sky Bet is one of the U.K.’s largest online sportsbooks. Genius has been a strategic partner of Sky Bet since 2008 and has played a major role in its growth. In order to grow market share Sky Bet needed to be able to differentiate on price and ensure it became the go-to brand for in-game betting on soccer – the U.K.’s most valuable product segment.

The Solution

By outsourcing the majority of its pre-game and in-game betting odds to Genius, Sky Bet was able to focus on the elements of its business that would allow it to stand out in an increasingly competitive U.K. market. Genius’ oddsmaking service ensured maximum profits with minimum resources. Crucially, it also allowed Sky Bet to retain control over the end-product, namely the sports content and pricing strategy, to ensure it was appealing to its target recreational betting audience at all times. An increased volume of official data meant Sky Bet was able to create a faster, more reliable and uninterrupted in-game offering that ultimately drove loyalty among its players.

The Result

•	As Sky Bet’s ability to offer more in-game content via Genius grew, so did its success:

•	in 2014, Sky Bet offered 62,500 of Genius’ in-game events on its sportsbook, which grew to 141,219 in-game events by 2019; and

•	in this time Sky Bet’s sportsbook handle grew from less than £1.5 billion to more than £4 billion.

•	By 2019, Sky Bet was estimated to have more than 25% market share of the U.K. sports betting market.

•	Genius provides Sky Bet with its entire official U.K. soccer data portfolio, including the English Football League of which they are the sponsor.

SBTech (DraftKings B2B)

Product Area: Betting Technology, Content and Services

Genius provides DraftKings B2B with a wide range of official data, which it uses for its in-house oddsmaking function. DraftKings B2B was formerly known as SBTech. On April 23, 2020, SBTech consummated the business combination with Diamond Eagle Acquisition Corp., a publicly traded special purpose acquisition company (“SPAC”) which was the predecessor company of DraftKings Inc., a Nevada Corp.

Background

Prior to its merger into the DraftKings business, SBTech was a standalone supplier of turnkey sports betting and iGaming platform services. In order to fulfill the requirements of its customers – including many regulated operators of scale trying to grow betting market share – it needed to upgrade its in-game oddsmaking and the product it was using to create live odds across thousands of games a month.

The Solution

In August 2019, Genius entered into a wide-ranging official data agreement with SBTech and began supplying fast, accurate and reliable feeds direct from in-stadia. Content includes all U.K. soccer competitions including EPL, along with a whole host of other global soccer, basketball and volleyball competitions. Its in-house trading team then trades these events for its global customer base.

The Result

•	Genius’ official data now powers the majority of DraftKings B2B’s in-game GGR.

•	Since the signing of the agreement, DraftKings B2B’s in-game GGR experienced considerable growth.

Football DataCo

Product Area: Sports Technology and Services

Genius has worked in close partnership with Football DataCo to drive the value of its live betting data. The real-time data collection is executed in-stadia across the U.K., by a network of highly-trained statisticians, allowing Genius to commercialize these statistics in the regulated sports betting industry through official data and odds feeds with its sportsbook customers.

Football DataCo is the data rights holder of all competitions organized by the Premier League, English Football League and Scottish Professional Football League, as its official supplier of live data to the global sports betting sector. To support its objective of maximizing the value of its official betting data rights, it required a solution that would combine the end-to-end capture and distribution of real-time data to sportsbooks, with an innovative strategy to reduce the size of the unofficial data market.

The Solution

Genius’ accredited game statisticians capture official live game data in-stadia at over 4,000 fixtures each season on behalf of Football DataCo, using Genius’ proprietary data capture software. Genius’ solution to drive adoption of official U.K. soccer data across the world was twofold. First, Genius streamlined the process and commercial structure for sportsbooks to obtain a license for the data. Second, Genius implemented a rights infringement program which including identifying and ejecting unauthorized data scouts from soccer stadiums.

The Result

•	Development and smooth launch of a fully-redundant data collection system, with two statisticians updating the same data in two separate collection tools.

•	Greater than 36% growth in betting data revenues achieved after the first season of the deal

•	Official data licensees grew from just 17, primarily U.K. facing sportsbooks, to more than 80 worldwide

The NCAA

Product Area: Sports Technology and Services

Genius provides NCAA with a purpose-built data collection, management and distribution system for five sports, used by approximately 3,000 college teams.

Background

With a disparate, unconnected set of systems in place, the NCAA wanted to centralize how its 1,100 member schools and conferences captured, managed and distributed live data and statistics. To support the evolving needs of its athletic directors, sports information directors, fans, coaches, broadcast partners and more, the NCAA needed a cutting-edge new system across multiple sports.

The Solution

In May 2018, the NCAA formed a 10-year partnership with Genius to build and implement a new system, NCAA LiveStats. NCAA LiveStats had to enable schools and conferences across all three divisions of college sports, to capture and distribute live game statistics, powering their websites, apps and coaching applications.

This agreement notably includes the collection of live data for NCAA’s marquee events, such as March Madness, the College Football Playoff and the College World Series. Genius holds the exclusive license to distribute this data to third parties including Turner, Google and CBS.

The Result

•	A successful, on-deadline roll-out lead to NCAA LiveStats powering more than 50,000 events in the first 18 months of going live.

•	Adoption targets were exceeded, with more than 85% of Division I basketball schools already using the technology.

•	NCAA basketball, football, volleyball, ice hockey and soccer leagues all now use the LiveStats software.

•	NCAA LiveStats has created an advanced sports data ecosystem.

Vancouver Canucks

Product Area: Media Technology, Content and Services

Genius provided the Vancouver Canucks of the National Hockey League (“NHL”) with a range of digital marketing solutions, including creative design, media buying and audience segmentation that allowed it to target a specific demographic with highly contextual and targeted messaging.

Background

The Vancouver Canucks are an NHL team that plays their home games at Rogers Arena, which has an official capacity of 18,910. Seeing an opportunity to boost revenues from ticket sales, the team turned to Genius to run its digital ticketing campaigns.

The Solution

To maximize conversions and reduce its cost per acquisition, Genius helped the Canucks reach their fans with contextual ad creative relating to specific games and special offers on ticket prices. This was based on a highly targeted method of aligning games with zip codes and web browsing history, and was all powered by Genius’ specialist programmatic trading team and creative ad server. Proprietary automated technology allows Genius to buy online ad space in real-time, when high-value traffic is high, and live data integration creates highly relevant messages for fans based on what’s happening in the sporting calendar and their past behavior, all delivered in the right place at the right time.

The Result

•	Significant rise in ticket sales led to 875% return on investment across the entire campaign.

•	62% decrease in cost-per-acquisition rates when compared to previous ticketing campaigns.

•	20% increase in click-through-rates when compared to previous ticketing campaigns.

Genius Technology

Innovation is fundamental to the culture at Genius. The Company’s technical teams have a deep understanding of sports, how they interact with fans online, and the data that is critical to driving value through the ecosystem. Sports are fast-paced, and dynamic; the action does not stop to wait for technology – teams develop products with the speed, accuracy, scalability, reliability, and flexibility to meet the expectations of passionate and demanding fans.

Teams are allocated responsibility for specific systems and use Agile development methodologies to deliver through an iterative, continuous software delivery life cycle. Teams are also responsible for technically operating the systems that they develop, which involves monitoring and supporting production systems, on boarding new customers, and scaling systems to meet commercial demand.

Fail-safe data and video capture

Genius’ in-venue data collection systems are designed to continue to function when disconnected from supporting systems, ensuring statisticians can continue to collect rich sports data unimpeded. When disconnected from the internet, these systems will continue to support officials, teams, scoreboards, and broadcasters in the venue. While connected, data is synchronized with Genius’ data distribution network, ensuring low latency, accurate, reliable delivery of play-by-play data. The unique sport-specific user interface workflows ensure the most time critical data is delivered at the earliest opportunity while still allowing the collection of a rich dataset.

Supplementing the data solutions, automated cameras allow sports leagues to produce live streaming content for delivery through the distribution network.

Automated monitoring, remote management, and AI-driven production mean minimal interaction is required from sports leagues once the solution has been installed which, alongside Genius’ innovative hardware solution, reduces production costs.

Highly scalable real-time sportsbook content

To support the vast volume of sports events and live data provided to sportsbooks, Genius hosts in-memory controllers that allow independent management of every in-game fixture for each customer. This architecture provides a very low latency service, is horizontally scalable, and implements a failover software design over redundant hardware to ensure uninterrupted service.

Proprietary high-speed algorithmic models driven by live sports data calculates the probability of key actions (i.e., a turnover, foul, or player substitution) within each event. These probabilities are used to generate and continuously update betting markets, lines, margins, and odds that are specific to each event and customer. Sportsbook customers can take control of their own event at any time and adjust their margins, offering, or position within the market through the online portal; however, Genius’ proprietary back-office trading systems ensure that skilled operators can cost-effectively manage all fixtures for Genius’ customers with significant economies of scale.

Robust and Reliable distribution

Genius’ data distribution platforms are integrated directly into B2B customers’ servers through both standard application programming interfaces and services that can be easily customized to integrate with the back office systems commonly used by sportsbooks. These integration pathways ensure reliable, low latency delivery of data that customers are licensed to access with additional features including heart-beats, receipt confirmation, and conflation, ensuring customers are protected from any network disruption or slow consumption under load. The design of the data integrations ensures seamless delivery of additional fixtures to the network with minimal customization required by customers as they on-board new sports.

The streaming network supports B2B and B2C delivery of both in-play and on-demand streams at scale. The Genius Drop and Play media player enables rapid B2C integration allowing customers to deliver Genius Live content alongside other content for a fixture by simply inserting an HTML tag in their websites. Streaming integrations are not sport specific, meaning that all new streaming content can be immediately delivered to all integrated partners in the network.

Targeted fan engagement

With visual components that are embedded directly in league, sportsbook, and media websites and mobile applications, Genius is able to uniquely understand the interests of sports fans and deliver relevant, engaging content. This content is served from the Company’s B2C data and visualization systems achieving high availability and low latency at significant scale.

The components offer fans visualizations of real-time sports and betting data, analysis, and streaming, which offer significant value in their own right and are critical to driving engagement in complementary products. Components are modular and can be styled and composed to support the branding and requirements of each partner allowing investment in new functionality to be leveraged across the ecosystem.

Through big data analytics of data generated from this unique understanding of fans, live sports events, and the sportsbook market Genius is able to offer large scale targeted advertising campaigns which are delivered through cost effective, data driven, real-time bidding for publishing space. The advertising content selected for each fan by the Genius proprietary advertising technology further leverages the Company’s data and visualization capabilities.

Research and Development

Genius invests substantial resources in research and development to enhance its technology, content and services. The Company believes that timely development of new, and enhancement of existing, technology, content and services is essential to maintaining its competitive position. Genius’ research and development expenses were $13.3 million, $6.9 million and $9.6 million, for the year ended December 31, 2019 (Successor), the period from September 8 through December 31, 2018 (Successor) and the period from January 1, 2018 through September 7, 2018 (Predecessor), respectively. The research and development organization consists of teams specializing in specific domains and technologies to provide a capability that aligns with commercial opportunities, as well as the need to support existing customers. Employees in Genius’ research and development organization are located primarily in London, Medellin, Vilnius, Tallinn and Sofia. As of September 30, 2020, there were 250 plus employees in Genius’ research and development organization. Genius intends to continue to invest resources in its research and development capabilities to effectively incorporate new technology and expand its offering.

Sales and Marketing

The Genius marketing approach is driven by the strength and innovation of its product offerings. The Company employs a land-and-expand strategy that is centered around the superior and highly reliable quality of its products as well as an intense focus on delivering and addressing customers’ existing needs, as well as anticipating potential future opportunities for additional services. Once Genius’ technology is integrated into the customers’ information technology infrastructure it becomes a critical part of their operations and is difficult to replace without risk of disruption. Genius also has exclusive agreements with several of its league partners, which means sportsbooks that want to offer these events will need to source the data from Genius.

The majority of new business in the sports and betting industries is acquired through direct sales efforts and referrals.

Genius has robust global sales and account management team of more than 70 commercial professionals, who are organized by region and industry. This team is responsible for new business development and promoting value-add services to grow existing partnership value.

In addition, Genius also has a six-person marketing team that promotes its services and drives inbound leads through a combination of attending, exhibiting and sponsoring conferences and trade shows (which has historically been the main focus of marketing resources), editorial content, direct email marketing, social media and paid media partnerships.

Competition

A number of businesses exist in the markets that Genius operates in – namely the B2B provision of sports data-driven technology and related services to sports and betting companies. These businesses sit within three categories: small companies with some similar products but with minimal distribution, companies that acknowledge official rights but lack meaningful scale, and genuine competitors that offer similar products and services to the same target customers.

The Company considers its most direct and relevant competitors to be Sportradar, IMGArena and Stats Perform.

In most instances, Genius serves its customers alongside at least one of its competitors. Its competitors have their own portfolio of exclusive and non-exclusive data rights, and sportsbooks rarely agree to have exclusive agreements with just one provider as this prevents them from offering a broad range of betting markets, placing them at a competitive disadvantage.

The principal differentiating factors in the sports data industry include the breadth and depth of sports data rights, reliability of key services, relationships with sportsbooks and leagues, ease of integration and scalability. Genius’ products, services, experience and corporate culture allow it to compete effectively across all these factors.

Seasonality

The global sporting calendar is year round and our products cover the entire sporting calendar. In addition, the relative importance of different sporting events is different in the broad range of different territories where our customers operate (e.g., European sportsbooks will place more importance on European sports events and the U.S. sportsbooks will place more importance on the U.S. sports events). Given these factors, we are not reliant on specific sporting competitions.

Notwithstanding, our operations are subject to seasonal fluctuations that may impact our revenues and cash flows. Seasonality in sporting events may impact our operations and the operations of our customers and sports organizations. Sports organizations have their own significant sporting events such as the playoffs and championship games, which may cause increases in our revenues and revenues of our customers and such sports organizations. On the other hand, sports off-season, may cause decreases in our revenues and revenues of our customers and such sports organizations. Certain sports hold events only during certain times in a calendar year. For example, our revenues are typically impacted by the European football season calendars and the top tier professional tennis calendar. Our revenues and revenues of our customers and sports organizations may also be affected by the scheduling of major sporting events that do not occur annually, such as the World Cup, or the cancellation or postponement of sporting events and races, such as the postponement of the 2020 Summer Olympic Games to 2021. All of these factors may impact our cash flows.

Intellectual Property

Intellectual property rights are important to the success of our business. We rely on a combination of database, trademark, trade secret, confidentiality and other intellectual property protection laws in the United Kingdom, the European Union, the United States and other jurisdictions, as well as license agreements, confidentiality procedures, non-disclosure agreements with third parties and other contractual protections, to protect our intellectual property rights, including our database, proprietary technology, software, know-how and brand. In certain foreign jurisdictions and in the United States, we have filed trademark applications, currently hold several trademarks and domain names and in the future, we may acquire patents, additional trademarks and domain names. We have also entered into license agreements, data rights agreements and other arrangements with sports organizations for rights to collect and supply their sports data, including, in certain cases, exclusive rights for such data, of which durations are typically several years and are subject to renewal or extension.

As of September 30, 2020, we owned two registered trademarks in the United States and six registered trademarks in various non-U.S. jurisdictions and five unregistered trademarks. As of September 30, 2020, we own 109 domain-names.

It has not always been possible, and may not be, or commercially desirable to obtain registered protection for our products, software, databases or other technology. In such situations, we rely on laws governing protection of unregistered intellectual property rights, confidentiality and/or contractual exclusivity of and to underlying data and technology to prevent unauthorized use by third parties. We use Open Source Software in our services and periodically review our use of Open Source Software to attempt to avoid subjecting our services and product offerings to conditions we do not intend.

We control access to and use of our data, database, proprietary technology and other confidential information through the use of internal and external controls, including contractual protections with employees, contractors, customers and partners. We require our employees, consultants and other third parties to enter into confidentiality and proprietary rights agreements and we control and monitor access to our data, database, software, documentation, proprietary technology and other confidential information. Our policy is to require all employees and independent contractors to sign agreements assigning to us any inventions, trade secrets, works of authorship, developments, processes and other intellectual property generated by them on our behalf and under which they agree to protect our confidential information. In addition, we generally enter into confidentiality agreements with our customers and partners. See “Risk Factors—Risks Related to Genius Sports Group’s Technology, Intellectual Property and Infrastructure—Failure to protect or enforce our proprietary and intellectual property rights, including our unregistered intellectual property, and the costs involved in such protection and enforcement could harm our business, financial condition, results of operations and prospects,”

“Risk Factors—Risks Related to Genius Sports Group’s Technology, Intellectual Property and Infrastructure—We may face claims for intellectual property infringement, which could subject us to monetary damages or limit us in using some of our technologies or providing certain solutions” and other risk factors related to our intellectual property included in “Risk Factors—Risks Related to Genius Sports Group’s Business” for a more comprehensive description of risks related to our intellectual property.

Human Capital Resources

The Company currently has approximately 1,500 staff across 11 main locations and 6 continents, comprising over 1,100 employees and more than 350 contingent workers. We operate a network of over 2,500 data statisticians around the globe, as part of which we also manage an additional 4,500 statisticians employed by FIBA.

The Company’s success is highly dependent on human capital and a strong leadership team. We aim to attract, retain and develop staff with the skills, experience and potential necessary to implement our growth strategy. As part of this we emphasise development of a ready pipeline of ‘home-grown’ management talent, supplemented as necessary by external hires with appropriate experience and expertise.

Our culture is fair, ethical and performance-oriented. We operate a clear ‘game plan’ setting out the company vision and values that we expect all staff to uphold. This is underpinned by a business-wide Code of Business Conduct and Ethics and appropriate training programs. We regularly engage with staff on issues affecting the business through group-wide and location-specific ‘town hall’ sessions and other engagement platforms.

None of our employees are represented by a labor union (although in certain countries in which we operate, we are subject to, and comply with, local labor law requirements, which may automatically make our employees subject to industry-wide collective bargaining agreements). We have not experienced any work stoppages, and we generally consider our relations with our employees to be good.

Our Facilities

Our corporate headquarters are located in London, U.K., where we occupy two leased floors totalling approximately 17,121 square feet. We use these headquarter facilities primarily for our management, technology, commercial/sales and marketing, finance, legal, and human resources teams. We also have a data center in London, U.K.

We also lease office space in 10 other cities throughout the world, the largest of which includes a 20,645 square foot space in Medellín, Colombia, a 35,585 square foot space in Sofia, Bulgaria, a 19,256 square foot space in Tallinn, Estonia and a 21,301 square foot space in Vilnius, Lithuania. Medellin, Sofia, Tallinn and Vilnius are primarily occupied by operational (trading, data services and customer support) and technology teams. All of the above leases expire or are up for renewal in 2023-2029.

We also have a 3,229 square foot freehold, mixed-use warehouse and office space in Bologna, Italy.

We believe that our facilities are adequate to meet our needs for the immediate future and that suitable additional space will be procured to accommodate any expansion of our operations as needed.

Government Regulations

Our operations and the operations of our customers and suppliers are subject to various U.S. and foreign laws and regulations that affect our and their ability to operate in the sports, technology, sports betting and gaming, and marketing and advertising industries. These industries and our business are generally subject to extensive and evolving laws and regulations that could change, including from political and societal pressures and that could be interpreted in ways that could negatively impact our business.

We operate in various jurisdictions and our business is subject to extensive regulation under the laws, rules and regulations of the jurisdictions in which we operate. Violations of laws or regulations in one jurisdiction could result in disciplinary action in that and other jurisdictions.

Among others, applicable laws include those regulating privacy, data/cyber security, data collection and use, crossborder data transfers, advertising regulations and/or sportsbetting and online gaming laws and regulations. These laws impact, among other things, data collection, usage, storage, security and breach, dissemination (including transfer to third parties and cross-border), retention and destruction. Certain of these laws provide for civil and criminal penalties for violations.

The data privacy and collection laws and regulations that affect our business include, but are not limited to:

•	the General Data Protection Regulation, the ePrivacy Directive and implementing national legislation and any data laws and regulations enacted in the United Kingdom post-Brexit;

•

U.S. federal, state and local data protections laws such as the Federal Trade Commission Act and similar state laws, state data breach laws and state privacy laws, such as the California Consumer Privacy Act, the California Consumer Privacy Rights Act, and the Stop Hacks and Improve Electronic Data Security Act of New York;

•	the Data Protection Law of Colombia and the directives of the Superintendence of Industry and Commerce of Colombia; and

•	other international data protection, data localization, and state laws impacting data privacy and collection.

Other regulations that affect our business include:

•	U.S. state laws regulating sportsbetting and online gaming and related licensing requirements;

•

laws regulating the advertising and marketing of sportsbetting, including but not limited to the U.K. Code of Non-Broadcast Advertising, Direct Marketing, and Sales Promotion administered by the Committee of Advertising Practice and the U.S. Federal Trade Commission Act;

•	anti-bribery and anti-corruption regulations, including the Foreign Corrupt Practices Act and the U.K. Bribery Act;

•

laws and regulations relating to antitrust, competition, anti-money laundering, OFAC, intellectual property, consumer protection, accessibility claims, securities, tax, labor and employment, commercial disputes, services and other matters; and

•

other international, domestic federal and state laws impacting marketing and advertising, including but not limited to laws such as the Americans with Disabilities Act, the Telephone Consumer Protection Act of 1991, state telemarketing laws and regulations, and state unfair or deceptive practices acts.

These laws and regulations are complex, change frequently and have tended to become more stringent over time. The laws and regulations applicable to some parts of our business are still developing in certain jurisdictions, and we cannot assure that our activities will not become the subject of any regulatory or law enforcement, investigation, proceeding or other governmental action or that any such proceeding or action, as the case may be, would not have a material adverse impact on us or our business, financial condition or results of operations. We incur significant expenses in our attempt to ensure compliance with these laws. Currently, public concern is high with regard to the operation of companies in the data collection industry, as well as the collection, use, accuracy, correction and sharing of personal information. In particular, some consumer advocates, privacy advocates, legislatures and government regulators believe that existing laws and regulations do not adequately protect privacy and have become increasingly concerned with the use of these types of personal information. In the United States, Congress and state legislatures may propose and enact additional data privacy requirements. Additional laws could result in significant limitations on or changes to the ways in which we can collect, use, host, store or transmit the personal information and data of our customers or employees, and deliver products and services, or may significantly increase our compliance costs. As our business expands to include new uses or collection of data that is subject to privacy or security regulations, our compliance requirements and costs will increase and we may be subject to increased regulatory scrutiny. Currently, there is also trend towards more stringent gambling advertising regulations across Europe. Additional legislative or regulatory efforts in the United States and internationally could further regulate our businesses.

Legal Proceedings

In the ordinary course of business, we are involved in various pending and threatened litigation and regulatory matters relating to our operations. We are currently involved in the following legal proceedings. See Note 17, “Commitments and Contingencies” to Genius’ consolidated financial statements appearing elsewhere herein. If accruals are not appropriate, we further evaluate each legal proceeding to assess whether an estimate of the possible loss or range of possible loss can be made.

In the future, we may be subject to additional legal proceedings, the scope and severity of which is unknown and which could adversely affect our business. See “Risk Factors—Risks Related to Legal Matters and Regulations—We are party to pending litigation and investigations in various jurisdictions and with various plaintiffs and we may be subject to future litigation or investigations in the operation of our business. An adverse outcome in one or more proceedings could adversely affect our business.” In addition, from time to time, others may assert claims against us and we may assert claims and legal proceedings against other parties, including in the form of letters and other forms of communication.

The results of any current or future legal proceedings cannot be predicted with certainty and, regardless of the outcome, can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Sportradar Litigation

On February 28, 2020, Sportradar AG and Sportradar U.K. limited (collectively, “Sportradar”) filed a claim with the Registrar of the Competition Appeal Tribunal (“CAT”) against Football DataCo Limited (“Football DataCo”), BetGenius Limited (“BetGenius”), a subsidiary of the Company, and the Company (together with BetGenius, “Genius”). Sportradar is claiming that Genius has breached Article 101 of the Treaty on the Functioning of the European Union and Chapter I of the Competition Act 1998 in connection with Genius’ exclusive official live data agreement (the “Football DataCo Agreement”) with Football DataCo.

Sportradar is seeking injunctive and monetary relief against Genius and Football DataCo in connection with the Football DataCo Agreement. Genius is currently defending the claim and Football DataCo (supported by Genius) made an application to transfer the claim from the Competition Appeal Tribunal to the U.K. High Court on June 29, 2020. In addition, Genius and Football DataCo have filed counterclaims against Sportradar for matters including trespass, conspiracy to injure by unlawful means and breach of confidence in relation to Sportradar’s unauthorized data collection activities at football club grounds where Genius has an exclusive right to collect official live data, which will be heard in the U.K. High Court (the foregoing litigation, the “Sportradar Litigation”), and seeks injunctive and monetary relief pursuant to such counterclaim. On December 2, 2020, CAT ruled to retain jurisdiction over this litigation, while recognizing that the counterclaims of Genius and Football DataCo, which will be heard in the U.K. High Court, are intertwined with this litigation and should be case managed together. The outcome of the litigation is uncertain, and therefore, the Company is unable to estimate the possible loss or range of loss that could result from an unfavorable outcome. This litigation is currently pending and while we plan to vigorously defend against Sportradar’s claims, we can provide no assurances regarding the outcome of these proceedings and the impact that they may have on our business or reputation.

BetConstruct Litigation

On September 6, 2019, Genius sent a letter to Soft Construct (Malta) Limited (d/b/a BetConstruct) (“BetConstruct”) stating that BetConstruct has infringed on Genius’ database rights by copying and using the contents of Genius’ databases. On March 12, 2020, Genius filed a claim against BetConstruct and its affiliates, Royal Panda Limited and Vivaro Limited, in the High Court of England and Wales with respect to their infringement of Genius’ database rights. Genius is seeking injunctive and monetary relief against BetConstruct in connection with the alleged infringement. This litigation is currently pending.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.

Introduction

NewCo is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information have been prepared in accordance with Article 11 of Regulation S-X.

NewCo was formed on October 21, 2020 for the purpose of effectuating the Business Combination described herein. NewCo has no material assets and does not operate any businesses. Accordingly, no financial statements of NewCo have been included in this proxy statement/prospectus.

TopCo was formed on July 18, 2018 as a non-cellular company limited by shares under the laws of Guernsey in connection with Apax’s Investment in Genius. On September 7, 2018, TopCo, through its wholly owned subsidiary Bidco, acquired all outstanding equity interests in Genius and its wholly-owned subsidiaries. TopCo accounted for the acquisition as a business combination using the acquisition method of accounting. Genius is a B2B provider of scalable, technology-led products and services to the sports, sports wagering and sports media industries. Genius is a fast-growing business with significant scale, distribution and an expanding addressable market and opportunity ahead. Genius’ mission is to be the official data, technology and commercial partner that powers the global ecosystem connecting sports, betting and media.

dMY is a special purpose acquisition company incorporated in Delaware on June 18, 2020. On August 18, 2020, dMY consummated its IPO. Upon the closing of its IPO, overallotment option and the private placements, $276.0 million of the net proceeds therefrom were placed in the dMY trust account. As of September 30, 2020, there was $276.0 million held in the dMY trust account. As a special purpose acquisition company, dMY’s purpose is to acquire, through a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the historical balance sheet of TopCo and the historical balance sheet of dMY on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 combine the historical statements of operations of TopCo and dMY for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2019, the beginning of the earliest period presented.

The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of TopCo was derived from the unaudited and audited financial statements of TopCo as of and for the nine months ended September 30, 2020, and for the year-ended December 31, 2019, respectively, which are included elsewhere in this proxy statement/ prospectus. The historical financial information of dMY was derived from the unaudited financial statements of dMY for the period from June 18, 2020 (inception) to September 30, 2020, which are included elsewhere in this proxy statement/ prospectus. This information should be read together with TopCo’s and dMY’s unaudited and audited financial statements and related notes, as applicable, and the sections titled “TopCo’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “dMY’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

Description of the Business Combination

On October 27, 2020, dMY, TopCo, Midco, NewCo, Merger Sub, and Sponsor entered into the Business Combination Agreement. Pursuant to the Business Combination Agreement, Topco will undertake a series of transactions pursuant to which it will sell, exchange and contribute their shares for a mix of cash consideration and NewCo ordinary shares (the “Reorganization”). The Reorganization will be immediately followed by the acquisition of dMY by Merger Sub with dMY being the surviving corporation and a wholly-owned subsidiary of NewCo. Additionally, NewCo and dMY entered into subscription agreements for the purchase an aggregate of 33,000,000 NewCo ordinary shares, for a purchase price of $10.00 per share, for an aggregate purchase price of $330.0 million (the “PIPE Investment”). For more information about the Business Combination, please see the section entitled “The Business Combination Proposal.” A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States of America. The Business Combination will first be accounted for as a capital reorganization whereby NewCo is the successor to its predecessor TopCo. As a result of the first step described above, the existing shareholders of TopCo will continue to retain control through ownership of NewCo.

The capital reorganization will be immediately followed by the acquisition of dMY, which is accounted for within the scope of ASC 805. Under this method of accounting, dMY will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of NewCo issuing NewCo ordinary shares for the net assets of dMY, accompanied by a recapitalization. The NewCo ordinary shares issued are recognized at fair value and recorded as consideration for the acquisition of the public shell company, dMY. Under this method of accounting, there is no acquisition accounting and no recognition of goodwill or other intangible assets, as dMY is not recognized as a business as defined under ASC 805, given it consists predominantly of cash or other marketable securities in the dMY trust account.

TopCo has been determined to be the accounting acquirer and predecessor in the Business Combination based on evaluation of the following facts and circumstances:

•	TopCo’s shareholders will have the largest voting interest in NewCo under both the no redemption and maximum redemption scenarios;

•

NewCo’s board of directors will initially consist of seven directors, and NewCo expects to add two additional directors to the board prior to, at or following the Closing: TopCo’s shareholders will be initially entitled to appoint six directors, dMY will be initially entitled to appoint two directors and the Chief Executive Officer of NewCo will be a director of NewCo;

•	The business of TopCo will comprise the ongoing operations of NewCo;

•	TopCo is the larger entity, in terms of both revenues and total assets.

Other factors were considered, including composition of management, purpose and intent of the Business Combination and the location of NewCo’s headquarters, noting that the preponderance of evidence as described above is indicative that TopCo is the accounting acquirer and predecessor in the Business Combination.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption by dMY’s public shareholders of shares of Class A Shares for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in dMY’s trust account:

•	Assuming No Redemptions: This presentation assumes that no public stockholders of dMY exercise redemption rights with respect to their public shares for a pro rata share of the funds in the dMY trust account. Under this scenario, proceeds from the Business Combination will be used to pay down $76.6 million of the Loan Notes, $299.9 million for the TopCo Redemption, and $18.0 million for the Catch-Up Payment.

•

Assuming Maximum Redemptions: This presentation assumes that 27,600,000 of the dMY public shares are redeemed for their pro rata share of the funds in the dMY trust account in connection with the dMY Share Redemptions. This scenario gives effect to dMY Share Redemptions of 27,600,000 shares for aggregate redemption payments of $276.0 million. The Business Combination Agreement, includes as a condition to closing the Business Combination that, at Closing, dMY will have Minimum Cash of $315.0 million comprising cash held in the dMY trust account, less amounts required for the dMY Share Redemptions, less 33% of the aggregate amount of transaction expenses incurred by the parties to the Business Combination, and aggregate proceeds received by NewCo from the PIPE Investment. As the proceeds from the PIPE Investment are expected to satisfy the Minimum Cash Condition, the total dMY trust account balance of $276.0 million (as of September 30, 2020) is reflected as being redeemed. Under this scenario, proceeds available for the TopCo Redemption will be reduced by $195.0 million, resulting in an $104.9 million payment for the TopCo Redemption, and no Catch-Up Payment; however; repayment of the Loan Notes will still occur.

The foregoing scenarios are for illustrative purposes only as dMY does not have, as of the date of this proxy statement/prospectus, a meaningful way of providing any certainty regarding the number of redemptions by dMY’s public shareholders that may actually occur.

The following summarizes the number of NewCo ordinary shares outstanding under the two redemption scenarios:

Shareholders	No Redemption(5)		Max Redemption(3)(4)(5)
	Ownership in shares	% of ownership	Ownership in shares	% of ownership
Maven TopCo Limited (sellers)(1)	100,198,105	59.7%	121,500,000	75.8%
dMY Public Ownership (2)	27,600,000	16.5%	—	0.0%
dMY Technology Group, Inc. II founders	6,900,000	4.1%	5,865,000	3.7%
PIPE Investors	33,000,000	19.7%	33,000,000	20.6%

	167,698,105	100.0%	160,365,000	100.0%

(1)

Includes 78,904,322 shares expected to be issued to existing TopCo common and preference shareholders and 21,293,786 shares expected to be issued to existing holders of TopCo Management Incentive Securities that are expected to vest upon consummation of the Business Combination in the no redemption scenario. In the maximum redemption scenario, an additional 1,798,945 shares are expected to be issued in lieu of the Catch-Up Payment, and an additional 19,502,950 shares are expected to be issued to existing TopCo preference shareholders as a result of lower cash payments made in respect to the TopCo Redemption.

(2)	Excludes the warrants sold in dMY’s initial public offering and as part of the private placement with the Sponsor to purchase an aggregate of 14,213,333 of dMY’s Class A Shares.
(3)	Maximum redemptions of approximately $276.0 million, assuming the minimum $315.0 million net cash condition is met. The calculation uses cash in trust and redemption price as of September 30, 2020.
(4)

Excludes 1,035,000 of NewCo ordinary shares attributable to Founder Shares subject to forfeiture for no consideration to the extent Minimum Cash is less than $415.0 million at Closing, in connection with the Founder Holders Forfeiture Agreement and the Founder Holders Consent Letter.

(5)

Excludes 11,619,477 of Restricted Shares issued pursuant to the terms and conditions of the Reorganization as set forth in the Business Combination Agreement. The Restricted Shares will continue to be subject to vesting terms and Leaver provisions that are substantially equivalent to those set out in Management Investment Deed and TopCo’s Articles of Incorporation.

Pro Forma Condensed Combined Financial Information

Set forth below is the unaudited pro forma condensed combined balance sheet as of September 30, 2020 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019, based on the historical financial statements of TopCo and dMY (as adjusted below).

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2020

(in thousands)

	As of September 30, 2020					As of September 30, 2020				As of September 30, 2020
	TopCo (Historical)	DMY (Historical)	Transaction Accounting Adjustments No Redemptions			Pro Forma Combined No Redemptions	Transaction Accounting Adjustments Maximum Redemptions			Pro Forma Combined Maximum Redemptions
Assets
Current assets:
Cash and cash equivalents	$8,886	$1,501	$276,032	(A	)	$155,899	$(276,032)	(Q	)	$103,686
			(19,650)	(B	)		195,030	(R	)
			(27,317)	(C	)		15,167	(S	)
			(9,660)	(D	)		17,989	(T	)
			(76,552)	(E	)		(4,367)	(V	)
			(299,938)	(F	)
			316,800	(G	)
			4,367	(H	)
			(581)	(I	)
			(17,989)	(J	)
Accounts receivable, net	22,996	—	—			22,996	—			22,996
Contract assets	4,293	—				4,293				4,293
Prepaid expenses	3,392	238	—			3,630	—			3,630
Other current assets	3,864	—	—			3,864	—			3,864

Total current assets	43,431	1,739	145,512			190,682	(52,213)			138,469

Property and equipment, net	4,822	—	—			4,822	—			4,822
Intangible assets, net	112,273	—	—			112,273	—			112,273
Goodwill	188,075	—	—			188,075	—			188,075
Deferred tax asset	155	—	—			155	—			155
Marketable securities held in Trust account	—	276,032	(276,032)	(A	)	—	—			—
Other asset	13,873	—	(4,367)	(H	)	9,506				9,506

Total assets	$362,629	$277,771	$(134,887)			$505,513	$(52,213)			$453,300

Liabilities
Current liabilities:
Accounts payable	$11,538	$237	$(237)	(I	)	$11,538	$—			$11,538
Accrued expenses	28,767	288	(341)	(I	)	28,714	—			28,714
Deferred revenue	21,910	—	—			21,910	—			21,910
Franchise tax payable	—	56	(56)	(I	)	—	—			—
Other current liabilities	4,196	—	(912)	(K	)	3,284	—			3,284

Total current liabilities	66,411	581	(1,546)			65,446	—			65,446

Debt	76,669	—	(76,552)	(E	)	117	—			117
Deferred tax liability	2,828	—	—			2,828	—			2,828
Other liabilities	2,837	—	—			2,837	—			2,837
Deferred underwriting commissions	—	9,660	(9,660)	(D	)	—	—			—

Total liabilities	148,745	10,241	(87,758)			71,228	—			71,228

	As of September 30, 2020					As of September 30, 2020				As of September 30, 2020
	TopCo (Historical)	DMY (Historical)	Transaction Accounting Adjustments No Redemptions			Pro Forma Combined No Redemptions	Transaction Accounting Adjustments Maximum Redemptions			Pro Forma Combined Maximum Redemptions
Commitments
Temporary equity:
Preference shares	342,425	—	(299,938)	(F	)	—	195,030	(R	)	—
			(42,487)	(M	)		(195,030)	(U	)
Class A common stock subject to possible redemption	—	262,530	(262,530)	(L	)	—	—			—

Total temporary equity	342,425	262,530	(604,955)			—	—			—

Stockholders’ equity:
Class A common stock	—	—	330	(G	)	1,677	(10)	(O	)	1,604
			213	(K	)		(276)	(Q	)
			262	(L	)		18	(T	)
			789	(M	)		195	(U	)
			83	(N	)
Class B common stock	—	1	(1)	(N	)	—	—			—
Common shares	24	—	(24)	(M	)	—	—			—
Additional paid-in capital	2,393	5,311	316,470	(G	)	840,495	10	(O	)	777,555
			212,725	(K	)		(275,756)	(Q	)
			262,268	(L	)		17,971	(T	)
			41,722	(M	)		194,835	(U	)
			(82)	(N	)
			(312)	(P	)
Accumulated deficit	(131,482)	(312)	(19,597)	(B	)	(408,411)	15,167	(S	)	(397,611)
			(27,317)	(C	)		(4,367)	(V	)
			(17,989)	(J	)
			(212,026)	(K	)
			312	(P	)
Accumulated other comprehensive income	524	—	—			524	—			524

Total stockholders’ equity	(128,541)	5,000	557,826			434,285	(52,213)			382,072

Total liabilities, temporary equity and stockholders’ equity	$362,629	$277,771	$(134,887)			$505,513	$(52,213)			$453,300

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD ENDED SEPTEMBER 30, 2020

(in thousands, except share and per share data)

	For the Nine Months Ended September 30, 2020	For the Period from June 18, 2020 through September 30, 2020				For the Nine Months Ended September 30, 2020
	TopCo (Historical)	DMY (Historical)	Transaction Accounting Adjustments No Redemptions			Pro Forma Combined No and Maximum Redemptions
Revenue
Revenue	$102,722	$—	$—			$102,722
Cost of sales	77,042	—	98	(AA	)	77,140

Gross profit	25,680	—	(98)			25,582

Operating expenses
Sales and marketing	10,024	—	458	(AA	)	10,482
Research and development	8,234	—	494	(AA	)	8,728
General and administrative	21,342	288	12,194	(AA	)	33,824
Transaction expenses	53	—	(53)	(EE	)	—
Franchise tax expense	—	56	—			56

Total operating expenses	39,653	344	13,093			53,090

Loss from operations	(13,973)	(344)	(13,191)			(27,508)

Interest (expense) income, net	(5,799)	—	5,258	(BB	)	(619)
			(78)	(CC	)
Foreign currency gain (loss)	(242)	—	—			(242)
Gain on marketable securities (net), dividends and interest, held in Trust Account	—	32	(32)	(DD	)	—

Loss before income taxes	(20,014)	(312)	(8,043)			(28,369)
Income tax benefit (expense)	3,171	—	1,513	(II)		4,684

Net loss	$(16,843)	$(312)	$(6,530)			$(23,685)

			No Redemptions			Maximum Redemptions
Net loss per share, basic and diluted	$(8.99)	—	$(0.14)			$(0.15)
Weighted average shares outstanding, basic and diluted	1,873,423	—	167,698,105			160,365,000
Weighted average shares outstanding of Class A Shares		27,600,000
Basic and diluted net income per share, Class A		—
Weighted average shares outstanding of Class B common stock		6,900,000
Basic and diluted net loss per share, Class B		$(0.05)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR YEAR ENDED DECEMBER 31, 2019

(in thousands, except share and per share data)

	For the Year Ended December 31, 2019				For the Year Ended December 31, 2019				For the Year Ended December 31, 2019
	TopCo (Historical)	Transaction Accounting Adjustments No Redemptions			Pro Forma Combined No Redemptions	Transaction Accounting Adjustments Maximum Redemption			Pro Forma Combined Maximum Redemptions
Revenue
Revenue	$114,620	$—			$114,620	$—			$114,620
Cost of revenue	89,311	691	(AA	)	91,571	—			91,571
		1,569	(GG	)

Gross profit	25,309	(2,260)			23,049	—			23,049

Operating expenses
Sales and marketing	17,771	3,233	(AA	)	28,280	—			28,280
		7,336	(GG	)
Research and development	13,290	3,486	(AA	)	24,687	—			24,687
		7,911	(GG	)
General and administrative	29,492	86,021	(AA	)	328,712	4,163	(KK	)	332,875
		195,210	(GG	)
		17,989	(HH	)
Transaction expenses	1,005	19,650	(EE	)	47,972	(15,167)	(JJ	)	32,805
		27,317	(FF	)
Franchise tax expense	—	—			—	—			—

Total operating expenses	61,498	368,153			429,651	(11,004)			418,647

Loss from operations	(36,189)	(370,413)			(406,602)	11,004			(395,598)
Interest (expense) income, net	(6,840)	6,304	(BB	)	(639)	—			(639)
		(103)	(CC	)
Gain (loss) on disposal of assets	(7)	—			(7)	—			(7)
Foreign currency gain (loss)	(2,537)	—			(2,537)	—			(2,537)
Gain on marketable securities (net), dividends and interest, held in Trust Account	—	—			—	—			—

Loss before income taxes	(45,573)	(364,212)			(409,785)	11,004			(398,781)
Income tax benefit (expense)	5,366	69,181	(II	)	74,547	2,901	(II	)	72,456

Net income (loss)	$(40,207)	$(295,031)			$(335,238)	$8,913			$(326,325)

					No Redemption				Maximum Redemptions
Net loss per share, basic and diluted	$(21.97)				$(2.00)				$(2.03)
Weighted average shares outstanding, basic and diluted	1,829,947				167,698,105				160,365,000

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States of America. The Business Combination will first be accounted for as a capital reorganization whereby NewCo is the successor to its predecessor TopCo. As a result of the first step described above, the existing shareholders of TopCo will continue to retain control through ownership of NewCo.

The capital reorganization will be immediately followed by the acquisition of dMY, which is accounted for within the scope of ASC 805. Under this method of accounting, dMY will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of NewCo issuing NewCo ordinary shares for the net assets of dMY, accompanied by a recapitalization. The NewCo ordinary shares issued are recognized at fair value and recorded as consideration for the acquisition of the public shell company, dMY. Under this method of accounting, there is no acquisition accounting and no recognition of goodwill or other intangible assets, as dMY is not recognized as a business as defined under ASC 805, given it consists predominantly of cash or other marketable securities in the dMY trust account.

TopCo has been determined to be the accounting acquirer and predecessor in the Business Combination based on evaluation of the following facts and circumstances:

•	TopCo’s shareholders will have the largest voting interest in NewCo under both the no redemption and maximum redemption scenarios;

•

NewCo’s board of directors will initially consist of seven directors, and NewCo expects to add two additional directors to the board prior to, at or following the Closing: TopCo’s shareholders will be initially entitled to appoint six directors, dMY will be initially entitled to appoint two directors and the Chief Executive Officer of NewCo will be a director of NewCo;

•	The business of TopCo will comprise the ongoing operations of NewCo;

•	TopCo is the larger entity, in terms of both revenues and total assets.

Other factors were considered, including composition of management, purpose and intent of the Business Combination and the location of NewCo’s headquarters, noting that the preponderance of evidence as described above is indicative that TopCo is the accounting acquirer and predecessor in the Business Combination.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the Business Combination occurred on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the period ended September 30, 2020 and the year ended December 31, 2019 present pro forma effect to the Business Combination as if it had been completed on January 1, 2019. These periods are presented on the basis that TopCo is the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	TopCo’s unaudited condensed balance sheet as of September 30, 2020 and the related notes for the period ended September 30, 2020, included elsewhere in this proxy statement/prospectus; and

•	dMY’s unaudited condensed balance sheet as of September 30, 2020 and the related notes for the period ended September 30, 2020, included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the period ended September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	TopCo’s unaudited condensed consolidated statement of operations for the nine months ended September 30, 2020 and the related notes, included elsewhere in this proxy statement/prospectus; and

•	dMY’s unaudited condensed statement of operations for the period from June 18, 2020 (inception) to September 30, 2020 and the related notes, included elsewhere in this proxy statement/prospectus; and

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

•	TopCo’s audited consolidated statement of operations for the year ended December 31, 2019 and the related notes, included elsewhere in this proxy statement/prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that NewCo believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. NewCo believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of TopCo and dMY.

2.	Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of NewCo. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). NewCo has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of NewCo’s shares outstanding, assuming the Business Combination occurred on January 1, 2019.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

(A)

Reflects the reclassification of $276.0 million marketable securities held in the dMY trust account that becomes available to fund expenses in connection with the Business Combination or future cash needs of NewCo.

(B)

Represents preliminary estimated transaction costs expected to be incurred by TopCo of approximately $19.7 million, inclusive of advisory, banking, printing, legal, and accounting fees that are expensed as a part of the Business Combination. The unaudited pro forma condensed combined balance sheet reflects these preliminary estimated transaction costs of $19.7 million as a reduction of cash, with less than $0.1 million having been accrued, but unpaid as of the pro forma balance sheet date. Transaction costs expensed through accumulated deficit are included in the unaudited pro forma condensed combined statement of operations discussed in Item (EE) below.

(C)

Represents preliminary estimated transaction costs expected to be incurred by dMY of approximately $27.3 million inclusive of advisory, banking, printing, legal, and accounting fees that are expensed as a part of the Business Combination, exclusive of $13.2 million in equity issuance costs associated with the PIPE Investment, which are netted against proceeds from the PIPE Investment within additional paid-in capital discussed in Item (G) below. None of these fees have been accrued as of the pro forma balance sheet date. The unaudited pro forma condensed combined balance sheet reflects these preliminary estimated transaction costs as a reduction of $27.3 million as a reduction of cash, with none having been accrued or paid as of the pro forma balance sheet date. Transaction costs expensed through accumulated deficit are included in the unaudited pro forma condensed combined statement of operations discussed in Item (FF) below.

(D)	Reflects payment of $9.7 million for deferred underwriters’ fees. The fees are expected to be paid at Closing of the Business Combination from cash in the dMY trust account.

(E)

Reflects expected cash repayment of the Loan Notes to existing TopCo investors at Closing of the Business Combination. Amounts reflect the carrying value of the Loan Notes ($76.6 million) as of September 30, 2020. The carrying value of the Loan Notes, inclusive of accrued interest at actual Closing of the Business Combination are expected to be approximately $80.1 million.

(F)

Reflects cash payment of $299.9 million for redemption of certain preference shares in TopCo in connection with the TopCo Redemption prior to Closing of the Business Combination. This amount is expected to be reduced in the maximum redemption scenario as discussed in Item (R) below.

(G)

Represents the net proceeds from the private placement of 33,000,000 shares of NewCo ordinary shares at $10.00 per share pursuant to the PIPE Investment. This adjustment is shown as $330.0 million gross proceeds less $13.2 million in placement fees.

(H)	Represents proceeds from repayment of the Locke Loan, by Mr. Locke in conjunction with the Business Combination in the no redemption scenario.

(I)	Reflects the settlement of dMY’s historical liabilities that will be settled in conjunction with the consummation of the Business Combination and, not included as part of NewCo.

(J)

Reflects cash payment of $18.0 million to Mr. Locke for the Catch Up Payment related to certain holdings of ordinary shares (incentive securities) in TopCo that historically were subject to forfeiture provisions, that become payable as a result of the Business Combination, with an offsetting adjustment to accumulated deficit to reflect corresponding stock-based compensation cost. The Catch Up Payments is expected to be reduced in the maximum redemption scenario as discussed in Item (T) below.

(K)

Reflects $212.9 million of compensation cost related to certain ordinary shares (incentive securities) in TopCo that historically were subject to forfeiture provisions, that are expected to vest upon consummation of the Business Combination based on the terms and conditions in the Business Combination Agreement and exchanged for NewCo ordinary shares. Due to certain repurchase features associated with the underlying incentive securities, no stock compensation expense was historically recognized by TopCo, as the entity had historically estimated forfeiture of all associated incentive securities. Estimated stock compensation expense is based on the fair value of the NewCo ordinary shares expected to be issued to holders of the vested incentive securities less shareholder deposits in connection with the incentive securities.

(L)	Reflects the reclassification of $262.5 million of dMY’s Class A Shares subject to possible redemption to NewCo ordinary shares with a par value of $0.01 and additional paid-in capital.

(M)

Reflects the adjustment to TopCo’s ordinary shares and additional paid-in capital for the issuance of NewCo’s ordinary shares with a value of $42.5 million at a price of $10.00 per share as consideration to TopCo for the Business Combination. These amounts relate to existing TopCo ordinary shareholders and TopCo preference shareholders whose preference shares were not subject to the TopCo Redemption as discussed in Item (F) above.

(N)

Reflects the conversion of all outstanding Founder Shares in dMY (Class B Shares) to Class A Shares, and then further into NewCo ordinary shares upon closing of the Business Combination, as adjusted for Founder Shares subject to forfeiture in the maximum redemption scenario as discussed in Item (O) below. Additionally, reflects the exchange of Class A Shares not subject to redemption as of September 30, 2020 for NewCo ordinary shares.

(O)

Reflects the forfeiture of Founder Shares for no consideration with the adjustment to additional paid-in capital. The Sponsor would not forfeit any shares under the no redemption scenario, but could forfeit up to 1,035,000 shares in the maximum redemption scenario. Forfeiture of private placement warrants owned by the Sponsor does not result in a pro forma adjustment as it is a reclassification within the additional paid-in capital line item.

(P)	Reflects the reclassification of dMY’s historical accumulated deficit.

(Q)

Reflects the maximum redemption of 27,600,000 public shares of dMY for aggregate redemption payments of $276.0 million allocated to Class A Shares and additional paid-in capital using par value $0.001 per share at a redemption price of $10.00 per share.

(R)

Reflects a reduction of $195.0 million for the TopCo Redemption discussed in Item (F) as a result of reduced cash available for redemption payments to holders of TopCo preference shares in the maximum redemption scenario. In the maximum redemption scenario, only $104.9 million would be paid for the TopCo Redemption with those preference shares of TopCo no longer subject to the TopCo Redemption exchanged for NewCo ordinary shares.

(S)

Reflects a reduction to expected transaction costs in the maximum redemption scenario due to lower expected fees to be incurred in connection with the TopCo Redemption in the maximum redemption scenario as less TopCo preference shares will be subject to the TopCo Redemption.

(T)

In the maximum redemption scenario, the Catch-Up Payment of $18.0 million will not be paid to Mr. Locke. Instead, Mr. Locke is expected to receive an additional 1,798,944 of NewCo ordinary shares in lieu of cash payment.

(U)

Reflects the adjustment to TopCo ordinary shares and Additional Paid-In Capital for the issuance of NewCo ordinary shares with a value of $195.0 million at a price of $10.00 per ordinary share as consideration to TopCo for the Business Combination. This adjustment reflects additional existing preference shares of TopCo being exchanged for NewCo ordinary shares, as a result of reduced cash available in the maximum redemption scenario for the TopCo Redemption discussed in Item (R) above.

(V)

In the maximum redemption scenario, the Lock Loan will not be repaid in conjunction with the Business Combination; Instead, the Locke Loan will be forgiven resulting in a reduction of cash and and offsetting adjustment to accumulated deficit.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and year ended December 31, 2019 are as follows:

(AA)

Represents the recognition of stock compensation expense for Restricted Shares granted to TopCo executives and employees, in exchange for certain non-vested ordinary shares (incentive securities) in TopCo, upon consummation of the Business Combination. These Restricted Shares will be subject to vesting and certain Leaver provisions. These Restricted Shares will vest over time and will have a continuing impact on the operations of NewCo. Estimated stock compensation expense is based on the fair value of the Restricted Shares expected to be issued to holders of the non-vested incentive securities less shareholder deposits in connection with the non-vested incentive securities.

(BB)	Reflects the elimination of the interest expense associated with the Loan Notes that are expected to be settled upon Closing of the Business Combination.

(CC)

Reflects the elimination of interest income associated with the Locke Loan that is expected to be settled upon consummation of the Business Combination. In the maximum redemption scenario, the loans would we forgiven as discussed in Item (KK).

(DD)	Represents the elimination of investment income related to the marketable securities held in dMY’s trust account for the period from June 18, 2020 (inception) to September 30, 2020.

(EE)

Reflects the total estimated transaction costs for TopCo in the year ended December 31, 2019 and the removal of transaction costs in TopCo’s historical statement of operations for the nine months ended September 30, 2020. Transaction costs are reflected as if incurred on January 1, 2019, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

(FF)

Reflects the total estimated transaction costs for dMY in the year ended December 31, 2019 and the removal of transaction costs in dMY’s historical statement of operations for the nine months ended September 30, 2020. Transaction costs are reflected as if incurred on January 1, 2019, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

(GG)

Represents the recognition of stock compensation expense for certain ordinary shares (incentive securities) in TopCo that historically were subject to forfeiture provisions, that are expected to vest upon consummation of the Business Combination based on the terms and conditions in the Business Combination Agreement and exchanged for NewCo ordinary shares. Due to certain repurchase features associated with the underlying incentive securities, no stock compensation expense was historically recognized by TopCo, as the entity had historically estimated forfeiture of all associated incentive securities. Estimated stock compensation expense is based on the fair value of the NewCo ordinary shares expected to be issued to holders of the vested incentive securities less shareholder deposits in connection with the incentive securities.

(HH)

Represents the recognition of stock compensation expense for amounts owed to Mr. Locke for the Catch-Up Payment related to holdings of certain ordinary shares (incentive securities) in TopCo that historically were subject to forfeiture provisions, that became payable as a result of the Business Combination. Due to certain repurchase features associated with the underlying incentive securities, no stock compensation expense was historically recognized by TopCo, as the entity had historically estimated forfeiture of all associated incentive securities subject to the Catch-Up Payment. This is a non-recurring item.

(II)	Reflects the income tax effect of pro forma adjustments using TopCo’s estimated blended statutory tax rate of 19%.

(JJ)

Represents a reduction to expected transaction costs in the maximum redemption scenario of $15.2 million due to lower expected fees to be incurred in connection with the TopCo Redemption in the maximum redemption scenario as less TopCo preference shares will be subject to the TopCo Redemption. This is a non-recurring item.

(KK)

Represents the recognition of expense associated with the forgiveness of the Locke Loan. In the maximum redemption scenario, the Locke Loan would be forgiven instead of repaid as discussed in Item (CC). This is a non-recurring item.

4.	Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2019. As the Business Combination and transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption of dMY’s public shares for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in the dMY trust account for the nine months ended September 30, 2020 and for the year ended December 31, 2019:

	For the Nine Months Ended September 30, 2020		For the Year Ended December 31, 2019
(In thousands, except per share data)	No Redemptions	Maximum Redemptions	No Redemptions	Maximum Redemptions
Pro forma net income (loss)	$(23,685)	$(23,685)	$(335,238)	$(326,325)
Weighted average shares outstanding — basic and diluted (1) (2)	167,698,105	160,365,000	167,698,105	160,365,000
Net income (loss) per share — basic and diluted	$(0.14)	$(0.15)	$(2.00)	$(2.03)

(1)

For purposes of applying the treasury stock method for calculating dilutive earnings per share, it was assumed that all 11,619,477 of Restricted Shares issued pursuant to the terms and conditions of the Reorganization as set forth in the Business Combination Agreement are exchanged for NewCo ordinary shares. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of diluted loss per share.

(2)

For the purposes of applying the treasury stock method for calculating diluted earnings per share, it was assumed that all outstanding dMY Warrants sold in the IPO and the private placement warrants are exchanged for NewCo ordinary shares. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of diluted loss per share.

TOPCO’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

For purposes of this section, “we,” “our,” “us” and the “company” refer to NewCo and all of its subsidiaries prior to the consummation of the business combination, unless the context otherwise requires.

The following discussion includes information that Genius’ management believes is relevant to an assessment and understanding of Genius’ consolidated results of operations and financial condition. Following the Apax Investment, defined below, Genius, inclusive of its wholly-owned subsidiaries became wholly-owned subsidiaries of Topco. Following the Apax Investment, Genius comprises the operations of Topco. References to Genius in the following discussion shall be synonymous with references to Topco following the Apax Investment.

The discussion should be read together with the historical audited annual consolidated financial statements of Topco and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2019 and 2018 (Successor) and the related consolidated statements of operations, comprehensive loss, changes in temporary equity and shareholders’ deficit and cash flows for the year ended December 31, 2019 (Successor), for the period from September 8, 2018 through December 31, 2018 (Successor), and for the period from January 1, 2018 through September 7, 2018 (Predecessor), and the related notes thereto, included elsewhere in this proxy statement prospectus. The discussion should also be read together with Topco’s unaudited interim condensed consolidated financial statements as of September 30, 2020 and for the nine month ended September 30, 2020 and 2019, and the related respective notes thereto, included elsewhere in this proxy statement prospectus. The discussion and review should also be read together with NewCo’s unaudited pro forma financial information for the year ended December 31, 2019 and the nine months ended September 30, 2020. See “Unaudited Pro Forma Condensed Combined Financial Information.”

This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Genius’ actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included elsewhere in this proxy statement/prospectus. Certain amounts may not foot due to rounding.

Overview

Genius Sports Group is a B2B provider of scalable, technology-led products and services to the sports, sports wagering and sports media industries. Genius is a fast-growing business with significant scale, distribution and an expanding addressable market and opportunity ahead.

Genius’ mission is to be the official data, technology and commercial partner that powers the global ecosystem connecting sports, betting and media. In doing so, Genius creates engaging and immersive fan experiences while simultaneously providing sports leagues with essential technology and vital, sustainable revenue streams.

Genius uniquely sits at the heart of the global sports betting ecosystem where Genius has deep, critical relationships with over 400 sports leagues and federations, over 300 sportsbook brands and over 100 marketing customers (which includes some of the aforementioned sportsbook brands).

Business Model

Genius provides critical technology and services required to power the global ecosystem connecting sports, betting and media. Genius has three principal products lines — Sports Technology and Services, Betting Technology, Content and Services, and Media Technology, Content and Services. All of Genius’ products are powered by proprietary technology and robust data infrastructure. See “Business of Genius — Products and Business Model.”

Genius’ Offerings

Sports Technology and Services. Genius builds and supplies technology and services that allow sports leagues to collect, analyze and monetize their data with added tools to deepen fan engagement. These tools include creation of fan-facing websites, rich statistical content such as team and player standings, immersive social media content and, Genius’ latest creation, its streaming product, a tool that allows sports leagues to automatically produce, distribute and commercialize live, audio-visual game content. Genius also provides sports leagues with bespoke monitoring technology and education services to help protect their competitions and athletes from the threats of match fixing and betting-related corruption.

Genius’ technology has become essential to their partners’ operations and it would be inefficient or unaffordable for most sports leagues to build similar technology themselves. In return for the provision of their essential technology, the sports leagues typically grant to Genius the official rights to collect, distribute and monetize the official data or streaming content.

Betting Technology, Content and Services. Genius builds and supplies data-driven technology that powers sportsbooks globally. Genius’ offerings include official data, outsourced bookmaking, trading/risk management services and live audio-visual game content that is derived from its streaming partnerships with sports leagues..

Media Technology, Content and Services. Genius builds and supplies technology, services and data that enables sportsbooks, sports organizations, and other brands to target, acquire and retain sports fans as their customers in a highly effective and cost efficient manner. Key services include the creation, delivery and measurement of personalized online marketing campaigns, all delivered using Genius’ proprietary technology and proven to help advertisers reduce spend and wastage. Genius’ sports media solutions provide incremental revenue opportunities for stakeholders across the entire sports ecosystem.

Innovative, Proprietary Technology Tailored for Sports

Genius has an organizational culture that values and encourages continual innovation. Genius’ technical teams have a deep understanding of sports, their interaction with fans, and the key data that drives value through the ecosystem. See “Business of Genius — Genius Technology.” This deep understanding and Genius’ position at the core of the Sports, Betting, and Media ecosystem allows Genius to realize technical synergy between different sectors, as well-planned investment in one area can realize value across the ecosystem. Over the past decade, Genius has consistently been recognized as a leader in its field with a host of industry awards. See “Business of Genius — Products and Business Model — Awards.” Genius’ research and development team is comprised of over 250 employees that specialize in specific domains and technologies to meet customers’ existing needs and drive future innovation.

For example, Genius Live (Genius’ proprietary streaming solution) provides the technology, automatic production and distribution needed by sports to commercialize live video footage of their games. Genius believes this is particularly useful for non-Tier 1 sports organizations that lack the capabilities or resources to develop their own live streaming solutions. Genius expects its streaming solution to become an important driver of both rights acquisition and revenue growth. Genius also intends to continue to invest resources in its research and development capabilities to effectively incorporate new technologies and expand its offerings.

Events under Official Rights

Genius establishes long-term, mutually beneficial relationships with sports leagues, federations and teams that enable its partners to collect, organize and communicate data internally (e.g., for coaching analysis) or externally (e.g., for posting on fan-facing websites) and grants to Genius the rights to collect, distribute and monetize official sport data. Genius seeks to maintain an optimal portfolio of data rights, from high profile, widely followed sports events, such as the English Premier League (“EPL”), NBA and other Tier 1 sports, to more specialized and less widely followed events, such as non-European soccer, non-US basketball, professional volleyball and other Tier 2 to 4 sports. This provides Genius with global breadth and depth of coverage across all tiers of sport, all time zones, and all geographical locations. See “Business of Genius — Overview.”

Data rights for Tier 1 sports, which include the most popular sports leagues, are typically acquired via formal tender processes and competitive bidding often resulting in high acquisition costs. For example, Genius’ U.K. soccer data rights contract, which runs through the end of the 2023-2024 season, accounts for a significant majority of Genius’ third-party data rights fees. Genius believes that its inventory of selectively acquired Tier 1 data rights is important to establishing relationships with sportsbooks on beneficial terms.

Data rights for lower tier sports are typically acquired through long-term agreements with the respective leagues in exchange for Genius’ technology and software solutions (and, occasionally, cash fees). These non-Tier 1 sports are typically smaller leagues that are less prominent at a global level, although often are highly popular in their local countries or regions and often have large localized fan bases. Genius estimates that these sports comprise approximately 94% of the total volume of sporting events offered to sportsbooks.

Genius’ events under official rights form the backbone of its business model, and are a principal driver of revenue, particularly for the Betting Technology, Content and Services product line. Genius defines an “event” as a single sports match or competitive event. Genius’ rights to collect, distribute and monetize the data related to such events may be exclusive (meaning that Genius has the exclusive right to collect, distribute, and monetize such data), co-exclusive (meaning that Genius shares collection, distribution, and monetization rights with one other company) or non-exclusive.

The following table presents Genius’ number of events under official rights, and the portion thereof under exclusive rights, as of the dates indicated:

	September 30,		December 31,
	2020	2019	2019	2018
Events under official rights	154,273	136,430	142,083	105,790
Of which, exclusive	94,141	78,649	83,462	56,923

Genius believes that data under official rights is critical to sportsbooks, as only official data provides guaranteed access to the fast and reliable data necessary for in-game betting. To remain competitive, sportsbooks must be able to operate and provide customers with betting content around the clock, every single day of the year. This requires an extensive and broad portfolio of data and other content from Tier 1 and Tier 2-4 sports events. Events under exclusive rights give Genius an added commercial advantage over competitors and serve as a barrier of entry, making Genius an essential provider to its customers.

Additionally, Genius collects, distributes, and monetizes data from additional sporting events where no official rights have been granted or it is legally permissible to do so. Accordingly, the total number of events to which Genius delivers data to its customers in a given period may exceed its total inventory of events under official rights.

Long-Term Partnerships and Revenue Visibility

Genius does more than serve its customers; it partners with them. Genius’ Sports Technology and Services offerings form the foundation of a sports leagues’ data ecosystem and fan engagement operations — meaning that they are deeply embedded and hard to displace. For example, Genius’ long term NCAA LiveStats project enables schools and conferences across all three divisions to better capture and distribute richer, faster live game statistics, to power their websites, apps, coaching applications and enhance their media partners’ offering.

Similarly, Genius’ Betting Technology, Content and Services offerings are now essential to the operations of most sportsbooks and many B2B platform providers to sportsbooks. For example, Genius provides all the official data for U.K. soccer competitions, including the EPL (along with a host of other soccer, basketball and volleyball competitions) to leading sportsbooks worldwide. By integrating its services into the customer’s environment, Genius’ technology is an essential, business critical component of its customers’ businesses. Genius has long-term contracts with over 300 sportsbook brands and B2B platform providers and has historically experienced very low customer churn.

Genius’ sportsbook contracts are typically structured with guaranteed minimum payments throughout the life of the term (typically 3-5 years), providing for clear earnings visibility. Substantially all sportsbook contracts include a minimum fee mechanism, with upside based either on a percentage share of the customer’s gross gaming revenue (“GGR”) or incremental per-event fees that apply once the contracted minimum number of events has been utilized. Over 60% of Genius’ year-to-date 2020 and full year 2019 revenue was related to contractual minimum revenue guarantees. The variable revenue components and other material terms in Genius’ sportsbook contracts (for example, geographic use limitations) provide a significant opportunity for growth.

Factors Affecting Comparability of Financial Information

The Business Combination

Pursuant to the Business Combination Agreement, NewCo will legally acquire all the outstanding equity interests in Genius and dMY, in equity-for-equity exchange transactions (the “Business Combination”). See “Summary of the proxy statement/prospectus.” The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded. Genius will be the accounting acquirer in the Business Combination and dMY will be treated as the acquired company for financial statement reporting purposes. See “Anticipated Accounting Treatment.” NewCo will become a new public, SEC-reporting company and Genius expects to be deemed its predecessor, meaning that NewCo’s periodic reports after the consummation of the Business Combination will reflect Genius’ historical financial results.

The most significant change in the combined company’s future reported financial position is expected to be an estimated net increase in cash (as compared to Genius’ consolidated balance sheet at September 30, 2020) of between approximately $95 million, assuming maximum shareholder redemptions permitted under the Business Combination Agreement, and $147 million, assuming minimum shareholder redemptions, and in each case including $330 million in proceeds, net of $13 million in transaction costs from the private investment in public equity (“PIPE”). Total transaction costs are estimated at approximately $45 to $60 million. In connection with the Business Combination, NewCo will repay the outstanding principal and accrued but unpaid interest due on Genius’ outstanding unsecured investor loan notes (“Investor Loan Notes”), which was approximately $77 million as of September 30, 2020. See “Unaudited Pro Forma Condensed Combined Financial Information.”

As a result of the Business Combination, NewCo will become a publicly traded company with its Shares trading on New York Stock Exchange, which will require it to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. NewCo expects to incur material additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external accounting, legal, and administrative resources, including increased personnel costs, audit and other professional service fees.

Impact of COVID-19

The novel coronavirus (“COVID-19”) had a significant impact on Genius’ business and that of its customers. The direct impact on Genius’ business, beyond disruptions in normal business operations, was driven by the suspension, postponement and cancellation of major sports seasons and events. For example, in 2020, the EPL season was postponed from early March to mid-June. While many sports have since restarted, some have been played on a reduced or uncertain schedule, and the ultimate impact of COVID-19 on Genius’ financial performance will depend on the length of time that these disruptions exist.

While to date the impact of COVID-19 on Genius’ revenues has been mitigated by minimum revenue guarantees in majority of its customer contracts, Genius has provided certain customers discounts in the second and third quarter of 2020 due to disruptions in scheduled sports seasons and events (see — “Results of Operations”). Genius has also sought to align its costs with revenue, reducing non-essential costs during periods of disruption, namely, by reducing staff costs through shortened working weeks, reducing travel, data collection and other costs, and commencing a hiring freeze.

Based on current trends, Genius does not expect there to be a long-term financial impact from the pandemic and expects revenues and operations to go back to pre-COVID levels in the next twelve months or less. Towards the end of the third quarter of 2020 the company has seen a recovery as major sports leagues have started back up and more sporting events have resumed. However, there can be no assurance that more postponements or cancellations of major sporting events will occur in response to a resurgence in COVID-19 outbreaks. Genius has also taken appropriate business continuity measures to ensure that employees are safe and can work remotely to support all aspects of the business. See “Risk Factors — Risk Factors Relating to the Genius Sports Group’s Business” — COVID-19 has adversely affected our business, financial condition, results of operations and prospects, including as a result of the reduction in the quantity of global sporting events, closures or restrictions on business operations of our customers and sports organizations and a decrease in consumer spending, and it may continue to do so in the future”.

The Apax Investment

In connection with the Apax Investment, on September 7, 2018, Genius Sports and its wholly-owned subsidiaries became wholly-owned subsidiaries of Topco. Topco acquired all of the issued and outstanding equity interests of Genius Sports for total consideration transferred of $303.2 million. Approximately $35 million of additional capital was invested into Genius, which enabled Genius to invest in people and key sports relationships which has accelerated the Company’s growth. See Note 2 — Business Combination, to Genius’ audited consolidated financial statements included elsewhere in this proxy statement prospectus. The acquisition resulted in a change in accounting basis and the financial statement presentation distinguishes between the “Predecessor” period, which reflects Genius’ results from January 1, 2018 through September 7, 2018 (prior to the Apax Investment), and the “Successor” periods, beginning on September 8, 2018, which reflect the new basis of accounting following the Apax Investment. This change in accounting basis is represented by a black line, which appears between the columns entitled Successor and Predecessor in the accompanying audited consolidated financial statements included elsewhere in this proxy statement prospectus and the discussion below, signifying that financial information for Successor periods is presented on a measurement basis different from financial information for the Predecessor period.

The Apax Investment resulted in, among other things, the step-up in basis of Genius’ amortizable intangible assets of approximately $130 million and the establishment of approximately $185 million in goodwill. As a result, Genius recorded higher expense for amortization of intangible assets in the Successor periods than in the Predecessor period, resulting in, among other impacts, higher cost of revenue and lower gross margin. In addition, in connection with the Apax Investment, Genius issued $56.2 million in Investor Loan Notes to Maven, a subsidiary of a fund advised by Apax, and other shareholders (see “ — Liquidity and Capital Resources — Debt”) and repaid $33.3 million outstanding debt as of the acquisition date, resulting in higher interest expense for the Successor periods relative to the Predecessor period. See Note 9 — Long-term Debt, to Genius’ audited consolidated financial statements for further details.

Foreign Exchange Exposure

Genius’ results of operations between periods are affected by changes in foreign currency exchange rates. Genius’ assets and liabilities and results of operations are translated from its functional currency, the British Pound Sterling (“GBP”) into its reporting currency, the United States Dollar (“USD”), which is Genius’ reporting currency, using the average exchange rate during the relevant period for income and expense items and the period-end exchange rate for assets and liabilities.

The effect of translating Genius’ functional currency amounts into USD is reported in accumulated other comprehensive income within shareholders’ equity but is not reported in Genius’ income statement. However, changes in GBP-USD exchange rate between periods directly impact the amount of revenue and expense reported by Genius, and therefore its results of operations between periods may not be comparable. Genius estimates that a hypothetical 10% appreciation of the USD against the GBP would have resulted in $6.1 million and $8.1 million decreases in reported revenue for 2019 and the nine months ended September 30, 2020, respectively. Throughout this proxy statement/prospectus, Genius reports certain items on a constant currency basis to facilitate comparability between periods. See “ — Non-GAAP Measures — Constant Currency,” below.

In addition, Genius is a global business that transacts with customers and vendors worldwide and makes and receives payments in several different currencies, and from time to time may also engage in intercompany transfers to and from its subsidiaries. Genius re-measures amounts payable on transactions denominated in currencies other than GBP into GBP and records the relevant gain or loss, which occurs due to timing differences between recognition of a transaction on the income statement and the related payment, under the income statement caption “gain (loss) on foreign currency.”

Genius does not hedge its foreign currency translation or transaction exposure, though it may do so in the future.

Seasonality

Genius’ products and services cover the entire sporting calendar, which from a global perspective is year-round. On the other hand, the relative importance of different sporting events varies based on the geographic locations in which Genius’ customers operate. Accordingly, Genius’ operations are subject to seasonal fluctuations that may result in revenue and cash flow volatility between fiscal quarters. For example, Genius’ revenue is typically impacted by the European soccer season calendars and the top tier men’s professional tennis calendar. Genius’ revenue trends may also be affected by the scheduling of major sporting events such as the FIFA World Cup or the cancellation/postponement of sporting events and races, such as the postponement of the 2019/2020 U.K. soccer season.

Key Factors Affecting Genius’ Performance

Genius’ financial position and results of operations depend to a significant extent on the following factors:

Ability to Acquire and Profitably Monetize Data Rights

Genius grows its business by acquiring new data rights and, in turn, selling the data and its other value-added services to sportsbooks. Genius’ data rights, and its ability to collect, distribute and monetize official sports data, are typically limited to the duration of the contract with the relevant sports organization. Accordingly, Genius’ growth prospects are impacted by its ability to obtain, retain and expand relationships with sports organizations on commercially viable terms.

To date, Genius has been able to secure data rights to non-Tier 1 sports at a relatively low cost. If data rights to more sports become subject to competitive bidding (as Tier 1 sports are today), then the cost of acquiring data rights may increase and, conversely, Genius’ ability to successfully acquire such rights on commercially reasonable terms (or at all) may be diminished. Genius is also able to monetize a significant number of events to which it has no official rights because the collection of such data for such events is not subject to legal or contractual restrictions If such events were to become subject to data use limitations, Genius may be required to incur higher data rights costs and/or secure data rights to fewer events, either of which could adversely impact its financial performance. Genius seeks to mitigate these risks through long-term mutually beneficial partnership agreements that embed indispensable technology within a sports league’s infrastructure in exchange for the grant of exclusive rights to collect, distribute and monetize official data and/or streaming content.

Industry Trends and Competitive Landscape

Genius operates within the global sports betting industry. H2 Gambling Capital projects that the industry’s GGR will grow from $31 billion in 2020 to $59 billion by 2025. See “Business of Genius — The Sports Betting Industry and Genius’ Opportunity.” Genius believes its industry-leading product offerings, strong technology platform, data integrity and established brand make it a partner of choice for many professional sports organizations and sportsbooks. Despite uncertainties related to future costs of acquiring official or exclusive rights to sports data, Genius believes that substantial barriers to entry are likely to favor its business model. Genius’ bespoke technology, developed over time specifically for (and embedded within the operating environment of) its sports league partners, would be difficult for most competitors to replicate.

Genius’ growth prospects also depend in part on continuing legalization of sports betting across the globe, for example in the United States. As of year-end 2020, 26 U.S. states, including Washington, DC for these purposes, have passed measures to legalize sports betting, of which 20 states have launched active sports betting industries with 14 states allowing mobile sports betting. This trend is expected to continue. H2 Gambling Capital projects that the U.S. sports betting market will generate an estimated $8 billion in GGR in 2025, up from an estimated $2 billion in 2020. Genius is already permitted to supply in ten U.S. states and intends to obtain licenses in other states as the legalization trend continues. Genius’ core European market is also expected to grow, as certain countries such as Germany remain in the early stages of liberalization and proliferation of sports betting. H2 Gambling Capital projects that the European sports betting market will generate an estimated $20 billion in GGR in 2025, up from an estimated $12 billion in 2020.

The process of securing the necessary licenses or partnerships to operate in any given jurisdiction may cost more and/or take longer than Genius anticipates. Further, legislative or regulatory restrictions, the cost of data rights to sports that are popular in a certain region, and betting and other taxes may make it less attractive or more difficult for Genius to successfully do business in a particular jurisdiction.

Key Components of Revenue and Expenses

Revenue

Genius generates revenue primarily through delivery of products and services to customers in connection with the following major product groups: Betting Technology, Content and Services, Sports Technology and Services and Media Technology, Content and Services. The following table shows Genius’ revenue split by product group, for the periods indicated:

	Successor				Predecessor
	Nine Months Ended September 30,		Year Ended December 31,	September 8 through December 31,	January 1 through September 7,
	2020	2019	2019	2018	2018
	(dollars, in thousands)
Revenue by Product Line
Betting Technology, Content and Services	$75,353	$59,790	$88,370	$21,581	$47,531
Sports Technology and Services	11,808	10,034	14,367	5,187	3,741
Media Technology, Content and Services	15,561	7,949	11,883	3,810	5,735

Total Revenue	$102,722	$77,773	$114,620	$30,578	$57,007

Betting Technology, Content and Services — revenue is primarily generated through the delivery of official sports data for in-game and pre-match betting and outsourced bookmaking services through the Genius’ proprietary sportsbook platform. Customers access Genius’ sportsbook platform and associated services through the cloud over the contract term. Customer contracts are typically either on (i) a “fixed” basis, requiring customers to pay a guaranteed minimum recurring fee for a specified number of events, with incremental per-event fees thereafter, or (ii) a “variable” basis, based on a percentage share of the customer’s GGR, typically with minimum payment guarantees. See “— Business Model — Long-Term Partnerships and Revenue Visibility.” Minimum guarantee amounts are generally recognized over the life of the contract on a straight-line basis, while generally variable fees based on profit sharing and per event overage fees are recognized as earned. Genius believes that its minimum payment guarantees provide for enhanced revenue visibility while the variable component of its contracts benefits Genius as its partners grow.

Sports Technology and Services — revenue is primarily generated through the delivery of technology that enables sports leagues and federations to capture, manage and distribute their official sports data, along with other tools and services, including software updates and technical support. These software solutions are tailored for specific sports. Genius primarily receives noncash consideration in the form of official sports data and streaming rights, along with other rights, in exchange for these services, particularly to non-Tier 1 sports organizations. Because there is not a readily determinable fair value for these unique data rights, Genius estimates the fair value of noncash consideration based on the standalone selling price of the services promised to customers. Revenue is recognized either ratably over the contract term or as the services are provided, by event or season, depending on the nature of the underlying promised product or service.

Media Technology, Content and Services — revenue is primarily generated from providing data-driven performance marketing technology and services, including personalized online marketing campaigns, to sportsbooks, sports leagues and federations, along with other global brands in the sports ecosystem. Genius typically offers its solutions on a fixed fee basis, which is generally prepaid by customers. Revenue is generally recognized over time as the services are performed using an input method based on costs to secure advertising space.

Costs and Expenses

Cost of revenue. Genius’ cost of revenue includes costs related to (i) amortization of intangible assets, mainly related to Genius’ capitalized internally developed software, along with Genius’ proprietary sports management technology platform and data rights recognized in connection with the Apax Investment under the acquisition method of accounting, (ii) fees for third-party data and streaming rights under executory contracts, (iii) data collection and production, third-party server and bandwidth and outsourced bookmaking, and (iv) advertising costs directly associated with Genius’ Media Technology, Content and Services offerings.

Genius believes that its cost of revenue is highly scalable over the longer term. While key components of cost of revenue, such as server and bandwidth costs and personnel costs related to revenue-generating activities, are variable, Genius expects them to grow at a slower pace than revenue. Other key costs, such as third-party data including those related to Genius’ EPL contract, are typically fixed. Genius also expects its gross margin to increase in the medium term, once the intangible assets stepped-up in connection with the Apax Investment are fully amortized.

Sales and marketing. Sales and marketing expenses consist primarily of sales personnel costs, including compensation, commissions and benefits, amortization of costs to obtain a contract associated with capitalized commissions costs, event attendance, event sponsorships, association memberships, marketing subscriptions, and third-party consulting fees.

Research and development. Research and development (“R&D”) expenses consist primarily of costs incurred for the development of new products related to Genius’ platform and services, as well as improving existing products and services. The costs incurred included related personnel salaries and benefits, facility costs, server and bandwidth costs, consulting costs, and amortization of production software costs.

R&D expenses can be volatile between periods, as Genius capitalizes a significant portion of its internally developed software costs in periods where a product completes the preliminary project stage and it is probable the project will be completed and performed as intended. Capitalized internally developed software costs are typically amortized in cost of revenue.

General and administrative. General and administrative expenses (“G&A”) consist primarily of administrative personnel costs, including executive salaries, bonuses and benefits, professional services (including legal, regulatory, audit and licensing-related), legal settlements and contingencies, rent expense, depreciation of property and equipment and amortization of trademarks, customer contracts and other acquired third-party software costs.

Transaction expenses. Transaction expenses consists primarily of advisory, legal, accounting, valuation, and other professional or consulting fees in connection with Genius’ corporate development activities. Direct and indirect transaction expenses in a business combination are expensed as incurred when the service is received.

Income tax expense. Genius accounts for income taxes using the asset and liability method whereby deferred income taxes are recognized for the tax consequences of temporary differences between the financial statement carrying amounts and the tax basis of the assets and liabilities. The provision for income taxes reflects income earned and taxed, mainly in the United Kingdom. Genius has recorded tax benefits or immaterial tax expense over the periods presented in this proxy statement/prospectus, reflecting its net losses. See Note 16 — Income Taxes, to Genius’ audited consolidated financial statements included elsewhere in this proxy statement/prospectus.

Non-GAAP Financial Measures

This proxy statement/prospectus includes certain non-GAAP financial measures.

Adjusted EBITDA

Genius presents Adjusted EBITDA, a non-GAAP performance measure, to supplement its results presented in accordance with U.S. GAAP. Adjusted EBITDA is defined as earnings before interest, income tax, depreciation and amortization and other items that are unusual or not related to Genius’ revenue-generating operations.

Adjusted EBITDA is used by management to evaluate Genius’ core operating performance on a comparable basis and to make strategic decisions. Genius believes Adjusted EBITDA is useful to investors for the same reasons as well as in evaluating Genius’ operating performance against competitors, which commonly disclose similar performance measures. However, Genius’ calculation of Adjusted EBITDA may not be comparable to other similarly titled performance measures of other companies. Adjusted EBITDA is not intended to be a substitute for any U.S. GAAP financial measure.

The following table presents a reconciliation of Genius’ Adjusted EBITDA to its net loss for the periods indicated.

	Successor				Predecessor
	Nine Months Ended September 30,		Year Ended December 31,	September 8 through December 31,	January 1 through September 7,
	2020	2019	2019	2018	2018
	(dollars, in thousands)
Consolidated net loss	$(16,843)	$(30,425)	$(40,207)	$(9,761)	$(15,527)
Adjusted for:
Net, interest expense	5,799	5,112	6,840	1,744	2,363
Income tax expense (benefit)	(3,171)	(1,468)	(5,366)	(1,258)	104
Amortization of acquired intangibles (1)	15,945	15,969	21,412	6,820	—
Other depreciation and amortization (2)	9,905	4,200	6,793	451	10,600
Transaction expenses	53	506	1,005	—	5,694
Litigation and related costs (3)	1,545	133	516	1,203	23
Other (4)	242	979	2,799	(165)	(1,959)

Adjusted EBITDA	$13,475	$(4,994)	$(6,208)	$(966)	$1,298

(1)

Includes amortization of intangible assets generated through the acquisition of Genius Sports by Topco, in connection with the Apax Investment, inclusive of amortization for data rights, marketing products, and Genius’ proprietary sports management technology platform.

(2)

Includes depreciation of Genius’ property and equipment, amortization of contract cost, and amortization of internally developed software and other intangible assets. Excludes amortization of intangible assets generated through the acquisition of Genius Sports by Topco, in connection with the Apax Investment.

(3)

Includes mainly legal and related costs in connection with non-routine litigation matters including 2019 settlement with Couchmans LLP and Couchmans Data Services limited, BetConstruct litigation and Sportradar litigation.

(4)	Includes gain/losses on disposal of assets, gain on sale of equity method investment, gain/losses on foreign currency and other restructuring costs.

On a constant currency basis, Adjusted EBITDA would have been ($5.0) million for the nine months ended September 30, 2019, and ($1.0) million and $1.2 million for the 2018 Successor period and the 2018 Predecessor period, respectively.

Constant Currency

Certain income statement items in this proxy statement/prospectus are discussed on a constant currency basis. As discussed under “Factors Affecting Comparability of Financial Information–Foreign Exchange Exposure” Genius’ results between periods may not be comparable due to foreign currency translation effects. Genius presents certain income statement items on a constant currency basis, as if GBP:USD exchange rate had remained constant period-over-period, to enhance the comparability of its results. Genius calculates income statement constant currency amounts by taking the relevant average GBP:USD exchange rate used in the preparation of its income statement for the more recent comparative period and applies it to the actual GBP amount used in the preparation of its income statement for the prior comparative period.

Constant currency amounts only adjust for the impact related to the translation of Genius’ consolidated financial statements from GBP to USD. Constant currency amounts do not adjust for any other translation effects, such as the translation of results of subsidiaries whose functional currency is other than GBP or USD, as such effects have not been material to date.

Results of Operations

Nine Months Ended September 30, 2020 Compared to the Nine Months Ended September 30, 2019

The following table summarizes Genius’ consolidated results of operations for the interim periods indicated.

	Nine Months Ended September 30,		Variance
	2020	2019	In dollars	In %
	(dollars, in thousands)
Revenue	$102,722	$77,773	$24,949	32%
Cost of revenue	77,042	60,323	16,719	28%

Gross profit	25,680	17,450	8,230	47%

Operating expenses:
Sales and marketing	10,024	10,656	(632)	-6%
Research and development	8,234	11,566	(3,332)	-29%
General and administrative	21,342	20,524	818	-4%
Transaction expenses	53	506	(453)	-90%

Total operating expense	39,653	43,252	(3,599)	-8%

Income (loss) from operations	(13,973)	(25,802)	11,829	-46%

Interest income (expense), net	(5,799)	(5,112)	(687)	13%
Gain (loss) on disposal of assets	—	3	(3)	-100%
Gain (loss) on foreign currency	(242)	(982)	740	-75%

Total other income (expenses)	(6,041)	(6,091)	50	-1%

Loss before income taxes	(20,014)	(31,893)	11,879	-37%
Income tax benefit	3,171	1,468	1,914	130%

Net loss	$(16,843)	$(30,425)	$13,793	-45%

Revenue

Revenue was $77.8 million for the nine months ended September 30, 2019 compared to $102.7 million for the nine months ended September 30, 2020. Revenue increased $24.9 million, or 32%. On a constant currency basis, revenue would have increased $25.1 million, or 32%, in the nine months ended September 30, 2020.

Betting & Technology, Content and Services revenue increased $15.6 million, or 26%, from $59.8 million for the nine months ended September 30, 2019 to $75.4 million for the nine months ended September 30, 2020. Growth in business with existing customers as a result of price increases on contract renewals and renegotiations powered by Genius’ official data rights strategy, expansion of value-add services, and new service offerings contributed $13.9 million to the increase, while another $4.5 million was attributable to new customer acquisitions, while a further $3.1 million was driven by increased customer utilization of Genius’ available event content. Events under official data rights increased from 136,430 as of September 30, 2019 to 154,273 as of September 30, 2020. These positive impacts were partially offset by $5.9 million in one-time customer discounts due to the impact of COVID-19, which adversely impacted revenue in the second and third quarters of 2020.

Sports Technology and Services revenue increased $1.8 million, or 18%, from $10.0 million for the nine months ended September 30, 2019 to $11.8 million for the nine months ended September 30, 2020, primarily driven by expanded services provided to existing sports league and federation customers across all tiers of sport. Revenue for contracts where Genius receives noncash consideration in the form of official sports data and streaming rights was $7.5 million in the nine months ended September 30, 2020 compared to $6.0 million in the nine months ended September 30, 2019.

Media Technology, Content and Services revenue increased $7.6 million, or 96%, from $7.9 for the nine months ended September 30, 2019 to $15.6 million for the nine months ended September 30, 2020, primarily driven by the acquisition of new customers in the Americas and Europe primarily for programmatic advertising services.

Cost of revenue

Cost of revenue was $60.3 million for the nine months ended September 30, 2019, compared to $77.0 million for the nine months ended September 30, 2020. The $16.7 million increase in cost of revenue is primarily driven by increased data rights costs and increased amortization of capitalized software development costs.

Data rights costs were $14.3 million for the nine months ended September 30, 2019 and $25.8 million for the nine months ended September 30, 2020. This increase is driven primarily by the U.K. soccer data rights contract Genius entered into in 2019. Amortization of capitalized software development costs was $2.8 million for the nine months ended September 30, 2019 and $7.8 million for the nine months ended September 30, 2020. This increase is driven primarily by Genius’ continued investment in new product offerings which has resulted in increased capitalization of internally developed software costs since the Apax Investment.

Sales and marketing

Sales and marketing expenses were $10.7 million for the nine months ended September 30, 2019, compared to $10.0 million for the nine months ended September 30, 2020. The $0.7 million decrease is primarily due to decreased marketing and advertising events sponsorships and decreased staff costs in the wake of the COVID-19 pandemic, where Genius shortened staff working weeks, and commenced a hiring freeze.

Research and development

Research and development expenses were $11.6 million for the nine months ended September 30, 2019, compared to $8.2 million for the nine months ended September 30, 2020. The $3.4 million decrease is primarily due to decreased staff costs in the wake of the COVID-19 pandemic, where Genius shortened staff working weeks, and commenced a hiring freeze.

General and administrative

General and administrative expenses were $20.5 million for the nine months ended September 30, 2019, compared to $21.3 million for the nine months ended September 30, 2020. The $0.8 million increase was mainly driven by costs incurred in the period related to implementation of a new ERP system, partially offset by decreased staff costs in the wake of the COVID-19 pandemic, where Genius shortened staff working weeks, and commenced a hiring freeze.

Transaction expenses

Transaction expenses were $0.5 million for the nine months ended September 30, 2019, compared to $0.1 million for the nine months ended September 30, 2020, primarily due to higher corporate development activity in the nine months ended September 30, 2019.

Interest expense, net

Interest expense, net was $5.1 million for the nine months ended September 30, 2019, compared to $5.8 million for the nine months ended September 30, 2020. The $0.7 million increase in the nine months ended September 30, 2020 was mainly driven by the additional issuance of Genius’ Investor Loan Notes in late 2019.

Foreign currency gain (loss)

Genius recorded a foreign currency loss of $1.0 million for the nine months ended September 30, 2019 and a $0.2 million foreign currency loss for the nine months ended September 30, 2020. The loss in the nine months ended September 30, 2020 was mainly due to the appreciation of the GBP against local currencies during that period.

Income tax benefit

Income tax benefit was $1.5 million for the nine months ended September 30, 2019 and a $3.2 million benefit for the nine months ended September 30, 2020. The increase in the benefit was driven by a mix of earnings and valuation allowance movements.

Net loss

Net loss was $30.4 million for the nine months ended September 30, 2019 and $16.8 million for the nine months ended September 30, 2020.

Year Ended December 31, 2019 Compared to the Successor Period from September 8 through December 31, 2018 and the Predecessor Period from January 1 through September 7, 2018

The following table summarizes Genius’ consolidated results of operations for the years indicated. The acquisition of Genius Sports by Topco, in connection with the Apax Investment resulted in a change in accounting basis and the financial statement presentation distinguishes results for the “Successor” periods following the Apax Investment from the “Predecessor” period, from January 1, 2018 through September 7, 2018. See “— Factors Affecting Comparability of Financial Information — The Apax Investment.”

	Successor		Predecessor
	Years Ended December 31,	September 8 through December 31,	January 1 through September 7,
	2019	2018	2018
Revenue	$114,620	$30,578	$57,007
Cost of Revenue	89,311	20,780	31,026

Gross Profit	25,309	9,798	25,981

Operating expenses:
Sales and marketing	17,711	4,300	9,334
Research and development	13,290	6,862	9,555
General and administrative	29,492	8,076	9,195
Transaction expenses	1,005	—	5,694

Total operating expense	61,498	19,238	33,778

Income (loss) from operations	(36,189)	(9,440)	(7,797)

Warrant and derivative adjustment	—	—	(7,222)
Interest income (expense), net	(6,840)	(1,744)	(2,363)
Gain (loss) on disposal of assets	(7)	(5)	12
Gain on sale of equity method investment	—	—	1,800
Gain (loss) on foreign currency	(2,537)	170	147

Total other income (expenses)	(9,384)	(1,579)	(7,626)
Loss before income taxes	(45,573)	(11,019)	(15,423)
Income tax benefit (expense)	5,366	1,258	(104)

Net loss	$(40,207)	$(9,761)	$(15,527)

Revenue

Revenue was $57.0 million for the 2018 Predecessor period and $30.6 million for the 2018 Successor period compared to $114.6 million for fiscal 2019. On a pro forma basis, assuming the Apax Investment occurred on January 1, 2018, revenue increased $27.0 million, or 31%, from $87.6 million in fiscal 2018 to $114.6 million in fiscal 2019. On a pro forma constant currency basis, revenue would have increased $30.6 million, or 37%, in fiscal 2019 compared with fiscal 2018.

On a pro forma basis, Betting Technology, Content and Services revenue increased $19.3 million, or 28%, from $69.1 million in fiscal 2018 to $88.4 million in fiscal 2019. Growth in business with existing customers as a result of price increases on contract renewals and renegotiations powered by Genius’ official data rights strategy, expansion of value-add services, and new service offerings contributed $7.5 million to the increase, another $4.5 million of the increase was attributable to new customer acquisitions, while a further $7.3 million was driven by increased customer utilization of Genius’ available event content. Events under official data rights increased from 105,790 as of December 31, 2018 to 142,083 as of December 31, 2019.

On a pro forma basis, Sports Technology and Services revenue increased $5.4 million, or 61%, from $8.9 million in fiscal 2018 to $14.4 million in fiscal 2019, primarily driven by continued relationships with sports leagues and federations across all tiers of sport. Revenue for contracts where Genius receives noncash consideration in the form of official sports data and streaming rights was $7.9 million in fiscal 2019 compared to $3.3 million in fiscal 2018.

On a pro forma basis, Media Technology, Content and Services revenue increased $2.3 million, or 24%, from $9.5 million in fiscal 2018 to $11.9 million in fiscal 2019, primarily driven by the acquisition of new customers in the Americas and Europe primarily for programmatic advertising services.

Cost of revenue

Cost of revenue was $31.0 million for the 2018 Predecessor period and $20.8 million for the 2018 Successor period, compared to $89.3 million for fiscal 2019. The trend in cost of revenue in fiscal 2019 is primarily related to increased data rights costs and amortization of acquired intangible assets.

Data rights costs were $3.7 million in the 2018 Predecessor period, $5.7 million in the 2018 Successor period, and $23.8 million for fiscal 2019, with the fiscal 2019 amount driven primarily by Genius’ entry into its exclusive U.K. soccer data rights contract in May 2019 and other lower tiered sports. Amortization of acquired intangible assets was $6.8 million for the 2018 Successor period and $21.4 million for fiscal 2019. Amortization of capitalized software development costs was $9.0 million in the 2018 Predecessor period, $0.2 million for the 2018 Successor period and $4.9 million for fiscal 2019. In addition, increases in data collection, media related, and server costs in fiscal 2019 contributed to the trend.

Sales and marketing

Sales and marketing expenses were $9.3 million for the 2018 Predecessor period and $4.3 million for the 2018 Successor period, compared to $17.7 million for fiscal 2019. The increase in fiscal 2019 reflects growing staff costs and sponsorships, roughly in line with Genius’ revenue growth as Genius ventures into new markets.

Research and development

Research and development expenses were $9.6 million for the 2018 Predecessor period and $6.9 million for the 2018 Successor period, compared to $13.3 million for fiscal 2019. The decrease in fiscal 2019 was primarily driven by Genius capitalizing a significant portion of internally developed software costs in the period as a result of new products completing the preliminary project stage and becoming probable of completion in the period.

General and administrative

General and administrative expenses were $9.2 million for the 2018 Predecessor period and $8.1 million for the 2018 Successor period, compared to $29.5 million for fiscal 2019. The increase in fiscal 2019 was due mainly to Genius’ continued geographic and market expansion, which resulted in increases to corporate costs, including staff, legal, professional, and other ancillary costs.

Transaction expenses

Transaction expenses were $5.7 million for the 2018 Predecessor period and $1.0 million for fiscal 2019. The transaction expenses for the 2018 Predecessor period related to sell-side transaction costs incurred in connection with the Apax Investment.

Warrant and derivative adjustment

Warrant and derivative remeasurement expense was $7.2 million for the 2018 Predecessor period, reflecting the settlement of the warrants and certain loan instruments in connection with the Apax Investment.

Interest expense, net

Interest expense, net was $2.4 million for the 2018 Predecessor period and $1.7 million for the 2018 Successor period, compared to $6.8 million for fiscal 2019. The increase in fiscal 2019 corresponds with the increase in outstanding debt on Investor Loan Notes issued in connection with the Apax Investment.

Gain on sale of equity method investment

Genius sold an equity method investment, in a company named PointsBet, in the 2018 Predecessor period, resulting in a gain on sale of $1.8 million.

Foreign currency gain (loss)

Genius recorded a foreign currency gain of $0.1 million for the 2018 Predecessor period, gain of $0.2 million for the 2018 Successor period, and a $2.5 million foreign currency loss for fiscal 2019. The loss in fiscal 2019 was mainly due to GBP exchange rate volatility, reflecting the effects the U.K.’s withdrawal from the European Union.

Income tax benefit (expense)

Income tax benefit (expense) was an expense of $0.1 million for the 2018 Predecessor period, a $1.3 million benefit for the 2018 Successor period and a $5.4 million benefit for fiscal 2019. The increase in benefit in fiscal 2019 was due to the corresponding increase in net loss before income taxes.

Net loss

Net loss was $15.5 million for the 2018 Predecessor period, $9.8 million for the 2018 Successor period and $40.2 million for fiscal 2019.

Liquidity and Capital Resources

Genius measures liquidity in terms of its ability to fund the cash requirements of its business operations, including working capital and capital expenditure needs, contractual obligations and other commitments, with cash flows from operations and other sources of funding. Genius’ current working capital needs relate mainly to launching its product offerings and acquiring new data rights in new geographies, as well as compensation and benefits of its employees. Genius’ recurring capital expenditures consist primarily of internally developed software costs and property and equipment (such as buildings, IT equipment, and furniture and fixtures). Genius expects its capital expenditure and working capital requirements to increase as it continues to expand its product offerings across the United States, but has not made any firm capital commitments. Genius’ ability to expand and grow its business will depend on many factors, including its working capital needs and the evolution of its operating cash flows.

Genius had $8.9 million in cash and cash equivalents as of September 30, 2020. On a pro forma basis, assuming the Business Combination closed on that date, cash and cash equivalents would have amounted to between approximately $104.0 million and $156.0 million, depending on the extent of redemptions by dMY shareholders. Management believes Genius’ operating cash flows, together with amounts available under its Overdraft Facility (as defined below), its cash on hand and the cash it expects to obtain as a result of the Business Combination (including the proceeds of the PIPE Investment, as discussed above under “Summary of the Material Terms of the Business Combination”), will be sufficient to meet its working capital and capital expenditure requirements for a period of at least twelve months from the date of this proxy statement/prospectus.

Genius cannot guarantee that its available cash resources will be sufficient to meet its liquidity needs. Genius may need additional cash resources due to changed business conditions or other developments, including unanticipated regulatory developments, significant acquisitions or competitive pressures. Genius believes that its cash on hand following the consummation of the Business Combination will be sufficient to meet its working capital and capital expenditure requirements for the next twelve months. To the extent that its current resources are insufficient to satisfy its cash requirements, Genius may need to seek additional equity or debt financing. If the needed financing is not available, or if the terms of financing are less desirable than expected, Genius may be forced to decrease its level of investment in new product launches and related marketing initiatives or to scale back its existing operations, which could have an adverse impact on its business and financial prospects.

Debt

Genius had $76.7 million and $73.2 million in debt outstanding as of September 30, 2020 and December 31, 2019, respectively. Substantially all of this debt is held by its investors and management personnel (primarily Apax) in the form of unsecured Investor Loan Notes bearing interest at 10% annually. Genius expects to repay the Investor Loan Notes in full upon the consummation of the Business Combination.

In addition, Genius has a £150 thousand overdraft facility (the “Overdraft Facility”), which was undrawn at the date of this proxy statement/prospectus.

Cash Flows

The following table summarizes Genius’ cash flows for the periods indicated.

	Successor				Predecessor
	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019	Year Ended December 31, 2019	September 8 through December 31, 2018	January 1 through September 7, 2018
	(dollars in thousands)
Net cash provided by (used in) operating activities	$17,648	$(4,674)	$2,492	$(193)	$8,839

Net cash provided by (used in) investing activities	(14,635)	(18,218)	(24,623)	(5,887)	(12,095)

Net cash provided by (used in) financing activities	75	5,571	6,931	(211)	3,566

Operating activities

Net cash provided by operating activities was $17.6 million for the nine months ended September 30, 2020, while net cash used in operating activities was $4.7 million for the nine months ended September 30, 2019. For the nine months ended September 30, 2020, net cash provided by operating activities was primarily driven by the impact of Genius’ net income net of non-cash items ($12.6 million) and changes in working capital ($5.0 million). For the nine months ended September 30, 2019, net cash used by operating activities primarily reflected the impact of Genius’ net loss net of non-cash items ($6.2 million) partially offset by changes in working capital of $1.5 million.

Net cash provided by operating activities was $2.5 million and $8.8 million for the year ended December 31, 2019 (Successor) and the period from period from January 1, 2018 through September 7, 2018 (Predecessor), respectively, while net cash used in operating activities was $0.2 million for the period from September 8, 2018 through December 31, 2018 (Successor). In fiscal 2019, cash provided by operating activities reflected primarily by the change in working capital of $11.5 million, offset by net loss net of non-cash items of $9.0 million. For the 2018 Predecessor period, cash provided by operating activities primarily reflected the change in operating working capital of $7.0 million and net income net of non-cash items ($1.8 million).

Investing activities

Net cash used in investing activities was $14.6 million and $18.2 million for the nine months ended September 30, 2020 and 2019, respectively, and was primarily driven by capital expenditures, including internally developed software costs, IT equipment, and furniture and fixtures.

Net cash used in investing activities was $24.6 million, $5.9 million and $12.1 million for the year ended December 31, 2019 (Successor), the period from September 8, 2018 through December 31, 2018 (Successor), and the period from January 1, 2018 through September 7, 2018 (Predecessor), respectively. For the year ended December 31, 2019, investing cash flows primarily reflect internally developed software costs of $20.8 million and purchases of property and equipment of $3.2 million. For the 2018 Successor period, investing cash flows primarily reflect $5.7 million for capital expenditures, including internally developed software, IT equipment, and furniture and fixtures. For the 2018 Predecessor period, investing cash flows primarily reflect internally developed software costs of $13.2 million, partially offset by proceeds of $2.0 million from the sale of Genius’ equity method investment in PointsBet in January 2018.

Financing activities

Net cash provided by financing activities was $0.1 million and $5.6 million for the nine months ended September 30, 2020 and 2019, respectively. Cash provided by financing activities during the nine months ended September 30, 2019 was primarily driven by proceeds of $5.0 million from the issuance of common and preference shares to certain investors and employees.

Net cash provided by financing activities was $6.9 million and $3.6 million for the year ended December 31, 2019 (Successor) and the period from period from January 1, 2018 through September 7, 2018 (Predecessor), respectively, while net cash used in financing activities was $0.2 million for the period from September 8, 2018 through December 31, 2018 (Successor). Cash provided by financing activities in fiscal 2019 was primarily driven by proceeds of $6.2 million from the issuance of common and preference stock to Apax and other investors. Cash used in financing activities in the 2018 Successor period was driven mainly by the payment of contingent consideration of $0.2 million. Cash provided by financing activities during the 2018 Predecessor period was driven by net proceeds from borrowings of $4.8 million and partially offset by contingent consideration payments of $1.2 million.

Contractual Obligations, Commitments and Contingencies

The following table and the information that follows summarizes Genius’ contractual commitments for the payment of cash as of September 30, 2020.

	Payments Due by Period
		Less than	1 - 3	3 - 5	More than
	Total	1 Year	Years	Years	5 years
	(dollars, in thousands)
Contractual Obligations:
Operating lease obligations(1)	$24,255	$4,849	$9,316	$6,281	$3,809
Debt(2)	76,669	25	50	53	76,541
Data license agreements(3)	119,882	30,506	60,357	28,309	710

Total	$220,806	$35,380	$69,723	$34,643	$81,060

(1)	Includes operating leases of corporate office facilities.
(2)	Includes the Shareholder loans. See “Liquidity and Capital Resources — Debt” above for applicable interest rates and other relevant terms.
(3)	Includes Genius’ obligations under its exclusive U.K. soccer data rights contract, among others. See “Business Model — Events Under Official Rights.”.

Investor Commitment

Certain investment funds affiliated with Apax provided Maven Debtco Limited (“Maven Debtco”), an affiliate of Genius, with a commitment letter in support of a guarantee issued by Maven Debtco to Barclays Bank PLC in connection with a bank guarantee, drawable for an aggregate amount of up to £30 million, that Barclays provided to Football Dataco Limited to secure Genius’ obligations under its exclusive EPL data rights agreement. Genius intends to terminate this commitment at or anytime in the one year following consummation of the Business Combination.

Off-Balance Sheet Arrangements

As of September 30, 2020, Genius did not have any off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K.

Critical Accounting Policies and Estimates

Genius’ consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. Preparation of the financial statements requires Genius’ management to make judgments, estimates and assumptions that impact the reported amount of revenue and expenses, assets and liabilities and the disclosure of contingent assets and liabilities. Management considers an accounting judgment, estimate or assumption to be critical when (1) the estimate or assumption is complex in nature or requires a high degree of judgment and (2) the use of different judgments, estimates and assumptions could have a material impact on Genius’ consolidated financial statements. Genius’ significant accounting policies are described in Note 1 — Description of Business and Significant Accounting Policies, to Genius’ audited consolidated financial statements included elsewhere in this proxy statement/prospectus. Genius’ critical accounting policies are described below.

Revenue Recognition

Genius applies judgement in determining whether it is the principal or agent in providing products and services to customers. Genius generally controls all products and services before transfer to customers as Genius is primarily responsible to deliver products and services to customers, bears inventory risk, and has discretion in establishing prices.

Accounting for contracts recognized over time under ASC 606, Revenue from Contracts with Customers (“ASC 606”). Revenue involves the use of various techniques to estimate total contract revenue and costs. Due to uncertainties inherent in the estimation process, it is possible that estimates of variable consideration or costs to complete a performance obligation will be revised in the near-term. Genius reviews and updates its contract-related estimates, and records adjustments as needed.

Genius determines the standalone selling price of goods or services based on an observable standalone selling price when it is available, as well as other factors, including standalone sales of similar goods or services, cost plus a reasonable margin, the price charged to customers, discounting practices, and overall pricing objectives, while maximizing observable inputs. For Sports Technology and Services, Genius primarily receives noncash consideration in the form of official sports data and streaming rights, along with other rights. Because there is not a readily determinable fair value for these unique data rights, Genius estimates the fair value of noncash consideration by reference to the standalone selling price of the services promised to the customer.

For Betting Technology, Content and Services contracts with variable consideration associated with overages to the extent Genius’ estimate of the transaction price, including consideration of the constraint changes, Genius records a cumulative-effect adjustment to adjust revenue recognized to date. For those performance obligations for which revenue is recognized using an input method, changes in total estimated costs, and related progress towards complete satisfaction of the performance obligation, are recognized on a cumulative catch-up basis in the period in which the revisions to the estimates are made.

Internally Developed Software

Genius capitalizes software that is developed for internal use in accordance with the guidance in ASC 350-40, Intangibles, Goodwill and Other — Internal-Use Software (“ASC 350-40”). ASC 350-40 requires that costs related to preliminary project activities and post implementation activities are expensed as incurred. Judgment is required in determining when development costs can be capitalized. Qualifying costs incurred to develop software for internal use are capitalized when (i) the preliminary project stage is completed, (ii) management has authorized further funding for the completion of the project and (iii) it is probable that the project will be completed and performed as intended. These capitalized costs include salaries for employees who devote time directly to developing internal-use software and external direct costs of services consumed in developing the software. Capitalization of these costs ceases once the project is substantially complete and the software is ready for its intended purpose. Internally developed software is amortized using the straight-line method over an estimated useful life of three years and the related amortization expense is classified as cost of revenue in the consolidated statements of operations. Genius evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

Business Combinations

Genius accounts for acquisitions in accordance with ASC 805, Business Combinations (“ASC 805”). Genius allocates the fair value of consideration transferred to the tangible and intangible assets acquired, and liabilities assumed based on their estimated fair values. The excess of the fair value of consideration transferred over the fair values of these identifiable assets and liabilities is recorded as goodwill. Such valuations require Genius to make significant estimates and assumptions, especially with respect to intangible assets. Critical estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from acquired data rights, acquired technology, customer contracts and tradenames, useful lives, and discount rates.

Genius’ estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual values may differ from estimates. Allocation of consideration transferred to identifiable assets and liabilities affects Genius’ amortization expense, as acquired finite-lived intangible assets are amortized over their useful lives, whereas any indefinite lived intangible assets, including goodwill, are not amortized. During the measurement period, which is not to exceed one year from the acquisition date, Genius may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded to earnings.

Recently Adopted and Issued Accounting Pronouncements

Recently issued and adopted accounting pronouncements are described in Note 1 — Description of Business and Summary of Significant Accounting Policies, to Genius’ audited consolidated financial statements included elsewhere in this proxy statement/prospectus.

Emerging Growth Company Accounting Election

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. NewCo is an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and has elected to take advantage of the benefits of this extended transition period. Following the consummation of the Business Combination, NewCo is expected to remain an emerging growth company at least through the end of the 2021 fiscal year. This may make it difficult to compare NewCo’s financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period because of the potential differences in accounting standards used.

Quantitative and Qualitative Disclosures about Market Risk

Genius’ primary and currently only material market risk exposure is to foreign currency exchange. See “Factors Affecting Comparability of Financial Information–Foreign Exchange Exposure” above for additional information about Genius’ foreign currency exposure and sensitivity analysis.

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management of NewCo

The following table sets forth information regarding the beneficial ownership of dMY common stock as of March 22, 2021 and NewCo ordinary shares immediately following consummation of the Business Combination by:

•	each person known by dMY to be the beneficial owner of more than 5% of dMY common stock;

•	each of dMY’s current executive officers and directors;

•	all of dMY’s current executive officers and directors as a group;

•	each person expected by NewCo to be the beneficial owner of more than 5% of the outstanding NewCo ordinary shares after the consummation of the Business Combination;

•	each person who is expected to become an executive officer or a director of NewCo upon consummation of the Business Combination; and

•	all of NewCo’s executive officers and directors following consummation of the Business Combination as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Pursuant to the Current Charter, each share of common stock entitles the holder to one vote per share. Pursuant to the NewCo Governance Documents, each NewCo ordinary share will entitle the holder to one vote.

The beneficial ownership of the dMY common stock prior to the Business Combination is based on 34,500,000 shares of common stock outstanding as of March 22, 2021, of which 27,600,000 were Class A Shares and 6,900,000 were Class B Shares.

The expected beneficial ownership of NewCo ordinary shares post-Business Combination is based on 167,698,105 NewCo ordinary shares issued and outstanding, assuming no redemption, and 160,365,000 NewCo ordinary shares issued and outstanding, assuming maximum redemption, and assumes (i) issuance of 33,000,000 NewCo ordinary shares in the PIPE Investment, and (ii) that the amount in the Trust Account (assuming no redemption) is $276,127,156 (which was the approximate value of the Trust Account as of March 22, 2021). The expected beneficial ownership percentages set forth below do not take into account (i) warrants that will remain outstanding immediately following the Business Combination and may be exercised thereafter (commencing upon the later to occur of 12 months from, the closing of the IPO (i.e., August 18, 2021) and 30 days after the Closing) or (ii) up to 11,618,401 Restricted Shares issued pursuant to the terms and conditions of the Reorganization as set forth in the Business Combination Agreement, but take into account the Class B Shares, which at Closing will convert on a one-for-one basis into 6,900,000 Class A Shares. If the actual facts are different than these assumptions, the numbers in the below table will be different.

	Pre-Business Combination		Post-Business Combination (Assuming No Redemptions)		Post-Business Combination (Assuming Max Redemptions)
Name of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Shares	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares
dMY Directors and Executive Officers Pre-Business Combination(1)
Harry L. You(2)(3)	6,825,000	19.8%	6,825,000	4.1%	6,825,000	4.3%
Niccolo de Masi(3)	—	—	—	—	—	—
Darla Anderson(3)	25,000	*	25,000	*	25,000	*
Francesca Luthi(3)	25,000	*	25,000	*	25,000	*
Charles E. Wert(3)	25,000	*	25,000	*	25,000	*
All directors and executive officers Pre-Business Combination as a group	6,900,000	20.0%	6,900,000	4.1%	6,900,000	4.3%
dMY Five Percent Holders Pre-Business Combination
dMY Sponsor II, LLC(2)(3)	6,825,000	19.8%	6,825,000	4.1%	6,825,000	4.3%
Certain funds managed by Millennium Group Management, LLC (4)	2,075,000	6.0%	2,075,000	1.2%	2,075,000	1.3%
Granahan Investment Management, Inc.(5)	3,436,892	10.0%	3,436,892	2.0%	3,436,892	2.1%
Certain funds managed by Fred Alger Management, LLC.(6)	5,046,444	14.6%	5,046,444	3.0%	5,046,444	3.1%
NewCo Directors and Executive Officers Post-Business Combination
Mark Locke(7)	615,599	22.6%	17,335,684	10.3%	19,352,080	12.0%
Albert Costa Centena (7)	—	—	—	—	—	—
Gabriele Cipparrone(7)	—	—	—	—	—	—
Roxana Mirica(7)	—	—	—	—	—	—
Niccolo de Masi (1)	—	—	—	—	—	—
Harry L. You(1)(2)(3)	6,825,000	19.8%	6,825,000	4.1%	6,825,000	4.3%
Daniel Burns(7)	1,780	*	74,969	*	93,500	*
Nicholas Taylor(7)	44,666	*	663,777	*	663,777	*
Steven Burton(7)	40,538	*	1,068,673	*	1,088,044	*
Jack Davison(7)	42,578	*	1,155,987	*	1,201,133	*
Campbell Stephenson(7)	49,637	*	1,454,371	*	1,573,969	*
All directors and executive officers Post-Business Combination as a group		%		%		%
NewCo Five Percent Holders Post-Business Combination
Maven TopHoldings SARL(8)	1,568,702	64.8%	66,070,886	39.4%	82,403,944	51.4%
Funds and Accounts Managed by Caledonia(9)	—	—	14,000,000	8.3%	14,000,000	8.7%

*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the entities or individuals listed is 1180 North Town Center Drive, Suite 100 Las Vegas, Nevada 89144.
(2)	Does not include 5,013,333 shares of Class A Common Stock underlying private placement warrants that may not become exercisable within 60 days of the date hereof.

(3)

dMY Sponsor, LLC is the record holder of the shares reported herein. Each of dMY’s current officers and directors are among the members of the Sponsor, and Mr. You is the manager of the Sponsor. Mr. You has voting and investment discretion with respect to the common stock held of record by the Sponsor. Each of dMY’s current officers and directors other than Mr. You disclaims any beneficial ownership of any shares held by the Sponsor.

(4)

According to a Schedule 13G filed with the SEC on August 20, 2020, on behalf of Integrated Core Strategies (US) LLC (“ICS”), Riverview Group LLC, ICS Opportunities, Ltd. (“Riverview”), Millennium International Management LP (“Millennium International”), Millennium Management LLC “Millennium Management”), Millennium Group Management LLC (“Millennium Group”) and Israel A. Englander, each of which share voting and dispositive power with respect to certain of the reported shares shown above. Millennium International is the investment manager to ICS. Millennium Management is the general partner of the managing member of ICS and Riverview and the general partner of the owner of ICS. Millennium Group is the managing member of Millennium Management and the general partner of Millennium International. The managing member of the Millennium Group is a trust of which Mr. Englander is the sole voting trustee. The business address of this stockholder is 666 Fifth Avenue, New York, NY 10103.

(5)

According to a Schedule 13G filed with the SEC on January 11, 2021, on behalf of Granahan Investment Management, Inc. (“Granahan”). The business address of Granahan is 404 Wyman Street, Suite 460, Waltham, MA 02451.

(6)

According to a Schedule 13G/A filed with the SEC on February 10, 2021, on behalf of Alger Associates, Inc. (“AAI”), Alger Group Holdings, LLC (“AGH”) and Fred Alger Management, LLC (“FAM” and, together with AAI and AGH, “Alger”). Alger shares beneficial ownership of the shares reported. FAM, a registered investment adviser, is a wholly owned subsidiary of AGH, a holding company. AGH is a wholly owned subsidiary of AAI, a holding company. The business address of Alger is 360 Park Avenue South, New York, NY 10010.

(7)	The business address of this stockholder is 33 Jermyn St, St. James’s, London SW1Y 6DN, United Kingdom.
(8)

Maven TopHoldings SARL is beneficially owned by Apax IX EUR L.P., Apax IX EUR Co-Investment L.P., Apax IX USD L.P. and Apax IX USD Co-Investment L.P. Apax IX EUR GP L.P. Inc., a Guernsey limited partnership, is the general partner of each of Apax IX EUR L.P. and Apax IX EUR Co-Investment L.P., and Apax IX USD GP L.P. Inc., a Guernsey limited partnership, is the general partner of each of Apax IX USD L.P. and Apax IX USD Co-Investment L.P. (together with Apax IX EUR L.P., Apax IX EUR Co-Investment L.P. and Apax IX USD L.P., the “Apax IX Fund”). Apax IX GP Co. Limited, a Guernsey company, is the general partner of Apax IX EUR GP L.P. Inc. and Apax IX USD GP L.P. Inc. Apax IX EUR GP L.P. Inc. and Apax IX USD GP L.P. Inc. are responsible for the general administration of the Apax IX Fund and have appointed Apax IX GP Co. Limited as investment manager of the Apax IX Fund, to be responsible for the investment management for, and making investment decisions on behalf of, the Apax IX Fund. The directors of Apax IX GP Co. Limited are Simon Cresswell, Andrew Guille, Martin Halusa, Paul Meader and David Staples. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based upon the foregoing analysis, no individual director of Apax IX GP Co. Limited exercises voting or dispositive control over any of the securities in Maven TopHoldings SARL, even those securities in which he directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such securities. The business address of this stockholder is 1-3, Boulevard de la Foire, L1528 Luxembourg, Grand Duchy of Luxembourg.

(9)

Includes (i) GSA Cal Pty. Ltd., (ii) AES Caledonia Fund, (iii) ALD Investment Fund, (iv) Caledonia Carbrook Trust, (v) Caledonia Global Fund, (vi) CJH Family Trust, (vii) GJJ Family Trust, (viii) IDD Caledonia Trust, (vix) Caledonia Indweco Trust, (x) JA Darling Caledonia Trust, (xi) JSD Caledonia Trust, (xii) Longbridge Caledonia Investment Trust, (xiii) MAN Caledonia Investment Trust, (xiv) MGD Investment Fund, (xv) MJM Caledonia Investment Trust, (xvi) Caledonia Siddle Family Investment Fund, (xvii) SMD Investment Trust, (xviii) AJM Australian Holdings LLC and, (xix) AJM Caledonia LLC (collectively, the “Caledonia AU Funds”). Caledonia (Private) Investments Pty Limited is the investment manager of the

Caledonia AU Funds and, therefore, has investment and voting power over the securities. The address of the Caledonia AU Funds is c/o Caledonia (Private) Investments Pty Limited, Level 10, 131 Macquarie Street, Sydney, NSW 2000 Australia. In addition, also includes (i) Caledonia GEM Fund, (ii) Caledonia Master Fund Ltd., (iii) Caledonia Aggregated Fund LLC, and (iv) Caledonia Concentrated Fund LP (collectively, the “Caledonia US Funds”). Caledonia US, LP is the investment manager of the Caledonia US Funds and, therefore, has investment and voting power over the securities. The address of the Caledonia US Funds is c/o Caledonia US, LP, 650 Madison Avenue, 24th Floor, New York, New York 10022.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

dMY Related Person Transactions

Founder Shares

On June 18, 2020, the Sponsor paid for certain offering costs for an aggregate price of $25,000 in exchange for issuance of 5,750,000 Founder Shares. On August 13, 2020, dMY effected a 1:1.2 stock split of the Class B Shares, resulting in an aggregate of 6,900,000 Founder Shares outstanding. The initial stockholders agreed to forfeit up to 900,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters in the IPO. The forfeiture would be adjusted to the extent that the over-allotment option was not exercised in full by the underwriters so that the Founder Shares would represent 20.0% of the common stock after the IPO. The underwriters exercised their over-allotment option in full; thus, no Founder Shares were forfeited.

The Founders have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (i) one year after the completion of the initial business combination; and (ii) the date following the completion of the initial business combination on which dMY completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of dMY’s stockholders having the right to exchange their common stock for cash, securities or other property. Notwithstanding the foregoing, if the closing price of the Class A Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination, the Founder Shares will be released from the lockup.

Private Placement Warrants

On August 18, 2020, simultaneously with the consummation of the IPO, dMY consummated the private placement of 5,013,333 private placement warrants at a price of $1.50 per private placement warrant to the Sponsor, generating proceeds of $7,520,000.

Each whole private placement warrant is exercisable for one whole share of Class A Shares at a price of $11.50 per share. A portion of the proceeds from the sale of the private placement warrants to the Sponsor was added to the proceeds from the IPO held in the trust account. If dMY does not complete a business combination by August 18, 2022, the private placement warrants will expire worthless. The private placement warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and dMY’s officers and directors has agreed, subject to limited exceptions, not to transfer, assign or sell any of their private placement warrants until 30 days after the completion of the initial business combination.

Promissory Note

On June 18, 2020, the Sponsor agreed to loan dMY an aggregate of up to $200,000 to cover expenses related to the IPO pursuant to a promissory note (the “Note”). This loan is non-interest bearing and payable upon the completion of the IPO. dMY borrowed $200,000 under the Note to the Sponsor and obtained an advance from related parties of approximately $11,000, for a total loan and advance balance of approximately $211,000. The balance of the Note and the advance were repaid in full in August 2020.

Related Party Loans

In order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor, or certain of dMY’s officers and directors may, but are not obligated to, loan dMY funds as may be required (“Working Capital Loans”). If dMY completes a business combination, dMY would repay the Working Capital Loans out of the proceeds of the trust account released to dMY. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the trust account. In the event that a business combination does not close, dMY may use a portion of proceeds held outside the trust account to repay the Working Capital Loans but no proceeds held in the trust account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a business combination or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post business combination entity at a price of $1.50 per warrant. The warrants would be identical to the private placement warrants. To date, dMY had no borrowings under the Working Capital Loans.

Administrative Services Agreement

dMY entered into an agreement that provides that, subsequent to the closing of the IPO and continuing until the earlier of dMY’s consummation of a business combination or dMY’s liquidation, dMY will pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative services.

The Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on dMY’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. dMY’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers, directors or their affiliates.

Registration Rights Agreement

The holders of Founder Shares, private placement warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, (and any Class A Shares issuable upon the exercise of the private placement warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement entered into in connection with the consummation of the IPO. These holders will be entitled to certain demand and “piggyback” registration rights. dMY will bear the expenses incurred in connection with the filing of any such registration statements. Upon the Closing, the Registration Rights Agreement will be terminated and replaced by a new Investors Rights Agreement. See “The Business Combination Proposal—Related Agreements—Investor Rights Agreement.”

Underwriting Agreement

The underwriters were entitled to an underwriting discount of $0.20 per unit, or $5,520,000 in the aggregate, paid upon the closing of the IPO. An additional fee of $0.35 per unit, or $9,660,000 in the aggregate, will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the trust account solely in the event that dMY completes a business combination, subject to the terms of the underwriting agreement.

NewCo Related Person Transactions

Commitment Letter

Certain Apax Funds have provided Maven Debtco Limited, a Genius Sports Group company and indirect subsidiary of Newco following the Business Combination, with a commitment letter in support of a guarantee issued by Maven Debtco Limited to Barclays plc (“Barclays”) in connection with a letter of credit that Barclays provided to Football Dataco Limited for and on behalf of Genius Sports Group for an aggregate amount of up to £30,000,000 (the “Commitment Letter”), upon the occurrence of certain events. The Company and Apax Funds intend to terminate the Commitment Letter at or anytime in the one year following the Closing.

Locke Loan Agreement

On September 7, 2018, Mark Locke, the Chief Executive Officer of Genius Sports Group, entered into a Loan Agreement (the “Locke Loan”) with Maven Bidco Limited, a Genius Sports Group company and indirect subsidiary of Newco following the Business Combination, pursuant to which Mr. Locke borrowed an aggregate principal amount of £3,211,470 (approximately $4.1 million) from Maven Bidco Limited with interest at 2.5% per annum. All outstanding amounts under such loan agreement will be repaid or otherwise discharged prior to or upon consummation of the Business Combination.

Loan Notes

On September 7, 2018, MidCo issued £43,549,144 (approximately $56.2 million) aggregate principal amount of unsecured investor loan notes with interest at 10% per annum (the “Investor Loan Notes”) pursuant to a loan note instrument dated the same (the “Investor Loan Note Instrument”). On the same date, Midco issued £4,010,334 (approximately $5.2 million) aggregate principal amount of unsecured manager loan notes with interest at 10% per annum (the “Manager Loan Notes” and together with the Investor Loan Notes, the “Loan Notes”) pursuant to a loan note instrument dated the same (the “Manager Loan Note Instrument”). During September 2019 and November 2019, supplemental deeds to the Investor Loan Note Instrument and the Manager Loan Note Instrument were entered into by MidCo, providing for the issuance of additional Investor Loan Notes with an aggregate principle amount of £985,044 and additional Manager Loan Notes with an aggregate principal amount of £106,590. The Investor Loan Notes and Manager Loan Notes were issued to certain indirect shareholders of MidCo, including certain investment funds affiliated with Apax and certain directors and officers of TopCo, or such shareholders’ affiliates. As of December 31, 2019, there was $73,061,000 outstanding under the Investor Loan Notes. All outstanding amounts under the Loan Notes are expected to be repaid or otherwise discharged prior to or upon the Closing.

Oakvale Engagement Letter

Topco, a Genius Sports Group company and subsidiary of Newco following the Business Combination, has entered into an engagement letter with Oakvale, of which Daniel Burns is the founder and managing partner, in connection with Oakvale’s services relating to the Business Combination. Upon completion of the Business Combination, Oakvale is entitled to receive a success fee calculated based on the enterprise value of the Genius Sports group and the total amount of cash proceeds received in connection with the Business Combination (whether through the PIPE Investment or the cash in the trust account at closing of the Business Combination). The success fee payable to Oakvale is subject to a minimum payment of $7,000,000 and a maximum payment of $10,000,000. Topco has the option to pay up to 30% of the success fee through shares in Newco. In addition to the success fee, Oakvale is entitled to receive reimbursement of out of pocket expenses subject to a cap of £10,000.

Post-Business Combination Arrangements

In connection with the Business Combination, certain affiliate agreements were entered into or are expected to be entered into pursuant to the Business Combination Agreement. These agreements include:

•	Founder Holders Forfeiture Agreement (see the section entitled “The Business Combination Proposal — Related Agreements — Founder Holders Forfeiture Agreement”);

•	Founder Holders Consent Letter (see the section entitled “The Business Combination Proposal — Related Agreements — Founder Holders Consent Letter”);

•	Investor Rights Agreement (see the section entitled “The Business Combination Proposal — Related Agreements — Investor Rights Agreement”);

•	Transaction Support Agreements (see the section entitled “The Business Combination Proposal — Related Agreements — Transaction Support Agreements”);

•	Subscription Agreements (see the section entitled “The Business Combination Proposal — Related Agreements — Subscription Agreements”); and

•

Agreements containing the Restricted Share Terms (see the section entitled “Information About Management, Directors and Nominees—Executive Officer and Director Compensation Following the Business Combination—Equity Compensation—Restricted Shares”).

Indemnification Under Articles of Incorporation; Indemnification Agreements

The NewCo Governing Documents, as will be in effect following the consummation of the Business Combination pending stockholder approval at the special meeting, provide that we will indemnify our directors and officers to the fullest extent permitted by Guernsey law, subject to certain exceptions contained in our proposed constitution.

We also intend to enter into indemnification agreements with each of our executive officers and directors. The indemnification agreements will provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under Guernsey law, subject to certain exceptions contained in those agreements.

Policy Regarding Related Party Transactions After the Business Combination

Upon the closing of the Business Combination, NewCo intends to adopt a policy and procedures whereby its audit committee will be responsible for reviewing and approving related party transactions. In addition, NewCo’s Code of Ethics will require that all of our employees and directors inform NewCo of any material transaction or relationship that comes to their attention that could reasonably be expected to create a conflict of interest.

DESCRIPTION OF NEWCO’S SECURITIES

The following description of the material terms of the securities of NewCo following the Business Combination includes a summary of specified provisions of the NewCo Governing Documents that will be in effect upon completion of the Business Combination. This description is qualified by reference to the NewCo Governing Documents as will be in effect upon consummation of the Business Combination, copies of which of are attached to this proxy statement/prospectus as Annex B and Annex C and are incorporated in this proxy statement/prospectus by reference.

Overview

NewCo is a non-cellular company with limited liability incorporated under the laws of the Island of Guernsey. Its affairs are governed by the NewCo Governing Documents and the Guernsey Companies Law. NewCo’s register of shareholders is kept at NewCo’s registered office at PO Box 656, East Wing, Trafalgar Court, Les Banques, St Peter Port, Guernsey, GY1 3PP. The NewCo Board is authorized to issue an unlimited number of shares of any class, with or without a par value. Our ordinary shares have a par value of $0.01 each and our preferred shares have no par value.

As of the date of this proxy statement/prospectus, there was one ordinary share issued and outstanding. No preferred shares have been issued. NewCo’s issued share capital as of the date of the Business Combination will be increased by the aggregate number of NewCo ordinary shares to be received by the dMY shareholders pursuant to the terms of the Business Combination Agreement. Pursuant to the terms of the Business Combination Agreement and in consideration for the acquisition of all of the issued and outstanding equity interests of dMY representing the Founder Shares (via the Business Combination) (i) Newco shall issue an equivalent number of NewCo ordinary shares, and (ii) each issued and outstanding dMY warrant to purchase a Class A Share will be assumed by NewCo and become exercisable for one NewCo ordinary share.

Shares

General

NewCo is generally not required to issue certificates representing the issued ordinary shares of NewCo which are listed on the NYSE (unless required to be issued pursuant to the NewCo Governing Documents or the rules and regulations of the NYSE). Each shareholder whose shares are not listed on the NYSE is entitled to one certificate for all of the shares of each class in the capital of NewCo held by that shareholder. Legal title to the issued shares is recorded in registered form in the register of shareholders of NewCo. Subject to certain exceptions described elsewhere in this proxy statement/prospectus, holders of ordinary shares of NewCo have no pre-emptive, subscription, redemption or conversion rights. The NewCo Board may create and issue additional classes of shares, including series of preferred shares, which could be utilized for a variety of corporate purposes, including future offerings to raise capital for corporate purposes or for use in employee benefit plans. Such additional classes of shares will have such voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as may be determined by the NewCo Board. If any preferred shares are issued, the rights, preferences and privileges of holders of ordinary shares will be subject to, and may be adversely affected by, the rights of the holders of such preferred shares.

Dividends

The holders of ordinary shares are entitled to such dividends as may be declared by the NewCo Board, subject to the Guernsey Companies Law and the NewCo Governing Documents. Dividends and other distributions authorised by the NewCo Board in respect of the issued and outstanding ordinary shares shall be paid in accordance with the NewCo Governing Documents and shall be distributed among the holders of ordinary shares on a pro rata basis. The rights of holders of ordinary shares to participate in dividends and distributions may be subject to any preference attaching to any outstanding preferred shares from time to time.

Voting rights

Ordinary shares entitle the holder (i) on a show of hands, to one vote and (ii) on a poll, to one vote for each ordinary share registered in the name of the holder on all matters upon which the ordinary shares are entitled to vote (whether in person or by proxy). Voting at any shareholders’ meeting is by way of poll, unless otherwise determined by the NewCo Board or the shareholders of NewCo in accordance with the Guernsey Companies Law.

In determining the number of votes cast at a general meeting of shareholders for or against a proposal, holders of ordinary shares who abstain from voting on any resolution will be counted for purposes of determining a quorum but not for the purposes of determining the number of votes cast. No business shall be transacted at any general meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business. Two or more shareholders present (in person or by proxy) and entitled to vote and who hold in aggregate not less than fifty percent plus one ordinary share of all voting share capital in issue shall be a quorum.

An Ordinary Resolution requires the affirmative vote of a simple majority of the votes of shareholders entitled to vote and voting in person or by attorney or proxy at a quorate general meeting or a simple majority of the total voting rights of eligible shareholders (being the shareholders entitled to vote on the circulation date of a written resolution) (“eligible shareholders”) by written resolution, while a Special Resolution requires the affirmative vote of a majority of not less than seventy five percent of the votes of the shareholders entitled to vote and voting in person or by attorney or proxy at a quorate general meeting or seventy five percent of the total voting rights of eligible shareholders by written resolution. A Special Resolution is required for important matters such as (without limitation) the removal of a director for cause, merger or consolidation of NewCo, change of name or making changes to the NewCo Governing Documents or the voluntary winding up of NewCo.

Variation of rights

The rights attached to any class of shares (unless otherwise provided by the terms of issue of that class), such as voting, dividends and the like, may be varied only with the consent in writing of the holders of three fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of not less than three fourths of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class shall not (unless otherwise provided by the terms of issue of that class) be deemed to be varied by the creation or issue of further shares ranking in priority to or pari passu with such previously existing shares.

The rights attached to any class of shares may, however, be varied without the consent of the holders of the issued shares of that class where such variation is considered by the directors of NewCo not to have a material adverse effect upon such rights.

Transfer of ordinary shares

Where ordinary shares have been admitted to settlement by means of the uncertificated system operated by DTC (or any other uncertificated system to which NewCo’s shares are admitted to settlement) (an “uncertificated system”), any shareholder may transfer all or any of his or her ordinary shares in accordance with and subject to the rules issued by DTC (or such other operator as may operate the relevant uncertificated system) (the “Rules”) and no written instrument of transfer shall, subject to the Rules, be required.

Where any ordinary shares are not admitted to an uncertificated system, a shareholder may transfer his or her ordinary shares by an instrument of transfer in the usual form or any other form approved by the NewCo Board.

In addition, the NewCo Governing Documents provide (without limitation) that the NewCo Board may, subject to the Rules, decline to recognize any transfer of ordinary shares of NewCo which are admitted to settlement on an uncertificated system if (i) the transfer is in breach of the Rules or (ii) the transfer would prevent dealings in the share from taking place on an open and proper basis on the NYSE. The transfer of NewCo’s ordinary shares is also subject to any relevant securities laws (including the Exchange Act).

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or repurchase by NewCo of ordinary shares and subject to any agreement between the relevant shareholders and NewCo in respect of the ordinary shares), assets available for distribution among the holders of ordinary shares of NewCo shall be distributed among the holders of the ordinary shares of NewCo on a pro rata basis.

Share repurchases and redemptions

We may purchase our own ordinary shares on a stock exchange if the acquisition is approved in advance by an Ordinary Resolution which complies with the requirements of the Guernsey Companies Law (which may be general or limited to shares of a particular class or description) and with the consent of the shareholder(s) whose ordinary shares are to be purchased. We may also purchase our own ordinary shares in privately negotiated transactions if the terms of the contract to acquire such shares are approved in advance by a Special Resolution (again, which complies with the requirements of the Guernsey Companies Law) and with the consent of the shareholder(s) whose ordinary shares are to be purchased.

The NewCo Governing Documents provide that NewCo ordinary shares are redeemable by agreement between NewCo and the relevant shareholder. However, any such redemption would need to be effected on a pro rata basis unless all other shareholders entitled to participate waive their participation rights.

We may not buy back or redeem any ordinary share unless the NewCo Board has made a statutory solvency determination that it is satisfied on reasonable grounds that NewCo will, immediately after the buy back or redemption, satisfy the solvency test set out in the Guernsey Companies Law (meaning that NewCo is able to pay its debts as they become due and that the value of NewCo’s assets is greater than the value of its liabilities).

Conversion

There are no automatic conversion rights which attach to NewCo ordinary shares. The NewCo Governing Documents do, however, provide that (i) the whole or any particular class or part of a class of shares may be re-designated as shares of another class and (ii) shares the nominal amount of which is expressed in a particular currency may be converted into shares of a nominal amount of a different currency, in each case where shareholders approve such action by Ordinary Resolution.

Lien, forfeiture and surrender

NewCo shall have a first and paramount lien and charge on all shares (not being fully paid) for all moneys, whether presently payable or not, called or payable at a fixed time in respect of those shares. Such lien or charge shall extend to all dividends and distributions from time to time declared in respect of such shares. Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of NewCo’s lien and charge (if any) on such shares.

The directors of NewCo may at any time make calls upon the shareholders in respect of any moneys unpaid on their shares (whether on account of the nominal value or by way of premium) and each shareholder shall pay to NewCo at the time and place appointed the amount called.

If a shareholder fails to pay any call or instalment on the day appointed, the directors of NewCo may serve notice requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued and any expenses which may have been incurred by NewCo by reason of non-payment. If the requirements of any such notice are not complied with, any share in respect of which the notice has been given may, at any time before payment has been made and subject to the Guernsey Companies Law, be forfeited by a resolution of the directors of NewCo to that effect. Such forfeiture shall include all dividends or other distributions declared in respect of the forfeited share and not actually paid before the forfeiture. A forfeited share shall be deemed to be the property of NewCo and, subject to the provisions of the Guernsey Companies Law and the NewCo Governing Documents, may be sold, re-allotted or otherwise disposed of on such terms as the directors of NewCo shall think fit. A person whose shares have been forfeited shall cease to be a shareholder in respect of those shares but shall remain liable to pay to NewCo all moneys which, at the date of forfeiture, were payable by him to NewCo in respect of the shares together with interest from the date of forfeiture until payment at such rate as the directors of NewCo may determine.

The directors of NewCo may accept from any shareholder on such terms as shall be agreed a surrender of any shares in respect of which there is a liability for calls. Any surrendered share may be disposed of in the same manner as a forfeited share.

Directors

Appointment and removal

The management of NewCo is vested in its board of directors. The NewCo Governing Documents provide that there shall be a board of directors consisting of no fewer than two and no greater than 14 directors, unless increased or decreased from time to time by the board of directors or by shareholders in a general meeting by Ordinary Resolution. At the Closing, the NewCo Board will be comprised of seven directors, and NewCo may add two additional directors to the board prior to, at or following the Closing. The Sponsor will be entitled to designate two directors of NewCo, the Sellers will be entitled to designate six directors of NewCo, and the Chief Executive Officer of NewCo will be a director of NewCo. So long as shares of NewCo are listed on the NYSE, the NewCo Board shall include such number of “independent directors” as the relevant rules applicable to the listing of such shares on the NYSE require.

The directors are divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall initially be assigned to each class in accordance with the Investor Rights Agreement. At the first annual general meeting of shareholders of NewCo, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years, ending at our 2024 annual general meeting. At the second annual general meeting (expected in 2022), the term of office of the Class II directors will expire and Class II directors will be elected for a full term of three years. At the third annual general meeting (expected in 2023), the term of office of the Class III directors will expire and Class III directors will be elected for a full term of three years. At each succeeding annual general meeting, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual general meeting. No decrease in the number of directors constituting the directors shall shorten the term of any incumbent director.

The NewCo Board shall, subject to the terms of the Investor Rights Agreement, applicable law and the listing rules of the NYSE (or any other stock exchange on which NewCo’s shares are listed) ensure that any individual nominated pursuant to Investor Rights Agreement shall be nominated for election as a director at the next annual meeting or extraordinary general meeting called for that purpose. In respect of any position on the NewCo Board that is not entitled to be filled by a nomination pursuant to the Investor Rights Agreement, if any, the directors shall have the right to nominate an individual for election as a director at the next annual general meeting or extraordinary general meeting called for that purpose. In both cases, such individual shall be appointed if approved by Ordinary Resolution at such general meeting. If a vacancy arises on the NewCo Board, the directors may fill such vacancy in accordance with the terms of the NewCo Governing Documents, the Investor Rights Agreement, applicable law and the listing rules of the NYSE (or any other stock exchange on which NewCo’s shares are listed).

A director may be removed from office by the holders of ordinary shares by Special Resolution only for “cause” (as defined in the NewCo Governing Documents), subject to certain exceptions and as more fully described in the Investor Rights Agreement. In addition, a director may be removed from office by the NewCo Board by resolution made by the directors for “cause” or if a director becomes disqualified (as described in the NewCo Governing Documents and the Guernsey Companies Law). The appointment and removal of directors is subject to the Guernsey Companies Law, the NewCo Governing Documents, applicable rules of the NYSE (or any other stock exchange on which NewCo’s shares are listed) and to the provisions of the Investor Rights Agreement. The detailed procedures for the nomination of persons proposed to be elected as directors at any general meeting of NewCo are set out in the NewCo Governing Documents.

Indemnification of directors and officers

To the fullest extent permitted by law, the NewCo Governing Documents provide that the directors and officers of NewCo shall be indemnified from and against all liability which they incur in execution of their duty in their respective offices, except liability incurred by reason of such director’s or officer’s negligence, default, breach of duty, breach of trust or actual fraud.

Alternate directors

Any director (other than an alternate director) may appoint any other person (whether a shareholder of NewCo or otherwise and including another director of Newco) to act in his or her place as an alternate director. No appointment of an alternate director shall take effect until the appointing director has lodged the notice appointing his alternate at the registered office of NewCo. A director may revoke his or her appointment of an alternate at any time. No revocation shall take effect until the appointing director has lodged the notice revoking the appointment at the registered office of NewCo.

An appointed and acting alternate director may (a) attend and vote at any board meeting or, where his appointor would be entitled to attend, meeting of a committee of the directors at which the appointing director is not personally present; (b) sign any written resolution of the directors or a committee of the directors circulated for written consent; and (c) generally perform all the functions of the appointing director in his or her absence. An alternate director, however, is not entitled to receive any remuneration from NewCo for services rendered as an alternate director but shall be entitled to be paid all reasonable expenses incurred in exercise of his duties.

A director who is also an alternate director shall be entitled to vote for such other director as well as on his own account but no director shall at any meeting be entitled to act as alternate director for more than one other director.

Shareholder power to requisition general meetings

The directors of NewCo are required to call a general meeting if requisitioned to do so in writing, given by one or more shareholders who together hold more than 10% of such of the capital of NewCo as carries the right to vote at such general meeting (excluding any capital held as treasury shares). The requisition must specify the general nature of the business to be dealt with at the meeting; be signed by or on behalf of the requisitioners and must be deposited at the registered office of NewCo.

Should the directors of NewCo fail to call a general meeting within 21 days from the date of deposit of a requisition to be held within 28 days of the date of the notice convening the meeting, the requisitioners or any of them representing more than one half of the total voting rights of the members who requested the meeting, may call a general meeting to be held within three months from the date on which the directors of NewCo became subject to the requirement to call a meeting.

Shareholder Proposals

In addition to the above ability for a shareholder to requisition a general meeting for a specific purpose, a proposal may be properly brought before an annual general meeting by any shareholder of NewCo who is a shareholder of record on both the date of the giving of the notice by such shareholder provided for in the NewCo Governing Documents and the record date for the determination of shareholders entitled to vote at such annual general meeting, and who complies with the notice and other procedures set forth in the NewCo Governing Documents, which are summarized below. Please see our NewCo Governing Documents for the full procedures.

Shareholder proposals other than director nominations

The NewCo Governing Documents set forth requirements for shareholders wishing to propose business other than the nomination of directors at an annual general meeting.

In addition to any other applicable requirements, for business to be brought properly before an annual general meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of NewCo.

For matters other than for the nomination for election of a director to be made by a shareholder, to be timely such shareholder’s notice shall be delivered to NewCo at its principal executive offices not less than ninety (90) days and not more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual general meeting. However, if NewCo’s annual general meeting occurs on a date more than thirty (30) days earlier or later than NewCo’s prior year’s annual general meeting, then the directors will determine a date a reasonable period prior to NewCo’s annual general meeting by which date the shareholder’s notice must be delivered and publicize such date in a filing pursuant to the Exchange Act, or via press release. Such publication shall occur at least fourteen (14) days prior to the date set by the directors.

To be in proper written form, a shareholder’s notice to NewCo must set forth as to such matter such shareholder proposes to bring before the annual general meeting:

•

a reasonably brief description of the business desired to be brought before the annual general meeting, including the text of the proposal or business, and the reasons for conducting such business at the annual general meeting;

•	the name and address, as they appear on NewCo’s register of shareholders, of the shareholder proposing such business and any Shareholder Associated Person (as defined below);

•

the class or series and number of NewCo ordinary shares that are held of record or are beneficially owned by such shareholder or any Shareholder Associated Person and any derivative positions held or beneficially held by the shareholder or any Shareholder Associated Person;

•

whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any Shareholder Associated Person with respect to any NewCo Securities, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to any NewCo Securities;

•

any material interest of the shareholder or an Shareholder Associated Person in such business, including a reasonably detailed description of all agreements, arrangements and understandings between or among any of such shareholders or between or among any proposing shareholders and any other person or entity (including their names) in connection with the proposal of such business by such shareholder; and

•

a statement as to whether such shareholder or any Shareholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of NewCo’s voting shares required under applicable law and the rules of the NYSE to carry the proposal.

A Shareholder Associated Person of any shareholder includes:

•	any affiliate (as defined in the NewCo Governing Documents) of, or person acting in concert with, such shareholder;

•	any beneficial owner of NewCo ordinary shares owned of record or beneficially by such shareholder and on whose behalf the proposal or nomination, as the case may be, is being made; and

•	any person controlling, controlled by or under common control with a person referred to in the preceding two bullets.

Shareholder’s nomination of a director

The NewCo Governing Documents also set forth requirements for shareholders wishing to nominate directors. An eligible shareholder who follows these procedures is entitled to have their nomination included in NewCo’s Proxy Statement and therefore would not be required to solicit their own proxies in accordance with any applicable laws and rules.

Subject to the Investor Rights Agreement, for a nomination for election of a director to be made by a NewCo shareholder (other than directors to be nominated by any series of preferred shares), such shareholder must:

•

be a shareholder of record on both the date of the giving of the notice by such shareholder provided for in the NewCo Governing Documents and the record date for the determination of shareholders entitled to vote at such annual general meeting;

•	on each such date beneficially own more than 15% of the issued ordinary shares (unless otherwise provided in the Exchange Act or the rules and regulations of the SEC); and

•	have given timely notice thereof in proper written form to the Secretary of NewCo.

If a shareholder is entitled to vote only for a specific class or category of directors at a meeting of the shareholders, such shareholder’s right to nominate one or more persons for election as a director at the meeting shall be limited to such class or category of directors.

To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of NewCo not less than 90 nor more than 120 days prior to the meeting; provided, that if less than 130 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

To be in proper written form, a shareholder’s notice to the Secretary must set forth:

•	as to each nominating shareholder:

•	the information about the shareholder and its Shareholder Associated Persons specified above under “—Shareholder proposals other than director nominations”; and

•	any other information relating to such shareholder that would be required to be disclosed pursuant to any applicable law and rules of the SEC or of the NYSE; and

•	as to each person whom the shareholder proposes to nominate for election as a director:

•

all information that would be required if such nominee was a nominating shareholder, as described above, except such information shall also include the business address and residence address of the person;

•	the principal occupation or employment of the person;

•

all information relating to such person that is required to be disclosed in solicitations of proxies for appointment of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act or any successor provisions thereto, and any other information relating to the person that would be required to be disclosed pursuant to any applicable law and rules of the SEC or of the NYSE; and

•

a description of all direct and indirect compensation and other material monetary arrangements and understandings during the past three years, and any other material relationship, between or among any nominating shareholder and its affiliates and associates, on the one hand, and each proposed nominee, his respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K of the Exchange Act if such nominating shareholder were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. NewCo may require any proposed nominee to furnish such other information as may be reasonably required by NewCo to determine the eligibility of such proposed nominee to serve as an independent director of NewCo in accordance with the rules of the NYSE.

Warrants

Public Shareholders’ Warrants

The NewCo warrants will have the same terms as the dMY warrants.

Each whole NewCo warrant entitles the registered holder to purchase one NewCo ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination, provided that NewCo has an effective registration statement under the Securities Act covering the NewCo ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or NewCo permits holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of NewCo ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of the Business Combination, at 5:00 PM, Eastern Time, or earlier upon redemption or liquidation.

NewCo will not be obligated to deliver any NewCo ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and NewCo will not be obligated to issue a NewCo ordinary share upon exercise of a warrant unless the NewCo ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will NewCo be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a dMY unit containing such warrant will have paid the full purchase price for the unit solely for the NewCo ordinary share underlying such unit.

NewCo has agreed that as soon as practicable, but in no event later than fifteen (15) business days after the Closing, it will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the NewCo ordinary shares issuable upon exercise of the warrants. NewCo will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the NewCo ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if NewCo ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, NewCo may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event NewCo so elects, it will not be required to file or maintain in effect a registration statement, and in the event NewCo does not so elect, NewCo will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of NewCo ordinary shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of NewCo ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the NewCo ordinary shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of warrants when the price per NewCo ordinary share equals or exceeds $18.00.

Once the warrants become exercisable, NewCo may redeem the outstanding warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the closing price of the NewCo ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Warrants—Public Shareholders’ Warrants—Anti-Dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders.

NewCo will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the NewCo ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those NewCo ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by NewCo, NewCo may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

NewCo has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the NewCo ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Warrants—Public Shareholders’ Warrants—Anti-Dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per NewCo ordinary share equals or exceeds $10.00.

Once the warrants become exercisable, NewCo may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of the NewCo ordinary shares except as otherwise described below; and

•

if, and only if, the closing price of the NewCo ordinary shares equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Warrants—Public Shareholders’ Warrants—Anti-Dilution Adjustments”) for any 20 trading days within the 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of NewCo ordinary shares that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of the NewCo ordinary shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of the NewCo ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “—Anti-Dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “—Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “—Anti-Dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “—Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

	Fair Market Value of Ordinary Shares
Redemption Date (period to expiration of warrants)	≤	10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥	18.00
60 months		0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358		0.361
57 months		0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358		0.361
54 months		0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357		0.361
51 months		0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357		0.361
48 months		0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356		0.361
45 months		0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356		0.361
42 months		0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355		0.361
39 months		0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354		0.361
36 months		0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353		0.361
33 months		0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352		0.361
30 months		0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351		0.361
27 months		0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350		0.361
24 months		0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348		0.361
21 months		0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347		0.361
18 months		0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345		0.361
15 months		0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342		0.361
12 months		0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339		0.361
9 months		0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336		0.361
6 months		0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331		0.361
3 months		0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326		0.361
0 months		—	—	0.042	0.115	0.179	0.233	0.281	0.323		0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of NewCo ordinary shares to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of the NewCo ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 NewCo ordinary shares for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of the NewCo ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 NewCo ordinary shares for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 NewCo ordinary shares per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any NewCo ordinary shares.

This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the NewCo ordinary shares are trading at or above $10.00 per share, which may be at a time when the trading price of the NewCo ordinary shares is below the exercise price of the warrants. NewCo has established this redemption feature to provide it with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of warrants when the price per NewCo ordinary share equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date that dMY filed its final prospectus in connection with its initial public offering. This redemption right provides NewCo with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to its capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed and NewCo will be required to pay the redemption price to warrant holders if it chooses to exercise this redemption right and it will allow NewCo to quickly proceed with a redemption of the warrants if it determines it is in its best interest to do so. As such, NewCo would redeem the warrants in this manner when it believes it is in its best interest to update its capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, NewCo can redeem the warrants when the NewCo ordinary shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If NewCo chooses to redeem the warrants when the NewCo ordinary shares are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer NewCo ordinary shares than they would have received if they had chosen to wait to exercise their warrants for NewCo ordinary shares if and when such NewCo ordinary shares were trading at a price higher than the exercise price of $11.50.

No fractional NewCo ordinary shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, NewCo will round down to the nearest whole number of the number of NewCo ordinary shares to be issued to the holder.

Redemption procedures

A holder of a warrant may notify NewCo in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the NewCo ordinary shares outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding NewCo ordinary shares is increased by a capitalization or share dividend payable in NewCo ordinary shares, or by a split-up of NewCo ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of NewCo ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding NewCo ordinary shares. A rights offering made to all or substantially all holders of NewCo ordinary shares entitling holders to purchase NewCo ordinary shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of NewCo ordinary shares equal to the product of (i) the number of NewCo ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for NewCo ordinary shares) and (ii) one minus the quotient of (x) the price per NewCo ordinary share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for NewCo ordinary shares, in determining the price payable for NewCo ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of NewCo ordinary shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the NewCo ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if NewCo, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to all of the holders of the NewCo ordinary shares on account of such NewCo ordinary shares (or other securities into which the warrants are convertible), other than

(a) as described above or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the NewCo ordinary shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of NewCo ordinary shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each NewCo ordinary share in respect of such event.

If the number of outstanding NewCo ordinary shares is decreased by a consolidation, combination, reverse share split or reclassification of NewCo ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of NewCo ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding NewCo ordinary shares.

Whenever the number of NewCo ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of NewCo ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of NewCo ordinary shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding NewCo ordinary shares (other than those described above or that solely affects the par value of such NewCo ordinary shares), or in the case of any merger or consolidation of us with or into another entity (other than a consolidation or merger in which NewCo is the continuing entity and that does not result in any reclassification or reorganization of the outstanding NewCo ordinary shares), or in the case of any sale or conveyance to another entity of the assets or other property of NewCo as an entirety or substantially as an entirety in connection with which NewCo is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the NewCo ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of NewCo ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of NewCo ordinary shares in such a transaction is payable in the form of NewCo ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of NewCo ordinary shares and any voting rights until they exercise their warrants and receive NewCo ordinary shares. After the issuance of NewCo ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, NewCo will, upon exercise, round down to the nearest whole number the number of NewCo ordinary shares to be issued to the warrant holder.

Private Placement Warrants

Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants. The private placement warrants (including the NewCo ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or saleable until 30 days after the Closing (except pursuant to limited exceptions as described elsewhere in this proxy statement/prospectus with respect to dMY’s officers and directors and other persons or entities affiliated with the initial purchasers of the private placement warrants) and they will not be redeemable by NewCo so long as they are held by the Sponsor or its permitted transferees (except as otherwise set forth herein). The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by NewCo in all redemption scenarios and exercisable by the holders on the same basis as the public warrants.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of NewCo ordinary shares equal to the quotient obtained by dividing (x) the product of the number of NewCo ordinary shares underlying the warrants, multiplied by the excess of the “Sponsor fair market value” (defined below) over the exercise price of the warrants by (y) the Sponsor fair market value. For these purposes, the “Sponsor fair market value” shall mean the average reported closing price of the NewCo ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that dMY has agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor and its permitted transferees is because it was not known at the time of dMY’s initial public offering whether they will be affiliated with NewCo following the Business Combination. If they remain affiliated with NewCo, their ability to sell NewCo’s securities in the open market will be significantly limited. NewCo expects to have policies in place that restrict insiders from selling NewCo’s securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell NewCo’s securities, an insider cannot trade in NewCo’s securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the NewCo ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, NewCo believes that allowing the holders to exercise such warrants on a cashless basis is appropriate.

dMY’s initial stockholders have agreed not to transfer, assign or sell any of the private placement warrants (including the NewCo ordinary shares issuable upon exercise of any of these warrants) until the date that is 30 days after the Closing, except that, among other limited exceptions as described elsewhere in this proxy statement/prospectus, transfers can be made to our officers and directors and other persons or entities affiliated with the Sponsor.

Enforceability of Civil Liabilities

In Guernsey, foreign judgments can be recognized by the Royal Court of Guernsey (the “Guernsey Court”) either under the Foreign Judgments (Reciprocal Enforcement) (Guernsey) Law, 1957, as amended (the “1957 Law”), which provides a statutory framework for the enforcement of judgments made in a reciprocating country and of a kind to which the 1957 Law applies, or under the principles of common law. Save for very exceptional and limited circumstances, if the 1957 Law does not apply then the common law prevails.

For jurisdictions not included in the 1957 Law, including the U.S., a judgment obtained in a court in the U.S. against NewCo (or its directors or officers) cannot be registered or enforced in Guernsey, pursuant to the 1957 Law, but may be enforceable by separate action on the judgment in accordance with Guernsey common law rules.

To enforce the judgment of a court of the U.S. in Guernsey, the claimant would be required to bring fresh proceedings before the Guernsey Court, suing on the foreign judgment itself and applying for summary judgment if the case is placed on the pleadings list (essentially, where the case is defended). In such an action, the Guernsey Court is unlikely to re-examine the merits of the original case decided by a U.S. court.

According to current practice, the Guernsey Court will (subject to the following matters) enforce the judgment of a court in the United States in in personam proceedings provided that the following conditions inter alia are satisfied:

(a) the judgment is for a debt or fixed or ascertainable sum of money (provided that the judgment does not relate to U.S. penal, revenue or other public laws);

(b) the judgment is final and conclusive; and

(c) the court in the U.S. had, at the time when proceedings were served, jurisdiction over the judgment debtor in accordance with the Guernsey rules of private international law.

The Guernsey Court will not, however, enforce that judgment if the judgment debtor satisfies the Guernsey Court that:

(a) the judgment was given in proceedings that were in breach of principles of natural or substantial justice;

(b) enforcement of the judgment would be contrary to Guernsey public policy;

(c) the foreign court did not have jurisdiction to give that judgment according to Guernsey rules on the conflict of laws;

(d) there was fraud on the part of the U.S. court pronouncing judgment;

(e) there was fraud on the part of the party in whose favour the judgment was given;

(f) enforcement proceedings are time barred under the Guernsey laws on prescription/limitation;

(g) the foreign judgment is not for a definite sum of money (which is not a sum in respect of taxes or penalties) or is not final and conclusive;

(h) the foreign judgment was against a person who was entitled to immunity from the courts of that country; and

(i) the foreign court had no jurisdiction in circumstances where the judgment debtor was, at the time the proceedings were instituted, present in the foreign country and the bringing of proceedings in that U.S. court was contrary to an agreement under which the dispute was to be settled and the judgment debtor did not agree to the proceedings being brought in that U.S. court, nor counterclaimed or otherwise submitted to the jurisdiction.

If the Guernsey Court gives judgment for the sum payable under a judgment of a United States court, the Guernsey judgment would be enforceable by the methods generally available for the enforcement of Guernsey judgments. These give the Guernsey Court discretion whether to allow enforcement by any particular method. In addition, it may not be possible to obtain a Guernsey judgment or to enforce any Guernsey judgment: if the judgment debtor is subject to any insolvent administration or similar proceedings; if there is delay; if an appeal is pending or anticipated against the Guernsey judgment in Guernsey or against the foreign judgment in the courts of the United States; or if the judgment debtor has any set-off or counterclaim against the judgment creditor. Additionally any security interest may affect the circumstances where the Guernsey Court provides judicial assistance to persons empowered under foreign bankruptcy law to act on behalf of an insolvent company and/or in relation to the enforcement of a judgment debt.

Jurisdiction

A foreign court is considered to have jurisdiction where one of four criteria is met, being any of the following:

(a) where the respondent to the order sought to be enforced was, at the time the proceedings were instituted, present in the foreign jurisdiction (and where that “person” is a corporate entity, where it is resident or maintains a fixed place of business in the foreign jurisdiction);

(b) where the respondent to the order sought to be enforced was a claimant or counterclaimant in the proceedings in the foreign court;

(c) where the respondent to the order sought to be enforced submitted to the jurisdiction of the foreign court by voluntarily appearing in the proceedings; or

(d) where the respondent to the order sought to be enforced agreed, prior to the commencement of the proceedings, to submit to the jurisdiction of the foreign court.

Sum of Money

It is a generally accepted principle of common law in Guernsey that for the Guernsey Court to recognise a foreign judgment, that judgment needs to be for a definite sum of money and must not include deductions or additions for unspecified amounts such as tax, nor can it include penalties.

Final and Conclusive

A foreign judgment which is final and conclusive, for the purposes of recognition under Guernsey common law, is one which cannot be varied by the court which pronounced it, notwithstanding that there may be a right of appeal.

Original actions in courts of Guernsey

The Guernsey Court will prima facie take jurisdiction over an action brought by a holder of NewCo ordinary shares under U.S. securities laws against NewCo, and would apply U.S. law (if applicable and appropriate) to determine the liability of NewCo. However, the Guernsey Court may decline to exercise jurisdiction over the claim. A key factor as to whether the Guernsey Court would take jurisdiction is likely to be an argument on forum conveniens. Factors such as the extent of the disputed issues of foreign law, the nature of the dispute, the residence and place of business of NewCo, and the location of key witnesses is likely to influence the Guernsey Court’s decision in this area.

Transfer Agent and Warrant Agent

The transfer agent for NewCo ordinary shares and warrant agent for the NewCo warrants will be Continental Stock Transfer & Trust Company.

Notices

NewCo will give notice of each NewCo general meeting by publication on its website and in any other manner that we may be required to follow in order to comply with the NewCo Governing Documents, the Guernsey Companies Law and applicable stock exchange and SEC requirements. Each shareholder is deemed to have agreed to accept communication from NewCo by electronic means (including, for the avoidance of doubt, by means of a website) in accordance with the Guernsey Companies Law unless the shareholder notifies NewCo otherwise. Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in NewCo’s register of shareholders.

Subject to any restrictions imposed on any shares, notice of each general meeting shall be given to NewCo’s shareholders, persons entitled to a share in consequence of the death or bankruptcy of a shareholder, NewCo’s directors, NewCo’s auditor (if any) and persons entitled to vote in respect of a share in consequence of the incapacity of a shareholder.

Other Guernsey Law Considerations

Compromises and Arrangements

Where NewCo and its creditors or shareholders or a class of either of them propose a compromise or arrangement between NewCo and its creditors or its shareholders or a class of either of them (as applicable), the Royal Court of Guernsey (the “Court”) may order a meeting of the creditors or class or creditors or of NewCo’s shareholders or class of shareholders (as applicable) to be called in such manner as the Court directs. Any compromise or arrangement approved by a majority in number representing 75% in value of the members or class of members (excluding any shares held as treasury shares) or creditors or class of creditors (as the case may be), present and voting either in person or by proxy at the meeting, if sanctioned by the Court, is binding on NewCo and all the creditors, shareholders or members of the specific class of either of them (as applicable) and any liquidator or administrator and contributories (where relevant) of NewCo.

Certain Disclosure Obligations of NewCo

As of consummation of the Business Combination, NewCo will be subject to certain disclosure obligations under Guernsey and U.S. law and the rules of the NYSE. The following is a description of the general disclosure obligations of public companies under Guernsey and U.S. law and the rules of the NYSE as such laws and rules exist as of the date of this document, and should not be viewed as legal advice for specific circumstances.

Periodic Reporting under Guernsey Law

Under the Guernsey Companies Law, NewCo is required to submit to the Guernsey Registry (i) between June 1, 2021 and July 31, 2021 an annual validation containing information current on May 31, 2021 and (ii) thereafter before the last day of February in each year an annual validation containing information current on December 31 of the previous year. NewCo is also required to file with the Guernsey Registry details of any change of its directors, or their details, within 14 days of the relevant change and details of any change of its registered office. Certain shareholder resolutions must also be filed with the Guernsey Registry within certain timeframes. For example, a copy of every Special Resolution must be filed with the Guernsey Registry within 30 days of it being passed.

Periodic Reporting under U.S. Securities Law

After the consummation of this transaction, NewCo will be a “foreign private issuer” under the securities laws of the United States and the rules of the NYSE. Under the securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than U.S. registrants. NewCo intends to take all actions necessary to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act of 2002, the rules adopted by the SEC and NYSE’s listing standards.

Registration Rights

Certain persons who will be holders of the NewCo Securities immediately after consummation of the Business Combination, including the Founders, will be entitled to registration rights pursuant to the Investor Rights Agreement. In addition, the PIPE Investors have certain registration rights under the Subscription Agreements. See “Summary of the Material Terms of the Business Combination.”

Listing of NewCo Securities

NewCo intends to apply to list the NewCo ordinary shares and warrants on the NYSE under the ticker symbols “GENI” and “GENI WS,” respectively, upon the closing of the Business Combination.

PRICE RANGE OF SECURITIES AND DIVIDENDS

dMY

dMY’s units, Class A Shares and warrants are currently listed on NYSE under the symbols “DMYD.U,” “DMYD” and “DMYD WS,” respectively. Each unit consists of one Class A Share and one-third of one redeemable warrant, each whole warrant entitling its holder to purchase one share of Class A Share at an exercise price of $11.50 per share. dMY’s units commenced trading on NYSE on August 13, 2020. dMY’s Class A Shares and warrants commenced trading on the NYSE on October 2, 2020.

Holders

As of January 14, 2021, there were 1 holders of record of units, 1 holder of record of Class A Shares and 2 holder of record of warrants. Management believes dMY has in excess of 300 beneficial holders of its securities.

Dividends

dMY has not paid any dividends to its stockholders.

NewCo (Pre-Business Combination)

Market Price of NewCo Ordinary Shares

Historical market price information regarding NewCo is not provided because there is no public market for its securities.

Holders

As of the date of this proxy statement/prospectus, NewCo had one holder of record in respect of one ordinary share of $0.01. The legal and beneficial owner of such share is Maven TopHoldings SARL.

Dividends

As of the date of this proxy statement/prospectus, NewCo has not declared or made any dividends or other distributions.

NewCo (Post-Business Combination)

Market Price of NewCo Ordinary Shares

Historical market price information regarding NewCo is not provided because there is no public market for its securities. We intend to apply to list NewCo ordinary shares and warrants on the NYSE upon the Closing under the ticker symbols “GENI” and “GENI WS,” respectively.

Holders

As of December 31, 2020, NewCo had 1 holder of record.

Dividend Policy

NewCo has not paid any cash dividends on the NewCo ordinary shares to date. After the Business Combination, the NewCo Board intends to evaluate adopting a policy of paying cash dividends. In evaluating any dividend policy, the NewCo Board must consider NewCo’s financial condition and may consider results of operations, certain tax considerations, capital requirements, alternative uses for capital, industry standards and economic conditions. Whether NewCo adopts such a dividend policy and the frequency and amount of any dividends declared on the NewCo ordinary shares will be within the discretion of the NewCo Board.

COMPARISON OF SHAREHOLDER RIGHTS

The rights of NewCo shareholders are currently governed by the laws of Island of Guernsey and the NewCo Governing Documents. The rights of dMY stockholders are currently governed by DGCL, the Current Charter and dMY’s bylaws. Following completion of the Business Combination, the rights of dMY stockholders who become holders of NewCo ordinary shares in the Business Combination will be governed by the laws of Island of Guernsey and the NewCo Governing Documents.

The following discussion summarizes the material differences between the rights of NewCo shareholders and the current rights of dMY stockholders. These differences arise from differences between Delaware law and the laws of Island of Guernsey, the governing instruments of the two companies, and the securities laws and regulations governing the two companies.

Although it is impracticable to compare all of the aspects in which DGCL and the laws of Island of Guernsey, and NewCo’s and dMY’s governing instruments, differ with respect to equityholder rights, the following discussion summarizes certain material differences between them. This summary is not intended to be complete, and it is qualified in its entirety by reference to Delaware law, the laws of Island of Guernsey, the NewCo Governing Documents and the Current Charter and dMY’s bylaws. In addition, the identification of some of the differences in the rights of equityholders as material is not intended to indicate that other differences that are equally important do not exist. NewCo and dMY urge you to carefully read this entire proxy statement/prospectus, the relevant provisions of Delaware law and the laws of Island of Guernsey and the other documents to which NewCo and dMY refer in this proxy statement/prospectus for a more complete understanding of the differences between the rights of a NewCo shareholder and the rights of a dMY stockholder. For information on how to obtain the governing instruments of NewCo and dMY, see “Where You Can Find More Information.” dMY stockholders are encouraged to obtain and read these documents.

NewCo Shareholder Rights	dMY Stockholder Rights
Authorized Stock

The board of directors of NewCo is authorised to issue an unlimited number of shares for an unlimited duration and may issue shares of different types or classes.

As of the date of this proxy statement/prospectus, NewCo only has in issue one class of shares, comprising ordinary shares of $0.01 each.

dMY is authorized to issue 401,000,000 shares, of which 400,000,000 are shares of common stock, consisting of (i) 380,000,000 shares of Class A common stock and (ii) 20,000,000 shares of Class B common stock, each having a par value of $0.001 per share, and 1,000,000 are shares of preferred stock, each having a par value of $0.001 per share.

Preferred Stock

No preferred shares are outstanding as of the date of this proxy statement/prospectus.

Under the NewCo Articles of Incorporation, the board of directors of NewCo has the authority to issue shares which confer preferential rights on shareholders including as to distribution of capital or income and as to voting rights.

No shares of preferred stock are outstanding as of the date of this proxy statement/prospectus.

Under the Current Charter, the dMY board of directors has the authority to issue preferred stock in one or more series, and to establish the designation of such series and the number of shares to be included in such series and fixing the voting powers (full or limited, or no voting power), preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of the shares of each such series.

Dividends

The board of directors of NewCo may authorise dividends and distributions to be paid shareholders in accordance with the procedure set out in the Guernsey Companies Law and subject to any shareholder’s rights attaching to the shares held by them. Dividends and distributions may be paid in cash, in property or in shares of NewCo.

The board of directors of NewCo is not required to, but may, set apart out of any funds of NewCo available for dividends or distributions a reserve or reserves for any proper purpose and may abolish any such reserve(s).

The dMY board of directors, subject to any restrictions contained in either the DGCL or the Current Charter, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of dMY’s capital stock.

The dMY board of directors may set apart out of any funds of dMY available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Purchase and Redemption Rights

Under the NewCo Articles of Incorporation, the board of directors of NewCo may issue classes of shares which are redeemable, at the option of NewCo or the shareholders or on the happening of a specified event. Shares may only be redeemed if, following the redemption, NewCo will remain solvent for the purposes of the Guernsey Companies Law.

Under the Guernsey Companies Law, shares may also be repurchased by NewCo if (i) its constitutional documents permit such repurchase, (ii) NewCo would continue to have at least one member following the repurchase and (iii) the shareholder whose shares are to be repurchased has provided their consent. For an off-market repurchase it is also required that the shareholder enter into a repurchase contract with NewCo and that the contract is approved in advance by Special Resolution of the voting shareholders of NewCo. For an on-market repurchase, an Ordinary Resolution of the voting shareholders of NewCo must approve the repurchase and certain additional matters in advance unless the authorities and required information are contained within the NewCo Articles of Incorporation.

The NewCo Articles of Incorporation provide that shares in NewCo may be repurchased by NewCo.

The NewCo Amended and Restated Documents will provide that the shares are redeemable in certain circumstances and will also expand on the powers of NewCo to repurchase its shares.

Under the DGCL, any stock of any class or series of a Delaware corporation may be made subject to redemption by such corporation at its option or at the option of the holders of such stock or upon the happening of a specified event; provided however, that immediately following any such redemption the corporation shall have outstanding one or more shares of one or more classes or series of stock, which share, or shares together, shall have full voting powers.

The Current Charter provides for redemption rights for holders of Class A Shares in connection with the consummation of an initial business combination and a liquidation.

Preemptive Rights

There are no statutory pre-emption rights under the Guernsey Companies Law and the NewCo	Under the DGCL, a Delaware corporation’s certificate of incorporation may contain provisions granting to

Memorandum of Incorporation and the NewCo Articles of Incorporation do not contain rights of pre-emption.

the holders of the stock of such corporation, or the holders of any class or series of a class thereof, the preemptive right to subscribe to any or all additional issues of stock of the corporation of any or all classes or series thereof, or to any securities of such corporation convertible into such stock. No stockholder shall have any preemptive right to subscribe to an additional issue of stock or to any security convertible into such stock unless, and except to the extent that, such right is expressly granted to such stockholder in the certificate of incorporation.

The Current Charter does not provide for preemptive rights.

Inspection Rights

Under the Guernsey Companies Law, the following must be open, during ordinary business hours, to the inspection of any shareholder or director of NewCo (without charge), at its registered office, on request:

(1) the register and index of shareholders of NewCo;

(2) the register of directors of NewCo;

(3) the register of secretaries of NewCo;

(4) copies of all resolutions of shareholders passed otherwise than at general meetings of shareholders; and

(5) minutes of the proceedings of general meetings of shareholders.

Any other person, on payment of a fee, may also on request inspect the documents listed at (1) to (3) above at NewCo’s registered office and may make copies of such documents on payment of such fee as may be prescribed.

The statutory rights listed at (1) and (2) above do not apply to shareholders in respect of any redeemable shares or non-voting shares.

Subject to any provision in the NewCo Articles of Incorporation, a list of the names and addresses of all shareholders showing the number of shares respectively held by them shall be available for inspection at any general meeting of NewCo.

Under the DGCL, any stockholder in person or by attorney or other agent, upon written demand under oath stating the purpose thereof, during the usual hours for business may inspect for any proper purpose, and to make copies and extracts from:

(1)   the corporation’s stock ledger, a list of its stockholders, and its other books and records; and

(2)   a subsidiary’s books and records, to the extent that:

(i) the corporation has actual possession and control of such records of such subsidiary; or

(ii)  the corporation could obtain such records through the exercise of control over such subsidiary, provided that as of the date of the making of the demand (1) the stockholder inspection of such books and records of the subsidiary would not constitute a breach of an agreement between the corporation or the subsidiary and a person or persons not affiliated with the corporation; and (2) the subsidiary would not have the right under the law applicable to it to deny the corporation access to such books and records upon demand by the corporation.

Delaware law also allows any stockholder the right to inspect a complete list of the stockholders entitled to vote at a meeting of stockholders, both during the time of the meeting and during the ten days preceding the meeting, for a purpose germane to the meeting.

Appraisal Rights

Appraisal rights are not applicable in respect of NewCo.

Under Section 262, any stockholder of a Delaware corporation who holds shares of stock on the date of the making of a demand with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, and who has neither voted in favor of the merger or consolidation nor consent thereto in writing shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholders’ shares of stock.

A summary description of the appraisal rights available to holders of dMY common stock under the DGCL and the procedures required to exercise statutory appraisal rights is included in “—Appraisal Rights.”

Voting Rights

Under the NewCo Articles of Incorporation, subject to any rights or restrictions attached to any shares, (i) on a show of hands at a general meeting, every shareholder present in person or by proxy shall be entitled to cast one vote and (ii) on a poll every shareholder present in person shall have one vote for each share held by him as of the record date fixed by NewCo.

The directors of NewCo shall specify in the notice of the relevant meeting a time, being not more than forty-eight (48) hours (excluding any days that are not business days) before the time fixed for the meeting, by which a person must be entered on the register in order to have the right to attend or vote at the meeting.

Under dMY’s bylaws, the holders of voting stock are entitled to vote on each matter properly submitted to the stockholders at a meeting of the stockholders, and shall be entitled to cast one vote in person or by proxy for each share of voting stock held by them as of the record date fixed by the secretary at least 10 days and not more than 60 days before the meeting of the stockholders.

Votes on Certain Transactions

Under the Guernsey Companies Law, unless the NewCo Articles of Incorporation provide for a vote of a larger percentage of shareholders, completion of an amalgamation requires approval by Special Resolution of the voting shareholders of NewCo (and if any class rights will be affected thereby, by Special Resolution of the voting shareholders of each class of affected shares), together with approval of the board of directors of NewCo.

A solvent voluntary liquidation of NewCo requires approval by Special Resolution of the voting shareholders of NewCo.

The sale of substantially all of NewCo’s assets would not, subject to any requirements of the NewCo Articles of Incorporation, require any shareholder consents. The board of directors of NewCo could approve this in its

Generally, under the DGCL, unless the Delaware corporation’s certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger or consolidation or sale of substantially all of a corporation’s assets or dissolution requires the approval of the board of directors and the affirmative vote of a majority of the outstanding stock of the corporation entitled to vote thereon or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the corporation’s voting power.

discretion if such action was in the best interests of NewCo and subject to solvency considerations.

Amendment of Corporate Governance Documents

An amendment to the NewCo Memorandum of Incorporation requires approval by Special Resolution of the voting shareholders of NewCo.

An amendment to the NewCo Articles of Incorporation requires approval by Special Resolution of the voting shareholders of NewCo (and if any class rights will be affected thereby, by Special Resolution of the voting shareholders of each class of affected shares).

An amendment to the Current Charter generally requires the approval of a majority of the combined voting power of the then-outstanding shares of voting stock, voting together as a single class.

An amendment to dMY’s bylaws requires the affirmative vote of a majority of dMY’s board of directors or the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of dMY’s capital stock.

Stockholder Action by Written Consent

It is permissible for actions to be taken by shareholders of NewCo by written resolution, other than in respect of the removal of an auditor.	The Current Charter and dMY’s bylaws provide that no action shall be taken by the stockholders except at an annual or special meeting of the stockholders and that no action shall be taken by the stockholders by written consent. Notwithstanding the foregoing, action by the holders of the Class B Shares may be taken by written consent.

Stockholder Meetings

Under the Guernsey Companies Law, the first general meeting of NewCo must be held within a period of 18 months following its incorporation and shall thereafter be held once in every calendar year provided that no more than 15 months shall elapse between one annual general meeting and the next.

The directors of NewCo may whenever they think fit convene any extraordinary general meetings.

The directors of NewCo are required (within 21 days) to call a general meeting (which must be held not later than twenty eight (28) days after such notice) if NewCo receives requisition requests to do so from shareholders who hold more than ten per cent. of such of the capital of NewCo that carries the right of voting at general meetings of NewCo (excluding any capital held as treasury shares).

Under Delaware law, any stockholder may petition the Court of Chancery to order a meeting to elect directors if such meeting, or action to elect directors by written consent in lieu of a meeting, has not been held within thirteen months.

dMY’s bylaws provide that in addition to the annual meeting of the stockholders, special meetings of stockholders may be called at any time by the chairman of the board of directors, the chief executive officer, or the board of directors pursuant to a resolution adopted by a majority of the board of directors. Such special meetings may not be called by any other person or persons.

Stockholder Quorum

The NewCo Articles of Incorporation provide that shareholders holding in aggregate not less than a simple majority of all voting share capital of NewCo in issue present in person or by proxy and entitled to vote shall be a quorum, provided that the minimum quorum for any meeting shall be two shareholders (present in person or by proxy) entitled to vote at the meeting.	dMY’s bylaws provide that the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding dMY capital stock representing a majority of the voting power of all outstanding shares of dMY capital stock entitled to vote at such meeting, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

Stockholder Proposals and Stockholder Nomination of Directors

The NewCo Articles of Incorporation provide that in order for a shareholder to make a director nomination at an annual general meeting of shareholders, the shareholder must give between three (3) and twenty one (21) days’ prior written notice to NewCo. The notice must be left at the registered office of NewCo, together with a notice from the proposed director of his willingness and eligibility to be elected.	dMY’s bylaws provide that in order for a stockholder to make a director nomination or propose business at an annual meeting of stockholders, the stockholder must give timely written notice to dMY. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of dMY not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made.

Number of Directors

The NewCo Articles of Incorporation provide that, unless otherwise determined by Ordinary Resolution, the number of directors shall not be subject to any maximum and the minimum number shall be one.

No maximum number of directors has currently been fixed in respect of NewCo.

dMY’s certificate of incorporation and bylaws provide that the authorized number of directors shall be determined from time to time by resolution of the board or directors. The dMY board of directors has currently set the authorized number of directors to five directors.

Classification of the Board

The NewCo Articles of Incorporation do not currently provide for split classes of directors.

Guernsey law permits articles of incorporation to provide that directors be divided into classes with such term of office as may be specified therein and the intention is for such mechanics to be included in the NewCo Amended and Restated Articles of Incorporation.

Delaware law permits the certificate of incorporation or a stockholder-adopted bylaw to provide that directors be divided into one, two or three classes, with the term of office of one class of directors to expire each year.

The Current Charter provides that the directors comprising the board of directors shall be divided into three staggered classes, with each class serving three-year terms.

Board Meetings

The NewCo Articles of Incorporation allow for meetings of the board of directors to be held either within or outside the Guernsey and for the board to otherwise regulate its meetings as the directors think fit.	dMY’s bylaws provide that the board of directors may hold meetings, both regular and special, either within or outside the State of Delaware. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors. Special meetings of the board of directors for any purpose or purposes may be called at any time by the by the chairman of the board of directors, president or secretary on the written request of at least a majority of directors then in office.

Board Committees

The NewCo Articles of Incorporation provide that the board of directors may appoint committees of the board. No such committees have currently been appointed.

Following the adoption of the NewCo Amended and Restated Articles of Incorporation it is proposed that NewCo appoint (i) an Audit Committee; (ii) a Compensation Committee; and (iii) a Nominating and Corporate Governance Committee.

dMY’s bylaws provide that the board of directors may designate one or more committees. The board of directors of dMY has designated the following committees: (i) Audit Committee; (ii) Compensation Committee; and (iii) Nominating and Corporate Governance Committee.

Removal of Directors

Under the Guernsey Companies Law, a director ceases to be a director if he:

(1) resigns by notice to the company;

(2) is removed in accordance with the memorandum or articles of incorporation of the company;

(3) becomes ineligible to be a director under the Guernsey Companies Law;

(4) dies; or

(5) otherwise vacates office in accordance with the memorandum or articles of incorporation of the company.

The NewCo Articles of Incorporation provide for the eventualities set out in (1), (3) and (4) and also that a director ceases to hold office if he:

(1) absents himself (without leave of the board of directors) from meetings of the directors for six months in succession and the other directors resolve that his office be vacated;

(2) if he becomes bankrupt, suspends payment or compounds with his creditors or is adjudged insolvent (or equivalent);

(3) if he is removed by resolution of the directors signed by all of his co-directors (not being less than two in number); or

(4) if NewCo declares that he shall cease to be a director by Ordinary Resolution.

Under Delaware law, any director may be removed with or without cause by the affirmative vote of holders of a majority of the outstanding shares entitled to vote upon the election of directors.

The Current Charter provides that a director may be removed at any time with cause by the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of dMY capital stock entitled to vote generally in the election of directors, voting together as a single class.

The NewCo Amended and Restated Articles of Incorporation will provide that a director may be removed from office:

(1) by the shareholders by Special resolution only for “cause”; provided that any director who was nominated for election by the Apax or dMY shareholders may be removed with or without cause only by the relevant shareholders in accordance with the Investor Rights Agreement;

(2) by the board of directors by resolution made by the directors for “cause”;

(3) as set out in (1), (4), (6) and (7) above;

(4) if he is found to be or becomes, in the opinion of a registered medical practitioner by whom he is being treated, physically or mentally incapable of acting as a director;

(5) if he is prohibited by applicable law or the NYSE from being a director; or

(6) if he is removed from office pursuant to the NewCo Amended and Restated Articles of Incorporation or any other agreement between the director and NewCo or any of its subsidiaries.

Board Vacancies

Under Guernsey Companies Law following the incorporation of a company any subsequent directors must, unless the memorandum or articles of incorporation of a company provides otherwise, be appointed by Ordinary Resolution.

The NewCo Articles of Incorporation provide that;

(1) the directors of NewCo have power at any time, and from time to time, to appoint any person to be a director of NewCo; and

(2) the shareholders of NewCo in general meeting may by Ordinary Resolution appoint a director,

in each case either to fill a casual vacancy or as an addition to the existing directors.

Under Delaware law, unless otherwise provided in the certificate of incorporation or the bylaws,

(1) vacancies on a board of directors; and

(2) newly created directorships resulting from an increase in the number of directors may be filled by a majority of the directors in office, although less than a quorum, or by a sole remaining director. In the case of a classified board, directors elected to fill vacancies or newly created directorships will hold office until the next election of the class for which the directors have been chosen. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board, the Court of Chancery may, upon application of any stockholder or stockholder s holding at least 10% of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

The Current Charter provides that any vacancy or newly created directorships on the board of directors shall be filled only by the affirmative vote of a majority of the directors in office, although less than a quorum, or by a sole remaining director, and not by the stockholders.

Limitation of Director Liability

The Guernsey Companies Law permits shareholders of a company, by Ordinary Resolution, to ratify conduct by a director which exceeds his powers or amounts to negligence, default, breach of duty or breach of trust in relation to the Company.

Delaware law permits a corporation’s certificate of incorporation to include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholder s for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

(1)  any breach of his or her duty of loyalty to the corporation or its stockholders;

(2)  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(3)  intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

(4)  any transaction from which he or she derives an improper personal benefit.

The Current Charter provides that to the maximum extent permitted by the DGCL, as the same exists or as may be amended, a director of dMY shall not be personally liable to the dMY or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless a director violated his or her duty of loyalty to dMY or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from his or her actions as a director.

Directors and Officers Indemnity

The NewCo Articles of Incorporation provide that the directors of NewCo (including any alternate director), secretary and other officer or employee for the time being of NewCo shall be indemnified out of the assets of NewCo to the fullest extent permitted by the Guernsey Companies Law from and against all actions, costs, charges, losses, damages and expenses in respect of which they may lawfully be indemnified which they or any of them shall or may incur or sustain by reason of	Delaware law provides that a corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such any contract entered into or any act done, concurred in, or omitted, in or about the execution of their duty or supposed duty or in relation thereto.

Under the Guernsey Companies Law, the indemnity would not extend to any negligence, default, breach of duty or breach of trust by a director in relation to NewCo.

NewCo may indemnify a director against any liability incurred by that director to a person (other than NewCo or an associated company), provided that the indemnity cannot extend to any liability of the director (i) to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of penalty in respect of non-compliance with a regulatory requirement or (ii) incurred in defending criminal proceedings in which he is convicted, in defending criminal proceedings brought by NewCo or an associated company in which judgment is given against him or in connection with an application for relief from the Royal Court of Guernsey in respect of proceedings for negligence, default, breach of duty or breach of trust in which the Court refused to grant him relief.

corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

A Delaware corporation may indemnify the same category of persons in an action by or in the right of the corporation under the same conditions, but only for expenses (including attorneys’ fees), provided that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation.

The Current Charter and dMY’s bylaws provide that dMY shall indemnify its directors and officers to the fullest extent permitted by the DGCL or any other applicable law. Under its bylaws, dMY will not be required to indemnify any director or officer in connection with any proceeding initiated by such person unless the proceeding was authorized in the specific case by the dMY board of directors.

As permitted by the DGCL, dMY currently has in effect a directors’ and officers’ liability insurance policy.

Insurance

NewCo’s Articles of Incorporation provide that, to the fullest extent permitted by the Guernsey Companies Law, the directors of NewCo shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees of NewCo, or of any other company which is its holding company or in which NewCo or such holding company or any of the predecessors of NewCo or of such holding company has any interest whether direct or indirect or which is in any way allied to or associated with NewCo, or of any subsidiary undertaking of NewCo or of any such other company, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the	dMY’s bylaws provide that dMY may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of dMY, or is or was serving at the request of dMY as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not dMY would have the power to indemnify him or her against such liability under the provisions of the DGCL.

actual or purported execution and/or discharge of their duties and/or the exercise or purported exercise of their powers and/or otherwise in relation to or in connection with their duties, powers or offices in relation to NewCo or any other such company or subsidiary undertaking.

Derivative Suits and Class Action Suits

NewCo’s Articles of Incorporation do not provide for a specific forum in which derivative actions to be brought on behalf of NewCo.	The Current Charter provides that unless dMY consents in writing to the selection of an alternate forum, the Court of Chancery shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any derivative action or proceeding brought on behalf of dMY.

Conflicts of Interest Transactions

Under the Guernsey Companies Law, a director must immediately after becoming aware of the fact that he is interested in a transaction or proposed transaction with the company to which he is appointed, disclose to the board of directors the nature and extent of his interest.

Following the adoption of the NewCo Amended and Restated Articles of Incorporation, it is intended that conflict of interest issues concerning NewCo’s directors will be addressed by NewCo’s Audit Committee.

dMY has adopted a Code of Business Conduct and Ethics that covers, among other things, the handling of conflicts of interest. Under this policy, conflict of interest issues concerning dMY’s directors will be addressed by dMY’s Audit Committee. The dMY Code of Business Conduct and Ethics is available on dMY’s website at www.dmytechnology.com.

Certain Business Combinations

“Business combinations” are not prohibited under Guernsey law.

Under the Guernsey Companies Law, NewCo may amalgamate with another body corporate provided that certain approvals and procedural steps are taken.

Section 203 of the DGCL prohibits certain “business combinations.” A corporation shall not engage in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

(1)  Prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(2)  Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced (excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

(3)  At or subsequent to such time the business combination was approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Proxy Statements

Under the Guernsey Companies Law, each shareholder of NewCo is entitled to appoint one or more persons as his proxy to exercise his rights to attend and speak and vote at shareholder meetings of NewCo.	Under the Exchange Act proxy rules, dMY must comply with notice and disclosure requirements relating to the solicitation of proxies for stockholder meetings.

Reporting Requirements

Under the Guernsey Companies Law, NewCo is required to submit to the Guernsey Registry (i) between June 1, 2021 and July 31, 2021 an annual validation containing information current on May 31, 2021 and (ii) thereafter before the last day of February in each year an annual validation containing information current on     , respectively, May 31 and December 31 in the previous year.

NewCo is also required to file with the Guernsey Registry details of any change of its directors within 14 days of the relevant change and details of any change of its registered office.

Certain shareholder resolutions must also be filed with the Guernsey Registry within certain timeframes. For example, a copy of every Special Resolution must be filed with the Guernsey Registry within 30 days of it being passed.

As a U.S. public company, dMY must file with the SEC, among other reports and notices:

(1)   an Annual Report on Form 10-K within 60 days after the end of a fiscal year;

(2)   a Quarterly Report on Form 10-Q within 40 days after the end of a fiscal quarter ending; and

(3)   Current Reports on Form 8-K upon the occurrence of certain important corporate events. Unless otherwise specified, a report is to be filed or furnished within four business days after occurrence of the event.

Short-Swing Profits

Because dMY has a class of equity securities registered under Section 12 of the Exchange Act, the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act (and the related rules) apply to dMY’s officers, directors and principal stockholders.

Enforcement of Civil Liabilities Against Non-United States Persons and Enforceability of Judgments

As not all of NewCo’s proposed directors and officers are resident in the U.S., and the majority of NewCo’s assets and the assets of the directors and officers are located outside the U.S., it may be difficult for investors to effect service of process within the U.S. upon NewCo or its directors or officers, or enforce judgments obtained in the U.S. courts against NewCo or its directors or officers.	dMY is a U.S. company incorporated under the laws of Delaware and has substantial assets located in the U.S. As a result, investors generally can initiate lawsuits in the U.S. against dMY and its directors and officers and can enforce lawsuits based on U.S. federal securities laws in U.S. courts.

APPRAISAL RIGHTS

Neither our stockholders nor our warrant holders have appraisal rights in connection with the Business Combination under the DGCL.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Board is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting. If the Business Combination is consummated, you will be entitled to attend and participate in NewCo’s annual meetings of shareholders. If NewCo holds a 2021 annual meeting of shareholders, it will provide notice of or otherwise publicly disclose the date on which the 2021 annual meeting will be held. Under Guernsey law, NewCo must hold an annual meeting within 18 months of its incorporation date, October 21, 2020. As a foreign private issuer, NewCo will not be subject to the SEC’s proxy rules.

OTHER STOCKHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with dMY’s board of directors, any committee chairperson or independent directors as a group by writing to the board or committee chairperson in care of dMY, 1180 North Town Center Drive, Suite 100, Las Vegas, NV 89144. Following the Business Combination, such communications should be sent in care of NewCo, 9th Floor, 10 Bloomsbury Way, London, WC1A 2SL. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all independent directors.

EXPERTS

The financial statements of dMY as of December 31, 2020 and for the period from June 18, 2020 (inception) through December 31, 2020 appearing in this proxy statement/prospectus have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this proxy statement/prospectus, and are included in reliance on such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of TopCo as of and for the years ended December 31, 2019 and 2018 appearing in this proxy statement/prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this proxy statement/prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, dMY and servicers that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of dMY’s proxy statement. Upon written or oral request, dMY will deliver a separate copy of the proxy statement to any stockholder at a shared address to which a single copy was delivered and who wishes to receive a separate copy. Stockholders receiving multiple copies of dMY’s proxy statement may likewise request that dMY deliver single copies of such documents in the future. Stockholders may notify dMY of their requests by calling (702) 781-4313 or writing dMY at its principal executive offices at 1180 North Town Center Drive, Suite 100, Las Vegas, Nevada 89144. Following the Business Combination, such requests should be made by calling +44 (0) 20 7851 4060 or writing NewCo at 9th Floor, 10 Bloomsbury Way, London, WC1A 2SL.

WHERE YOU CAN FIND MORE INFORMATION

dMY files reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”) as required by the Exchange Act, as applicable to foreign private issuers. You may access information on dMY at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.

All information contained in this document relating to NewCo has been supplied by NewCo, and all such information relating to dMY has been supplied by dMY. Information provided by one another does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this document or if you have questions about the Business Combination, you should contact via phone or in writing:

dMY Technology Group, Inc. II

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

Tel.: (702) 781-4313

Email: IR@dmytechnology.com

or:

NewCo Galileo Limited

9th Floor, 10 Bloomsbury Way

London, WC1A 2SL

Tel.: +44 (0) 20 7851 4060

Email: investorrelations@Geniussports.com

or:

Morrow Sodali LLC

470 West Avenue, Suite 3000

Stamford, Connecticut 06902

Tel: (800) 662-5200

Banks and brokers call collect: (203) 658-9400

Email: DMYD.info@investor.morrowsodali.com

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements of DMY Technology Group, Inc. II
Report of Independent Registered Public Accounting Firm	F-2
Financial Statements:
Balance Sheet as of December 31, 2020	F-3
Statement of Operations for the period from June 18, 2020 (inception) through December 31, 2020	F-4
Statement of Changes in Stockholders’ Equity for the period from June 18, 2020 (inception) through December 31, 2020	F-5
Statement of Cash Flows for the period from June 18, 2020 (inception) through December 31, 2020	F-6
Notes to Financial Statements	F-7

Unaudited Condensed Consolidated Interim Financial Statements of Maven Topco Limited
Condensed Consolidated Balance Sheets as of September 30, 2020 (Unaudited) and December 31, 2019	F-21
Unaudited Condensed Consolidated Statements of Operations for the nine months ended September 30, 2020 and 2019	F-22
Unaudited Condensed Consolidated Statements of Comprehensive Loss for the nine months ended September 30, 2020 and 2019	F-23
Unaudited Condensed Consolidated Statements of Changes in Temporary Equity and Shareholders’ Deficit for the nine months ended September 30, 2020 and 2019	F-24
Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2020 and 2019	F-25
Notes to Unaudited Condensed Consolidated Financial Statements	F-26

Audited Consolidated Financial Statements of Maven Topco Limited
Report of Independent Registered Public Accounting Firm	F-43
Consolidated Balance Sheets as of December 31, 2019 and 2018 (Successor)	F-44

Consolidated Statements of Operations for the year ended December 31, 2019 (Successor) and for the periods from September 8, 2018 through December 31, 2018 (Successor) and from January 1, 2018 through September 7, 2018 (Predecessor)

F-45

Consolidated Statements of Comprehensive Loss for the year ended December 31, 2019 (Successor) and for the periods from September 8, 2018 through December 31, 2018 (Successor) and from January 1, 2018 through September 7, 2018 (Predecessor)

F-46

Consolidated Statements of Changes in Temporary Equity and Shareholders’ Deficit for the year ended December 31, 2019 (Successor) and for the periods from September 8, 2018 through December 31, 2018 (Successor) and from December 31, 2017 through September 7, 2018 (Predecessor)

F-47

Consolidated Statements of Cash Flows for the year ended December 31, 2019 (Successor) and for the periods from September 8, 2018 through December 31, 2018 (Successor) and from January 1, 2018 through September 7, 2018 (Predecessor)

F-48
Notes to Consolidated Financial Statements	F-49

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

DMY Technology Group Inc. II

Opinion on the Financial Statements

We have audited the accompanying balance sheet of DMY Technology Group Inc. II (the “Company”), as of December 31, 2020, the related statements of operations, changes in stockholders’ equity and cash flows for the period from June 18, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from June 18, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

February 24, 2021

DMY TECHNOLOGY GROUP, INC. II

BALANCE SHEET

December 31, 2020

Assets:
Current assets:
Cash	$977,865
Prepaid expenses	372,975

Total current assets	1,350,840
Investments held in Trust Account	276,098,634

Total Assets	$277,449,474

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$186,059
Accrued expenses	283,833
Franchise tax payable	105,940

Total current liabilities	575,832
Deferred underwriting commissions in connection with the initial public offering	9,660,000

Total liabilities	10,235,832
Commitments and Contingencies (Note 5)
Class A common stock, $0.0001 par value; 26,221,364 shares subject to possible redemption at $10.00 per share	262,213,640
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 380,000,000 shares authorized; 1,378,636 shares issued and outstanding (excluding 26,221,364 shares subject to possible redemption)	138
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 6,900,000 shares issued and outstanding	690
Additional paid-in capital	5,627,537
Accumulated deficit	(628,363)

Total stockholders’ equity	5,000,002

Total Liabilities and Stockholders’ Equity	$277,449,474

The accompanying notes are an integral part of these financial statements.

DMY TECHNOLOGY GROUP, INC. II

STATEMENTS OF OPERATIONS

For the Period from June 18, 2020 (inception) through December 31, 2020

General and administrative expenses	$621,057
Franchise tax expense	105,940

Loss from operations	(726,997)
Gain on marketable securities (net), dividends and interest, held in Trust Account	98,634

Loss before income tax expense	(628,363)
Income tax benefit	—

Net loss	$(628,363)

Weighted average shares outstanding of Class A common stock	27,600,000

Basic and diluted net income per share, Class A	$—

Weighted average shares outstanding of Class B common stock	6,900,000

Basic and diluted net loss per share, Class B	$(0.09)

The accompanying notes are an integral part of these financial statements.

DMY TECHNOLOGY GROUP, INC. II

STATEMENT OF CHANGE IN STOCKHOLDERS’ EQUITY

For the Period from June 18, 2020 (inception) through December 31, 2020

	Common Stock				Additional		Total
	Class A		Class B		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance - June 18, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor (1)(2)	—	—	6,900,000	690	24,310	—	25,000
Sale of units in initial public offering, gross	27,600,000	2,760	—	—	275,997,240	—	276,000,000
Offering costs	—	—	—	—	(15,702,995)	—	(15,702,995)
Sale of private placement warrants to Sponsor in private placement	—	—	—	—	7,520,000	—	7,520,000
Common stock subject to possible redemption	(26,221,364)	(2,622)	—	—	(262,211,018)	—	(262,213,640)
Net loss	—	—	—	—	—	(628,363)	(628,363)

Balance - December 31, 2020	1,378,636	$138	6,900,000	$690	$5,627,537	$(628,363)	$5,000,002

The accompanying notes are an integral part of these financial statements.

DMY TECHNOLOGY GROUP, INC. II

STATEMENT OF CASH FLOWS

For the Period from June 18, 2020 (inception) through December 31, 2020

Cash Flows from Operating Activities:
Net loss	$(628,363)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on marketable securities (net), dividends and interest, held in Trust Account	(98,634)
General and administrative expenses paid by related party under note payable	197
Changes in operating assets and liabilities:
Prepaid expenses	(372,975)
Accounts payable	186,059
Accrued expenses	208,833
Franchise tax payable	105,940

Net cash used in operating activities	(598,943)

Cash Flows from Investing Activities
Cash deposited in Trust Account	(276,000,000)

Net cash used in investing activities	(276,000,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	25,000
Proceeds from note payable and advances from related parties	129,990
Repayment of note payable and advances from related party	(211,412)
Proceeds received from initial public offering, gross	276,000,000
Proceeds received from private placement	7,520,000
Offering costs paid	(5,886,770)

Net cash provided by financing activities	277,576,808

Net increase in cash	977,865
Cash - beginning of the period	—

Cash - end of the period	$977,865

Supplemental disclosure of noncash activities:
Offering costs included in accrued expenses	$75,000
Offering costs funded with note payable	$81,225
Deferred underwriting commissions in connection with the initial public offering	$9,660,000
Initial value of Class A common stock subject to possible redemption	$262,807,880
Change in value of Class A common stock subject to possible redemption	$(594,240)

The accompanying notes are an integral part of these financial statements.

DMY TECHNOLOGY GROUP, INC. II

NOTES TO FINANCIAL STATEMENTS

Note 1—Description of Organization and Business Operations

dMY Technology Group, Inc. II (the “Company”) is a blank check company incorporated in Delaware on June 18, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of December 31, 2020, the Company had not commenced any operations. All activity for the period from June 18, 2020 (inception) to December 31, 2020 relates to the Company’s formation and the preparation of the initial public offering (the “Initial Public Offering”) and since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is dMY Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on August 13, 2020. On August 18, 2020, the Company consummated its Initial Public Offering of 27,600,000 units (“Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), including the 3,600,000 Units as a result of the underwriters’ full exercise of their over-allotment option, at $10.00 per Unit, generating gross proceeds of $276.0 million, and incurring offering costs of approximately $15.7 million, inclusive of approximately $9.7 million in deferred underwriting commissions (Note 5).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 5,013,333 warrants at a price of $1.50 per warrant (“Private Placement Warrants”) to the Sponsor, generating gross proceeds of approximately $7.5 million (Note 4).

Upon the closing of the Initial Public Offering and the Private Placement in August 2020, $276.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”) located in the United States at JP Morgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”).

DMY TECHNOLOGY GROUP, INC. II

NOTES TO FINANCIAL STATEMENTS

The Company will provide the holders (the “Public Stockholders”) of the Company’s outstanding shares of Class A common stock, par value $0.0001 per share, sold in the Initial Public Offering (the “Public Shares”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

The Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

The Amended and Restated Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Class A common stock sold in the Initial Public Offering, without the prior consent of the Company.

The Sponsor and the Company’s officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or August 18, 2022 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by

DMY TECHNOLOGY GROUP, INC. II

NOTES TO FINANCIAL STATEMENTS

the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, liquidate and dissolve, subject, in each case, to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The initial stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) not will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s Independent Registered Public Accounting Firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Proposed Business Combination

October 27, 2020, the Company executed a business combination agreement (the “Business Combination Agreement”) with Maven Topco Limited, a company incorporated under the laws of Guernsey, Maven Midco Limited, a private limited company incorporated under the laws of England and Wales, Galileo NewCo Limited, a company incorporated under the laws of Guernsey, Genius Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of NewCo, and dMY Sponsor II, LLC, a Delaware limited liability company, as disclosed elsewhere in this proxy statement/prospectus.

Liquidity and Capital Resources

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of December 31, 2020, the Company had approximately $978,000 in its operating bank account, approximately $99,000 of interest income available in the Trust Account to pay for taxes and

DMY TECHNOLOGY GROUP, INC. II

NOTES TO FINANCIAL STATEMENTS

working capital of approximately $775,000. Further, the Company has incurred and expect to continue to incur significant costs in pursuit of its acquisition plans.

The Company’s liquidity needs to date had been satisfied through the receipt of $25,000 from the Sponsor to purchase the Founder Shares, and a loan of approximately $200,000 pursuant to the Note issued to the Sponsor (as defined in Note 4), an advance from related parties of approximately $11,000, for an aggregate loan and advance balance of approximately $211,000, and the proceeds from the consummation of the Private Placement not held in the Trust Account. The outstanding balance of the Note was repaid in August 2020. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor may, but is not obligated to, provide the Company Working Capital Loans (see Note 4). As of December 31, 2020, there were no amounts outstanding under any Working Capital Loan.

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

Note 2—Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars, in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

DMY TECHNOLOGY GROUP, INC. II

NOTES TO FINANCIAL STATEMENTS

This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal depository insurance coverage of $250,000, and investments held in Trust Account. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Investments Held in the Trust Account

The Company’s portfolio of investments is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in gain on marketable securities (net), dividends and interest held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

DMY TECHNOLOGY GROUP, INC. II

NOTES TO FINANCIAL STATEMENTS

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

As of December 31, 2020, the carrying values of cash, accounts payable, accrued expenses and franchise tax payable approximate their fair values due to the short-term nature of the instruments. The Company’s investments held in Trust Account are comprised of investments in U.S. Treasury securities with an original maturity of 185 days. The fair value of investments held in Trust Account is determined using quoted prices in active markets.

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of the FASB ASC Topic 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A – “Expenses of Offering.” Offering costs consist of costs incurred in connection with the preparation for the Initial Public Offering. These costs, together with the underwriting discount, were charged to additional paid-in capital upon the completion of the Initial Public Offering.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in FASB ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Shares of conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2020, 26,221,364 shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Net Loss Per Common Share

Net loss per share of common stock is computed by dividing net loss applicable to stockholders by the weighted average number of shares of common stock outstanding during the periods. The Company has not considered the effect of the warrants sold in the Initial Public Offering and Private Placement to purchase an aggregate of 14,213,333 shares of Class A common stock in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per share is the same as basic earnings per share for the periods presented.

The Company’s statement of operations includes a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income per share. Net income per share, basic and diluted for Class A common stock is calculated by dividing the net gain from investments held in the Trust Account of approximately $99,000, net of applicable franchise taxes of approximately $99,000 for the period from June 18, 2020 (inception) through December 31, 2020, by the weighted average number of shares of

DMY TECHNOLOGY GROUP, INC. II

NOTES TO FINANCIAL STATEMENTS

Class A common stock outstanding for the period. Net loss per share, basic and diluted for Class B common stock for the period from June 18, 2020 (inception) through December 31, 2020 is calculated by dividing the general and administration expenses of approximately $621,000 and franchise taxes of approximately $7,000, resulting in a net loss of approximately $628,000, by the weighted average number of Class B common stock outstanding for the period.

Income Taxes

The Company complies with the accounting and reporting requirements of Financial Accounting Standards Board Accounting Standard Codification, or FASB ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have an effect on the Company’s financial statements.

Note 3—Initial Public Offering

On August 18, 2020, the Company consummated its Initial Public Offering of 27,600,000 Units, including the 3,600,000 Units as a result of the underwriters’ full exercise of their over-allotment option, at $10.00 per Unit, generating gross proceeds of $276.0 million, and incurring offering costs of approximately $15.7 million, inclusive of approximately $9.7 million in deferred underwriting commissions.

Each Unit consists of one share of Class A common stock, and one-third of one redeemable warrant (each, a “Public Warrant” and collectively, the “Public Warrants”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 4—Related Party Transactions

Founder Shares

On June 18, 2020, the Sponsor subscribed for 5,750,000 shares of the Company’s Class B common stock, par value $0.0001 per share, (the “Founder Shares”) for a total subscription price of $25,000, and fully paid for these on June 24, 2020. On August 13, 2020, the Company effected a 1:1.2 stock split of the Founder Shares, resulting in an aggregate of 6,900,000 Founder Shares outstanding of which 6,825,000 shares are held by the Sponsor. All shares and associated amounts have been retroactively restated to reflect the stock split. The Sponsor agreed to

DMY TECHNOLOGY GROUP, INC. II

NOTES TO FINANCIAL STATEMENTS

forfeit up to 900,000 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters, so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriters fully exercised the over-allotment option on August 18, 2020; thus, these Founder Shares are no longer subject to forfeiture.

The initial stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination and (ii) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the stockholders having the right to exchange their common stock for cash, securities or other property. Notwithstanding the foregoing, if the closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the lockup.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering in August 2020, the Company consummated the Private Placement of 5,013,333 Private Placement Warrants at a price of $1.50 per warrant to the Sponsor, generating gross proceeds of approximately $7.5 million.

Each whole Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. Certain portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Related Party Loans

On June 18, 2020, the Sponsor agreed to loan the Company an aggregate of up to $200,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan is non-interest bearing and payable upon the completion of the Initial Public Offering. The Company borrowed $200,000 under the Note to the Sponsor and obtained an advance from related parties of approximately $11,000, for a total loan and advance balance of approximately $211,000. The balance of the Note and the advance were repaid in full in August 2020.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company will repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working

DMY TECHNOLOGY GROUP, INC. II

NOTES TO FINANCIAL STATEMENTS

Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. To date, the Company had no borrowings under the Working Capital Loans.

Administrative Support Agreement

The Company entered into an agreement that provided that, commencing on the date that the Company’s securities are first listed on New York Stock Exchange and continuing until the earlier of the Company’s consummation of a Business Combination and the Company’s liquidation, to the Company will pay the Sponsor for office space, secretarial and administrative services provided to members of the Company’s management team.

The Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The Company’s audit committee reviews, on a quarterly basis, all payments that were made to the Sponsor, executive officers or directors, or the Company’s or their affiliates.

Note 5—Commitments & Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement. These holders will be entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the final prospectus relating to the Initial Public Offering to purchase up to 3,600,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. The underwriters fully exercised their over-allotment option on August 18, 2020.

The underwriters were paid a cash underwriting discount of $0.20 per Public Share, or $5.5 million in the aggregate. In addition, $0.35 per Public Share, or approximately $9.7 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Litigation

On January 12, 2021, the Company, the Sponsor accepted service of a lawsuit where they are named as Counterclaim Defendants in an underlying action by and between GTY Technology Holdings, Inc. (“GTY”), dMY Technology Holdings Inc., dMY Sponsor, LLC, dMY Sponsor III, LLC, dMY Technology Group Inc. III,

DMY TECHNOLOGY GROUP, INC. II

NOTES TO FINANCIAL STATEMENTS

the Company and the Sponsor (collectively “dMY”) and Carter Glatt (“Glatt”) and Captains Neck Holdings LLC (“Captains Neck”). The Underlying Lawsuit seeks a declaratory judgment that Glatt and Captains Neck are not entitled to Class Y Units of dMY Sponsor LLC and contains claims arising from Glatt’s termination of employment from GTY on or about April 3, 2020 including theft and misappropriation of confidential GTY information, breach of contract, breach of the duties of loyalty and fiduciary duty and conversion. Glatt has, among other things, responded to the Underlying Lawsuit by adding members of the Sponsor and officers of the Company as Counterclaim Defendants and adding Dune Acquisition Holdings LLC, a newly formed special purpose acquisition company as a Counterclaimant and asserting claims for breach of contract, fraudulent misrepresentation, negligent misrepresentation, tortious interference with business relations, quantum meruit and unjust enrichment. The Company has never employed Glatt and has no business agreements with him. The Company has denied the claims against them and management intends to vigorously defend the Company.

Risks and Uncertainties

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on the Company’s results of operations, financial position and cash flows will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s results of operations, financial position and cash flows may be materially adversely affected. Additionally, the Company’s ability to complete an initial Business Combination may be materially adversely affected due to significant governmental measures being implemented to contain the COVID-19 outbreak or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit the Company’s ability to have meetings with potential investors or affect the ability of a potential target company’s personnel, vendors and service providers to negotiate and consummate an initial Business Combination in a timely manner. The Company’s ability to consummate an initial Business Combination may also be dependent on the ability to raise additional equity and debt financing, which may be impacted by the COVID-19 outbreak and the resulting market downturn.

Note 6—Stockholders’ Equity

Class A Common Stock—The Company is authorized to issue 380,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of December 31, 2020, there were 27,600,000 shares of Class A common stock outstanding, including 26,221,364 shares of Class A common stock subject to possible redemption that were classified as temporary equity in the accompanying balance sheet.

Class B Common Stock—The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. In June 2020, the Company issued 5,750,000 shares of Class B common stock. On August 13, 2020, the Company effected a 1:1.2 stock split of the Class B common stock, resulting in an aggregate of 6,900,000 shares of Class B common stock outstanding. All shares and associated amounts have been retroactively restated to reflect the stock split. Of these, an aggregate of up to 900,000 shares of Class B common stock that were subject to forfeiture, to the Company by the initial stockholders for no consideration to the extent that the underwriter’s over-allotment option was not exercised in full or in part, so that the initial stockholders would collectively own 20% of the Company’s issued and outstanding common stock after the Initial Public Offering. The underwriters fully exercised the over-allotment option on August 18, 2020; thus, these 900,000 shares of Class B common stock are no longer subject to forfeiture.

DMY TECHNOLOGY GROUP, INC. II

NOTES TO FINANCIAL STATEMENTS

Stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders except as required by law.

The Class B common stock will automatically convert into Class A common stock concurrently with or immediately following the consummation of the initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Preferred Stock—The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2020, there were no shares of preferred stock issued or outstanding.

Warrants—Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

DMY TECHNOLOGY GROUP, INC. II

NOTES TO FINANCIAL STATEMENTS

The warrants have an exercise price of $11.50 per share, subject to adjustments and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the initial stockholders or their affiliates, without taking into account any Founder Shares held by the initial stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A common stock during the 20 trading day period starting on the trading day after the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described below under “Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described below under “Redemption of warrants when the price per share of Class A common Stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00:

Once the warrants become exercisable, the Company may redeem the outstanding warrants for cash:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the closing price of Class A common stock equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

Redemption of warrants for when the price per share of Class A common stock equals or exceeds $10.00:

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the “fair market value” (as defined below) of the Class A common stock; and

DMY TECHNOLOGY GROUP, INC. II

NOTES TO FINANCIAL STATEMENTS

•

if, and only if, the closing price of Class A common stock equals or exceeds $10.00 per Public Share (as adjusted) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends notice of redemption to the warrant holders.

The “fair market value” of Class A common stock shall mean the volume weighted average price of Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment).

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 7—Fair Value Measurements

The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis as of December 31, 2020 by level within the fair value hierarchy:

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments held in Trust Account:
U.S. Treasury Securities(1)	$276,096,910	$—	$—

(1)	Excludes $1,724 of cash balance held within the Trust Account.

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period. There were no transfers between levels for the year ended December 31, 2020.

Note 8—Income Taxes

The Company’s taxable income primarily consists of interest income on the Trust Account. The Company’s general and administrative expenses are generally considered start-up costs and are not currently deductible.

The income tax provision (benefit) for the period from June 18, 2020 (inception) through December 31, 2020 consists of the following:

Current
Federal	$—
State	—
Deferred
Federal	(131,956)
State	—
Valuation allowance	131,956

Income tax provision	$—

DMY TECHNOLOGY GROUP, INC. II

NOTES TO FINANCIAL STATEMENTS

The Company’s net deferred tax assets are as follows as of December 31, 2020:

Deferred tax assets:
Start-up/Organization costs	$1,523
Net operating loss carryforwards	130,434
Total deferred tax assets	131,956
Valuation allowance	(131,956)

Deferred tax asset	$—

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance.

There were no unrecognized tax benefits as of December 31, 2020. No amounts were accrued for the payment of interest and penalties at December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

A reconciliation of the statutory federal income tax rate (benefit) to the Company’s effective tax rate (benefit) for the period from June 18, 2020 (inception) through December 31, 2020 is as follows:

Statutory Federal income tax rate	21.0%
Change in Valuation Allowance	(21.0)%

Income Taxes Benefit	0.0%

Note 9—Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available to be issued, and determined that there have been no events that have occurred that would require adjustments to the disclosures in the financial statements.

Maven Topco Limited

Condensed Consolidated Balance Sheets

(In thousands, except share data)

	(Unaudited) September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$8,886	$8,228
Accounts receivable, net	22,996	18,376
Contract assets	4,293	5,654
Prepaid expenses	3,392	3,207
Other current assets	3,864	3,276

Total current assets	43,431	38,741

Property and equipment, net	4,822	4,882
Intangible assets, net	112,273	126,440
Goodwill	188,075	192,980
Deferred tax asset	155	173
Other assets	13,873	12,080

Total assets	$362,629	$375,296

LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$11,538	$13,292
Accrued expenses	28,767	21,861
Deferred revenue	21,910	16,015
Other current liabilities	4,196	3,461

Total current liabilities	66,411	54,629

Long-term debt	76,669	73,191
Deferred tax liability	2,828	6,223
Other liabilities	2,837	3,810

Total liabilities	148,745	137,853

Temporary equity:
Preference shares, $0.0001 par value, 218,561,319 shares authorized, 218,561,319 shares issued and outstanding as of September 30, 2020 and December 31, 2019	342,425	318,805

Total temporary equity	342,425	318,805

Shareholders’ deficit
Common shares, $0.001 par value (A1 Ordinary Shares – 1,568,702 shares authorized, issued and outstanding; A2 Ordinary Shares – 158,778 authorized, issued and outstanding; A3 Ordinary Shares – 145,943 authorized, issued and outstanding as of September 30, 2020 and December 31, 2019)	24	24
Additional paid-in capital	2,393	2,393
Accumulated deficit	(131,482)	(91,019)
Accumulated other comprehensive income (loss)	524	7,240

Total shareholders’ deficit	(128,541)	(81,362)

Total liabilities, temporary equity and shareholders’ deficit	$362,629	$375,296

Maven Topco Limited

Condensed Consolidated Statements of Operation

(Unaudited)

(In thousands, except share and per share data)

	Nine months ended September 30,
	2020	2019
Revenue	$102,722	$77,773
Cost of revenue	77,042	60,323

Gross profit	25,680	17,450

Operating expenses:
Sales and marketing	10,024	10,656
Research and development	8,234	11,566
General and administrative	21,342	20,524
Transaction expenses	53	506

Total operating expense	39,653	43,252

Loss from operations	(13,973)	(25,802)

Interest income (expense), net	(5,799)	(5,112)
Gain (loss) on disposal of assets	—	3
Gain (loss) on foreign currency	(242)	(982)

Total other income (expenses)	(6,041)	(6,091)

Loss before income taxes	(20,014)	(31,893)

Income tax benefit	3,171	1,468

Net loss	$(16,843)	$(30,425)

Net loss per common share:
Basic and diluted	$(8.99)	$(16.74)
Weighted average common shares outstanding:
Basic and diluted	1,873,423	1,817,199

Maven Topco Limited

Condensed Consolidated Statements of Comprehensive Loss

(Unaudited)

(In thousands)

	Nine months ended September 30,
	2020	2019
Net loss	$(16,843)	$(30,425)
Other comprehensive loss:
Foreign currency translation adjustments	(6,716)	(8,864)

Comprehensive loss	$(23,559)	$(39,289)

Maven Topco Limited

Condensed Consolidated Statements of Changes in Temporary Equity and Shareholders’ Deficit

(Unaudited)

(In thousands, except share data)

	Temporary Equity		Permanent Equity
	Preference Shares	Amounts	Common Shares	Amounts	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total shareholders’ deficit
Balance at December 31, 2019	218,561,319	$318,805	1,873,423	$24	$2,393	$(91,019)	$7,240	$(81,362)
Net loss	—	—	—	—	—	(16,843)	—	(16,843)
Foreign currency translation adjustment	—	—	—	—	—	—	(6,716)	(6,716)
Preference share accretion	—	23,620	—	—	—	(23,620)	—	(23,620)

Balance at September 30, 2020	218,561,319	$342,425	1,873,423	$24	$2,393	$(131,482)	$524	$(128,541)

	Temporary Equity		Permanent Equity
	Preference Shares	Amounts	Common Shares	Amounts	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total shareholders’ deficit
Balance at December 31, 2018	213,657,244	$284,403	1,812,601	$23	$2,315	$(22,490)	$(3,111)	$(23,263)
Net loss	—	—	—	—	—	(30,425)	—	(30,425)
Foreign currency translation adjustment	—	—	—	—	—	—	(8,864)	(8,864)
Issuance of common shares	—	—	50,215	1	64	—	—	65
Issuance of preference shares	4,048,583	4,974	—	—	—	—	—	—
Preference share accretion	—	21,023	—	—	—	(21,023)	—	(21,023)

Balance at September 30, 2019	217,705,827	$310,400	1,862,816	$24	$2,379	$(73,938)	$(11,975)	$(83,510)

Maven Topco Limited

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine months ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(16,843)	$(30,425)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	25,400	20,035
Loss (gain) on disposal of assets	—	(3)
Non-cash interest expense (income)	4,977	4,713
Amortization of contract costs	450	134
Deferred income taxes	(3,171)	(1,468)
Loss (gain) on foreign currency remeasurement	1,874	786
Changes in assets and liabilities, net of effect of Business Combination:
Accounts receivable, net	(5,004)	(12,471)
Contract assets	1,197	617
Prepaid expenses	(262)	(1,291)
Other current assets	(660)	(1,823)
Other assets	(2,515)	(3,303)
Accounts payable	(1,393)	2,824
Accrued expenses	7,339	7,280
Deferred revenue	6,199	8,255
Other current liabilities	1,014	1,092
Other liabilities	(954)	374

Net cash provided by (used in) operating activities	17,648	(4,674)
Cash flows from investing activities:
Purchases of property and equipment	(1,158)	(2,418)
Capitalization of internally developed software costs	(12,206)	(14,818)
Purchases of intangible assets	(1,296)	(511)
Acquisition of business, net of cash acquired	—	(531)
Proceeds from disposal of assets	25	60

Net cash used in investing activities	(14,635)	(18,218)
Cash flows from financing activities:
Proceeds from issuance of common shares	—	65
Proceeds from issuance of preference shares	—	4,974
Proceeds from deposits on incentive securities	92	65
Proceeds from borrowings	—	1,147
Repayment of loans and mortgage	(17)	(16)
Payment of contingent consideration	—	(664)

Net cash provided by financing activities	75	5,571
Effect of exchange rate changes on cash and cash equivalents	(2,430)	(1,310)
Net increase (decrease) in cash and cash equivalents	658	(18,631)
Cash and cash equivalents, beginning of period	8,228	23,836

Cash and cash equivalents, end of period	$8,886	$5,205

Supplemental disclosure of cash activities
Cash paid during the period for Interest	$822	$399
Cash paid during the period for income taxes	691	563
Supplemental disclosure of noncash investing and financing activities
Contingent consideration for acquisition of business included in other liabilities	—	2,211
Preference share accretion	23,620	21,023

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1. Description of Business and Summary of Significant Accounting Policies

Description of Business

Maven Topco Limited is a non-cellular company limited by shares incorporated in Guernsey on July 18, 2018 (“Maven Topco”) in connection with the investment by Apax Funds (as defined below) in Genius Sports Group Limited (the “Apax Investment”). Maven Topco and its wholly-owned subsidiaries are collectively referred to as (the “Company”). Genius Sports Group Limited, is a private company incorporated on July 28, 2015, and headquartered in London, England (“Genius Sports”). In connection with the Apax Investment, on September 7, 2018, Genius Sports and its wholly-owned subsidiaries became wholly-owned subsidiaries of the Company. “Apax Funds” refers to certain funds the ultimate general partners of which are advised by Apax Partners LLP (“Apax”).

The Company is a provider of scalable, technology-led products and services to the sports, sports betting, and sports media industries. The Company is a data and technology company that enables consumer-facing businesses such as sports leagues, sportsbook operators and media companies to engage with their customers. The scope of the Company’s software bridges the entire sports data journey, from intuitive applications that enable accurate real-time data capture, to the creation and provision of in-game betting odds and digital content that helps the Company’s customers create engaging experiences for the ultimate end-user, who are primarily sports fans.

Basis of Presentation and Principles of Consolidation

The accompanying condensed consolidated financial statements are presented in conformity with generally accepted accounting principles accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these interim condensed consolidated financial statements should be read in conjunction with the audited financial statements and accompanying notes for the years ended December 31, 2019 and 2018. The condensed consolidated balance sheets as of December 31, 2019, included herein, was derived from the audited financial statements of the Company as of that date.

The unaudited condensed consolidated interim financial statements, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company’s financial position as of September 30, 2020, its results of operations, comprehensive loss and shareholders’ deficit for the nine months ended September 30, 2020 and 2019, and its cash flows for the nine months ended September 30, 2020 and 2019. The results of the nine months ended September 30, 2020 are not necessarily indicative of the results to be expected for the year ended December 31, 2020 or for any interim period or for any other future year.

The condensed consolidated financial statements include the accounts and operations of the Company, inclusive of its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Foreign Currency

The accompanying condensed consolidated financial statements are presented in United States Dollars (“USD”), which is the Company’s reporting currency. The Company’s functional currency is the Pound Sterling (“GBP”). For transactions entered into in a currency other than its functional currency, monetary assets and liabilities are

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

re-measured into GBP at the current exchange rate as of the applicable balance sheet date, and all non-monetary assets and liabilities, along with equity are re-measured at historical rates. Income and expenses are re-measured at the average exchange rate prevailing during the period. Gains and losses resulting from foreign exchange transactions and revaluation of monetary assets and liabilities in non-functional currencies are included in other income (expense) in the condensed consolidated statements of operations. Translation adjustments resulting from the process of translating local currency financial statements into USD are included in determining other comprehensive income (loss).

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates and assumptions reflected in the financial statements include, but are not limited to, the valuation allowance for deferred tax assets, stock-based compensation including the fair value of equity awards; allowance for doubtful accounts, revenue recognition, purchase price allocation including fair value estimates of intangible assets and goodwill, the estimated useful lives of property and equipment and intangible assets and capitalization of internally developed software costs. The Company bases its estimates on historical experience and also on assumptions that it believes are reasonable. Due to the inherent uncertainty involved in making assumptions and estimates, changes in circumstances, could result in actual results differing from those estimates, and such differences could be material to the Company’s condensed consolidated balance sheets, statements of operations and comprehensive loss.

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, may choose to adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Going Concern and Liquidity

The Company experienced an operating loss for the nine months ended September 30, 2020. Based on anticipated spend, timing of expenditure assumptions, along with market conditions, the Company expects that its cash will be sufficient to fund its operating expenses and capital expenditure requirements for at least one year after issuance of the accompanying condensed consolidated financial statements.

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Significant Risks and Uncertainties

The Company is subject to those risks common in the sports betting industry and also those risks common to highly regulated industries including, but not limited to, the possibility of not being able to successfully develop or market its products; foreign currency risk; technological obsolescence; competition; dependence on key personnel and key external alliances; the successful protection of its proprietary technologies data, and intellectual property rights; branding; compliance with government regulations and specifically with data protection and privacy laws; litigation; systems and infrastructure failure; interest rate risk; seasonal fluctuations; ability to grow via strategic acquisitions and successfully integrate the acquired businesses; the U.K.’s exit from the European Union (Brexit); fraud, corruption, or negligence related to sports events; and the possibility of not being able to obtain additional financing when needed.

In March 2020, the World Health Organization declared the outbreak of the novel coronavirus (“COVID-19”) to be a pandemic. The COVID-19 pandemic is having widespread, rapidly evolving, and unpredictable impacts on global society, economies, financial markets, and business practices. Efforts to contain the effect of the virus have included business closures, travel restrictions and restrictions on public gatherings and events. Many businesses have eliminated non-essential travel and canceled in-person events to reduce instances of employees and others being exposed to public gatherings. Governments around the world, including governments in Europe and state and local governments in the U.S., have restricted business activities and strongly encouraged, instituted orders or otherwise restricted individuals from leaving their home. Governmental authorities have imposed or have recommended various measures, including social distancing, quarantine and stay-at-home or shelter-in-place directives, limitations on the size of gatherings, closures of work facilities, schools, public buildings and businesses, and cancellation of events, including sporting events, concerts, conferences and meetings.

The direct impact on the Company’s business and the business of the Company’s customers, including sports organizations and bookmakers, beyond disruptions in normal business operations in several of the Company’s and customers’ offices and business establishments, has been primarily through the suspension, postponement and cancellation of sports and sporting events. The suspension, postponement and cancellation of sporting events affected by COVID-19 has reduced the volume of sporting events on which the Company can collect data and has had an adverse impact on the Company’s revenue and the revenue of the Company’s customers and sports organizations. Additionally, as a result of the cancellation of major and professional sporting events, bookmakers have increased demand for lower-tier events (e.g. tennis, esports, and minor soccer leagues). Providing data for such lower-tier and amateur events to meet this demand exposes the Company’s business to additional risk, including risks related to fraud, corruption or negligence, reputational harm, regulatory risk, privacy risk and certain other risks related to the Company’s international operations. Furthermore, to minimize the financial impacts as a result of the pandemic, the Company reduced travel expenses, negotiated hosting discounts with its vendors, enacted a four-day working week, and implemented hiring and pay freezes.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, Fair Value Measurements and Disclosures, approximates the carrying amounts represented in the condensed consolidated balance sheets.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, and accounts receivable. The Company maintains the majority of its cash balances in accounts held by major banks and financial institutions, which management believes to be of high credit quality,

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

and generally located in regions where the Company operates. The Company does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

No individual customer accounted for 10% or more of the Company’s total accounts receivable as of September 30, 2020 and December 31, 2019.

As of September 30, 2020, three vendors accounted for 23%, 17% and 13% of accounts payable. As of December 31, 2019, three vendors accounted for 35%, 12% and 12% of accounts payable.

Segment Information

The Company operates as one operating segment. Operating segments are defined as components of an enterprise for which separate financial information is evaluated regularly by the chief operating decision maker (“CODM”), consisting of the Company’s chief executive officer, in deciding how to allocate resources and assess the Company’s financial and operational performance. In addition, the Company’s CODM evaluates the Company’s financial information and resources and assesses the performance of these resources on a consolidated basis. As a result, management has determined that the Company’s business operates in a single operating segment. Since the Company operates as one operating segment, all required financial segment information can be found in the consolidated financial statements.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which, together with subsequent amendments requires lessees to recognize all leases, with limited exceptions, on the balance sheet, while recognition on the statements of operations will remain similar to legacy lease accounting, under Topic 840. The ASU also eliminates real estate-specific provisions and modifies certain aspects of lessor accounting. ASU-2016-02 is effective for the Company beginning January 1, 2022. The Company is currently in the process of evaluating the effects of this pronouncement on the Company’s condensed consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses of Financial Instruments, which, together with subsequent amendments, amends the requirement on the measurement and recognition of expected credit losses for financial assets held. ASU 2016-13 is effective for the Company beginning January 1, 2023, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the Company’s financial statements and does not expect it to have a material impact on the Company’s condensed consolidated financial statements.

In August 2018, the FASB issued ASU 2018-15, Intangibles — Goodwill and Other — Internal-Use Software (Topic 350-40). This ASU addresses users’ accounting for implementation costs incurred in a cloud computing arrangement that is a service contract and also adds certain disclosure requirements related to implementation costs incurred for internal-use software and cloud computing arrangements. The amendment aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). ASU 2018-15 is effective for fiscal years beginning January 1, 2021. The amendments in this ASU can be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. The Company is currently in the process of evaluating the effects of this pronouncement on the Company’s condensed consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

2019-12 is effective for the Company beginning January 1, 2022, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the Company’s consolidated financial statements and does not expect it to have a material impact on the consolidated financial statements.

Recently Adopted Accounting Guidance

In June 2018, the FASB issued ASU No. 2018-07, Compensation — Stock Compensation (Topic 718), to simplify the accounting for share-based payments to non-employees by aligning it with the accounting for share-based payments to employees, with certain exceptions. Under the new standard, equity-classified non-employee awards will be initially measured on the grant date and re-measured only upon modification, rather than at each reporting period. Measurement will be based on an estimate of the fair value of the equity instruments to be issued. The adoption of this standard on January 1, 2020 did not have an impact on the Company’s consolidated financial statements, as for the periods presented, the Company did not have non-employee stock compensation.

Note 2. Business Combination

Oppia Acquisition

On July 31, 2019, the Company acquired all outstanding equity interests in Oppia Performance BVBA (“Oppia”) for cash and contingent consideration of approximately $2.9 million. Oppia provides proprietary technology which delivers low cost automated streaming content. The Company included the financial results of Oppia in the condensed consolidated financial statements from the date of the acquisition. The acquisition was not material to the Company’s condensed consolidated financial statements. Also, transaction expenses were not material to the Company’s condensed consolidated financial statements. In allocating consideration transferred based on estimated fair values, the Company recorded $0.3 million of newly acquired intangible assets and $2.6 million of goodwill. The goodwill is not deductible for U.S. income tax purposes.

Note 3. Revenue

Disaggregation of Revenues

Revenue by Major Product Group

The Company’s product offerings primarily deliver a service to a customer satisfied over time, and not at a point in time. Point in time revenues were immaterial for all periods presented in the condensed consolidated statements of operations. Revenue for the Company’s major product groups consists of the following (in thousands):

	Nine months ended
	September 30, 2020	September 30, 2019
Revenue by Product Group
Betting Technology, Content and Services	$75,353	$59,790
Sports Technology and Services	11,808	10,034
Media Technology, Content and Services	15,561	7,949

Total	$102,722	$77,773

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Revenue by Geographic Market

Geographical regions are determined based on the region in which the customer is headquartered or domiciled. Revenues by geographical market consists of the following (in thousands):

	Nine months ended
	September 30, 2020	September 30, 2019
Revenue by Geographic Market:
Europe	$82,137	$60,503
Americas	13,676	11,599
Rest of the World	6,909	5,671

Total	$102,722	$77,773

In the nine months ended September 30, 2020, Malta, Gibraltar and the United Kingdom represented approximately 16%, 15% and 14%, respectively, of total revenue. In the nine months ended September 30, 2019 Gibraltar and Malta represented approximately 14% and 12%, respectively, of total revenue. No other country represented 10% or more of total revenues all periods presented in the condensed consolidated statements of operation.

Revenues by Major Customers

No customers accounted for 10% or more of revenue in the nine months ended September 30, 2020 and 2019.

Remaining Performance Obligations

Revenue allocated to remaining performance obligations represents contracted revenue that has not yet been recognized, which includes unearned revenue and unbilled amounts that will be recognized as revenue in future periods and excludes constrained variable consideration. The Company has excluded contracts with an original expected term of one year or less and variable consideration allocated entirely to wholly unsatisfied promises that form part of a single performance obligation from the disclosure of remaining performance obligations.

Revenue allocated to remaining performance obligations was $231.9 million as of September 30, 2020. The Company expects to recognize approximately 37% in revenue with one year, and the remainder in the next 13 – 52 months.

During the nine months ended September 30, 2020, the Company recognized revenue of $9.6 million for variable consideration related to revenue share contracts for Betting Technology, Content and Services.

Contract Balances

The timing of revenue recognition may differ from the timing of invoicing to customers, and these timing differences result in receivables, contract assets, or contract liabilities (deferred revenue) on the Company’s condensed consolidated balance sheets. The Company records a contract asset when revenue is recognized prior to the right to invoice, or deferred revenue when revenue is recognized subsequent to invoicing. Contract assets are transferred to receivables when the rights to invoice and receive payment become unconditional.

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

As of December 31, 2019, the Company had $5.7 million contract assets and $16.0 million of contract liabilities, recognized as deferred revenue. As of September 30, 2020, the Company had contract assets of $4.3 million and $21.9 million of contract liabilities, recognized as deferred revenue.

Substantially all of the deferred revenue beginning balance has been recognized in the nine months ended September 30, 2020.

COVID-19

Due to COVID-19, sporting events were suspended, postponed or cancelled, resulting in service issues related to certain customer contracts for Betting Technology, Content and Services as there was a lack of available official sports data for higher-tiered sporting events, and customers entered into these contracts with the expectation they would have access to official sports data for higher-tiered sporting events. As result, the Company entered into contract modifications with certain customers in the second and third quarter of 2020 to provide one-time discounts on fixed fees in connection with Betting Technology, Content & Services, as compensation for the service issues, resulting in a reduction in revenue in the periods impacted. Service issues as a result of COVID-19 are not expected to continue after September 30, 2020.

Note 4. Inventory

As of September 30, 2020 and December 31, 2019, total inventory consisted of finished goods of $0.3 million and $0.3 million, respectively. The Company had no inventory write-downs in the nine months ended September 30, 2020 and 2019. Inventory is included in other current assets in the condensed consolidated balance sheets.

Note 5. Intangible Assets and Goodwill

The Company had the following intangible assets, net as of September 30, 2020:

	Weighted Average Remaining Useful Lives	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(years)	(in thousands)
Data rights	8	$68,074	14,044	54,030
Marketing products	11	22,894	3,833	19,061
Technology	1	41,150	27,444	13,706
Capitalized software	2	38,331	12,855	25,476

Total intangible assets		$170,449	58,176	112,273

The Company had the following intangible assets, net as of December 31, 2019:

	Weighted Average Remaining Useful Lives	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(years)	(in thousands)
Data rights	9	$69,850	$9,186	$60,664
Marketing products	13	23,491	2,507	20,984
Technology	2	40,900	17,726	23,174
Capitalized software	2	26,641	5,023	21,618

Total intangible assets		$160,882	$34,442	$126,440

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Amortization expense was $24.2 million and $18.9 million for the nine months ended September 30, 2020 and 2019, respectively.

During the nine months ended September 30, 2019 the Company acquired $2.6 million of goodwill in its acquisition of Oppia (see Note 2 – Business Combination). No impairment of goodwill was identified for the nine months ended September 30, 2020 and 2019.

Note 6. Long-term Debt

The following table summarizes outstanding debt balances as of September 30, 2020 and December 31, 2019 (in thousands):

Instrument	Date of Issuance	Maturity Date	Effective interest rate	September 30, 2020	December 31, 2019
Investor Loan Notes	September 2018 to December 2019	September 2028 to December 2029	10%	$76,551	$73,061
Data Project Srl Mortgage	December 2010	December 2025	3%	118	130

Total long-term debt				$76,669	$73,191

Investor Loan Notes

On September 7, 2018, the Company issued to Maven TopHoldings SARL, a subsidiary of a fund advised by Apax Partners LLP, and other shareholders $56.2 million aggregate principal amount of unsecured investor loan notes with interest of 10% per annum and $5.2 million aggregate principal amount of unsecured manager loan notes with interest at 10% per annum (collectively the “Investor Loan Notes”). During September and December 2019, supplemental deeds to the Investor Loan Notes were entered into by the Company, providing for the issuance of additional Investor Loan Notes with an aggregate principal amount of $1.4 million. All principal and accrued interest is payable at maturity of the Investor Loan Notes. See Note 13 – Related Party Transactions.

Data Project Srl Mortgage

On December 1, 2010, Genius Sports entered into a loan agreement in Euros for the equivalent of $0.3 million to be paid in accordance with the quarterly floating rate amortization schedule over the course of the loan.

Secured Overdraft Facility

The Company has access to short-term borrowings and lines of credit. The Company’s main facility is a secured overdraft facility with Barclays Bank PLC, which incurs a variable interest rate of 4.00% over the Bank of England rate. As of September 30, 2020, and December 31, 2019, the Company had no outstanding borrowings under its lines of credit.

As of September 30, 2020 and December 31, 2019, the Company was in compliance with all applicable covenants related to its indebtedness.

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Interest Expense

Interest expense was $5.9 million and $5.2 million in the nine months ended September 30, 2020 and 2019, respectively.

Debt Maturities

Expected future payments for all borrowings as of September 30, 2020 is as follows:

Fiscal Period:
2020 (remainder)	$6
2021	25
2022	25
2023	26
2024	26
Thereafter	76,561

Total payment outstanding	$76,669

Note 7. Preference Shares

On September 7, 2018, the Company entered into investment deeds in connection with the Apax Investment and issued 213,657,244 preference shares having a nominal value of $0.0001 to Apax and other investors at a subscription price of approximately $1.29 per share (the “Preference Shares”). Further, an additional 4,904,075 Preference Shares were issued and subscribed in 2019 to certain investors and employees.

As of September 30, 2020 and December 31, 2019, the Company had 218,561,319 Preference Shares issued and outstanding. The Company has classified the Preference Shares as temporary equity in the condensed consolidated balance sheets and remeasures each reporting period to the liquidation preference as described below.

Dividends

The Preference Shares receive a fixed cumulative dividend at a rate per annum equal to 10% of the original issue price (the “Preference Dividend”). Holders of Preference Shares receive dividends prior to and in preference to any dividends on Common Shares. The Preference Dividend accrues but is not payable until declaration by the Board of Directors or redemption of the Preference Shares by the holder.

Redemption

The Company may, with the prior consent of the Board of Directors, redeem or repurchase some or all of the Preference Shares at any time at a price equal to the aggregate sum of: (i) the issuance price of the Preference Shares, plus (ii) all accrued but unpaid Preference Dividend, less (iii) the amount of all prior distributions made on the relevent Preference Shares.

As a result of the Apax Investment, Apax holds a majority voting interest in the Company and controls the Board of Directors. Therefore, the Company’s option to redeem the Preference Shares is deemed to not be solely within the control of the Company as Apax has the ability to force the Company to redeem the Preference Shares. As a result, the Preference Shares are classified in temporary equity, remeasured at each reporting date at the redemption amount, with any increase in carrying value recorded as a dividend.

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Liquidation

Holders of Preference Share are entitled to receive a liquidation preference equal to the Preference Dividends and issuance price prior to any distribution to holders of Common Shares in any liquidity event, inclusive of a listing, exit, refinancing, or disposal of assets. Dividends on Preference Shares were $23.6 million and $21.0 million for the nine months ended September 30, 2020 and 2019, respectively.

Voting Rights

The Preference Shares are not entitled to receive notice of, attend or speak at general meetings of the Company or to vote on resolutions.

Note 8. Common Shares

The Company’s equity structure following the Apax Investment in Genius Sports on September 7, 2018 consisted of the following: A1 Ordinary Shares, A2 Ordinary Shares, and A3 Ordinary Shares (collectively, the Common Shares), with each share having a nominal value of $0.01.

Holders of A1 Ordinary Shares are entitled to receive notice of, attend and speak at a general meeting of the Company and to vote on resolutions. On a show of hands, on a poll or on a written resolution each holder of A1 Ordinary Shares is entitled to exercise one vote per A1 Ordinary Share held. Holders of A2 Ordinary Share are not entitled to receive notice of, attend or speak at general meetings of the Company, or to vote on resolutions. Holders of A3 Ordinary Shares are entitled to receive notice of, but not to attend or speak at, general meetings of the Company, and are not entitled to vote on resolutions, save that a holder of A3 Ordinary Shares has the right to enfranchise its A3 Ordinary Shares by serving a voting notice is on the Company, in which event such holder of A3 Ordinary Shares will be entitled to one vote per A3 Ordinary Share held on resolutions.

Other than the different notice, attendance, and voting rights as outlined above, the A1 Ordinary Shares, A2 Ordinary Shares and A3 Ordinary Shares have the same rights, including entitlement to receive distributions and liquidation proceeds. The holders have no preemptive or other subscription rights and there is no redemption or sinking fund provisions with respect to such shares. In the event of liquidation, dissolution, distribution of assets, or winding up of the Company, the holders of Common Shares have equal rights to receive all the assets of the Company, after the rights of the holders of the Preference Shares, if any, have been satisfied.

As of September 30, 2020 and December 31, 2019, the Company had 1,873,423 Common Shares authorized and 1,873,423 shares outstanding.

The Company’s directors may exercise the power of the Company to issue an unlimited number of shares of different types or classes.

The Company’s equity structure also included certain Incentive Securities, as defined in Note 10—Stock-based Compensation. These Incentive Securities consisted of additional classes of ordinary shares, which for accounting purposes are accounted for as the equivalent of stock options. Refer to Note 10—Stock-based Compensation for further details on the Incentive Securities.

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 9. Loss Per Share

The Company uses the two-class method to calculate net loss per share and apply the more dilutive of the two-class method, treasury stock method or if-converted method to calculate diluted net loss per share. Undistributed earnings for each period are allocated to participating securities, based on the contractual participation rights of the security to share in the current earnings as if all current period earnings had been distributed. As there is no contractual obligation for Preference Shares outstanding to share in losses, the Company’s basic net loss per share is computed by dividing the net loss attributable to common shareholders by the weighted-average Common Shares outstanding during periods with undistributed losses.

The computation of loss per share and weighted average Common Shares outstanding for the nine months ended September 30, 2020 and 2019 is as follows (in thousands except share and per share data):

	Nine Months Ended September 30,
	2020	2019
Net loss attributable to common shareholders—Basic and Diluted	$(16,843)	$(30,425)
Basic and diluted weighted average common shares outstanding	1,873,423	1,817,199

Net loss per share attributable to common shareholders: Basic and diluted	$(8.99)	$(16.74)

The following table presents the potential common shares and Preference Shares outstanding that were excluded from the computation of diluted net loss per common share as of the periods presented because including them would have been antidilutive:

	Nine Months Ended September 30,
	2020	2019
Preference Shares	218,561,319	217,705,827
Incentive Securities	833,694	761,062

	219,395,013	218,466,889

Note 10. Stock-based Compensation

The Company provided employees the option to purchase common shares consisting of B Ordinary Shares, C Ordinary Shares, C1 Ordinary Shares, C2 Ordinary Shares, D1 Ordinary Shares, and D2 Ordinary Shares (the “Incentive Securities”), with each share having a par value of $0.01, except for the C1 Ordinary Shares, which had a par value of $0.19.

Based on the forfeiture provisions discussed below, although the Incentive Securities are legally issued, the Incentive Securities are not considered outstanding from an accounting perspective.

The Incentive Securities are subject to a repurchase feature, which in most instances is essentially a forfeiture provision. The Company has a call option to any or all of the Incentive Securities and the call option price depends on whether the Incentive Securities holder who leaves the Company is classified as a “Good Leaver” or a “Bad Leaver”.

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The repurchase price for a Good Leaver’s vested Incentive Securities is the fair value of the vested Incentive Securities. The repurchase price for any Bad Leaver’s Incentive Securities, and any Incentive Securities a Good Leaver holds which remains unvested, is the lower of fair value or the original cost, akin to a forfeiture provision.

Outside of retirement from the Company at the statutory retirement age and any other circumstance in which Genius Sports’ remuneration committee exercises its discretion to deem an individual to be a Good Leaver, any voluntary termination by a holder of Incentive Securities would entitle the Company to require forfeiture of the Incentive Securities. The Company determined that it is not probable that any participants will reach the statutory retirement age while employed by the Company. Due to the repurchase feature, the Company estimates that holders of Incentive Securities will forfeit all of their Incentive Securities. As such, the Company did not recognize any compensation cost for Incentive Securities granted in the nine months ended September 30, 2020 and 2019.

As the stated vesting provisions for the Incentive Securities are deemed non-substantive for accounting purposes any payments made by employees to purchase the Incentive Securities are recorded by the Company as deposit liabilities. Should any of the awards vest, the deposit will be reclassified to equity and the requisite cost will be recognized. The balance of deposit liabilities as of September 30, 2020 and December 31, 2019 was $1.4 million and $1.3 million, respectively.

The fair value of Incentive Securities was determined on the grant date using the Black-Scholes model based on the following assumptions:

	September 30, 2020	December 31, 2019
Expected term (years) (1)	4.5	4.5
Current stock value	$7.33 - $15.04	$7.35 - $15.06
Expected volatility (2)	30%	30%
Risk-free rate (3)	0.3% - 1.63%	1.7% - 2.48%
Dividend yield (4)	0%	0%

(1)

The expected term is the length of time the grant is expected to be outstanding before it is exercised or terminated. Given the Leaver provisions, the Company estimated the midpoint between the vesting term and estimated time to liquidity event.

(2)	Volatility, or the standard deviation of annualized returns, was calculated based on comparable companies’ reported volatilities.
(3)	Risk free rate was obtained from treasury notes for the expected terms noted as of the valuation date.
(4)	The Company has assumed a dividend yield of zero as it has no plans to declare dividends in the foreseeable future.

Given the absence of a public trading market, the Board of Directors considered numerous objective and subjective factors to determine the fair value of the underlying Common Shares at each meeting at which awards were approved. These factors included, but were not limited to (i) contemporaneous third-party valuations of the Common Shares; (ii) the rights and preferences of Preference Shares relative to Common Shares; (iii) the lack of marketability of the Common Shares; (iv) developments in the business; and (v) the likelihood of achieving a liquidity event, such as an IPO or sale of the Company, given prevailing market conditions.

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

A summary of Incentive Security activity for the nine months ended September 30, 2020 is as follows:

	Awards Outstanding	Weighted Averaged Exercise Price	Aggregate Intrinsic Value (in thousands)
Outstanding as of December 31, 2019	761,394	$1.63	$15,411
Granted and early exercised	73,270	$1.27
Forfeited	(970)	$1.28
Expired	—

Non-vested awards at September 30, 2020	833,694	$1.60	$16,307

The awards have been treated as early exercised options from an accounting perspective. As of September 30, 2020, the weighted-average remaining contractual life is greater than 10 years in all cases.

The weighted-average grant date fair value of the Incentive Securities granted during the nine months ended September 30, 2020 was $13.23 per share.

As of September 30, 2020, the Company had $16.3 million of unrecognized stock-based compensation expense related to the Incentive Securities. As noted previously, the Company does not expect to recognize any cost related to the Incentive Securities.

Note 11. Income Taxes

The Company had income tax benefit of $3.2 million, relative to pre-tax loss of $20.0 million for the nine months ended September 30, 2020 (effective tax rate of 15.8%), and income tax benefit of $1.5 million, relative to pre-tax loss of $31.9 million for the nine months ended September 30, 2019 (effective tax rate of 4.6%). The Company’s tax rate is affected by recurring items, such as tax rates in foreign jurisdictions and the relative amounts of income we earn in those jurisdictions. It is also affected by discrete items that may occur in any given year but are not consistent from year to year. The mix of income and losses that cannot be benefited due to valuation allowance in various jurisdictions for the nine months ended September 30, 2020 and September 30, 2019 are the drivers between the Company’s statutory U.K. income tax rate of 19 percent and the Company’s effective tax rate.

The Company regularly assesses the need for a valuation allowance against its deferred tax assets. In making that assessment, the Company considers both positive and negative evidence related to the likelihood of realization of the deferred tax assets to determine, based on the weight of available evidence, whether it is more likely than not that some or all of the deferred tax assets will not be realized.

As of September 30, 2020, the Company had no unrecognized tax benefits.

Note 12. Commitments and Contingencies

Leases

The Company leases office space under various non-cancellable operating leases expiring at various dates through May 31, 2029. The Company also leases miscellaneous office equipment and vehicles under noncancelable operating leases. Rent expense related to operating leases was $3.2 million and $2.4 million for

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

the nine months ended September 30, 2020 and 2019, respectively. The Company also subleases certain property under operating leases. Sublease income for all periods presented was immaterial.

In September 2019, the Company legally assigned its rights and obligations in a London, England office lease to a third party. Historically, the Company accounted for the lease as an operating lease under US GAAP. In connection with the legal assignment to the third party, the Company was relieved of its primary obligation under the original lease, and the transaction was accounted for as a lease termination. In connection with the lease termination, the Company recognized a loss on termination of the original lease of $1.1 million in the nine months ended September 30, 2020 inclusive of amounts paid to the third party to assume the original lease. The loss was recognized in general and administrative expense in the Company’s consolidated statement of operation.

As of September 30, 2020, future minimum rental payments under noncancelable operating leases are as follows (in thousands):

(in thousands)
2020 (remainder)	$1,212
2021	4,849
2022	4,827
2023	4,369
2024	3,986
Thereafter	5,012

Total	$24,255

Sports Data License Agreements

The Company enters into certain license agreements with sports federations and leagues primarily for the right to supply data and/or live video feeds to the betting industry. These license agreements may include rights to live and past game data, live videos and marketing rights. The license agreements entered into by the Company are complex and deviate in the specific rights granted, but are generally for a fixed period of time, with payments typically made in installments over the length of the contract. As of September 30, 2020, future minimum commitments under the Company’s data rights license agreements accounted for as executory contracts are as follows (in thousands):

(in thousands)
2020 (remainder)	$8,395
2021	29,481
2022	29,780
2023	30,942
2024	20,458
Thereafter	826

Total	$119,882

Purchase Obligations

The Company purchases goods and services from vendors in the ordinary course of business. Purchase obligations are defined as agreements that are enforceable and legally binding and that specify all significant terms, including fixed or minimum quantities to be purchased, fixed, minimum, or variable price provisions, and

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

the approximate timing of the transaction. The Company’s long-term purchase obligations primarily include service contracts related to cloud-based hosting arrangements. Total purchase obligations under these services contracts is $15.3 million, with approximately $4.6 million due annually until February 2023.

General Litigation

From time to time, the Company is or may become subject to various legal proceedings arising in the ordinary course of business, including proceedings initiated by users, other entities, or regulatory bodies. Estimated liabilities are recorded when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. In many instances, the Company is unable to determine whether a loss is probable or to reasonably estimate the amount of such a loss and, therefore, the potential future losses arising from a matter may differ from the amount of estimated liabilities the Company has recorded in the audited condensed financial statements covering these matters. The Company reviews its estimates periodically and makes adjustments to reflect negotiations, estimated settlements, rulings, advice of legal counsel, and other information and events pertaining to a particular matter.

Couchmans LLP Settlement

An agreement was signed on February 25, 2014 with Couchmans LLP and Couchmans Data Services Limited (together “Claimants”) for the supply of basketball data to Betgenius, Ltd. (“Betgenius”) in exchange for revenue share payments. On February 9, 2017 Betgenius received notice from Travers Smith LLP, the legal counsel to the Claimants, regarding an alleged breach of contract. On April 30, 2019, a settlement agreement was signed with the Claimants in relation to the non-payment of revenue shares owed to the Claimants by the Company from the signed 2014 agreement. Per the terms of the settlement agreement, the Company will pay a sum totaling £925,000 (approximately $1.2 million) to the Claimants, due in tranches. The Company paid its final tranche of approximately $0.1 million in the first quarter of 2020.

BetConstruct Litigation

On September 6, 2019, the Company sent a letter to Soft Construct (Malta) Limited (d/b/a BetConstruct) (“BetConstruct”) stating that BetConstruct has infringed on the Company’s database rights by copying and using the contents of the Company’s databases. In March 2020, the Company filed a claim against BetConstruct and its affiliates, Royal Panda Limited and Vivaro Limited, in the High Court of England and Wales with respect to their infringement of the Company’s database rights. The Company is seeking injunctive and monetary relief against BetConstruct in connection with the alleged infringement. This litigation is currently ongoing and the Company can provide no assurances regarding the outcome of these proceedings and the impact that they may have on the Company’s business or reputation.

Bank Letters of Credit

In the normal course of business, the Company provide standby letters of credit or other guarantee instruments to certain parties initiated by either the Company or its subsidiaries. The Company has bank overdraft facility totaling approximately $40 million outstanding as of September 30, 2020.

The Company has not recorded any liability in connection with these bank guarantee arrangements. Based on historical experience and information currently available, the Company does not believe it will be required to make any payments under the bank guarantee arrangements. The Company has recorded $0.6 million and $0.5 million in interest expense in the nine months ended September 30, 2020 and 2019, respectively.

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Sportradar Litigation

On February 28, 2020, Sportradar AG and Sportradar U.K. limited (collectively, “Sportradar”) filed a claim with the Registrar of the Competition Appeal Tribunal (“CAT”) against Football DataCo Limited (“Football DataCo”), Betgenius Limited (“Betgenius”), a subsidiary of the Company, and the Company. Sportradar is claiming that the Company has breached Article 101 of the Treaty on the Functioning of the European Union and Chapter I of the Competition Act 1998 in connection with the Company’s exclusive official live data agreement (the “Football DataCo Agreement”) with Football DataCo.

Sportradar is seeking injunctive and monetary relief against the Company and Football DataCo in connection with the Football DataCo Agreement. The Company is currently defending the claim and Football DataCo (supported by the Company) made an application to transfer the claim from the Competition Appeal Tribunal to the U.K. High Court on June 29, 2020. In addition, the Company and Football DataCo have filed counterclaims against Sportradar for matters including trespass, conspiracy to injure by unlawful means and breach of confidence in relation to Sportradar’s unauthorized data collection activities at football club grounds where the Company has an exclusive right to collect official live data, which will be heard in the U.K. High Court (the foregoing litigation, the “Sportradar Litigation”), and seeks injunctive and monetary relief pursuant to such counterclaim. On December 2, 2020, CAT ruled to retain jurisdiction over this litigation, while recognizing that the counterclaims of the Company and Football DataCo, which will be heard in the U.K. High Court, are intertwined with this litigation and should be case managed together. The outcome of the litigation is uncertain, and therefore, the Company is unable to estimate the possible loss or range of loss that could result from an unfavorable outcome. This litigation is currently ongoing and the Company can provide no assurances regarding the outcome of these proceedings and the impact that they may have on the Company’s business or reputation.

Note 13. Related Party Transactions

The Company extended a $4.1 million loan to one of its executives on September 7, 2018. The executive notes receivable carries a 2.5% annual interest rate and is a full-recourse loan. As of September 30, 2020 and December 31, 2019 , the outstanding balance on the executive notes receivable, inclusive of interest, was $4.5 million and $4.2 million, respectively.

On September 7, 2018 and during September and December of 2019, the Company issued Investor Loan Notes to Apax and other shareholders. See Note 6—Long-term Debt.

The Company made payments of $0.2 million and $0.1 million to Carbon Group Limited in respect to consultancy services provided by a director and shareholder of the Company for the nine months ended September 30, 2020 and 2019, respectively.

Certain investment funds affiliated with Apax have provided the Company with a commitment letter in support of a guarantee issued by the Company to Barclays Bank PLC in connection with a letter of credit that Barclays provided to Football Datacom Limited for and on behalf of the Company for an aggregate amount of up to £30,000,000 (approximately $38.8 million as of September 30, 2020) (the “Commitment Letter”), upon the occurrence of certain events. See Note 12—Commitments and Contingencies.

Note 14. Subsequent Events

In preparing the condensed consolidated financial statements as of September 30, 2020 and 2019, the Company has evaluated subsequent events through January 15, 2021, which is the date the condensed consolidated financial statements were issued.

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

BetConstruct Litigation Commitment Letter

On October 19, 2020, certain investment funds affiliated with Apax entered into a commitment letter with the Company in which the funds agreed to provide financial support to the Company in connection with the Company’s ongoing BetConstruct Litigation, in GBP, an amount equivalent to approximately $1.9 million.

dMY Technology Group, Inc. II Merger

On October 27, 2020, dMY Technology Group, Inc. II (“dMY”) (NYSE: DMYD), a special purpose acquisition company sponsored by dMY Sponsor II, LLC, entered into a definitive business combination agreement pursuant to which the Company and dMY II will merge (the “Transaction”). As a result of the Transaction, shareholders of the Company and dMY will exchange their shares for shares in a new combined company (“NewCo”), which will be publicly listed on the New York Stock Exchange (the “NYSE”). If the Transaction is completed, the Company would effectively comprise all of NewCo’s material operations.

Related Party Loan

On December 8, 2020 certain investment funds affiliated with Apax entered into a loan agreement with a subsidiary of the Company (the “Related Party Loan”) for an aggregate amount of £7,500,000 (approximately $9.7 million using the exchange rate as of September 30, 2020) in order to fund cash consideration payable with respect to acquisition of business, properties or assets, as well as to fund general corporate expenses, including working capital. The Related Party Loan carries an interest rate of 4.00% per annum, with principal and interest payable in full on maturity. The Related Party Loan matures the earlier of (i) May 30, 2021 or (ii) upon successful consummation of the Transaction.

Sportzcast Inc. Acquisition

On December 10, 2020, the Company entered into a share purchase agreement (“Sportzcast Acquisition”) with Sportzcast Investments LLC, acquiring all of the issued and outstanding equity interests of Sportzcast Inc. (“Sportzcast”), for approximately $3.8 million in closing cash consideration, subject to standard post-closing adjustments and earnout provisions. Sportzcast’s offerings include its proprietary “Scorebot” system, which links directly to sports venues’ scoreboards to provide real-time sports and game data.

REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

To the Management and the Board of Directors,

Maven Topco Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Maven Topco Limited (the “Company”) as of December 31, 2019 and 2018, and the related consolidated statements of operations, comprehensive loss, changes in temporary equity and shareholders deficit, and cash flows for the years then ended and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the year ended December 31, 2019 (Successor), the period from September 8, 2018 to December 31, 2018 (Successor) and the period from January 1, 2018 through September 7, 2018 (Predecessor) in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the relevant ethical requirements to our audits.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

January 15, 2021

Maven Topco Limited

Consolidated Balance Sheets

(In thousands, except share data)

	Successor December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$8,228	$23,836
Accounts receivable, net	18,376	10,248
Contract assets	5,654	3,570
Prepaid expenses	3,207	2,549
Other current assets	3,276	1,426

Total current assets	38,741	41,629

Property and equipment, net	4,882	3,329
Intangible assets, net	126,440	126,581
Goodwill	192,980	182,994
Deferred tax asset	173	83
Other assets	12,080	6,812

Total assets	$375,296	$361,428

LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$13,292	$5,440
Accrued expenses	21,861	10,873
Deferred revenue	16,015	6,817
Other current liabilities	3,461	1,842

Total current liabilities	54,629	24,972

Long-term debt	73,191	62,761
Deferred tax liability	6,223	11,380
Other liabilities	3,810	1,175

Total liabilities	137,853	100,288

Temporary equity:
Preference shares, $0.0001 par value, 218,561,319 shares authorized, 218,561,319 and 213,657,244 issued and outstanding at December 31, 2019 and 2018, respectively	318,805	284,403

Total temporary equity	318,805	284,403

Shareholders’ deficit
Common shares, $0.001 par value (A1 Ordinary Shares – 1,568,702 shares authorized, 1,568,702 and 1,518,487 issued and outstanding; A2 Ordinary Shares – 158,778 authorized, 158,778 and 152,843 issued and outstanding; A3 Ordinary Shares – 145,943 authorized, 145,943 and 141,271 issued and outstanding at December 31, 2019 and 2018, respectively)	24	23
Additional paid-in capital	2,393	2,315
Accumulated deficit	(91,019)	(22,490)
Accumulated other comprehensive income (loss)	7,240	(3,111)

Total shareholders’ deficit	(81,362)	(23,263)

Total liabilities, temporary equity and shareholders’ deficit	$375,296	$361,428

Maven Topco Limited

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Successor		Predecessor
	Year ended December 31, 2019	Period from September 8, 2018 through December 31, 2018	Period from January 1, 2018 through September 7, 2018
Revenue	$114,620	$30,578	$57,007
Cost of revenue	89,311	20,780	31,026

Gross profit	25,309	9,798	25,981

Operating expenses:
Sales and marketing	17,711	4,300	9,334
Research and development	13,290	6,862	9,555
General and administrative	29,492	8,076	9,195
Transaction expenses	1,005	—	5,694

Total operating expense	61,498	19,238	33,778

Loss from operations	(36,189)	(9,440)	(7,797)

Loss on warrant and derivative remeasurement	—	—	(7,222)
Interest income (expense), net	(6,840)	(1,744)	(2,363)
Gain (loss) on disposal of assets	(7)	(5)	12
Gain on sale of equity method investment	—	—	1,800
Gain (loss) on foreign currency	(2,537)	170	147

Total other income (expenses)	(9,384)	(1,579)	(7,626)

Loss before income taxes	(45,573)	(11,019)	(15,423)

Income tax benefit (expense)	5,366	1,258	(104)

Net loss	$(40,207)	$(9,761)	$(15,527)

Net loss per common share:
Basic and diluted	$(21.97)	$(5.38)	$(5.20)
Weighted average common shares outstanding:
Basic and diluted	1,829,947	1,812,601	2,983,170

Maven Topco Limited

Consolidated Statements of Comprehensive Loss

(In thousands)

	Successor		Predecessor
	Year ended December 31, 2019	Period from September 8, 2018 through December 31, 2018	Period from January 1, 2018 through September 7, 2018
Net loss	$(40,207)	$(9,761)	$(15,527)
Other comprehensive loss:
Foreign currency translation adjustments	10,351	(3,111)	332

Comprehensive loss	$(29,856)	$(12,872)	$(15,195)

Maven Topco Limited

Consolidated Statements of Changes in Temporary Equity and Shareholders’ Deficit

(In thousands, except share data)

	Predecessor		Successor
			Temporary Equity		Permanent Equity
	Common Shares	Amounts	Preference Shares	Amounts	Common Shares	Amounts	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total shareholders’ deficit
Balance at 12/31/2017, Predecessor	2,837,383	—	—	—	—	—	$8,345	$(1,958)	$1,014	$7,401
Net loss	—	—	—	—	—	—	—	(15,527)	—	(15,527)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	332	332
Exercise of stock options	10,000	—	—	—	—	—	41	—	—	41
Issuance of common shares upon warrant settlement	136,707	—	—	—	—	—	8,705	—	—	8,705

Balance at 9/7/2018, Predecessor	2,984,090	—	—	—	—	—	$17,091	$(17,485)	$1,346	$952

Balance at 9/8/2018, Successor	—	—	213,657,244	$275,640	1,812,601	$23	$2,315	$(3,966)	$—	$(1,628)
Net loss	—	—	—	—	—	—	—	(9,761)	—	(9,761)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(3,111)	(3,111)
Preference share accretion	—	—	—	8,763	—	—	—	(8,763)	—	(8,763)

Balance at 12/31/2018, Successor	—	—	213,657,244	284,403	1,812,601	23	2,315	(22,490)	(3,111)	(23,263)
Net loss	—	—	—	—	—	—	—	(40,207)	—	(40,207)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	10,351	10,351
Issuance of common shares	—	—	—	—	60,822	1	78	—	—	79
Issuance of preference shares	—	—	4,904,075	6,080	—	—	—	—	—	—
Preference share accretion	—	—	—	28,322	—	—	—	(28,322)	—	(28,322)

Balance at 12/31/2019, Successor	—	—	218,561,319	$318,805	1,873,423	$24	$2,393	$(91,019)	$7,240	$(81,362)

Maven Topco Limited

Consolidated Statements of Cash Flows

(In thousands)

	Successor		Predecessor
	Year ended December 31, 2019	Period from September 8, 2018 through December 31, 2018	Period from January 1, 2018 through September 7, 2018
Cash flows from operating activities:
Net loss	$(40,207)	$(9,761)	$(15,527)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	27,974	7,263	10,037
Loss (gain) on disposal of assets	7	5	(12)
Gain on sale of equity method investment	—	—	(1,800)
Non-cash interest expense (income)	6,440	1,743	2,362
Amortization of contract costs	231	8	563
Deferred income taxes	(5,480)	(1,132)	(592)
Loss on warrant and derivatives remeasurement	—	—	7,222
Loss (gain) on foreign currency remeasurement	2,023	297	(409)
Changes in assets and liabilities, net of effect of Business Combinations
Accounts receivable, net	(7,408)	2,249	370
Contract assets	(1,872)	(685)	(2,204)
Prepaid expenses	(537)	(660)	3
Other current assets	(1,728)	(1,013)	173
Other assets	(4,413)	(1,243)	(225)
Accounts payable	7,136	1,792	934
Accrued expenses	10,164	1,322	6,958
Deferred revenue	8,598	(776)	1,496
Other current liabilities	1,189	398	(510)
Other liabilities	375	—	—

Net cash provided by (used in) operating activities	2,492	(193)	8,839
Cash flows from investing activities:
Purchases of property and equipment	(3,217)	(883)	(747)
Capitalization of internally developed software costs	(20,756)	(4,804)	(13,249)
Purchases of intangible assets	(279)	(293)	(161)
Acquisition of business, net of cash acquired	(470)	—	—
Proceeds from disposal of assets	99	93	22
Proceeds from sale of equity method investment	—	—	2,040

Net cash used in investing activities	(24,623)	(5,887)	(12,095)
Cash flows from financing activities:
Proceeds from issuance of common shares	79	—	—
Proceeds from issuance of preference shares	6,079	—	—
Proceeds from deposits on incentive securities	66	—	—
Proceeds from borrowings	1,394	—	4,775
Repayment of loans and mortgage	(21)	(51)	(15)
Payment of contingent consideration	(666)	(160)	(1,235)
Proceeds from exercise of stock options	—	—	41

Net cash provided by (used in) financing activities	6,931	(211)	3,566
Effect of exchange rate changes on cash and cash equivalents	(408)	(524)	200
Net increase (decrease) in cash and cash equivalents	(15,608)	(6,815)	510
Cash and cash equivalents, beginning of period	23,836	30,651	2,897

Cash and cash equivalents, end of period	$8,228	$23,836	$3,407

Supplemental disclosure of cash activities:
Cash paid (received) during the period for interest	$400	$1	$1
Cash paid (received) during the period for income taxes	876	28	61
Supplemental disclosure of noncash investing and financing activities:			—
Contingent consideration for acquisition of business included in other liabilities	2,385	—	—
Preference share accretion	28,322	8,763	—
Settlement of warrant liability	—	—	8,705

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of Business and Summary of Significant Accounting Policies

Description of Business

Maven Topco Limited is a non-cellular company limited by shares incorporated in Guernsey on July 18, 2018 (“Maven Topco”) in connection with the investment by Apax Funds (as defined below) in Genius Sports Group Limited (the “Apax Investment’). Maven Topco and its wholly-owned subsidiaries are collectively referred to as (the “Company”). Genius Sports Group Limited, is a private company incorporated on July 28, 2015, and headquartered in London, England (“Genius Sports”). In connection with the Apax Investment, on September 7, 2018, Genius Sports and its wholly-owned subsidiaries became wholly-owned subsidiaries of the Company. “Apax Funds” refers to certain funds the ultimate general partners of which are advised by Apax Partners LLP (“Apax”).

The Company is a provider of scalable, technology-led products and services to the sports, sports betting, and sports media industries. The Company is a data and technology company that enables consumer-facing businesses such as sports leagues, sportsbook operators and media companies to engage with their customers. The scope of the Company’s software bridges the entire sports data journey, from intuitive applications that enable accurate real-time data capture, to the creation and provision of in-game betting odds and digital content that helps the Company’s customers create engaging experiences for the ultimate end-user, who are primarily sports fans.

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements are presented in conformity with accounting principles accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts and operations of the Company, inclusive of its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

On September 7, 2018, Maven Topco, through its wholly owned subsidiary Maven Bidco Limited (“Maven Bidco”), acquired all outstanding equity interests in Genius Sports, and its wholly-owned subsidiaries. Maven Topco accounted for the acquisition as a business combination using the acquisition method of accounting. See Note 2 – Business Combinations for further details. The acquisition resulted in a change in accounting basis and the financial statement presentation distinguishes the Company as the “Successor” for reporting periods following the acquisition, September 8, 2018 through December 31, 2018 and the year ended December 31, 2019, and Genius Sports as the “Predecessor” for the period prior to the acquisition, January 1, 2018 through September 7, 2018. Successor financial statements reflect a new basis of accounting that is based on the fair value of net assets acquired by the Company. This change in accounting basis is represented in the accompanying consolidated financial statements by a black line which appears between the columns entitled Successor and Predecessor in the statements and in the relevant accompanying notes. The black line signifies that financial statements presented for Successor periods subsequent to the acquisition are presented on a measurement basis different from Predecessor periods.

Foreign Currency

The accompanying consolidated financial statements are presented in United States Dollars (“USD”), which is the Company’s reporting currency. The Company’s functional currency is the Pound Sterling (“GBP”). For transactions entered into in a currency other than its functional currency, monetary assets and liabilities are re-measured into GBP at the current exchange rate as of the applicable balance sheet date, and all non-monetary assets and liabilities, along with equity are re-measured at historical rates. Income and expenses are re-measured

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

at the average exchange rate prevailing during the period. Gains and losses resulting from foreign exchange transactions and revaluation of monetary assets and liabilities in non-functional currencies are included in other income (expense) in the consolidated statements of operations. Translation adjustments resulting from the process of translating local currency financial statements into USD are included in determining other comprehensive income (loss).

Comprehensive Loss

Comprehensive loss consists of foreign currency translation adjustments related to the effect of foreign exchange on the value of the Company’s assets and liabilities denominated in currencies other than USD. The cumulative net translation gain or loss is included in the Company’s consolidated statements of comprehensive loss.

Business Combination

The Company allocates the fair value of consideration transferred to the tangible and intangible assets acquired, and liabilities assumed based on their estimated fair values. The excess of the fair value of consideration transferred over the fair values of these identifiable assets and liabilities is recorded as goodwill. Such valuations require the Company to make significant estimates and assumptions, especially with respect to intangible assets. The Company’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual values may differ from estimates. Allocation of consideration transferred to identifiable assets and liabilities affects the Company’s amortization expense, as acquired finite-lived intangible assets are amortized over their useful lives, whereas any indefinite lived intangible assets, including goodwill, are not amortized. During the measurement period, which is not to exceed one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded to earnings.

Use of Estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates and assumptions reflected in the financial statements include, but are not limited to, the valuation allowance for deferred tax assets, stock-based compensation including the fair value of equity awards; fair value of warrant liability, fair value estimates of derivatives, allowance for doubtful accounts, revenue recognition, purchase price allocation including fair value estimates of intangible assets and goodwill, the estimated useful lives of property and equipment and intangible assets and capitalization of internally developed software costs. The Company bases its estimates on historical experience and also on assumptions that it believes are reasonable. Due to the inherent uncertainty involved in making assumptions and estimates, changes in circumstances, could result in actual results differing from those estimates, and such differences could be material to the Company’s consolidated balance sheets, statements of operations and comprehensive loss.

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, may choose to adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Going Concern and Liquidity

The Company experienced an operating loss for the year ended December 31, 2019. Based on anticipated spend, timing of expenditure assumptions, along with market conditions, the Company expects that its cash will be sufficient to fund its operating expenses and capital expenditure requirements for at least one year after issuance of the accompanying consolidated financial statements.

Significant Risks and Uncertainties

The Company is subject to those risks common in the sports betting industry and also those risks common to highly regulated industries including, but not limited to, the possibility of not being able to successfully develop or market its products; foreign currency risk; technological obsolescence; competition; dependence on key personnel and key external alliances; the successful protection of its proprietary technologies data, and intellectual property rights; branding; compliance with government regulations and specifically with data protection and privacy laws; litigation; systems and infrastructure failure; interest rate risk; seasonal fluctuations; ability to grow via strategic acquisitions and successfully integrate the acquired businesses; the U.K.’s exit from the European Union (“Brexit”); fraud, corruption, or negligence related to sports events; and the possibility of not being able to obtain additional financing when needed.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, and accounts receivable. The Company maintains the majority of its cash balances in accounts held by major banks and financial institutions, which management believes to be of high credit quality, and generally located in regions where the Company operates. The Company does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

No individual customer accounted for 10% or more of the Company’s total accounts receivable as of December 31, 2019 and 2018.

As of December 31, 2019, three vendors accounted for 35%, 12% and 12% of accounts payable. As of December 31, 2018, two vendors accounted for 11% and 11% of the Company’s accounts payable.

Segment Information

The Company operates as one operating segment. Operating segments are defined as components of an enterprise for which separate financial information is evaluated regularly by the chief operating decision maker (“CODM”), consisting of the Company’s chief executive officer, in deciding how to allocate resources and assess the Company’s financial and operational performance. In addition, the Company’s CODM evaluates the Company’s

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financial information and resources and assesses the performance of these resources on a consolidated basis. As a result, management has determined that the Company’s business operates in a single operating segment. Since the Company operates as one operating segment, all required financial segment information can be found in the consolidated financial statements.

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company had no restricted cash amounts as of December 31, 2019 and 2018.

Accounts Receivable

Accounts receivable represent amounts billed to customers in accordance with contract terms for which payment has not yet been received. Receivables are not collateralized and do not bear interest. Receivables are presented net of the allowance for doubtful accounts. The Company maintains an allowance for doubtful accounts to reduce the Company’s receivables to net realizable value. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence.

Financial Assets

Notes receivables are measured at the fair value of consideration transferred, net of transaction costs, and are measured subsequently at amortized cost using the effective interest method.

The Company extended a $4.1 million loan to one of its executives on September 7, 2018. The executive notes receivable carries a 2.5% annual interest rate and is a full-recourse loan. As of December 31, 2019 and 2018, the outstanding balance on the executive notes receivable, inclusive of interest, was $4.5 million and $4.2 million, respectively. See Note 8 – Other Assets and Note 19 – Related Party Transactions.

Inventory

Inventory consists of video and other camera equipment for resale to customers. Inventory is stated at the lower of cost or net realizable value. Costs are computed under the standard cost method, which approximates actual costs determined on a first-in, first-out basis. Net realizable value is determined as estimated selling prices in the ordinary course of business, less reasonably predictable costs of disposal and transportation. The Company assesses inventory quarterly for slow moving products and potential impairment, and records write-downs of inventory to cost of revenue. The Company had no significant inventory write-downs in the year ended December 31, 2019 (Successor), the period from September 8, 2018 through December 31, 2018 (Successor) and the period from January 1, 2018 through September 7, 2018 (Predecessor), respectively. Inventory is included in other current assets in the consolidated balance sheet. As of December 31, 2019 and 2018, total inventory consisted of finished goods of $0.3 million and $0.2 million, respectively

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Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of respective assets. The estimated useful lives of the Company’s assets are as follows:

Estimated Useful Lives
(years)
Buildings	10 - 50
IT equipment	2 - 13
Furniture and fixtures	4 - 12
Other equipment	1 - 5

For leasehold improvements, the estimated useful lives are limited to the shorter of the useful life of the asset or the term of the lease. Expenditures for maintenance and repairs are charged to expense as incurred. When an asset is sold or otherwise disposed of, the cost and associated accumulated depreciation are removed from the accounts and the resulting gain or loss is recognized in the consolidated statements of operations.

Internally Developed Software

Software that is developed for internal use is accounted for pursuant to ASC 350-40, Intangibles, Goodwill and Other — Internal-Use Software (“ASC 350-40”). Qualifying costs incurred to develop internal-use software are capitalized when (i) the preliminary project stage is completed, (ii) management has authorized further funding for the completion of the project and (iii) it is probable that the project will be completed and performed as intended. These capitalized costs include salaries for employees who devote time directly to developing internal-use software and external direct costs of services consumed in developing the software. Capitalization of these costs ceases once the project is substantially complete and the software is ready for its intended purpose. Internally developed software is amortized using the straight-line method over an estimated useful life of three years and the related amortization expense is classified as cost of revenue in the consolidated statements of operations.

Intangible Assets

Intangible assets acquired in a business combination are recognized at fair value using generally accepted valuation methods deemed appropriate for the type of intangible asset acquired and reported net of accumulated amortization, separately from goodwill. Intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives.

Data rights

Data rights are finite-lived intangible assets amortized on a straight-line basis over their estimated useful life of ten years. Data rights represent legally protected rights to collect sports data for use in the Company’s product offerings and are typically generated through business combinations. The related amortization expense is classified in cost of revenue in the consolidated statements of operations.

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Technology

Technology is finite-lived intangible asset amortized on a straight-line basis over its estimated useful life of three years. Technology primarily represents Genius Sports proprietary sports management technology platform generated through business combinations. The related amortization expense is classified as cost of revenue in the consolidated statements of operations. Technology also includes other acquired third party software not acquired in business combinations. The related amortization expense for third-party software is generally classified as general and administrative and research and development expenses in the consolidated statements of operations.

Marketing Products

Marketing products are finite-lived intangible assets amortized on a straight-line basis over their estimated useful lives, ranging from three to fifteen years. Marketing products include customer contracts and trademarks generated through business combinations. The related amortization expense is classified as general and administrative expense in the consolidated statements of operations.

Goodwill

Goodwill represents the difference between the purchase price and the fair value of assets and liabilities acquired in a business combination. Goodwill is not amortized. The Company has a single reporting unit. The Company reviews goodwill for impairment annually on the last day of its fourth quarter and also if events or changes in circumstances indicate the occurrence of a triggering event. The Company reviews goodwill for impairment by initially considering qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount, including goodwill, as a basis for determining whether it is necessary to perform a quantitative analysis. If it is determined that it is more likely than not that the fair value of reporting unit is less than its carrying amount, a quantitative analysis is performed to identify goodwill impairment.

Impairment of Long-Lived Assets

Long-lived assets, except for goodwill, primarily consist of property and equipment, finite-lived intangible assets, and other long-term prepaid assets. Long-lived assets, except for goodwill, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent the carrying amount of the underlying asset or asset group exceeds its fair value. No impairment loss was recognized for the year ended December 31, 2019 (Successor), the period from September 8, 2018 through December 31, 2018 (Successor) and the period from January 1, 2018 through September 7, 2018 (Predecessor), respectively.

Leases

An arrangement is or contains a lease if there are specified assets and the right to control the use of a specified asset is conveyed for a period in exchange for consideration. Upon lease inception, the Company classifies leases as either operating or capital leases. Leases are classified as capital leases when the terms of the lease transfer substantially all of the risks and rewards of ownership to the lessee. All other leases are classified as operating leases. Capital leases are recognized on the consolidated balance sheets, whereas operating leases are not. The Company did not have any capital leases in the year ended December 31, 2019 (Successor), the period from

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September 8, 2018 through December 31, 2018 (Successor) and the period from January 1, 2018 through September 7, 2018 (Predecessor), respectively. For operating leases, the Company recognizes rent expense on a straight-line basis over respective lease terms.

Investments

The Company uses the equity method when it has the ability to exercise significant influence over operating and financial policies of an entity but does not have control of the entity. Under the equity method of accounting, an investment is initially recorded on the balance sheet at cost, representing the Company’s proportionate share of fair value. The investment is subsequently adjusted to reflect the Company’s proportionate share of net earnings or losses recognized, distributions received, contributions made and certain other adjustments, as appropriate. The Company does not record losses of the equity method investee in excess of its investment balance unless the Company is liable for obligations of the equity method investee or is otherwise committed to provide financial support to the equity method investee.

As of January 1, 2018, Genius Sports held an investment in Pointsbet Holding Pty Ltd. (“Pointsbet”). Genius Sports accounted for its investment in Pointsbet under the equity method of accounting. In the predecessor period, Genius Sports disposed of its investment in Pointsbet. This sale, resulted in Genius Sports recognizing a $1.8 million gain on disposal recognized in the period from January 1, 2018 through September 7, 2018 (Predecessor). The Company held no equity method or other investments as December 31, 2019 and 2018.

Derivatives

The Company accounts for derivative instruments in accordance with ASC 815, Derivatives and Hedging (“ASC 815”), which requires additional disclosures about the Company’s objectives and strategies for using derivative instruments, how the derivative instruments and related hedged items are accounted for, and how the derivative instruments and related hedging items affect the consolidated financial statements.

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risk. Terms of debt instruments are reviewed to determine whether or not they contain embedded derivative instruments that are required under ASC 815 to be accounted for separately from the host contract and recorded on the consolidated balance sheets at fair value. An evaluation of specifically identified conditions is made to determine whether the fair value of warrants issued is required to be classified as equity or as a derivative liability. The fair value of derivative liabilities, if any, is required to be revalued at each reporting date, with corresponding changes in fair value recorded in current period operating results.

Short-term and Long-term Borrowings

The Company accounts for its loan instruments using an amortized cost model. Debt issuance costs, lender fees, the initial fair value of any bifurcated derivatives, and allocated proceeds to other financial instruments issued simultaneously to lenders reduce the initial carrying amount of the loan instruments. The carrying value is accreted to the stated principal amount at contractual maturity using the effective-interest method with a corresponding charge to interest expense. Debt discounts are presented on the consolidated balance sheets as a direct deduction from the carrying amount of related debt.

Warrants

The Company accounts for its common share warrants (“Warrants”) as liabilities measured at fair value. When issued with Loan Notes defined in Note 9 – Long-term Debt, the initial fair value of the Warrants reduces the

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initial carrying value of the Loan Notes. The Warrants are remeasured each reporting period to fair value through earnings. The fair value of the Warrants is estimated as the fair value of the underlying common shares, as the Warrants contain an exercise price of $0.0001 per share. The estimated fair value of non-public equity, and the associated earning volatility of the Warrants, requires the use of unobservable inputs. See Note 11– Warrants below for further discussion of the Warrants.

Fair Value Measurement

The Company uses valuation approaches that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

•	Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

•

Level 2 inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•

Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

During the predecessor period, the fair value of the Warrants and derivatives were estimated using valuation techniques using inputs based on management’s judgment and conditions that existed at each reporting date. In connection with the Apax Investment on September 7, 2018, the Warrants were settled and the Company derecognized the derivatives in purchase accounting. See Note 2 – Business Combinations and Note 9 – Long-term Debt for further details.

Revenue Recognition

Effective January 1, 2018, Genius Sports adopted ASC 606, Revenue from Contracts with Customers (“ASC 606”) and ASC 340-40, Other Assets and Deferred Costs—Contracts with Customers (“ASC 340-40”). Genius Sports adopted the standard using the full retrospective method. Accordingly, the results for prior comparable periods were adjusted to conform to the current period measurement and recognition of results. All periods presented in the consolidated financial statements have been prepared in accordance with the guidance in ASC 606 and ASC 340-40.

Under ASC 606, the Company recognizes revenue upon transfer of control of promised products or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. Revenue is recognized net of any taxes collected from customers, which are subsequently remitted to governmental authorities. The Company primarily recognizes revenue from the delivery products and services to customers in connection with the major product groups below.

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Nature of Products and Services

Betting Technology, Content and Services

The Company primarily provides official sports data for in-game and pre-match betting, outsourced trading and risk management services through the Company’s proprietary sportsbook platform to sportsbook operators. Customers access the Company’s sportsbook platform and associated services through the cloud in a hosting service over the contract term. Customers do not take possession of the software. The Company stands ready to provide official sports data and services on a continuous basis through the platform over the contract term.

In conjunction with the platform, the Company also provides customers with software updates to its sportsbook platform and technical support. These services are provided to customers on a continuous basis over the contract term, and therefore, revenue is recognized on a consistent basis with the platform hosting service.

Customers contract for the platform either under fixed fee or profit share arrangements. In fixed fee arrangements customers generally pay a fixed price for access to the official data and services platform. The fixed fee covers a minimum number of sporting events, and customers pay overages for events above the minimum. Payments are generally made either quarterly or monthly in advance. For overages, the Company estimates these amounts as variable consideration and applies the constraint to the extent it is probable there will be a significant reversal of cumulative revenue. The Company uses a time-elapsed measure of progress to recognize revenue as the Company provides access to the platform over the contract term.

In profit share arrangements, the Company generates revenues based on a percentage of sportsbook operator profits. These arrangements generally do not specify a minimum number of sporting events. The Company generally invoices for these arrangements monthly in arrears. Variable consideration is allocated to distinct time increments of the service and recognized over the contract term as the Company satisfies each time increment of the service. Certain profit share arrangements also contain fixed fees but no minimum number of sporting events. In these contracts, the Company recognizes the fixed fees as revenue using a time-elapsed measure of progress to recognize revenue as the Company provides access to the platform over the contract term.

Sports Technology and Services

The Company primarily provides technology that enables sports leagues and federations to capture, manage, and distribute their official sports data, along with other tools and services and updates and technical support. These software solutions are tailored for specific sports. Customers access the Company’s sports technology through the cloud in a hosting environment over the contract term. Customers typically do not have the ability take possession of the software. Depending on the service, the Company either stands ready to provide the hosting service on a continuous basis over the contract term or offers the hosting service for a specified number of events or defined sporting season.

In connection with these hosting services, the Company primarily receives noncash consideration in the form of official sports data and streaming rights, along with other rights. Because there is not a readily determinable fair value for these unique data rights, the Company estimates the fair value of noncash consideration by reference to the estimated standalone selling price of the services promised to the customer maximizing the use of observable inputs. Revenue is recognized either ratably over the contract term or as the services are provided by event or season, depending on the nature of the performance obligation.

In conjunction with the hosting service, the Company also provides customers with software updates and technical support. Revenue is recognized for the services on a consistent basis with the hosted service.

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The Company also provides sports leagues and federations with integrity services inclusive of active bet monitoring solutions that flag suspicious betting activity, along with educational and other consultancy services. These services are often bundled in arrangements for other Sports Technology and Services where the Company receives noncash consideration. However, integrity services are also sold on a standalone basis in fixed fee arrangements. Revenue is recognized either ratably over the contract term or as the services are provided, depending on the nature of the performance obligation.

Media Technology, Content and Services

The Company primarily provides advertising services to sports leagues and federations, along with sportsbook operators, and other global brands in the sports ecosystem. These services generally include personalized online marketing campaigns in which the Company, through its cloud-based marketing platform, uses real-time sports data to identify target audiences, manages the acquisition of digital advertising space, and transmits advertisements on behalf of its customers.

The services are generally provided over a contract term of one year or less. The arrangements contain fixed fees, which are generally prepaid by customers. Revenue is recognized over time as the services are performed using an input method based on costs to secure advertising space. The Company is the principal in these arrangements as it is primarily responsible for delivering the advertisements, and bears inventory risk; therefore, revenue is presented gross.

Other Policies, Judgements, and Practical Expedients

Arrangements with Multiple Performance Obligations

The Company’s contracts for Betting Technology, Content and Services and Sports Technology and Services often involve multiple performance obligations. For these contracts, the Company applies judgement and accounts for individual goods or services separately if the customer can benefit from the good or service on its own or with other resources that are readily available to the customer and the good or service is separately identifiable from other promises in the arrangement. The transaction price is allocated to the separate performance obligations on a relative standalone selling price basis. The Company determines the standalone selling price of goods or services based on an observable standalone selling price when it is available, as well as other factors, including standalone sales of similar goods or services, cost plus a reasonable margin, the price charged to customers, discounting practices, and overall pricing objectives, while maximizing observable inputs.

Significant financing components

In certain contracts, the Company receives payment from a customer either before or after the performance obligation has been satisfied. In these instances where the timing of revenue recognition differs from the timing of payment, the expected timing difference between payment and satisfaction of performance obligations for the Company’s contracts is generally one year or less; therefore, the Company applies a practical expedient and does not consider the effects of the time value of money. Any other differences between receipt of payment and satisfaction of performance obligations do not include a significant financing component because the primary purpose is not to receive or provide financing to customers.

Contract modifications

The Company may modify contracts to offer customers additional goods or services. Each of the additional goods and services are generally considered distinct from those goods or services transferred to the customer

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before the modification. The Company evaluates whether the contract price for the additional goods and services reflects the standalone selling price as adjusted for facts and circumstances applicable to that contract. In these cases, the Company accounts for the additional goods or services as a separate contract. In other cases where the pricing in the modification does not reflect the standalone selling price as adjusted for facts and circumstances applicable to that contract, the Company accounts on a prospective basis where the remaining goods and services are distinct from the original items and on a cumulative catch-up basis when the remaining goods and services are not distinct from the original items.

Judgments and estimates

The Company applies judgement in determining whether it is the principal or agent in providing products and services to customers. The Company generally controls all products and services before transfer to customers as the Company is primarily responsible to deliver the products and services to customers, bears inventory risk, and has discretion in establishing prices.

Accounting for contracts recognized over time under ASC 606 involves the use of various techniques to estimate total contract revenue and costs. Due to uncertainties inherent in the estimation process, it is possible that estimates of variable consideration or costs to complete a performance obligation will be revised in the near-term. The Company reviews and updates its contract-related estimates, and records adjustments as needed.

In fixed fee Betting Technology, Content and Services arrangements the Company applies the expected value method to estimate variable consideration in the contract, primarily factoring its historical experience with similar contract-types and customer relationships, along with expected market activity and customer forecasts. In applying the constraint, the Company considers susceptibility of variable consideration to factors outside the Company’s control (i.e., market volatility and actions by customers). Additionally, the Company considers historical experience with similar contract-types and customer relationships, as well as the broad range of possible consideration amounts associated with overages for a given customer contract.

For fixed fee Betting Technology, Content and Services arrangements with variable consideration associated with overages to the extent the Company’s estimate of the transaction price, including consideration of the constraint changes, the Company records a cumulative-effect adjustment to adjust revenue recognized to date. For those performance obligations for which revenue is recognized using an input method, changes in total estimated costs, and related progress towards complete satisfaction of the performance obligation, are recognized on a cumulative catch-up basis in the period in which the revisions to the estimates are made. The impact of application of catch-up adjustments were immaterial in the periods presented.

Costs Capitalized to Obtain Contracts with Customers

The Company capitalizes incremental costs of obtaining contracts with customers. The Company has determined that certain internal sale force incentive programs meet the requirements to be capitalized. The Company applies the practical expedient to expense costs as incurred for costs to obtain contracts with customers when the amortization period would have been one year or less. Capitalized incremental costs are recognized over related contract terms. Capitalized amounts are recoverable through future revenue streams under all non-cancelable customer contracts. The Company periodically evaluates whether there have been any changes in its business, the market conditions in which it operates or other events which would indicate that its amortization period should be changed or if there are potential indicators of impairment.

Capitalized costs to obtain contracts with customers are included in other assets in the accompanying consolidated balance sheet. Amortization of capitalized costs to obtain contracts with customers is included sales and marketing expense in the accompanying consolidated statements of operations.

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During the period from January 1, 2018 through September 7, 2018 (Predecessor), Genius Sports capitalized $0.6 million of costs to obtain contracts with customers and amortized $0.6 million. In connection with the business combination on September 7, 2018 the carrying value of capitalized costs to obtain contracts with customers was derecognized in purchase accounting. See Note 2 – Business Combinations.

During the year-ended December 31, 2019 (Successor), the Company capitalized $1.3 million of costs to obtain contracts with customers and amortized $0.2 million. During the period from September 8, 2018 through December 31, 2018 (Successor), the Company capitalized $0.3 million of costs to obtain contracts with customers and amortized less than $0.1 million. Costs capitalized to obtain a revenue contract, net on the Company’s consolidated balance sheets after foreign currency translation totaled $1.3 million at December 31, 2019 and $0.2 million at December 31, 2018. There were no impairments of costs to obtain contracts with customers for all periods presented in the accompanying consolidated financial statements.

Cost of Revenue

Cost of revenue consists primarily of expenses associated with the delivery of the Company’s products and services. These include but are not limited to expenses associated with data collection/procurement, third-party data rights, data production, server and bandwidth costs, client services, along with media and advertising costs directly associated with the Company’s media offerings. Cost of revenue also includes costs of inventory, costs associated with personnel salaries and benefits, sales commissions, depreciation of property and equipment, amortization of internal use software, and amortization of acquired data rights and technology.

Sales and Marketing

Sales and marketing expenses consist primarily of expenses associated with advertising, events sponsorship, association memberships, marketing subscriptions, consulting costs, amortization of contract costs, and related personnel costs and benefits.

Research and Development

Research and development expenses consists primarily of costs incurred for the development of new products related to the Company’s platform and services, as well as improving existing products and services. The costs incurred include related personnel salaries and benefits, facility costs server and bandwidth costs consulting costs, and amortization of production software costs. To date, research and development expenses have been expensed as incurred and included in the consolidated statements of operations.

General and Administrative

General and administrative expenses consist of personnel salaries and benefits, legal-related costs, other professional service fees, rent expense, depreciation of property and equipment, and amortization of marketing products.

Transaction Expenses

Transaction expenses consist primarily of advisory, legal, accounting, valuation, and other professional or consulting fees in connection with the Company’s corporate development activities. Direct and indirect transaction expenses in a business combination are expensed as incurred when the service is received.

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Stock-based Compensation

The Company measures the cost of share-based awards granted to employees based on the grant-date fair value of the awards. The grant-date fair value of the stock options is calculated using a Black-Scholes valuation model. Stock-based expenses related to stock options are recognized on a straight-line basis, net of estimated forfeitures, over the requisite service period of the awards.

Income Taxes

Income taxes are accounted under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that these assets are more likely than not to be realized. In making such a determination, all available positive and negative evidence are considered, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If it is determined that deferred tax assets would be realized in the future, in excess of their net recorded amount, an adjustment would be made to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process which includes (1) determining whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position, and (2) for those tax positions that meet the more-likely-than-not recognition threshold, recognized income tax positions are measured at the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The Company recognizes interest and penalties related to unrecognized tax benefits on the income tax expense line in the accompanying consolidated statements of operations. Accrued interest and penalties are included in the deferred tax liability line in the consolidated balance sheets.

Net Loss Attributable Per Share to Common Shareholders

Basic net loss per share attributable to common shareholders is computed by dividing the Company’s net loss attributable to common shareholders by the weighted-average number of common shares used in the loss per share calculation during the period. Diluted net loss per share attributable to common shareholders is computed by giving effect to all potentially dilutive securities, including stock options. Basic and diluted net loss per share attributable to common shareholders are the same for all periods presented as the inclusion of all potentially dilutive securities outstanding was anti-dilutive.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount within a range of loss can be reasonably estimated. When no amount within the range is a better estimate than any other amount, the Company accrues for the minimum amount within the range. Legal costs incurred in connection with loss contingencies are expensed as incurred.

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Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which, together with subsequent amendments requires lessees to recognize all leases, with limited exceptions, on the balance sheet, while recognition on the statements of operations will remain similar to legacy lease accounting, under Topic 840. The ASU also eliminates real estate-specific provisions and modifies certain aspects of lessor accounting. ASU 2016-02 is effective for the Company beginning January 1, 2022. The Company is currently in the process of evaluating the effects of this pronouncement on the Company’s consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses of Financial Instruments, which, together with subsequent amendments, amends the requirement on the measurement and recognition of expected credit losses for financial assets held. ASU 2016-13 is effective for the Company beginning January 1, 2023, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the Company’s financial statements and does not expect it to have a material impact on the Company’s consolidated financial statements.

In June 2018, the FASB issued ASU No. 2018-07, Compensation — Stock Compensation (Topic 718), to simplify the accounting for share-based payments to non-employees by aligning it with the accounting for share-based payments to employees, with certain exceptions. Under the new standard, equity-classified non-employee awards will be initially measured on the grant date and re-measured only upon modification, rather than at each reporting period. Measurement will be based on an estimate of the fair value of the equity instruments to be issued. The standard is effective beginning January 1, 2020. Early adoption is not permitted before an entity’s adoption of Topic 606. The Company is currently in the process of evaluating the impact of this new standard. In August 2018, the FASB issued ASU 2018-15, Intangibles — Goodwill and Other — Internal-Use Software (Topic 350-40). This ASU addresses users’ accounting for implementation costs incurred in a cloud computing arrangement that is a service contract and also adds certain disclosure requirements related to implementation costs incurred for internal-use software and cloud computing arrangements. The amendment aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). ASU 2018-15 is effective for fiscal years beginning January 1, 2021. The amendments in this ASU can be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. The Company is currently in the process of evaluating the effects of this pronouncement on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 is effective for the Company beginning January 1, 2022, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the Company’s consolidated financial statements and does not expect it to have a material impact on the consolidated financial statements.

Recently Adopted Accounting Guidance

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows, (Topic 230) which requires the statement of cash flows to explain the change in cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts described as restricted cash and restricted cash equivalents are included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts in the statement of cash flows. This ASU 2016-18 is effective in fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted. The adoption of this standard on January 1, 2019 did not have an impact on the

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Company’s consolidated financial statements, as for the periods presented, the Company did not have restricted cash.

Note 2. Business Combinations

Apax Investment in Genius Sports

In connection with the Apax Investment on September 7, 2018, the Company acquired all issued and outstanding equity interests in Genius Sports for total consideration transferred of $303.2 million. The business combination was accounted for using the acquisition method of accounting, and the Successor financial statements reflect a new basis of accounting that is based on the fair value of net assets acquired. The excess of the total purchase price over the fair value of the assets acquired and liabilities assumed is recorded as goodwill.

Consideration Transferred

The summary computation of consideration transferred is presented as follows (in thousands):

Consideration Transferred
Cash for outstanding Genius Sports equity shares	$264,471
Cash paid to retire Genius Sports’ debt	33,343
Transaction costs paid on behalf of Genius Sports	5,422

Total consideration transferred	$303,236

Cash consideration for 100% of the shares of Genius Sports amounted to $264.5 million. The aggregate consideration transferred included approximately $33.3 million related to the repayment of certain outstanding loans and notes of Genius Sports, and $5.4 million of sell-side transaction costs paid for by the Company on behalf of Genius Sports. These transaction costs incurred by Genius Sports are included in the Predecessor period within transaction expenses in the consolidated statements of operations.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Purchase Price Allocation

Fair values are based on management’s analysis including work performed by third party valuation specialists. The following table summarizes the fair value of assets acquired and liabilities assumed on the closing date, with the excess recorded as goodwill (in thousands):

Fair Value of Assets Acquired	As of September 7, 2018
Cash and cash equivalents	$3,407
Accounts receivables, net	12,610
Contract assets	2,925
Prepaid expenses	1,917
Other current assets	427
Property and equipment, net	3,034
Intangible assets, net	129,772
Goodwill	185,030
Deferred tax asset	116
Other assets	1,480

Total assets acquired	340,718

Accounts payable	5,643
Accrued expenses	9,672
Deferred revenue	7,669
Other current liabilities	1,625
Long-term debt	202
Deferred tax liability	12,671

Total liabilities assumed	37,482

Consideration transferred	$303,236

The following table sets forth the components of identifiable intangible assets acquired and their weighted average useful lives by major class of intangible assets as of the date of the acquisition (in thousands):

	Useful Lives	As of September 7, 2018
Data rights	10 years	$67,959
Technology	3 years	38,958
Marketing products	3 – 15 years	22,855

Total intangible assets subject to amortization		$129,772

Goodwill is primarily attributed to the assembled workforce of Genius Sports and the expected growth in new contracted customer contracts, data rights, and new technologies anticipated from the combined company. The goodwill acquired will not generate amortization deductions for income tax purposes.

The Company incurred transaction costs of $4.0 million in connection with the acquisition of Genius Sports, which were incurred in the period preceding and up to close of the transaction. These costs incurred by the Company are included in the opening accumulated deficit balance of the successor period as of September 8,

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2018 within the consolidated statements of changes in temporary equity and shareholders’ deficit. No material transaction costs were incurred during the period from September 8, 2018 through December 31, 2018 (Successor).

Oppia Acquisition

On July 31, 2019, the Company acquired all outstanding equity interests in Oppia Performance BVBA (“Oppia”) for cash and contingent consideration of approximately $2.9 million. Oppia provides proprietary technology which delivers low cost automated streaming content. The Company included the financial results of Oppia in the consolidated financial statements from the date of the acquisition. The acquisition was not material to the Company’s consolidated financial statements. Also, transaction costs were not material to the Company’s consolidated financial statements. In allocating consideration transferred based on estimated fair values, the Company recorded $2.6 million of goodwill. The goodwill is not deductible for U.S. income tax purposes.

Note 3. Revenue

Disaggregation of Revenues

Revenue by Major Product Group

The Company’s product offerings primarily deliver a service to a customer satisfied over time, and not at a point in time. Point in time revenues were immaterial for all periods presented in the consolidated statements of operations. Revenue for the Company’s major product groups consists of the following (in thousands):

	Successor		Predecessor
	Year Ended December 31, 2019	Period from September 8, 2018 through December 31, 2018	Period from January 1, 2018 through September 7, 2018
Revenue by Product Group
Betting Technology, Content and Services	$88,370	$21,581	$47,531
Sports Technology and Services	14,367	5,187	3,741
Media Technology, Content and Services	11,883	3,810	5,735

Total	$114,620	$30,578	$57,007

Revenue by Geographic Market

Geographical regions are determined based on the region in which the customer is headquartered or domiciled. Revenues by geographical market consists of the following (in thousands):

	Successor		Predecessor
	Year Ended December 31, 2019	Period from September 8, 2018 through December 31, 2018	Period from January 1, 2018 through September 7, 2018
Revenue by Geographical Market:
Europe	$90,453	$23,347	$43,524
Americas	15,699	4,188	7,809
Rest of the World	8,468	3,043	5,674

Total	$114,620	$30,578	$57,007

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In the year-ended December 31, 2019 (Successor), Gibraltar and Malta represented 16% and 12% of total revenue, respectively. In the period from September 8, 2018 through December 31, 2018 (Successor) and the period from January 1, 2018 through September 7, 2018 (Predecessor), Gibraltar, Malta and the United Kingdom represented 16%, 12% and 11% of total revenue, respectively.

Revenues by Major Customers

No customers accounted for 10% or more of revenue in the year-ended December 31, 2019 (Successor), the period from September 8, 2018 through December 31, 2018 (Successor) and the period from January 1, 2018 through September 7, 2018 (Predecessor).

Remaining Performance Obligations

Revenue allocated to remaining performance obligations represents contracted revenue that has not yet been recognized, which includes unearned revenue and unbilled amounts that will be recognized as revenue in future periods and excludes constrained variable consideration. The Company has excluded contracts with an original expected term of one year or less and variable consideration allocated entirely to wholly unsatisfied promises that form part of a single performance obligation from the disclosure of remaining performance obligations.

Revenue allocated to remaining performance obligations was $226.2 million as of December 31, 2019.The Company expects to recognize approximately 33% in revenue within one year, and the remainder in the next 13 – 56 months.

During the year-ended December 31, 2019, the Company recognized revenue of $16.2 million for variable consideration related to revenue share contracts for Betting Technology, Content and Services.

Contract Balances

The timing of revenue recognition may differ from the timing of invoicing to customers, and these timing differences result in receivables (see Note 4—Accounts Receivable, Net), contract assets, or contract liabilities (deferred revenue) on the Company’s consolidated balance sheets. The Company records a contract asset when revenue is recognized prior to the right to invoice or deferred revenue when revenue is recognized subsequent to invoicing. Contract assets are transferred to receivables when the rights to invoice and receive payment become unconditional.

Contract Assets

For the periods presented, the Company’s contract assets balances are as follows (in thousands):

	Successor		Predecessor
	Year Ended December 31, 2019	Period from September 8, 2018 through December 31, 2018	Period from January 1, 2018 through September 7, 2018
Balance, beginning of period	$3,570	$2,925	$866
Additions to contract assets	26,747	6,518	9,198
Reclass to accounts receivable	(24,875)	(5,833)	(6,994)
Foreign currency translation adjustments	212	(40)	(145)

Balance, end of period	$5,654	$3,570	$2,925

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Deferred Revenue

For the periods presented, the Company’s deferred revenue balances are as follows (in thousands):

	Successor		Predecessor
	Year Ended December 31, 2019	Period from September 8, 2018 through December 31, 2018	Period from January 1, 2018 through September 7, 2018
Balance, beginning of period	$6,817	$7,669	$6,540
Deferral of revenue	21,083	12,151	39,444
Recognition of unearned revenue	(12,485)	(12,927)	(37,948)
Foreign currency translation adjustments	600	(76)	(367)

Balance, end of period	$16,015	$6,817	$7,669

Substantially all of the deferred revenue beginning balance as of each period presented has been recognized in the year ended December 31, 2019 (Successor), the period from September 8, 2018 through December 31, 2018 (Successor) and the period from January 1, 2018 through September 7, 2018 (Predecessor).

Note 4. Accounts Receivable, Net

As of December 31, 2019, accounts receivables, net consisted of accounts receivables of $19.2 million, less allowance for doubtful accounts of $0.8 million. As of December 31, 2018, accounts receivables, net consisted of accounts receivables of $12.1 million less allowance for doubtful accounts of $1.9 million.

Allowance for doubtful accounts is as follows (in thousands):

	Successor		Predecessor
	Year Ended December 31, 2019	Period from September 8, 2018 through December 31, 2018	Period from January 1, 2018 through September 7, 2018
Balance, beginning of period	$1,926	$836	$1,385
Increase (decrease) in provision	1,059	1,134	792
Write-offs, net of recoveries	(2,256)	(22)	(1,303)
Foreign currency translation adjustments	31	(22)	(40)

Balance, end of period	$760	$1,926	$836

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5. Property and Equipment, Net

Property and equipment, net consists of the following (in thousands):

	As of December 31,
	2019	2018
Buildings	$2,342	$1,178
IT equipment	8,031	6,480
Furniture and fixtures	1,397	968
Other equipment	268	243

Total property and equipment	12,038	8,869

Less: accumulated depreciation	7,156	5,540

Property and equipment, net	$4,882	$3,329

Depreciation expense related to property and equipment was $1.7 million, $0.3 million, and $1.1 million for the year ended December 31, 2019 (Successor), the period from September 8, 2018 through December 31, 2018 (Successor), and the period from January 1, 2018 through September 7, 2018 (Predecessor), respectively.

Note 6. Goodwill

Changes in the carrying amount of goodwill for the periods presented in accompanying consolidated financial statements are as follows (in thousands):

Balance as of December 31, 2017 (Predecessor)	$15,667
Foreign currency translation adjustments	(710)

Balance as of September 7, 2018 (Predecessor)[1]	$14,957

Balance as of September 8, 2018 (Successor)	$185,030
Foreign currency translation adjustments	(2,036)

Balance as of December 31, 2018 (Successor)	182,994
Goodwill acquired	2,569
Foreign currency translation adjustments	7,417

Balance as of December 31, 2019 (Successor)	$192,980

(1) Predecessor goodwill as of September 7, 2018 was reduced to $0 as a result of purchase accounting adjustments in connection with the acquisition of Genius Sports by the Company.

For the year ended December 31, 2019 (Successor) and the period from September 8, 2018 through December 31, 2018 (Successor) the carrying amount of goodwill increased by $2.6 million due to the Oppia acquisition, and $185.0 million due to the Genius Sports acquisition, respectively (See Note 2—Business Combinations).

No impairment of goodwill was recognized for the year ended December 31, 2019 (Successor), the period from September 8, 2018 through December 31, 2018 (Successor) and the period from January 1, 2018 through September 7, 2018 (Predecessor), respectively.

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7. Intangible Assets, Net

Intangible assets subject to amortization as of December 31, 2019 consist of the following (in thousands, except years):

	Weighted Average Remaining Useful Lives	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(years)	(in thousands)
Data rights	9	$69,850	$9,186	$60,664
Marketing products	13	23,491	2,507	20,984
Technology	2	40,900	17,726	23,174
Capitalized software	2	26,641	5,023	21,618

Total intangible assets		$160,882	$34,442	$126,440

Intangible assets subject to amortization as of December 31, 2018 consist of the following (in thousands, except years):

	Weighted Average Remaining Useful Lives	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(years)	(in thousands)
Data rights	10	$67,211	$2,118	$65,093
Marketing products	14	22,604	578	22,026
Technology	3	38,826	4,049	34,777
Capitalized software	3	4,834	149	4,685

Total intangible assets		$133,475	$6,894	$126,581

As a result of the Genius Sports and Oppia acquisitions, the Company recorded newly acquired intangible assets of $129.8 million and $0.3 million, respectively (See Note 2 – Business Combination).

Amortization expense was $26.3 million, $7.0 million, and $8.9 million for the year ended December 31, 2019 (Successor), the period from September 8, 2018 through December 31, 2018 (Successor), and the period from January 1, 2018 through September 7, 2018 (Predecessor), respectively.

Fiscal Years	(in thousands)
2020	$31,370
2021	26,873
2022	12,560
2023	8,466
2024	8,466
Thereafter	38,705

Total	$126,440

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2019, expected amortization of intangible assets for each of the five succeeding fiscal years and thereafter is as follows:

Note 8. Other Assets

Other assets (current and long-term) as of December 31, 2019 and 2018 are as follows (in thousands):

	As of December 31,
	2019	2018
Other current assets:
Non-trade receivables	2,995	1,267
Inventory	281	159

Total other current assets	$3,276	$1,426

Other assets:
Executive note receivable	$4,452	$4,163
Security deposit	3,457	943
Corporate tax receivable	2,831	1,460
Contract costs	1,340	246

Total other assets	$12,080	$6,812

Note 9. Long-term Debt

The following table summarizes outstanding debt balances as of December 31, 2019 and 2018 (in thousands):

Instrument	Date of Issuance	Maturity Date	Effective interest rate	December 31, 2019	December 31, 2018
Investor Loan Notes	September 2018 to December 2019	September 2028 to December 2029	10%	$73,061	$62,610
Data Project Srl Mortgage	December 2010	December 2025	3%	130	151

Total long-term debt				$73,191	$62,761

Investor Loan Notes

On September 7, 2018, the Company issued to Maven TopHoldings SARL, a subsidiary of a fund advised by Apax and other shareholders $56.2 million aggregate principal amount of unsecured investor loan notes with interest of 10% per annum and $5.2 million aggregate principal amount of unsecured manager loan notes with interest at 10% per annum (collectively the “Investor Loan Notes”). During September and December 2019, supplemental deeds to the Investor Loan Notes were entered into by the Company, providing for the issuance of additional Investor Loan Notes with an aggregate principal amount of $1.4 million. All principal and accrued interest is payable at maturity of the Investor Loan Notes. See Note 19 – Related Party Transactions.

Data Project Srl Mortgage

On December 1, 2010, Genius Sports entered into a loan agreement in Euros for the equivalent of $0.3 million to be paid in accordance with the quarterly floating rate amortization schedule over the course of the loan.

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Secured Overdraft Facility

The Company has access to short-term borrowings and lines of credit. The Company’s main facility is a secured overdraft facility with Barclays Bank PLC, which incurs a variable interest rate of 4.00% over the Bank of England rate. As of December 31, 2019 and 2018, the Company had no outstanding borrowings under its lines of credit.

Predecessor Loan Notes

From July 2015 through August 2017, Genius Sports issued in four separate tranches an aggregate of $20.3 million in loan notes (“Loan Notes”) to certain lenders. The Series A and B Loan Notes (collectively the “2015 Loan Notes”) accrue 3% interest payable in cash and 3% interest paid in-kind and the Series D and E Loan Notes (collectively the “2017 Loan Notes”) bear interest at 5% per annum. Genius Sports paid $0.6 million in total upfront fees to the lenders for the various Loan Note issuances and $0.2 million in third party fees incurred to issue the Loan Notes, each presented as a discount on the Loan Note carrying value. Additional discount on the 2017 Loan Notes resulted from $3.5 million of allocated proceeds to the Genius Sports’ Common A Shares issued in conjunction with the 2017 Notes. The Loan Notes include standard financial and non-financial covenants and had an original maturity date of July 27, 2021.

Certain identified embedded contingent redemption features in the Loan Notes were concluded to require bifurcation and separate accounting as derivative instruments at fair value from the Loan Notes. The fair value of the bifurcated derivative, which were net derivative liabilities, totaled $4.3 million as of January 1, 2018. The net change in the fair values of the derivatives resulted in a loss of $3.1 million for the period from January 1, 2018 through September 7, 2018 (Predecessor) and was included in the consolidated statements of operations.

In connection with the Apax Investment on September 7, 2018, the Loan Notes were repaid in full pursuant to the contractual terms. On this date, the Company treated the Loan Note settlement as an extinguishment by derecognizing the Loan Notes, deferred financing costs, accrued interest, and the bifurcated derivative in full. As the Loan Notes were settled in the Genius Sports acquisition, they are only reflected in the Predecessor period and are not outstanding during any presented Successor period.

Other Predecessor Loans

In addition to the above Loan Notes, Genius Sports also had outstanding loans of approximately $12.4 million to various third-party lenders and related parties. In connection with the Apax Investment on September 7, 2018, the Company repaid the entire outstanding balance of the loans.

As of December 31, 2019, and 2018, the Company was in compliance with all applicable covenants related to its indebtedness.

Interest Expense

Interest expense was $6.9 million, $2.0 million, and $2.4 million for the year ended December 31, 2019 (Successor), the period from September 8, 2018 through December 31, 2018 (Successor), and the period from January 1, 2018 through September 7, 2018 (Predecessor), respectively.

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Debt Maturities

Expected future payments for all borrowings as of December 31, 2019 is as follows:

Fiscal Period:
2020	$25
2021	26
2022	26
2023	27
2024	27
Thereafter	73,060

Total payment outstanding	$73,191

Note 10. Other liabilities

Other liabilities (current and long-term) as of December 31, 2019 and 2018 are as follows (in thousands):

	As of December 31,
	2019	2018
Other current liabilities:
Other payables	$3,461	$1,180
Contingent consideration	—	662

Total other current liabilities	$3,461	$1,842

Other liabilities:
Contingent consideration	$2,520	$—
Deposits on Incentive Securities	1,290	1,175

Total other liabilities	$3,810	$1,175

Note 11. Warrants

In connection with the issuance of the 2015 Loan Notes, Genius Sports issued the lenders Warrants to purchase 218,852 common shares at any time prior to the expiration of the Warrants. The Warrants have an exercise price of $0.0001 per share and provide for certain adjustments to the number of common shares exercisable dependent on realized economics of a sale of Genius Sports. The Warrants are classified as liabilities as the contractual adjustments to the number of common shares underlying the Warrants are not fully indexed to Genius Sports’ own equity. The Warrants had a fair value of $5.0 million as of January 1, 2018 and were subsequently remeasured on September 7, 2018 in connection with the Genius Sports acquisition, when the Warrants were exercised for 136,707 common shares pursuant to contractual terms. The change in fair value of $4.1 million was recorded in the consolidated statement of operations in the predecessor period. As the Warrants have an exercise price of $0.0001 per share, the fair value of the Warrants is estimated as the fair value of the underlying common shares as of the acquisition date.

Note 12. Preference Shares

On September 7, 2018, the Company entered into investment deeds in connection with the Apax Investment (refer to Note 2—Business Combinations) and issued 213,657,244 preference shares having a nominal value of $0.0001 to Apax and other investors at a subscription price of approximately $1.29 per share (the “Preference Shares”). Further, an additional 4,904,075 Preference Shares were issued and subscribed in 2019 to certain investors and employees.

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2019 and 2018, the Company had 218,561,319 and 213,657,244 Preference Shares issued and outstanding, respectively. The Company has classified the Preference Shares as temporary equity in the consolidated balance sheets and remeasures each reporting period to the liquidation preference as described below.

Dividends

The Preference Shares receive a fixed cumulative dividend at a rate per annum equal to 10% of the original issue price (the “Preference Dividend”). Holders of Preference Shares receive dividends prior to and in preference to any dividends on common shares. The Preference Dividend accrues but is not payable until declaration by the Board of Directors or redemption of the Preference Shares by the holder.

Redemption

The Company may, with the prior consent of the Board of Directors, redeem or repurchase some or all of the Preference Shares at any time at a price equal to the aggregate sum of: (i) the issuance price of the Preference Shares, plus (ii) all accrued but unpaid Preference Dividend, less (iii) the amount of all prior distributions made on the relevent Preference Shares.

As a result of the Apax Investment, Apax holds a majority voting interest in the Company and controls the Board of Directors as of December 31, 2019 and 2018. Therefore, the Company’s option to redeem the Preference Shares is deemed to not be solely within the control of the Company as Apax has the ability to force the Company to redeem the Preference Shares. As a result, the Preference Shares are classified in temporary equity, remeasured at each reporting date at the redemption amount, with any increase in carrying value recorded as a dividend.

Liquidation

Holders of Preference Shares are entitled to receive a liquidation preference equal to the Preference Dividends and issuance price prior to any distribution to holders of common shares in any liquidity event, inclusive of a listing, exit, refinancing, or disposal of assets. Dividends on Preference Shares were $28.3 million and $8.8 million for the year ended December 31, 2019 (Successor) and the period from September 8, 2018 through December 31, 2018 (Successor), respectively.

Voting Rights

The Preference Shares are not entitled to receive notice of, attend or speak at general meetings of the Company or to vote on resolutions.

Note 13. Common Shares

Predecessor Common Shares

Genius Sports equity structure compromised Ordinary Shares, Ordinary A Shares, and Ordinary S Shares (collectively, the “Predecessor Common Shares”), each with a par value of $0.0001, except for the Ordinary S Shares, which had a par value of $0.000001. At close of the acquisition of Genius Sports, described in Note 2 – Business Combinations, all Predecessor Common Shares, and Warrants, described in Note 11 – Warrants, were retired.

Genius Sports equity structure also included certain Staff Loans, defined in Note 15 – Stock-based Compensation. These Staff Loans consisted of additional classes of Predecessor Common Shares, which for

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

accounting purposes are accounted for as the equivalent of stock options. Refer to Note 15 – Stock-based Compensation for further details on the Staff Loans.

Successor Common Shares

The Company’s equity structure following the Apax Investment on September 7, 2018 consisted of the following: A1 Ordinary Shares, A2 Ordinary Shares, and A3 Ordinary Shares (collectively, the “Successor Common Shares”), with each share having a nominal value of $0.01.

Holders of A1 Ordinary Shares are entitled to receive notice of, attend and speak at a general meeting of the Company and to vote on resolutions. On a show of hands, on a poll or on a written resolution each holder of A1 Ordinary Shares is entitled to exercise one vote per A1 Ordinary Share held. Holders of A2 Ordinary Share are not entitled to receive notice of, attend or speak at general meetings of the Company, or to vote on resolutions. Holders of A3 Ordinary Shares are entitled to receive notice of, but not to attend or speak at, general meetings of the Company, and are not entitled to vote on resolutions, save that a holder of A3 Ordinary Shares has the right to enfranchise its A3 Ordinary Shares by serving a voting notice is on the Company, in which event such holder of A3 Ordinary Shares will be entitled to one vote per A3 Ordinary Share held on resolutions.

Other than the different notice, attendance, and voting rights as outlined above, the A1 Ordinary Shares, A2 Ordinary Shares and A3 Ordinary Shares have the same rights, including entitlement to receive distributions and liquidation proceeds. The holders have no preemptive or other subscription rights and there is no redemption or sinking fund provisions with respect to such shares. In the event of liquidation, dissolution, distribution of assets, or winding up of the Company, the holders of Successor Common Shares have equal rights to receive all the assets of the Company, after the rights of the holders of the Preference Shares, if any, have been satisfied.

As of December 31, 2018, the Company had 1,812,601 Successor Common Shares authorized and 1,812,601 shares outstanding. As of December 31, 2019, the Company had 1,873,423 Successor Common Shares authorized and 1,873,423 shares outstanding.

The Company’s directors may exercise the power of the Company to issue an unlimited number of shares of different types or classes.

The Company’s equity structure also included certain Incentive Securities, defined in Note 15—Stock-based Compensation. These Incentive Securities consisted of additional classes of common shares, which for accounting purposes are accounted for as the equivalent of stock options. Refer to Note 15—Stock-based Compensation for further details on the Incentive Securities.

Note 14. Loss Per Share

The Company uses the two-class method to calculate net loss per share and apply the more dilutive of the two-class method, treasury stock method or if-converted method to calculate diluted net loss per share. Undistributed earnings for each period are allocated to participating securities, based on the contractual participation rights of the security to share in the current earnings as if all current period earnings had been distributed. As there is no contractual obligation for Preference Shares outstanding in the successor periods to share in losses, the Company’s basic net loss per share is computed by dividing the net loss attributable to common shareholders by the weighted-average shares of common shares outstanding during periods with undistributed losses.

The computation of loss per share and weighted average shares of the Company’s common shares outstanding for the year ended December 31, 2019 (Successor), the period from September 8, 2018 through December 31,

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2018 (Successor), and the period from January 1, 2018 through September 7, 2018 (Predecessor) are as follows (in thousands except share and per share data):

	Successor		Predecessor
	Year ended December 31, 2019	Period from September 8, 2018 through December 31, 2018	Period from January 1, 2018 through September 7, 2018
Net loss attributable to common shareholders - Basic and Diluted	$(40,207)	$(9,761)	$(15,527)
Basic and diluted weighted average common shares outstanding	1,829,947	1,812,601	2,983,170
Net loss per share attributable to common shareholders: Basic and diluted	$(21.97)	$(5.38)	$(5.20)

In determining the weighted average shares outstanding for the January 1, 2018 through September 7, 2018 (Predecessor) period for both basic and diluted loss per share, the Company included the Warrants, as shares are issuable with nominal cash consideration.

The following table presents the potential common shares and Preference Shares outstanding that were excluded from the computation of diluted net loss per share of common share as of the periods presented because including them would have been antidilutive:

	Successor		Predecessor
	Year ended December 31, 2019	Period from September 8, 2018 through December 31, 2018	Period from January 1, 2018 through September 7, 2018
Share Options	—	—	851,116
Staff Loans	—	—	602,861
Preference Shares	218,561,319	213,657,244
Incentive Securities	761,394	709,783	—

	219,322,713	214,367,027	1,453,977

Note 15. Stock-based Compensation

Share Options

During the predecessor period, Genius Sports had two share option plans including the Genius Sports Enterprise Management Incentive Plan and the Genius Sports Unapproved Share Plan under which incentive stock options (“Share Options”) may be granted to employees. On January 1, 2018 total outstanding Share Options were 861,116 with a weighted average exercise price in USD of $2.16. Substantially all of Share Options were vested as of January 1, 2018 with an immaterial number of Share Options vesting in the period from January 1, 2018 through September 7, 2018 (Predecessor). During the period from January 1, 2018 through September 7, 2018 (Predecessor), no Share Options were granted, forfeited or expired, and 10,000 Share Options were exercised with a weighted average exercise price of $4.05 in the aggregated amounts of $0.1 million cash received and a total intrinsic value of $0.3 million.

In connection with the Apax Investment, on September 7, 2018, all outstanding Share Options of 851,116 were exercised and settled. The Share Options had a weighted average exercise price of $2.04 with a total intrinsic value of $52.5 million paid to the holders.

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

No compensation cost for Share Options was recognized in the period from January 1, 2018 through September 7, 2018 (Predecessor) due to amounts involved being immaterial.

Staff Loans

During the predecessor period, Genius Sports issued promissory notes to employees in the aggregated amounts of $2.9 million to purchase 602,861 Predecessor Common Shares in Genius Sports, which includes Ordinary Shares, G Ordinary Shares and F Ordinary Shares (collectively, the “Staff Loans”), with each share having a par value of $0.0001. The promissory notes are collateralized only by the shares purchased and are considered as nonrecourse in nature. Therefore, the nonrecourse notes are accounted for as substantive grants of stock options. In connection with the Apax Investment, these Staff Loans were settled, and the Predecessor Common Shares considered outstanding. No compensation cost for the notes was recognized in the period from January 1, 2018 through September 7, 2018 (Predecessor).

Incentive Securities

In the successor period, the Company provided certain employees the option to purchase common shares consisting of B Ordinary Shares, C Ordinary Shares, C1 Ordinary Shares, C2 Ordinary Shares, D1 Ordinary Shares, and D2 Ordinary Shares (the “Incentive Securities”), with each share having a par value of $0.01, except for the C1 Ordinary Shares, which had a par value of $0.19.

Based on the forfeiture provisions discussed below, although the Incentive Securities are legally issued, the Incentive Securities are not considered outstanding from an accounting perspective.

The Incentive Securities are subject to a repurchase feature, which in most instances is essentially a forfeiture provision. The Company has a call option to any or all of the Incentive Securities and the call option price depends on whether the Incentive Securities holder who leaves the Company is classified as a “Good Leaver” or a “Bad Leaver”. The repurchase price for a Good Leaver’s vested Incentive Securities is the fair value of the vested Incentive Securities. The repurchase price for any Bad Leaver’s Incentive Securities, and any Incentive Securities a Good Leaver holds which remain unvested, is the lower of fair value or the original cost, akin to a forfeiture provision.

Outside of retirement from the Company at the statutory retirement age and any other circumstance in which Genius Sports’ remuneration committee exercises its discretion to deem an individual to be a Good Leaver, any voluntary termination by a holder of Incentive Securities would entitle the Company to require the forfeiture of the Incentive Securities. The Company determined that it is not probable that any participants will reach the statutory retirement age while employed by the Company. Due to the repurchase feature, the Company estimates that holders of Incentive Securities will forfeit all of their Incentive Securities. As such, the Company did not recognize any compensation cost for Incentive Securities granted in the years ended December 31, 2019 and the period from September 8, 2018 through December 31, 2018 (Successor).

As the stated vesting provisions for the Incentive Securities are deemed non-substantive for accounting purposes any payments made by employees to purchase the Incentive Securities are recorded by the Company as deposit liabilities. Should any of the awards vest, the deposit will be reclassified to equity and the requisite cost will be recognized. The balance of deposit liabilities as of December 31, 2019 and 2018 was $1.3 million and $1.2 million, respectively.

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The fair value of Incentive Securities granted in 2019 and 2018 was determined on the grant date using the Black-Scholes model based on the following assumptions:

	2019	2018
Expected term (years) (1)	4.5	4.5
Current stock value	$7.35 - $15.06	$7.37 - $26.58
Expected volatility (2)	30%	30%
Risk-free rate (3)	1.7% - 2.48%	2.80%
Dividend yield (4)	0%	0%

(1)

The expected term is the length of time the grant is expected to be outstanding before it is exercised or terminated. Given the Leaver provisions, the Company estimated the midpoint between the vesting term and estimated time to liquidity event.

(2)	Volatility, or the standard deviation of annualized returns, was calculated based on comparable companies’ reported volatilities.
(3)	Risk free rate was obtained from treasury notes for the expected terms noted as of the valuation date.
(4)	The Company has assumed a dividend yield of zero as it has no plans to declare dividends in the foreseeable future.

Given the absence of a public trading market, the Board of Directors considered numerous objective and subjective factors to determine the fair value of the underlying common shares at each meeting at which awards were approved. These factors included, but were not limited to (i) contemporaneous third-party valuations of the common shares; (ii) the rights and preferences of Preference Shares relative to common shares; (iii) the lack of marketability of the common shares; (iv) developments in the business; and (v) the likelihood of achieving a liquidity event, such as an IPO or sale of the Company, given prevailing market conditions.

A summary of the Incentive Security activity for the year-ended December 31, 2019 and the period from September 8, 2018 through December 31, 2018 is as follows:

	Awards Outstanding	Weighted Averaged Exercise Price	Aggregate Intrinsic Value (in thousands)
Outstanding as of September 7, 2018	—	$—	$—

Granted and early exercised	709,783	$1.66
Forfeited
Expired	—

Non-vested awards at December 31, 2018	709,783	$1.66	$14,857

Granted and early exercised	52,581	$1.27
Forfeited	(970)	$1.28
Expired	—

Non-vested awards at December 31, 2019	761,394	$1.63	$15,411

The awards have been treated as early exercised options from an accounting perspective. As of December 31, 2019, the weighted-average remaining contractual life is greater than 10 years in all cases.

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The weighted-average grant date fair value of the Incentive Securities granted during the year ended December 31, 2019 (Successor) and the period from September 8, 2018 through December 31, 2018 (Successor) was $22.59 and $12.95 per share, respectively.

As of December 31, 2019, the Company had $15.4 million of unrecognized stock-based compensation expense related to the Incentive Securities. As noted previously, the Company does not expect to recognize any cost related to the Incentive Securities.

Note 16. Income Taxes

The U.K. and foreign components of the Company’s loss before provision for income taxes consisted of the following (in thousands):

	Successor		Predecessor
	Year Ended December 31, 2019	Period from September 8, 2018 through December 31, 2018	Period from January 1, 2018 through September 7, 2018
U.K.	$(43,199)	$(9,472)	$(18,613)
Foreign	(2,374)	(1,547)	3,190

Loss before income taxes	$(45,573)	$(11,019)	$(15,423)

The components of the Company’s income tax (benefit) expense consisted of the following (in thousands):

	Successor		Predecessor
	Year ended December 31, 2019	Period from September 8, 2018 through December 31, 2018	Period from January 1, 2018 through September 7, 2018
Current:
U.K.	$—	$—	$—
Foreign	114	(126)	696

Current tax expense	114	(126)	696

Deferred:
U.K.	(5,374)	(1,171)	(649)
Foreign	(106)	39	57

Deferred tax expense (benefit)	(5,480)	(1,132)	(592)

Total	$(5,366)	$(1,258)	$104

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Reconciliation between the effective tax rate on income from continuing operations and the statutory tax rate of 19.0% is as follows:

	Successor		Predecessor
	For the year ended December 31, 2019	Period from September 8, 2018 through December 31, 2018	Period from January 1, 2018 through September 7, 2018
U.K. provision at statutory rate	19.0%	19.0%	19.0%
Expenses not deductible for tax purposes	(3.6)	(2.2)	(1.4)
Goodwill writeback	—	(1.6)	1.4
Non-deductible interest expense	—	(3.4)	—
Income not taxable	0.8	1.3	4.3
Stock based compensation	1.5	—	47.4
Chargeable gains/(losses)	—	0.1	(2.0)
Remeasurement of warrant Liability	—	—	(8.9)
Transaction cost adjustment	—	—	(7.0)
Leasing	(0.4)	—	—
Foreign rate difference	(1.5)	0.3	(5.6)
Change in valuation allowance	(4.0)	(2.2)	(47.9)

Effective tax rate	11.8%	11.3%	(0.7)%

The Company’s effective tax rates differ from the U.K. statutory rate primarily due to the change in valuation allowance, and expenses not deductible for tax purpose.

The Company’s deferred income tax assets and liabilities as of December 31, 2019 and 2018 are as follows (in thousands):

	Year Ended December 31,
	2019	2018
Deferred tax assets:
Net operating loss carry forward	$20,474	$13,367
Property and equipment	136	—
Other	156	147

Deferred tax assets before valuation allowance	20,766	13,514
Valuation allowance	(2,427)	(1,499)

Deferred tax assets, net of valuation allowance	17,339	12,015

Deferred tax liabilities:
Outside basis difference	1,855	1,755
Intangible assets	21,534	21,557

Deferred tax liabilities	23,389	23,312

Net deferred tax assets (liabilities)	$(6,050)	$(11,297)

The Company assesses the realizability of deferred tax assets based on the available evidence, including a history of taxable income and estimates of future taxable income. In assessing the realizability of deferred tax assets, the

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Company considers whether it is more likely than not that all or some portion of deferred tax assets will not be realized. Due to the losses the Company generated in the current and prior years, the Company believes it is not more likely than not that all of the deferred tax assets can be realized in certain jurisdictions. Accordingly, the Company established and recorded a valuation allowance on its net deferred tax assets of $2.4 million as of December 31, 2019 and a net valuation allowance on its deferred tax assets of $1.5 million as of December 31, 2018.

As of December 31, 2019, the Company had $79.9 million of U.K. net operating loss carryforwards available to reduce future taxable income. All of the U.K. net operating losses will be carried forward indefinitely for U.K. tax purposes.

The Company had no uncertain tax positions for the year ended December 31, 2019 (Successor), the period from September 8, 2018 through December 31, 2018 (Successor), and the period from January 1, 2018 through September 7, 2018 (Predecessor).

Note 17. Commitments and Contingencies

Leases

The Company leases office space under various non-cancellable operating leases expiring at various dates through May 31, 2029. The Company also leases miscellaneous office equipment and vehicles under noncancelable operating leases. Rent expense related to operating leases was $3.6 million, $0.9 million, and $2.0 million for the year ended December 31, 2019 (Successor), the period from September 8, 2018 through December 31, 2018 (Successor), and the period from January 1, 2018 through September 7, 2018 (Predecessor), respectively. The Company also subleases certain property under operating leases. Sublease income for all periods presented was immaterial.

In September 2019, the Company legally assigned its rights and obligations in a London, England office lease to a third party. Historically, the Company accounted for the lease as an operating lease under US GAAP. In connection with the legal assignment to the third party, the Company was relieved of its primary obligation under the original lease, and the transaction was accounted for as a lease termination. In connection with the lease termination, the Company recognized a loss on termination of the original lease of $1.1 million in the year ended December 31, 2019 (Successor) inclusive of amounts paid to the third party to assume the original lease. The loss was recognized in general and administrative expense in the Company’s consolidated statement of operation.

As of December 31, 2019, future minimum rental payments under noncancelable operating leases are as follows (in thousands):

Years Ended December 31	(in thousands)
2020	$4,975
2021	4,975
2022	4,953
2023	4,483
2024	4,090
Thereafter	5,142

Total	$28,618

Sports Data License Agreements

The Company enters into certain license agreements with sports federations and leagues primarily for the right to supply data and/or live video feeds to the betting industry. These license agreements may include rights to live

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

and past game data, live videos and marketing rights. The license agreements entered into by the Company are complex and deviate in the specific rights granted, but are generally for a fixed period of time, with payments typically made in installments over the length of the contract. As of December 31, 2019, future minimum commitments under the Company’s data rights license agreements accounted for as executory contracts are as follows (in thousands):

Years Ended December 31	(in thousands)
2020	$27,706
2021	27,879
2022	29,033
2023	30,542
2024	20,255
Thereafter	257

Total	$135,672

Purchase Obligations

The Company purchases goods and services from vendors in the ordinary course of business. Purchase obligations are defined as agreements that are enforceable and legally binding and that specify all significant terms, including fixed or minimum quantities to be purchased, fixed, minimum, or variable price provisions, and the approximate timing of the transaction. The Company’s long-term purchase obligations primarily include service contracts related to cloud-based hosting arrangements. Total purchase obligations under these services contracts is $15.3 million as of December 31, 2019, with approximately $4.6 million due annually until February 2023.

General Litigation

From time to time, the Company is or may become subject to various legal proceedings arising in the ordinary course of business, including proceedings initiated by users, other entities, or regulatory bodies. Estimated liabilities are recorded when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. In many instances, the Company is unable to determine whether a loss is probable or to reasonably estimate the amount of such a loss and, therefore, the potential future losses arising from a matter may differ from the amount of estimated liabilities the Company has recorded in the audited condensed financial statements covering these matters. The Company reviews its estimates periodically and makes adjustments to reflect negotiations, estimated settlements, rulings, advice of legal counsel, and other information and events pertaining to a particular matter.

Couchmans LLP Settlement

An agreement was signed on February 25, 2014 with Couchmans LLP and Couchmans Data Services Limited (together “Claimants”) for the supply of basketball data to Betgenius, Ltd. (“Betgenius”) in exchange for revenue share payments. On February 9, 2017, Betgenius received notice from Travers Smith LLP, the legal counsel to the Claimants, regarding an alleged breach of contract. On April 30, 2019, a settlement agreement was signed with the Claimants in relation to the non-payment of revenue shares owed to the Claimants by the Company from the signed 2014 agreement. Per the terms of the settlement agreement, the Company will pay in tranches a sum totaling £925,000 (approximately $1.2 million as of December 31, 2018) to the Claimants. The Company had determined settlement was probable as of December 31, 2018 and expensed $1.2 million in the period from September 8, 2018 to December 31, 2018 (Successor), with the corresponding accrual recorded in accrued

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

expenses in the consolidated balance sheets. As of December 31, 2019, approximately $0.1 million was unpaid and remains in accrued expenses in the consolidated balance sheets. The remaining amount is expected to be paid out in the first quarter of fiscal year 2020.

BetConstruct Litigation

On September 6, 2019, the Company sent a letter to Soft Construct (Malta) Limited (d/b/a BetConstruct) (“BetConstruct”) stating that BetConstruct has infringed on the Company’s database rights by copying and using the contents of the Company’s databases. In March 2020, the Company filed a claim against BetConstruct and its affiliates, Royal Panda Limited and Vivaro Limited, in the High Court of England and Wales with respect to their infringement of the Company’s database rights. The Company is seeking injunctive and monetary relief against BetConstruct in connection with the alleged infringement. This litigation is currently ongoing and the Company can provide no assurances regarding the outcome of these proceedings and the impact that they may have on the Company’s business or reputation.

Bank Letters of Credit

In the normal course of business, the Company provides standby letters of credit or other guarantee instruments to certain parties initiated by either the Company or its subsidiaries. The Company has bank guarantees with Barclays Bank PLC totaling approximately $40 million outstanding as of December 31, 2019.

The Company has not recorded any liability in connection with these bank guarantee arrangements. Based on historical experience and information currently available, the Company does not believe it will be required to make any payments under the bank guarantee arrangements. The Company has recorded $0.7 million, $0.1 million, and $0.1 million in interest expense in the year ended December 31, 2019 (Successor), the period from September 8, 2018 through December 31, 2018 (Successor), and the period from January 1, 2018 through September 7, 2018 (Predecessor), respectively.

Note 18. Employee Benefit Plan

The Company operates a defined contribution plan for its employees. This plan is a qualified retirement savings plan under which the Company pays fixed contributions. The Company’s contributions were $0.9 million, $0.2 million, and $0.4 million in the year ended December 31, 2019 (Successor), the period from September 8, 2018 through December 31, 2018 (Successor), and the period from January 1, 2018 through September 7, 2018 (Predecessor), respectively.

Note 19. Related Party Transactions

The Company extended a $4.1 million loan to one of its executives on September 7, 2018. See Note 1 – Financial Assets for discussion on executive notes receivable.

On September 7, 2018 and during September and December of 2019, the Company issued Investor Loan Notes to Apax and other shareholders. See Note 9 – Long-term Debt.

The Company made payments of $0.2 million, $0.1 million and $0.1 million to Carbon Group Limited in respect to consultancy services provided by a director and shareholder of the Company for the year ended December 31, 2019 (Successor), the period from September 8, 2018 through December 31, 2018 (Successor), and the period from January 1, 2018 through September 7, 2018 (Predecessor), respectively.

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Certain investment funds affiliated with Apax have provided the Company with a commitment letter in support of a guarantee issued by the Company to Barclays Bank PLC in connection with a letter of credit that Barclays provided to Football DataCo Limited for and on behalf of the Company for an aggregate amount of up to £30,000,000 (approximately $39.8 million as of December 31, 2019) (the “Commitment Letter”), upon the occurrence of certain events. See Note 17 – Commitments and Contingencies.

Note 20. Subsequent Events

In preparing the consolidated financial statements as of December 31, 2019 and 2018, the Company has evaluated subsequent events through January 15, 2021, which is the date the consolidated financial statements were issued.

Sportradar Litigation

On February 28, 2020, Sportradar AG and Sportradar U.K. limited (collectively, “Sportradar”) filed a claim with the Registrar of the Competition Appeal Tribunal (“CAT”) against Football DataCo Limited (“Football DataCo”), Betgenius, a subsidiary of the Company, and the Company. Sportradar is claiming that the Company has breached Article 101 of the Treaty on the Functioning of the European Union and Chapter I of the Competition Act 1998 in connection with the Company’s exclusive official live data agreement (the “Football DataCo Agreement”) with Football DataCo.

Sportradar is seeking injunctive and monetary relief against the Company and Football DataCo in connection with the Football DataCo Agreement. The Company is currently defending the claim and Football DataCo (supported by the Company) made an application to transfer the claim from the Competition Appeal Tribunal to the U.K. High Court on June 29, 2020. In addition, the Company and Football DataCo have filed counterclaims against Sportradar for matters including trespass, conspiracy to injure by unlawful means and breach of confidence in relation to Sportradar’s unauthorized data collection activities at football club grounds where the Company has an exclusive right to collect official live data, which will be heard in the U.K. High Court (the foregoing litigation, the “Sportradar Litigation”), and seeks injunctive and monetary relief pursuant to such counterclaim. On December 2, 2020, CAT ruled to retain jurisdiction over this litigation, while recognizing that the counterclaims of the Company and Football DataCo, which will be heard in the U.K. High Court, are intertwined with this litigation and should be case managed together. The outcome of the litigation is uncertain, and therefore, the Company is unable to estimate the possible loss or range of loss that could result from an unfavorable outcome. This litigation is currently ongoing and the Company can provide no assurances regarding the outcome of these proceedings and the impact that they may have on the Company’s business or reputation.

COVID-19

In March 2020, the World Health Organization declared the outbreak of the novel coronavirus (“COVID-19”) to be a pandemic. The COVID-19 pandemic is having widespread, rapidly evolving, and unpredictable impacts on global society, economies, financial markets, and business practices. Efforts to contain the effect of the virus have included business closures, travel restrictions and restrictions on public gatherings and events. Many businesses have eliminated non-essential travel and canceled in-person events to reduce instances of employees and others being exposed to public gatherings. Governments around the world, including governments in Europe and state and local governments in the U.S., have restricted business activities and strongly encouraged, instituted orders or otherwise restricted individuals from leaving their home. Governmental authorities have imposed or have recommended various measures, including social distancing, quarantine and stay-at-home or shelter-in-place directives, limitations on the size of gatherings, closures of work facilities, schools, public buildings and businesses, and cancellation of events, including sporting events, concerts, conferences and meetings.

MAVEN TOPCO LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The direct impact on the Company’s business and the business of the Company’s customers, including sports organizations and bookmakers, beyond disruptions in normal business operations in several of the Company’s and customers’ offices and business establishments, has been primarily through the suspension, postponement and cancellation of sports and sporting events. The suspension, postponement and cancellation of sporting events affected by COVID-19 has reduced the volume of sporting events on which the Company can collect data and has had an adverse impact on the Company’s revenue and the revenue of the Company’s customers and sports organizations. Additionally, as a result of the cancellation of major and professional sporting events, bookmakers have increased demand for lower-tier events (e.g. tennis, esports, and minor soccer leagues). Providing data for such lower-tier and amateur events to meet this demand exposes the Company’s business to additional risk, including risks related to fraud, corruption or negligence, reputational harm, regulatory risk, privacy risk and certain other risks related to the Company’s international operations.

Furthermore, to minimize the financial impacts as a result of the pandemic, the Company reduced travel expenses, negotiated hosting discounts with its vendors, enacted a four-day working week, and implemented hiring and pay freezes.

BetConstruct Litigation Commitment Letter

On October 19, 2020, certain investment funds affiliated with Apax entered into a commitment letter with the Company in which the funds agreed to provide financial support to the Company in connection with the Company’s ongoing BetConstruct Litigation, in GBP, an amount equivalent to approximately $1.9 million.

dMY Technology Group, Inc. II Merger

On October 27, 2020, dMY Technology Group, Inc. II (“dMY”) (NYSE: DMYD), a special purpose acquisition company sponsored by dMY Sponsor II, LLC, entered into a definitive business combination agreement pursuant to which the Company and dMY II will merge (the “Transaction”). As a result of the Transaction, shareholders of the Company and dMY will exchange their shares for shares in a new combined company (“NewCo”), which will be publicly listed on the New York Stock Exchange (the “NYSE”). If the Transaction is completed, the Company would effectively comprise all of NewCo’s material operations.

Related Party Loan

On December 8, 2020 certain investment funds affiliated with Apax entered into a loan agreement with a subsidiary of the Company (the “Related Party Loan”) for an aggregate amount of £7,500,000 (approximately $9.7 million using the exchange rate as of September 30, 2020) in order to fund cash consideration payable with respect to acquisition of business, properties or assets, as well as to fund general corporate expenses, including working capital. The Related Party Loan carries an interest rate of 4.00% per annum, with principal and interest payable in full on maturity. The Related Party Loan matures the earlier of (i) May 30, 2021 or (ii) upon successful consummation of the Transaction.

Sportzcast Inc. Acquisition

On December 10, 2020, the Company entered into a share purchase agreement (“Sportzcast Acquisition”) with Sportzcast Investments LLC, acquiring all of the issued and outstanding equity interest of Sportzcast Inc. (“Sportzcast”), for approximately $3.8 million in closing cash consideration, subject to standard post-closing adjustments and earnout provisions. Sportzcast’s offerings include its proprietary “Scorebot” system, which links directly to sports venues’ scoreboards to provide real-time sports and game data.

Annex A

EXECUTION VERSION

BUSINESS COMBINATION AGREEMENT

by and among

DMY TECHNOLOGY GROUP, INC. II,

MAVEN TOPCO LIMITED,

MAVEN MIDCO LIMITED,

GALILEO NEWCO LIMITED,

GENIUS MERGER SUB, INC.

and

DMY SPONSOR II, LLC

DATED AS OF OCTOBER 27, 2020

EXHIBITS

Exhibit A	Pre-Closing Reorganization

Exhibit B	Sponsor Forfeiture Agreement

Exhibit C	Founder Holders Consent Letter

Exhibit D	Investor Rights Agreement

Exhibit E	Transaction Support Agreement

Exhibit F	Example Pro Forma Calculations

Exhibit G	Transaction Expenses

Exhibit H	Distributable Cash Sources and Uses

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement (this “Agreement”) is made and entered into as of October 27, 2020 (the “Effective Date”), by and among (i) dMY Technology Group, Inc. II, a Delaware corporation (“dMY”), (ii) Maven Topco Limited, a company incorporated under the laws of Guernsey (the “Company”), (iii) Maven Midco Limited, a private limited company incorporated under the laws of England and Wales (“MidCo”), (iv) Galileo NewCo Limited, a company incorporated under the laws of Guernsey (“NewCo”), (v) Genius Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of NewCo (“Merger Sub”) and (vi) dMY Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”). Each of dMY, the Company, NewCo, Merger Sub, MidCo and the Sponsor is also referred to herein as a “Party” and, collectively, as the “Parties”.

RECITALS

(A)

WHEREAS, (a) dMY is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, (b) NewCo is a newly formed entity that was formed for the purposes of consummating the transactions contemplated by this Agreement and the Ancillary Agreements and (c) Merger Sub is a newly formed entity that was formed for the purposes of consummating the transactions contemplated by this Agreement and the Ancillary Agreements;

(B)

WHEREAS, on the Closing Date but prior to the Closing, the Company will (1) undergo a pre-closing reorganization as set forth in Exhibit A which provides for, among other things, the exchange by the Pre-Closing Holders of all existing classes of shares of the Company (except for the Remaining Preference Shares) for newly issued ordinary shares of NewCo; provided, however, that solely with respect to the shares of the Company that are unvested prior to such reorganization and with respect to which the holders of such shares have duly and validly executed and delivered, in accordance with the terms hereof, a Transaction Support Agreement or Additional Support Agreement agreeing to the vesting and restrictions provisions as set forth in the Transaction Support Agreement, such shares shall be exchanged for the same class of ordinary shares of NewCo but shall remain subject to the vesting and restrictions as set forth in Exhibit B to the Transaction Support Agreement (as defined below) (such shares subject to such vesting and restrictions, the “Restricted Shares”), and (2) redeem and cancel the Remaining Preference Shares on the terms and subject to the conditions set forth in this Agreement;

(C)

WHEREAS, on the Closing Date, Merger Sub will merge with and into dMY (the “Merger”), with dMY continuing as the surviving company (the “Surviving Company”) in the Merger and, after giving effect to the Merger, becoming a wholly owned Subsidiary of NewCo, on the terms and subject to the conditions set forth in this Agreement;

(D)

WHEREAS, for U.S. federal income tax purposes, (a) it is intended that (i) the Merger will qualify as a “reorganization” under Section 368(a) of the Code and, (ii) taken together, the exchange of shares of the Company for NewCo Common Shares pursuant to the Pre-Closing Reorganization, the PIPE Investment and the Merger will qualify as an exchange under Section 351 of the Code, (b) this Agreement is intended to constitute and hereby is adopted as a “plan of reorganization” with respect to the Merger within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations thereunder, and (c) it is intended that NewCo shall not be treated as a domestic corporation under Section 7874(b) of the Code (collectively, the “Intended Tax Treatment”).

(E)

WHEREAS, concurrently with the execution of this Agreement, each of NewCo and dMY are entering into Subscription Agreements with the PIPE Investors pursuant to which, among other things, the PIPE Investors have agreed to subscribe for and purchase, and NewCo has agreed to issue and sell to the PIPE Investors, an aggregate number of NewCo Common Shares as set forth in the Subscription Agreements in exchange for an aggregate purchase price of $330,000,000 (the “PIPE Investment Amount”) on the Closing Date, on the terms and subject to the conditions set forth therein (such issuance and sale, the “PIPE Investment”);

(F)

WHEREAS in connection with and effective as of immediately prior to the Merger Effective Time (and subject to and conditioned upon the consummation of the Closing), the Founder Holders will forfeit for no consideration a certain number of shares of dMY Class A Common Stock (issuable upon the conversion of Founder Shares held by such Founder Holders in accordance with the terms and conditions of the Founder Holders Consent Letter) if certain conditions are not met, as more fully set forth in, and subject to the terms and conditions of, a Sponsor Forfeiture Agreement entered into contemporaneously with the execution and delivery of this Agreement, by and among the Founder Holders, NewCo and dMY, in the form attached hereto as Exhibit B (the “Sponsor Forfeiture Agreement”);

(G)

WHEREAS, as of the date hereof, the Founder Holders have agreed, at and conditioned upon the Closing, to waive any and all anti-dilution rights described in dMY’s A&R Certificate of Incorporation or otherwise with respect to the shares of dMY Class A Common Stock (that formerly constituted shares of dMY Class B Common Stock held by the Founder Holders) held by the Founder Holders, as more fully set forth in, and subject to the terms and conditions of, a Founder Holders Consent Letter entered into contemporaneously with the execution and delivery of this Agreement, by and between the Founder Holders, NewCo, the Company and dMY, in the form attached hereto as Exhibit C (the “Founder Holders Consent Letter”);

(H)

WHEREAS, immediately prior to the Merger Effective Time, each Founder Share that is issued and outstanding as of such time shall automatically convert in accordance with the terms of the dMY A&R Certificate of Incorporation into one share of dMY Class A Common Stock, as more fully set forth in, and subject to the terms and conditions of, the Founder Holders Consent Letter;

(I)

WHEREAS, simultaneously with the Closing, NewCo, the Company, dMY, the Founder Holders and certain existing shareholders of the Company will enter into an Investor Rights Agreement substantially in the form attached hereto as Exhibit D (the “Investor Rights Agreement”);

(J)

WHEREAS, simultaneously with the execution of this Agreement, the Company, NewCo, dMY and certain existing shareholders of the Company have entered into Transaction Support Agreements in the form attached hereto as Exhibit E (the “Transaction Support Agreements”);

(K)

WHEREAS, the respective boards of directors or similar governing bodies of each of dMY, NewCo, the Company, Merger Sub, MidCo and the Sponsor have each unanimously approved and declared advisable the transactions contemplated hereby and in accordance with their respective applicable Laws; and

(L)

WHEREAS, in furtherance of the transactions contemplated hereby, dMY shall provide an opportunity to its stockholders to have their shares of dMY Class A Common Stock redeemed for consideration on the terms and subject to the conditions set forth in its Governing Documents and the Trust Agreement in conjunction with obtaining approval from the stockholders of dMY for the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and subject to the terms and conditions set forth in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Certain Definitions. For purposes of this Agreement, capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings set forth below.

“2018 Audited Financial Statements” has the meaning set forth in Section 3.4(a).

“2019 Audited Financial Statements” has the meaning set forth in Section 3.4(a).

“90% Balance Amount” has the meaning set forth in Section 2.2(b)(vi)(y).

“Additional dMY Filings” has the meaning set forth in Section 6.9(h).

“Additional NewCo Filings” has the meaning set forth in Section 6.9(h).

“Additional Shares Participation Percentage” means, with respect to any Pre-Closing Holder, the fraction (expressed as a percentage), (i) the numerator of which is number of NewCo Common Shares held by such Pre-Closing Holder immediately following the Closing, and (ii) the denominator of which is the total number of NewCo Common Shares held by all Pre-Closing Holders immediately following the Closing, in each case, excluding (for avoidance of doubt) any Restricted Shares; for the avoidance of all doubt, the sum of all Pre-Closing Holders’ Additional Shares Participation Percentages shall be 100%.

“Additional Support Agreements” has the meaning set forth in Section 6.18.

“Adjusted Company Equity Value” has the meaning set forth in Section 2.3(b)(vi).

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise; provided, however, that, in no event shall any Target Company be considered an Affiliate of any portfolio company (other than any other Target Company) of any investment fund affiliated with any direct or indirect equityholder of Apax nor shall any portfolio company (other than any Target Company) of any investment fund affiliated with any direct or indirect equityholder of Apax be considered to be an Affiliate of any Target Company.

“Affiliated Transactions” has the meaning set forth in Section 3.23(a).

“Aggregate Cash Consideration” has the meaning set forth in Section 2.2(a).

“Aggregate Stock Consideration” has the meaning set forth in Section 2.2(a).

“Agreement” has the meaning set forth in the Preamble.

“Alternative Target” has the meaning set forth in Section 6.15(b).

“Ancillary Agreements” means the Sponsor Forfeiture Agreement, the Investor Rights Agreement, the Founder Holders Consent Letter, the Subscription Agreements, the Transaction Support Agreements and each other agreement, document, instrument and certificate entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

“Anti-Corruption Laws” means applicable Laws related to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977, the United Kingdom Bribery Act 2010, legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and any other applicable Law that prohibits bribery, corruption, fraud or other improper payments.

“Anti-Money Laundering Laws” means applicable Laws related to money laundering, including the U.S. Currency and Foreign Transaction Reporting Act of 1970, as amended (also known as the Bank Secrecy Act), the U.S. Money Laundering Control Act of 1986, as amended, the U.K. Proceeds of Crime Act 2002, and any other applicable Law related to money laundering of any jurisdictions in which any Target Company conducts business, including any anti-racketeering laws involving money laundering or bribery as a racketeering act.

“Antitrust Laws” has the meaning set forth in Section 6.8(c).

“Apax” means Maven TopHoldings SARL, a Luxembourg company.

“Applicable Gaming Law” means all applicable laws, statutes, regulations, by-laws, subordinate legislation, regulatory policies (including any requirement, standard, guidance, announcement or notice of any Gaming Regulatory Authority) or industry codes of practice or conduct which govern the Target Companies’ gaming activities and which, in each case, have a binding legal effect.

“Asset” has the meaning set forth in Section 3.19(a).

“Available Distributable Cash” means, as of immediately prior to the Closing, an aggregate amount equal to the sum of (without duplication) (a) the cash in the Trust Account, less amounts required for dMY Share Redemptions plus (b) the aggregate proceeds received by NewCo from the PIPE Investment.

“Business Combination” has the meaning ascribed to such term in the dMY A&R Certificate of Incorporation.

“Business Combination Voting Matter” means, collectively, proposals to approve the adoption of this Agreement and the transactions contemplated by this Agreement (including the Merger).

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State of New York, Guernsey or the United Kingdom.

“Catch-Up Payment” has the meaning set forth under Exhibit A.

“Certificate of Merger” has the meaning set forth in Section 2.1(c)(ii).

“Closing” has the meaning set forth in Section 2.4.

“Closing Date” has the meaning set forth in Section 2.4.

“Closing Form 20-F” has the meaning set forth in Section 6.9(i).

“Closing Press Release” has the meaning set forth in Section 6.9(i).

“Code” means the Internal Revenue Code of 1986, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that Section regardless of how numbered or classified.

“Company” has the meaning set forth in the Preamble.

“Company Articles of Incorporation” means the Articles of Incorporation of the Company, as may be amended from time to time.

“Company Disclosure Letter” means the Disclosure Letter delivered by the Company to dMY concurrently with the execution and delivery of this Agreement.

“Company Dispute Notice” has the meaning set forth in Section 2.3(b)(iv).

“Company Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each equity, phantom equity, or equity-based compensation, retirement, pension, savings, profit sharing, bonus, incentive, severance, separation, employment, individual consulting or individual independent contractor, change in control, retention, deferred compensation, vacation, paid time off, medical, dental, life or disability, retiree or post-termination health or welfare, salary continuation, fringe or other compensatory or benefit plan, program, policy, arrangement or Contract, in each case, that is maintained, sponsored or contributed to (or required to be contributed to) by any of the Target

Companies or under or with respect to which any of the Target Companies has any Liability; provided, however, that the term “Company Employee Benefit Plan” shall not include any benefit or compensation plan, fund, program, policy, agreement or arrangement that is sponsored, maintained or administered by a Governmental Entity.

“Company Equity Value” means an amount equal to one billion four hundred million dollars ($1,400,000,000).

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1 (Organization; Authority; Enforceability), Section 3.3 (Capitalization), and Section 3.14 (Brokerage).

“Company Interests” means the issued and outstanding shares of the Company as of the Effective Date.

“Company Required Approval” has the meaning set forth in Section 3.1.

“Company Subsidiaries” means the direct and indirect Subsidiaries of the Company.

“Company Transaction Expense Cap” shall be as set forth on Exhibit G.

“Company Transaction Expenses” means the aggregate Transaction Expenses incurred by, or attributable to, (i) any direct or indirect equityholder of the Company or NewCo or (ii) the Target Companies, in each case, as set forth herein, and only to the extent a Target Company is obligated to pay, has paid or agreed to pay such Transaction Expense, in each case, as set forth herein.

“Company Transaction Expenses Certificate” has the meaning set forth in Section 2.3(b)(i).

“Competing Buyer” has the meaning set forth in Section 6.15.

“Competing Transaction” means (a) any transaction involving, directly or indirectly, any Target Company, which upon consummation thereof, would (x) result in any Target Company becoming a public company, or (y) which would materially impede, materially interfere with or prevent the transactions contemplated hereby, or otherwise agree to, make, implement or consummate any of the foregoing, (b) any direct or indirect sale (including by way of a merger, consolidation, license, transfer, sale, option, right of first refusal with respect to a sale or similar preemptive right with respect to a sale or other business combination or similar transaction) of any material portion of the assets (including Intellectual Property) or business of the Target Companies, taken as a whole (but excluding the sale of assets in the Ordinary Course of Business that in the aggregate could not reasonably be expected to impede, interfere with, prevent, or would reasonably be expected to materially delay the transactions contemplated hereby), (c) any direct or indirect sale (including by way of an issuance, dividend, distribution, merger, consolidation, license, transfer, sale, option, right of first refusal with respect to a sale or similar preemptive right with respect to a sale or other business combination or similar transaction) of equity, voting interests or debt securities of any Target Company (excluding any such sale between or among the Target Companies), or rights, or securities that grant rights, to receive the same including profits interests, phantom equity, options, warrants, convertible or preferred stock or other equity-linked securities (except, in each case, as contemplated by this Agreement), (d) any direct or indirect acquisition (whether by merger, acquisition, share exchange, reorganization, recapitalization, joint venture, consolidation or similar business combination transaction), but excluding procurement of assets in the Ordinary Course of Business (but not the acquisition of a Person or business via an asset transfer), by any Target Company of the equity or voting interests of, or a material portion of the assets or business of, a third party (except, in each case, as contemplated by this Agreement), or (e) any liquidation or dissolution (or the adoption of a plan of liquidation or dissolution) of any Target Company (except to the extent contemplated by the terms of this Agreement), in all cases of clauses (a) through (e), either in one or a series of related transactions, where such transaction(s) is to be entered into with a Competing Buyer (including any Interested Party or any representatives of any Interested Party); provided that, notwithstanding anything herein to the contrary, “Competing Transaction” shall be deemed to exclude any transaction, arrangement, Contract or understanding involving any Person (other than a Target Company) that is an Affiliate of any Pre-Closing Holder or any Interested Party so long as such transaction, arrangement, Contract or understanding does not involve any Target Company or any assets or Equity Interests or debt securities of the Target Companies.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of August 17, 2020, by and between dMY and Genius Sports Group Limited.

“Contract” means any written or oral contract, agreement, license or Lease.

“COVID-19” means the 2020 novel Coronavirus.

“COVID-19 Measures” means any applicable quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other applicable Law, Order, directive, guidelines or recommendations by an applicable Governmental Entity in connection with or in response to the COVID-19 pandemic, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act (CARES).

“D&O Provisions” has the meaning set forth in Section 6.11(a).

“Data Room” has the meaning set forth in Section 8.6.

“Data Security Requirements” means all Laws regarding the confidentiality, availability and integrity of the IT Assets and the data thereon.

“DGCL” has the meaning set forth in Section 2.1(c)(i).

“Disclosure Letters” means dMY’s Disclosure Letter and the Company Disclosure Letter.

“Dispute Notice” has the meaning set forth in Section 2.3(b)(iv).

“dMY” has the meaning set forth in the Preamble.

“dMY A&R Certificate of Incorporation” means the amended and restated certificate of incorporation of dMY, dated as of August 13, 2020, as in effect on the Effective Date.

“dMY Board” means the board of directors of dMY.

“dMY Board Recommendation” has the meaning set forth in Section 6.9(l).

“dMY Bylaws” means the bylaws of dMY as in effect on the Effective Date.

“dMY Class A Common Stock” means the Class A common stock of dMY, par value one ten-thousandth of one dollar ($0.0001) per share, authorized pursuant to the dMY A&R Certificate of Incorporation.

“dMY Class B Common Stock” means the Class B common stock of dMY, par value one ten-thousandth of one dollar ($0.0001) per share, authorized pursuant to the dMY A&R Certificate of Incorporation.

“dMY Competing Transaction” means any transaction involving, directly or indirectly, any merger or consolidation with or acquisition of, purchase of all or substantially all of the assets or equity of, consolidation or similar business combination with or other transaction that would constitute a Business Combination with or involving dMY and any Person, other than the Target Companies; provided that, notwithstanding anything herein to the contrary, “dMY Competing Transaction” shall be deemed to exclude any transaction, arrangement, Contract or understanding involving any Person (other than dMY) that is the Sponsor, an Affiliate of the Sponsor or the Sponsor’s equityholders so long as such transaction, arrangement, Contract or understanding does not (i) involve dMY or any assets (including, for this purpose, the Trust Account and the PIPE Investment) or Equity Interests or debt securities of dMY or (ii) impede, interfere with or prevent, or that would not reasonably be expected to materially delay, the transactions contemplated hereby.

“dMY Executives” means Niccolo de Masi and Harry You.

“dMY Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization; Authority; Enforceability), Section 4.2 (Capitalization), Section 4.3 (Brokerage), and Section 4.4 (Trust Account) and Section 4.9 (Investment Company).

“dMY Governing Documents” means, at any time prior to the Closing, the dMY A&R Certificate of Incorporation and the dMY Bylaws.

“dMY Material Adverse Effect” means any event, circumstance or state of facts that, individually or in the aggregate, has had or would be reasonably expected to have a material and adverse effect upon the ability of dMY to perform its obligations and to consummate the transactions contemplated by this Agreement and the Ancillary Agreements; provided, however, that none of the following (or the effect of the following), alone or in combination, will constitute a dMY Material Adverse Effect, or will be considered in determining whether a dMY Material Adverse Effect has occurred: (i) the public announcement, pendency or consummation of the transactions contemplated by this Agreement, including the negotiation and execution of this Agreement and the consummation of any dMY Share Redemptions or the PIPE Investment; (ii) any filing of a Proceeding with respect to this Agreement or any Ancillary Agreement or any transactions contemplated herein or therein by any of dMY’s stockholders or holders of any dMY Warrants against dMY or against its directors or officers alleging (A) a breach of any fiduciary duty of any director of dMY or (B) any claim under federal securities Laws; (iii) changes that are the result of factors generally affecting the industries or markets in which dMY operates; (iv) changes in applicable Law or GAAP or the official interpretation thereof, in each case effected after the Effective Date; (v) changes that are the result of economic factors affecting the national, regional or world economy or financial markets; (vi) any change in the financial, banking, or securities markets; (vii) any strike, embargo, labor disturbance, riot, protests, cyberattacks, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire, other weather-related or meteorological event, pandemic (including the COVID-19 pandemic and any COVID-19 Measures), epidemic, disease outbreak or other natural disaster or act of god; (viii) any national or international political conditions in or affecting U.S.A; (ix) the engagement in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack; (x) any consequences arising from any action by a Party required by this Agreement (other than dMY’s compliance with Section 5.2(a) hereof, except as a result of the failure of NewCo to consent to an action following request for such consent by such Party in accordance with this Agreement); or (xi) any consequences arising from any action taken (or omitted to be taken) by dMY at the written request of the Company; provided that in the case of clauses (iii), (iv), (v), (vi) and (ix) such changes may be taken into account to the extent (but only to the extent) that such changes have had a disproportionate impact on dMY, as compared to other “SPACs” operating in the industries in which dMY operates.

“dMY Parties” has the meaning set forth in Section 8.2(a).

“dMY Post-Closing Representation” has the meaning set forth in Section 8.15(b)(i).

“dMY Preferred Shares” has the meaning set forth in Section 4.2(a).

“dMY Public Securities” has the meaning set forth in Section 4.8.

“dMY SEC Documents” has the meaning set forth in Section 4.5(a).

“dMY SEC Filings” means the forms, reports, schedules, registration statements and other documents required to be filed by dMY with the SEC, including the Proxy Statement, Additional dMY Filings and the Signing Form 8-K, and all amendments, modifications and supplements thereto.

“dMY Share” means each share of the dMY Class A Common Stock.

“dMY Share Redemption” means the election of an eligible holder of the dMY Class A Common Stock (as determined in accordance with the applicable dMY Governing Documents and the Trust Agreement) to redeem all or a portion of such holder’s shares of dMY Class A Common Stock, at the per-share price, payable in cash, equal to such holder’s pro rata share of the funds in the Trust Account (as determined in accordance with the applicable dMY Governing Documents and the Trust Agreement), by tendering such holder’s shares of dMY Class A Common Stock for redemption not later than 5:00 p.m. Eastern Time on the date that is two (2) Business Days prior to the date of the dMY Stockholder Meeting.

“dMY Stockholder Meeting” means a special meeting of the dMY Stockholders to vote on the dMY Stockholder Voting Matters.

“dMY Stockholder Voting Matters” means, collectively, (a) the Business Combination Voting Matter and (b) any other proposals that are required for the consummation of the transactions contemplated by this Agreement that are submitted to, and require the vote of, the dMY Stockholders in the Registration Statement and agreed to by dMY and the Company.

“dMY Stockholders” means the holders of the dMY Class A Common Stock and dMY Class B Common Stock, in each case, as of immediately prior to the Closing.

“dMY Warrants” has the meaning set forth in Section 4.2(a).

“dMY’s Disclosure Letter” means the Disclosure Letter delivered by dMY to the Company concurrently with the execution and delivery of this Agreement.

“Effective Date” has the meaning set forth in the Preamble.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock, or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Example Pro Forma Calculations” means the example pro forma calculations attached hereto as Exhibit F, which have been prepared in full and complete accordance with the definitions contained herein and, notwithstanding anything herein to the contrary and for the avoidance of doubt, shall be used for illustrative purposes only.

“Excess Debt Obligations” has the meaning set forth in Section 5.1(a)(vi).

“Executives” means Mark Locke, Nick Taylor and Tom Russell.

“Export Control Laws” means any applicable export, import, deemed export, transfer, and retransfer controls.

“Family Members” means (a) (i) the Executives, (ii) the spouse and lineal descendants (whether natural or adopted) of any Executive, (iii) any spouse of any of the individuals described in clause (ii), and (iv) a trust solely for the benefit of any individuals described in the foregoing clauses (i) through (iii); and (b) any siblings or parents of any of the individuals described in clause (a)(i) through (iii); provided, that, with respect any representation or warranty related to an Interested Party or Family Member, clause (b) shall be limited to the Knowledge of the Company.

“Final Company Transaction Expenses” has the meaning set forth in Section 2.3(b)(iv).

“Final Sponsor Transaction Expenses” has the meaning set forth in Section 2.3(b)(iv).

“Financial Statements” has the meaning set forth in Section 3.4(a).

“Founder Holders” means each of the Sponsor, Darla Anderson, Francesca Luthi and Charles E. Wert.

“Founder Holders Consent Letter” has the meaning set forth in the Recitals.

“Founder Share” means each share of dMY Class B Capital Stock.

“Fraud” means actual Delaware common law fraud committed by a Party with respect to the making of the representations and warranties set forth in this Agreement.

“GAAP” means United Kingdom generally accepted accounting principles, consistently applied.

“Gaming Regulatory Authority” means the competent Governmental Entity in any jurisdiction regulating gambling, betting and gaming activities (if any), including, for the avoidance of doubt, the Governmental Entities issuing the Target Companies Relevant Licenses.

“Governing Documents” means (a) in the case of a corporation, its certificate of incorporation (or analogous document) and bylaws; (b) in the case of a limited liability company, its certificate of formation (or analogous document) and limited liability company operating agreement; or (c) in the case of a Person other than a corporation or limited liability company, the documents by which such Person (other than an individual) establishes its legal existence or which govern its internal affairs.

“Government Official” means (i) any director, officer, employee, agent, or representative (including anyone elected, nominated, or appointed to be a director, officer, employee, agent, or representative) of any Governmental Entity, or anyone otherwise acting in an official capacity on behalf of a Governmental Entity; (ii) any political party, political party official, or political party employee; (iii) any candidate for public or political office; (iv) any royal or ruling family member; or (v) any agent or representative of any of those persons listed in subcategories (i) through (iv).

“Governmental Entity” means any nation or government, any state, province, county, municipal or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction, including any public international organization such as the United Nations.

“Guernsey Companies Law” means the Companies (Guernsey) Law 2008.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Income Tax Returns” means Tax Returns relating to Income Taxes.

“Income Taxes” means Taxes (a) imposed on, or with reference to, net income or gross receipts, or (b) imposed on, or with reference to, multiple bases including net income or gross receipts.

“Indebtedness” means, with respect to a Party, without duplication: (a) all indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money; (b) all indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security; (c) all indebtedness for borrowed money of any Person for which such Party has guaranteed payment; (d) all capitalized Lease obligations or obligations required to be capitalized in accordance with GAAP or U.S. GAAP, as applicable; (e) any Liabilities in respect of deferred purchase price for property or services with respect to which such Person is liable, contingently or otherwise, as obligor or otherwise for additional purchase price (excluding any purchase commitments for capital expenditures or otherwise incurred in the Ordinary Course of Business); (f) reimbursement obligations under any drawn letters of credit; and (g) obligations under derivative financial instruments, including hedges, currency and interest rate swaps and other similar instruments; provided, however, that, in the case of the Target Companies, ‘Indebtedness’ shall not include any Indebtedness between or among the Company and any of its Subsidiaries that are directly or indirectly wholly-owned by the Company.

“Independent Accountant” means a nationally recognized firm of independent certified public accountants appointed by mutual agreement of the Sponsor and the Company.

“Initial Debt Basket” has the meaning set forth in Section 5.1(a)(vi).

“Insurance Policies” has the meaning set forth in Section 3.17.

“Intellectual Property” means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice) and invention disclosures, all improvements thereto, and all patents, utility models and industrial designs and all applications for any of the foregoing, together with all reissuances, provisionals, continuations, continuations-in-part, divisionals, extensions, renewals and reexaminations thereof, (b) all trademarks, service marks, certification marks, trade dress, logos, slogans, trade names, corporate and business names, and other indicia of source, including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) Internet domain names and rights of publicity and in social media usernames, handles, and accounts; (d) all works of authorship, copyrightable works, all copyrights and rights in databases, and all applications, registrations, and renewals in connection therewith, (e) all design rights and all applications, registrations, and renewals in connection therewith, (f) all trade secrets and confidential business information (including confidential ideas, research and development, know-how, formulas, compositions, algorithms, source code, data analytics, manufacturing and production processes and techniques, technical data and information, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), and (g) all rights in Software.

“Intended Tax Treatment” has the meaning set forth in the Recitals.

“Interested Party” means (i) the Executives, (ii) the Pre-Closing Holders, (iii) in the case of any Pre-Closing Holder that is an entity, any direct or indirect controlling equityholder of such Pre-Closing Holder or any of its respective Affiliates (other than any Target Company), and (iv) in the case of the Executives and any Pre-Closing Holder that is an individual, any Family Member or Affiliate of such Executive or Pre-Closing Holder (other than any Target Company).

“Investment Deed” means that certain Investment Deed relating to the Company and dated September 7, 2018, to which the Company, certain Company Subsidiaries and certain holders of securities issued by the Company and the Company Subsidiaries are party (as amended from time to time).

“Investor Loan Note” means the £43,549,144, in the aggregate, 10% 2028 fixed rate loan notes constituted by the Investor Loan Note Instruments.

“Investor Loan Note Instrument” means the loan note instrument constituting £43,549,144, 10% 2028 fixed rate loan notes of MidCo dated September 7, 2018, as amended by a supplemental deed dated November 19, 2019.

“Investor Rights Agreement” has the meaning set forth in the Recitals.

“IT Assets” means Software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology equipment, and all associated documentation, in each case, owned by one of the Target Companies or outsourced, used, or held for use in the operation of the Target Companies.

“K&E” has the meaning set forth in Section 8.15(a)(i).

“Knowledge” (a) as used in the phrase “to the Knowledge of the Company” or phrases of similar import means the actual knowledge of any of the Executives and (b) as used in the phrase “to the Knowledge of dMY” or phrases of similar import means the actual knowledge of the dMY Executives.

“Latest Balance Sheet Date” has the meaning set forth in Section 3.4(a).

“Laws” means all laws, acts, statutes, constitutions, treaties, ordinances, codes, rules, regulations and rulings of a Governmental Entity, including common law (and, for the avoidance of doubt, Applicable Gaming Law). All references to “Laws” shall be deemed to include any amendments thereto, and any successor Law, unless the context otherwise requires.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Target Companies.

“Leases” means all leases, subleases, licenses, concessions and other Contracts pursuant to which any Target Company holds any Leased Real Property.

“Liability” or “Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable.

“Liens” means, with respect to any specified asset, any and all liens, mortgages, hypothecations, claims, encumbrances, options, pledges, licenses, rights of priority, easements, covenants, restrictions and security interests thereon.

“Loan Note Repayment Amount” means the amount required to repay in full all Liabilities (including principal and interest accrued through Closing) related to the Loan Notes outstanding immediately prior to the Merger Effective Time, in accordance with their respective terms.

“Loan Notes” means the Investor Loan Note and the Manager Loan Note.

“Lookback Date” means the date which is two (2) years prior to the Effective Date.

“M&A Debt Basket” has the meaning set forth in Section 5.1(a)(vi).

“Management Investment Deed” means that certain Management Investment Deed relating to the Company dated September 7, 2018 (as amended on or around the date hereof and from time to time), to which the Company, certain Company Subsidiaries and certain holders of securities issued by the Company and the Company Subsidiaries are party (as amended from time to time).

“Manager Loan Note” means the £4,010,334, in the aggregate, 10% 2028 fixed rate loan notes constituted by the Manager Loan Note Instrument.

“Manager Loan Note Instrument” means the loan note instrument constituting £4,010,334 10% 2028 fixed rate loan notes of MidCo dated September 7, 2018, as amended by a supplemental deed dated November 19, 2019.

“Material Adverse Effect” means any event, circumstance or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have, a material and adverse effect upon the business, results of operations or financial condition of the Target Companies, taken as a whole; provided, however, that, with respect to the foregoing, none of the following (or the effect of the following), alone or in combination, will constitute a Material Adverse Effect, or will be considered in determining whether a Material Adverse Effect has occurred: (i) changes that are the result of factors generally affecting the industries or markets in which the Target Companies operate; (ii) the public announcement, pendency or consummation of the transactions contemplated by this Agreement, including the negotiation and execution of this Agreement; (iii) changes in applicable Law or GAAP or the official interpretation thereof, in each case effected after the Effective Date; (iv) any failure of any Target Company to achieve any projected revenue, earnings, expense, sales or other projections, forecasts, predictions or budgets prior to the Closing (it being understood that the underlying event, circumstance or state of facts giving rise to such failure that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether a Material Adverse Effect has occurred); (v) changes that are the result of economic factors affecting the national, regional or world economy or financial markets; (vi) any change in the financial, banking, or securities markets; (vii) any strike, embargo, labor disturbance, riot, protests, cyberattacks, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire, other weather-related or meteorological event, pandemic (including the COVID-19 pandemic and any COVID-19 Measures), epidemic, disease outbreak or other natural disaster or act of god; (viii) any national or international political conditions in or affecting any jurisdiction in which the Target Companies conduct business; (ix) the engagement in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack; (x) any consequences arising from any action by a Party required by this Agreement (other than the Company’s compliance with Section 5.1(a) hereof, except as a result of the failure of dMY to consent to an action following request for such consent by such Party in accordance with this Agreement); or (xi) any consequences arising from any action taken (or omitted to be taken) by any Target Company at the written request of dMY; provided, however, that any event, circumstance or state of facts resulting from a matter described in any of the foregoing clauses (i), (iii), (v), (vi) and (ix) may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be likely to occur only to the extent such event, circumstance or state of facts has a material and disproportionate effect on the Target Companies, taken as a whole, relative to other comparable entities operating in the industries and markets in which the Target Companies operate.

“Material Contract” has the meaning set forth in Section 3.9(b).

“Material Customers” means the top ten (10) customers of the Target Companies, taken as a whole, based on the budgeted and anticipated revenue (as reasonably determined by the Company) to be received by the Target Companies from each such customer as of the date hereof.

“Material Entity” means the entities listed on Section 3.3(a)(i) of the Company Disclosure Letter.

“Material Leases” means (a) the Leases for the properties located at: (i) 10 Bloomsbury Way, London, WC1A 2SL United Kingdom; (ii) K29 Business Centre, Konstitucijos pr. 29, LT-08105, Vilnius, Lithuania;

(iii) Centro Empresarial One Plaza, Torre Norte, El Poblado #5A 113, Medellin Antioquia, Colombia; and (iv) Valge Maja, Tartu Maantee 63, 10115, Tallinn Estonia and (b) all other Leases for each Leased Real Property which provides for a current monthly base rent of more than $50,000.00.

“Material Sports Rights Licensor” means the top ten (10) licensors of sports rights of the Target Companies, taken as a whole, based on historic and projected revenue, taking into account cross-selling and new customer acquisition potential as reasonably determined by the Company.

“Material Suppliers” means the top five (5) suppliers (determined by the amount purchased) of the Target Companies, taken as a whole, for the fiscal year ended December 31, 2019.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 2.1(d)(i).

“Merger Documents” has the meaning set forth in Section 2.1(c)(ii).

“Merger Effective Time” has the meaning set forth in Section 2.1(c)(ii).

“Merger Sub” has the meaning set forth in the Preamble.

“MidCo” has the meaning set forth in the Preamble.

“Minimum Cash” means, as of immediately prior to the Closing (and for avoidance of doubt, after giving effect to the Pre-Closing Reorganization and PIPE Investment), an aggregate amount equal to the sum of (without duplication) (a) the cash in the Trust Account, less amounts required for the dMY Share Redemptions and less 33% of the aggregate amount of Transaction Expenses incurred by the Parties plus (b) the aggregate proceeds received by NewCo from the PIPE Investment.

“Net Company Equity Value Adjustment Amount” means the positive or negative amount, as the case may be, calculated as the difference between (a) the aggregate amount (if any) by which the aggregate Final Sponsor Transaction Expenses (as finally determined in accordance with Section 2.3(a)) exceed the Sponsor Transaction Expense Cap (but which shall not be less than zero) minus (b) the aggregate amount (if any) by which the aggregate Final Company Transaction Expenses (as finally determined in accordance with Section 2.3(a)) exceed the Company Transaction Expense Cap (but which shall not be less than zero).

“NewCo” has the meaning set forth in the Preamble.

“NewCo Articles of Incorporation” means the Articles of Incorporation of NewCo, as may be amended from time to time.

“NewCo Balance Sheet Cap” has the meaning set forth in Section 2.2(b)(vi)(x).

“NewCo Common Shares” means the ordinary shares of NewCo, par value $0.01 (excluding, for avoidance of doubt, any Restricted Shares).

“NewCo Governing Documents” has the meaning set forth in Section 6.14.

“NewCo Memorandum of Incorporation” means the Memorandum of Incorporation of NewCo, as amended from time to time.

“NewCo Post-Closing Representation” has the meaning set forth in Section 8.15(a)(i).

“NewCo SEC Filings” means the forms, reports, schedules, registration statements and other documents required to be filed by NewCo with the SEC, including the Registration Statement, Additional NewCo Filings and the Closing Form 20-F, and all amendments, modifications and supplements thereto.

“NewCo Warrant” has the meaning set forth in Section 2.1(d)(iv).

“Non-Party Affiliate” has the meaning set forth in Section 8.14.

“Noteholder” means a person who holds a Manager Loan Note or an Investor Loan Note.

“OFAC” has the meaning set forth in the definition of “Sanctioned Person”.

“Order” means any order, writ, judgment, injunction, temporary restraining order, stipulation, determination, decree or award entered by or with any Governmental Entity or arbitral institution.

“Ordinary Course of Business” means, with respect to any Person, (a) any action taken or not taken by such Person in the ordinary course of business consistent with past practice, and (b) any other action taken or not taken by such Person in response to the actual or anticipated effect on such Person’s business of COVID-19 or any COVID-19 Measures, in each case with respect to this clause (b) in connection with or in response to COVID-19.

“Ordinary Course Tax Sharing Agreement” means any written commercial agreement entered into in the Ordinary Course of Business of which the principal subject matter is not Tax but which contains customary Tax indemnification provisions.

“Outside Date” has the meaning set forth in Section 7.1(c).

“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by any of the Target Companies.

“Owned Real Property” means all land, together with all buildings, structures, improvements, and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Target Companies.

“Party” or “Parties” has the meaning set forth in the Preamble.

“PCAOB” means the Public Company Accounting Oversight Board.

“PCAOB Financial Statements” has the meaning set forth in Section 6.9(j).

“Permitted Affiliate Transactions” means any item set forth on Section 1.1(c) of the Company Disclosure Letter.

“Permitted Liens” means (a) Liens securing obligations under capital leases; (b) easements, permits, rights of way, restrictions, covenants, reservations or encroachments, minor defects, irregularities in and other similar Liens of record affecting title to the property which do not materially impair the use or occupancy of such real property in the operation of the business of any of the Target Companies as currently conducted thereon; (c) Liens for Taxes, assessments or governmental charges or levies imposed with respect to property which are not yet due and payable or which are being contested in good faith (provided that (i) with respect to the Target Companies, appropriate reserves required pursuant to GAAP have been made in respect thereof on the books and records of the Target Companies or (ii) with respect to dMY, appropriate reserves required pursuant to U.S. GAAP have been made in respect thereof on the books and records of dMY); (d) Liens in favor of suppliers of goods for which payment is not yet due or delinquent (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (e) mechanics’, materialmen’s, workmen’s, repairmen’s, warehousemen’s, carrier’s and other similar Liens arising or incurred in the Ordinary Course of Business which are not yet due and payable or which are being contested in good faith (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (f) Liens arising under workers’ compensation Laws or similar legislation, unemployment insurance or similar Laws; (g) Liens arising under municipal bylaws, development agreements, restrictions or regulations, and zoning, entitlement, land use, building or planning restrictions or regulations, in each case, promulgated by any Governmental Entity, which do not restrict or are not violated by the Target Companies’ current use of its real property; (h) in the case of Leased Real Property, any Liens to which the underlying fee interest in the leased premises (or the land on which or the building in which the leased premises may be located) is subject, including rights of the landlord under the Lease and all superior, underlying and ground Leases and renewals, extensions, amendments or substitutions thereof; provided that any Material Lease shall provide for automatic subordination, non-disturbance and attornment of mortgage liens for the benefit of the Company or applicable Subsidiary or for which a subordination, non-disturbance and attornment agreement has been provided for the benefit of the Company or applicable Subsidiary; (i) Securities Liens; (j) non-exclusive licenses of Owned Intellectual Property granted to customers in the Ordinary Course of Business; and (k) those Liens set forth on the Section 1.1(d) of the Company Disclosure Letter.

“Person” means any natural person, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or Governmental Entity.

“Personal Information” means information that identifies an individual or can be used to contact an individual including name, address, retina or iris scan, fingerprint, voiceprint, scan of hand or face geometry and all other biometric data, geolocation information, credit or debit card or bank account number, or any other personally identifiable information.

“PIPE Investment” has the meaning set forth in the Recitals.

“PIPE Investment Amount” has the meaning set forth in the Recitals.

“PIPE Investors” means Persons that have entered into Subscription Agreements to purchase for cash NewCo Common Shares pursuant to the PIPE Investment on or prior to the Effective Date.

“Pre-Closing Holder” means (i) prior to the consummation of the Pre-Closing Reorganization, a holder of ordinary shares in the Company or Preference Shares, and (ii) following the consummation of the Pre-Closing Reorganization and immediately prior to the Merger Effective Time (and for avoidance of doubt, prior to giving effect to the PIPE Investment and the Merger), a holder of NewCo Common Shares issued as a result of the Pre-Closing Reorganization, provided, that solely for purposes of Section 2.5(b)(i)(D) (and the definition of Interested Party applicable therein), Pre-Closing Holder shall refer to a holder of ordinary shares in the Company or Preference Shares who holds more than 2% of the issued and outstanding shares of the Company (on a fully diluted basis).

“Pre-Closing Period” has the meaning set forth in Section 5.1(a).

“Pre-Closing Reorganization” has the meaning set forth in Section 2.1(a)(i).

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion of any Straddle Period through and including the Closing Date.

“Preference Shares” means, prior to giving effect to the Pre-Closing Reorganization, the redeemable preference shares of £0.0001 each in the capital of the Company.

“Premium Cap” has the meaning set forth in Section 6.11(b)(ii).

“Privacy Contracts” means all Contracts between any Target Company and any Person that govern the Processing of Personal Information.

“Privacy Laws” means all Laws pertaining to the collection, storage, use, access, disclosure, processing, protection, security, modification, destruction, and transfer of Personal Information.

“Privacy Requirements” means (a) all applicable Privacy Laws, and (b) provisions relating to Processing of Personal Information in all applicable and material Privacy Contracts.

“Pro Rata Participation Percentage” means, with respect to any Pre-Closing Holder, the fraction (expressed as a percentage), (a) the numerator of which is the number of NewCo Common Shares held by such Pre-Closing Holder immediately prior the Merger Effective Time, and (b) the denominator of which is the total number of NewCo Common Shares held by all Pre-Closing Holders immediately prior to the Merger Effective Time, in each case, excluding (for avoidance of doubt) any Restricted Shares; for the avoidance of all doubt, the sum of all Pre-Closing Holders’ Pro Rata Participation Percentages shall be 100%.

“Proceeding” means any action, suit, charge, litigation, arbitration, notice of violation or citation received, or other proceeding at law or in equity (whether civil, criminal or administrative) by or before any Governmental Entity.

“Process” or “Processing” means the creation, collection, use (including for the purposes of sending telephone calls, text messages and emails), storage, maintenance, processing, recording, distribution, transfer, transmission, receipt, import, export, protection (including safeguarding, security measures and notification in the event of a breach of security), access, disposal or disclosure or other activity regarding Personal Information (whether electronically or in any other form or medium).

“Prohibited Affiliate Transactions” means, except for (a) Permitted Affiliate Transactions, (b) those Prohibited Affiliate Transactions consented to (not to be unreasonably withheld, conditioned or delayed) in writing by dMY after the Effective Date, and (c) transactions contemplated by this Agreement or the Ancillary Agreements (including the Pre-Closing Reorganization and any payments permitted in accordance with Section 5.1(a)(xii)), any of the following transactions:

(a) the declaration, making or payment of any dividend, other distribution or return of capital (whether in cash or in kind) to any Pre-Closing Holder (or if any Pre-Closing Holder transfers its Company Interests before the Closing Date to another Interested Party, then such Interested Party) by any Target Company, other than to another Target Company;

(b) any payment by any Target Company to any Interested Party in connection with any redemption, purchase or other acquisition of shares of capital stock, partnership interests or other securities of any Target Company;

(c) any (i) loan made or owed by any Target Company to any Interested Party, or (ii) payment made or Liability incurred, assumed or indemnified, whether in cash or kind, by any Target Company to, or on behalf of, or for the benefit of, any Interested Party or any payments made to any officer, director, employee or independent contractor of an Interested Party solely to the extent such payment is made to such officer, director, employee or independent contractor in his, her or its capacity as an officer, director, employee or independent contractor of an Interested Party, other than compensation, benefits or expense reimbursement (in each case, of the types available to the Executives or otherwise on arms’ length terms) paid or provided in the Ordinary Course of Business to individuals who are directors, officers, employees or independent contractors of any Target Company;

(d) any Lien (other than those Permitted Liens referenced in clause (j) of the definition of Permitted Liens) made, created or granted over any asset of any Target Company in favor of any Interested Party;

(e) any guarantee by any Target Company of any Liability of any Interested Party;

(f) any discharge, forgiveness or waiver by any Target Company of any Liability owed by any Interested Party to any Target Company;

(g) the sale, purchase, transfer, license, sublicense, covenant not to assert, or disposal of any Owned Intellectual Property that is material to any Target Company to or in favor of an Interested Party;

(h) the sale, purchase, transfer or disposal of any material asset or right of any Target Company not referenced in clause (h) above to or in favor of an Interested Party, other than in the Ordinary Course of Business;

(i) except as set forth on Section 3.14 of the Company Disclosure Letter or as included as a Company Transaction Expense, any Liability, in connection with this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby, that would result in the obligation of any Target Company to pay any financial advisor fee, investment banker fee, finder’s fee, brokerage or agent’s commissions or other similar payments or a reimbursement of expenses of any of the foregoing; and

(j) any commitment or agreement to do any of the foregoing.

provided, that any transaction or payments that is a Company Transaction Expense hereunder shall not be deemed a Prohibited Affiliate Transaction for purposes of this Agreement.

“Proxy Statement” has the meaning set forth in the definition of “Registration Statement”.

“Publicly Available Software” means any Software (or portion thereof) (i) that is distributed (A) as free Software or open source Software (including, for example, Software distributed under the GNU General Public License, the GNU Lesser General Public License, the Affero General Public License, Mozilla Public License, or Apache Software License), or (B) pursuant to open source, copyleft or similar licensing and distribution models, or (ii) that requires as a condition of use, modification and/or distribution of such Software that such Software or other Software incorporated into, derived from or distributed with such Software (A) be disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works or (C) be redistributable at no or minimal charge.

“Redemption” has the meaning set forth in Section 2.1(a)(ii).

“Registered Owned Intellectual Property” means any Owned Intellectual Property which is registered or the subject of an application for registration.

“Registration Statement” means (a) the Proxy Statement on Schedule 14A to be filed with the SEC by dMY in connection with the dMY Stockholder Meeting (the “Proxy Statement”) and (b) a Registration Statement on Form F-4, which shall include the Proxy Statement, to be filed with the SEC by NewCo.

“Remaining Preference Shares” means the redeemable preference shares of £0.01 each in the capital of the Company which have not otherwise converted as part of the Pre-Closing Reorganization, and which shall be redeemed and cancelled as part of the Redemption.

“Required Vote” means the approval of the dMY Stockholder Voting Matters, at the dMY Stockholder Meeting where a quorum is present, (a) in the case of the Business Combination Voting Matter, by the affirmative vote of holders of a majority of the outstanding dMY Shares and Founder Shares entitled to vote on such matter and (b) in the case of each of the other dMY Stockholder Voting Matters, by the affirmative vote of the holders of at least a majority of the votes cast by dMY Stockholders present in person or represented by proxy at the dMY Stockholder Meeting.

“Restricted Shares” has the meaning set forth in the Recitals.

“Sanctioned Country” means any country or region that is, or has been in the five (5) years prior to the Effective Date, the subject or target of a comprehensive embargo under Sanctions (including Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine) in effect at the time.

“Sanctioned Person” means any Person that is: (a) listed on any applicable U.S. or non-U.S. sanctions-related restricted party list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s (“OFAC”) Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, and Sectoral Sanctions Identifications List; the European Union Consolidated List and Annexes III, IV and V to Council Regulation (EU) 833/2014, as amended; HM Treasury’s Consolidated List of Persons Subject to Financial Sanctions and List of Persons Subject to Restrictive Measures in View of Russia’s Actions Destabilising the Situation in Ukraine; (b) in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (a); or (c) organized, resident or located in a Sanctioned Country.

“Sanctions” means all Laws and Orders relating to economic or trade sanctions administered or enforced by the United States (including by OFAC, the U.S. Department of State and the U.S. Department of Commerce), Canada, the United Kingdom, the United Nations Security Council, the European Union, or any European Union member state, the Bailiwick of Guernsey or any other relevant Governmental Entity.

“SEC” means the United States Securities and Exchange Commission.

“SEC Clearance Date” means the date on which the SEC declares the Registration Statement effective.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Securities Liens” means Liens arising out of, under or in connection with (a) applicable federal, state and local securities Laws and (b) restrictions on transfer, hypothecation or similar actions contained in any Governing Documents.

“Security Breach” means a data security breach or breach of Personal Information under applicable Privacy Requirements or any other applicable Laws.

“Security Incident” means any unauthorized access, use, disclosure, modification or destruction of information or interference with IT Assets that adversely impacts the confidentiality, integrity or availability of such information and IT Assets.

“Self-Help Code” means any back door, time bomb, drop dead device, or other Software routine designed to disable a computer program without input from, knowledge of, or notice to the user of the program.

“Shareholder Debt and Preference Share Repayments” means the amount of Available Distributable Cash allocated pursuant to Section 2.2(b) in order to repay the Loan Note Repayment Amount, repay any Excess Debt Obligations, pay the Catch-Up Payment and repay the Total Redemption Amount payable to the holders of Remaining Preference Shares in connection with the Redemption (in each case, together with all related payments thereunder).

“Signing Form 8-K” has the meaning set forth in Section 6.9(b).

“Signing Press Release” has the meaning set forth in Section 6.9(b).

“Software” means all computer software, applications, and programs (and all versions, releases, fixes, upgrades and updates thereto, as applicable), including software compilations, development tools, compilers, files, scripts, manuals, design notes, programmers’ notes, architecture, application programming interfaces, mobile applications, algorithms, data, databases, and compilations of data, comments, user interfaces, menus, buttons, icons, and other items and documentation related thereto or associated therewith as well as any foreign language versions, fixes, upgrades, updates, enhancements, new versions, previous versions, new releases and previous releases thereof, in each case, whether in source code, object code or human readable form.

“SPD” has the meaning set forth in Section 3.16(a).

“Sponsor” has the meaning set forth in the Preamble.

“Sponsor Dispute Notice” has the meaning set forth in Section 2.3(b)(iv).

“Sponsor Forfeiture Agreement” has the meaning set forth in the Recitals.

“Sponsor Transaction Expense Cap” shall be as set forth on Exhibit G.

“Sponsor Transaction Expenses” shall mean the aggregate Transaction Expenses incurred by, or attributable to, any of the Sponsor or dMY, in each case, as set forth herein.

“Sponsor Transaction Expenses Certificate” has the meaning set forth in Section 2.3(b)(i).

“Stock Exchange” means the New York Stock Exchange.

“Straddle Period” means any taxable period that begins on or before (but does not end on) the Closing Date.

“Subscription Agreement” means a Contract executed by a PIPE Investor on or before the Effective Date in connection with the PIPE Investment.

“Subsidiaries” means, of any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting power or equity is owned or controlled directly or indirectly by such Person, or one (1) or more of the Subsidiaries of such Person, or a combination thereof.

“Surviving Company” has the meaning set forth in the Recitals.

“Tail Policy” has the meaning set forth in Section 6.11(b)(ii).

“Target Companies” means, collectively, NewCo, Merger Sub, the Company and the Company Subsidiaries.

“Target Companies Relevant Licenses” means all licenses, permissions, authorizations, permits and consents issued by any Gaming Regulatory Authority to any Target Company or any officers, directors or employees thereof which are necessary to operate the business of the Target Companies in accordance with the Applicable Gaming Laws.

“Target Indemnified Person” has the meaning set forth in Section 6.11(a).

“Tax” or “Taxes” means all United States federal, state, local, foreign, and other net or gross income, net or gross receipts, net or gross proceeds, payroll, employment, excise, severance, stamp, occupation, windfall or excess profits, profits, customs, capital stock, withholding, social security, unemployment, disability, real property, personal property (tangible and intangible), sales, use, transfer, value added, alternative or add-on minimum, capital gains, user, leasing, lease, natural resources, ad valorem, franchise, gaming license or permit, capital, estimated, goods and services, fuel, interest equalization, registration, recording, premium, turnover, environmental or other taxes, charges, duties, fees, levies or other governmental charges of any kind whatsoever, including all interest, penalties and additions imposed with respect to the foregoing, imposed by (or otherwise payable to) any Governmental Entity, and, in each case, whether disputed or not, whether payable directly or by withholding and whether or not requiring the filing of a Tax Return.

“Tax Proceeding” means any audit, examination, claim or Proceeding with respect to Taxes, Tax matters, or Tax Returns.

“Tax Returns” means all United States federal, state, local and foreign returns, declarations, reports, claims for refund, information returns, elections, disclosures, statements, or other documents (including any related or supporting schedules, attachments, statements or information, and including any amendments thereof) filed or required to be filed with a Taxing Authority in connection with, or relating to, Taxes.

“Tax Sharing Agreement” means any agreement or arrangement (including any provision of a Contract) pursuant to which any Target Company or dMY is or may be obligated to indemnify any Person for, or otherwise pay, any Tax of or imposed on another Person, or indemnify, or pay over to, any other Person any amount determined by reference to actual or deemed Tax benefits, Tax assets, or Tax savings.

“Taxing Authority” means any Governmental Entity having jurisdiction over the assessment, determination, collection, administration or imposition of any Tax.

“Total Redemption Amount” means the aggregate amount payable to the holders of Remaining Preference Shares necessary to redeem and cancel such shares in accordance with the Company Articles of Incorporation in connection with the Redemption (together with all related payments thereunder).

“Tranche 1 Payment Amount” has the meaning set forth in Section 2.2(b)(iii).

“Tranche 2 Payment Amount” has the meaning set forth in Section 2.2(b)(v).

“Tranche 3 Payment Amount” has the meaning set forth in Section 2.2(b)(vi).

“Tranche 4 Payment Amount” has the meaning set forth in Section 2.2(b)(vii).

“Transaction Expenses” means:

(a) all fees, costs and expenses designated as Sponsor Transaction Expenses or Company Transaction Expenses in this Agreement;

(b) only to the extent dMY is or becomes obligated to pay, has paid or has agreed to pay, all fees, costs, bonuses and expenses (including fees, costs and expenses of third-party advisors, legal counsel, investment bankers, or other representatives) incurred or payable by dMY or the Sponsor through the Closing in connection with the preparation of the financial statements, the negotiation, preparation and execution of this Agreement, the Ancillary Agreements, and the Registration Statement and the consummation of the transactions contemplated hereby and thereby (including due diligence), in connection with dMY’s initial public offering (including any deferred underwriting fees) or in connection with dMY’s pursuit of a Business Combination with NewCo, and the performance and compliance with all agreements and conditions contained herein or therein to be performed or complied with (which fees, costs and expenses shall be deemed Sponsor Transaction Expenses hereunder); provided, that, notwithstanding anything to the contrary herein, the fees, costs, expenses or other Liabilities (including fees, costs and expenses of third-party advisors, legal counsel, or other representatives) incurred or payable by dMY, its officers or directors or the Sponsor in connection with or related to any written threat to file, or any filing of, a Proceeding with respect to this Agreement or any Ancillary Agreement or any transactions contemplated herein or therein by any of dMY Stockholders or holders of any dMY Warrants against dMY or against its directors or officers shall not in any event be deemed Transaction Expenses incurred by dMY or the Sponsor;

(c) only to the extent a Target Company is obligated to pay, has paid or has agreed to pay, all fees, costs and expenses (including fees, costs and expenses of third-party advisors, legal counsel, investment bankers, or other representatives) incurred or payable by any of the Target Companies (or their equityholders) through the Closing in connection with the preparation of the financial statements, the negotiation, preparation and execution of this Agreement, the Ancillary Agreements and the Registration Statement and the consummation of the transactions contemplated hereby and thereby (including due diligence) or in connection with the Company’s or NewCo’s pursuit of the transactions contemplated by this Agreement, and the performance and compliance with all agreements and conditions contained herein or therein to be performed or complied with (which fees, costs and expenses shall be deemed Company Transaction Expenses hereunder); provided, that, notwithstanding anything to the contrary herein, the fees, costs, expenses or other Liabilities (including fees, costs and expenses of third-party advisors, legal counsel, or other representatives) incurred or payable by any Target Company, its officers or directors or Apax or any of their respective Affiliates in connection with or related to any written threat to file, or any filing of, a Proceeding with respect to this Agreement or any Ancillary Agreement or any transactions contemplated herein or therein by any of the Company’s shareholders against any Target Company or against their directors or officers shall not in any event be deemed Company Transaction Expenses;

(d) any fees, costs and expenses incurred or payable by dMY, any of the Target Companies or the Sponsor, in connection with entry into the Subscription Agreements and the consummation of the transactions contemplated by the Subscription Agreements and in connection with the negotiation, preparation and execution of the PIPE Investment, including any commitment or other fees or other inducements related thereto (which fees, costs, expenses and inducements shall be deemed Sponsor Transaction Expenses hereunder);

(e) any Liability of the Target Companies in the nature of compensation under any sale, change-of-control, “stay around,” retention, “single trigger” severance or similar bonus or payment plans or similar arrangements paid or payable to current or former directors, officers or employees of the Target Companies solely as a result of or in connection with the transactions contemplated by this Agreement or any Ancillary Agreement, as well as the employer share of any payroll, social security, unemployment or other taxes with respect thereto (which fees, costs, expenses and taxes shall be deemed Company Transaction Expenses hereunder);

(f) all fees, costs and expenses paid or payable pursuant to the Tail Policy (which fees, costs and expenses shall be deemed Sponsor Transaction Expenses hereunder); all filing fees paid or payable to a Governmental Entity in connection with any filing made under the Antitrust Laws, in each case if required (fifty percent (50%) of such fees shall be deemed Company Transaction Expenses hereunder and fifty percent (50%) of such fees shall be deemed Sponsor Transaction Expenses hereunder); and

(g) all Transfer Taxes (fifty percent (50%) of such Transfer Taxes shall be deemed Company Transaction Expenses hereunder and fifty percent (50%) of such Transfer Taxes shall be deemed Sponsor Transaction Expenses hereunder).

“Transaction Support Agreements” has the meaning set forth in the Recitals.

“Transfer Taxes” means all transfer, documentary, sales, use, stamp, registration, notarial fees and other similar Taxes and fees incurred in connection with the transactions contemplated by this Agreement.

“Treasury Regulations” means the United States Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that Section regardless of how numbered or classified.

“Treasury Shares” has the meaning set forth in Section 2.1(d)(ii).

“Trust Account” means the trust account established by dMY pursuant to the Trust Agreement.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated of August 13, 2020, by and between dMY and Continental Stock Transfer & Trust Company, a New York corporation.

“Trust Amount” has the meaning set forth in Section 4.4.

“Trust Distributions” has the meaning set forth in Section 8.10.

“Trustee” means Continental Stock Transfer & Trust Company, acting as trustee of the Trust Account.

“U.S.” means the United States of America.

“U.S. Benefit Plan” means each Company Employee Benefit Plan that is maintained by any of the Target Companies for employees who reside or work primarily in the U.S.

“U.S. GAAP” means United States generally accepted accounting principles, consistently applied.

“Unaudited Financial Statements” has the meaning set forth in Section 3.4(a).

“Unauthorized Code” means any virus, Trojan horse, worm, or other Software routines or hardware components designed to permit unauthorized access, to disable, erase, or otherwise harm Software, hardware or data that is not developed or authorized by any Target Company or the licensor of the Software or hardware components.

“W&C” has the meaning set forth in Section 8.15(b)(i).

“Waiving Parties” has the meaning set forth in Section 8.15(a)(i).

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, or any similar or related Law.

“Warrant Agreement” means that certain warrant agreement dated of August 13, 2020, by and between dMY and Continental Stock Transfer & Trust Company, a New York corporation.

ARTICLE II

PURCHASE AND SALE TRANSACTIONS

Section 2.1 Closing Transactions. Upon the terms and subject to the conditions set forth in this Agreement, the following transactions shall occur on the Closing Date in the order set forth in this Section 2.1:

(a) Pre-Closing Reorganization and Redemption. Prior to the Closing, the following shall occur in the following order:

(i) Subject to the terms and conditions of this Agreement (including Section 6.21), the steps set forth in Exhibit A shall occur, including any necessary filings set forth therein (the “Pre-Closing Reorganization”). NewCo and the Company shall provide dMY with drafts of all agreements, instruments and other documents to be entered into or filed in order to effect the Pre-Closing Reorganization, and will provide dMY with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith.

(ii) Subject to the terms and conditions of this Agreement (including Section 6.22), immediately prior to the Closing (and subject to and conditioned upon the consummation of the PIPE Investment) and in any event prior to the taking of the actions contemplated by Section 6.14, the Company shall redeem and cancel, in accordance with the Company Articles of Incorporation and the Guernsey Companies Law, the Remaining Preference Shares (the “Redemption”) for an aggregate consideration payable to the holders of Remaining Preference Shares equal to the Total Redemption Amount. NewCo and the Company shall provide dMY with drafts of all agreements, instruments and other documents to be entered into or filed in order to effect the Redemption, and will provide dMY with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith.

(b) PIPE Closing. Immediately prior to or substantially concurrently with the Merger Effective Time, the PIPE Investment shall be consummated pursuant to, and in the amounts set forth in, the Subscription Agreements.

(c) Merger.

(i) At the Merger Effective Time, on the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), Merger Sub will merge with and into dMY, with dMY as the Surviving Company, continuing as a wholly owned Subsidiary of NewCo, following the Merger and the separate existence of Merger Sub shall cease.

(ii) Following the Closing and on the Closing Date, dMY and Merger Sub shall cause a Certificate of Merger in a form reasonably agreed between dMY and NewCo (the “Certificate of Merger”), along with all other documentation and declarations required in connection with the Merger, to be duly executed and properly filed with the Secretary of State of the State of Delaware in accordance with the DGCL (collectively, the “Merger Documents”). The Merger shall become effective immediately upon the filing of the Certificate of Merger or such other time as agreed to by dMY and Merger Sub in writing and specified in such filed Certificate of Merger (the “Merger Effective Time”).

(iii) The Merger shall have the effects as provided in this Agreement, in the Merger Documents and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, by virtue of the Merger and without further act or deed, upon the Merger Effective Time, all of the assets, properties, rights, privileges, immunities, powers and franchises of each of dMY and Merger Sub shall vest in the Surviving Company and all debts, liabilities and duties of each of dMY and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Company.

(iv) At the Merger Effective Time, the Governing Documents of Merger Sub immediately prior to the Merger Effective Time shall be the Governing Documents of the Surviving Company, in each case, until thereafter changed or amended as provided therein or by applicable Law.

(v) At the Merger Effective Time, the directors and officers of Merger Sub immediately prior to the Merger Effective Time shall be the initial directors and officers of the Surviving Company, each to hold office in accordance with the Governing Documents of the Surviving Company until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

(d) Effects of the Merger. By virtue of the Merger, NewCo shall issue the Merger Consideration (as defined below) in consideration for the acquisition of all of the issued and outstanding equity interests of dMY as follows:

(i) dMY Shares. At the Merger Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each issued and outstanding dMY Share (other than any Treasury Shares and any Founder Shares forfeited pursuant to the Sponsor Forfeiture Agreement) issued and outstanding as of immediately prior to the Merger Effective Time (which, for the avoidance of doubt includes all of the Founder Shares as converted into dMY Shares in accordance with the terms and conditions of the Founder Holders Consent Letter) shall be canceled and extinguished and be converted into the right to receive one NewCo Common Share (the “Merger Consideration”). From and after the Merger Effective Time, the holder(s) of certificates, if any, evidencing ownership of dMY

Shares or Founder Shares or dMY Shares or Founder Shares held in book-entry form issued and outstanding immediately prior to the Merger Effective Time shall cease to have any rights with respect to such shares except as otherwise provided for herein or under applicable Law. For the avoidance of doubt, no shares or assets of Merger Sub shall be distributed in connection with the Merger.

(ii) Treasury Shares. At the Merger Effective Time by virtue of the Merger and without any action on the part of any Party or any other Person, each dMY Share and Founder Share held immediately prior to the Merger Effective Time by dMY as treasury stock (the “Treasury Shares”) shall be canceled and extinguished, and no consideration shall be paid with respect thereto.

(iii) Fractional Shares. No certificate or book entry representing fractional shares of NewCo Common Shares shall be issued upon the surrender for exchange of dMY Shares, and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of NewCo Common Shares. In lieu of the issuance of any such fractional share, NewCo shall aggregate the total number of NewCo Common Shares issuable to each Person upon the surrender for exchange of dMY Shares, and then round down to the nearest whole number of NewCo Common Shares for each such Person.

(iv) dMY Warrants. At the Merger Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each dMY Warrant issued and outstanding immediately prior to the Merger Effective Time shall, by its terms, automatically convert into a warrant exercisable for an equivalent number of NewCo Common Shares (“NewCo Warrant”), which NewCo Warrants will mutatis mutandis have the same terms and be subject to the same conditions as set forth in the Warrant Agreement (other than that any reference to dMY or the “Company” therein should be construed as a reference to Newco) and in this Agreement.

(v) Merger Sub Shares. At the Merger Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Merger Effective Time shall no longer be outstanding and shall thereupon be converted into and become one validly issued fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Company and all such shares shall constitute the only outstanding shares of capital stock of the Surviving Company as of immediately following the Merger Effective Time;

(e) Sponsor Forfeiture Agreement Transactions. Effective immediately prior the Merger Effective Time (and subject to and conditioned upon the consummation of the PIPE Investment), pursuant to the Sponsor Forfeiture Agreement, the Sponsor shall be automatically deemed to have irrevocably transferred to dMY, surrendered, and forfeited for no consideration (including, for the avoidance of doubt, no Merger Consideration) Founder Shares specified in the Sponsor Forfeiture Agreement, and such Founder Shares shall, by virtue of the Merger, be deemed to have been canceled and extinguished.

(f) Contribution to Midco. At the Closing, (i) NewCo will make a capital contribution to the Company, in exchange for the issuance of one Ordinary Share of the Company (as defined in the Company Articles of Incorporation), and (ii) immediately upon its receipt of the capital contribution described in the foregoing clause (i), the Company will make a capital contribution to MidCo, in exchange for the issuance of one ordinary share of Midco, par value £1 per share, and in each case, the amount of such capital contribution shall be equal to the Loan Note Repayment Amount and Excess Debt Obligations (if any) pursuant to the terms of Section 2.2(b)(iii) using cash sourced in accordance with the terms of Section 2.2(c).

(g) Directors and Officers of NewCo. Conditioned upon the occurrence of the Closing, and subject to any limitation with respect to any specific individual imposed under applicable Laws and the listing requirements of the Stock Exchange, NewCo shall take all actions necessary or appropriate to cause, effective as of the Closing, the board of directors of NewCo to consist of nine (9) members, (i) seven (7) of whom shall be designated by NewCo prior to Closing and (ii) two (2) of whom shall be Niccolo de Masi and Harry You, in each case, subject to the terms of the Investor Rights Agreement.

Section 2.2 Purchase Price and Closing Date Payments.

(a) Purchase Price. Notwithstanding anything to the contrary herein or anywhere else in the Ancillary Agreements, the aggregate consideration to be received by the Pre-Closing Holders at Closing in connection with the transactions contemplated herein (after implementing all steps set forth in Section 2.2(b)), including in exchange of all debt and equity securities of the Company (including the Investor Loan Note, the Manager Loan Note, the Excess Debt Obligations and the Redemption, but excluding any debt securities or Indebtedness incurred pursuant to Section 5.1(a)(vi) up to the amount of the Initial Debt Basket), shall consist of, (i) the Company Equity Value apportioned between cash and NewCo Common Shares in the following manner: (x) cash in an amount equal to the sum of (I) the Shareholder Debt and Preference Share Repayments to be distributed in accordance with the provisions of Section 2.2(b) and (II) cash in an amount, if any, used to repurchase NewCo Common Shares in accordance with Section 2.2(b)(vi)(y)(B) and Section 2.2(b)(vii)(B) (the foregoing amount under this clause (x), the “Aggregate Cash Consideration”) and (y) a number of NewCo Common Shares equal to the quotient obtained by dividing (1) the Company Equity Value minus the Aggregate Cash Consideration by (2) $10.00 (the “Aggregate Stock Consideration”) and (ii) such number of Restricted Shares up to 11,618,401 Restricted Shares issued pursuant to the terms and conditions of Exhibit A. Notwithstanding anything to the contrary herein or anywhere else in the Ancillary Agreements, immediately after the Closing and upon completion of the Redemption and all other steps set forth in Section 2.2(b), the only issued and outstanding Equity Interests of NewCo that were issued to the Pre-Closing Holders shall be that number of NewCo Common Shares equal to the Aggregate Stock Consideration and such number of Restricted Shares issued pursuant to the terms and conditions of Exhibit A, and the only issued and outstanding Equity Interests of the Company shall be shares received by NewCo in connection with the Pre-Closing Reorganization.

(b) Closing Date Cash Payments and Uses. Subject to the satisfaction or waiver of the conditions set forth in Section 2.5 (other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions), at the Closing and in consideration for the transactions contemplated herein, the Parties shall disburse all Available Distributable Cash in the following order of priority:

(i) first, an amount equal to all Transaction Expenses shall be contributed or loaned to, or remain with, NewCo, and shall be used by NewCo to pay all such Transaction Expenses by wire transfer of immediately available funds on behalf of the Persons that incurred such Transaction Expenses or by whom such Transaction Expenses are payable;

(ii) second, one hundred million dollars ($100,000,000) shall be contributed or loaned to, or remain with, NewCo or its Subsidiaries (including for working capital, growth and other general corporate purposes);

(iii) third, the next two hundred million dollars ($200,000,000) (the “Tranche 1 Payment Amount”) shall be allocated and used as follows:

(x) a portion of the Tranche 1 Payment Amount equal to the Loan Note Repayment Amount and the Excess Debt Obligations (if any) shall be contributed, on behalf of NewCo, to the Company, and by the Company to MidCo, in each case, by way of capital contribution for use in the repayment and forgiveness in full of the Loan Notes and any Excess Debt Obligations, pro rata among the holders of the Loan Notes and any Excess Debt Obligations; and

(y) following repayment of the Loan Note Repayment Amount and the Excess Debt Obligations in full, any remaining portion of the Tranche 1 Payment Amount shall be contributed, on behalf of NewCo, to the Company by way of capital contribution to pay the Total Redemption Amount pro rata among the holders of Remaining Preference Shares in accordance with the Company Articles of Incorporation and the Guernsey Companies Law.

(iv) fourth, an amount equal to the Catch-Up Payment (as defined in, and set forth under, Exhibit A) shall be allocated and paid to the Persons set forth in Section 2.2(b) of the Company Disclosure Letter;

(v) fifth, any remaining amount of Available Distributable Cash up to the next one hundred million dollars ($100,000,000) (the “Tranche 2 Payment Amount”) shall be allocated and used as follows:

(x) 35% of the Tranche 2 Payment Amount shall be contributed or loaned to, or remain with, NewCo or its Subsidiaries (including for working capital, growth and other general corporate purposes); and

(y) 65% of the Tranche 2 Payment Amount shall be contributed, on behalf of NewCo, to the Company by way of capital contribution to pay the Total Redemption Amount pro rata among the holders of Remaining Preference Shares in accordance with the Company Articles of Incorporation and the Guernsey Companies Law;

(vi) sixth, any remaining amount of Available Distributable Cash (up to such amount that would cause the NewCo Balance Sheet Cap to be met) (the “Tranche 3 Payment Amount”), after the contributions and distributions pursuant to clauses (i) through (iv) of this Section 2.2, shall be allocated as follows:

(x) ten percent (10%) of the Tranche 3 Payment Amount will be contributed or loaned to, or remain with, NewCo or its Subsidiaries (including for working capital, growth and other general corporate purposes) until an aggregate of two hundred million ($200,000,000) has been contributed or loaned to, or remains with, NewCo or its Subsidiaries for working capital, growth and other general corporate purposes pursuant to this Section 2.2(b) (taking into account all sums contributed or loaned to, or remaining with, NewCo or its Subsidiaries under clauses (ii) through (v) above) (the “NewCo Balance Sheet Cap”); and

(y) ninety percent (90%) of the Tranche 3 Payment Amount (“90% Balance Amount”) shall be allocated as follows: (A) the 90% Balance Amount shall be contributed, on behalf of NewCo, to the Company by way of capital contribution to pay the Total Redemption Amount pro rata among the holders of Remaining Preference Shares in accordance with the Company Articles of Incorporation and the Guernsey Companies Law; and (B) if the Total Redemption Amount has been paid in full, any remaining portion of the 90% Balance Amount shall be used by NewCo to repurchase NewCo Common Shares from all Pre-Closing Holders based on their Pro Rata Participation Percentage at a price per share of $10 in accordance with the NewCo Articles of Incorporation and the Guernsey Companies Law; provided that NewCo shall provide dMY, prior to the Closing, with drafts of all agreements, instruments and other documents to be entered into or filed in order to effect such repurchase of NewCo Common Shares and the repurchase described in Section 2.2(b)(vii), and will provide dMY with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith; and

(vii) seventh, any remaining amount of Available Distributable Cash (the “Tranche 4 Payment Amount”), after the contributions and distributions pursuant to clauses (i) through (vi) of this Section 2.2(b), shall be allocated as follows: (A) the Tranche 4 Payment Amount shall be contributed, on behalf of NewCo, to the Company by way of capital contribution to pay the Total Redemption Amount pro rata among the holders of Remaining Preference Shares in accordance with the Company Articles of Incorporation and the Guernsey Companies Law; and (B) if the Total Redemption Amount has been paid in full, any remaining portion of the Tranche 4 Payment Amount shall be used by NewCo to repurchase NewCo Common Shares, in accordance with the NewCo Articles of Incorporation and the Guernsey Companies Law, from all Pre-Closing Holders based on their Pro Rata Participation Percentage at a price per share of $10.

(c) Cash Sources and Uses. In connection with the use and distribution of Available Distributable Cash under Section 2.2(b) above, available cash from the PIPE Investment and from the Trust Account shall be sourced and used in the order of priority described in Exhibit H.

(d) Example Pro Forma Calculations. The transactions contemplated by Section 2.1 and this Section 2.2 shall be effectuated in accordance with and based upon the definitions contained herein. The

Example Pro Forma Calculations set forth on Exhibit F have been prepared in full and complete accordance with the definitions contained herein and shall be for illustrative purposes only.

(e) NewCo and Company Certificate. At least two (2) Business Days prior to the Closing Date (or later, if dMY’s certificate pursuant to Section 2.3(a) is not received at least three (3) Business Days prior to the Closing Date), NewCo and the Company shall jointly prepare and deliver to dMY a certificate, duly executed and certified by an executive officer of each of NewCo and the Company, setting forth the following (and attaching reasonable supporting details to enable a review thereof by dMY): (i) updated Example Pro Forma Calculations as of the Closing Date and based on the amount of estimated Available Distributable Cash, the Company Transaction Expenses Certificate and the Sponsor Transaction Expenses Certificate; and (ii) setting forth in reasonable detail with respect to each Pre-Closing Holder: (A) the number of NewCo Common Shares and Restricted Shares that such Pre-Closing Holder is entitled to receive immediately following Step 2 of Exhibit A; (B) the number of NewCo Common Shares and Restricted Shares that such Pre-Closing Holder is entitled to receive following the completion of the Pre-Closing Reorganization; (C) the portion of the Total Redemption Amounts payable, if any, to such Pre-Closing Holder with respect to the Redemption; (D) the aggregate cash payable, if any, to such Pre-Closing Holder with respect to the repayment of the Loan Note Repayment Amount, the Catch-Up Payment and the Excess Debt Obligations (and in each case, together with all related payments thereunder); (E) the Pro Rata Participation Percentage of such Pre-Closing Holder; and (F) the number of NewCo Common Shares and Restricted Shares held immediately post-Closing by such Pre-Closing Holder after all the steps in Section 2.2 hereof have been completed.

Section 2.3 Transaction Statement; Available Distributable Cash; Third Party Invoices.

(a) Cash in Trust Account. At least three (3) Business Days prior to the Closing Date, dMY shall prepare and deliver to NewCo a certificate, duly executed and certified by an executive officer of dMY, setting forth in reasonable detail dMY’s good faith calculation (and attaching reasonable supporting details to enable a review thereof by NewCo) of the cash in the Trust Account, less amounts required for dMY Share Redemptions.

(b) Third Party Invoices.

(i) At least three (3) Business Days prior to the Closing Date, (A) NewCo shall deliver to the Sponsor copies of all invoices for Company Transaction Expenses (whether payable on, prior to or after the Closing), as well as a certificate, duly executed and certificated by an executive officer of NewCo and either the Company or Genius Sports Group Limited, setting forth in reasonable detail NewCo’s and the Company’s good faith calculation of the aggregate amount of Company Transaction Expenses (the “Company Transaction Expenses Certificate”) and any W-9 or other tax forms reasonably requested by Sponsor or dMY in connection with payment thereof, and (B) the Sponsor shall deliver to NewCo copies of all invoices for Sponsor Transaction Expenses (whether payable on, prior to or after the Closing), as well as a certificate, duly executed and certificated by an executive officer of the Sponsor, setting forth in reasonable detail the Sponsor’s good faith calculation of the aggregate amount of Sponsor Transaction Expenses (the “Sponsor Transaction Expenses Certificate”) and any W-9 or other tax forms reasonably requested by NewCo in connection with payment thereof.

(ii) Each of NewCo and the Sponsor shall be obligated to promptly notify (in reasonable detail) the other Party upon discovery or determination by such Party of any inaccurate amounts reflected on the Company Transaction Expenses Certificate or the Sponsor Transaction Expenses Certificate, as applicable, during the thirty (30) days following the Closing Date.

(iii) No later than thirty (30) days following the Closing Date, (A) the Sponsor shall notify NewCo in writing whether it accepts or disputes the accuracy of the calculation of the Company Transaction Expenses set forth on the Company Transaction Expenses Certificate, and (B) NewCo shall notify the Sponsor in writing whether it accepts or disputes the accuracy of the calculation of the Sponsor Transaction Expenses set forth on the Sponsor Transaction Expenses Certificate. If the Sponsor accepts the calculation of the Company Transaction Expenses set forth on the Company Transaction Expenses Certificate, or fails within such thirty (30) day period to notify NewCo of any dispute with respect thereto, then the calculation of the aggregate amount of Company Transaction Expenses set forth on the Company Transaction Expenses Certificate shall be deemed final and conclusive and binding upon all Parties in all respects. If NewCo accepts the calculation of the Sponsor Transaction Expenses set forth on the Sponsor Transaction Expenses Certificate, or fails within such thirty (30) day period to notify the Sponsor of any dispute with respect thereto, then the calculation of the aggregate amount of Sponsor Transaction Expenses set forth on the Sponsor Transaction Expenses Certificate shall be deemed final and conclusive and binding upon all Parties in all respects.

(iv) If the Sponsor disputes the accuracy of the calculation of Company Transaction Expenses set forth on the Company Transaction Expenses Certificate, the Sponsor shall provide written notice to NewCo no later than thirty (30) days following the Closing Date (the “Sponsor Dispute Notice”), setting forth in reasonable detail those items that the Sponsor disputes. If NewCo disputes the accuracy of the calculation of Sponsor Transaction Expenses set forth on the Sponsor Transaction Expenses Certificate, NewCo shall provide written notice to the Sponsor no later than thirty (30) days following the Closing Date (the “Company Dispute Notice” and each of the Sponsor Dispute Notice and the Company Dispute Notice, a “Dispute Notice”), setting forth in reasonable detail those items that NewCo disputes. During the fifteen (15) day period following delivery of a Dispute Notice, Sponsor and NewCo shall negotiate in good faith with a view to resolving their disagreements over the disputed items. During such fifteen (15) day period and until the final determination of Sponsor Transaction Expenses and Company Transaction Expenses in accordance with this Section 2.3(b)(iv) or Section 2.3(b)(v), as the case may be (as so determined, or as determined pursuant to Section 2.3(a)(iii) above, “Final Sponsor Transaction Expenses” and “Final Company Transaction Expenses,” respectively), the Sponsor and its representatives shall be provided with reasonable access, upon reasonable advance notice and during normal business hours, to the financial books and records of the Target Companies, and NewCo and its representatives shall be provided with reasonable access, upon reasonable advance notice and during normal business hours, to the financial books and records of the Sponsor, in each case as it may reasonably request to enable it to address all matters set forth in any Dispute Notice. If the Sponsor and NewCo resolve their differences over the disputed items in accordance with the foregoing procedure, the final calculation of the Sponsor Transaction Expenses or the Company Transaction Expenses, as applicable, shall be the amounts agreed upon by them in accordance with such procedure. If the Sponsor and NewCo fail to resolve their differences over the disputed items within such fifteen (15) day period, then, promptly following the end of such fifteen (15) day period, Sponsor and NewCo shall forthwith jointly request that an Independent Accountant, as shall be mutually agreed by Sponsor and NewCo, make a binding determination as to the disputed items in accordance with this Agreement.

(v) The Independent Accountant will under the terms of its engagement have no more than thirty (30) days from the date of referral and no more than fifteen (15) Business Days from the final submission of information and testimony by the Sponsor and NewCo within which to render its written decision with respect to the disputed items (and only with respect to any unresolved disputed items set forth in the applicable Dispute Notice(s)) and the final calculation of Sponsor Transaction Expenses or Company Transaction Expenses, as applicable, shall be based solely on the resolution of such disputed items. The Independent Accountant shall review such submissions and base its determination solely on such submissions. In resolving any disputed item, the Independent Accountant may not assign a value to any item greater than the maximum value for such item claimed by either Sponsor or NewCo, as applicable, or less than the minimum value for such item claimed by either such Party. The decision of the Independent Accountant shall be deemed final and binding upon the Parties (except in the case of manifest error or fraud) and enforceable by any court of competent jurisdiction and, as applicable, the Independent Accountant’s final calculation of the Sponsor Transaction Expenses shall be deemed the “Final Sponsor Transaction Expenses” or the Independent Accountant’s final calculation of the Company Transaction Expenses shall be deemed the “Final Company Transaction Expenses.” The fees and expenses of the Independent Accountant shall be allocated to be paid by the Sponsor, on the one hand, and NewCo, on the other, based upon the percentage that the portion of the contested amount not awarded to each such Party bears to the amount actually contested by such Party, as determined by the Independent Accountant, which amounts shall be added to the Final Sponsor Transaction Expenses or the Final Company Transaction Expenses, as applicable.

(vi) Following the determination of the Final Sponsor Transaction Expenses and Final Company Transaction Expenses pursuant to Section 2.3(b)(iii), Section 2.3(b)(iv) and/or Section 2.3(b)(v), the Company Equity Value shall be recalculated by adding the Net Company Equity Value Adjustment Amount (which, for clarity, may be a negative number) (the “Adjusted Company Equity Value”). If the Adjusted Company Equity Value is greater than the Company Equity Value, then NewCo shall issue additional NewCo Common Shares to the Pre-Closing Holders based on their Additional Shares Participation Percentage, in an aggregate amount equal to the quotient of (x) the absolute value of the Net Company Equity Value Adjustment Amount divided by (y) ten dollars ($10). If the Adjusted Company Equity Value is less than the Company Equity Value, Apax shall promptly, and in any event no later than five (5) Business Days following such final determination, pay the full amount of such excess to NewCo by wire transfer of immediately available funds to an account designated in writing by NewCo (for the avoidance of doubt, such payment by Apax shall not come from cash or cash equivalents from any of the Target Companies).

Section 2.4 Closing Transactions. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place (a) by conference call and by exchange of signature pages by email or other electronic transmission as promptly as practicable (and in any event no later than 9:00 a.m. eastern time on the fifth (5th) Business Day after the conditions set forth in Section 2.5 have been satisfied, or, if permissible, waived by the Party entitled to the benefit of the same (other than those conditions which by their terms are required to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or (b) such other date and time as the Parties mutually agree (the date upon which the Closing occurs, the “Closing Date”).

Section 2.5 Conditions to the Obligations of the Parties.

(a) Conditions to the Obligations of Each Party. The obligation of each Party to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction or written waiver (if legally permitted), as of the Closing Date, of each of the following conditions:

(i) No Orders or Illegality. There shall not be any applicable Law in effect that makes the consummation of the transactions contemplated by this Agreement illegal or any Order in effect preventing the consummation of the transactions contemplated by this Agreement.

(ii) Required Vote. The Required Vote shall have been obtained.

(iii) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC which remains in effect with respect to the Registration Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC which remains pending.

(iv) NYSE Listing. The NewCo Common Shares to be issued in connection with the transactions contemplated herein and the NewCo Warrants shall have been approved for listing on the Stock Exchange, subject only to official notice of issuance thereof.

(b) Conditions to Obligations of dMY. The obligations of dMY to consummate the transactions to be performed by dMY in connection with the Closing is subject to the satisfaction or written waiver, at or prior to the Closing Date, of each of the following conditions:

(i)	Representations and Warranties.

(A)	Each of the representations and warranties of NewCo, the Company, MidCo and Merger Sub set forth in Article III of this Agreement (other than the Company Fundamental

Representations, the representations and warranties of NewCo, the Company, MidCo and Merger Sub set forth in Section 3.5 and the representations and warranties described in Section 2.5(b)(i)(D)) of this Agreement, in each case, without giving effect to any materiality, Material Adverse Effect or similar qualifiers contained therein (other than in respect of the defined term ‘Material Contract’), shall be true and correct as of the date of this Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct as of such date), except in each case, to the extent such failure of the representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect;

(B)

the representations and warranties of NewCo, the Company, MidCo and Merger Sub set forth in Section 3.5 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though then made;

(C)

each of the Company Fundamental Representations, in each case, without giving effect to any materiality, Material Adverse Effect or similar qualifiers contained therein, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct in all material respects as of such date); and

(D)

the representations and warranties of NewCo, the Company, MidCo and Merger Sub set forth in Section 3.23 (Affiliate Transactions) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though then made; provided, that for purposes of this Section 2.5(b)(i)(D), any failure of such representations and warranties to be so true and correct that does not involve a transaction in excess of $4,000,000, individually or in the aggregate, shall not be considered material.

(ii) Performance and Obligations of NewCo, the Company, MidCo and Merger Sub. Each of NewCo, the Company, MidCo and the Merger Sub shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by Newco, the Company, MidCo and Merger Sub, respectively, on or prior to the Closing Date.

(iii) Officers Certificate. Each of NewCo and the Company shall jointly deliver to dMY, a certificate duly executed by an authorized officer of each of NewCo and the Company, dated as of the Closing Date, certifying that the conditions set forth in Section 2.5(b)(i) and Section 2.5(b)(ii) have been satisfied.

(iv) NewCo and Company Closing Deliveries. dMY shall have received the closing deliveries set forth in Section 2.6.

(v) NewCo Governing Documents. Each of the NewCo Memorandum of Incorporation and the NewCo Articles of Incorporation shall be amended and restated in accordance with Section 6.14.

(vi) Transaction Support Agreements. The Transaction Support Agreements and each Additional Support Agreement delivered pursuant to Section 6.18, shall continue to be in full force and effect.

(c) Conditions to Obligations of NewCo and the Company. The obligations of NewCo and the Company to consummate the transactions to be performed by NewCo or the Company in connection with the Closing is subject to the satisfaction or written waiver, at or prior to the Closing Date, of each of the following conditions:

(i)	Representations and Warranties.

(A)

Each of the representations and warranties of dMY set forth in Article IV of this Agreement (other than the dMY Fundamental Representations), in each case, without giving effect to any materiality, dMY Material Adverse Effect or similar qualifiers contained therein, shall be true and correct as of the date of this Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct as of such date), except in each case, to the extent such failure of the representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a dMY Material Adverse Effect; and

(B)

each of the dMY Fundamental Representations, in each case, without giving effect to any materiality, dMY Material Adverse Effect or similar qualifiers contained therein, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct in all material respects as of such date).

(ii) Performance and Obligations of dMY. dMY shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by dMY on or prior to the Closing Date.

(iii) Officers Certificate. dMY shall deliver to the Company, a duly executed certificate from an authorized officer of dMY, dated as of the Closing Date, certifying that the conditions set forth in Section 2.5(c)(i) and Section 2.5(c)(ii) have been satisfied.

(iv) Minimum Cash. The Minimum Cash shall not be less than three hundred fifteen million dollars ($315,000,000).

(v) dMY Closing Deliveries. NewCo shall have received the closing deliveries set forth in Section 2.7.

(vi) Sponsor Forfeiture Agreement. The Sponsor Forfeiture Agreement shall continue to be in full force and effect.

(vii) Founder Holders Consent Letter. The Founder Holders Consent Letter shall continue to be in full force and effect.

(d) Frustration of Closing Conditions. None of NewCo, the Company or dMY may rely on the failure of any condition set forth in this Section 2.5 to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use commercially reasonable efforts to cause the closing conditions of such other Party to be satisfied.

(e) Waiver of Closing Conditions. Upon the occurrence of the Closing, any condition set forth in this Section 2.5 that was not satisfied as of the Closing shall be deemed to have been waived as of and from the Closing.

Section 2.6 NewCo and Company Closing Deliveries.

(a) NewCo and Company Deliveries. At the Closing, NewCo and the Company shall deliver to dMY:

(i) evidence that the Pre-Closing Reorganization has been effectuated in accordance with Section 2.1(a)(i) and as described in Exhibit A;

(ii) the Investor Rights Agreement, duly executed by NewCo, Apax and the other parties thereto (except dMY and the Founder Holders);

(iii) copies of the cancelled original certificates of the Noteholders in respect of the Loan Notes and a copy of the updated register of Noteholders which reflects the removal of the Noteholders in accordance with clause 8 of the Manager Loan Note Instrument or clause 8 of the Investor Loan Note Instrument, as applicable; and

(iv) evidence that the Redemption has been effectuated in accordance with Section 2.1(a)(ii).

Section 2.7 dMY Closing Deliveries.

(a) dMY Closing Deliveries. At the Closing, dMY (on behalf of itself, the Sponsor and/or the Founder Holders, as applicable) shall deliver to NewCo the Investor Rights Agreement, duly executed by dMY and the Founder Holders.

Section 2.8 Withholding. dMY and NewCo (and any of their respective representatives and Affiliates) shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amount otherwise payable under this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any other provision of applicable Laws; provided, however, that the relevant payor will reasonably cooperate with the relevant payee prior to the making of such deductions and withholding payments to determine whether any such deductions or withholding payments (other than with respect to compensatory payments, if any) are required under applicable Law and in obtaining any available exemption or reduction of, or otherwise minimizing to the extent permitted by applicable Law, such deduction and withholding. To the extent that such withheld amounts are paid over to or deposited with the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding were made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES REGARDING THE TARGET COMPANIES

As an inducement to dMY to enter into this Agreement and consummate the transactions contemplated by this Agreement, except as set forth in the applicable section of the Company Disclosure Letter (subject to Section 8.13), each of NewCo, the Company, MidCo and Merger Sub hereby represents and warrants to dMY as follows:

Section 3.1 Organization; Authority; Enforceability. Each Target Company is (a) duly organized or formed, validly existing, and in good standing (or the equivalent, and where such concept of good standing is applicable) under the Laws of its jurisdiction of organization or formation (or, if continued in another jurisdiction, under the Laws of its current jurisdiction of registration (as applicable)), (b) qualified to do business and is in good standing (or the equivalent, and where such concept of good standing is applicable) in the jurisdictions in which the conduct of its business or locations of its assets and/or its leasing, ownership, or operation of properties makes such qualification necessary, except where the failure to be so qualified to be in good standing (or the equivalent) would not reasonably be expected to have a Material Adverse Effect and (c) each Target Company has the requisite corporate, limited liability company or other applicable business entity, as the case may be, power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted. Each of NewCo, the Company, MidCo and Merger Sub has the organizational power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby, and each of the other Target Companies have taken all corporate or other legal entity action necessary in order to execute, deliver and perform their respective obligations hereunder and to consummate the transactions contemplated hereby and thereby. The board of directors of each of NewCo, the Company, MidCo and Merger Sub has duly approved this Agreement and the Ancillary Agreements to which it is a party and the transactions contemplated hereby and thereby and has duly authorized the execution, delivery and performance of this Agreement by NewCo, the Company, MidCo or Merger Sub, as applicable, and the Ancillary Agreement to which it is a party. No other corporate or equivalent proceedings on the part of any Target Company (including any action by the board of directors (or equivalent governing body) or holders of Equity Interests of any Target Company) are necessary to approve and authorize the execution, delivery and performance of this Agreement and the Ancillary Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby, other than the following: (a) written consent of

NewCo, as the sole stockholder of Merger Sub, approving and adopting this Agreement and the Merger pursuant to the DGCL and in accordance with applicable law and the Governing Documents of Merger Sub, and (b) the consents of NewCo and the Company, as set forth on Section 3.1 of the Company Disclosure Letter, necessary to approve, authorize and effect the Pre-Closing Reorganization, the Redemption and the transactions contemplated hereby in accordance with all applicable Laws, NewCo’s Governing Documents, the Company’s Governing Documents and Contracts by which the NewCo or Company is bound (the consents in clauses (a) and (b) collectively, the “Company Required Approval”). The Company Required Approval shall be obtained in accordance with all applicable Laws and the Governing Documents of NewCo, the Company and Merger Sub, as applicable, and all applicable contracts by which NewCo, the Company or Merger Sub is bound. This Agreement has been duly executed and delivered by each of NewCo, the Company, MidCo and Merger Sub, and constitutes the valid and binding agreement of each of such Party, enforceable against each such Party in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles. Correct and complete copies of the Governing Documents of each of NewCo, the Company, MidCo and Merger Sub, as in effect on the date hereof, have been made available to dMY. Except as set forth on Section 3.1 of the Company Disclosure Letter, none of the Target Companies is the subject of any bankruptcy, dissolution, liquidation, reorganization or similar proceeding.

Section 3.2 Noncontravention. Except as set forth on Section 3.2 of the Company Disclosure Letter, the filings pursuant to Section 6.8, and any arrangement set forth on Section 3.16(e) of the Company Disclosure Letter, the consummation by each of NewCo, the Company, MidCo and the Merger Sub of the transactions contemplated by this Agreement and the Ancillary Agreements to which NewCo, the Company, MidCo or Merger Sub is a party do not (a) conflict with or result in any breach of any of the material terms, conditions or provisions of, (b) constitute a material default under (whether with or without the giving of notice, the passage of time or both), (c) result in a material violation of, (d) give any third party the right to terminate or accelerate, or cause any termination or acceleration of, any material right or material obligation under, (e) result in the creation of any Lien upon the NewCo Common Shares, the Restricted Shares or the Equity Interests of the Company or Merger Sub under, (f) require any approval from, or (g) require any filing with, (i) any Material Contract or Material Lease, (ii) any Governing Document of a Target Company or (iii) any Governmental Entity under or pursuant to any Law or Order to which any Target Company is bound or subject, with respect to the foregoing clause (i) or clause (iii), except as would not have a Material Adverse Effect. No Target Company is in violation of any of the Governing Documents of such Target Company except as would not have a Material Adverse Effect.

Section 3.3 Capitalization.

(a) Section 3.3(a) of the Company Disclosure Letter sets forth with respect to each Material Entity as of the Effective Date, (i) its name and jurisdiction of organization or formation, (ii) its form of organization or formation and (iii) the Equity Interests issued by each such Material Entity (including the number and class (as applicable) of vested and unvested Equity Interests) and the record and beneficial ownership (including the percentage interests held thereby) thereof. The Equity Interests set forth on Section 3.3(a) of the Company Disclosure Letter comprise all of the capital stock of each Material Entity that are issued and outstanding as of the Effective Date, immediately prior to giving effect to the transactions occurring on the Closing Date set forth in this Agreement and in the Ancillary Agreements (including, for the avoidance of doubt, the Pre-Closing Reorganization).

(b) Except as set forth on Section 3.3(b) of the Company Disclosure Letter, or set forth in this Agreement, and if applicable, as further detailed in the Ancillary Agreements or the Governing Documents of the Material Entities, as applicable (including the Investment Deed and the Management Investment Deed):

(i) there are no outstanding options, warrants, Contracts, calls, puts, rights to subscribe, conversion rights or other similar rights to which any Material Entity is a party or which are binding upon any Material Entity providing for the offer, issuance, redemption, exchange, conversion, voting, transfer, disposition or acquisition of any of its Equity Interests;

(ii) none of the Material Entities is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Interests;

(iii) none of the Material Entities is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of its Equity Interests;

(iv) there are no contractual equityholder preemptive or similar rights, rights of first refusal, rights of first offer or registration rights in respect of Equity Interests of any of the Material Entities to which any of the Material Entities is a party;

(v) none of the Material Entities has violated in any material respect any applicable securities Laws or any preemptive or similar rights created by Law, Governing Document or Contract to which any such Material Entity is a party in connection with the offer, sale or issuance of any of its Equity Interests; and

(vi) other than pursuant to applicable Law, there are no contractual restrictions which prevent the payment of dividends or distributions by any of the Material Entities.

(c) The Company has no Subsidiaries other than the Company Subsidiaries as listed on Section 3.3(c) of the Company Disclosure Letter. As of the date hereof, and immediately prior the Pre-Closing Reorganization, NewCo has, and will have, no Subsidiaries other than Merger Sub. All of the issued and outstanding Equity Interests of each Subsidiary of the Company and NewCo, respectively (i) are owned by the Company or NewCo, as applicable, directly or indirectly and (ii) have been duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto, and were not issued in violation of any preemptive rights, call options, rights of first refusal, subscription rights, transfer restrictions (other than Securities Liens and other than as set forth in the Governing Documents of the applicable Subsidiary) or similar rights of any Person or applicable Law, other than in each case Securities Liens. Except as set forth on Section 3.3(c) of the Company Disclosure Letter, no Target Company currently owns, directly or indirectly, any Equity Interests in any Person (other than another Target Company), and no Target Company has agreed to acquire any Equity Interests of any Person or has any branch, division, establishment or operations outside the jurisdiction in which it is incorporated, formed or organized (as applicable).

(d) After giving effect to the Pre-Closing Reorganization and the Redemption, and (i) assuming the amount of Available Distributable Cash set forth in the certificate delivered pursuant to Section 2.3(a) is $606,000,000, (ii) Closing on March 7, 2021 and (iii) no event or circumstance has occurred that would result in any Pre-Closing Holder not receiving the number of Restricted Shares set forth in Exhibit A, immediately prior to the Merger Effective Time, the issued and outstanding Equity Interests of (A) NewCo will consist of 167,230,106 NewCo Common Shares and 11,618,401 Restricted Shares (for the avoidance of doubt, without giving effect to the issuance of NewCo Common Shares pursuant to the consummation of the PIPE Investment), and (B) all ordinary shares of the Company will be held by NewCo.

Section 3.4 Financial Statements; No Undisclosed Liabilities.

(a) The Company has prepared and delivered to dMY (i) the audited consolidated statement of financial position of the Target Companies as of December 31, 2018 and related consolidated statements of comprehensive income, changes in equity and cash flows for the period ended December 31, 2018 (the “2018 Audited Financial Statements”) and (ii) the unaudited consolidated statement of financial position of the Target Companies as of December 31, 2019 and related consolidated statements of comprehensive income and changes in equity for the period ended December 31, 2019 (the “Unaudited Financial Statements” and the date of such balance sheet, the “Latest Balance Sheet Date”) (the Unaudited Financial Statements, together with the 2018 Audited Financial Statements and the 2019 Audited Financial Statements, the “Financial Statements”). For purposes of this Agreement, “2019 Audited Financial Statements” means the audited consolidated statement of financial position of the Target Companies as of December 31, 2019 and related audited consolidated statements of comprehensive income, changes in equity and cash flows for the period ended December 31, 2019.

(b) Except as set forth on Section 3.4(b) of the Company Disclosure Letter, the 2018 Audited Financial Statements has been, the PCAOB Financial Statements and the 2019 Audited Financial Statements will be, when delivered to dMY pursuant to Section 6.9(j), and to the Knowledge of the Company, the Unaudited Financial Statements has been, derived from the books and records of the Target Companies. Except as set forth on Section 3.4(b) of the Company Disclosure Letter, (A) the 2018 Audited Financial Statements has been, the PCAOB Financial Statements and the 2019 Audited Financial Statements will be, when delivered to dMY pursuant to Section 6.9(j), and to the Knowledge of the Company, the Unaudited Financial Statements has been, in each case prepared in all material respects in accordance with GAAP (except for the PCAOB Financial Statements which shall be in accordance with US GAAP) applied on a consistent basis throughout the periods indicated therein and (B) the 2018 Audited Financial Statements fairly presents, the PCAOB Financial Statements and the 2019 Audited Financial Statements will, when delivered to dMY pursuant to Section 6.9(j), fairly present, and to the Knowledge of the Company, the Unaudited Financial Statements fairly presents, in all material respects, the combined assets, liabilities, and financial condition as of the respective dates thereof and the operating results of the Target Companies for the periods covered thereby, except in each of clauses (A) and (B): (w) as otherwise noted therein, (x) that the Unaudited Financial Statements do not include footnotes, schedules, statements of equity and statements of cash flow and disclosures required by GAAP, (y) that the 2018 Audited Financial Statements, the 2019 Audited Financial Statements and the Unaudited Financial Statements have not been prepared in accordance with Regulation S-X of the SEC or the standards of the PCAOB, and (z) that the Unaudited Financial Statements do not include all year-end adjustments required by GAAP, in each case of clauses (x), (y) or (z), which are not, material, individually or in the aggregate, in amount or effect (other than with respect to changes arising out of the conversion of the PCAOB Financial Statements into US GAAP). For the avoidance of doubt, the PCAOB Financial Statements, when delivered to dMY in accordance with Section 6.9(j), will be prepared in accordance with Regulation S-X of the SEC and the standards of the PCAOB, and references to “GAAP” with respect to the PCAOB Financial Statements shall mean U.S. GAAP.

(c) Each of the independent auditors for the Target Companies, with respect to their report as will be included in the PCAOB Financial Statements, is an independent registered public accounting firm within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC and, with respect to the PCAOB Financial Statements, the PCAOB.

(d) Except as set forth on Section 3.4(d) of the Company Disclosure Letter, the Target Companies have no material Liabilities that are required to be disclosed on a balance sheet in accordance with GAAP, other than (i) Liabilities set forth in or reserved against in the Unaudited Financial Statements or the notes thereto or books and records of the Target Companies; (ii) Liabilities which have arisen after the Latest Balance Sheet Date in the Ordinary Course of Business (none of which results from, arises out of, or was caused by any breach of warranty, breach of Contract or infringement or violation of Law); (iii) Liabilities arising under this Agreement, the Ancillary Agreements and/or the performance by the Company of its obligations hereunder or thereunder or incurred in connection with the transactions contemplated by this Agreement, including the Transaction Expenses; (iv) Liabilities disclosed in the Company Disclosure Letter; or (v) Liabilities for Company Transaction Expenses.

(e) Except as set forth on Section 3.4(e) of the Company Disclosure Letter, as of the date of this Agreement, the Target Companies do not have any outstanding (i) Indebtedness for borrowed money (other than any Indebtedness between one Target Company and another Target Company); (ii) Indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security; or (iii) Indebtedness for borrowed money of any Person for which such Target Company has guaranteed payment and there are no outstanding guarantee, indemnity, suretyship or security given by any Target Company or for the benefit of a Target Company.

(f) No Target Company maintains any “off-balance sheet arrangement” within the meaning of Item 303 of Regulation S-K of the SEC.

(g) Section 3.4(g) of the Company Disclosure Letter is a correct and complete list, as of the date hereof, of all Indebtedness for borrowed money available to the Target Companies, none of which are outstanding and there are no draws of credit thereunder, and the Target Companies are in material compliance with all such facilities in accordance with their terms and there are no circumstances whereby continuation of such facilities might be prejudiced or affected as a result of a transaction effected by this Agreement. No Target Company has received any notice to repay under any agreement relating to any borrowing or indebtedness, which is repayable on demand. No Target Company has been in payment default or technical default under any Indebtedness for borrowed money.

Section 3.5 No Material Adverse Effect. Since the Latest Balance Sheet Date through the Effective Date, there has been no Material Adverse Effect.

Section 3.6 Absence of Certain Developments. Except as set forth on Section 3.6 of the Company Disclosure Letter, since the Latest Balance Sheet Date, (a) each Target Company has conducted its business in all material respects in the Ordinary Course of Business and (b) no Target Company has taken (or has had taken on its behalf) any action that would, if taken after the Effective Date, require dMY’s consent under Section 5.1(a)(iv), Section 5.1(a)(v) and Section 5.1(a)(x).

Section 3.7 Real Property.

(a) Set forth on Section 3.7(a) of the Company Disclosure Letter is a correct and complete list (with the address) of each Owned Real Property as of the date of this Agreement. With respect to each Owned Real Property, except as set forth on Section 3.7(a) of the Company Disclosure Letter: (i) the applicable Target Company has good and marketable fee simple title to such Owned Real Property, which shall be free and clear of all Liens, except for Permitted Liens; (ii) the applicable Target Company has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; (iii) other than pursuant to this Agreement, there are no outstanding options, rights of first offer, or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein; and (iv) no Target Company is a party to any agreement or option to purchase any real property or interest therein relating to the business of the Target Companies.

(b) Set forth on Section 3.7(b) of the Company Disclosure Letter is a correct and complete list (with the address) of all Material Leases as of the date of this Agreement. Except as set forth on Section 3.7(b) of the Company Disclosure Letter, with respect to each of the Material Leases: (i) no Target Company subleases, licenses or otherwise grants to any Person the right to use or occupy the Leased Real Property or any portion thereof; (ii) the applicable Target Company’s possession and quiet enjoyment of the Leased Real Property under such Material Lease, to the extent applicable, is not being disturbed, (iii) each applicable Target Company has made available to dMY a correct and complete copy of all Material Leases; (iv) all rent and other material undisputed amounts due and payable with respect to the Material Leases on or prior to the date of this Agreement have been paid when due, and all rent and other material undisputed amounts due and payable with respect to the Leased Real Property on or prior to the Closing Date, to the extent then due and payable, will have been paid prior to the Closing Date; and (v) the Company is not in material default under any such Material Lease nor, to the Company’s Knowledge, has an event occurred which would, with the giving of notice or the expiration of time, result in such material default by it or by any other party to such Material Lease.

(c) The Owned Real Property and Leased Real Property comprises all of the real property used in the business of the Target Companies.

(d) Except as set forth on Section 3.7(d) of the Company Disclosure Letter since the Lookback Date, no portion of the Owned Real Property or the Leased Real Property that is the subject of a Material Lease has suffered material damage by fire or other casualty loss, which has not been repaired and restored in all material respects.

Section 3.8 Tax Matters. Except as set forth on Section 3.8 of the Company Disclosure Letter:

(a) Each Target Company has timely filed all Income Tax Returns and other material Tax Returns required to be filed by it pursuant to applicable Laws (taking into account any validly obtained extensions of time within which to file). All Income Tax Returns and other material Tax Returns filed by each of the Target Companies are correct and complete in all material respects and have been prepared in material compliance with all applicable Laws. All Income Taxes and other material amounts of Taxes and all Income Tax Liabilities and other material amounts of Tax Liabilities due and payable by each of the Target Companies for which the applicable statute of limitations remains open have been timely paid (whether or not shown as due and payable on any Tax Return).

(b) Each Target Company has timely and properly withheld or collected and paid to the applicable Taxing Authority all material amounts of Taxes required to have been withheld and paid by it in connection with any amounts paid or owing to any employee, independent contractor, creditor, equityholder or other third party and all material sales, use, ad valorem, value added, and similar Taxes and has otherwise complied in all material respects with all applicable Laws relating to such withholding, collection and payment of Taxes.

(c) No written claim has been made by a Taxing Authority in a jurisdiction where a Target Company does not file a particular type of Tax Return, or pay a particular type of Tax, that such Target Company is or may be subject to taxation of that type by, or required to file that type of Tax Return in, that jurisdiction, which claim has not been settled or resolved. The Income Tax Returns made available to dMY reflect all of the jurisdictions in which the Target Companies are required to remit material amounts of Income Tax.

(d) No Target Company is currently or has been within the past five (5) years the subject of any Tax Proceeding with respect to any Taxes or Tax Returns of or with respect to any Target Company, no such Tax Proceeding is pending, and, to the Knowledge of the Company, no such Tax Proceeding has been threatened in writing, in each case, that has not been settled or resolved. All material deficiencies for Taxes asserted or assessed in writing against any Target Company have been fully and timely (taking into account applicable extensions) paid, settled or withdrawn, and, to the Knowledge of the Company, no such deficiency has been threatened or proposed in writing against any Target Company.

(e) There are no outstanding agreements extending or waiving the statute of limitations applicable to any Tax or Tax Return with respect to any Target Company or extending a period of collection, assessment or deficiency for Taxes due from or with respect to any Target Company, which period (after giving effect to such extension or waiver) has not yet expired, and no written request for any such waiver or extension is currently pending. No Target Company is the beneficiary of any extension of time (other than an automatic extension of time not requiring the consent of the applicable Governmental Entity) within which to file any Tax Return not previously filed. No private letter ruling, administrative relief, technical advice, or other similar ruling or request has been granted or issued by, or is pending with, any Governmental Entity that relates to any Taxes or Tax Returns of any Target Company that would have a material adverse effect on any Target Company following the Latest Balance Sheet Date.

(f) No Target Company has been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of U.S. state or local or non-U.S. Tax Law).

(g) No Target Company will be required to include any material item of income, or exclude any material item of deduction, for any period (or portion thereof) after the Closing Date (determined with and without regard to the transactions contemplated by this Agreement) as a result of: (i) an installment sale transaction occurring before the Closing governed by Code Section 453 (or any similar provision of state, local or non-U.S. Laws) or open transaction; (ii) a disposition occurring before the Closing reported as an open transaction for U.S. federal income Tax purposes (or any similar doctrine under state, local, or non-U.S. Laws); (iii) any prepaid amounts received prior to the Closing or deferred revenue realized, accrued or received outside the Ordinary Course of Business prior to the Closing; (iv) a change in method of accounting with respect to a Pre-Closing Tax Period that occurs or was requested prior to the Closing (or as a result of an impermissible method used in a Pre-Closing Tax Period); or (v) an agreement entered into with any Governmental Entity (including a “closing agreement” under Code Section 7121) prior to the Closing. No Target Company has owned any “controlled foreign corporation” within the meaning of Code Section 957.

(h) There is no Lien for Taxes on any of the assets of any Target Company, other than Permitted Liens.

(i) No Target Company has any Liability for Taxes of any other Person (other than any Target Company) as a successor or transferee, by contract, by operation of Law, or otherwise (other than pursuant to an Ordinary Course Tax Sharing Agreement). No Target Company is party to or bound by any Tax Sharing Agreement, except for any Ordinary Course Tax Sharing Agreement.

(j) The Company is and has at all times since its formation been properly classified as an association taxable as a corporation for U.S. federal (and, where applicable, state and local) income Tax purposes. The Company has made an initial classification under Treasury Regulations Section 301.7701-3(c), effective as of July 18, 2018, to be classified as an association taxable as a corporation for U.S. federal income tax purposes. The Company has not made any election changing such initial classification election.

(k) The Target Companies have not taken any action (nor permitted any action to be taken), and are not aware of any fact or circumstance, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

Section 3.9 Contracts.

(a) Except as set forth on Section 3.9(a) of the Company Disclosure Letter, as of the date hereof, no Target Company is a party to, or bound by, any (other than any Contracts that are no longer in effect and under which no Target Company has any continuing or potential material Liability):

(i) collective bargaining agreement;

(ii) Contract with any (x) Material Supplier; (y) Material Customer; or (z) Material Sports Rights Licensor;

(iii) (x) Contract for the employment or engagement of any director, officer, employee or individual independent contractor (A) providing for an annual base compensation in excess of $300,000 and (B) not terminable upon ninety (90) days’ notice or less without any material liability to any Target Company in excess of that required under applicable law, or (y) Contract requiring the payment of any compensation by any Target Company that is triggered solely as a result of the consummation of the transactions contemplated by this Agreement;

(iv) Contract under which any Target Company has created, incurred, assumed or borrowed any money or issued any note, indenture or other evidence of Indebtedness or guaranteed Indebtedness of others, in each case having an outstanding principal amount in excess of $5,000,000 (other than borrowings under the existing credit facilities of the Target Companies);

(v) Contract for the licensing or granting of any right in or immunity under Intellectual Property, other than Contracts (A) concerning uncustomized, commercially available Software (whether on-premises software, software-as-a-service services, platform-as-a-service services, and/or infrastructure-as-a-service services) licensed for less than $500,000 in annual fees; (B) where such license or grant is immaterial to the business of the Target Companies; (C) that include a license in of any commercially available Intellectual Property pursuant to stock, boilerplate, or other generally non-negotiable terms, such as, for example, website and mobile application terms and conditions or terms of use, stock photography licenses, and similar Contracts; (D) pursuant to which a Target Company grants a non-exclusive license of Owned Intellectual Property to a customer in the Ordinary Course of Business; or (E) whereby Intellectual Property is implicitly licensed;

(vi) Contract pursuant to which any Person (other than a Target Company) has guaranteed the Liabilities of a Target Company;

(vii) joint venture, partnership or similar Contract;

(viii) other than this Agreement, Contract for the sale or disposition of any material assets or Equity Interests of any Target Company with an aggregate fair market value greater than $1,000,000

(other than those providing for sales or dispositions of (x) assets and inventory in the Ordinary Course of Business, (y) assets no longer used in the businesses of the Target Companies, and (z) non-exclusive licenses of Owned Intellectual Property granted to customers in the Ordinary Course of Business), in each case, under which there are material outstanding obligations of the applicable Target Company (including any sale or disposition agreement that has been executed, but has not closed);

(ix) Contract that materially limits or restricts, or purports to limit or restrict, any Target Company (or after the Closing, dMY or any Target Company) from engaging or competing in any line of business or material business activity in any jurisdiction;

(x) Contract that contains a provision providing for the sharing of any revenue or cost savings with any Material Customer, Material Supplier or Material Sports Rights Licensor;

(xi) Contract involving the payment of any earnout or similar contingent payment with a value in excess of $1,000,000 in any single instance or in excess of $5,000,000 in the aggregate;

(xii) Contract involving the settlement, conciliation or similar agreement of any Proceeding or threatened Proceeding (y) involving payments (exclusive of attorney’s fees) in excess of $1,000,000 in any single instance or in excess of $5,000,000 in the aggregate, or (z) that by its terms limits or restricts any Target Company from engaging or competing in any line of business in any jurisdiction;

(xiii) Contract requiring any capital commitment or capital expenditure (or series of capital commitments or expenditures) following the Closing Date by any Target Company in an amount in excess of $2,000,000 annually or $10,000,000 over the life of the Contract;

(xiv) Contract that relates to the future acquisition of material business, assets or properties by any Target Company (including the acquisition of any business, stock or material assets of any Person or any real property and whether by merger, sale of stock, sale of assets or otherwise) for a purchase price in excess of $2,500,000 in any single instance or in excess of $5,000,000 in the aggregate, except for (x) any agreement related to the transactions contemplated by this Agreement, (y) any non-disclosure, indications or interest, term sheets, letters of intent or similar agreements entered into in connection with such acquisitions, and (z) any agreement for the purchase of inventory or other assets or properties in the Ordinary Course of Business; or

(xv) Contract set forth on Section 3.23 of the Company Disclosure Letter.

(b) Except as set forth on Section 3.9(b) of the Company Disclosure Letter, each Contract listed on Section 3.9(a) of the Company Disclosure Letter (each such Contract together with all material amendments, waivers or other changes thereto, a “Material Contract”) is in full force and effect and is valid, binding and enforceable against the applicable Target Company party thereto and against each other party thereto, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles and except as would not have a Material Adverse Effect. The Company has made available to dMY a true and correct copy of each Material Contract. With respect to all Material Contracts, none of the Target Companies or, to the Knowledge of the Company, any other party to any such Material Contract is in breach or default thereunder, which breach or default would have a Material Adverse Effect (or is alleged in writing to be in breach or default thereunder, which breach or default would have a Material Adverse Effect), and, to the Knowledge of the Company, there does not exist under any Material Contract any event or circumstance which, with the giving of notice or the lapse of time (or both), would constitute such a breach or default by any Target Company thereunder (which breach or default would have a Material Adverse Effect) or any other party to such Material Contract (which breach or default would have a Material Adverse Effect). During the last twelve (12) months, no Target Company has received any written claim or notice, or, to the Knowledge of the Company, oral claim or notice, of breach of or default under any such Material Contract (which breach or default would have a Material Adverse Effect).

(c) Set forth on Section 3.9(b) of the Company Disclosure Letter is a list of each of the Material Suppliers, the Material Customers and the Material Sports Rights Licensor. Since December 31, 2019, no

such Material Supplier, Material Customer or Material Sports Rights Licensor has canceled, terminated or, to the Knowledge of the Company, materially and adversely altered its relationship with any Target Company (in each case, which would have a Material Adverse Effect) or threatened in writing to cancel, terminate or materially and adversely alter its relationship with any Target Company (in each case, which would have a Material Adverse Effect). There have been no disputes between any Target Company and any Material Supplier, Material Customer or Material Sports Rights Licensor since the Lookback Date which would have a Material Adverse Effect.

Section 3.10 Intellectual Property.

(a) Except as set forth on Section 3.10(a)(i) of the Company Disclosure Letter, and except where it would not be material to the Target Companies, taken as a whole, (x) to the Knowledge of the Company, the former and current products and services and operation of the business of the Target Companies, in each case, as advertised, marketed, offered for sale, sold, or performed (as applicable), have not (A) in the past four (4) years with respect to Intellectual Property other than patents and (B) in the past six (6) years with respect to patents, infringed, misappropriated or otherwise violated, and do not currently infringe, misappropriate or otherwise violate, any Intellectual Property of any Person, and (y) there are no Proceedings pending (or, to the Knowledge of the Company, threatened, and, (A) in the past four (4) years with respect to Intellectual Property other than patents and (B) in the past six (6) years with respect to patents, no Target Company has received any written charge, complaint, claim, demand, or notice that has not been fully resolved with prejudice) alleging any such infringement, misappropriation or other violation (including any claim that such Target Company must license or refrain from using any material Intellectual Property rights of any Person) or challenging the ownership, registration, validity or enforceability of any Owned Intellectual Property. To the Knowledge of the Company, except as set forth on Section 3.10(a)(ii) of the Company Disclosure Letter, no Person is, infringing upon, misappropriating or otherwise violating any Owned Intellectual Property in a manner that is material to any of the Target Companies.

(b) Except as set forth on Section 3.10(b)(i) of the Company Disclosure Letter, and except where the failure to so own or have the right to use would not be material to the Target Companies, taken as a whole, the Target Companies are the sole and exclusive owner of all right, title, and interest in and to all Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens) and each Target Company owns, or has the valid right to use, all other Intellectual Property and IT Assets that are used in or necessary for the conduct of the business of such Target Company as currently conducted, in all material respects, and none of the foregoing will be materially adversely impacted by (nor will require the payment or grant of additional material amounts or material consideration as a result of) the execution, delivery, or performance of this Agreement or any Ancillary Agreement the consummation of the transactions contemplated hereby or thereby. Set forth on Section 3.10(b)(ii) of the Company Disclosure Letter is a true and complete listing of all Registered Owned Intellectual Property as of the date of this Agreement, all of which is subsisting and, to the Knowledge of the Company, valid and enforceable. Except as set forth on Section 3.10(b)(iv) of the Company Disclosure Letter, the Owned Intellectual Property is not subject to any outstanding Order restricting the use or licensing thereof by any Target Company or the business of the Target Companies. All the Registered Owned Intellectual Property required to be disclosed on Section 3.10(b)(ii) of the Company Disclosure Letter has been maintained effective, subject to any expiration of term under applicable Law, by the filing of all necessary filings, maintenance and renewals and timely payment of requisite fees, except in the event the Target Companies have decided in the exercise of good business judgment not to maintain such Registered Owned Intellectual Property.

(c) Section 3.10(c) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of all Software that is Owned Intellectual Property and material to the Target Companies. All Software that is Owned Intellectual Property and material to the Target Companies (i) conforms and functions, and is designed to function, in all material respects in accordance with all specifications, representations, warranties and other descriptions established in written Contracts by the Target Companies or in other documents conveyed thereby to their customers or other licensees and (ii) to the Knowledge of the Company, does not contain any Self-Help Code or Unauthorized Code or similar programs. No Person other than a Target Company possesses, or has a right to possess, a copy, in any form (print, electronic or otherwise), of any source code for such Software and, all such source code is in the sole possession of the Target Companies and has been maintained as strictly confidential (in each case, other than employees, contractors, and consultants of the Target Companies that have strict confidentiality obligations to the Target Companies with respect to such source code and solely to the extent necessary for them to maintain, store or develop such Software for a Target Company).

(d) All Publicly Available Software used by the Target Companies in connection with the Target Companies’ business has been used in all material respects in accordance with the terms of its governing license. None of the Target Companies has used any Publicly Available Software in connection with Owned Intellectual Property, nor licensed or distributed to any third party any combination of Publicly Available Software and Owned Intellectual Property, in each case, in a manner that (i) requires, or conditions the use or distribution of any Software that is Owned Intellectual Property on, the disclosure, licensing or distribution of any source code for any Owned Intellectual Property or (ii) otherwise imposes any limitation, restriction or condition on the right or ability of the Target Companies to use, distribute or enforce Owned Intellectual Property in any manner.

(e) No current or former director, officer, manager, employee, agent or third-party representative of a Target Company has any right, title or interest, directly or indirectly, in whole or in part, in any Intellectual Property owned or used by the Target Companies, in each case except as would not be material to the business of the Target Companies taken as a whole. Each Target Company has obtained from all Persons (including all current and former founders, officers, directors, stockholders, employees, contractors, consultants and agents) who have contributed to the creation of any Owned Intellectual Property a valid and enforceable written present assignment of all rights, title, and interest in and to any such Owned Intellectual Property to such Target Company (other than where such rights, title, and interest in and to such Owned Intellectual Property have vested automatically in such Target Company by operation of Law), in each case except where the failure to do so is not material to the Target Companies. To the Knowledge of the Company, no Person is in violation of any such written assignment agreements. There are no past, pending or, to the Knowledge of the Company, threatened claims against any Target Company from any such Persons requesting payment of additional or increased compensation in relation to the Intellectual Property they have created and, since the Lookback Date, no Target Company has received any written complaint, claim, demand, or notice in relation thereto.

(f) Each Target Company has taken commercially reasonable measures to protect the confidentiality of all trade secrets and any other material confidential information (including material proprietary source code) forming part of the Owned Intellectual Property (and any confidential information owned by any Person to whom any of the Target Companies has a confidentiality obligation). Except as required by Law or as part of any audit or examination by a Governmental Entity, no such trade secret or confidential information forming part of the Owned Intellectual Property has been disclosed by any Target Company to any Person, other than to Persons subject to a duty of confidentiality or pursuant to a written agreement restricting the disclosure and use of such trade secrets or any other confidential information by such Person. To the Knowledge of the Company, no Person is in violation of any such written confidentiality agreements.

(g) The IT Assets are sufficient in all material respects for the current business operations of the Target Companies. The Target Companies have in place commercially reasonable disaster recovery and security plans and procedures and have taken commercially reasonable steps to safeguard the confidentiality, availability, security and integrity of the IT Assets owned by the Target Companies and all confidential or sensitive data and information stored thereon, such as Personal Information, including from unauthorized access and infection by Unauthorized Code.

(h) Except as set forth on Section 3.10(h) of the Company Disclosure Letter, all material Intellectual Property owned or used by the Target Companies immediately prior to the Closing will be owned or available for use by the Target Companies immediately subsequent to the Closing on identical terms and conditions as owned or used by the Target Companies immediately prior to the Closing.

Section 3.11 Data Security; Data Privacy.

(a) Except as set forth on Section 3.11(a) of the Company Disclosure Letter, the Target Companies have not, to the Knowledge of the Company, experienced any material Security Breaches or material Security Incidents or a material failure of the IT Assets since the Lookback Date, and no Target Company has received any uncured written notices, claims or complaints from any Person regarding such a material Security Breach or material Security Incident or material failure of the IT Assets since the Lookback Date. Since the Lookback Date, no Target Company has received any uncured written complaint, claim, demand, inquiry or other notice, including a notice of investigation, from any Person (including any Governmental Entity) regarding any of the Target Companies’ Processing of Personal Information or compliance with applicable Privacy Requirements and Data Security Requirements.

(b) Except as set forth on Section 3.11(b) of the Company Disclosure Letter or as would not constitute a Material Adverse Effect, each Target Company is, and since the Lookback Date has been, in compliance with all applicable Privacy Requirements and Data Security Requirements. The execution, delivery, or performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate any applicable Privacy Requirements or Data Security Requirements or result in or give rise to any right of termination or other right to impair or limit the Target Companies’ right to own or process any Personal Information used in or necessary for the conduct of the business of the Target Companies, except where such termination, impairment or limitation would not be material to the Target Companies.

Section 3.12 Information Supplied; Registration Statement. The information supplied or to be supplied in writing by the Company or NewCo, as applicable, with respect to the Target Companies expressly for inclusion in the Registration Statement (including the Proxy Statement), the Additional dMY Filings, the Additional NewCo Filings, any other NewCo SEC Filing, any other dMY SEC Filing or any other document submitted to any other Governmental Entity or any announcement or public statement regarding the transactions contemplated by this Agreement (including the Signing Press Release and the Closing Press Release), which information with respect to the Target Companies shall be provided by the Company or NewCo, as applicable, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading at (a) the time such information is filed, submitted or made publicly available, (b) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to dMY Stockholders, or (c) the time of dMY Stockholder Meeting (in each case, subject to the qualifications and limitations set forth in the materials provided by the Company or NewCo, as applicable, or that are included in such filings and/or mailings), except that no warranty or representation is made by the Company or NewCo, as applicable, with respect to (i) statements made or incorporated by reference therein based on information supplied by dMY or its Affiliates for inclusion in such materials or (ii) any projections or forecasts included in such materials. The Registration Statement (including the Proxy Statement) will comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC thereunder applicable to the Registration Statement.

Section 3.13 Litigation. Except (a) for Proceedings under any Tax Law (as to which certain representations and warranties are made pursuant to Section 3.8) and (b) as set forth on Section 3.13(a) of the Company Disclosure Letter, as of the date of this Agreement, there are no Proceedings (or to the Knowledge of the Company, investigations by a Governmental Entity) in which the reasonably expected damages are in excess of $5,000,000 pending or, to the Knowledge of the Company, threatened in writing against any Target Company or any director or officer of a Target Company (in their capacity as such), and since the Lookback Date the Target Companies have not been subject to or bound by any material outstanding Orders. Except as set forth on Section 3.13(b) of the Company Disclosure Letter, as of the date of this Agreement, there are no Proceedings in which the reasonably expected damages are in excess of $5,000,000 pending or threatened by any Target Company against any other Person.

Section 3.14 Brokerage. Except as set forth on Section 3.14 of the Company Disclosure Letter, no Target Company has any Liability in connection with this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby, that would result in the obligation of any Target Company or dMY to pay any finder’s fee, brokerage or agent’s commissions or other like payments.

Section 3.15 Labor Matters.

(a) The Company has made available to dMY a complete list of all employees of the Target Companies as of the date of such list and, as applicable their title and/or job description, job location and base compensation and any bonuses paid with respect to the last year. As of the date hereof, to the Knowledge of the Company, all employees of the Target Companies are legally permitted to be employed by the Target Companies in the jurisdiction in which such employees are employed in their current job capacities.

(b) Except as set forth on Section 3.15(b)(i) of the Company Disclosure Letter, no Target Company is a party to or negotiating any collective bargaining agreement with respect to employees of any Target Company. There are no strikes, work stoppages, slowdowns or other material labor disputes pending or, to the Knowledge of the Company, threatened against any Target Company, and no such strikes, work stoppages, slowdowns or other material disputes have occurred since the Lookback Date. Except as set forth on Section 3.15(b)(ii) of the Company Disclosure Letter, since the Lookback Date, (i) no labor union or other labor organization, or group of employees of any Target Company, has made a written demand for recognition or certification with respect to any employees of any Target Company, and there are no representation or certification proceedings presently pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any similar labor relations tribunal or authority, (ii) to the Knowledge of the Company, there have been no pending or threatened union organizing activities with respect to employees of any Target Company, and (iii) there has been no actual or, to the Knowledge of the Company, threatened, material unfair labor practice charges against any Target Company.

(c) Except as set forth on Section 3.15(c)(i) of the Company Disclosure Letter and except as would not reasonably be expected to result in material Liabilities to the Target Companies, the Target Companies, are, and since the Lookback Date have been, in compliance, in all material respects, with all applicable Laws relating to the employment of labor, including (where applicable) provisions thereof relating to wages and hours, classification (including employee, independent contractor classification and the proper classification of employees as exempt employees and non-exempt employees under the Fair Labor Standards Act and applicable state and local Laws), equal opportunity, employment harassment, discrimination or retaliation, disability rights, workers’ compensation, affirmative action, collective bargaining, workplace health and safety, immigration (including the completion of Forms I-9 for all employees in the United States and the proper confirmation of employee visas), whistleblowing, plant closures and layoffs (including the WARN Act), employee trainings and notices, labor relations, employee leave issues, unemployment insurance, and the payment of social security and other Taxes. Except as set forth on Section 3.15(c)(ii) of the Company Disclosure Letter, (i) there are no Proceedings pending, or to the Knowledge of the Company, threatened against any Target Company by any current or former employee or individual independent contractor of the Target Company and (ii) since the Lookback Date, none of the Target Companies has implemented any plant closing or mass layoff of their employees triggering notice requirements under the WARN Act, nor is there presently any outstanding Liability under the WARN Act with respect to any such actions since the Lookback Date, and as of the date hereof, no such plant closings or mass layoffs are currently planned or announced by any of the Target Companies.

(d) Except as would not reasonably be expected to result in material Liabilities to the Target Company, since the Lookback Date, (i) each of the Target Companies has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries, and other payments that have become due and payable to employees; (ii) no Target Company has been liable for any arrears of wages, compensation or related Taxes, penalties or other sums with respect to its employees; (iii) each of the Target Companies has paid in full to all employees and individual independent contractors all wages, salaries, commissions, bonuses and other compensation due and payable to or on behalf of such employees and such individual independent contractors; and (iv) to the Knowledge of the Company, each individual who since the Lookback Date has provided or is providing services to any Target Company, and has been classified as an independent contractor, consultant, leased employee, or other non-employee service provider has been properly classified as such under all applicable Laws relating to wage and hour and Tax.

(e) To the Knowledge of the Company, no employee or individual independent contractor of any Target Company is, with respect to his or her employment by or relationship with any Target Company, in material breach of the terms of any nondisclosure agreement, noncompetition agreement, nonsolicitation agreement, restrictive covenant or similar obligation (i) owed to the Target Companies; or (ii) owed to any third party with respect to such Person’s employment or engagement by the Target Companies. No senior executive has provided, to the Knowledge of the Company, oral or written notice of any present intention to terminate his or her relationship with any Target Company within the first twelve (12) months following the Closing.

(f) Since the Lookback Date, the Target Companies have used reasonable best efforts to investigate all sexual harassment, or other discrimination, or retaliation allegations which have been reported by employees to the appropriate individuals at the Target Companies responsible for reviewing such allegations in accordance with the policies and procedures established by the Target Companies. With respect to each such allegation deemed to have potential merit, the Target Companies have taken such corrective action that is reasonably calculated to prevent further improper conduct. To the Knowledge of the Company, none of the Target Companies reasonably expects any material Liabilities with respect to any such allegations.

Section 3.16 Employee Benefit Plans.

(a) Section 3.16(a) of the Company Disclosure Letter sets forth a list of each material Company Employee Benefit Plan. With respect to each material U.S. Employee Benefit Plan, the Company made available to dMY correct and complete copies of, as applicable, (i) the current plan document (and all amendments thereto), (ii) the most recent summary plan description (“SPD”) (with all summaries of material modifications thereto), (iii) the most recent determination, advisory or opinion letter received from the Internal Revenue Service (the “IRS”), (iv) the most recently filed Form 5500 annual report with all schedules and attachments as filed, and (v) all current related material insurance Contracts, trust agreements or other funding arrangements. With respect to each material Company Employee Benefit Plan (other than a U.S. Benefit Plan), the Company has made available to dMY copies of the plan document and/or a summary of the material terms thereof.

(b) Except as set forth on Section 3.16(b) of the Company Disclosure Letter, (i) no Target Company has any current or contingent obligation to provide, retiree or post-employment health or life insurance or other retiree or welfare-type benefits to any Person other than as required under Section 4980B of the Code or any similar state Law and for which the covered Person pays the full cost of coverage or as required by applicable non-U.S. Law, (ii) no Target Company sponsors, maintains or contributes to (or is required to contribute to), or has any Liability under or with respect to a “defined benefit plan” (as defined in Section 3(35) of ERISA) that is subject to ERISA or a plan that is or was subject to Title IV of ERISA or Section 412 or 430 of the Code and (iii) no Target Company contributes to or has any obligation to contribute to, or has any Liability under or with respect to, any “multiemployer plan,” as defined in Section 3(37) of ERISA that is subject to Title IV of ERISA. Except as set forth on Section 3.16(b) of the Company Disclosure Letter, no Company Employee Benefit Plan is (x) a “multiple employer plan” within the meaning of Section 413(c) of the Code or Section 210 of ERISA, or (y) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). No Target Company has any, or is reasonably expected to have any, Liability under Title IV of ERISA or on account of being considered a single employer under Section 414 of the Code with any other Person.

(c) Except as set forth on Section 3.16(c) of the Company Disclosure Letter, to the Knowledge of the Company, each U.S. Employee Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received, or may rely upon, a current favorable determination, advisory or opinion letter from the IRS, and to the Knowledge of the Company, nothing has occurred with respect to the participation of the Target Companies in such plan that would reasonably be expected to cause the loss of the tax-qualified status or to materially adversely affect the qualification of such Company Employee Benefit Plan. Each Company Employee Benefit Plan has been established, operated, maintained, funded and administered in accordance in all material respects with its respective terms and in compliance in all material respects with all applicable Laws, including ERISA and the Code. With respect to a U.S. Benefit Plan, no Target Company, nor to the Knowledge of the Company, any other Person, has engaged in any material “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA that are not otherwise exempt under Section 408 of ERISA and to the Knowledge of the Company, no material breaches of fiduciary duty (as determined under ERISA) have occurred with respect to any U.S. Benefit Plan since the Lookback Date. There is no Proceeding (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened, with respect to any Company Employee Benefit Plan or against the assets of any Company Employee Benefit Plan, in each case that would result in material liability to the Target Companies. None of the Target Companies have incurred (whether or not assessed), nor is reasonably expected to incur, any material penalty or Tax under the ACA (including with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable) or under Section 4980H, 4980B or 4980D of the Code. With respect to the participation of the Target Companies in each Company Employee Benefit Plan, all contributions, distributions, reimbursements and premium payments that are required to be made or paid by any of the Target Companies have been timely made in all material respects in accordance with the terms of the Company Employee Benefit Plan and in all material respects in compliance with the requirements of applicable Law and all contributions, distributions, reimbursements and premium payments required to be made or paid by any of the Target Companies for any period ending on or before the Closing Date that are not yet due have in all material respects been made or properly accrued.

(d) No Target Company is, or has been within the period of six years prior to the date of this Agreement, an employer of a United Kingdom defined benefit pension plan or associated or connected with the employer of a United Kingdom defined benefit pension plan for the purposes of Section 43 of the United Kingdom Pensions Act 2004.

(e) Except as set forth on Section 3.16(e) of the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement, alone or together with any other event will not (i) result in any material payment or benefit becoming due or payable, to any current or former officer, employee, director or individual independent contractor under a Company Employee Benefit Plan, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any current or former officer, employee, director or individual independent contractor under a Company Employee Benefit Plan or otherwise, (iii) result in the acceleration of the time of payment, vesting or funding, or forfeiture of any such benefit or compensation under a Company Employee Benefit Plan or otherwise, or (iv) result in the forgiveness in whole or in part of any outstanding loans made by the Target Companies to any current or former officer, employee, director or individual independent contractor.

(f) Except as set forth on Section 3.16(f) of the Company Disclosure Letter, no current or former officer, employee, director or individual independent contractor of the Target Companies has any right against the Target Companies to be grossed up for, reimbursed or otherwise indemnified for any Tax or interest imposed under Section 409A of the Code or otherwise.

(g) Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement could reasonably be expected to, either alone or in conjunction with any other event, result in the payment of any amount that could, individually or in combination with any other payment, constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code). Except as set forth on Section 3.16(g) of the Company Disclosure Letter, no Target Company has agreed to pay, gross-up, reimburse or otherwise indemnify any current or former officer, employee, director or individual independent contractor of the Target Companies for any Tax imposed under Section 4999 of the Code.

Section 3.17 Insurance. The Target Companies have in effect policies of insurance (including all policies of property, fire and casualty, liability, workers’ compensation, directors and officers and other forms of insurance as may be applicable to the businesses of the Target Companies) in amounts and scope of coverage as are customary for companies of a similar nature and size operating in the industries in which the Target Companies operate (the “Insurance Policies”). As of the date of this Agreement: (a) all of the material Insurance Policies held by, or for the benefit of, the Target Companies as of the date of this Agreement with respect to policy periods that include the date of this Agreement are in full force and effect, and (b) no Target Company has received a written notice of cancellation of any of the Insurance Policies or of any material changes that are required in the conduct of the business of the Company or any of its Subsidiaries as a condition to the continuation of coverage under, or renewal of, any of the Insurance Policies. No Target Company is in material breach or material default under, nor has it taken any action or failed to take any action which, with notice or the lapse of time, or both, would constitute a material breach or material default under, or permit a material increase in premium, cancellation, material reduction in coverage, material denial or non-renewal with respect to any Insurance Policy. Except as set forth on Section 3.17 of the Company Disclosure Letter, during the twelve (12) months prior to the Effective Date, there have been no material claims by or with respect to the Target Companies under any Insurance Policy as to which coverage has been denied or disputed in any material respect by the underwriters of such Insurance Policy.

Section 3.18 Compliance with Laws; Permits.

(a) Except (i) with respect to compliance with Tax Laws (as to which certain representations and warranties are made pursuant to Section 3.8), (ii) as set forth on Section 3.18(a) of the Company Disclosure Letter and (iii) as would not constitute a Material Adverse Effect, each Target Company is and, since the Lookback Date has been, in compliance with all Laws applicable to the conduct of the business of the Target Companies and, since the Lookback Date, no uncured written notices have been received by any Target Company from any Governmental Entity or any other Person alleging a material violation of any such Laws.

(b) Each Target Company holds all material permits, licenses, registrations (excluding Intellectual Property registrations and certifications), approvals, consents, accreditations, waivers, exemptions and authorizations of any Governmental Entity, required for the ownership and use of its assets and properties or the conduct of their businesses (including for the occupation and use of the Leased Real Property) as currently conducted (collectively, “Permits”) and are in compliance in all material respects with all material terms and conditions of such Permits. All of such Permits are valid and in full force and effect and none of such Permits will be terminated as a result of, or in connection with, the consummation of the transactions contemplated by this Agreement. No Target Company is in material default under any such Permit and to the Knowledge of the Company, no condition exists that, with the giving of notice or lapse of time or both, would constitute a material default under such Permit, and no Proceeding is pending or, to the Knowledge of the Company, threatened, to suspend, revoke, withdraw, modify or limit any such Permit in a manner that has had or would reasonably be expected to have a material adverse effect on the ability of the applicable Target Company to use such Permit or conduct its business.

Section 3.19 Title to Assets; No Bankruptcy.

(a) Each Target Company has good and marketable title to, or, in the case of leased or subleased assets, a valid and binding leasehold interest in, or, in the case of licensed assets, a valid license in, all of its tangible or intangible assets, properties and rights free and clear of all Liens other than Permitted Liens (collectively, the “Assets”) , in each case except as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such tangible Assets that are material to the operation of the business of the Target Companies are in reasonably good condition and in a state of reasonably good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

(b) None of the Target Companies is the subject of any bankruptcy, dissolution, liquidation, reorganization or similar Proceeding.

Section 3.20 Gaming.

(a) Except as set forth on Section 3.20(a) of the Company Disclosure Letter, no Target Company has (i) made any application for a license, certificate, registration or finding of suitability from any Gaming Regulatory Authority that has not been issued, granted or given (for whatever reason) or (ii) withdrawn any such application (for whatever reason).

(b) Where required to do so under Applicable Gaming Law or as requested by any Gaming Regulatory Authority, all relevant directors, officers, contractors and employees of the Target Companies have obtained and hold personal management licenses (or jurisdictional equivalent license) and those licenses, registrations or findings of suitability are in full force and effect, except where the failure to obtain or maintain such licenses would not have a Material Adverse Effect.

(c) Since the Lookback Date, no Target Company has, to the Knowledge of the Company, done or omitted to do anything in material breach of the Applicable Gaming Laws of any jurisdictions in which it holds a Target Companies Relevant License.

(d) Except as set forth on Section 3.20(d) of the Company Disclosure Letter, since the Lookback Date, no Target Company has received a written notice from a Governmental Entity alleging that the business of any Target Company infringes or violates any Applicable Gaming Law in any material respect or is in breach of the terms of any Target Companies Relevant License or that such Governmental Entity intends to pursue any review or investigation which might conclude with the imposition of any sanction on any Target Company.

(e) Except as set forth on Section 3.20(e) of the Company Disclosure Letter, as of the date hereof, no Target Company has been or is subject to any investigation, inquiry or criminal proceeding or other disciplinary action, whether pending or to the Knowledge of the Company, threatened, relating to Applicable Gaming Laws, and there are no facts, matters or circumstances (i) to the Knowledge of the Company or (ii) that first arose (regardless of whether the Company has Knowledge) at any time since the Lookback Date which would reasonably give rise to any such investigation, inquiry, proceeding or action that may result in the imposition of material sanctions in connection with a Target Companies Relevant License, may result in the revocation of a Target Companies Relevant License or would have a Material Adverse Effect.

(f) To the Knowledge of the Company, there are no circumstances relating to any of the directors, officers or stockholder of the Company which has affected, or could materially affect, the ability of any Target Company to obtain or maintain any Target Companies Relevant License.

(g) Except as set forth on Section 3.20(g) of the Company Disclosure Letter, no approvals, determinations, grants, confirmations and other conditions with respect to Gaming Regulatory Authorities are required in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

Section 3.21 Anti-Corruption Compliance.

(a) Since the date which is four (4) years prior to the Effective Date, in connection with or relating to the business of the Target Companies, no Target Company, and no director, officer, and to the Knowledge of the Company, no manager, employee, agent or third-party representative of a Target Company (in their capacities as such): (i) has promised, offered, made, authorized, solicited, agreed to receive or received any bribe, as defined under the Anti-Corruption Laws, or any rebate, payoff, influence payment or kickback, (ii) has used or is using any corporate funds for any contributions, gifts, entertainment, hospitality, travel, in each case, to the extent illegal under the Anti-Corruption Laws, or (iii) has, directly or indirectly, made, offered, promised or authorized, solicited, received or agreed to receive, any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or any other advantage, or anything else of value, regardless of form or amount, to or from any Government Official (or another person at their request or acquiescence) or other Person, in each case, in violation of applicable Anti-Corruption Laws. There are no (and since the date which is four (4) years prior to the Effective Date, there have been no) pending legal, regulatory, or administrative Proceedings, filings, Orders, or, to the Knowledge of the Company, governmental investigations, or other whistleblower complaints or reports alleging (i) any such unlawful payments, contributions, gifts, entertainment, bribes, rebates, kickbacks, financial or other advantages or (ii) any other violation of any Anti-Corruption Law.

(b) The transactions of the Target Companies are accurately reflected on their respective books and records in compliance in all material respects with applicable Anti-Corruption Laws.

Section 3.22 Anti-Money Laundering Compliance.

(a) The Target Companies maintain procedures reasonably designed to prevent money laundering and otherwise to ensure material compliance with all applicable Anti-Money Laundering Laws. There are no matters of material non-compliance with any Anti-Money Laundering Law that any Governmental Entity has required a Target Company to correct since the date which is four (4) years prior to the Effective Date, unless otherwise disclosed in Section 3.22 of the Company Disclosure Letter.

(b) No Target Company nor, to the Knowledge of the Company, any of their respective directors, officers, managers, employees, agents or third-party representatives (in their capacities as such) has knowingly engaged in a transaction that involves the proceeds of crime in violation of any Anti-Money Laundering Laws.

(c) There are no current or pending or, to the Knowledge of the Company, threatened in writing, legal, regulatory, or administrative Proceedings, filings, Orders, or, to the Knowledge of the Company, governmental investigations, alleging any violations of any Anti-Money Laundering Laws by any Target Company or any of their respective directors, officers, managers, or employees.

Section 3.23 Affiliate Transactions.

(a) Except as set forth on Section 3.23(a) of the Company Disclosure Letter, (x) there are no Contracts (except for the Governing Documents, the Investment Deed and the Management Investment Deed) between any of the Target Companies, on the one hand, and any Interested Party (other than another Target Company) on the other hand and (y) no Interested Party (other than another Target Company) (i) owes any amount to any Target Company or (ii) owns any material assets, tangible or intangible, of the business of any Target Company as operated as of the date hereof (such Contracts or arrangements described in clauses (x) and (y), “Affiliated Transactions”).

(b) Except as set forth on Section 3.23(b) of the Company Disclosure Letter, there have been no Prohibited Affiliate Transactions since the Latest Balance Sheet Date.

(c) Notwithstanding anything to the contrary herein, “Affiliated Transactions” shall not be deemed to include any transaction between any of the Target Companies, on the one hand, and any Interested Party that is a portfolio company of an investment fund (as such term is commonly understood in the private equity industry), on the other hand, that has been entered into on arm’s length terms (and on terms not materially less favorable to a Target Company for any such similar transaction with a third party) in the Ordinary Course of Business by any of the Target Companies, on the one hand, and such Interested Party, on the other hand.

Section 3.24 Compliance with Applicable Sanctions and Embargo Laws.

(a) No Target Company nor, to the Knowledge of the Company, any of their directors, officers, managers, employees, agents or third-party representatives, is or since the Lookback Date, has been: (i) a Sanctioned Person; (ii) operating in, organized in, conducting business with, or otherwise engaging in dealings with or for the benefit of any Sanctioned Person or in any Sanctioned Country in violation of applicable Sanctions in connection with the business of any Target Company; or (iii) in violation of any applicable Sanctions or applicable Export Control Laws or U.S., European Union or United Kingdom anti-boycott requirements (the “Trade Control Laws”), in connection with the business of any Target Company.

(b) There are no formal legal, regulatory, or administrative Proceedings, filings, Orders, or, to the Knowledge of the Company, governmental investigations, alleging any violations by any Target Company of the Trade Control Laws.

Section 3.25 Inspections; dMY’s Representations. Each of NewCo, the Company, MidCo and Merger Sub has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Each of NewCo, the Company, MidCo and Merger Sub agrees to engage in the transactions contemplated by this Agreement based upon its own inspection and examination of dMY and on the accuracy of the representations and warranties set forth in Article IV and any Ancillary Agreement or certificate delivered by dMY pursuant to this Agreement and hereby disclaims reliance upon any express or implied representations or warranties of any nature made by dMY or its Affiliates or representatives, except for those set forth in Article IV and in any Ancillary Agreement or certificate delivered by dMY pursuant to this Agreement. Each of NewCo, the Company, MidCo and Merger Sub specifically acknowledges and agrees to dMY’s disclaimer of any representations or warranties other than those set forth in Article IV and in any Ancillary Agreement or certificate delivered by dMY pursuant to this Agreement, whether made by either dMY or any of its Affiliates or representatives, and of all Liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to NewCo, the Company, MidCo, Merger Sub, any of their respective Affiliates or any of their respective representatives (including any opinion, information, projection, or advice that may have been or may be provided to NewCo, the Company, MidCo, Merger Sub, any of their respective Affiliates or any of their respective representatives by dMY or any of its Affiliates or representatives), other than those set forth in Article IV and in any Ancillary Agreement or certificate delivered by dMY pursuant to this Agreement. Each of NewCo, the Company, MidCo and Merger Sub specifically acknowledges and agrees that, without limiting the generality of this Section 3.25, neither dMY nor any of its Affiliates or representatives has made any representation or warranty with respect to any projections or other future forecasts. Each of NewCo, the Company, MidCo and Merger Sub specifically acknowledges and agrees that except for the representations and warranties set forth in Article IV and in any Ancillary Agreement or certificate delivered by dMY pursuant to this Agreement, dMY has not made any other express or implied representation or warranty with respect to dMY, its assets or Liabilities, the businesses of dMY or the transactions contemplated by this Agreement or the Ancillary Agreements.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF DMY

As an inducement to the Company to enter into this Agreement and consummate the transactions contemplated by this Agreement, except (a) for all representations and warranties of dMY, as set forth in the applicable section of dMY’s Disclosure Letter (subject to Section 8.13), or (b) for all representations and warranties of dMY other than those set forth in Section 4.1, Section 4.2(a), Section 4.2(b), Section 4.2(c), Section 4.3, Section 4.8, and Section 4.9, as disclosed in any report, schedule, form statement or other document filed with, or furnished to, the SEC by dMY and publicly available prior to the Effective Date (excluding any disclosures in any “risk factors” section that do not constitute statements of facts, disclosures in any forward-looking statements, disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature), dMY hereby represents and warrants to NewCo and the Company as follows:

Section 4.1 Organization; Authority; Enforceability. dMY is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. dMY is qualified to do business and is in good standing as a foreign entity in each jurisdiction in which the character of its properties, or in which the transaction of its business, makes such qualification necessary, except where the failure to be so qualified and in good standing (or equivalent) would not have a dMY Material Adverse Effect. dMY has the requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this

Agreement, the Ancillary Agreements to which dMY is a party and the transactions contemplated hereby and thereby have been duly approved and authorized by all requisite dMY Board action on the part of dMY. No other proceedings on the part of dMY (including any action by dMY Board or dMY Stockholders), except for the receipt of the Required Vote, are necessary to approve and authorize the execution, delivery or performance of this Agreement and the Ancillary Agreements to which dMY is a party and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and the Ancillary Agreements to be executed and delivered by dMY at Closing will be, duly executed and delivered by dMY and constitute valid and binding agreement of dMY, enforceable against dMY in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles. dMY is not the subject of any bankruptcy, dissolution, liquidation, reorganization or similar proceeding.

Section 4.2 Capitalization.

(a) The authorized share capital of dMY consists of (i) 380,000,000 shares of dMY Class A Common Stock, (ii) 20,000,000 shares of dMY Class B Common Stock, and (iii) 1,000,000 preferred shares, par value $0.0001 per share (“dMY Preferred Shares”). As of the date hereof and as of immediately prior to the Closing (without giving effect to the dMY Share Redemptions, the PIPE Investment, the Founder Shares to be forfeited pursuant to the Sponsor Forfeiture Agreement Sponsor Forfeiture, or the conversion of Founder Shares to shares of dMY Class A Common Stock in accordance with the terms and conditions of the Founder Holders Consent Letter), (1) 27,600,000 shares of dMY Class A Common Stock are and will be issued and outstanding, (2) 6,900,000 shares of dMY Class B Common Stock are and will be issued and outstanding, (3) no dMY Preferred Shares are and will be issued and outstanding, and (4) 14,213,333 warrants of dMY are and will be issued and outstanding, in such amounts, type, exercise price and with such expiration date as set forth on Section 4.2(a) of dMY’s Disclosure Letter (the “dMY Warrants”). The exercise price of each dMY Warrant has not been reduced to an amount less than $11.50 per dMY Warrant. The Equity Interests set forth in this Section 4.2(a) comprise all of the Equity Interests of dMY that are issued and outstanding (without giving effect to the dMY Share Redemptions or the PIPE Investment).

(b) Except as (x) set forth on Section 4.2(b) of dMY’s Disclosure Letter, or (y) set forth in this Agreement (including as set forth in Section 4.2(a)), the Ancillary Agreements or the Governing Documents of dMY:

(i) there are no outstanding options, warrants, Contracts, calls, puts, bonds, debentures, notes rights to subscribe, conversion rights or other similar rights to which dMY is a party or which are binding upon dMY providing for the offer, issuance, redemption, exchange, conversion, voting, transfer, disposition or acquisition of any of its Equity Interests;

(ii) dMY is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Interests;

(iii) dMY is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of its Equity Interests;

(iv) there are no contractual equityholder preemptive or similar rights, rights of first refusal, rights of first offer or registration rights in respect of Equity Interests of dMY; and

(v) dMY has not violated in any material respect any applicable securities Laws or any preemptive or similar rights created by Law, Governing Document or Contract to which dMY is a party in connection with the offer, sale or issuance of any of its Equity Interests.

(c) All of the issued and outstanding Equity Interests of dMY, have been duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto, and were not issued in violation of any preemptive rights, call options, rights of first refusal or similar rights of any Person or applicable Law, other than in each case Securities Liens.

(d) Except as set forth on Section 4.2(d) of dMY’s Disclosure Letter, dMY does not own, directly or indirectly, any Equity Interests, participation or voting right or other investment (whether debt, equity or otherwise) in any Person (including any Contract in the nature of a voting trust or similar agreement or understanding) or any other equity equivalents in or issued by any other Person.

(e) dMY has no Liability with respect to indebtedness for borrowed money.

Section 4.3 Brokerage. Except as set forth on Section 4.3 of dMY’s Disclosure Letter, dMY has not incurred any Liability in connection with this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby, that would result in the obligation of any Target Company or dMY to pay a finder’s fee, brokerage or agent’s commissions or other like payments.

Section 4.4 Trust Account. As of the Effective Date, dMY has at least two hundred and seventy-six million dollars ($276,000,000) (the “Trust Amount”) in the Trust Account, with such funds invested in United States government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, and held in trust by the Trustee pursuant to the Trust Agreement. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of dMY, enforceable in accordance with its terms. The Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect by dMY or the Trustee, and no such termination, repudiation, rescission, amendment, supplement or modification is contemplated by dMY. dMY is not party to or bound by any side letters with respect to the Trust Agreement or (except for the Trust Agreement) any Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (a) cause the description of the Trust Agreement in the dMY SEC Documents to be inaccurate in any material respect or (b) explicitly by their terms, entitle any Person (other than (i) the dMY Stockholders who shall have exercised their rights to participate in the dMY Share Redemptions, (ii) the underwriters of dMY’s initial public offering, who are entitled to the Deferred Discount (as such term is defined in the Trust Agreement) and (iii) dMY with respect to income earned on the proceeds in the Trust Account to cover any of its Tax obligations and up to one hundred thousand dollars ($100,000) of interest on such proceeds to pay dissolution expenses) to any portion of the proceeds in the Trust Account. There are no Proceedings (or to the Knowledge of dMY, investigations) pending or, to the Knowledge of dMY, threatened with respect to the Trust Account.

Section 4.5 dMY SEC Documents; Controls.

(a) dMY has timely filed or furnished all material forms, reports, schedules, statements and other documents required to be filed by it with the SEC since the consummation of the initial public offering of dMY’s securities, together with any material amendments, restatements or supplements thereto, and all such forms, reports, schedules, statements and other documents required to be filed or furnished under the Securities Act or the Securities Exchange Act (excluding Section 16 under the Securities Exchange Act) (all such forms, reports, schedules, statements and other documents filed with the SEC, the “dMY SEC Documents”). As of their respective dates, each of the dMY SEC Documents, as amended (including all financial statements included therein, exhibits and schedules thereto and documents incorporated by reference therein), complied in all material respects with the applicable requirements of the Securities Act, or the Securities Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such dMY SEC Documents. None of the dMY SEC Documents contained, when filed or, if amended prior to the Effective Date, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of dMY, as of the date hereof, (i) none of the dMY SEC Documents are the subject of ongoing SEC review or outstanding SEC comment and (ii) neither the SEC nor any other Governmental Entity is conducting any investigation or review of any dMY SEC Document.

(b) Each of the financial statements of dMY included in the dMY SEC Documents, including all notes and schedules thereto, complied in all material respects, when filed or if amended prior to the Effective

Date, as of the date of such amendment, with the rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in all material respects in accordance with applicable requirements of U.S. GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial position of dMY, as of their respective dates and the results of operations and the cash flows of dMY, for the periods presented therein. Each of the financial statements of dMY included in the dMY SEC Documents were derived from the books and records of dMY, which books and records are, in all material respects, correct and complete and have been maintained in all material respects in accordance with commercially reasonable business practices.

(c) No notice of any SEC review or investigation of dMY or the dMY SEC Documents has been received by dMY. Since the consummation of its initial public offering, all comment letters received by dMY from the SEC or the staff thereof and all responses to such comment letters filed by or on behalf of dMY are publicly available on the SEC’s EDGAR website.

(d) Since the consummation of the initial public offering of dMY’s securities, dMY has timely filed all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Securities Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any dMY SEC Document. Each such certification is correct and complete. dMY maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Securities Exchange Act; such controls and procedures are reasonably designed to ensure that all material information concerning dMY is made known on a timely basis to the individuals responsible for the preparation of the dMY SEC Documents. As used in this Section 4.5(d), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(e) dMY has designed and maintains a system of internal controls over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) of the Securities Exchange Act, sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. dMY maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability and (iii) access to assets is permitted only in accordance with management’s general or specific authorization.

Section 4.6 Information Supplied; Registration Statement. The information supplied or to be supplied by dMY in writing for inclusion in the Registration Statement (including the Proxy Statement), the Additional dMY Filings, the Additional NewCo Filings, any other dMY SEC Filing or any other NewCo SEC Filing or any document submitted to any other Governmental Entity or any announcement or public statement regarding the transactions contemplated by this Agreement (including the Signing Press Release and the Closing Press Release) shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading at (a) the time such information is filed, submitted or made publicly available, (b) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the dMY Stockholders, or (c) the time of the dMY Stockholder Meeting (subject to the qualifications and limitations set forth in the materials provided by dMY or that are included in such filings and/or mailings), except that no warranty or representation is made by dMY with respect to (i) statements made or incorporated by reference therein based on information supplied by the Target Companies or their respective Affiliates for inclusion therein and (ii) any projections or forecasts included in such materials. The Registration Statement (including the Proxy Statement) will comply in all material respects with the applicable requirements of the Securities Exchange Act and the rules and regulations of the SEC thereunder applicable to the Registration Statement (including the Proxy Statement).

Section 4.7 Litigation. As of the date of this Agreement, there are no material Proceedings (or to the Knowledge of dMY, investigations) pending or, to the Knowledge of dMY, threatened against dMY or, to the

Knowledge of dMY, any director, officer or employee of dMY (in their capacity as such) and during the past two (2) years there have not been any such Proceedings and dMY is not subject to or bound by any material outstanding Orders. There are no material Proceedings pending or threatened by dMY against any other Person.

Section 4.8 Listing. The issued and outstanding dMY Class A Common Stock and the dMY Warrants (the foregoing, collectively, the “dMY Public Securities”) are registered pursuant to Section 12(b) of the Securities Exchange Act and are listed for trading on the Stock Exchange. There is no Proceeding or investigation pending or, to the Knowledge of dMY, threatened against dMY by the Stock Exchange or the SEC with respect to any intention by such entity to deregister the dMY Public Securities or prohibit or terminate the listing of the dMY Public Securities on the Stock Exchange. dMY has taken no action that is designed to terminate the registration of the dMY Public Securities under the Securities Exchange Act. dMY has not received any written or, to the Knowledge of dMY, oral deficiency notice from the Stock Exchange relating to the continued listing requirements of the dMY Public Securities.

Section 4.9 Investment Company. dMY is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of a person subject to registration and regulation as an “investment company”, in each case, within the meaning of the Investment Company Act of 1940.

Section 4.10 Noncontravention. Except for the filings pursuant to Section 6.9, the consummation by dMY of the transactions contemplated by this Agreement and the Ancillary Agreements do not (a) conflict with or result in any breach of any of the material terms, conditions or provisions of, (b) constitute a material default under (whether with or without the giving of notice, the passage of time or both), (c) result in a material violation of, (d) give any third party the right to terminate or accelerate, or cause any termination or acceleration of, any material right or material obligation under, (e) result in the creation of any Lien upon its Equity Interests under, (f) require any approval under, from or pursuant to, or (g) require any filing with, (i) any Contract or lease to which dMY is a party, (ii) any Governing Document of dMY, or (iii) any Governmental Entity under or pursuant to any Law or Order to which dMY is bound or subject, with respect to clauses (i) and (iii) that are or would reasonably be expected to be material to dMY. dMY is not in material violation of any of its Governing Documents.

Section 4.11 Business Activities.

(a) Since its organization, other than as described in the dMY SEC Documents, dMY has not conducted any material business activities other than activities directed toward the accomplishment of a Business Combination. Except as set forth in the dMY Governing Documents, there is no Contract, commitment, or Order binding upon dMY or to which dMY is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of dMY or any acquisition of property by dMY or the conduct of business by dMY after the Closing, other than such effects, individually or in the aggregate, which are not, and would not reasonably be expected to be, material to dMY.

(b) Except for this Agreement and the transactions contemplated by this Agreement, dMY has no interests, rights, obligations or Liabilities with respect to, and dMY is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.

(c) dMY has no material Liabilities that are required to be disclosed on a balance sheet in accordance with U.S. GAAP, other than (i) Liabilities set forth in or reserved against in the balance sheet of dMY as of June 30, 2020 (the “dMY Balance Sheet”); (ii) Liabilities which have arisen after the date of the dMY Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of, or was caused by any breach of warranty, breach of Contract or infringement or violation of Law); (iii) Liabilities arising under this Agreement, the Ancillary Agreements and/or the performance by dMY of its obligations hereunder or thereunder; or (iv) for fees, costs and expenses for advisors and Affiliates of dMY or the Sponsor, including with respect to legal, accounting or other advisors incurred by dMY in connection with the transactions contemplated by this Agreement.

Section 4.12 Tax Matters. Except as set forth on Section 4.12 of dMY’s Disclosure Letter:

(a) dMY has timely filed all Income Tax Returns and other material Tax Returns required to be filed by it pursuant to applicable Laws (taking into account any validly obtained extension of time within which to file). All Income Tax Returns and other material amounts of Tax Returns filed by dMY are correct and complete in all material respects and have been prepared in material compliance with all applicable Laws. All Income Taxes and other material amounts of Taxes and all Income Tax Liabilities and other material amounts of Tax Liabilities due and payable by dMY for which the applicable statute of limitations remains open have been timely paid (whether or not shown as due and payable on any Tax Return).

(b) dMY has timely and properly withheld or collected and paid to the applicable Taxing Authority all material amounts of Taxes required to have been withheld and paid by it in connection with any amounts paid or owing to any employee, individual independent contractor, creditor, equityholder or other third party and all material sales, use, ad valorem, value added, and similar Taxes and has otherwise complied in all material respects with all applicable Laws relating to such withholding, collection and payment of Taxes.

(c) No written claim has been made by a Taxing Authority in a jurisdiction where dMY does not file a particular type of Tax Return, or pay a particular type of Tax, that dMY is or may be subject to taxation of that type by, or required to file that type of Tax Return in, that jurisdiction that has not been settled or resolved. The Income Tax Returns of dMY made available to the Company, if any, reflect all of the jurisdictions in which dMY is required to remit material Income Tax.

(d) dMY is not currently and has not been within the past five (5) years the subject of any Tax Proceeding respect to any Taxes or Tax Returns of or with respect to dMY, no such Tax Proceeding is pending, and, to the Knowledge of dMY, no such Tax Proceeding has been threatened in writing, in each case, that has not been settled or resolved. All material deficiencies for Taxes asserted or assessed in writing against dMY have been fully and timely (taking into account applicable extensions) paid, settled or withdrawn, and, to the Knowledge of dMY, no such deficiency has been threatened or proposed in writing against dMY.

(e) There are no outstanding agreements extending or waiving the statute of limitations applicable to any Tax or Tax Return with respect to dMY or extending a period of Tax collection, assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired, and no written request for any such waiver or extension is currently pending. dMY is not the beneficiary of any extension of time (other than an automatic extension of time not requiring the consent of the applicable Governmental Entity) within which to file any Tax Return not previously filed. No private letter ruling, administrative relief, technical advice, or other similar ruling or request has been granted or issued by, or is pending with, any Governmental Entity that relates to any Taxes or Tax Returns of dMY that would have a material adverse effect on dMY following the date of the dMY Balance Sheet.

(f) dMY has not been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of U.S. state or local or non-U.S. Tax Law).

(g) There is no Lien for Taxes on any of the assets of dMY, other than Permitted Liens.

(h) dMY (or its successor) will not be required to include any material item of income, or exclude any material item of deduction, for any period (or portion thereof) after the Closing Date (determined with and without regard to the transactions contemplated by this Agreement) as a result of: (i) an installment sale transaction occurring before the Closing governed by Code Section 453 (or any similar provision of state, local or non-U.S. Laws) or open transaction; (ii) a disposition occurring before the Closing reported as an open transaction for U.S. federal income Tax purposes (or any similar doctrine under state, local, or non-U.S. Laws); (iii) any prepaid amounts received prior to the Closing or deferred revenue realized, accrued or received outside the Ordinary Course of Business prior to the Closing; (iv) a change in method of accounting with respect to a Pre-Closing Tax Period that occurs or was requested prior to the Closing (or as a result of an impermissible method used in a Pre-Closing Tax Period); or (v) an agreement entered into with any Governmental Entity (including a “closing agreement” under Code Section 7121) on or prior to the Closing. dMY has not owned any “controlled foreign corporation” within the meaning of Code Section 957.

(i) dMY has no Liability for Taxes of any other Person as a successor or transferee, by contract, by operation of Law, or otherwise (other than pursuant to an Ordinary Course Tax Sharing Agreement). dMY is not party to or bound by any Tax Sharing Agreement, except for any Ordinary Course Tax Sharing Agreement.

(j) dMY has not taken any action (nor permitted any action to be taken), and are not aware of any fact or circumstance, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

Section 4.13 Compliance with Laws. dMY is, and has been since August 18, 2020, in compliance in all material respects with all Laws applicable to the conduct of the business of dMY, and no uncured written notices have been received by dMY from any Governmental Entity or any other Person alleging a material violation of any such Laws.

Section 4.14 Inspections; Company. dMY is an informed and sophisticated purchaser, and has engaged advisors, experienced in the evaluation and investment in businesses such as the Target Companies. dMY has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. dMY agrees to engage in the transactions contemplated by this Agreement based upon its own inspection and examination of the Target Companies and on the accuracy of the representations and warranties set forth in Article III and any Ancillary Agreement or certificate delivered by any Target Company pursuant to this Agreement and hereby disclaims reliance upon any express or implied representations or warranties of any nature made by the Company or its Affiliates or representatives, except for those set forth in Article III and in any Ancillary Agreement or certificate delivered by any Target Company pursuant to this Agreement.

ARTICLE V

INTERIM OPERATING COVENANTS

Section 5.1 Interim Operating Covenants.

(a) From the Effective Date until the earlier of: (1) the date this Agreement is terminated in accordance with Article VII and (2) the Closing Date (such period, the “Pre-Closing Period”), unless dMY shall otherwise give prior consent (which consent shall not be unreasonably withheld, conditioned or delayed) in writing and except (x) as specifically contemplated by this Agreement or the Ancillary Agreements (including the Pre-Closing Reorganization), (y) as set forth on Section 5.1(a) of the Company Disclosure Letter or (z) other than in respect of the restrictions set forth in subclauses (i), (iii), (iv), (v) (x) or (xiv) of this Section 5.1(a), to the extent that any action is taken or omitted to be taken in response to or related to the actual or anticipated effect on any of the Target Companies’ businesses of COVID-19 or any COVID-19 Measures, in each case with respect to this clause (z) in connection with or in response to COVID-19; provided, however, that NewCo or the Company, as applicable, shall notify dMY, when reasonably practicable, prior to taking any actions pursuant to this clause (z) (or where such prior notification is not reasonably practicable, as promptly as possible thereafter (in addition to periodically scheduled teleconference meetings pursuant to Section 6.6(d) for the purpose of keeping dMY reasonably apprised as to these matters)), that are reasonably expected to result in fees, costs, expenses or Liabilities incurred or payable by, or decline in revenues of, the Target Companies individually or in the aggregate from the date hereof, in the amount of $5,000,000 or more over the following twelve-month period (such notice to include reasonable details of such action or proposed action), NewCo and the Company shall, and shall cause the Target Companies to, conduct and operate their business in all material respects in the Ordinary Course of

Business and use its commercially reasonable efforts to preserve their existing relationships with material customers, suppliers and distributors, and NewCo and the Company shall not, and shall cause the Target Companies not to:

(i) amend or otherwise modify any of the Governing Documents of any Target Company in any manner that would be adverse to dMY or the Sponsor, except as otherwise required by Law;

(ii) make any material changes to its accounting policies, methods or practices, other than as required by GAAP or applicable Law;

(iii) sell, issue, redeem, assign, transfer, pledge (other than in connection with existing credit facilities), convey or otherwise dispose of (x) any Equity Interests of any Target Company or (y) any options, warrants, rights of conversion or other rights or agreements, arrangements or commitments obligating any Target Company to issue, deliver or sell any Equity Interests of any Target Company, in each case, other than pursuant to the Subscription Agreements;

(iv) declare, make or pay any dividend, other distribution or return of capital (whether in cash or in kind) to any equityholder of the Company or any other Target Company, other than (x) to another Target Company, and (y) repayments by the Company to its Affiliates in respect of advances made by such Persons to the Company as set forth on Section 5.1(a)(iv) of the Company Disclosure Letter or described in Section 5.1(a)(iv)(y);

(v) adjust, split, combine or reclassify any of its Equity Interests;

(vi) (x) incur, assume, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness (other than (A) capital leases entered into in the Ordinary Course of Business, (B) Indebtedness for borrowed money (which may be borrowed from, or guaranteed by, a Pre-Closing Holder) not to exceed $10,000,000 in the aggregate solely in connection with actions permitted by Section 5.1(a)(ix), which includes any acquisition set forth in Section 5.1(a)(ix) of the Company Disclosure Letter (the “M&A Debt Basket”), (C) in addition to (B) above, Indebtedness for borrowed money (which may be borrowed from, or guaranteed by, a Pre-Closing Holder) not to exceed $10,000,000 in the aggregate which may be used for any purpose (together with the M&A Debt Basket, the “Initial Debt Basket”) and (D) Indebtedness for borrowed money provided by any Pre-Closing Holder in excess of the Initial Debt Basket (“Excess Debt Obligations”) in connection with the Company’s liquidity requirements on customary terms as reasonably agreed between such Pre-Closing Holder and the Company, (y) make any advances or capital contributions to, or investments in, any Person, other than a Target Company or in the Ordinary Course of Business, or (z) amend or modify in any material respect any Indebtedness for borrowed money (other than in connection with the incurrence of Indebtedness permitted by Section 5.1(a)(vi)(x));

(vii) commit to, authorize or enter into any agreement in respect of, any capital expenditure (or series of commitments or capital expenditures), other than (x) capital expenditures (other than those described in the immediately following clause (y)) made in the Ordinary Course of Business not to exceed £5,000,000 in the aggregate, and (y) internally generated capitalized development costs incurred or payable by the Target Companies in the Ordinary Course of Business;

(viii) enter into any material amendment or termination (other than an expiration in accordance with the terms thereof) of, or waive compliance with, any material term of any Material Contract or Material Lease or enter into any Contract that if entered into prior to the Effective Date would be a Material Contract or Material Lease, in each case other than in the Ordinary Course of Business and solely to the extent such amendment, termination or waiver would not materially and adversely impact the Target Companies, taken as a whole;

(ix) other than inventory and other assets acquired in the Ordinary Course of Business, acquire the business, properties or assets, including Equity Interests, of another Person, except, in each case, for acquisitions whose consideration in an aggregate amount (for all such acquisitions) is not greater than

$10,000,000 and the consideration for which is payable only in cash, so long as, based upon the advice of the Company’s accountants, such acquisition, individually or in the aggregate, would not require any additional disclosure pursuant to the rules and regulations adopted by PCAOB (whether through merger, consolidation, share exchange, business combination or otherwise);

(x) propose, adopt or effect any plan of complete or partial liquidation, dissolution, recapitalization or reorganization, or voluntarily subject to any material Lien, any of the material rights or material assets owned by, or leased or licensed to, any Target Company, except for (x) Permitted Liens, (y) Liens under existing credit facilities or other Indebtedness permitted pursuant to Section 5.1(a)(iv) and (z) as required or contemplated by this Agreement;

(xi) compromise, commence or settle any pending or threatened Proceeding (w) involving payments (exclusive of attorney’s fees) by a Target Company not covered by insurance in excess of $1,000,000 in any single instance or in excess of $5,000,000 in the aggregate, (x) granting injunctive or other equitable remedy against a Target Company, (y) which imposes any material restrictions on the operations of businesses of the Target Companies or (z) by the equityholders of the Company or any other Person which relates to the transactions contemplated by this Agreement;

(xii) except as required (x) under applicable Law or (y) by the terms of any Company Employee Benefit Plan existing as of the date hereof (A) materially increase in any manner the compensation, bonus, severance or termination pay of any of the current or former directors, officers, employees or individual consultants of the Target Companies, other than increases (including as part of the Target Companies’ year-end salary, merit and/or cost-of-living review process) that do not exceed, in the aggregate, five percent (5%) of existing aggregate levels, (B) become a party to, establish, materially amend (other than as required by applicable Law or as part of an annual renewal for health and/or welfare benefits), commence participation in, or terminate any stock option plan or other stock-based compensation plan, or any material Company Employee Benefit Plan with or for the benefit of any current or former directors, officers, employees or individual consultants of the Target Companies (or newly hired employees), (C) accelerate the vesting of or lapsing of restrictions with respect to any stock-based compensation or other long-term incentive compensation under any Company Employee Benefit Plan, (D) grant any new awards under any Company Employee Benefit Plan, (E) amend or modify any outstanding award under any Company Employee Benefit Plan, (F) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization respecting employees of the Target Companies, (G) forgive any loans, or issue any loans (other than advances issued in the Ordinary Course of Business), to a Target Company’s directors, officers, contractors or employees, or (H) hire or engage any employee or consultant or terminate the employment or engagement, other than for cause, of any employee or consultant if such employee or consultant will receive, or does receive, annual base compensation (or annual base wages or fees) in excess of $250,000;

(xiii) sell, lease, assign, transfer, convey, license, sublicense, covenant not to assert, permit to lapse, abandon, allow to lapse, or otherwise dispose of, create, grant or issue any Liens (other than Permitted Liens), debentures or other securities in or on, any material rights or assets owned by, or leased or licensed to, any Target Company, other than (w) inventory or products in the Ordinary Course of Business, (x) assets with an aggregate fair market value less than $5,000,000, (y) non-exclusive licenses of Owned Intellectual Property either (A) granted to customers by any Target Company in the Ordinary Course of Business; (B) that are immaterial to the business of the Target Companies; or (C) whereby such Owned Intellectual Property is implicitly licensed, or (z) immaterial Owned Intellectual Property;

(xiv) disclose any trade secrets and any other material confidential information of a Target Company to any Person (other than pursuant to a written confidentiality agreement with provisions restricting the use and disclosure of such trade secrets and confidential information);

(xv) fail to take any action required to maintain any material insurance policies of any Target Company in force (other than (i) substitution of an insurance policy by an insurance policy with a substantially similar coverage or (ii) with respect to any policy that covers any asset or matter that has been disposed or is no longer subsisting or application), or knowingly take or omit to take any action that could reasonably result in any such insurance policy being void or voidable (other than (i) substitution of an insurance policy by an insurance policy with a substantially similar coverage, (ii) with respect to any policy that covers any asset or matter that has been disposed or is no longer subsisting or application or (iii) actions in the Ordinary Course of Business);

(xvi) enter into any new line of business or expand any existing line of business, including enter or expand into new geographies, in each case, that would result in requiring authorizations, approvals, clearances, consents, actions or non-actions from any Governmental Entity, including any Gaming Regulatory Authority, for the consummation of the transactions contemplated herein; or

(xvii) agree or commit to do any of the foregoing.

(b) During the Pre-Closing Period, unless dMY shall otherwise give prior consent (which consent shall not be unreasonably withheld, conditioned or delayed) in writing and except (x) as contemplated by this Agreement or the Ancillary Agreements, (y) as set forth on Section 5.1(b) of the Company Disclosure Letter or (z) to the extent that any action is taken or not taken in response to the actual or anticipated effect on any Target Company’s business of COVID-19 or any COVID-19 Measures, in each case with respect to this clause (z) in connection with or in response to COVID-19; provided, however, that NewCo or the Company, as applicable, shall notify dMY, when reasonably practicable, prior to taking any actions pursuant to this clause (z) (or where such prior notification is not reasonably practicable, as promptly as possible thereafter (in addition to periodically scheduled teleconference meetings pursuant to Section 6.6(d) for the purpose of keeping dMY reasonably apprised as to these matters)), that are reasonably expected to result in fees, costs, expenses or Liabilities incurred or payable by, or decline in revenues of, the Target Companies individually or in the aggregate from the date hereof, in the amount of $5,000,000 or more over the following twelve-month period (such notice to include reasonable details of such action or proposed action), NewCo and the Company shall not, and shall cause the Target Companies not to:

(i) enter into, renew or modify any Prohibited Affiliate Transaction; or

(ii) except to the extent required by applicable Law, (1) make, change or revoke any material election relating to Taxes outside the Ordinary Course of Business consistent with past practice (subject to changes in applicable Law), (2) enter into any agreement, settlement or compromise with any Taxing Authority relating to a material amount of Taxes, (3) consent to any extension or waiver of the statutory period of limitations applicable to any material Tax matter not disclosed in Section 3.8 of the Company Disclosure Letter (other than at the request of a taxing authority), (4) file any amended material Tax Return, (5) fail to timely file (taking into account valid extensions) any material Tax Return required to be filed, (6) fail to pay any material amount of Tax as it becomes due, (7) enter into any Tax Sharing Agreement (other than an Ordinary Course Tax Sharing Agreement), (8) surrender any right to claim any refund of a material amount of Taxes, or (9) take any action that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

(c) Nothing contained in this Agreement shall be deemed to give dMY, directly or indirectly, the right to control or direct the Company or any operations of any Target Company prior to the Closing. Prior to the Closing, the Target Companies shall exercise, consistent with the terms and conditions of this Agreement, control over their respective businesses and operations.

Section 5.2 Interim Operating Covenants (dMY).

(a) During the Pre-Closing Period, unless the Company shall otherwise give prior consent (which consent shall not be unreasonably withheld, conditioned or delayed) in writing and except as contemplated by this Agreement or the Ancillary Agreements or as set forth on Section 5.2(a) of dMY’s Disclosure Letter, dMY shall not:

(i) conduct any activities or enter into any Contracts directed toward or in contemplation of an alternative Business Combination to the Business Combination contemplated by this Agreement;

(ii) amend or otherwise modify the Trust Agreement, that certain Private Placement Warrants Purchase Agreement, dated August 13, 2020, by and among the Sponsor and dMY, or the dMY Governing Documents in any material respect;

(iii) withdraw any funds from the Trust Amount, other than as permitted by the dMY Governing Documents or the Trust Agreement;

(iv) make any material changes to its accounting policies, methods or practices, other than as required by U.S. GAAP or applicable Law;

(v) except to the extent required by applicable Law, (1) make, change or revoke any material election relating to Taxes outside the Ordinary Course of Business consistent with past practice (subject to changes in applicable Law), (2) enter into any agreement, settlement or compromise with any Taxing Authority relating to a material amount of Taxes, (3) consent to any extension or waiver of the statutory period of limitations applicable to any material Tax matter not disclosed in Section 5.2 of dMY’s Disclosure Letter (other than at the request of a taxing authority), (4) file any amended material Tax Return, (5) fail to timely file (taking into account valid extensions) any material Tax Return required to be filed, (6) fail to pay any material amount of Tax as it becomes due, (7) enter into any tax sharing agreement (other than an Ordinary Course Tax Sharing Agreement), (8) surrender any right to claim any refund of a material amount of Taxes, or (9) take any action that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment;

(vi) other than in connection with a dMY Share Redemption, sell, issue, redeem, assign, transfer, convey or otherwise dispose of (x) any of its Equity Interests, or (y) any options, warrants, rights of conversion or other rights or agreements, arrangements or commitments obligating dMY or Sponsor to issue, deliver or sell any Equity Interests of dMY;

(vii) other than the dMY Share Redemption, declare, make or pay any dividend, other distribution or return of capital (whether in cash or in kind) to the equityholders of dMY;

(viii) adjust, split, combine or reclassify any of its Equity Interests;

(ix) reduce the exercise price of any dMY Warrant;

(x) incur, assume, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness, material Liabilities, debts or obligations;

(xi) enter into any transaction or Contract with the Sponsor or any of its Affiliates for the payment of finder’s fees, consulting fees, monies in respect of any payment of a loan or other compensation paid by dMY to the Sponsor, dMY’s officers or directors, or any Affiliate of the Sponsor or dMY’s officers, for services rendered prior to, or for any services rendered in connection with, the consummation of the transactions contemplated by this Agreement;

(xii) compromise, commence or settle any pending or threatened Proceeding (w) involving payments (exclusive of attorney’s fees) by dMY not covered by insurance in excess of $500,000 or in excess of $1,000,000 in the aggregate, (x) granting material injunctive or other equitable remedy against dMY (y) which imposes any material restrictions on the operations of businesses of dMY or (z) by the public stockholders or any other Person which relates to the transactions contemplated by this Agreement;

(xiii) enter into, renew, modify or revise any Contract or agreement with any dMY Related Party; or

(xiv) agree or commit to do any of the foregoing.

(b) Nothing contained in this Agreement shall be deemed to give NewCo or the Company, directly or indirectly, the right to control or direct dMY prior to the Closing. Prior to the Closing, dMY shall exercise, consistent with the terms and conditions of this Agreement, control over its business.

ARTICLE VI

PRE-CLOSING AGREEMENTS

Section 6.1 Commercially Reasonable Efforts; Further Assurances. Subject to the terms and conditions set forth in this Agreement, and to applicable Laws, during the Pre-Closing Period, the Parties shall cooperate and use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate action (including executing and delivering any documents, certificates, instruments and other papers that are necessary for the consummation of the transactions contemplated by this Agreement), and do, or cause to be done, and assist and cooperate with the other Parties in doing, all things necessary to consummate and make effective, in the most expeditious manner practicable (giving effect to the timing of the delivery of the PCAOB Financial Statements), the transactions contemplated by this Agreement. Each of NewCo and the Company shall, and shall cause the other Target Companies to, use its and their commercially reasonable efforts, and dMY shall cooperate in all reasonable respects with NewCo and the Company, to send the requisite notice to or to solicit and obtain the consents of, as applicable, the contractual counterparties to the Contracts listed on Section 6.1 of the Company Disclosure Letter prior to the Closing; provided, however, that no Party nor any of their Affiliates shall be required to pay or commit to pay any amount to (or incur any obligation in favor of) any Person from whom any such consent may be required (unless such payment is required in accordance with the terms of the relevant Contract requiring such consent), and provided, further, that the Parties acknowledge and agree that the failure to obtain any such consents is not, and shall not be, a condition to Closing. Any payment made by a Target Company pursuant to the foregoing first proviso without dMY’s prior written consent shall be a Transaction Expense (which payment shall be treated as a Company Transaction Expense hereunder).

Section 6.2 Trust & Closing Funding. Subject to the satisfaction or waiver of the conditions set forth in Section 2.5 (other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions) and provision of notice thereof to the Trustee (which notice dMY shall provide to the Trustee in accordance with the terms of the Trust Agreement), in accordance with the Trust Agreement and the dMY Governing Documents, at the Closing, dMY shall (a) cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (b) cause the Trustee to pay as and when due (x) all amounts payable to dMY Stockholders who shall have validly elected to redeem their shares of dMY Class A Common Stock pursuant to the dMY A&R Certificate of Incorporation and direct and use its best efforts to cause the Trustee to pay as and when due the Deferred Discount (as defined in the Trust Agreement) pursuant to the terms of the Trust Agreement, except to the extent that such Deferred Discount is waived, and (y) pay all amounts payable pursuant to Section 2.2.

Section 6.3 Listing. During the Pre-Closing Period, dMY shall use reasonable best efforts to ensure dMY remains listed as a public company on, and for the dMY Class A Common Stock and dMY Warrants to be listed on, the Stock Exchange.

Section 6.4 Employment Agreements. During the Pre-Closing Period, NewCo will use commercially reasonable efforts to enter into employment agreements with certain key employees of the Target Companies, as identified by, and based on the terms and conditions as reasonably and mutually agreed upon by, dMY, NewCo and such employees; provided, that, the Parties acknowledge and agree that the entry into such employment agreements is not, and shall not be, a condition to Closing.

Section 6.5 Confidential Information. During the Pre-Closing Period, each Party shall be bound by and comply with the provisions set forth in the Confidentiality Agreement as if such provisions were set forth herein, and such provisions are hereby incorporated herein by reference. Each Party acknowledges and agrees that each is aware, and each of their respective Affiliates and representatives is aware (or upon receipt of any material nonpublic information of the other Party, will be advised), of the restrictions imposed by the United States federal securities Laws and other applicable foreign and domestic Laws on Persons possessing material nonpublic information about a public company. Each Party hereby agrees, that during the Pre-Closing Period, except in connection with or support of the transactions contemplated by this Agreement, while any of them are in possession of such material nonpublic information, none of such Persons shall, directly or indirectly (through its Affiliates or otherwise), acquire, offer or propose to acquire, agree to acquire, sell or transfer or offer or propose to sell or transfer any securities of dMY, communicate such information to any other Person or cause or encourage any Person to do any of the foregoing.

Section 6.6 Access to Information.

(a) During the Pre-Closing Period, upon reasonable prior written notice, the Target Companies shall afford the representatives of dMY reasonable access, during normal business hours, to the properties, books and records of the Target Companies and furnish to the representatives of dMY such additional financial and operating data and other information regarding the business of the Target Companies as dMY or its representatives may from time to time reasonably request for purposes of consummating the transactions contemplated by this Agreement, but only to the extent that the Target Companies may do so without violating any obligations to any third party and to the extent that the Target Companies have the authority to grant such access without breaching any restrictions binding on them (and provided that dMY shall abide by the terms of the Confidentiality Agreement). dMY agrees to be responsible for the reasonable and documented out-of-pocket expenses incurred by the Target Companies as a result of providing such access (which shall be treated as Sponsor Transaction Expenses hereunder).

(b) dMY shall coordinate its access rights pursuant to Section 6.6(a) with the Company to reasonably minimize any inconvenience to or interruption of the conduct of the business of the Target Companies.

(c) Notwithstanding anything to the contrary in this Section 6.6, no Target Company or any of its representatives shall be required to disclose any information to dMY during the Pre-Closing Period if such disclosure would (i) jeopardize any attorney-client or other applicable legal privilege, (ii) require disclosure of any trade secrets of the Target Companies or of third parties, cause a violation of any Target Company’s obligations with respect to confidentiality, or violate any Privacy Requirement, or (iii) contravene any applicable Contracts or Laws. The Company and dMY shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the immediately preceding sentence apply. Prior to the Closing, without the prior written consent of the Company, which may be withheld for any reason, dMY and its representatives shall not contact any suppliers to, or customers or other material business relationships of, any Target Company in relation to the transactions contemplated by this Agreement and dMY shall have no right to perform invasive or subsurface investigations of any of the Leased Real Property.

(d) During the Pre-Closing Period, NewCo or the Company shall afford the representatives of dMY an opportunity to participate in weekly teleconference meetings with representatives of the Target Companies to discuss the actual or anticipated effect on any of the Target Companies’ businesses of COVID-19 or any COVID-19 Measures to keep dMY reasonably apprised as to such matters.

Section 6.7 Notification of Certain Matters.

(a) During the Pre-Closing Period, the Company and NewCo shall promptly disclose to dMY in writing any development, fact or circumstance of which the Company has Knowledge, arising before or after the Effective Date, that would cause or would reasonably be expected to result in the failure of the conditions set forth in Section 2.5(a) or Section 2.5(b) to be satisfied.

(b) During the Pre-Closing Period, dMY shall promptly disclose to the Company in writing any development, fact or circumstance of which dMY has Knowledge, arising before or after the Effective Date,

that would cause or would reasonably be expected to result in the failure of the conditions set forth in Section 2.5(a) or Section 2.5(c) to be satisfied.

Section 6.8 Regulatory Approvals; Efforts.

(a) The Parties shall comply promptly but in no event later than ten (10) Business Days after the date hereof with the notification and reporting requirements of the HSR Act, if applicable. The Parties shall use commercially reasonable efforts to promptly obtain, and to cooperate with each other to promptly obtain, all authorizations, approvals, clearances, consents, actions or non-actions of any Governmental Entity in connection with the above filings, applications or notifications. Each Party shall promptly inform the other Parties of any material communication between itself (including its representatives) and any Governmental Entity regarding any of the transactions contemplated by this Agreement. If a Party or any of its Affiliates receives any formal or informal request for supplemental information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement, then the Party, to the extent necessary and advisable, shall provide a reasonable response to such request as promptly as reasonably practicable. All fees or other payments required by applicable Law to any Governmental Entity in order to obtain any such approvals, consents, or Orders shall be Transaction Expenses, fifty percent (50%) of which shall be treated as Company Transaction Expenses hereunder and fifty percent (50%) of which shall be treated as Sponsor Transaction Expenses hereunder.

(b) The Parties shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement and, to the extent permissible, promptly furnish the other with copies of notices or other communications (other than any ministerial notices or other communications) between any Party (including their respective Affiliates and representatives), as the case may be, and any third party and/or Governmental Entity with respect to such transactions. Each Party shall give the other Party and its counsel a reasonable opportunity to review in advance, to the extent permissible, and consider in good faith the views and input of the other Party in connection with, any proposed material written communication to any Governmental Entity relating to the transactions contemplated by this Agreement. Each Party agrees not to participate in any substantive meeting, conference or discussion, either in person or by telephone, with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with the other Party in advance and, to the extent not prohibited by such Governmental Entity, gives the other Party the opportunity to attend and participate.

(c) Each Party shall use its commercially reasonable efforts to resolve objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under any United States federal or state or foreign statutes, rules, regulations, Orders, decrees, administrative or judicial doctrines or other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or constituting anticompetitive conduct (collectively, the “Antitrust Laws”). Subject to the other terms of this Section 6.8(c), each Party shall use its commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

(d) dMY shall not take any action that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated by this Agreement as a result of the application of any Antitrust Law.

(e) Notwithstanding anything in this Agreement to the contrary, but subject to compliance with Section 6.5, nothing in this Section 6.8 shall require NewCo, the Company, dMY, Sponsor, Apax or any of their respective Affiliates, to take any action with respect to any of their respective Affiliates, any of their respective affiliated investment funds or any portfolio company (as such term is commonly understood in the private equity industry) or investment of NewCo, the Company, dMY, Sponsor, Apax or their respective Affiliates, or any interests therein, including selling, divesting or otherwise disposing of, licensing, holding separate, or otherwise restricting or limiting its freedom to operate with respect to, any business, products, rights, services, licenses, investments, or assets, of NewCo, the Company, dMY, Sponsor, Apax or their respective Affiliates, any of their respective affiliated investment funds or any portfolio company (as such term is commonly understood in the private equity industry) or investment of NewCo, the Company, dMY, Sponsor, Apax or their respective Affiliates, or any interests therein.

Section 6.9 Communications; Press Release; SEC Filings.

(a) Prior to the Closing, any press or other public release or public announcement concerning this Agreement or the transactions contemplated by this Agreement or any matter contemplated by the foregoing shall not be issued without the prior written consent of dMY and the Company, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that each Party may make any public announcement that is required by applicable Law or the requirements of any national securities exchange (it being understood that, to the extent practicable, the Party making such public announcement shall provide such announcement to the other Parties prior to release and consider in good faith any comments from such other Parties); and provided, further, that each Party may make announcements regarding this Agreement and the transactions contemplated hereby consisting solely of information contained in and otherwise consistent with any such mutually agreed press release or public announcement and the dMY SEC Documents and the NewCo SEC Filings to their directors, officers, employees, customers, suppliers and other interested parties without the consent of the other Parties; and provided, further, that subject to this Section 6.9, the foregoing shall not prohibit any Party from communicating with third parties to the extent necessary for the purpose of seeking any third party consent.

(b) As promptly as practicable following the Effective Date (but in any event within four (4) Business Days thereafter), dMY shall prepare and file a current report on Form 8-K pursuant to the Securities Exchange Act to report the execution of this Agreement (the “Signing Form 8-K”) and the Parties shall issue a mutually agreeable press release announcing the execution of this Agreement (the “Signing Press Release”). dMY shall provide the Company with a reasonable opportunity to review and comment on the Signing Form 8-K prior to its filing and shall consider such comments in good faith. dMY shall not file any such documents with the SEC without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).

(c) As promptly as reasonably practicable after the Effective Date, but in any event following delivery of any information required to be delivered by NewCo pursuant to this Section 6.9, (i) dMY and NewCo shall prepare and NewCo shall file with the SEC a pre-effective Registration Statement, which shall comply as to form, in all material respects, with, as applicable, the provisions of the Securities Act and the rules and regulations promulgated thereunder (it being understood that the Registration Statement shall include a proxy statement/prospectus which will be included therein as a prospectus and which will be used as the Proxy Statement for the purpose of (A) providing dMY Stockholders with the opportunity to participate in the dMY Share Redemption and (B) soliciting proxies from the dMY Stockholders to vote at the dMY Stockholder Meeting in favor of the dMY Stockholder Voting Matters).

(d) Prior to filing with the SEC, NewCo will make available to dMY drafts of the Registration Statement and any other documents to be filed with the SEC that relate to the transactions completed hereby, both preliminary and final, and drafts of any amendment or supplement to the Registration Statement or such other document and will provide dMY with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith. NewCo will advise dMY promptly after it receives notice thereof (and only to the extent applicable), of (i) the time when the Registration Statement has been filed, (ii) in the event the Registration Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC, (iii) the filing of any supplement or amendment to the Registration Statement, (iv) any request by the SEC for amendment of the Registration Statement, (v) any comments, written or oral, from the SEC relating to the Registration Statement and responses thereto and (vi) requests by the SEC for additional information in connection with the Registration Statement. NewCo shall promptly respond to any comments of the SEC on the Registration Statement, and shall use its commercially reasonable efforts to have the Registration Statement cleared by the SEC under the Securities

Act as soon after filing as practicable; provided that prior to responding to any requests or comments from the SEC, NewCo will make available to dMY drafts of any such response and provide dMY with reasonable opportunity to comment on such drafts.

(e) As promptly as reasonably practicable after the Effective Date, but in any event following delivery of any information required to be delivered by NewCo pursuant to this Section 6.9, dMY and NewCo shall prepare and dMY shall file with the SEC a preliminary Proxy Statement, which shall comply as to form, in all material respects, with, as applicable, the provisions of the Securities Exchange Act and the rules and regulations promulgated thereunder, for the purpose of (A) providing dMY Stockholders with the opportunity to participate in the dMY Share Redemption and (B) soliciting proxies from the dMY Stockholders to vote at the dMY Stockholder Meeting in favor of the dMY Stockholder Voting Matters. dMY shall file the definitive Proxy Statement with the SEC and cause the Proxy Statement to be mailed to its stockholders of record, as of the record date to be established by the dMY Board in accordance with Section 6.9(l), at such time as reasonably agreed by dMY and NewCo promptly following the SEC Clearance Date.

(f) Prior to filing with the SEC, dMY will make available to NewCo drafts of the Proxy Statement (to be filed as part of with the Registration Statement) and any other documents to be filed with the SEC that relate to the transactions completed hereby, both preliminary and final, and drafts of any amendment or supplement to the Proxy Statement or such other document and will provide NewCo with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith. dMY will advise NewCo promptly after it receives notice thereof (and only to the extent applicable), of (i) the time when the Proxy Statement has been filed, (ii) (a) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Securities Exchange Act or (b) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC, (iii) the filing of any supplement or amendment to the Proxy Statement, (iv) any request by the SEC for amendment of the Proxy Statement, (v) any comments, written or oral, from the SEC relating to the Proxy Statement and responses thereto and (vi) requests by the SEC for additional information in connection with the Proxy Statement. dMY shall promptly respond to any comments of the SEC on the Proxy Statement, and shall use its commercially reasonable efforts to have the Proxy Statement cleared by the SEC under the Securities Exchange Act as soon after filing as practicable; provided that prior to responding to any requests or comments from the SEC, dMY will make available to NewCo drafts of any such response and provide NewCo with reasonable opportunity to comment on such drafts.

(g) If at any time prior to the Closing (including prior to the dMY Stockholder Meeting) any Party discovers or becomes aware of any information that is required to be set forth in an amendment or supplement to the Registration Statement and/or the Proxy Statement so that the Registration Statement and/or the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such Party shall promptly inform the other Parties hereto and the Parties shall cooperate reasonably in connection with preparing and, to the extent required by Law, disseminating (including by promptly transmitting to the dMY Stockholders) any such amendment or supplement to the Registration Statement and/or Proxy Statement containing such information; provided that no information received by dMY or the Company pursuant to this Section 6.9(g) shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made hereunder by any Party, and no such information shall be deemed to change, supplement or amend the Schedules hereto.

(h) The Parties acknowledge that a substantial portion of the Proxy Statement and certain other forms, reports and other filings required to be made by dMY under the Securities Act, the Securities Exchange Act or other applicable Law in connection with the transactions contemplated by this Agreement (collectively, “Additional dMY Filings”) shall include disclosure regarding the Target Companies and the business of the Target Companies and the Target Companies’ management, operations and financial condition and a substantial portion of the Registration Statement and certain other forms, reports and other filings required to be made by the NewCo under the Securities Act, the Securities Exchange Act or other applicable Law in connection with the transactions contemplated by this Agreement (collectively, “Additional NewCo Filings”) shall include disclosure regarding dMY and the business of dMY and dMY’s management, operations and financial condition. Accordingly, NewCo agrees to, and agrees to cause the Target Companies to, as promptly as reasonably practicable, provide dMY with all information concerning the Target Companies and dMY agrees to as promptly as reasonably practicable provide NewCo with all information concerning dMY and, in each case, their respective business, management, operations and financial condition, in each case, that is reasonably requested by dMY with respect to NewCo and by NewCo with respect to dMY to be included in the Proxy Statement or the Registration Statement, the Closing Form 20-F, Additional dMY Filings, Additional NewCo Filings or any other dMY SEC Filing, in each case as applicable. NewCo shall make, and shall cause Target Companies to, make, and dMY shall make and each shall cause their respective Affiliates, directors, officers, managers and employees to make, available to the other its counsel, auditors and other representatives in connection with the drafting of the Proxy Statement, the Registration Statement, the Closing Form 20-F, Additional dMY Filings and Additional NewCo Filings, as reasonably requested by the other party, and responding in a timely manner to comments thereto from the SEC. dMY and NewCo shall make all necessary filings with respect to the transactions contemplated by this Agreement under the Securities Act, the Securities Exchange Act, applicable blue sky Laws and the rules and regulations thereunder and any other applicable Laws, and dMY and NewCo shall reasonably cooperate in connection therewith. Without limiting the generality of the foregoing, NewCo and dMY shall reasonably cooperate in connection with (i) preparation for inclusion in the Registration Statement and the Closing Form 20-F of pro forma financial statements that comply with the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC) to the extent such pro forma financial statements are required by the Registration Statement and (ii) obtaining the consents of their respective auditors as required in connection with the Registration Statement, the transactions set forth under this Agreement or applicable Law.

(i) At least five (5) days prior to Closing, NewCo shall begin preparing a shell company report on Form 20-F in connection with and announcing the Closing, together with, or incorporating by reference, such information that is or may be required to be disclosed with respect to the transactions contemplated by this Agreement pursuant to Form 20-F (the “Closing Form 20-F”). NewCo shall provide dMY with a reasonable opportunity to review and comment on the Closing Form 20-F prior to its filing and shall consider such comments in good faith. Prior to the Closing, the Parties shall prepare a mutually agreeable press release announcing the consummation of the transactions contemplated by this Agreement (“Closing Press Release”). NewCo shall not file any such documents with the SEC without the prior written consent of dMY (such consent not to be unreasonably withheld, conditioned or delayed). Concurrently with the Closing, dMY shall distribute the Closing Press Release, and promptly thereafter, NewCo shall file the Closing Form 20-F with the SEC.

(j) The Company shall make available the 2019 Audited Financial Statements to dMY as soon as available after the Effective Date. NewCo shall use commercially reasonable efforts to provide to dMY as promptly as reasonably practicable after the Effective Date, (i) audited consolidated balance sheets of the Target Companies as of December 31, 2019 and December 31, 2018, and related audited consolidated statements of operations, shareholders’ equity and cash flows for the fiscal years ended on such dates, together with all related notes and schedules thereto, accompanied by the reports thereon of the Target Companies’ independent auditors (which reports shall be unqualified), prepared in accordance with U.S. GAAP, applied on a consistent basis throughout the covered periods and Regulation S-X of the SEC and in each case, audited in accordance with the standards of the PCAOB (the “PCAOB Financial Statements”), (ii) unaudited consolidated financial statements of the Target Companies including consolidated balance sheets, statements of operations, statements of partners’ equity and statements of cash flows as of and for the fiscal period ended September 30, 2020 together with all related notes and schedules thereto, prepared in accordance with U.S. GAAP applied on a consistent basis throughout the covered periods and Regulation S-X of the SEC and reviewed by the Target Companies’ independent auditor in accordance with Statement on Auditing Standards No. 100 issued by the American Institute of Certified Public Accountants, (iii) all

other audited and unaudited financial statements of the Target Companies and any company or business units acquired by the Target Companies, as applicable, required under the applicable rules and regulations and guidance of the SEC to be included in the Registration Statement (including pro forma financial information), (iv) all selected financial data of the Target Companies required to be included in the Registration Statement and (v) management’s discussion and analysis of financial condition and results of operations) with respect to the periods described in clauses (i) and (ii) above, as necessary for inclusion in the Registration Statement.

(k) Each Party covenants and agrees that the information supplied or to be supplied by such Party or its Affiliates for inclusion in the Registration Statement, the Proxy Statement, the Additional dMY Filings, the Additional NewCo Filings, any other dMY SEC Filing, any other NewCo SEC Filing, any document submitted to any other Governmental Entity or any announcement or public statement regarding the transactions contemplated by this Agreement (including the Signing Press Release and the Closing Press Release) shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading at (i) the time such information is filed, submitted or made publicly available, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the dMY Stockholders, (iii) the time of the dMY Stockholder Meeting or (iv) the Closing (subject to the qualifications and limitations set forth in the materials provided by such Party or that are included in such filings and/or mailings).

(l) dMY shall, as promptly as practicable following the SEC Clearance Date (and in no event later than the date the Proxy Statement is required to be mailed in accordance with Section 6.9(e)), establish a record date (which date shall be mutually agreed with the Company) for, duly call and give notice of, the dMY Stockholder Meeting. Without the prior written consent of NewCo, the dMY Stockholder Voting Matters shall be the only matters (other than procedural matters or any other matters required by applicable Law) which dMY shall propose to be acted on by the dMY Stockholders at the dMY Stockholder Meeting. dMY shall convene and hold a meeting of dMY Stockholders, for the purpose of obtaining the approval of the dMY Stockholder Voting Matters, which meeting shall be held as soon as practicable after dMY commences the mailing of the Proxy Statement to its Stockholders (which date shall be mutually agreed with the Company) but in any event not more than forty-five (45) days after such date. dMY shall use its reasonable best efforts to take all actions necessary to obtain the approval of the dMY Stockholder Voting Matters at the dMY Stockholder Meeting, including as such dMY Stockholder Meeting may be adjourned or postponed in accordance with this Agreement, including by soliciting proxies as promptly as practicable in accordance with applicable Law for the purpose of seeking the approval of the dMY Stockholder Voting Matters. dMY shall, through the dMY Board, recommend to the dMY Stockholders that they vote in favor of the dMY Stockholder Voting Matters and shall include such recommendation in the Proxy Statement (the “dMY Board Recommendation”). The dMY Board shall not (and no committee or subgroup thereof shall) (A) except as otherwise required by applicable Law, change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the dMY Board Recommendation, (B) adopt, approve, endorse or recommend any dMY Competing Transaction, (C) except as otherwise required by applicable Law, following a request in writing by NewCo that the dMY Board Recommendation be reaffirmed publicly (it being agreed that NewCo may only make two (2) requests pursuant to this clause (C)), fail to reaffirm publicly the dMY Board Recommendation within ten (10) day after the Company made such request or (D) agree to take any of the foregoing actions.

(m) dMY agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the dMY Stockholder Meeting for the purpose of seeking approval of the dMY Stockholder Voting Matters shall not be affected by any intervening event or circumstance, and dMY agrees to establish a record date for, duly call, give notice of, convene and hold the dMY Stockholder Meeting and submit for the approval of the dMY Stockholders the dMY Stockholder Voting Matters, in each case as contemplated by this Section 6.9(m), regardless of whether or not there shall have occurred any intervening event or circumstance. Notwithstanding anything to the contrary contained in this Agreement, dMY shall be entitled to (and in the case of the following clauses (ii) and (iv), at the request of NewCo, shall) postpone or adjourn the dMY Stockholder Meeting for a period of no longer than 15 Business Days: (i) to ensure that any supplement or amendment to the Proxy Statement that the dMY Board has determined in good faith, after consultation with outside legal counsel, is required by applicable Law is disclosed to dMY Stockholders and for such supplement or amendment to be promptly disseminated to dMY Stockholders prior to the dMY Stockholder Meeting; (ii) if, as of the time for which the dMY Stockholder Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of outstanding capital stock of dMY represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the dMY Stockholder Meeting; (iii) to seek withdrawals of redemption requests from dMY Stockholders; or (iv) in order to solicit additional proxies from stockholders for purposes of obtaining approval of the dMY Stockholder Voting Matters; provided, that, in the event of any such postponement or adjournment, the dMY Stockholder Meeting shall be reconvened as promptly as practicable following such time, as the matters described in such clauses have been resolved.

Section 6.10 Expenses. Except as otherwise provided in this Agreement (including, without limitation, Section 2.1), each Party shall be solely liable for and pay all of its own costs and expenses (including attorneys’, accountants’ and investment bankers’ fees and other out-of-pocket expenses) incurred by such Party or its Affiliates in connection with the negotiation and execution of this Agreement and the Ancillary Agreements, the performance of such Party’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

Section 6.11 Directors and Officers.

(a) Beginning on the Closing Date and continuing until the sixth (6th) anniversary of the Closing Date, NewCo and the Surviving Company (i) shall and shall cause each Target Company and the Surviving Company to maintain in effect all rights to indemnification, advancement of expenses, exculpation and other limitations on Liability to the extent provided in the Governing Documents of such Target Company, the Surviving Company or dMY, in each case, as in effect as of the Effective Date (“D&O Provisions”) in favor of any current or former director, officer, or manager, or, to the extent authorized under the applicable D&O Provisions, any employee, agent or representative of dMY, any Target Company or the Surviving Company (collectively, with such Person’s heirs, executors or administrators, the “Target Indemnified Persons”), and (ii) shall not, and shall not permit any Target Company or the Surviving Company to, amend, repeal or modify in a manner adverse to the beneficiary thereof any provision in the D&O Provisions as it relates to any Target Indemnified Person, in each case relating to a state of facts existing prior to Closing, without the written consent of such affected Target Indemnified Person (it being agreed that each Target Indemnified Person shall be a third party beneficiary of this Section 6.11) or as otherwise required by applicable Law. After the Closing, in the event that any Target Company or its successors (i) consolidates with or merges into any other Person and is not the continuing or surviving company or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then in each such case, NewCo or the Surviving Company shall cause proper provision to be made so that the successors of the Target Company shall succeed to and be bound by the obligations set forth in this Section 6.11.

(b) Tail Policy.

(i) For a period of six (6) years from and after the Closing Date, NewCo shall purchase and maintain in effect policies of directors’ and officers’ liability insurance covering those Persons who are currently covered by such policies of the Target Companies and dMY with respect to claims arising from facts or events that occurred on or before the Closing and with no less favorable coverage and amounts as, and contain terms and conditions no less advantageous than, in the aggregate, the coverage currently provided by such current policy.

(ii) At or prior to the Closing Date, NewCo shall purchase and maintain in effect for a period of six (6) years thereafter, “run-off” coverage as provided by any Target Company’s and dMY’s fiduciary and employee benefit policies, in each case, covering those Persons who are covered on the Effective

Date by such policies and with terms, conditions, retentions and limits of liability that are no less advantageous than the coverage provided under any Target Company’s or dMY’s existing policies (the policies contemplated by the foregoing clauses (i) and (ii), collectively, the “Tail Policy”); provided that in no event shall NewCo be required to expend on the premium thereof in excess of three hundred percent (300%) of the aggregate annual premiums currently payable by the Company and dMY with respect to such current policies (the “Premium Cap”); provided, further, that if such minimum coverage under any such Tail Policy is or becomes not available at the Premium Cap, then any such Tail Policy shall contain the maximum coverage available at the Premium Cap. No claims made under or in respect of such Tail Policy related to any fiduciary or employee of any Target Company shall be settled without the prior written consent of NewCo.

Section 6.12 Equity Financing; Cooperation. From and after the Effective Date until the earlier of the Closing and the termination of this Agreement pursuant to Section 7.1, each of dMY and NewCo shall take, or cause to be taken, all reasonable actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements, including maintaining in effect such Subscription Agreements and shall use its commercially reasonable efforts to: (i) satisfy in all material respects on a timely basis all conditions and covenants applicable to such Party in such Subscription Agreements and otherwise comply with its obligations thereunder and (ii) in the event that all conditions in such Subscription Agreements (other than conditions that such Party or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, consummate transactions contemplated by such Subscription Agreements at or prior to Closing. Without limiting the generality of the foregoing, each of dMY and NewCo shall give the other such Party, prompt written notice: (A) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to any Subscription Agreement known to such Party; (B) of the receipt of any written notice or other written communication from any party to any Subscription Agreement (other than written notices or other written communication from such other Party) with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement and (C) if such Party does not expect to receive all or any portion of the PIPE Investment Amount on the terms, in the manner or from the PIPE Investors contemplated by the Subscription Agreements. dMY or NewCo, as applicable, shall deliver all notices it is required to deliver under the Subscription Agreements on a timely basis in order to cause the PIPE Investors to consummate the transactions contemplated by the Subscription Agreements at or prior to the Closing.

Section 6.13 Stock Transactions. During the Pre-Closing Period, except as otherwise contemplated by this Agreement, neither NewCo nor any of its Affiliates, directly or indirectly, shall engage in any transactions involving the securities of dMY without the prior written consent of dMY.

Section 6.14 Charter Documents. Promptly following the date hereof, but in no event later than one (1) Business Day prior to the filing of the Registration Statement pursuant to Section 6.9, dMY and NewCo shall reasonably agree upon the form of the NewCo Amended and Restated Memorandum of Incorporation and the NewCo Amended and Restated Articles of Incorporation (collectively, the “NewCo Governing Documents”), which shall include, among others, provisions relating to a classified board and customary provisions for indemnification of directors and officers of a public company. Immediately prior to the Closing, following the Redemption, NewCo shall adopt the NewCo Governing Documents in accordance with the provisions hereof and the applicable provisions of the Guernsey Companies Law.

Section 6.15 Exclusivity.

(a) From the Effective Date, until the earlier of the Closing or the termination of this Agreement in accordance with Section 7.1, NewCo shall not, and shall cause the Target Companies, its controlled Affiliates, its representatives and each of their respective representatives not to, directly or indirectly,

(i) solicit, initiate or take any action to facilitate or encourage any inquiries or the making, submission or announcement of, any proposal or offer from any Person or group of Persons other than dMY and the Sponsor (and their respective representatives, acting in their capacity as such) (a “Competing Buyer”) that may constitute, or could reasonably be expected to lead to, a Competing Transaction; (ii) enter into, participate in, continue or otherwise engage in, any discussions or negotiations with any Competing Buyer regarding a Competing Transaction; (iii) furnish (including through the Data Room) any information relating to any Target Company or any of its assets or businesses, or afford access to the assets, business, properties, books or records of any Target Company to a Competing Buyer, in all cases for the purpose of assisting with or facilitating, or that could otherwise reasonably be expected to lead to, a Competing Transaction; (iv) approve, endorse or recommend any Competing Transaction; or (v) enter into a Competing Transaction or any agreement, arrangement or understanding (including any letter of intent or term sheet) relating to a Competing Transaction or publicly announce an intention to do so; provided that none of the foregoing restrictions shall prohibit any Target Company from taking the actions permitted by the exceptions set forth in Section 5.1(a)(xi) of this Agreement or the related sections of the Company Disclosure Letter, and any such action shall not be deemed a violation of this Section 6.15(a). NewCo shall, and shall cause the Target Companies, its controlled Affiliates, and its and their representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Competing Transaction.

(b) From the Effective Date, until the earlier of the Closing or the termination of this Agreement in accordance with Section 7.1, the Sponsor and dMY shall not, and shall cause their respective controlled Affiliates and their and such Affiliates’ representatives not to, directly or indirectly, (i) solicit, initiate or take any action to facilitate or encourage any inquiries or the making, submission or announcement of, any proposal or offer from any Person or group of Persons other than NewCo (and its representatives, acting in their capacity as such) (an “Alternative Target”) that may constitute or could reasonably be expected to lead to, a dMY Competing Transaction, (ii) enter into, participate in, continue or otherwise engage in, any discussions or negotiations with any Alternative Target regarding a dMY Competing Transaction; (iii) furnish (including through the Data Room) any non-public information relating to dMY or any of its assets or businesses, or afford access to the assets, business, properties, books or records of dMY to an Alternative Target, in all cases for the purpose of assisting with or facilitating, or that could otherwise reasonably be expected to lead to, a dMY Competing Transaction; (iv) approve, endorse or recommend any dMY Competing Transaction; or (v) enter into a dMY Competing Transaction or any agreement, arrangement or understanding (including any letter of intent or term sheet) relating to a dMY Competing Transaction or publicly announce an intention to do so. dMY and the Sponsor shall, and shall cause their respective controlled Affiliates and their and such Affiliates’ representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a dMY Competing Transaction.

Section 6.16 De-Listing. Prior to Closing, dMY shall cooperate with NewCo and use its reasonable best efforts to take, or cause to be taken, all actions reasonably necessary to de-list dMY’s Class A Common Stock from the Stock Exchange and de-register such securities under the Exchange Act as soon as practicable following the Merger Effective Time (and in any event no later than five (5) Business Days thereafter).

Section 6.17 Tax Matters.

(a) On or prior to the Closing Date, NewCo shall file an election under Treasury Regulations Section 301.7701-3(c) to be classified as an association taxable as a corporation for U.S. federal income tax purposes, effective as of the date of formation, and the Company shall provide a copy of the IRS Form 8832 to dMY at Closing.

(b) dMY, NewCo and the Company shall use their respective commercially reasonable efforts to cause the transactions contemplated herein to qualify for, and agree not to, and not to permit or cause any Affiliate or any Subsidiary to, take any actions or cause any action to be taken that could reasonably be expected to prevent, impair or impede the Intended Tax Treatment. The Parties intend that, following the Merger, NewCo causes the Surviving Company, directly or indirectly, to continue dMY’s historic business or use a significant portion of dMY’s historic business assets in a business, in each case, to the extent required pursuant to Treasury Regulations Section 1.368-1(d).

(c) This Agreement shall constitute and hereby is adopted as a “plan of reorganization” with respect to the Merger within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations thereunder.

(d) dMY, NewCo and the Company shall prepare and file all income Tax Returns consistent with, and shall not take any income Tax reporting position inconsistent with, the Intended Tax Treatment, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code. Each of the Parties agrees to use reasonable best efforts to promptly notify all other Parties of any challenge to the Intended Tax Treatment by any Taxing Authority.

(e) dMY, NewCo and the Company shall reasonably cooperate for purposes of allowing K&E to render a tax opinion at Closing regarding (i) the treatment of the Merger as a “reorganization” under Section 368(a) of the Code and (ii) taken together, the treatment of the exchange of shares pursuant to the Pre-Closing Reorganization, the PIPE Investment and the Merger as an exchange under Section 351 of the Code, including, in each case, providing to K&E at Closing (and, if required, as of the effective date of the Proxy Statement) a signed officer’s certificate containing customary representations and warranties of the Company as shall be reasonably necessary or appropriate to enable such counsel to render its opinion.

(f) The Company shall cause all Transfer Taxes to be paid. The Company shall prepare and file, or shall cause to be prepared and filed, in a timely manner, all necessary Tax Returns and other documentation with respect to all Transfer Taxes, and, if required by applicable Law, the Parties will, and will cause their respective Affiliates to, reasonably cooperate and join in the execution of any such Tax Returns and other documentation. The Parties shall reasonably cooperate to establish any available exemption from (or reduction in) any Transfer Tax. The Company shall provide the other Parties with evidence reasonably satisfactory to such other Party or Parties that such Transfer Taxes have been paid, or if the relevant transactions are exempt from Transfer Taxes, evidence of the filing of an appropriate certificate or other evidence of exemption.

(g) The Pre-Closing Holders and the Target Companies shall terminate or cause to be terminated any and all of the Tax Sharing Agreements in effect, written or unwritten, on the Closing Date as between the Pre-Closing Holders or any predecessor or Affiliate thereof, on the one hand, and any Target Company, on the other hand, for all Taxes imposed by any Taxing Authority or other Governmental Entity, regardless of the period in which such Taxes are imposed, and there shall be no continuing obligation to make any payments under any such Tax Sharing Agreements.

Section 6.18 Additional Support Agreements. As soon as reasonably practicable following the date hereof, and in any event prior to the Pre-Closing Reorganization, the Company shall use its reasonable best efforts to cause each Pre-Closing Holder not otherwise party to a Transaction Support Agreement to enter into and deliver an executed counterpart of the Transaction Support Agreement (“Additional Support Agreements”), provided, that dMY acknowledges and agrees that failure to obtain such Additional Support Agreements is not, and shall not be, a condition to Closing. The Company shall deliver true, correct and complete copies of each such fully executed Additional Support Agreements to dMY prior to the Pre-Closing Reorganization.

Section 6.19 Loan Notes Repayment. At least ten (10) Business Days prior to the Closing Date, MidCo shall, and the Company shall cause MidCo to, issue the applicable notices of repayment to each Noteholder in accordance with paragraph 1 of Schedule 2 of the Manager Loan Note Instrument or paragraph 1 of Schedule 2 of the Investor Loan Note Instrument, as applicable. At least five (5) Business Days prior to the Closing Date, MidCo shall, and the Company shall cause MidCo to, obtain from each Noteholder the original certificates such Noteholder holds in respect of the Loan Notes issued to such Noteholder.

Section 6.20 Company Required Approval. Prior to the Closing, and in any event prior to the consummation of the Pre-Closing Reorganization, NewCo and the Company shall obtain the Company Required Approval and promptly deliver evidence of the same to dMY.

Section 6.21 Pre-Closing Reorganization. NewCo and the Company shall take, and shall cause to be taken, all actions and do all things in order to effect the Pre-Closing Reorganization effective immediately prior to the Closing, including taking the steps set forth in Exhibit A.

Section 6.22 Redemption. Immediately prior to the Closing and in any event prior to the taking of the actions contemplated by Section 6.14, NewCo and the Company shall take, or cause to be taken, all actions and do all things in order to effect the Redemption.

Section 6.23 Name Change. In connection with the Closing, (a) dMY shall execute and file such documents as may be required to change the name of dMY to a new name and (b) NewCo shall execute and file such documents as may be required to change the name of NewCo to a new name, in each case, to be mutually agreed to by dMY and NewCo following the date hereof.

ARTICLE VII

TERMINATION

Section 7.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing only as follows:

(a) by the mutual written consent of the Company and dMY;

(b) by the Company or dMY by written notice to the other Party or Parties if any applicable Law is in effect making the consummation of the transactions contemplated by this Agreement illegal or any final, non-appealable Order is in effect permanently preventing the consummation of the transactions contemplated by this Agreement; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any Party whose breach of any representation, warranty, covenant or agreement of this Agreement results in or causes such final, non-appealable Order or other action;

(c) by the Company or dMY by written notice to the other Party or Parties if the consummation of the transactions contemplated by this Agreement shall not have occurred on or before June 11, 2021 (the “Outside Date”); provided, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any Party that has materially breached any of its representations, warranties, covenants or agreements under this Agreement and such material breach is the primary cause of or has resulted in the failure of the Business Combination to be consummated on or before such date;

(d) by the Company, if dMY breaches in any material respect any of its representations or warranties contained in this Agreement or breaches or fails to perform in any material respect any of its covenants contained in this Agreement, which breach or failure to perform (i) would render a condition precedent to the Company’s obligations to consummate the transactions set forth in Section 2.5(a) or Section 2.5(c) of this Agreement not capable of being satisfied, and (ii) after the giving of written notice of such breach or failure to perform to dMY by the Company, cannot be cured or has not been cured by the Outside Date, and thirty (30) Business Days after receipt of such written notice (in which case the Outside Date shall automatically be extended until the end of such thirty (30) Business Day period, but in no event on more than one occasion) and the Company has not waived in writing such breach or failure; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to the Company if the Company is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement;

(e) by dMY, if the Company or NewCo breaches in any material respect any of its representations or warranties contained in this Agreement or the Company or NewCo breaches or fails to perform in any material respect any of its covenants contained in this Agreement, which breach or failure to perform (i) would render a condition precedent to dMY’s obligations to consummate the transactions set forth in Section 2.5(a) or Section 2.5(b) of this Agreement not capable of being satisfied, and (ii) after the giving of written notice of such breach or failure to perform to the Company or NewCo, as applicable, by dMY, cannot be cured or has not been cured by the Outside Date, and thirty (30) Business Days after the receipt of such written notice (in which case the Outside Date shall automatically be extended until the end of such thirty (30) Business Day period, but in no event on more than one occasion) and dMY has not waived in writing such breach or failure; provided, however, that the right to terminate this Agreement under this Section 7.1(e) shall not be available to dMY if dMY is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement; or

(f) by written notice from either the Company or dMY to the other if the Required Vote is not obtained at the dMY Stockholder Meeting (subject to any adjournment or postponement thereof); provided, that, the right to terminate this Agreement under this Section 7.1(f) shall not be available to dMY if dMY has materially breached its covenant or agreement set forth in Section 6.15(b) or in the fourth or fifth sentence of Section 6.9(l) and such material breach is the primary cause of or has resulted in the failure of the Required Vote to be obtained.

Section 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall immediately become null and void, without any Liability on the part of any Party or any other Person, and all rights and obligations of each Party shall cease; provided that (a) the Confidentiality Agreement and the agreements contained in Section 6.9(a), Section 6.10, this Section 7.2 and Article VIII of this Agreement, and any other Section or Article of this Agreement referenced in Section 6.9(a), Section 6.10, this Section 7.2 or Article VIII which are required to survive in order to give appropriate effect to Section 6.9(a), Section 6.10, this Section 7.2 and Article VIII, survive any termination of this Agreement and remain in full force and effect and (b) no such termination shall relieve any Party from any Liability arising out of or incurred as a result of its Fraud or its willful and material breach of this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Amendment and Waiver. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by dMY, the Sponsor and NewCo. No waiver of any provision or condition of this Agreement shall be valid unless the same shall be in writing and signed by the Party against which such waiver is to be enforced. No waiver by any Party of any default, breach of representation or warranty or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence. Any such amendment or waiver may occur after the approval of the dMY Stockholder Voting Matters at the dMY Stockholder Meeting so long as such amendment or waiver would not require the further approval of the dMY Stockholders under applicable Law without such approval having first been obtained.

Section 8.2 Waiver of Remedies; Survival of Representations and Warranties.

(a) Except (i) in the case of Fraud, (ii) as set forth in Section 7.2 or (iii) claims to enforce the performance of the covenants required to be performed in whole or in part after the Closing in accordance with Section 8.11, the NewCo Parties shall have no liability to dMY, the Sponsor, the Target Companies or its and their respective successors and permitted assigns, officers, directors, managers, direct and indirect equityholders, members, partners, employees, Affiliates, agents and representatives (collectively, the “dMY Parties”) for any and all losses that are sustained or incurred by any of the dMY Parties by reason of, resulting from or arising out of any breach of or inaccuracy in any of the Company’s representations or warranties or breach of any covenant to the extent providing for performance prior to the Closing contained in this Agreement or any certificate delivered in connection with this Agreement. Except (i) in the case of Fraud, (ii) as set forth in Section 7.2 or (iii) claims to enforce the performance of the covenants required to be performed in whole or in part after the Closing in accordance with Section 8.11, the dMY Parties shall have no liability to NewCo and its successors and permitted assigns, officers, directors, managers, direct and indirect equityholders, members, partners, employees, Affiliates, agents and representatives (collectively, the “NewCo Parties”) for any and all losses that are sustained or incurred by any of the NewCo Parties by reason of, resulting from or arising out of any breach of or inaccuracy in any of dMY’s or the Sponsor’s representations or warranties or breach of any covenant to the extent providing for performance prior to the Closing contained in this Agreement or any certificate delivered in connection with this Agreement.

(b) The representations and warranties of the Parties set forth in Article III and Article IV and all covenants of any of the Parties that are to be fully performed prior to Closing, shall not survive the Closing.

Section 8.3 Notices. All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 8.3, notices, demands and other communications to the Parties shall be sent to the addresses indicated below:

Notices to NewCo, the Company, MidcCo, or Merger Sub	with copies to (which shall not constitute notice):

Galileo NewCo Limited c/o Apax Partners LLP 33 Jermyn Street London SW1Y 6DN Attention: Gabriele Cipparrone and Albert Costa Centena E-mail: gabriele.cipparone@apax.com and albert.costa@apax.com

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Edward J. Lee, Srinivas Kaushik and Abhishek Kolay,

E-mail: edward.lee@kirkland.com, skaushik@kirkland.com and abhishek.kolay@kirkland.com,

Notices to dMY and the Sponsor:	with a copy to (which shall not constitute notice):

dMY Sponsor II, LLC 1180 North Town Center Drive, Suite 100 Las Vegas, Nevada 89144 Attention: Niccolo de Masi Harry L. You Email: niccolo@dmytechnology.com harry@dmytechnology.com	White & Case LLP 1221 Avenue of the Americas New York NY 10020 Attention: Joel Rubinstein Tali Sealman E-mail: joel.rubinstein@whitecase.com tali.sealman@whitecase.com

Section 8.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any Party (including by operation of Law) without the prior written consent of the other Parties. Any purported assignment or delegation not permitted under this Section 8.4 shall be null and void.

Section 8.5 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable Law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

Section 8.6 Interpretation. The headings and captions used in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Disclosure Letter, Schedule or Exhibit attached hereto or delivered at the same time and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word “including” herein shall mean “including without limitation.” The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to a specific Section, Subsection, Clause, Recital, Section of a Disclosure Letter, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Clauses, Recitals, Sections of a Disclosure Letter, Schedules or Exhibits of this Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. References herein to any gender shall include each other gender. The word “or” shall not be exclusive unless the context clearly requires the selection of one (1) (but not more than one (1)) of a number of items. References to “written” or “in writing” include in electronic form. References herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and permitted assigns; provided, however, that nothing contained in this Section 8.6 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement. References herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity. Any reference to “days” shall mean calendar days unless Business Days are specified; provided that if any action is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. References herein to any Contract (including this Agreement) mean such Contract as amended, restated, supplemented or modified from time to time in accordance with the terms thereof; provided that with respect to any Contract listed (or required to be listed) on the Disclosure Letters, all material amendments and modifications thereto (but excluding any purchase orders, work orders or statements of work) must also be listed on the appropriate section of the applicable Disclosure Letter. With respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” References herein to any Law shall be deemed also to refer to such Law, as amended, and all rules and regulations promulgated thereunder. If any Party has breached any representation, warranty, covenant or agreement contained in this Agreement in any respect, the fact that there exists another representation, warranty, covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, covenant or agreement. The word “extent” in the phrase “to the extent” (or similar phrases) shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” An accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP or U.S. GAAP, as applicable. Except where otherwise provided, all amounts in this Agreement are stated and shall be paid in United States dollars. The Parties and their respective counsel have reviewed and negotiated this Agreement as the joint agreement and understanding of the Parties, and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. Any information or materials shall be deemed provided, made available or delivered to dMY if such information or materials have been uploaded to the electronic data room maintained by the Company and its financial advisors on the Intralinks online-platform for purposes of the transactions contemplated by this Agreement (the “Data Room”) or otherwise provided to dMY’s representatives (including counsel) via electronic mail, in each case, no later than one day prior to the Effective Date. The content of the Data Room as of the Effective Date will be stored on six (6) identical encrypted USB devices, and the Company will cause three (3) such devices to be sent to dMY within thirty (30) days of the Effective Date.

Section 8.7 Entire Agreement. This Agreement, the Ancillary Agreements and the Confidentiality Agreement (together with the Disclosure Letters and Exhibits to this Agreement) contain the entire agreement and understanding among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions (including that certain non-binding letter of intent among dMY, the Company and Apax Partners LLP, dated as of September 16, 2020), whether written or oral, relating to such subject matter in any way. The Parties have voluntarily agreed to define their rights and Liabilities with respect to the transactions contemplated by this Agreement exclusively pursuant to the express terms and provisions of this Agreement, and the Parties disclaim that they are owed any duties or are entitled to any remedies not set forth in this Agreement. Furthermore, this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations and no Person has any special relationship with another Person that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s-length transaction.

Section 8.8 Counterparts; Electronic Delivery. This Agreement, the Ancillary Agreements and the other agreements, certificates, instruments and documents delivered pursuant to this Agreement may be executed and delivered in one or more counterparts and by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a Contract and each Party forever waives any such defense.

Section 8.9 Governing Law; Waiver of Jury Trial; Jurisdiction. The Law of the State of Delaware shall govern (a) all claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts. Nothing in this Section 8.9, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity. Each Party agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

Section 8.10 Trust Account Waiver. Each of the Company and NewCo acknowledges that dMY has established the Trust Account for the benefit of its public dMY Stockholders, which holds proceeds of its initial public offering. For and in consideration of dMY entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company and NewCo, for itself and its repective Affiliates it has the authority to bind, hereby agrees it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets in the Trust Account (or distributions therefrom to (i) the public dMY Stockholders upon the redemption of their shares and (ii) the underwriters of dMY’s initial public offering in respect of their deferred underwriting commissions held in the

Trust Account, in each case as set forth in the Trust Agreement (collectively, the “Trust Distributions”)), and hereby waives any claims it has or may have at any time solely against the Trust Account (including the Trust Distributions) as a result of, or arising out of, any discussions, contracts or agreements (including this Agreement and the Subscription Agreements) between dMY, on the one hand, and NewCo or the Company, on the other hand, and will not seek recourse against the Trust Account (including the Trust Distributions) for any reason whatsoever. Each of the Company and NewCo agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by dMY and the Sponsor to induce dMY and the Sponsor to enter in this Agreement, and each of the Company and NewCo further intends and understands such waiver to be valid, binding and enforceable against the Company and NewCo and each of their respective Affiliates that it has the authority to bind under applicable Law. To the extent the Company or NewCo or any of their respective Affiliates that the Company or NewCo has the authority to bind commences any action or proceeding against dMY or any of its Affiliates based upon, in connection with, relating to or arising out of any matter relating to dMY, its Affiliates or its representatives, which Proceeding seeks, in whole or in part, monetary relief against dMY, its Affiliates or its representatives, each of the Company and NewCo hereby acknowledges and agrees that each of the Company’s, NewCo’s and such Affiliates’ sole remedy shall be against assets of dMY or such Affiliate or representatives not in the Trust Account and that such claim shall not permit the Company, NewCo or such Affiliates (or any Person claiming on any of their behalves) to have any claim against the Trust Account (including the Trust Distributions) or any amounts contained in the Trust Account while in the Trust Account.

Section 8.11 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated by this Agreement are unique and recognize and affirm that in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, money damages would be inadequate (and therefore the non-breaching Party would have no adequate remedy at Law) and the non-breaching Party would be irreparably damaged. Accordingly, each Party agrees that each other Party shall be entitled to specific performance, an injunction or other equitable relief (without posting of bond or other security or needing to prove irreparable harm) to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any Proceeding, in addition to any other remedy to which such Person may be entitled. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.11 shall not be required to provide any bond or other security in connection with any such injunction.

Section 8.12 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such permitted assigns, any legal or equitable rights hereunder (other than in respect of the Target Indemnified Persons and Non-Party Affiliates, each of whom is an express third-party beneficiary hereunder to the specific provisions in which such Person is referenced and entitled to enforce only such obligations hereunder).

Section 8.13 Disclosure Letters and Exhibits. The Disclosure Letters and Exhibits attached hereto or referred to in this Agreement are (a) each hereby incorporated in and made a part of this Agreement as if set forth in full herein and (b) qualified in their entirety by reference to specific provisions of this Agreement. Any fact or item disclosed in any Section of a Disclosure Letter shall be deemed disclosed in each other Section of the applicable Disclosure Letter to which such fact or item may apply so long as (i) such other Section is referenced by applicable cross-reference or (ii) it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such other Section or portion of the Disclosure Letter. The headings contained in the Disclosure Letters are for convenience of reference only and shall not be deemed to modify or influence the interpretation of the information contained in the Disclosure Letters or this Agreement. The Disclosure Letters are not intended to constitute, and shall not be construed as, an admission or indication that any such fact or item is required to be disclosed. The Disclosure Letters shall not be deemed to expand in any way the scope or effect of any representations, warranties or covenants described in this Agreement. Any fact or item, including the specification of any dollar amount, disclosed in the Disclosure Letters shall not by reason only of such inclusion be deemed to be material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement, and matters reflected in the Disclosure Letters are not necessarily limited to matters required by this Agreement to be reflected herein and may be included solely for information purposes; and no Party shall use the fact of the setting of the amounts or the fact of the inclusion of any item in the Disclosure Letters in any dispute or controversy between the Parties as to whether any obligation, item or matter not described or included in the Disclosure Letters is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the Ordinary Course of Business. No disclosure in the Disclosure Letters relating to any possible breach or violation of any Contract, Law or Order shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. Moreover, in disclosing the information in the Disclosure Letters, the Company does not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed therein. The information contained in the Disclosure Letters shall be kept strictly confidential by the Parties and no third party may rely on any information disclosed or set forth therein.

Section 8.14 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement (except in the case of the immediately succeeding sentence) or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that any Party may be a corporation, partnership or limited liability company, each Party hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than the Parties shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents, agreements, or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative or employee of any Party (or any of their successors or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder or member of any Party (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing, but in each case not including the Parties (each, but excluding for the avoidance of doubt, the Parties, a “Non-Party Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, Contract or otherwise) by or on behalf of such Party against the Non-Party Affiliates, by the enforcement of any assessment or by any Proceeding, or by virtue of any statute, regulation or other applicable Law, or otherwise; it being agreed and acknowledged that no personal Liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Non-Party Affiliate, as such, for any obligations of the applicable Party under this Agreement or the transactions contemplated by this Agreement, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, Contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation. Notwithstanding the forgoing, a Non-Party Affiliate may have obligations under any documents, agreements, or instruments delivered contemporaneously herewith or otherwise required by this Agreement if such Non-Party Affiliate is party to such document, agreement or instrument. Except to the extent otherwise set forth in, and subject in all cases to the terms and conditions of and limitations herein, this Agreement may only be enforced against, and any claim or cause of action of any kind based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are named as Parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. Each Non-Party Affiliate is intended as a third-party beneficiary of this Section 8.14.

Section 8.15 Legal Representation.

(a) NewCo.

(i) Each Party hereby agrees, on its own behalf and on behalf of its directors, managers, officers, owners, employees and Affiliates and each of their successors and assigns (all such parties, the “Waiving Parties”), that Kirkland & Ellis LLP (or any successor thereto) (“K&E”) may represent any Target Company or any direct or indirect director, manager, officer, owner, employee or Affiliate thereof, in connection with any dispute, claim, Proceeding or Liability arising out of or relating to this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby (any such representation, the “NewCo Post-Closing Representation”) notwithstanding its representation (or any continued representation) of the Target Companies in connection with the transactions contemplated by this Agreement, and each Party on behalf of itself and the Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto, even though the interests of the NewCo Post-Closing Representation may be directly adverse to the Waiving Parties.

(ii) Each of dMY, the Sponsor and NewCo acknowledges that the foregoing provision applies whether or not K&E provides legal services to the Target Companies after the Closing Date. Each of dMY, the Sponsor and NewCo, for itself and the Waiving Parties, hereby irrevocably acknowledges and agrees that all communications among K&E, the Target Companies and/or any director, manager, officer, owner, employee or representative of any of the foregoing made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute, claim, Proceeding or Liability arising out of or relating to, this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby or any matter relating to any of the foregoing, are privileged communications and the attorney-client privilege and the expectation of client confidence belongs solely to the Target Companies and is exclusively controlled by the Target Companies and shall not pass to or be claimed by NewCo, dMY or the Sponsor. From and after the Closing, none of dMY, the Sponsor or any Person purporting to act on behalf of or through dMY, the Sponsor or any of the Waiving Parties, will seek to obtain the same by any process. From and after the Closing, each of dMY and the Sponsor, on behalf of itself and the Waiving Parties, irrevocably waives and will not assert any attorney-client privilege with respect to any communication among K&E, any Target Company and/or any director, manager, officer, owner, employee or representative of any of the foregoing occurring prior to the Closing in connection with any NewCo Post-Closing Representation. Notwithstanding the foregoing, in the event that a dispute arises between dMY or the Sponsor, on the one hand, and a third party other than a Target Company, on the other hand, dMY and the Sponsor may assert the attorney-client privilege to prevent disclosure of confidential communications to such third party; provided, however, that neither dMY nor the Sponsor may waive such privilege without the prior written consent of a Target Company.

(b) dMY.

(i) Each Waiving Party hereby agrees that White & Case LLP (or any successor thereto) (“W&C”) may represent dMY or Sponsor or any direct or indirect director, manager, officer, owner, employee or Affiliate of dMY or Sponsor (including the Target Companies and Sponsor), in connection with any dispute, claim, Proceeding or Liability arising out of or relating to this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby (any such representation, the “dMY Post-Closing Representation”) notwithstanding its representation (or any continued representation) of dMY or Sponsor in connection with the transactions contemplated by this Agreement, and the Company, on behalf of themselves and the Waiving Parties, hereby consent thereto and irrevocably waive (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto, even though the interests of the dMY Post-Closing Representation may be directly adverse to the Waiving Parties.

(ii) Each of dMY and NewCo acknowledges that the foregoing provision applies whether or not W&C provides legal services to dMY or Sponsor after the Closing Date. Each of dMY and NewCo, for itself and the Waiving Parties, hereby irrevocably acknowledges and agrees that all communications among W&C, dMY, the Sponsor and/or any director, manager, officer, owner, employee or representative of any of the foregoing made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute, claim, Proceeding or Liability arising out of or relating to, this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby or any matter relating to any of the foregoing, are privileged communications and the attorney-client privilege and the expectation of client confidence belongs solely to the Sponsor and is exclusively controlled by the Sponsor and shall not pass to or be claimed by dMY or any of the Target Companies. From and after the Closing, none of dMY, NewCo nor any Person purporting to act on behalf of or through dMY, NewCo or any of the Waiving Parties, will seek to obtain the same by any process. From and after the Closing, each of dMY and NewCo, on behalf of itself and the Waiving Parties, irrevocably waives and will not assert any attorney-client privilege with respect to any communication among W&C, dMY, the Sponsor and/or any director, manager, officer, owner, employee or representative of any of the foregoing occurring prior to the Closing in connection with any dMY Post- Closing Representation. Notwithstanding the foregoing, in the event that a dispute arises between dMY or NewCo, on the one hand, and a third party other than the Sponsor, on the other hand, dMY or NewCo may assert the attorney-client privilege to prevent disclosure of confidential communications to such third party; provided, however, that none of dMY or NewCo may waive such privilege without the prior written consent of the Sponsor.

Section 8.16 Acknowledgements.

(a) Company and NewCo. Each of the Company and NewCo specifically acknowledges and agrees to dMY’s disclaimer of any representations or warranties other than those set forth in Article IV and any Ancillary Agreement or certificate delivered by dMY or Sponsor pursuant to this Agreement, whether made by dMY, Sponsor or any of their respective Affiliates or representatives, and of all Liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to the Target Companies and their Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to dMY, the Sponsor, their Affiliates or representatives by either dMY or the Sponsor or any of their respective Affiliates or representatives), other than those set forth in Article IV and any Ancillary Agreement or certificate delivered by dMY or Sponsor pursuant to this Agreement. dMY specifically acknowledges and agrees that, without limiting the generality of this Section 8.16, no Target Company nor any of its Affiliates or representatives has made any representation or warranty with respect to any projections or other future forecasts. Each of the Company and NewCo specifically acknowledges and agrees that except for the representations and warranties set forth in Article IV and any Ancillary Agreement or certificate delivered by dMY or Sponsor pursuant to this Agreement, neither dMY nor Sponsor makes, nor has dMY or Sponsor made, any other express or implied representation or warranty with respect to dMY or Sponsor, their assets or Liabilities, the businesses of dMY or Sponsor or the transactions contemplated by this Agreement or the Ancillary Agreements. Each of the Company and NewCo specifically disclaims that it is relying upon or has relied upon any representations or warranties other than those set forth in Article IV and any Ancillary Agreement or certificate delivered by dMY or Sponsor pursuant to this Agreement.

(b) dMY. dMY specifically acknowledges and agrees to the Company’s disclaimer of any representations or warranties other than those set forth in Article III and any Ancillary Agreement or certificate delivered by any Target Company pursuant to this Agreement, whether made by the Company or any of its Affiliates or representatives, and of all Liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to dMY, the Sponsor, their Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to dMY, the Sponsor, their Affiliates or representatives by any Target Company or any of their its Affiliates or representatives), other than those set forth in Article III and any Ancillary Agreement or certificate delivered by any Target Company pursuant to this Agreement. dMY specifically acknowledges and agrees that, without limiting the generality of this Section 8.16, neither the Company nor any of its Affiliates or representatives has made any representation or warranty with respect to any projections or other future forecasts. dMY specifically acknowledges and agrees that except for the representations and warranties set forth in Article III and any Ancillary Agreement or certificate delivered by any Target Company pursuant to this Agreement, the Company does not make, nor has the Company made, any other express or implied representation or warranty with respect to the Target Companies, their assets or Liabilities, the businesses of the Target Companies or the transactions contemplated by this Agreement or the Ancillary Agreements. dMY specifically disclaims that it is relying upon or has relied upon any representations or warranties other than those set forth in Article III and any Ancillary Agreement or certificate delivered by any Target Company pursuant to this Agreement.

Section 8.17 Equitable Adjustments. If, during the Pre-Closing Period, the outstanding dMY Shares or Founder Shares shall have been changed into a different number of shares or a different class, with the prior written consent of the Company or Newco, as applicable, to the extent required by this Agreement, by reason of any stock dividend, share capitalization, subdivision, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event shall have occurred, then any number or amount contained in this Agreement which is based upon the number of dMY Shares or Founder Shares will be appropriately adjusted to provide to the Pre-Closing Holders and dMY Stockholders the same economic effect as contemplated by this Agreement prior to such event. If, during the Pre-Closing Period, other than with respect to the Pre-Closing Reorganization, the outstanding shares of the Company or NewCo shall have been changed into a different number of shares or a different class, with the prior written consent of dMY to the extent required by this Agreement, by reason of any stock dividend, share capitalization, subdivision, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event shall have occurred, then any number or amount contained in this Agreement which is based upon the number of shares of the Company will be appropriately adjusted to provide to the Pre-Closing Holders and dMY Stockholders the same economic effect as contemplated by this Agreement prior to such event.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Business Combination Agreement to be duly executed as of the date first above written.

dMY:

dMY TECHNOLOGY GROUP, INC. II

By:	/s/ Niccolo de Masi
Name:	Niccolo de Masi
Title:	Chief Executive Officer

IN WITNESS WHEREOF, each of the undersigned has caused this Business Combination Agreement to be duly executed as of the date first above written.

COMPANY:

MAVEN TOPCO LIMITED

By:	/s/ Gabriele Cipparrone
Name:	Gabriele Cipparrone
Title:	Director

IN WITNESS WHEREOF, each of the undersigned has caused this Business Combination Agreement to be duly executed as of the date first above written.

NEWCO:

GALILEO NEWCO LIMITED

By:	/s/ Gabriele Cipparrone
Name:	Gabriele Cipparrone
Title:	Director

IN WITNESS WHEREOF, each of the undersigned has caused this Business Combination Agreement to be duly executed as of the date first above written.

SPONSOR:

dMY SPONSOR II, LLC

By:	/s/ Harry L. You
Name:	Harry L. You
Title:	Manager

IN WITNESS WHEREOF, each of the undersigned has caused this Business Combination Agreement to be duly executed as of the date first above written.

MERGER SUB:

GENIUS MERGER SUB, INC.

By:	/s/ Gabriele Cipparrone
Name:	Gabriele Cipparrone
Title:	President

CONFIDENTIAL

Exhibit - A

Pre-Closing Reorganization

Capitalized terms used but not defined herein shall have the meaning ascribed to them in that certain Business Combination Agreement (the “Agreement”) made and entered into as of October 27, 2020, by and among (i) dMY Technology Group, Inc. II, (ii) Maven Topco Limited, a company incorporated under the laws of Guernsey (the “Company”), (iii) Maven Midco Limited, a private limited company incorporated under the laws of England and Wales, (iv) Galileo NewCo Limited, a company incorporated under the laws of Guernsey (“NewCo”), (v) Genius Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of NewCo (“Merger Sub”) and (vi) dMY Sponsor II, LLC, a Delaware limited liability company.

The steps set out in this Exhibit A shall be implemented pursuant to, and in accordance with, Sections 2.1 and 2.2 of the Agreement.

Attached to this Exhibit A as Schedule 1 is a pro forma spreadsheet (the “Illustrative Spreadsheet”) showing the illustrative calculations for: (i) the amount allocated to the Loan Note Repayment Amount (in accordance with Section 2.2(b) of the Agreement); (ii) the amount allocated to the Excess Debt Obligations (in accordance with Section 2.2(b) of the Agreement); (iii) the amount allocated to the Total Redemption Amount (in accordance with Section 2.2(b) of the Agreement); (iv) the amount of the Aggregate Stock Consideration; (v) the amount allocated to the Catch-Up Payment; (vi) the amount allocated to repurchase NewCo Common Shares (in accordance with Section 2.2(b)(vi)(y)(B) and 2.2(b)(vii)(B) of the Agreement); and (vii) the number of NewCo Common Shares and Restricted Shares to be issued to and held by each Pre-Closing Holder after giving effect to the steps set out in this Exhibit A and the transactions described in Sections 2.1 and 2.2 of the Agreement.

Step

1: At least two (2) Business Days prior to the Closing Date (or later, if dMY’s certificate pursuant to Section 2.3(a) of the Agreement is not received at least three (3) Business Days prior to the Closing Date), NewCo and the Company shall jointly prepare and deliver to dMY: (i) the certificate described in, and prepared in accordance with, Section 2.2(e) of the Agreement (the “Company Certificate”); and (ii) an updated Illustrative Spreadsheet as of the Closing Date (and references in this Exhibit B, insofar as they relate to step 2 below, shall be deemed to be references to such updated Illustrative Spreadsheet).

Step

2: On the Closing Date, immediately prior to the Merger Effective Time (but before: (i) the repurchase of NewCo Common Shares pursuant to Sections 2.2(b)(vi)(y)(B) and/or 2.2(b)(vii)(B) of the Agreement; and (ii) the Redemption), each Pre-Closing Holder shall contribute to NewCo:

(A) all of the outstanding Ordinary Shares of each class and type that are held by such Pre-Closing Holder as are set out against such holder’s name in the column entitled “Total Ords” in the tab of the Illustrative Spreadsheet labelled “Detailed Cap Table”; and

(B) if any Preference Shares would remain outstanding after the Redemption, such number of Preference Shares held by such Pre-Closing Holder as are set out against such holder’s name in the column entitled “Prefs contributed to NewCo” in the tab of the Illustrative Spreadsheet labelled “Detailed Cap Table”, in exchange for: (i) in respect of such part of the Catch-Up Payment as is payable from Available Distributable Cash pursuant to Section 2.2(b)(iv) of the Agreement, the payment of such cash amount at Closing pursuant to the Agreement (for the avoidance of doubt, such cash payment shall be the only cash payment made with respect to the Catch-Up Payment); and/or (ii) in all other respects, the issuance by Newco to such Pre-Closing Holder of such number of NewCo Common Shares and Restricted Shares as set out against such holder’s name in the columns entitled “NewCo Shares” and “Restricted NewCo

Shares” (respectively) in the tab of the Illustrative Spreadsheet labelled “Detailed Cap Table”. The share exchange pursuant to step 2 above shall be approved and take place in accordance with the Company Articles of Incorporation, NewCo Articles of Incorporation and the Guernsey Companies Law at Closing (including execution and delivery of share transfer forms and subscription agreements by the Pre-Closing Holders or their duly appointed attorney-in-fact). Following the implementation of all of the preceding steps, and immediately prior to the Merger Effective Time (but before the repurchase of NewCo Common Shares pursuant to Sections 2.2(b)(vi)(y)(B) and/or 2.2(b)(vii)(B) of the Agreement and the Redemption), each Pre-Closing Holder shall: (i) hold that number of NewCo Common Shares and Restricted Shares as set out against such holder’s name in the columns entitled “NewCo Shares” and “Restricted NewCo Shares” (respectively) in the tab of the Illustrative Spreadsheet labelled “Detailed Cap Table”; (ii) hold no other Equity Interests in NewCo other than as described in the immediately preceding sub-paragraph (i); and (iii) hold no Equity Interests in the Company except the Remaining Preference Shares.

If any NewCo Common Shares issued pursuant to step 2 above are required to be repurchased by NewCo out of Available Distributable Cash pursuant to Sections 2.2(b)(vi)(y)(B) and/or 2.2(b)(vii)(B) of the Agreement, such repurchase shall be approved and take place in accordance with the NewCo Articles of Incorporation and the Guernsey Companies Law immediately prior to Closing and the payment shall be due and payable at the Closing in accordance with Sections 2.2(b)(vi)(y)(B) and/or 2.2(b)(vii)(B) of the Agreement.

Notwithstanding anything to the contrary herein, in the Agreement or the Ancillary Agreements, immediately after Closing and upon the implementation of all steps set forth herein and in Section 2.2(b) of the Agreement (after taking into account the repurchase of NewCo Common Shares pursuant to Sections 2.2(b)(vi)(y)(B) and/or 2.2(b)(vii)(B) of the Agreement and the Redemption), the only issued and outstanding Equity Interest of NewCo that were issued to the Pre-Closing Holders shall be that number of NewCo Common Shares equal to the Aggregate Stock Consideration, plus such number of Restricted Shares up to 11,618,401 Restricted Shares issued pursuant to the terms of this Exhibit A.

Certain Definitions

“Catch-Up Payment” means the Class B Catch-Up Amount (as defined in the Company Articles of Incorporation) payable as a result of the transactions contemplated in the Agreement, and solely for the purposes of illustration, the amount first described as the “Catch Up Payment” in the tab of the Illustrative Spreadsheet labelled “PFMA Cap table & Waterfall”.

“Ordinary Shares” means the ordinary shares in the capital of the Company being the A1 Ordinary Shares, the A2 Ordinary Shares, the A3 Ordinary Shares, the B Ordinary Shares, the C Ordinary Shares, the C1 Ordinary Shares, the C2 Ordinary Shares, the D1 Ordinary Shares and the D2 Ordinary Shares, and excluding (for the avoidance of doubt) any Preference Shares.

“Management Equity Term Sheet” means that certain Management Equity Term Sheet, dated as of the date hereof, by and among Apax, NewCo, the Company and Mark Locke.

“Unvested Securities” has the meaning ascribed to such term as set forth in the Management Investment Deed (as supplemented by the Management Equity Term Sheet).

“Vested Securities” has the meaning ascribed to such term as set forth in the Management Investment Deed (as supplemented by the Management Equity Term Sheet).

Schedule - 1

Illustrative Spreadsheet

Exhibit B

Founder Holders Forfeiture Agreement

FOUNDER HOLDERS FORFEITURE AGREEMENT

October 27, 2020

dMY Technology Group, Inc. II

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

Galileo NewCo Limited

c/o Apax Partners LLP

33 Jermyn Street

London SW1Y 6DN

Attention: Gabriele Cipparrone and Albert Costa Centena

Email: gabriele.cipparone@apax.com and albert.costa@apax.com

Re:	Forfeiture of Founder Holders’ dMY Class A Common Stock

Ladies and Gentlemen:

Reference is made to that certain Business Combination Agreement, dated as of October 27, 2020, by and among dMY Technology Group, Inc. II, a Delaware corporation (“dMY”), Maven Topco Limited, a company incorporated under the laws of Guernsey (the “Company”), Maven Midco Limited, a private limited company incorporated under the laws of England and Wales (“MidCo”), Galileo NewCo Limited, a company incorporated under the laws of Guernsey (“NewCo”), Genius Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of NewCo (“Merger Sub”) and dMY Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”) (as may be further amended, restated, amended and restated, modified, or supplemented from to time, the “Combination Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Combination Agreement.

In order to induce NewCo and dMY to consummate the transactions contemplated by the Combination Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor, Darla Anderson (“Anderson”), Francesca Luthi (“Luthi”), Charles E. Wert (“Wert” and together with the Sponsor, Anderson and Luthi, the “Founder Holders”), dMY and NewCo hereby agree to enter into this letter agreement (this “Letter Agreement”), and hereby agree as follows:

1. Forfeiture by Founder Holders. In connection with and effective as of immediately prior to the Merger Effective Time, up to one million thirty-five thousand (1,035,000) shares of dMY Class A Common Stock (issuable upon the conversion of Founder Shares held by the Founder Holders in accordance with the Founder Holders Consent Letter) held by, or beneficially owned by, the Founder Holders (collectively, the “Founder Holders Forfeiture Shares” and each Founder Holder’s portion of the Founder Holders Forfeiture Shares (determined on a pro rata basis), the “Applicable Founder Holder’s Forfeiture Shares”), shall be automatically forfeited by the Founder Holders to dMY for no consideration and automatically cancelled in accordance with Section 2. Any Founder Holders Forfeiture Shares forfeited pursuant to this Section 1 shall be cancelled for no consideration and any certificates representing such Founder Holders Forfeiture Shares so forfeited shall be cancelled; provided, that to the extent any such certificate represents shares in addition to a Founder Holders Forfeiture Share, which shares are not forfeited pursuant to the terms hereof, NewCo shall reissue such certificate with respect to the shares not so forfeited.

2. Calculation of Forfeited Founder Holders Forfeiture Shares3. . The number of Founder Holders Forfeiture Shares to be forfeited by the Founder Holders in accordance with Section 1 shall be calculated as follows:

(a) if the Minimum Cash is less than or equal to three hundred fifteen million dollars ($315,000,000), then one hundred percent (100%) of the Founder Holders Forfeiture Shares shall be automatically forfeited by the Founder Holders (on a pro rata basis in accordance with Section 1) to dMY for no consideration and canceled;

(b) if the Minimum Cash is greater than three hundred fifteen million dollars ($315,000,000), but less than four hundred fifteen million dollars ($415,000,000), then that number of Founder Holders Forfeiture Shares equal to (i) the Minimum Cash Forfeiture Percentage (as defined below) multiplied by (ii) the total number of Founder Holders Forfeiture Shares shall be automatically forfeited by the Founder Holders (on a pro rata basis in accordance with Section 1) to dMY for no consideration and canceled; and

(c) if the Minimum Cash is equal to or greater than four hundred fifteen million dollars ($415,000,000), then none of the Founder Holders Forfeiture Shares shall be forfeited by the Founder Holders.

3. Definition of “Minimum Cash Forfeiture Percentage”(a) . For purposes of this Letter Agreement, “Minimum Cash Forfeiture Percentage” means quotient of, represented as a percentage, (i) the difference of (x) four hundred fifteen million dollars ($415,000,000) minus (y) the Minimum Cash divided by (ii) one hundred million dollars ($100,000,000); provided that in no event may the Minimum Cash Forfeiture Percentage be less than zero percent (0%) or exceed one hundred percent (100%).

4. Transfer. Prior to the final determination of the number of Founder Holders Forfeiture Shares to be forfeited in accordance with this Agreement (if any), the Founder Holders shall not, directly or indirectly, transfer or otherwise dispose of any shares of dMY Class B Common Stock, other than as may be expressly permitted by the dMY A&R Certificate of Incorporation.

5. Founder Holder Representations. Each Founder Holder (as to itself and not any other Founder Holder), severally and not jointly, hereby represents and warrants to dMY and NewCo, as of the date hereof, that such Founder Holder owns, and holds of record, all of such Founder Holder’s shares of dMY Class B Common Stock to be converted into shares of dMY Class A Common Stock in accordance with the dMY A&R Certificate of Incorporation and to represent such Founder Holder’s Applicable Founder Holder’s Forfeiture Shares, free and clear of all Liens, other than Securities Liens and such Liens and other obligations imposed by applicable securities Laws, the Combination Agreement, dMY A&R Certificate of Incorporation and dMY Bylaws.

6. Assignment. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of each of the other parties hereto. Any purported assignment in violation of this Section 6 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on dMY and the Founder Holders and their respective successors and assigns.

7. Notices. Any notice, consent, or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be given to dMY and NewCo in accordance with Section 8.3 of the Combination Agreement, and to the Founder Holders in accordance with the notice information set forth on such Founder Holder’s signature page hereto; in each case, unless a party hereto otherwise specifies a different address in a writing delivered to the other parties hereto.

8. Amendments. No amendment of any provision of this Letter Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver of any provision or condition of this Letter Agreement shall be valid unless the same shall be in writing and signed by the party hereto against which such waiver is to be enforced. No waiver by any party hereto of any default, breach of representation or warranty or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence.

9. Miscellaneous. Section 8.2 (Waiver of Remedies; Survival of Representations and Warranties), Section 8.7 (Entire Agreement), Section 8.8 (Counterparts; Electronic Delivery), and Section 8.9 (Governing

Law; Waiver of Jury Trial; Jurisdiction) of the Combination Agreement are hereby incorporated into this Letter Agreement, mutatis mutandis, as though set out in their entirety in this Section 9.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has caused this Letter Agreement to be duly executed as of the date first above written.

dMY:

DMY TECHNOLOGY GROUP, INC. II

By:
Name:	Niccolo de Masi
Title:	Chief Executive Officer

[Signature Page to Founder Holders Forfeiture Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Letter Agreement to be duly executed as of the date first above written.

NewCo:

Galileo NewCo Limited

By:
Name:	Gabriele Cipparrone
Title:	Director

[Signature Page to Founder Holders Forfeiture Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Letter Agreement to be duly executed as of the date first above written.

FOUNDER HOLDER:

DMY SPONSOR II, LLC

By:
Name:	Harry L. You
Title:	Manager

NOTICE INFORMATION:

Address:

Attention:
Email:

[Signature Page to Founder Holders Forfeiture Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Letter Agreement to be duly executed as of the date first above written.

FOUNDER HOLDER:

Name:	Francesca Luthi

NOTICE INFORMATION:

Address:

[Signature Page to Founder Holders Forfeiture Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Letter Agreement to be duly executed as of the date first above written.

FOUNDER HOLDER:

Name:	Darla Anderson

NOTICE INFORMATION:

Address:

[Signature Page to Founder Holders Forfeiture Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Letter Agreement to be duly executed as of the date first above written.

FOUNDER HOLDER:

Name:	Charles E. Wert

NOTICE INFORMATION:

Address:

[Signature Page to Founder Holders Forfeiture Agreement]

Exhibit C

Founder Holders Consent Letter

FOUNDER HOLDERS CONSENT LETTER

This FOUNDER HOLDERS CONSENT LETTER (this “Consent”) is entered into as of October 27, 2020, between Galileo NewCo Limited, a company incorporated under the laws of Guernsey (“NewCo”), Maven Topco Limited, a company incorporated under the laws of Guernsey (the “Company”), dMY Technology Group, Inc. II, a Delaware corporation (“dMY”), dMY Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”) and each holder (each, a “Founder Holder” and, collectively, the “Founder Holders”) of the issued and outstanding shares of Class B common stock of dMY, par value $0.0001 per share (the “dMY Class B Common Stock”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, the Founder Holders own an aggregate of 6,900,000 shares of dMY Class B Common Stock;

WHEREAS, on August 13, 2020, Sponsor, dMY and each of the Founder Holders entered into a letter agreement in connection with the underwriting agreement entered into by dMY and attached as Exhibit A hereto (the “Original Sponsor Letter”);

WHEREAS, on October 27, 2020, dMY entered into a Business Combination Agreement (the “Business Combination Agreement”) with the Company, Maven Midco Limited, a private limited company incorporated under the laws of England and Wales, NewCo, Genius Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of NewCo (“Merger Sub”) and the Sponsor. Pursuant to the transactions contemplated by the terms of the Business Combination Agreement, and subject to the satisfaction or waiver of certain conditions set forth therein, among other things, Merger Sub will merge with and into dMY, with dMY surviving the merger and continuing as a wholly owned subsidiary of NewCo (the transactions contemplated by the Business Combination Agreement and the related ancillary agreements, the “Business Combination”);

WHEREAS, Article 4.3(b) of dMY’s Amended and Restated Certificate of Incorporation (the “Charter”) provides that, automatically on the closing of the Business Combination, each share of dMY Class B Common Stock will automatically convert on a one-for-one basis into shares of dMY Class A Common Stock; provided that, if, in connection with the consummation of the Business Combination, additional shares of dMY Class A Common Stock are issued or deemed issued in excess of the amounts sold in dMY’s initial public offering, the ratio for which the shares of dMY Class B Common Stock shall convert into shares of dMY Class A Common Stock will be adjusted so that the number of shares of dMY Class A Common Stock issuable upon conversion of all shares of dMY Class B Common Stock will equal, in the aggregate, 25% of the sum of (a) the total number of all shares of dMY Class A Common Stock issued in dMY’s initial public offering (including any shares of dMY Class A Common Stock issued pursuant to the underwriters’ over-allotment option) plus (b) the sum of (i) all shares of dMY Class A Common Stock issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued in connection with or in relation to the consummation of the Business Combination (including any shares of dMY Class A Common Stock issued pursuant to a forward purchase agreement), excluding any shares of dMY Class A Common Stock or equity-linked securities or rights issued, or to be issued, to any seller in the Business Combination, any private placement warrants issued to the Sponsor, or an affiliate of the Sponsor or dMY’s officers and directors upon the conversion of working capital loans made to dMY and any warrants issued pursuant to a forward purchase agreement, minus (ii) the number of shares of dMY Class A Common Stock redeemed in connection with a Business Combination, provided that such conversion of shares of dMY Class B Common Stock shall never be less than on a one-for-one basis (the “Conversion Rights Provision”);

WHEREAS, under the Charter, the Business Combination and the transactions contemplated thereby (including the PIPE Investment) will trigger the Conversion Rights Provision; and

WHEREAS, in connection with the Business Combination, the parties hereto desire that each Founder Holder irrevocably waives his, her or its rights under Article 4.3(b) of the Charter with respect to any additional shares of dMY Class A Common Stock otherwise issuable upon conversion pursuant to the Conversion Rights Provision (the “Excess Shares”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and to induce NewCo and the Company to enter into the Business Combination Agreement, the parties hereto agree as follows:

Section 1. Waiver and Conversion.

(a) Each Founder Holder hereby irrevocably and unconditionally relinquishes and waives (the “Waiver”) any and all rights, title and interest such Founder Holder has or will have under Article 4.3(b) of the Charter to receive Excess Shares upon conversion of the shares of dMY Class B Common Stock in connection with the closing of the Business Combination.

(b) Each Founder Holder hereby acknowledges and agrees that, to the extent such Founder Holder receives any Excess Shares as a result of any conversion of shares of dMY Class B Common Stock, such Founder Holder shall surrender such shares, including any certificates thereof, to NewCo for cancellation, and no consideration shall be payable to such Founder Holder in connection therewith.

(c) Each Founder Holder hereby acknowledges and agrees that, immediately prior to the Merger Effective Time, and subject to Section 1(a) above, each share of dMY Class B Common Stock that is issued and outstanding as of such time shall automatically convert in accordance with the Conversion Rights Provision into one share of dMY Class A Common Stock, and all the Founder Holders jointly and severally agree that as a result of such conversion, all outstanding shares of dMY Class B Common Stock shall collectively convert into 6,900,000 shares of dMY Class A Common Stock (subject to the provisions set forth in the Sponsor Forfeiture Agreement).

Section 2. Third Party Beneficiary. Pursuant to Section 13 of the Original Sponsor Letter, each of the parties to the Original Sponsor Letter agree that notwithstanding Section 15 of the Original Sponsor Letter, each of NewCo and the Company shall be express third party beneficiaries of such Original Sponsor Letter and may directly enforce (including by an action for specific performance, injunctive relief or other equitable relief) each of the provisions set forth therein as though directly party thereto; provided that, to the extent the Business Combination Agreement is terminated in accordance with its terms, NewCo and the Company shall no longer be a third party beneficiary of the Original Sponsor Letter for any purposes and shall have no right to directly enforce (including by an action for specific performance, injunctive relief or other equitable relief) any of the provisions set forth in the Original Sponsor Letter in any respects.

Section 3. Successors and Assigns. The parties hereto acknowledge and agree that the terms of this Consent are binding on and shall inure to the benefit of such party’s beneficiaries, heirs, legatees and other statutorily designated representatives. Each Founder Holder also understands that this Consent, once executed, is irrevocable and binding, and if a Founder Holder transfers, sells or otherwise assigns any shares of dMY Class B Common Stock held by it as of the date of this Agreement, the transferee of such shares of dMY Class B Common Stock shall be bound by the terms of this Consent as if such transferee were a party hereto. Any Founder Holder that desires to transfer, sell or otherwise assign any shares of dMY Class B Common Stock shall, in addition to any other existing obligations or restrictions applicable to such proposed transfer, sale or assignment that may exist, provide the proposed transferee with a copy of this Consent and obtain from such proposed transferee a written acknowledgment that such proposed transferee acknowledges and agrees to the Waiver and the other matters set forth in this Consent.

Section 4. Authorization; Enforcement. Each of the parties hereto represents that (a) it has the requisite corporate power or legal capacity, as applicable, and authority to enter into, deliver and perform his, her or its obligations under this Consent, (b) this Consent has been duly authorized, executed and delivered by such party and (c) this Consent is enforceable against it in accordance with its terms.

Section 5. Effect of this Consent on Charter. The Charter and the Original Sponsor Letter, as affected hereby, shall remain in full force and effect. The Waiver contained in this Consent shall not constitute a waiver of any other provision of the Charter, except as expressly provided herein with respect to Article 4.3(b). This Consent constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Consent may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

Section 6. Counterparts. This Consent may be executed in two (2) or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.

Section 7. Governing Law; Venue; Waiver of Jury Trial.

(a) This Consent, and any claim or cause of action hereunder based upon, arising out of or related to this Consent (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Consent, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

(b) THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT IN THE STATE OF DELAWARE, THE DELAWARE COURT OF CHANCERY AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS CONSENT AND THE DOCUMENTS REFERRED TO IN THIS CONSENT AND IN RESPECT OF THE BUSINESS COMBINATION CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS CONSENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HERETO HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN SUCH MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(c) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS CONSENT OR THE BUSINESS COMBINATION CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CONSENT OR THE BUSINESS COMBINATION CONTEMPLATED BY THIS CONSENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS CONSENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 7.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Consent as of the date first written above.

MAVEN TOPCO LIMITED

By:
Name: Gabriele Cipparrone
Title: Director

GALILEO NEWCO LIMITED

By:
Name: Gabriele Cipparrone
Title: Director

DMY TECHNOLOGY GROUP, INC. II

By:
Name: Niccolo de Masi
Title: Chief Executive Officer

DMY SPONSOR II, LLC

By:
Name: Harry L. You
Title: Manager

By:
Name: Darla Anderson

By:
Name: Francesca Luthi

By:
Name: Charles E. Wert

Exhibit D

Investor Rights Agreement

EXHIBIT D

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (as it may be amended, supplemented or restated from time to time in accordance with the terms of this Investor Rights Agreement, the “Investor Rights Agreement”), dated as of [•] (the “Effective Date”), is made by and among (i) dMY Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”); (ii) Maven TopHoldings S.a.r.l, a Luxembourg société à responsibilité limitée (“Apax”); (iii) each of the parties listed on Schedule 1-A1 attached hereto (collectively, “Management”); (iv) each of the parties listed on Schedule 1-B attached hereto (collectively, “Co-Investors”); (v) Galileo NewCo Limited, a company incorporated under the laws of Guernsey (“PubCo”); (vi) dMY Technology Group II, Inc., a Delaware corporation (“dMY”); (vii) solely for purposes of Article I, Section 3.11, Section 3.15, Section 3.16(a), Section 4.3 and Article V, (A) Niccolo de Masi and (B) Harry L. You (each, a “Sponsor Principal” and collectively, the “Sponsor Principals”); and (viii) (A) Darla Anderson, (B) Francesca Luthi, and (C) Charles E. Wert (each, a “DMY Independent Director” and, collectively, the “DMY Independent Directors” and together with the Sponsor, the “Founder Holders” and each, a “Founder Holder”). Each of dMY, Apax, Management, Co-Investors, PubCo, Sponsor, Sponsor Principals and Founder Holders may be referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the BCA (as defined below).

RECITALS

WHEREAS, PubCo has entered into that certain Business Combination Agreement, dated as of October 27, 2020 (as it may be amended, supplemented or restated from time to time in accordance with the terms of such agreement, the “BCA”), by and among dMY, PubCo, Maven Midco Limited, a private limited company incorporated under the laws of England, Maven Topco Limited, a company incorporated under the laws of Guernsey (“TopCo”), Genius Merger Sub, a Delaware corporation (“Merger Sub”), and the Sponsor;

WHEREAS, pursuant to the BCA, at the Closing, Merger Sub will merge with and into dMY (the “Merger”), with dMY continuing as the surviving company in the Merger and, after giving effect to the Merger, becoming a wholly owned subsidiary of PubCo on the terms and subject to the conditions set forth in the BCA;

WHEREAS, upon the effective date of the Merger, the amended and restated articles of incorporation of PubCo shall be adopted by PubCo in substantially the form agreed among the parties to the BCA in accordance with the BCA (as it may be amended, supplemented or restated from time to time in accordance with the terms of such agreement, the “Articles”);

WHEREAS, dMY, the Sponsor, the Sponsor Principals and the DMY Independent Directors entered into that certain Registration Rights Agreement, dated as of August 13, 2020 (the “Original RRA”);

WHEREAS, in connection with the execution of this Investor Rights Agreement and as a condition to the consummation of the transactions contemplated by the BCA, dMY, the Sponsor, the Sponsor Principals and the DMY Independent Directors desire to terminate the Original RRA and replace it with this Investor Rights Agreement;

WHEREAS, in connection with the consummation of the transactions contemplated by the BCA, the Management Investment Deed and the Investment Deed shall stand automatically terminated effective as of the Closing; and

[1]	To include all holders who are officers or employees of the Company.

WHEREAS, on the Effective Date, the Parties desire to set forth their agreement with respect to governance, registration rights and certain other matters, in each case in accordance with the terms and conditions of this Investor Rights Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Investor Rights Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Investor Rights Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith determination of the Board, after consultation with counsel to PubCo, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) PubCo has a bona fide business purpose for not making such information public.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise; provided that no Party shall be deemed an Affiliate of PubCo or any of its Subsidiaries for purposes of this Investor Rights Agreement.

“Annual Transfer Basket” means, with respect to any Restricted Holder and following the expiry of the Management Lock-Up Period, such number of Registrable Securities that allow such Restricted Holder to (i) Transfer by way of sale up to 10% of the Registrable Securities held or owned (calculated assuming the exercise or conversion of vested and unvested exercisable or convertible securities held) by such Restricted Holder on the Closing Date, and (ii) Transfer by way of pledge or other security interest up to 20% of the Registrable Securities held by such Restricted Holder on the Closing Date (each of 10% and 20%, the “Applicable Percentages”), provided, that if any amounts pursuant to clauses (i) or (ii) above remain unused with respect to a Restricted Holder on any subsequent Anniversary Reset Date (after taking into account any Transfers pursuant to any other provision of this Agreement, including Section 4.4 hereof, but excluding Permitted Transfers), such unused portion of the Annual Transfer Basket shall be added to the Annual Transfer Basket of such Restricted Holder on such subsequent Anniversary Reset Date (when such Annual Transfer Basket will be reset in accordance with this definition); provided, further, that following the termination of any Restricted Holder’s employment by the Company for any reason (other than for Cause), the Applicable Percentages for such Restricted Holder shall from and after the date of such termination be twice the Applicable Percentages set forth in clauses (i) and (ii) above.

“Anniversary Reset Date” means (i) the date on which the Management Lock-Up Period expires, and (ii) each one year anniversary thereafter, until the date that is the third anniversary of the Closing Date.

“Apax Board Observer” has the meaning set forth in Section 2.1(l).

“Apax Board Observer Threshold” has the meaning set forth in Section 2.1(l).

“Articles” has the meaning set forth in the Preamble.

“Automatic Shelf Registration Statement” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.

“Back Leverage” means the (i) direct or indirect incurrence of Indebtedness by Apax (or an Affiliate thereof, including any entity directly or indirectly holding such Registrable Securities) or the Restricted Holders or the Significant Co-Investor, in each case, with respect to the Registrable Securities (and including to refinance or replace Indebtedness described in this clause (i), and (ii) granting of Liens by Apax, the Significant Co-Investor or the applicable Restricted Holder to secure payment of such Indebtedness described in clause (i), including on the Registrable Securities held by Apax or its Permitted Transferees, the Significant Co-Investor or the applicable Restricted Holder but which granting of Liens will not be, solely during the Apax Lock-Up Period, (x) on more than 20% of the Registrable Securities Beneficially Owned by Apax (and its Permitted Transferees) as a percentage of the Registrable Securities Beneficially Owned by Apax on the Closing Date, or (y) on more than 20% of the Registrable Securities Beneficially Owned by the Significant Co-Investor (and its Permitted Transferees) as a percentage of the Registrable Securities Beneficially Owned by the Significant Co-Investor on the Closing Date, as applicable.

“BCA” has the meaning set forth in the Recitals.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of PubCo.

“Cause” shall have the meaning set forth in the Management Investment Deed (notwithsanding any such termination of the Management Investment Deed in connection with the transactions contemplated hereby) and to the extent any Restricted Holder’s employment agreement is amended in connection with the transactions contemplated hereby, the events of termination for “cause” (as customarily understood).

“Change in Control” means (a) the sale of all or substantially all of the assets (in one transaction or a series of related transactions) of PubCo to any Person (or group of Persons acting in concert), or (b) a liquidation, merger, stock exchange, recapitalization or other similar transaction of PubCo, or other sale (in one transaction or a series of related transactions) of equity interests or voting power of PubCo to a Person (or group of Persons acting in concert), in each case, that results in any Person (or group of Persons acting in concert) owning more than 50% of the equity interests or voting power of PubCo (or any resulting entity after such merger or recapitalization); provided, that none of a public offering, stock dividend or distribution, stock split, or any other similar capital structure change shall in and of itself constitute a Change in Control.

“Common Shares” means the ordinary shares of PubCo, par value $.0.01.

“Confidential Information” has the meaning set forth in Section 2.2.

“Controlled Company Eligible” means qualifying as a controlled company under the listing rules of the New York Stock Exchange.

“Controlled Entity” means, as to any Person, (a) any corporation more than fifty percent (50%) of the outstanding voting shares or stock (as applicable) of which is owned by such Person or such Person’s Family Members or Affiliates, (b) any trust, whether or not revocable, of which such Person or such Person’s Family Members or Affiliates are the sole beneficiaries, (c) any partnership of which such Person or an Affiliate of such Person is the managing partner or in which such Person or such Person’s Family Members or Affiliates hold partnership interests representing at least fifty percent (50%) of such partnership’s capital and profits and (d) any limited liability company of which such Person or an Affiliate of such Person is the manager or managing member or in which such Person or such Person’s Family Members or Affiliates hold membership interests representing at least fifty percent (50%) of such limited liability company’s capital and profits.

“Demanding Holders” has the meaning set forth in Section 3.1(c).

“Determination Time” has the meaning set forth in Section 4.4(a).

“DMY Independent Director” has the meaning set forth in the Recitals.

“Early Trading Release” has the meaning set forth in Section 4.1(a).

“Early Transaction Release” has the meaning set forth in Section 4.1(a).

“Effective Date” has the meaning set forth in the Preamble.

“Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Family Member” means with respect to any Person, such Person’s spouse, ancestors, descendants (whether by blood, marriage or adoption) or spouse of a descendant of such Person, brothers and sisters (whether by blood, marriage or adoption) and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood, marriage or adoption), brothers and sisters (whether by blood, marriage or adoption) are beneficiaries.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form F-1 Shelf” has the meaning set forth in Section 3.1(a).

“Form F-3 Shelf” has the meaning set forth in Section 3.1(a).

“Forfeiture Shares” has the meaning set forth in the Sponsor Forfeiture Agreement.

“Founder Holder” has the meaning set forth in the Preamble.

“Founder Holders Consent Letter” means that certain Founder Holders Consent Agreement, dated as of October 27, 2020, by and among Pubco, TopCo, dMY, the Sponsor and the DMY Independent Directors, as the same may be amended, modified, supplemented or waived from time to time.

“Founder Holder Lock-Up Period” has the meaning set forth in Section 4.1(a).

“Holder” means any holder of Registrable Securities who is a Party to, or who succeeds to rights under, this Investor Rights Agreement pursuant to Section 5.1.

“Holder Indemnitees” has the meaning set forth in Section 5.12(a).

“Holder Information” has the meaning set forth in Section 3.10(b).

“Indemnification Sources” has the meaning set forth in Section 5.12(c).

“Indemnified Liabilities” has the meaning set forth in Section 5.12(a).

“Indemnity-Related Entities” has the meaning set forth in Section 5.12(c).

“Jointly Indemnifiable Claim” has the meaning set forth in Section 5.12(c).

“Investor Rights Agreement” has the meaning set forth in the Preamble.

“Lock-Up Period” has the meaning set forth in Section 4.1(a).

“Lock-Up Shares” has the meaning set forth in Section 4.1(a).

“Management Lock-Up Period” has the meaning set forth in Section 4.1(a).

“Maximum Number of Securities” has the meaning set forth in Section 3.1(f).

“Memorandum” means the amended and restated Memorandum of Incorporation of PubCo, as the same may be amended or amended and restated from time to time.

“Merger” has the meaning set forth in the Recitals.

“Minimum Takedown Threshold” has the meaning set forth in Section 3.1(c).

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus, in the light of the circumstances under which they were made, not misleading.

“Necessary Action” means, with respect to any Party and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and within such Party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that PubCo’s directors may have in such capacity) necessary to cause such result, including (a) calling special or extraordinary meetings of stockholders or shareholders, (b) voting or providing a written consent or proxy, if applicable in each case, with respect to Common Shares, (c) causing the adoption of stockholders’ or shareholders’ resolutions and amendments to the Organizational Documents, (d) executing agreements and instruments, (e) making, or causing to be made, with Governmental Entities, all filings, registrations or similar actions that are required to achieve such result, and (f) nominating certain Persons for election to the Board in connection with the annual or extraordinary meeting of shareholders of PubCo.

“Organizational Documents” means the Memorandum and Articles.

“Original RRA” has the meaning set forth in the Recitals.

“Party” has the meaning set forth in the Preamble.

“Permitted Transferee” means with respect to any Person, (a) any Family Member of such Person, (b) any Affiliate of such Person, (c) any Affiliate of any Family Member of such Person (excluding any Affiliate under this clause (c) who operates or engages in a business which competes with the business of PubCo) and (d) any Controlled Entity of such Person.

“Piggyback Registration” has the meaning set forth in Section 3.2(a).

“Piggyback Holders” has the meaning set forth in Section 3.2(a).

“Potential Takedown Participant” has the meaning set forth in Section 3.1(d).

“Prospectus” means the prospectus included in any Registration Statement, all amendments (including post-effective amendments) and supplements to such prospectus, and all material incorporated by reference in such prospectus.

“PubCo” has the meaning set forth in the Preamble.

“Registrable Securities” means at any time (a) any Common Shares or Warrants outstanding on the Closing Date, (b) any Common Shares issued or issuable upon the exercise of the Warrants, (c) any Common Shares representing Restricted Shares following such time as such Restricted Shares are no longer Restricted Shares pursuant to the terms applicable to such Restricted Shares, and (d) any Equity Securities of PubCo or any Subsidiary of PubCo that may be issued or distributed or be issuable with respect to the securities referred to in clauses (a), (b) or (c) by way of conversion, dividend, stock or share split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case held by a Holder, other than any security received pursuant to an incentive plan adopted by PubCo on or after the Closing Date; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (A) a Registration Statement with respect to the sale of such Registrable Securities has become effective under the Securities Act and such Registrable Securities have been sold, transferred, disposed of or exchanged in accordance with the plan of distribution set forth in such Registration Statement, (B) such Registrable Securities shall have ceased to be outstanding, (C) such Registrable Securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction, (D) such Registrable Securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by PubCo and subsequent public distribution of them shall not require registration under the Securities Act or (E) (i) for purposes of Article III hereof, the Holder thereof, together with its, his or her Permitted Transferees, Beneficially Owns less than one percent (1%) of the Common Shares that are outstanding at such time and (ii) such Common Shares are eligible for resale without volume or manner-of-sale restrictions pursuant to Rule 144; and provided, further, that, for the avoidance of doubt, no Restricted Shares shall be deemed to Registrable Securities for so long as such securities remain Restricted Shares.

“Registration” means a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and such registration statement becoming effective.

“Registration Expenses” means the expenses of a Registration or other Transfer pursuant to the terms of this Investor Rights Agreement, including the following:

(a) all SEC or securities exchange registration and filing fees (including fees with respect to filings required to be made with FINRA);

(b) all fees and expenses of compliance with securities or blue sky Laws (including fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c) all printing, messenger, telephone and delivery expenses;

(d) all fees and disbursements of counsel for PubCo;

(e) all fees and disbursements of all independent registered public accountants of PubCo incurred in connection with such Registration or Transfer, including the expenses of any special audits and/or comfort letters required or incident to such performance and compliance;

(f) reasonable out-of-pocket fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Special Holders participating in such Registration or Transfer;

(g) reasonable out-of-pocket fees and expenses of one (1) legal counsel selected by the Significant Co-Investor participating in an Underwritten Offering so long as such Significant Co-Investor is selling 1% or more of the then issued and outstanding Common Shares (prior to giving effect to any underwriter cutback);

(h) reasonable out-of-pocket fees and expenses of one (1) legal counsel selected by Mark Locke participating in an Underwritten Offering so long as Mark Locke is selling 1% or more of the then issued and outstanding Common Shares (prior to giving effect to any underwriter cutback);

(h) the costs and expenses of PubCo relating to analyst and investor presentations or any “road show” undertaken in connection with the Registration and/or marketing of the Registrable Securities (including the expenses of the Special Holders and/or the Significant Co-Investor and/or Mark Locke pursuant to clauses (g) and (h) above); and

(i) any other fees and disbursements customarily paid by the issuers of securities.

“Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Investor Rights Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Relative Ownership Percentage” means, with respect to any Holder as of the Determination Time, a fraction (expressed as a percentage), (A) the numerator of which is (i) the aggregate number of Common Shares owned by such Holder (together with its Permitted Transferees) immediately following the Closing Date less (ii) the aggregate number of Common Shares Transferred by such Holder (other than to a Permitted Transferee) following the Closing Date and as of the Determination Time (after giving effect to such proposed Transfer), and (B) the denominator of which is the aggregate number of Common Shares owned by such Holder (together with its Permitted Transferees) immediately following the Closing Date.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, managers, members, equityholders, employees, agents, attorneys, accountants, actuaries, consultants, or financial advisors or other Person acting on behalf of such Person.

“Requesting Holder” has the meaning set forth in Section 3.1(d).

“Restricted Holders” means each of (i) Mark Locke, (ii) Jack Davison, (iii) Campbell Stephenson, (iv) Steven Burton, (v) Nick Taylor, and (vi) Tom Russell, and in each case, their Permitted Transferees.

“Restricted Shares” has the meaning set forth in the BCA.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Seller Director” has the meaning set forth in Section 2.1(a).

“Sellers” means, collectively, Apax, Management and Co-Investors.

“Shelf” has the meaning set forth in Section 3.1(a).

“Shelf Registration” means a registration of securities pursuant to a Registration Statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act.

“Shelf Takedown” means an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement.

“Shelf Takedown Request” has the meaning set forth in Section 3.1(e).

“Significant Co-Investor” means any TH Sports Holding S.A. or TH Ludus SARL.

“Special Holder” means, together, Apax, the Sponsor and each of their respective Affiliates and Subsidiaries.

“Sponsor” has the meaning set forth in the Preamble.

“Sponsor Director” has the meaning set forth in Section 2.1(a).

“Sponsor Forfeiture Agreement” means the agreement entered into on October 27, 2020 with the execution and delivery of this Agreement, by and among the Founder Holders, PubCo and dMY, with respect to forfeiture of certain shares held by the Founder Holders.

“Sponsor Letter” means that certain Letter Agreement, dated as of August 13, 2020, by and among dMY, its officers, its directors and the Sponsor.

“Sponsor Principal” has the meaning set forth in the Preamble.

“Subsequent Shelf Registration” has the meaning set forth in Section 3.1(b).

“Taxes” means United Kingdom capital gains tax payable by a Peson as a result of the Pre-Closing Reorganization (as defined in, and in accordance with, the BCA) pursuant to the BCA, other than any taxes payable due to the steps for such Pre-Closing Reorganization whereby instruments held by such Person are sold, or redeemed, for cash consideration in accordance with the BCA.

“Tax Transfer Basket” means, with respect to any Management or other Restricted Investor, Transfers in an amount up to the amount of any Taxes due and payable by such Person pursuant to the Pre-Closing Reorganization (as defined in, and in accordance with, the BCA).

“TopCo” has the meaning set forth in the Recitals.

“Transfer” means, when used as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition by the Transferor (whether by operation of law or otherwise) and, when used as a verb, the Transferor voluntarily or involuntarily, transfers, sells, pledges or hypothecates or otherwise disposes of (whether by operation of law or otherwise), including, in each case, (a) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security or (b) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, provided, that any Transfer pursuant to the Tax Transfer Basket applicable to any Management or other Restricted Investor shall not be deemed to be a Transfer pursuant to this Agreement. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Underwriter” means any investment banker(s) and manager(s) appointed to administer the offering of any Registrable Securities as principal in an Underwritten Offering.

“Underwritten Offering” means a Registration in which securities of PubCo are sold to an Underwriter for distribution to the public.

“Underwritten Shelf Takedown” has the meaning set forth in Section 3.1(c).

“Warrants” means the outstanding warrants, each exercisable for one Common Share, to purchase an aggregate of 5,013,333 Common Shares, issued to the Sponsor pursuant to that certain Private Placement Warrants Purchase Agreement, dated August 13, 2020, by and among the Sponsor and dMY.

“Well-Known Seasoned Issuer” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.

“Withdrawal Notice” has the meaning set forth in Section 3.1(f).

Section 1.2 Interpretive Provisions. For all purposes of this Investor Rights Agreement, except as otherwise provided in this Investor Rights Agreement or unless the context otherwise requires:

(a) the singular shall include the plural, and the plural shall include the singular, unless the context clearly prohibits that construction.

(b) the words “hereof”, “herein”, “hereunder” and words of similar import, when used in this Investor Rights Agreement, refer to this Investor Rights Agreement as a whole and not to any particular provision of this Investor Rights Agreement.

(c) references in this Investor Rights Agreement to any Law shall be deemed also to refer to such Law, and all rules and regulations promulgated thereunder.

(d) whenever the words “include”, “includes” or “including” are used in this Investor Rights Agreement, they shall mean “without limitation.”

(e) the captions and headings of this Investor Rights Agreement are for convenience of reference only and shall not affect the interpretation of this Investor Rights Agreement.

(f) pronouns of any gender or neuter shall include, as appropriate, the other pronoun forms.

(g) the word “or” shall be construed to mean “and/or” and the words “neither,” “nor,” “any,” “either” and “or” shall not be exclusive, unless the context clearly prohibits that construction.

ARTICLE II

GOVERNANCE

Section 2.1 Board of Directors.

(a) Composition of the Board. Subject to the last paragraph of this Section 2.1(a), PubCo shall, and each of the Sellers and the Sponsor (severally, and not jointly) agrees with PubCo that he, she or it shall, take all Necessary Action to cause the Board to be comprised at Closing of nine (9) directors, (i) six (6) of whom have been nominated by the Sellers (each, a “Seller Director”), initially [●], [●], [●], [●], [●] and [●], (ii) the Chief Executive Officer of PubCo, who shall initially be Mark Locke, and (iii) two (2) of whom have been nominated by the Sponsor (each, a “Sponsor Director”), who shall initially be Harry You and Niccolo de Masi as applicable, and such foregoing directors to be divided into three classes of directors, with each class serving for staggered three (3) year-terms as follows:

(i) the Class I directors shall include: two (2) Seller Director(s) and one (1) Sponsor Director (who shall initially be Harry You);

(ii) the Class II directors shall include: two (2) Seller Director(s) and one (1) Sponsor Director (who shall initially be Niccolo de Masi); and

(iii) the Class III directors shall include: three (3) Seller Director(s).

The initial term of the Class I directors shall expire immediately following PubCo’s 2021 annual meeting of shareholders at which directors are elected. The initial term of the Class II directors shall expire immediately following PubCo’s 2022 annual meeting of shareholders at which directors are elected. The initial term of the Class III directors shall expire immediately following PubCo’s 2023 annual meeting of shareholders at which directors are elected.

(b) Apax Representation. For so long as Apax and its Permitted Transferees, either individually or as a group (as such term is construed in accordance with the Exchange Act), Beneficially Own Common Shares representing at least the percentage, shown below, of the Common Shares held by Apax immediately after the Closing, PubCo shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as directors at each applicable annual or extraordinary meeting of shareholders at which directors are to be elected that number of individuals designated by Apax that, if elected, will result in Apax having the number of directors serving on the Board that is shown below (each such director, an “Apax Director”). For so long as Apax and its Permitted Transferees, either individually or as a group (as such term is construed in accordance with the Exchange Act), have the right to include at least two (2) Apax Directors in the slate of nominees recommended by the Board for election as directors at each applicable annual or extraordinary meeting of shareholders at which directors are to be elected, PubCo shall not increase the size of the Board beyond nine (9) directors without the prior written consent of Apax.

Common Shares Beneficially Owned by Apax (and its Permitted Transferees) as a Percentage of the Common Shares Held by Apax on the Closing Date	Number of Apax Directors
50% or greater	3
30% to less than 50%	2
20% to less than 30%	1
Less than 20%	0

(c) Decrease in Directors. Upon any decrease in the number of directors that Apax is entitled to designate for nomination to the Board pursuant to Section 2.1(b), Apax shall take all Necessary Action to cause the appropriate number of Apax Directors to offer to tender their resignation at least sixty (60) days prior to the expected date of PubCo’s next annual meeting of shareholders; provided that, for the avoidance of doubt, such resignation may be made effective as of the last day of the term of such director. Notwithstanding the foregoing, the Nominating and Corporate Governance Committee may, in its sole discretion, recommend for nomination an Apax Director that has tendered his or her resignation pursuant to this Section 2.1(c).

(d) Removal; Vacancies. Apax or the Sponsor, as applicable, shall have the exclusive right to (i) remove their respective nominees from the Board, and PubCo shall take all Necessary Action to cause the removal of any such nominee at the request of the applicable Party and (ii) designate directors for election to the Board to fill vacancies created by reason of death, removal or resignation of its nominees to the Board, and PubCo shall take all Necessary Action to cause any such vacancies created pursuant to clause (i) or (ii) above to be filled by replacement directors designated by the applicable Party as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or applicable committee). Notwithstanding anything to the contrary contained in this Section 2.1(d), no Party shall have the right to designate a replacement director, and PubCo shall not be required to take any action to cause any vacancy to be filled by any such designee, to the extent that election or appointment of such designee to the Board would result in a number of directors nominated or designated by such Party in excess of the number of directors that such Party is then entitled to nominate for membership on the Board pursuant to this Investor Rights Agreement.

(e) Committees. In accordance with PubCo’s Organizational Documents, (i) the Board shall establish and maintain committees of the Board for (x) Audit, (y) Compensation and (z) Nominating and Corporate Governance, and (ii) the Board may from time to time by resolution establish and maintain other committees of the Board. Subject to applicable Laws and stock exchange rules, and subject to requisite independence requirements applicable to such committee (determined after giving effect to Section 2.1(h)), Apax shall have the right, and PubCo shall take all Necessary Action and shall procure that the Board shall take all Necessary Action, to have a number of the members of each such committee consist of a proportional number of members of each such committee (rounded up) as relates to the proportion of the Board designated by Apax. For as long as such individual serves on the Board and is eligible to serve on such committee, (x) Niccolo de Masi shall be entitled to serve on the Compensation Committee and the Nominating and Corporate Governance Committee and (y) Harry You shall be entitled to serve on the Audit Committee as Chairman. The Compensation Committee shall be required to consult with the Chief Executive Officer from time to time on matters relating to remuneration of employees, other than the remuneration of the Chief Executive Officer, including without limitation discussing with and considering in good faith the recommendations of the Chief Executive Officer prior to commencement of any consideration of any such remuneration, and keeping the Chief Executive Officer reasonably apprised of the status of the Compensation Committee’s deliberations, it being agreed that the Compensation Committee shall consider the Chief Executive Officer’s recommendations in good faith.

(f) Independent Directors. PubCo has determined that the initial slate of directors referenced in Section 2.1(a) includes the requisite number of individuals meeting the independence requirements of the New York Stock Exchange. From and after such initial slate is constituted, PubCo, Sellers and the Sponsor shall take all Necessary Action to ensure that the Board consists of the requisite number of directors meeting the independence requirements of the New York Stock Exchange or any other securities exchange on which the Equity Securities of PubCo are then listed, in each case giving effect, when applicable, to Section 2.1(h) (and for so long as PubCo is Controlled Company Eligible and the Sellers are entitled to nominate their full slate of directors pursuant to Section 2.1(a)(i), the Sellers shall include among its nominees such number of directors meeting such independence requirements that, when taken together with other directors (including the Sponsor Directors) meeting such independence requirements, PubCo has the requisite number of directors meeting such independence requirements). For the avoidance of doubt, it is understood and agreed that, if at any time the number of directors entitled to be designated by Sellers and the Sponsor pursuant to this Section 2.1 is less than the entire membership of the Board, subject to the rights of any other Person to nominate or designate one or more directors (including, without limitation, the right of the Sellers and the Sponsor to designate members for nominations to the Board in accordance with Section 2.1(a)), the remaining directors shall be nominated by the Nominating and Corporate Governance Committee and approved by the Board.

(g) Controlled Company Exception. At all times in which PubCo is Controlled Company Eligible, except to the extent otherwise agreed in writing by Apax, PubCo shall take all Necessary Action to avail itself of all “controlled company” exemptions to the rules of the New York Stock Exchange or any other exchange on which the Equity Securities of PubCo are then listed and shall comply with all requirements under Law (including Item 407(a) of Regulation S-K) and all disclosure requirements to take such actions. Among other things, except to the extent otherwise agreed in writing by Apax, for so long as PubCo is Controlled Company Eligible, PubCo shall take all Necessary Action to exempt itself from each of (i) any requirement that a majority of the Board consist of independent directors; (ii) any requirement that the Nominating and Governance Committee be composed entirely of independent directors or have a written charter addressing the committee’s purpose and responsibilities; (iii) any requirement that the Compensation Committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; (iv) the requirement for an annual performance evaluation of the Nominating and Governance Committee and Compensation Committee; and (v) each other requirement that a “controlled company” is eligible to be exempted from under the rules of the New York Stock Exchange or any other exchange on which the Equity Securities of PubCo are then listed.

(h) Reimbursement of Expenses. PubCo shall reimburse the directors and Apax Board Observer (as applicable) for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and any committees thereof, including travel, lodging and meal expenses.

(i) Indemnification. For so long as any Seller Director or Sponsor Director serves as a director of PubCo, (i) PubCo shall provide such Seller Director or Sponsor Director with the same expense reimbursement, benefits, indemnity, exculpation and other arrangements provided to the other directors of PubCo and (ii) PubCo shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting any Seller Director or Sponsor Director nominated pursuant to this Investor Rights Agreement as and to the extent consistent with applicable Law, [Article •] of the Articles and any indemnification agreements with directors (whether such right is contained in the Organizational Documents or another document) (except to the extent such amendment or alteration permits PubCo to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

(j) D&O Insurance. PubCo shall (i) purchase directors’ and officers’ liability insurance in an amount determined by the Board to be reasonable and customary and (ii) for so long as any Seller Director or Sponsor Director serves as a director, maintain such directors’ and officers’ liability insurance coverage with respect to such director; provided, that upon removal or resignation of such Seller Director or Sponsor Director for any reason, PubCo shall take all actions reasonably necessary to extend such directors’ and officers’ liability insurance coverage with respect to such Seller Director or Sponsor Director for a period of not less than six (6) years from any such event in respect of any act or omission of such Seller Director or Sponsor Director occurring at or prior to such event.

(k) Apax Board Observer. For so long as Apax and its Permitted Transferees, either individually or as a group (as such term is construed in accordance with the Exchange Act), Beneficially Own Common Shares representing at least 10%, but less than 20%, of the Common Shares held by Apax immediately after the Closing (the “Apax Board Observer Threshold”), Apax shall have the right to designate one board observer (the “Apax Board Observer”); provided further that Apax’s right to designate one board observer for appointment shall automatically be terminated without any further action required in the event that the number of Common Shares Beneficially Owned by Apax and its Permitted Transferees falls below the Apax Board Observer Threshold. The Apax Board Observer shall have the right to (i) attend all meetings of the Board in a non-voting, observer capacity and (ii) receive copies of all notices, minutes, consents and other materials that PubCo provides to the Board in the same manner as such materials are provided to the Board; provided, that, (x) Apax’s right to appoint the Apax Board Observer is non-transferrable, (y) the Apax Board Observer shall not be entitled to vote on any matter submitted to the Board nor to offer any motions or resolutions to the Board, and the Apax Board Observer’s presence or absence at any meeting of the Board will not be relevant for purposes of determining whether there is a quorum, and (z) PubCo may withhold information or materials from the Apax Board Observer and exclude the Apax Board Observer from any executive sessions and/or all or any portion of any meeting or discussion of the Board, in each case of this clause (z), if the Board determines in good faith that access to such information and/or materials or attendance at such meeting or portion thereof would (A) adversely affect the attorney-client privilege between PubCo and its counsel, (B) adversely affect PubCo or its Affiliates under governmental regulations or other applicable laws, (C) be in contravention of any agreement or arrangement with any governmental authority, or (D) result in a conflict of interest. The Apax Board Observer shall be subject to the same obligations as the members of the Board with respect to confidentiality and conflicts of interest (and shall provide, prior to attending any meetings or receiving any information or materials, such reasonable assurances to such effect as may be requested by PubCo) and shall be entitled to expense reimbursement in accordance with Section 2.1(i).

(l) Tax Residency. For so long as Apax and its Permitted Transferees collectively own at least 10% of the issued and outstanding Common Shares of PubCo, absent the prior consent of Apax, PubCo shall use reasonable best efforts to maintain its status as a corporate tax resident of the United Kingdom under applicable law, including the maintenance of “central management and control” in the United Kingdom.

Section 2.2 Sharing of Information. To the extent permitted by antitrust, competition or any other applicable Law, each of PubCo, the Sellers and the Sponsor agrees and acknowledges that the directors designated by Apax and the Sponsor and the Apax Board Observer may share confidential, non-public information about PubCo and its Subsidiaries (“Confidential Information”) with Apax and the Sponsor, as applicable. Each of Apax and the Sponsor recognizes that it, or its Affiliates and Representatives, has acquired or will acquire Confidential Information the use or disclosure of which could cause PubCo substantial loss and damages that could not be readily calculated and for which no remedy at Law would be adequate. Accordingly, each of Apax and the Sponsor covenants and agrees with PubCo that it will not (and will cause its respective controlled Affiliates and Representatives not to) at any time, except with the prior written consent of PubCo, directly or indirectly, disclose any Confidential Information known to it to any third party, unless (a) such information becomes known to the public through no fault of such Party, (b) disclosure is required by applicable Law or court of competent jurisdiction or requested by a Governmental Entity; provided that such Party promptly notifies PubCo of such requirement or request and takes commercially reasonable steps, at the sole cost and expense of PubCo, to minimize the extent of any such required disclosure, (c) such information was available or becomes available to such Party before, on or after the Effective Date, without restriction, from a source (other than PubCo) without any breach of duty to PubCo or (d) such information was independently developed by such Party or its Representatives without the use of the Confidential Information. Notwithstanding the foregoing, nothing in this Investor Rights Agreement shall prohibit Apax and the Sponsor from disclosing Confidential Information to any Affiliate, Representative, limited partner, member or shareholder of such Party; provided that such Person shall be bound by an obligation of confidentiality with respect to such Confidential Information and such Party shall be responsible for any breach of this Section 2.2 by any such Person. No Confidential Information shall be deemed to be provided to any Person, including any Affiliate of Apax or the Sponsor, unless such Confidential Information is actually provided to such Person.

ARTICLE III

REGISTRATION RIGHTS

Section 3.1 Shelf Registration.

(a) Filing. PubCo shall file, within sixty (60) days after the Closing Date, a Registration Statement for a Shelf Registration on Forms F-3 or S-3, as applicable, or any similar short-form registration (the “Form F-3 Shelf”), or if PubCo is ineligible to use a Form F-3 Shelf, a Registration Statement for a Shelf Registration on Form F-1 or S-1, as applicable, or any similar long-form registration (the “Form F-1 Shelf,” and together with the Form F-3 Shelf (and any Subsequent Shelf Registration), the “Shelf”), in each case, covering the resale of all Registrable Securities (determined as of two (2) Business Days prior to such filing) on a delayed or continuous basis. PubCo shall use its reasonable best efforts to cause the Shelf to become effective as soon as practicable after such filing, but in no event later than sixty (60) days after the initial filing thereof, which shall be extended to ninety (90) days after the initial filing thereof if the Registration Statement is reviewed by, and comments thereto are provided from, the SEC. The Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Special Holder. PubCo shall maintain the Shelf in accordance with the terms of this Investor Rights Agreement, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event PubCo files a Form F-1 Shelf, PubCo shall use its commercially reasonable efforts to convert the Form F-1 Shelf (and any Subsequent Shelf Registration) to a Form F-3 Shelf as soon as practicable after PubCo is eligible to use Form F-3 or S-3, as applicable, or any similar short-form registration.

(b) Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while there are any Registrable Securities outstanding, PubCo shall use its reasonable best efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its reasonable best efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional Registration Statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all outstanding Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, any Special Holder. If a Subsequent Shelf Registration is filed, PubCo shall use its reasonable best efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if PubCo is a Well-Known Seasoned Issuer at the time of filing) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities outstanding. Any such Subsequent Shelf Registration shall be on Form F-3 or Form S-3, as applicable, or any similar short-form registration to the extent that PubCo is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, PubCo, upon request of a Holder, shall promptly use its reasonable best efforts to cause the resale of such Registrable Securities to be covered by either, at PubCo’s option, the Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms of this Investor Rights Agreement.

(c) Requests for Underwritten Shelf Takedowns. At any time and from time to time after the Shelf has been declared effective by the SEC, the Special Holders may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that PubCo shall only be obligated to effect an Underwritten Shelf Takedown if such offering (i) shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $10 million (the “Minimum Takedown Threshold”) or (ii) shall be made with respect to all of the Registrable Securities of the Demanding Holder. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to PubCo, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown; provided that each Special Holder agrees that the fact that such a notice has been delivered shall constitute Confidential Information subject to Section 2.2. The Special Holders that requested such Underwritten Shelf Takedown (the “Demanding Holders”) shall have the right to select the Underwriters for such offering (which shall consist of one (1) or more reputable nationally or regionally recognized investment banks), and to agree to the pricing and other terms of such offering; provided that such selection shall be subject to the consent of PubCo, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained in this Investor Rights Agreement, in no event shall any Special Holder or any Transferee thereof request an Underwritten Shelf Takedown during the Lock-Up Period applicable to such Person. There shall be no limit to the number of Underwritten Shelf Takedowns that may be requested by any Special Holder, subject to the proviso in the first sentence of this Section 3.1(c). For the avoidance of doubt, Underwritten Shelf Takedowns shall include underwritten block trades; provided that other Special Holders, Significant Co-Investors and Restricted Holders of Registrable Securities shall have to exercise any piggy-back rights, subject in all cases, to Article IV (pro rata based on the respective then-ownership of Registrable Securities of each such Holder) on any such block trade no later than twenty four (24) hours following receipt of any written notice regarding such block trade, which notice shall contain a summary of all material terms of such block trade, to the extent then known.

(d) Shelf Takedown Participation. Promptly upon receipt of a Shelf Takedown Request (but in no event more than three (3) Business Days thereafter (or more than twenty-four (24) hours thereafter in connection with an underwritten “block trade”)) for any Underwritten Shelf Takedown, PubCo shall deliver a notice (a “Shelf Takedown Notice”) to each other Special Holder, Significant Co-Investor and each Restricted Holder with Registrable Securities covered by the applicable Registration Statement (each, a “Potential Takedown Participant”). The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity, subject to the provisions of Article IV, to include in any Underwritten Shelf Takedown such number of Registrable Securities as each such Potential Takedown Participant may request in writing (each a “Requesting Holder”). PubCo shall include in the Underwritten Shelf Takedown all such Registrable Securities with respect to which PubCo has received written requests for inclusion therein within three (3) Business Days (or within twenty-four (24) hours in connection with an underwritten “block trade”) after the date that the Shelf Takedown Notice has been delivered. Any Requesting Holder’s request to participate in an Underwritten Shelf Takedown shall be binding on the Requesting Holder; provided that each such Requesting Holder that elects to participate may condition its participation on the Underwritten Shelf Takedown being completed within ten (10) Business Days of its acceptance at a price per share (after giving effect to any underwriters’ discounts or commissions) to such Requesting Holder of not less than a percentage of the closing price for the shares on their principal trading market on the Business Day immediately prior to such Requesting Holder’s election to participate, as specified in such Requesting Holder’s request to participate in such Underwritten Shelf Takedown (the “Participation Conditions”). Notwithstanding the delivery of any Shelf Takedown Notice, but subject to the Participation Conditions (to the extent applicable), all determinations as to whether to complete any Underwritten Shelf Takedown and as to the timing, manner, price and other terms of any Underwritten Shelf Takedown contemplated by this Section 3.1(d) shall be determined by the Demanding Holders.

(e) Reduction of Underwritten Shelf Takedowns. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advise PubCo, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Shares or other Equity Securities that PubCo desires to sell and all other Common Shares or other Equity Securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggyback registration rights held by any other shareholders, exceeds the maximum dollar amount or maximum number of Equity Securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then PubCo shall include in such Underwritten Offering, as follows: at all times (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective then-ownership of Registrable Securities of each Demanding Holder and Requesting Holder (if any) that has requested to be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities, but at all times subject to Article IV; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Common Shares or other Equity Securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Shares or other Equity Securities of other Persons that PubCo is obligated to include in such Underwritten Offering pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities.

(f) Withdrawal. Any of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to PubCo and the Underwriter or Underwriters (if any) of such Demanding Holder’s intention to withdraw from such Underwritten Shelf Takedown, prior to the public announcement of the Underwritten Shelf Takedown by PubCo; provided that a Special Holder not so withdrawing may elect to have PubCo continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied or if the Underwritten Shelf Takedown would be made with respect to all of the Registrable Securities of such Special Holder. Following the receipt of any Withdrawal Notice, PubCo shall promptly forward such Withdrawal Notice to any other Special Holders that had elected to participate in such Underwritten Shelf Takedown. Notwithstanding anything to the contrary contained in this Investor Rights Agreement, PubCo shall be responsible for the Registration Expenses incurred in connection with the Underwritten Shelf Takedown prior to delivery of a Withdrawal Notice under this Section 3.1(f).

(g) Long-Form Demands. Upon the expiration of the Lock-Up Period applicable to such Person, and during such times as no Shelf is effective, each Special Holder may demand that PubCo file a Registration Statement on Form F-1 or S-1, as applicable, or any similar long-form registration for the purpose of conducting an Underwritten Offering of any or all of such Special Holder’s Registrable Securities. PubCo shall file such Registration Statement within 30 days of receipt of such demand and use its reasonable best efforts to cause the same to be declared effective as soon as practicable after the initial filing thereof, but in no event later than sixty (60) days after the initial filing thereof, which shall be extended to ninety (90) days after the initial filing thereof if the Registration Statement is reviewed by, and comments thereto are provided from, the SEC. The provisions of Section 3.1(c), Section 3.1(d), Section 3.1(e), and Section 3.1(f) shall apply to this Section 3.1(g) as if a demand under this Section 3.1(g) were an Underwritten Shelf Takedown, provided that in order to withdraw a demand under this Section 3.1(g), such withdrawal must be received by PubCo prior to PubCo having publicly filed a Registration Statement pursuant to this Section 3.1(g).

Section 3.2 Piggyback Registration.

(a) Piggyback Rights. If PubCo proposes to file a Registration Statement under the Securities Act with respect to an offering of, Equity Securities of PubCo or securities or other obligations exercisable or exchangeable for or convertible into Equity Securities of PubCo, for its own account or for the account of shareholders of PubCo, other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to PubCo’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of PubCo, or (iv) for a dividend reinvestment plan, then PubCo shall give written notice of such proposed offering to each Special Holder, Management, Significant Co-Investor and any other Restricted Holder (collectively, the “Piggyback Holders”) as soon as practicable but not less than four (4) calendar days before the anticipated filing date of such Registration Statement or, in the case of an underwritten offering pursuant to a Shelf Registration, the launch date of such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any and if known, in such offering, and (B) offer to all of the Piggyback Holders the opportunity to include in such registered offering such number of Registrable Securities as such Piggyback Holders may request in writing within three (3) calendar days after receipt of such written notice (such registered offering, a “Piggyback Registration”); provided that each Piggyback Holder agrees that the fact that such a notice has been delivered shall constitute Confidential Information subject to Section 2.2. PubCo shall cause such Registrable Securities to be included in such Piggyback Registration, at all times subject to Article IV, and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Piggyback Holders pursuant to this Section 3.2(a) to be included in a Piggyback Registration on the same terms and conditions as any similar securities of PubCo included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Piggyback Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Piggyback Holder’s agreement to abide by the terms of Section 3.6 below.

(b) Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration (other than an Underwritten Shelf Takedown), in good faith, advises PubCo and the Piggyback Holders participating in the Piggyback Registration in writing that the dollar amount or number of Common Shares or other Equity Securities that PubCo desires to sell, taken together with (i) the Common Shares or other Equity Securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with Persons other than the Piggyback Holders hereunder and (ii) the Common Shares or other Equity Securities, if any, as to which registration has been requested pursuant to Section 3.2, exceeds the Maximum Number of Securities, then:

(i) If the Registration is initiated and undertaken for PubCo’s account, PubCo shall include in any such Registration, subject to the terms of Article IV, (A) first, the Common Shares or other Equity Securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Piggyback Holders exercising their rights to register their Registrable Securities pursuant to Section 3.2(a) (pro rata based on the respective then-ownership of Registrable Securities of each Special Holder that has requested to be included in such Registration), which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Shares or other Equity Securities, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other shareholders of PubCo, which can be sold without exceeding the Maximum Number of Securities; or

(ii) If the Registration is pursuant to a request by Persons other than the Piggyback Holders, then PubCo shall include in any such Registration (A) first, the Common Shares or other Equity Securities, if any, of such requesting Persons, other than the Piggyback Holders, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Piggyback Holders exercising their rights to register their Registrable Securities pursuant to Section 3.2(a) (pro rata based on the respective then-ownership of Registrable Securities of each Piggyback Holder that has requested to be included in such Registration) which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Shares or other Equity Securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Shares or other Equity Securities, if any, for the account of other Persons that PubCo is obligated to register pursuant to separate written contractual piggyback registration rights of such Persons, which can be sold without exceeding the Maximum Number of Securities.

Notwithstanding anything to the contrary in this Section 3.2(b), in the event a Demanding Holder has submitted notice for a bona fide Underwritten Shelf Takedown and all sales pursuant to such Underwritten Shelf Takedown pursuant to Section 3.1 have not been effected in accordance with the applicable plan of distribution or submitted a Withdrawal Notice prior to such time that PubCo has given written notice of a Piggyback Registration to all Piggyback Holders pursuant to Section 3.2, then any reduction in the number of Registrable Securities to be offered in such offering shall be determined in accordance with Section 3.1(e), instead of this Section 3.2(b).

(c) Piggyback Registration Withdrawal. Any Piggyback Holder shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to PubCo and the Underwriter or Underwriters (if any) of such Piggyback Holder’s intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. PubCo (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the SEC in connection with a Piggyback Registration (which, in no circumstance, shall include the Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary set forth in this Investor Rights Agreement, PubCo shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 3.2(c).

(d) Notwithstanding anything herein to the contrary, this Section 3.2 shall not apply (a) for any Holder or Party, prior to the expiration of the Lock-Up Period in respect of such Holder or Party or (b) to any Shelf Takedown irrespective of whether such Shelf Takedown is an Underwritten Shelf Takedown or not an Underwritten Shelf Takedown.

Section 3.3 Restrictions on Transfer. In connection with any Underwritten Offering of Equity Securities of PubCo, (i) each Holder that holds more than five percent (5%) of the issued and outstanding Common Shares agrees that it shall not Transfer any Common Shares (other than those included in such offering pursuant to this Investor Rights Agreement), without the prior written consent of PubCo, during the seven (7) calendar days prior (to the extent notice of such Underwritten Offering has been provided) to and the 90-day period beginning on the date of pricing of such offering, except in the event the Underwriter managing the offering otherwise agrees by written consent to a reduced period which shall apply to all Holders, and further agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders), (ii) PubCo will use its reasonable best efforts to cause each of its directors and executive officers to execute a lock-up on terms at least as restrictive as that contemplated by the preceding clause (i) and (iii) PubCo will not effect any public offering or distribution of its equity securities or any securities convertible or exchangeable or exercisable for such securities during the period contemplated in clause (i) (other than (a) as part of any such Underwritten Offering, (b) in connection with a registration related to any employee stock option or other benefit plan, (c) an exchange offer or offering in connection with a business acquisition or combination pursuant to a Registration Statement on Form F-4 or S-4, as applicable, or such other similar form as may be applicable, (d) for an offering of debt that is convertible into equity securities of PubCo, or (e) for a dividend reinvestment plan); provided that the foregoing restriction shall not apply to any existing pledge or other existing grant of a security interest (and any related foreclosure or exercise of remedies) in connection with (x) up to the Annual Transfer Basket or (y) any Back Leverage. Notwithstanding the foregoing, a Holder shall not be subject to this Section 3.3 with respect to an Underwritten Offering unless each Holder that holds at least five percent (5%) of the issued and outstanding Common Shares and each of PubCo’s directors and executive officers have executed a lock-up on terms at least as restrictive with respect to such Underwritten Offering as requested of the Holders.

Section 3.4 General Procedures. In connection with effecting any Registration and/or Shelf Takedown, subject to applicable Law and any regulations promulgated by any securities exchange on which PubCo’s Equity Securities are then listed, each as interpreted by PubCo with the advice of its counsel, PubCo shall use its reasonable best efforts (except as set forth in clause (d) below) to effect such Registration to permit the sale of the Registrable Securities included in such Registration in accordance with the intended plan of distribution thereof, and pursuant thereto PubCo shall, as expeditiously as possible:

(a) prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

(b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder or as may be required by the rules, regulations or instructions applicable to the registration form used by PubCo or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

(c) prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Special Holders of Registrable Securities included in such Registration, and such Special Holders’ legal counsel, if any, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters or the Special Holders of Registrable Securities included in such Registration or the legal counsel for any such Special Holders, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Special Holders;

(d) prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Entities as may be necessary by virtue of the business and operations of PubCo and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that PubCo shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

(e) cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by PubCo are then listed;

(f) provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

(g) advise each Holder of Registrable Securities covered by a Registration Statement, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(h) at least three (3) calendar days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus furnish a draft thereof to each Special Holder of Registrable Securities included in such Registration Statement, or its counsel, if any (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

(i) notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.7;

(j) permit Representatives of the Special Holders, the Underwriters, if any, and any attorney, consultant or accountant retained by such Special Holders or Underwriter to participate, at each such Person’s own expense except to the extent such expenses constitute Registration Expenses, in the preparation of the Registration Statement, and cause PubCo’s officers, directors and employees to supply all information reasonably requested by any such Representative, Underwriter, attorney, consultant or accountant in connection with the Registration; provided, however, that such Persons agree to confidentiality arrangements reasonably satisfactory to PubCo, prior to the release or disclosure of any such information;

(k) obtain a “cold comfort” letter, and a bring-down thereof, from PubCo’s independent registered public accountants in the event of an Underwritten Offering which the participating Special Holders may rely on, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to the participating Special Holders;

(l) on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurances letter, dated such date, of counsel representing PubCo for the purposes of such Registration, addressed to the Special Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Special Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to the participating Special Holders;

(m) in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

(n) make available to its security holders, as soon as reasonably practicable, an earnings statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the SEC);

(o) if an Underwritten Offering involves Registrable Securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $35 million, use its reasonable best efforts to make available senior executives of PubCo to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

(p) otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested, by the Holders, in connection with such Registration, including causing senior management to participate in meetings with Underwriters, attorneys, accountants and potential investors.

Section 3.5 Registration Expenses. The Registration Expenses of all Registrations shall be borne by PubCo. It is acknowledged by the Holders that the Holders selling any Registrable Securities in an offering shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing such Holders, in each case pro rata based on the number of Registrable Securities that such Holders have sold in such Registration.

Section 3.6 Requirements for Participating in Underwritten Offerings. Notwithstanding anything to the contrary contained in this Investor Rights Agreement, if any Holder does not provide PubCo with its requested Holder Information, PubCo may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if PubCo determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No Person may participate in any Underwritten Offering of Equity Securities of PubCo pursuant to a Registration under this Investor Rights Agreement unless such Person (a) agrees to sell such Person’s Registrable Securities on the basis provided in any underwriting and other arrangements approved by PubCo in the case of an Underwritten Offering initiated by PubCo, and approved by the Demanding Holders in the case of an Underwritten Offering initiated by the Demanding Holders and (b) completes and executes all customary questionnaires, powers of attorney, custody agreements, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. Subject to the minimum thresholds set forth in Section 3.1(c) and 3.4(o), the exclusion of a Holder’s Registrable Securities as a result of this Section 3.6 shall not affect the registration of the other Registrable Securities to be included in such Registration.

Section 3.7 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from PubCo that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (and PubCo hereby covenants to prepare and file such supplement or amendment as soon as practicable after giving such notice), or until it is advised in writing by PubCo that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require PubCo to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to PubCo for reasons beyond PubCo’s control, PubCo may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than 90 days in any 12-month period, determined in good faith by PubCo to be necessary for such purpose. In the event PubCo exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to such Registration in connection with any sale or offer to sell Registrable Securities. PubCo shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.7.

Section 3.8 Reporting Obligations. As long as any Holder shall own Registrable Securities, PubCo, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by PubCo after the Effective Date pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the SEC pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished to the Holders pursuant to this Section 3.8.

Section 3.9 Other Obligations. In connection with a Transfer of Registrable Securities exempt from Section 5 of the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within the Prospectus and pursuant to the Registration Statement of which such Prospectus forms a part, PubCo shall, subject to applicable Law, as interpreted by PubCo with the advice of counsel, and the receipt of any customary documentation required from the applicable Holders in connection therewith, (a) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being Transferred and (b) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under clause (a). In addition, PubCo shall cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with the aforementioned Transfers; provided, however, that PubCo shall have no obligation to participate in any “road shows” or assist with the preparation of any offering memoranda or related documentation with respect to any Transfer of Registrable Securities in any transaction that does not constitute an Underwritten Offering.

Section 3.10 Indemnification and Contribution.

(a) PubCo agrees to indemnify and hold harmless each Holder, its officers, managers, directors, trustees, equityholders, beneficiaries, affiliates, agents and Representatives and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, losses, liabilities and expenses (including attorneys’ fees) (or actions in respect thereto) caused by, resulting from, arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or similar document incident to any Registration, qualification, compliance or sale effected pursuant to this Article III or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by PubCo of the Securities Act or any other similar federal or state securities Laws, and will reimburse, as incurred, each such Holder, its officers, managers, directors, trustees, equityholders, beneficiaries, affiliates, agents and Representatives and each Person who controls such Holder (within the meaning of the Securities Act) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that, PubCo will not be liable in any such case to the extent that any such claim, damage, loss, liability or expense are caused by or arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to PubCo by or on behalf of such Holder expressly for use therein. PubCo shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to the indemnification of each Holder.

(b) In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to PubCo in writing such information and affidavits as PubCo reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by Law, such Holder shall indemnify and hold harmless PubCo, its directors, officers, employees, equityholders, affiliates and agents and each Person who controls PubCo (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) (or actions in respect thereof) arising out of, resulting from or based on any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or similar document or any amendment thereof or supplement thereto, or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to indemnification of PubCo.

(c) Any Person entitled to indemnification under this Section 3.10 shall (i) give prompt written notice, after such Person has actual knowledge thereof, to the indemnifying party of any claim with respect to which such Person seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party in the defense of any such claim or any such litigation) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party (not be unreasonably withheld, conditioned or delayed) and the indemnified party may participate in such defense at the indemnifying party’s expense if representation of such indemnified party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. An indemnifying party, in the defense of any such claim or litigation, without the consent of each indemnified party, may only consent to the entry of any judgment or enter into any settlement that (i) includes as a term thereof the giving by the claimant or plaintiff therein to such indemnified party of an unconditional release from all liability with respect to such claim or litigation and (ii) does not include any recovery (including any statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party) other than monetary damages, and provided, that any sums payable in connection with such settlement are paid in full by the indemnifying party.

(d) The indemnification provided under this Investor Rights Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, manager, director, Representative or controlling Person of such indemnified party and shall survive the Transfer of securities.

(e) If the indemnification provided in this Section 3.10 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 3.10(e) shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a Party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 3.10(a), 3.10(b) and 3.10(c), any legal or other fees, charges or expenses reasonably incurred by such Party in connection with any investigation or proceeding. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 3.10(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 3.10(e). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 3.10(e) from any Person who was not guilty of such fraudulent misrepresentation.

Section 3.11 Other Registration Rights. Other than the registration rights set forth in the Original RRA and in the Subscription Agreements, PubCo represents and warrants that no Person, other than a Holder of Registrable Securities pursuant to this Investor Rights Agreement, has any right to require PubCo to register any securities of PubCo for sale or to include such securities of PubCo in any Registration Statement filed by PubCo for the sale of securities for its own account or for the account of any other Person. Further, each of PubCo, the Sponsor, the DMY Independent Directors and the Sponsor Principals represents and warrants that this Investor Rights Agreement supersedes any other registration rights agreement or agreement (including the Original RRA), other than the Subscription Agreements. The parties hereby terminate the Original RRA, which shall be of no further force and effect and is hereby superseded and replaced in its entirety by this Investor Rights Agreement. Without the prior written consent of the majority in interest of the Special Holders, PubCo shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Investor Rights Agreement and in the event of any conflict between any such agreement or agreements and this Investor Rights Agreement, the terms of this Investor Rights Agreement shall prevail.

Section 3.12 Rule 144. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act, PubCo covenants that it will (a) make available at all times information necessary to comply with Rule 144, if such Rule is available with respect to resales of the Registrable Securities under the Securities Act, and (b) take such further action as the Holders may reasonably request, all to the extent required from time to time to enable them to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rule may be amended from time to time. Upon the request of any Holder, PubCo will deliver to such Holder a written statement as to whether PubCo has complied with such information requirements, and, if not, the specific reasons for non-compliance.

Section 3.13 Term. Article III shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.10 shall survive any such termination with respect to such Holder.

Section 3.14 Holder Information. Each Holder agrees, if requested in writing by PubCo, to represent to PubCo the total number of Registrable Securities held by such Holder in order for PubCo to make determinations under this Investor Rights Agreement, including for purposes of Section 3.12. Other than the Sellers and the Founder Holders, a Party who does not hold Registrable Securities as of the Closing Date and who acquires Registrable Securities after the Closing Date will not be a “Holder” until such Party gives PubCo a representation in writing of the number of Registrable Securities it holds.

Section 3.15 Termination of Original RRA. Upon the Closing, PubCo, the Sponsor, the Sponsor Principals and the DMY Independent Directors hereby agree that the Original RRA and all of the respective rights and obligations of the parties thereunder are hereby terminated in their entirety and shall be of no further force or effect.

Section 3.16 Distributions; Direct Ownership.

(a) In the event that the Sponsor distributes all of its Registrable Securities to its members, the members of the Sponsor shall be treated as the Sponsor under this Investor Rights Agreement; provided that such members of the Sponsor, taken as a whole, shall not be entitled to rights in excess of those conferred on the Sponsor, as if the Sponsor remained a single entity party to this Investor Rights Agreement.

(b) Notwithstanding anything to the contrary contained herein, in the event that the members of the Sponsor hold any Registrable Securities directly, the members of the Sponsor shall be treated as the Sponsor under this Investor Rights Agreement; provided that the members of the Sponsor, taken as a whole, shall not be entitled to rights in excess of those conferred on the Sponsor, as if the Sponsor remained a single entity party to this Investor Rights Agreement.

(c) In the event that a Seller distributes all of its Registrable Securities to its members, such distributees shall be treated as a Seller under this Investor Rights Agreement; provided that such distributees, taken as a whole, shall not be entitled to rights in excess of those conferred on a Seller, as if such Seller remained a single party to this Investor Rights Agreement.

(d) Notwithstanding the foregoing, no distribution for purposes of this Section 3.16 may occur prior to the conclusion of any Lock-Up Period applicable to the Sponsor or such Seller, as applicable.

Section 3.17 Adjustments. If there are any changes in the Common Shares as a result of share split, share dividend, combination or reclassification, or through merger, consolidation, recapitalization or other similar event, appropriate adjustment shall be made in the provisions of this Investor Rights Agreement, as may be required, so that the rights, privileges, duties and obligations under this Investor Rights Agreement shall continue with respect to the Common Shares as so changed.

ARTICLE IV

LOCK-UP

Section 4.1 Lock-Up.

(a) Each Holder severally, and not jointly, agrees with PubCo not to effect any Transfer, or make a public announcement of any intention to effect such Transfer, of any Lock-Up Shares (as defined below) Beneficially Owned or otherwise held by such Person during the Lock-Up Period (as defined below) applicable to such Person; provided, that such restriction on Transfers shall not apply to Transfers (i) permitted pursuant to Section 4.2, (ii) to PubCo of any Common Shares Beneficially Owned by the Founder Holders in connection with the forfeiture by the Founder Holders to the PubCo of any Forfeiture Shares in accordance with the BCA and the Sponsor Forfeiture Agreement, (iii) by any Management or any Restricted Holder that is not Management following the Management Lock-Up Period (as defined below), but subject to, in the case of Restricted Holders, to Section 4.4 below, (iv) by any Founder Holder following the Founder Holder Lock-Up Period (as defined below), (vi) by Apax or any Significant Co-Investor, pursuant to any Back Leverage prior to the expiry of the Apax Lock-Up Period in accordance with the terms therein, or (vii) by Apax or any Co-Investor (other than any Restricted Holder), following the Apax Lock-Up Period (as defined below), including pursuant to any Back Leverage.

(b) The “Management Lock-Up Period” shall be the period commencing on the Closing Date and continuing until the earlier of (i) the date that is twelve (12) months after the Closing Date, (ii) the date on which the closing share price of Common Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 180 days after the Closing Date or (iii) the date on which PubCo completes a Change in Control (this clause (iii), the “Early Transaction Release”). The “Founder Holder Lock-Up Period” shall be the period commencing on the Closing Date and continuing until the earlier of (x) the date that is twelve (12) months after the Closing Date, (y) the date on which the closing share price of Common Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date (this clause (y), the “Early Trading Release”) or (z) the date that is the Early Transaction Release. The “Apax Lock-Up Period” shall be the period commencing on the Closing Date and continuing until the earlier of the date that is (1) six (6) months after the Closing Date, (2) the Early Trading Release or (3) the Early Transaction Release. “Lock-Up Period” means with respect to any Management (including any Person who succeeds to such Management’s rights under this Investor Rights Agreement pursuant to Section 5.1), the Management Lock-Up Period, with respect to the Founder Holders (including any Person who succeeds to such Founder Holder’s rights under this Investor Rights Agreement pursuant to Section 5.1), the Founder Holder Lock-Up Period, with respect to Apax (including any Person who succeeds to Apax’s rights under this Investor Rights Agreement pursuant to Section 5.1), the Apax Lock-Up Period, and with respect to any Co-Investor (including any Person who succeeds to such Co-Investor’s rights under this Investor Rights Agreement pursuant to Section 5.1), the Apax Lock-Up Period. “Lock-Up Shares” means the Equity Securities in PubCo held by the Holders as of the Closing Date; provided that in no event shall the Warrants (or any Common Shares resulting from the exercise of any Warrant) be considered “Lock-Up Shares”.

(c) During the Lock-Up Period, any purported Transfer of Lock-Up Shares other than in accordance with this Investor Rights Agreement shall be null and void, and PubCo shall refuse to recognize any such Transfer for any purpose.

(d) The Holders acknowledge and agree that, notwithstanding anything to the contrary contained in this Investor Rights Agreement, the Equity Securities in PubCo Beneficially Owned by such Person shall remain subject to any restrictions on Transfer under applicable securities Laws of any Governmental Entity, including all applicable holding periods under the Securities Act and other rules of the SEC.

Section 4.2 Permitted Transfers. Notwithstanding anything to the contrary contained in this Investor Rights Agreement, during the Lock-Up Period applicable to such Person, the Holders may Transfer, without the consent of PubCo, any of such Person’s Lock-Up Shares to (i) any of such Person’s Permitted Transferees, upon written notice to PubCo and, in the case of such a Transfer by a Founder Holder, any Management or any of their respective Permitted Transferees, to Apax, and in the case of such a Transfer by Apax or any of its Permitted Transferees, to PubCo or (ii) (a) in the case of an individual, by virtue of Laws of descent and distribution upon death of the individual; (b) in the case of an individual, pursuant to a qualified domestic relations order; or (c) pursuant to a Change in Control which results in all of PubCo’s shareholders having the right to exchange their Common Shares for cash, securities or other property subsequent to the consummation of the transactions contemplated by the Business Combination Agreement; provided, that in connection with any Transfer of such Lock-Up Shares pursuant to clause (ii)(b) or clause (ii)(c) above, (x) the restrictions and obligations contained in Section 4.1 and this Section 4.2 will continue to apply to such Lock-Up Shares after any Transfer of such Lock-Up Shares, and (y) the Transferee of such Lock-Up Shares shall have no rights under this Investor Rights Agreement, unless, for the avoidance of doubt, such Transferee is a Permitted Transferee in accordance with this Investor Rights Agreement. Any Transferee of Lock-Up Shares that is a Permitted Transferee of the Transferor shall be required, at the time of and as a condition to such Transfer, to become a party to this Investor Rights Agreement and, if applicable, the Sponsor Forfeiture Agreement and the Founder Holders Consent Letter, by executing and delivering a joinder in the form attached to this Investor Rights Agreement as Exhibit A, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of this Investor Rights Agreement and, if applicable, the Sponsor Forfeiture Agreement and the Founder Holders Consent Letter.

Section 4.3 Other Lock-Up Restrictions. Each of PubCo, the Sponsor, each dMY Independent Director and each Sponsor Principal hereby acknowledge and agree that this Article IV supersedes Section 7 of the Sponsor Letter in all respects, and, upon execution of this Investor Rights Agreement by each of PubCo, the Sponsor, each dMY Independent Director and each Sponsor Principal, the Founder Holders Consent Letter shall be deemed amended to remove Section 7 of the Sponsor Letter.

Section 4.4 Post-Lock-Up Transfers.

(a) Following the expiration of the Management Lock-Up Period until the earlier of (i) the third (3rd) anniversary of the Closing Date and (ii) the date on which Apax (together with its Permitted Transferees) no longer Beneficially Owns Common Shares representing at least 10% of the Common Shares held by Apax immediately after the Closing, any Management may Transfer any or all of such Management’s Common Shares in compliance with all applicable securities Law and the terms of this Investor Rights Agreement; provided that, notwithstanding anything to the contrary in this Agreement, except pursuant to the Annual Transfer Basket or to a Permitted Transferee (who has executed and returned a joinder in the form attached as Exhibit A and is subject to the same rights and obligations as the transferring Restricted Holder), no Restricted Holder shall Transfer any Common Shares to the extent that such Transfer would result in the Relative Ownership Percentage of such Restricted Holder immediately following such Transfer (the “Determination Time”) being less than the Relative Ownership Percentage of Apax as of such time; provided, further, that for the avoidance of any doubt and notwithstanding anything to the contrary set forth herein, (i) any Transfer pursuant to this Agreement (excluding any Transfer to a Permitted Transferee who is bound under a joinder) shall be included as a Transfer for the purposes of calculating a Restricted Holder’s Annual Transfer Basket as of any time, and (ii) any Transfer pursuant to Article III shall remain subject to the transfer restrictions set forth in this Agreement, including the provisions of Article IV. For the avoidance of doubt, nothing in this Agreement shall restrict any Transfer of Common Shares by the Significant Co-Investor following the expiry of the Lock-Up Period applicable to such Significant Co-Investor. Notwithstanding anything in this Investor Rights Agreement to the contrary, no Transfer of Common Shares otherwise permitted or required by this Investor Rights Agreement shall be made unless such Transfer is in compliance with applicable Laws, including the Securities Act and the rules and regulations thereunder, the laws of the State of Delaware and the terms and conditions set forth in this Section 4.4.

(b) Notwithstanding anything to the contrary contained herein, nothing set forth herein shall be deemed to permit the Transfer of any Restricted Shares pursuant to this Section 4.4, so long as such securities remain Restricted Shares.

ARTICLE V

GENERAL PROVISIONS

Section 5.1 Assignment; Successors and Assigns; No Third Party Beneficiaries.

(a) Except as otherwise permitted pursuant to this Investor Rights Agreement, and other than assignments in connection with a distribution pursuant to Section 3.16, no Party may assign such Party’s rights and obligations under this Investor Rights Agreement, in whole or in part, without the prior written consent of Apax, in the case of an assignment by the Sponsor, a Sponsor Principal, any Management or any Co-Investor, or the Sponsor, in the case of an assignment by Apax. Any such assignee may not again assign those rights, other than in accordance with this Article V. Any attempted assignment of rights or obligations in violation of this Article V shall be null and void. Notwithstanding anything herein to the contrary, no DMY Independent Director my assign its rights or obligations under this Investor Rights Agreement.

(b) Notwithstanding anything to the contrary contained in this Investor Rights Agreement (other than the succeeding sentence of this Section 5.1(b)), (i) prior to the expiration of the Lock-Up Period applicable to such Holder, no Holder may Transfer such Holder’s rights or obligations under this Investor Rights Agreement in connection with a Transfer of such Holder’s Registrable Securities, in whole or in part, except in connection with a Transfer pursuant to Section 4.2 or a Transfer permitted under Section 4.1(a) (including, for avoidance of doubt, pursuant to any Back Leverage); and (ii) after the expiration of the Lock-Up Period applicable to such Holder, a Holder may Transfer such Holder’s rights or obligations under this Investor Rights Agreement in connection with a Transfer of such Holder’s Registrable Securities, in whole or in part, to (x) any of such Holder’s Permitted Transferees, or (y) any Person with the prior written consent of PubCo. In no event can the Sponsor, the Founder Holders or Sellers assign any of such Person’s rights under Section 2.1. Any Transferee of Registrable Securities (other than pursuant to an effective Registration Statement or a Rule 144 transaction) pursuant to this Section 5.1(b) shall be required, at the time of and as a condition to such Transfer, to become a party to this Investor Rights Agreement by executing and delivering a joinder in the form attached to this Investor Rights Agreement as Exhibit A, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of this Investor Rights Agreement. No Transfer of Registrable Securities by a Holder shall be registered on PubCo’s books and records, and such Transfer of Registrable Securities shall be null and void and not otherwise effective, unless any such Transfer is made in accordance with the terms and conditions of this Investor Rights Agreement, and PubCo is hereby authorized by all of the Holders to enter appropriate stop transfer notations on its transfer records to give effect to this Investor Rights Agreement.

(c) All of the terms and provisions of this Investor Rights Agreement shall be binding upon the Parties and their respective successors, assigns, heirs and representatives, but shall inure to the benefit of and be enforceable by the successors, assigns, heirs and representatives of any Party only to the extent that they are permitted successors, assigns, heirs and representatives pursuant to the terms of this Investor Rights Agreement.

(d) Nothing in this Investor Rights Agreement, express or implied, is intended to confer upon any Party, other than the Parties and their respective permitted successors, assigns, heirs and representatives, any rights or remedies under this Investor Rights Agreement or otherwise create any third party beneficiary hereto.

Section 5.2 Termination. Except for Section 2.1(i) and Section 2.1(j) which shall survive any termination hereof, and except for Section 2.1(k) which shall each automatically terminate when Apax is no longer eligible for the rights set forth therein, Article II shall terminate automatically (without any action by any Party) as to any Seller or the Sponsor, as applicable, at such time at which such Party no longer has the right to designate an individual for nomination to the Board under this Investor Rights Agreement. Article III of this Investor Rights Agreement shall terminate as set forth in Section 3.13. The remainder of this Investor Rights Agreement shall terminate automatically (without any action by any Party) as to each Holder when such Holder ceases to Beneficially Own any Registrable Securities; provided that, the provisions of Section 3.10 shall survive any such termination with respect to such Holder.

Section 5.3 Severability. If any provision of this Investor Rights Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Investor Rights Agreement, to the extent permitted by Law shall remain in full force and effect.

Section 5.4 Entire Agreement; Amendments; No Waiver.

(a) This Investor Rights Agreement, together with the Exhibit to this Investor Rights Agreement, the BCA, and all other Ancillary Agreements, constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether oral or written, relating to such subject matter in any way and there are no warranties, representations or other agreements among the Parties in connection with such subject matter except as set forth in this Investor Rights Agreement and therein.

(b) No provision of this Investor Rights Agreement may be amended or modified in whole or in part at any time without the express written consent of (i) PubCo, (ii) for so long as Apax and its Permitted Transferees collectively Beneficially Own Common Shares representing ten percent (10%) or more of the Common Shares held by Apax and its Permitted Transferees immediately after the Closing, Apax, (iii) for so long as the Sponsor and its Permitted Transferees collectively Beneficially Own Common Shares representing fifty percent (50%) or more of the Common Shares held by the Sponsor immediately after the Closing, the Sponsor, and (iv) in any event at least the Holders holding in the aggregate more than fifty percent (50%) of the Registrable Securities Beneficially Owned by the Holders; provided that any such amendment or modification that would be (i) materially adverse in any respect to any Holder shall require the prior written consent of such Holder and (ii) adverse and disproportionate in any respect to Mark Locke relative to Apax shall require the prior written consent of Mark Locke (it being understood that any amendments to Section 2.1(a)(ii), Section 3.1(d), Section 4.4, Section 5.13 and the definitions of “Annual Transfer Basket”, “Annual Transfer Basket Reset Date” and “Tax Transfer Basket” shall require the prior written consent of Mark Locke); provided, further that a provision that has terminated with respect to a Party shall not require any consent of such Party (and such Party’s Common Shares shall not be considered in computing any percentages) with respect to amending or modifying such provision.

(c) No waiver of any provision or default under, nor consent to any exception to, the terms of this Investor Rights Agreement shall be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided; provided that, notwithstanding the foregoing, no waiver of any provision or default under, nor consent to any exception to, the terms and provisions of Article IV shall be effective unless in writing and signed by each of (i) PubCo, (ii) for so long as Apax and its Permitted Transferees collectively Beneficially Own Common Shares representing ten percent (10%) or more of the Common Shares held by Apax and its Permitted Transferees immediately after the Closing, Apax, (iii) for so long as the Sponsor and its Permitted Transferees collectively Beneficially Own Common Shares representing fifty percent (50%) or more of the Common Shares held by the Sponsor immediately after the Closing, the Sponsor, (iv) at least the Holders holding in the aggregate more than fifty percent (50%) of the Registrable Securities Beneficially Owned by the Holders and (v) if such Party is not already required to sign pursuant to clauses (i) through (iv), the Party to be bound.

(d) Notwithstanding the foregoing provisions of this Section 5.4, other than with respect to amendments, modifications, waivers or consents relating to or airing out of Article IV, no amendment, modification, waiver or consent shall be required by (i) the Sponsor or its Permitted Transferees, with respect to any provision that has, in accordance with Section 5.2, terminated as to the Sponsor, the Founder Holders and the Sponsor Principals or (ii) Apax or its Permitted Transferees, with respect to any provision that has, in accordance with Section 5.2, terminated as to Apax.

Section 5.5 Counterparts; Electronic Delivery. This Investor Rights Agreement and any other agreements, certificates, instruments and documents delivered pursuant to this Investor Rights Agreement may be executed and delivered in one or more counterparts and by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a contract and each Party forever waives any such defense.

Section 5.6 Notices. All notices, demands and other communications to be given or delivered under this Investor Rights Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 5.6, notices, demands and other communications shall be sent to the addresses indicated below:

if to PubCo, to:

Galileo NewCo Limited

c/o Apax Partners LLP

33 Jermyn Street

London SW1Y 6DN

Attention: Gabriele Cipparrone, Albert Costa Centena

E-mail: gabriele.cipparone@apax.com and

albert.costa@apax.com

with copies (which shall not constitute notice) to:

Apax Partners LLP

33 Jermyn Street

London SW1Y 6DN

Attention:        Gabriele Cipparrone

                          Albert Costa Centena

Email:              gabriele.cipparone@apax.com

                         albert.costa@apax.com

Kirkland & Ellis LLP

601 Lexington Avenue New York, NY 10022

Attention: Srinivas Kaushik, Edward J. Lee and Abhishek Kolay

Email: skaushik@kirkland.com, edward.lee@kirkland.com, and

            abhishek.kolay@kirkland.com,

if to Apax, to:

Apax Partners LLP

33 Jermyn Street

London SW1Y 6DN

Attention:      Gabriele Cipparrone

                      Albert Costa Centena

Email:            gabriele.cipparone@apax.com

              albert.costa@apax.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue New York, NY 10022

Attention: Srinivas Kaushik, Edward J. Lee and Abhishek Kolay

Email: skaushik@kirkland.com, edward.lee@kirkland.com, and

            abhishek.kolay@kirkland.com

if to the Significant Co-Investor:

TH Sports Holding S.A.

TH Ludus SARL

4, rue Albert Borschette, L-

1246 Luxembourg

Grand Duchy of Luxembourg

Attention:        Bruno Fischer

Email:              b.fisher@threehills.com

with a copy (which shall not constitute notice) to:

Clifford Chance US LLP

31 West 52nd Street

New York, NY 10019

Attention:        Jefferey D. LeMaster

Email:              jefferey.lemaster@cliffordchance.com

if to Management, to:

Mark Locke

Genius Sports Group

10 Bloomsbury Way, Holborn, London, WC1A 2SL, UK

Email: locke_mark@hotmail.com

with a copy (which shall not constitute notice) to:

Macfarlanes LLP

20 Cursitor Street London EC4A 1LT

Attention: Howard Corney

Email: howard.corney@macfarlanes.com

if to the Sponsor, the Sponsor Principals or DMY Independent Directors, as applicable, to:

dMY Sponsor II, LLC

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

Attention: Niccolo de Masi

                 Harry You

Email: niccolo@dmytechnology.com

            harry@dmytechnology.com

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York NY 10020

Attention: Joel Rubinstein

                 Tali Sealman

E-mail: joel.rubinstein@whitecase.com

             tali.sealman@whitecase.com

Section 5.7 Governing Law; Waiver of Jury Trial; Jurisdiction. The Law of the State of Delaware shall govern (a) all Proceedings, claims or matters related to or arising from this Investor Rights Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Investor Rights Agreement, and the performance of the obligations imposed by this Investor Rights Agreement, in each case without giving effect to any choice of Law or conflict of Law rules or provisions

(whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS INVESTOR RIGHTS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS INVESTOR RIGHTS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS INVESTOR RIGHTS AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS INVESTOR RIGHTS AGREEMENT. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Except to the extent the terms hereof require interpretation of a law, regulation or public policy of Guernsey, in which case the law, regulations and public policies of Guernsey shall govern, each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Proceeding arising out of or relating to this Investor Rights Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Investor Rights Agreement in any other courts. Nothing in this Section 5.7, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity. Each Party agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

Section 5.8 Specific Performance. Each Party hereby agrees and acknowledges that it will be impossible to measure in money the damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them by this Investor Rights Agreement and that, in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at Law. Any such Party shall, therefore, be entitled (in addition to any other remedy to which such Party may be entitled at Law or in equity) to seek injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any Proceeding should be brought in equity to enforce any of the provisions of this Investor Rights Agreement, none of the Parties shall raise the defense that there is an adequate remedy at Law.

Section 5.9 Subsequent Acquisition of Shares. Any Equity Securities of PubCo acquired subsequent to the Effective Date by a Holder shall be subject to the terms and conditions of this Investor Rights Agreement and such shares shall be considered to be “Registrable Securities” as such term is used in this Investor Rights Agreement.

Section 5.10 Legends. Each of the Holders acknowledges that (i) no Transfer, hypothecation or assignment of any Registrable Securities Beneficially Owned by such Holder may be made except in compliance with applicable federal and state securities laws and (ii) PubCo shall place customary restrictive legends substantially in the form set forth below on the certificates or book entries representing the Registrable Securities subject to this Investor Rights Agreement. Upon request of the applicable Holder, upon receipt by PubCo of an opinion of counsel reasonably satisfactory to PubCo to the effect that such legend is no longer required under the Securities Act or such other documentation reasonably requested by PubCo, PubCo shall promptly cause the first paragraph of the legend to be removed from any certificate or book entry representing the Registrable Securities and the second paragraph of the legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement (and, for the avoidance of doubt, immediately prior to any termination of this Agreement).

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THESE SECURITIES ARE SUBJECT TO THE RESTRICTIONS SET FORTH IN THE INVESTOR RIGHTS AGREEMENT, DATED OCTOBER 27 (THE “INVESTOR RIGHTS AGREEMENT”), BY AND AMONG GALILEO NEWCO LIMITED (THE “COMPANY”), MAVEN TOPHOLDINGS S.A.R.L, DMY SPONSOR II, LLC AND THE OTHER PARTIES NAMED THEREIN, AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY AND SHALL BE PROVIDED FREE OF CHARGE TO ANY PARTY MAKING A BONA FIDE REQUEST THEREFOR) AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL ANY CONDITIONS CONTAINED IN THE INVESTOR RIGHTS AGREEMENT, IF ANY, HAVE BEEN FULFILLED.

Section 5.11 No Third Party Liabilities. This Investor Rights Agreement may only be enforced against the named parties hereto (and their Permitted Transferees). All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to any of this Investor Rights Agreement, or the negotiation, execution or performance of this Investor Rights Agreement (including any representation or warranty made in or in connection with this Investor Rights Agreement or as an inducement to enter into this Investor Rights Agreement), may be made only against the Persons that are expressly identified as parties hereto (and their Permitted Transferees), as applicable; and, other than for any Permitted Transfereees, no past, present or future direct or indirect director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such Party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any Party hereto (including any Person negotiating or executing this Investor Rights Agreement on behalf of a Party hereto), unless a Party to this Investor Rights Agreement, shall have any liability or obligation with respect to this Investor Rights Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Investor Rights Agreement, or the negotiation, execution or performance of this Investor Rights Agreement (including a representation or warranty made in or in connection with this Investor Rights Agreement or as an inducement to enter into this Investor Rights Agreement).

Section 5.12 Indemnification; Exculpation.

(a) PubCo will, and PubCo will cause each of its subsidiaries to, jointly and severally indemnify, exonerate and hold the Holders and each of their respective direct and indirect partners, equityholders, members, managers, Affiliates, directors, officers, shareholders, fiduciaries, controlling Persons, employees, representatives and agents and each of the partners, equityholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Holder Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Holder Indemnitees or any of them on or after the date of this Investor Rights Agreement (collectively, the “Indemnified Liabilities”), arising out of any third party action, cause of action, suit, litigation, investigation, inquiry, arbitration or claim (each, an “Action”) arising directly or indirectly out of, or in any way relating to, any Holder’s or its Affiliates’ ownership of Equity Securities of PubCo or control or ability to influence PubCo or any of its subsidiaries (other than any such Indemnified Liabilities (x) to the extent such Indemnified Liabilities arise out of any breach by such Holder Indemnitee of this Investor Rights Agreement, the BCA (to the extent such Holder Indemnitee is a party thereto), any agreement referenced or contemplated thereby to which such Holder Indemnitee is a party, or any other agreement between such Holder Indemnitee or any of its Affiliates, on the one hand, and PubCo or any of its subsidiaries, on the other hand, in each case by such Holder Indemnitee or its Affiliates or other related Persons, or the breach of any fiduciary or other duty or obligation (whether arising by Law or contract) of such Holder Indemnitee to (A) its direct or indirect equity holders, creditors or Affiliates or (B) PubCo, any of its subsidiaries or their respective equity holders, (y) to the extent such control or the ability to control PubCo or any of its subsidiaries derives from such Holder’s or its Affiliates’ capacity as an officer or director of PubCo or any of its subsidiaries, or (z) to the extent such Indemnified Liabilities are directly caused by such Person’s gross negligence or willful misconduct); provided, however, that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, PubCo will, and will cause its subsidiaries to, make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. For the purposes of this Section 5.12, none of the circumstances described in the limitations contained in the proviso in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Holder Indemnitee as to any previously advanced indemnity payments made by PubCo or any of its subsidiaries, then such payments shall be promptly repaid by such Holder Indemnitee to PubCo and its subsidiaries. The rights of any Holder Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument to which such Holder Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the organizational or governing documents of PubCo or its subsidiaries.

(b) PubCo will, and will cause each of its subsidiaries to, jointly and severally, reimburse any Holder Indemnitee for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred by such Holder Indemnitee in connection with investigating, preparing, pursuing, defending or assisting in the defense of any Action for which the Holder Indemnitee would be entitled to indemnification under the terms of this Section 5.12, or any action or proceeding arising therefrom. PubCo or its subsidiaries, in the defense of any Action for which a Holder Indemnitee would be entitled to indemnification under the terms of this Section 5.12, may, without the consent of such Holder Indemnitee, consent to entry of any judgment or enter into any settlement if and only if it (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Holder Indemnitee of an unconditional release from all liability with respect to such Action, (ii) does not impose any limitations (equitable or otherwise) on such Holder Indemnitee, and (iii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Holder Indemnitee, and provided, that the only penalty imposed in connection with such settlement is a monetary payment that will be paid in full by PubCo or its subsidiaries.

(c) PubCo acknowledges and agrees that PubCo shall, and to the extent applicable shall cause its subsidiaries to, be fully and primarily responsible for the payment to any Holder Indemnitee in respect of Indemnified Liabilities in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to and in accordance with (as applicable) the terms of (i) the DGCL (as applicable pursuant to this Investor Rights Agreement) and Guernsey Law (as applicable pursuant to the Memorandum and Articles), (ii) any director indemnification agreement, (iii) this Investor Rights Agreement, any other agreement between PubCo or any of its subsidiaries and such Holder Indemnitee (or its Affiliates) pursuant to which such Holder Indemnitee is indemnified, (iv) the laws of the jurisdiction of incorporation or organization of any subsidiary of PubCo and/or (v) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any subsidiary of PubCo ((i) through (v) collectively, the “Indemnification Sources”), irrespective of any right of recovery such Holder Indemnitee (or its Affiliates) may have from any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than PubCo, any of its subsidiaries or the insurer under and pursuant to an insurance policy of PubCo or any of its subsidiaries) from whom such Holder Indemnitee may be entitled to indemnification with respect to which, in whole or in part, PubCo or any of its subsidiaries may also have an indemnification obligation (collectively, the “Indemnitee-Related Entities”). Under no circumstance shall PubCo or any of its subsidiaries be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery any Holder Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of such Holder Indemnitee or the obligations of PubCo or any of its subsidiaries under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to any Holder Indemnitee in respect of indemnification with respect to any Jointly Indemnifiable Claim, (x) PubCo shall, and to the extent applicable shall cause its subsidiaries to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (y) to the extent not previously and fully reimbursed by PubCo and/or any of its subsidiaries pursuant to clause (x), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Holder Indemnitee against PubCo and/or any of its subsidiaries, as applicable, and (z) such Holder Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. Each of the Parties agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 5.12(c), entitled to enforce this Section 5.12(c) as though each such Indemnitee-Related Entity were a party to this Investor Rights Agreement. PubCo shall cause each of its subsidiaries to perform the terms and obligations of this Section 5.12(c) as though each such subsidiary were a party to this Investor Rights Agreement. For purposes of this Section 5.12(c), the term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any Indemnified Liabilities for which any Holder Indemnitee shall be entitled to indemnification from both (1) PubCo and/or any of its subsidiaries pursuant to the Indemnification Sources, on the one hand, and (2) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related Entity and such Holder Indemnitee (or its Affiliates) pursuant to which such Holder Indemnitee is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.

(d) In no event shall any Holder Indemnitee be liable to PubCo or any of its subsidiaries for any act, alleged act, omission or alleged omission that does not constitute willful misconduct or fraud of such Holder Indemnitee as determined by a final, nonappealable determination of a court of competent jurisdiction.

(e) Notwithstanding anything to the contrary contained in this Investor Rights Agreement, for purposes of this Section 5.12, the term Holder Indemnitees shall not include any Holder or its any of its partners, equityholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents or any of the partners, equityholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of any of the foregoing, who is an officer or director of PubCo or any of its subsidiaries in such capacity as officer or director. Such officers and directors are or will be subject to separate indemnification in such capacity through this Investor Rights Agreement and/or the certificate of incorporation or organization, bylaws or limited partnership agreements and other instruments of PubCo and its subsidiaries.

(f) The rights of any Holder Indemnitee to indemnification pursuant to this Section 5.12 will be in addition to any other rights any such Person may have under any other section of this Investor Rights Agreement or any other agreement or instrument to which such Holder Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the certificate of limited partnership, limited partnership agreement, certificate of incorporation or bylaws (or equivalent governing documents) of PubCo or any of its subsidiaries.

Section 5.13 Back Leverage Cooperation. If requested by Apax, the Significant Co-Investor or any other Restricted Holder, PubCo will provide the following cooperation in connection with Apax or such Restricted Holder, as applicable, obtaining any Back Leverage: (i) entering into an issuer agreement (an “Issuer Agreement”) with each lender or counterparty providing such Back Leverage on customary terms, with such changes thereto as are requested by such lender or counterparty, (ii) (A) if so requested by such lender or counterparty, as applicable, issuing physical certificates or re-registering the pledged Registrable Securities, in the name of the relevant lender, counterparty, custodian or similar party to a Back Leverage, in certificated or restricted book-entry form on the books and records of PubCo’s transfer agent, in each case, subject to appropriate transfer restrictions and related restrictive legends or (B) without limiting the generality of clause (A), if such securities are eligible for resale under Rule 144A, depositing such pledged securities in book entry form on the books of The Depository Trust Company or other depository with customary 144A legends in lieu of any legends required thereon, (iii) entering into customary triparty agreements reasonably acceptable to PubCo with each lender or counterparty and Apax, the Significant Co-Investor or the Restricted Holder relating to the delivery of the Registrable Securities in certificated or restricted book-entry form on the books and records of PubCo’s transfer agent, subject to appropriate transfer restrictions and related restrictive legends, to the relevant lender or counterparty for crediting to the relevant collateral accounts upon funding of any Back Leverage, (iv) if so requested by Apax, the Significant Co-Investor or such Restricted Holder, as applicable, using reasonable best efforts to include exceptions to any underwriters’ lock-up to allow incurrence or maintenance of the Back Leverage and exercise of remedies thereunder and/or (v) such other cooperation and assistance in connection with such Back Leverage as Apax, the Significant Co-Investor or such Restricted Holder, as applicable, or such lender or counterparty may reasonably request.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has duly executed this Investor Rights Agreement as of the Effective Date.

PUBCO:

GALILEO NEWCO LIMITED

By:
Name:
Title:

SPONSOR:

DMY SPONSOR II, LLC

By:
Name:
Title:

DMY:

DMY TECHNOLOGY GROUP II, INC.

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

APAX:

MAVEN TOPHOLDINGS S.A.R.L

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

SPONSOR PRINCIPALS:

Harry L. You

Niccolo de Masi

DMY INDEPENDENT DIRECTORS:

Darla Anderson

Francesca Luthi

Charles E. Wert

[Signature Page to Investor Rights Agreement]

Exhibit A

Form of Joinder

This Joinder (this “Joinder”) to the Investor Rights Agreement made as of                             , is between                                  (“Transferor”) and                              (“Transferee”).

WHEREAS, as of the date hereof, Transferee is acquiring                     Registrable Securities (the “Acquired Interests”) from Transferor;

WHEREAS, Transferor is a party to that certain Investor Rights Agreement, dated as of October 27, 2020, among Galileo NewCo Limited (“PubCo”) and the other persons party thereto (the “Investor Rights Agreement”)[, that certain Sponsor Forfeiture Agreement, dated as of October 27, 2020, among PubCo and the other persons party thereto (the “Forfeiture Agreement”) and that certain Founder Holders Consent Letter, dated as of October 27, 2020, by and among PubCo, dMY Technology Group II, Inc., a Delaware corporation (“dMY”), dMY Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”), dMY officers and dMY directors (the “Consent Letter”)]; and

WHEREAS, Transferee is required, at the time of and as a condition to such Transfer, to become a party to the Investor Rights Agreement[, the Forfeiture Agreement and the Consent Letter] by executing and delivering this Joinder, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Investor Rights Agreement[, the Forfeiture Agreement and the Consent Letter].

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.1 Definitions. To the extent capitalized words used in this Joinder are not defined in this Joinder, such words shall have the respective meanings set forth in the Investor Rights Agreement.

Section 1.2 Acquisition. The Transferor hereby Transfers to the Transferee all of the Acquired Interests.

Section 1.3 Joinder. Transferee hereby acknowledges and agrees that (a) such Transferee has received and read the Investor Rights Agreement[, the Forfeiture Agreement and the Consent Letter], (b) such Transferee is acquiring the Acquired Interests in accordance with and subject to the terms and conditions of the Investor Rights Agreement[, the Forfeiture Agreement and the Consent Letter] and (c) such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Investor Rights Agreement[, the Forfeiture Agreement and the Consent Letter].

Section 1.4 Notice. All notices, demands and other communications to be given or delivered under the Investor Rights Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 1.4, notices, demands and other communications shall be sent to the addresses set forth on such party’s signature page hereto.

Section 1.5 Governing Law. This Joinder shall be governed by and construed in accordance with the Law of the State of Delaware.

Exhibit A to Investor Rights Agreement

Section 1.6 Third Party Beneficiaries. PubCo, dMY, the Sponsor and the other persons party thereto to the Investor Rights Agreement[, the Forfeiture Agreement and/or the Sponsor Letter], as applicable, are intended third party beneficiaries of this Joinder and shall be entitled to enforce this Agreement against the undersigned in accordance with its terms. Except as provided in the immediately preceding sentence, nothing in this Agreement is intended to, nor shall be constructed to, confer upon any other person any rights or remedies hereunder.

Section 1.7 Counterparts; Electronic Delivery. This Joinder may be executed and delivered in one or more counterparts, by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Joinder or any document to be signed in connection with this Joinder shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Exhibit A to Investor Rights Agreement

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by the parties as of the date first above written.

[TRANSFEROR]

By:
Name:
Title:

[TRANSFEREE]

By:
Name:
Title:

Address for notices:

Exhibit E

Transaction Support Agreement

TRANSACTION SUPPORT AGREEMENT

This TRANSACTION SUPPORT AGREEMENT (this “Agreement”) is entered into as of October 27, 2020, by and between Galileo Newco Limited, a company incorporated under the laws of Guernsey (the “Company”), Maven Topco Limited, a company incorporated under the laws of Guernsey (“Topco”), dMY Technology Group, Inc. II, a Delaware corporation (“dMY”), and the undersigned, a shareholder of Topco (the “Shareholder”). Each of the Company, Topco, dMY and the Shareholder are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used herein without being otherwise defined herein shall have the meanings assigned thereto in the BCA (defined below).

RECITALS

WHEREAS, the Company, Topco, dMY, Maven Midco Limited, a private limited company incorporated under the laws of England and Wales (“Midco”), and dMY Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”), are entering into that certain Business Combination Agreement (the “BCA”), substantially in the form attached as Exhibit A hereto (as the same may be amended or supplemented from time to time), on or around October 27, 2020 (the “Signing Date”);

WHEREAS, pursuant to the BCA, among other things, on the Closing Date but prior to the Closing, (1) the Company and Topco will undergo a pre-closing reorganization as set forth in Exhibit A to the BCA which provides for, among other things, the exchange by the Pre-Closing Holders of all existing classes of shares of Topco (except for the Remaining Preference Shares) for newly issued common shares of the Company; provided, however, that solely with respect to the shares of Topco that are unvested immediately prior to such reorganization and the holders of such shares have duly and validly executed and delivered, in accordance with the terms of the BCA, a Transaction Support Agreement or Additional Support Agreement agreeing to the vesting and restrictions provisions as set forth in the Transaction Support Agreement, such shares of Topco shall be exchanged for the same class of common shares of the Company but shall remain subject to vesting and restrictions (such shares subject to such vesting and restrictions, the “Restricted Shares”, and such vesting and restrictions as are set forth on Exhibit B hereto), and (2) Topco will redeem and cancel the Remaining Preference Shares, in each case, on the terms and subject to the conditions set forth in the BCA;

WHEREAS, the Shareholder is the sole legal and beneficial owner of (i) the number of each class and type of equity securities of Topco set forth on Schedule A hereto (the “Current Shares”) (in addition to any other equity securities of Topco acquired by the Shareholder after the date hereof and prior to the Closing, including, without limitation, any equity securities issued or deemed issued to the Shareholder in connection with the conversion or exchange (including pursuant to the Pre-Closing Reorganization) of any other equity securities, or received by the Shareholder pursuant to any reclassification, stock split, combination, stock dividend, subdivision, recapitalization or the like, collectively, the “Equity Securities”) and (ii) the number and type of debt securities of Midco set forth on Schedule A hereto (the “Current Debt Securities” and together with the Equity Securities, the “Subject Securities”), and expects to receive substantial benefits as a result of the consummation of the Merger subject to the terms of the BCA;

WHEREAS, the BCA contemplates that, simultaneously with the Closing, the Sponsor, Topco, the Company, dMY, Maven TopHoldings S.à.r.l., a Luxembourg société à responsibilité limitée, and certain shareholders signatory thereto will enter into an Investor Rights Agreement (the “Investor Rights Agreement”), substantially in the form attached as Exhibit C hereto, containing, among other things, provisions regarding registration rights, lock-up restrictions and sale coordination obligations; and

WHEREAS, in consideration for the payments and other benefits to be received by the Shareholder under and subject to the terms of the BCA and as a material inducement to Topco’s and dMY’s entry into the BCA and consummation of the transactions contemplated thereby, the Shareholder agrees to enter into this Agreement and to be bound by the obligations set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Support Agreement / Power of Attorney.

(a) The Shareholder hereby irrevocably and unconditionally agrees that, from and after the date hereof and until the earlier of the Closing or the valid termination of the BCA (the “Effective Period”), at any meeting of the shareholders of Topco or the Company (whether annual or extraordinary and whether or not adjourned or postponed or any other meeting of Topco or the Company), however called, on any written resolution, and in any action by written consent or resolution, in each case of the shareholders of Topco or the Company (collectively, “such meeting or written consent”), the Shareholder shall, solely in its capacity as a shareholder of Topco or the Company, as applicable, do the following:

(i) when such meeting is held, appear at such meeting (in person or by proxy pursuant to Section 1(b) below) or otherwise cause the Subject Securities to be counted as present thereat for the purpose of establishing a quorum;

(ii) vote the Subject Securities (or execute and return an action by written consent), or cause the Subject Securities to be voted (or validly execute and return and cause such consent to be granted with respect to), at such meeting or written consent in favor of the BCA, and the dealing with of the Subject Securities in accordance with the BCA, and the transactions contemplated thereby, including the Pre-Closing Reorganization and Redemption (collectively, the “Transactions”), including with respect to any matter in furtherance of the Transactions or by any of the Ancillary Agreements for which a vote or approval of the shareholders of Topco or the Company is required (the “Transaction Approvals”); and

(iii) vote the Subject Securities (or execute and return an action by written consent), or cause the Subject Securities to be voted (or validly execute and return and cause such consent to be granted with respect to), at such meeting or written consent against any Competing Transaction.

(b) Except as set forth under the terms of the Management Investment Deed and/or the Investment Deed, as applicable, the Shareholder has revoked or terminated any proxies, voting agreements or similar arrangements previously given or entered into with respect to the Subject Securities. The Shareholder, to the maximum extent not prohibited by applicable Law does hereby constitute, appoint and grant to Maven TopHoldings S.à.r.l. (“Apax”) full power to act without others, as its true and lawful representative, agent and attorney-in-fact, in its name, place and stead, to make, execute or sign, acknowledge, swear to, verify, deliver, record, file and/or publish, as applicable, such actions, documents, deeds, agreements or instruments as may be required under the laws of Guernsey or any other jurisdiction or otherwise in connection with the Transaction Approvals (including executing and delivering the Investor Rights Agreement on behalf of the Shareholder, any document or instrument relating to such Shareholder’s ownership of the Subject Securities, including, following the Pre-Closing Reorganization, the Restricted Shares (if any) and the restrictions that shall apply to them, and any document or instrument to implement all steps involved in the Pre-Closing Reorganization and the Redemption as set forth in the BCA); provided, however, that the power of attorney granted to Apax hereunder shall not be used to take any actions pursuant to any amended provision of the BCA in the event the BCA is amended following the Signing Date, to the extent any such amendment to the BCA (i) is adverse and disproportionate to the undersigned Shareholder in any respect relative to Apax under the terms of such amendment, or (ii) reduces the Company Equity Value. The Shareholder hereby empowers each agent and attorney-in-fact acting pursuant hereto to determine in its sole discretion the time when, purpose for and manner in which any power herein conferred upon it shall be exercised, and the conditions, provisions and covenants of any instruments or documents that may be executed by it pursuant hereto. The agency and powers of attorney granted herein shall be unconditional and irrevocable, and shall survive the death, incompetency, incapacity, disability, insolvency or dissolution of the Shareholder (regardless of whether Apax has notice thereof). The Shareholder agrees to execute such other documents as Apax may reasonably request in order to effect the intention and purposes of the agency and power of attorney contemplated by this Section 1(b). The Shareholder hereby approves, authorizes and ratifies everything which Apax shall lawfully do or purport to do pursuant to Section 1(b).

(c) The Shareholder hereby covenants and agrees that the Shareholder shall not, at any time prior to the earlier of the termination of this Agreement in accordance with Section 7(a) or the Closing, (i) enter into any voting agreement or voting trust with respect to any of the Subject Securities that is inconsistent with the Shareholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Subject Securities that is inconsistent with the Shareholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

2. Release of Claims. In consideration for the payments and other benefits to be received by the Shareholder under the terms of the BCA, subject to and effective as of the Closing, the Shareholder, for and on behalf of himself, herself or itself and each of his, her or its, as applicable, heirs, executors, administrators, personal representatives, successors, assigns, subsidiaries, predecessors, parent companies, shareholders and Affiliates and in each case, each of their respective Affiliates, officers, directors, partners, employees, agents, attorneys, and other representatives, hereby acknowledges full and complete satisfaction of and fully and irrevocably releases and forever discharges the Company, Topco, dMY (and, for the avoidance of doubt, the Trust Account), the Target Companies, each of their respective subsidiaries and their predecessors, successors, assignees, parent companies, shareholders and investors (direct and indirect) and, in each case, each of their respective Affiliates, officers, directors, partners, employees, agents, attorneys and other representatives, past and present (collectively, the “Released Entities”), from liability on or for any and all charges, claims, controversies, actions, causes of action, cross claims, counterclaims, demands, debts, duties, sanctions, fines, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs, attorney’s fees, sums of money, suits, contracts, covenants, controversies, agreements, promises, responsibilities, obligations and accounts of any kind, nature or description whatsoever in Law or in equity (“Actions”), direct or indirect, past, present and future, and whether or not now or heretofore known, suspected, matured or unmatured, contingent or uncontingent, or claimed against the Released Entities, through and including the Closing, arising out of, or relating to, (i) such Shareholder’s ownership of equity or debt interests in any Target Company, including Topco or the Company, prior to the Closing (including any and all Actions such Shareholder may have against the Released Entities in such Shareholder’s capacity as a securityholder or a debtholder of any Target Company) and (ii) the organization, management or operation of the businesses of any Target Company relating to any matter, occurrence, action, inaction, omission or activity prior to the Closing, in each case, in such Shareholder’s capacity as an equity or debt securityholder; provided, that such release shall not release the Released Entities for (i) any liabilities or Actions that such Shareholder has pursuant to its right to receive its portion of the Company Equity Value determined in accordance with, and subject to, the terms of, and the steps set forth in, the BCA, (ii) any Actions arising out of or related to the Released Entities’ respective Governing Document, to provide indemnification, reimbursement or advancement of expenses to such Shareholder in respect of actions taken or omitted in such Shareholder’s capacity as an officer and/or director of such Released Entity prior to the Closing, (iii) any Actions arising out of or related to the Released Entities’ contracts with or obligations to any Shareholder in respect of compensation arrangements as an officer and/or director of such Released Entity prior to the Closing, (iv) any Actions arising under, or in connection with, any commercial agreements as between any direct or indirect portfolio companies of the Shareholder or its Affiliates and any Released Entity, or (v) any Actions arising under, or in connection with, any agreements set forth in Schedule 1.1(c) of the Company Disclosure Letter.

3. Company Transaction Expenses. Pursuant to Section 2.3(b) of the BCA, the undersigned Shareholder hereby acknowledges and agrees that if the Adjusted Company Equity Value is less than the Company Equity Value, Apax shall pay, or cause to be paid, the full amount of such excess, if any, to the Company (“Excess Expense Payments”), in each case, on behalf of all Pre-Closing Holders. The undersigned Shareholder hereby agrees that in the event any such Excess Expense Payments are made by Apax, the undersigned Shareholder shall, upon written demand by Apax, pay such Shareholder’s Pro Rata Participation Percentage of such Excess Expense Payments; provided, however, that the requirement to pay such portion of expenses shall not arise until fifteen (15) days after the undersigned Shareholder has realized cash proceeds in excess of such Shareholder’s Pro Rata Participation Percentage of such Excess Expense Payments in connection with the sale of Subject Securities after the Closing.

4. Transfer of Subject Securities; New Subject Securities. Except as otherwise provided under the terms of the Management Investment Deed and/or Investment Deed, as applicable, the Shareholder will not sell, transfer, pledge, encumber, assign, grant an option with respect to, hedge, swap, convert or otherwise dispose of (collectively, “Transfer”), or enter into any contract, option, put, call or other arrangement or understanding with respect to the Transfer of, any of the Subject Securities or any interest therein prior to the Closing; provided, that any Transfer of Subject Securities permitted under the terms of the Management Investment Deed and/or Investment Deed, as applicable, shall be permitted only if, as a precondition to such Transfer, the transferee shall agree in writing, reasonably satisfactory in form and substance to the Company, to assume all of the obligations of the Shareholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 4 shall not relieve the Shareholder of its obligations under this Agreement.

5. Remedies.

(a) The Shareholder expressly acknowledges and agrees that (i) it is receiving good and valuable consideration sufficient to make this Agreement, and each of the terms herein, binding and fully enforceable, each of the restrictions contained in this Agreement are supported by adequate consideration and are reasonable in all respects (including with respect to subject matter, time period and geographical area) and such restrictions are necessary to protect the Company’s, Topco’s and dMY’s interest in, and value of, the Company’s business (including the goodwill inherent therein), (ii) the Shareholder (together with the other shareholders of Topco (and, following the Pre-Closing Reorganization, the Company)) is primarily responsible for the creation of such value and (iii) the Company, Topco and dMY would not have entered into the BCA and this Agreement or consummated the transactions contemplated thereby or hereby without the restrictions contained in this Agreement.

(b) The Parties acknowledge and agree that the amount of actual damages suffered by Topco, the Company and dMY in the event of an actual or threatened breach of this Agreement would be difficult or impossible to accurately calculate and there may be irreparable damages to Topco, the Company or dMY in the event of such an actual or threatened breach. Consequently, the Parties agree that in addition to any other remedy or relief to which it may be entitled, in the event of a breach or threatened breach of this Agreement, Topco, the Company, dMY or their respective successors and assigns shall be entitled to an injunction or injunctions to prevent breaches of any of the terms or provisions of this Agreement, and to enforce specifically the performance by the Shareholder. The Shareholder hereby agrees to waive any defense in any suit that Topco, the Company or dMY has an adequate remedy at Law and hereby agrees to waive any requirement to post any bond in connection with obtaining such relief.

(c) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

(d) Notwithstanding anything to the contrary set forth herein, the Parties acknowledge and agree that this Section 5 is not intended to be, and is not, an admission or acknowledgement by any Person that money damages or any other monetary payment would be a sufficient remedy for a breach of this Agreement, or that the inability to obtain a monetary remedy by virtue of the limitations in this Section 5 will limit a Party’s ability to obtain injunctive relief or specific performance in accordance with this Section 5. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any on remedy will not preclude the exercise of any other remedy.

6. Shareholder Representations and Warranties. The Shareholder represents and warrants to Topco, the Company and dMY (solely with respect to the Shareholder and not with respect to any other shareholder of Topco, the Company and dMY) that:

(a) (i) if such Shareholder is a corporation, limited liability company, partnership, trust, proprietorship or other legal entity, it has all necessary corporate, limited liability company, limited partnership or other applicable power and authority (or, if the Shareholder is a natural person, the Shareholder has the legal capacity) to execute and deliver this Agreement and to perform the Shareholder’s obligations hereunder; (ii) the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by such Shareholder have been duly and validly authorized by all necessary action on the part of such Shareholder; (iii) the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by such Shareholder will not, directly or indirectly (with or without notice or lapse of time), contravene, conflict with or result in a violation of, if the Shareholder is an entity, the organizational documents of the Shareholder or such Shareholder’s Affiliates; and (iv) the execution and delivery of this Agreement does not, and the performance by the Shareholder of the Shareholder’s obligations hereunder will not, result in the creation or imposition of any Lien upon the Subject Securities.

(b) The Shareholder has duly and validly executed this Agreement, this Agreement is a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with the terms set forth herein (except as such enforceability (x) may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar applicable Laws affecting or relating to enforcement of creditors’ rights generally and (y) is subject to general principles of equity), and the Shareholder is the sole legal and beneficial owner of, and has good and valid title, to, all of the Subject Securities, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Subject Securities), other than pursuant to the Management Investment Deed and/or Investment Deed, as applicable, and/or the articles of incorporation of Topco or the Company (as applicable) from time to time, or any restrictions on transfer arising under applicable securities Laws. The Shareholder has the sole right to vote the Subject Securities, and, none of the Subject Securities are subject to any proxy, voting trust or other similar agreement or arrangement other than pursuant to the Management Investment Deed and/or Investment Deed, as applicable, and/or the articles of incorporation of Topco or the Company (as applicable) from time to time, or any restrictions on transfer arising under applicable securities Laws. The Current Shares are the only equity securities of Topco owned legally or beneficially by such Shareholder on the date hereof, and except as set forth on Schedule A hereto, the Shareholder does not own beneficially or legally have the right to acquire, or have any other interest in, any other equity securities of Topco or any of its Subsidiaries, or any rights to acquire, or any securities that are convertible into, any of the foregoing. The Current Debt Securities are the only debt securities of Topco owned legally or beneficially by such Shareholder on the date hereof, and except as set forth on Schedule A hereto, the Shareholder does not own beneficially or legally have the right to acquire, or have any other interest in, any other debt securities of Topco or any of its Subsidiaries, or any rights to acquire, or any securities that are convertible into, any of the foregoing.

(c) The Shareholder has received a copy of the BCA and the Investor Rights Agreement substantially in the form of which (subject to the terms and conditions hereof) such Shareholder shall become a party to the Investor Rights Agreement at the Closing in such Shareholder’s capacity as Management or Co-Investor (as such term is defined therein), as applicable, and have the rights, and be subject to the obligations set forth therein.

(d) The Restricted Shares, if any, to be issued to the Shareholder upon the consummation of the Transactions shall have the vesting and restrictions set forth in Exhibit B hereto, and effective as of the Closing, such Restricted Shares shall continue to be subject to the vesting terms and restrictions set forth in any agreement granting such Restricted Shares and/or any restricted share plan implemented at Closing (which shall in all respects be consistent with the terms set forth in Exhibit B hereto).

(e) The Shareholder (i) except as provided in this Agreement and the Management Investment Deed and/or Investment Deed, as applicable, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Subject Securities, (ii) has not entered into any voting agreement or voting trust with respect to any of the Subject Securities that is inconsistent with the Shareholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Subject Securities that is inconsistent with the Shareholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(f) At the Closing, each of the agreements set forth on Exhibit D to which the Shareholder is party will be automatically terminated without requiring any further action in connection therewith.

7. Termination; Amendments and Waivers; Assignment.

(a) This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the valid termination of the BCA pursuant to Article 7 thereof and, upon such termination shall be of no further force and effect, without the creation or imposition of any penalty, liability or obligation upon any Party.

(b) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Shareholder, dMY, Topco and the Company. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by the Shareholder without Topco’s, the Company’s and dMY’s prior written consent.

(c) None of the representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing, except for Sections 1, 2, 3, 5 and 7 hereof.

8. Notices. All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 8, notices, demands and other communications shall be sent to the addresses indicated below:

(a) If to Topco, to:

      Maven Topco Limited

      c/o Apax Partners LLP

      33 Jermyn Street

      London SQ1Y 6DN

      Attention:         Gabriele Cipparrone

                                Albert Costa Centena

      Email:              gabriele.cipparrone@apax.com

                                albert.costa@apax.com

      With copies (which shall not constitute notice) to:

      Apax Partners LLP

      33 Jermyn Street

      London SQ1Y 6DN

      Attention:         Gabriele Cipparrone

                                Albert Costa Centena

      Email:              gabriele.cipparrone@apax.com

                                albert.costa@apax.com

      and

      Kirkland & Ellis LLP

      601 Lexington Avenue

      New York, NY 10022

      Attention:         Edward J. Lee

                                Srinivas Kaushik

                                Abhishek Kolay

      Email:               edward.lee@kirkland.com

                                skaushik@kirkland.com

                                abhishek.kolay@kirkland.com

(b) If to the Company, to:

      Galileo NewCo Limited

      c/o Apax Partners LLP

      33 Jermyn Street

      London SQ1Y 6DN

      Attention:         Gabriele Cipparrone

                                Albert Costa Centena

      Email:               gabriele.cipparrone@apax.com

                               albert.costa@apax.com

      With copies (which shall not constitute notice) to:

      Apax Partners LLP

      33 Jermyn Street

      London SQ1Y 6DN

      Attention:         Gabriele Cipparrone

                                Albert Costa Centena

      Email:              gabriele.cipparrone@apax.com

                                albert.costa@apax.com

      and

      Kirkland & Ellis LLP

      601 Lexington Avenue

      New York, NY 10022

      Attention:         Edward J. Lee

                                Srinivas Kaushik

                                Abhishek Kolay

      Email:               edward.lee@kirkland.com

                               skaushik@kirkland.com

                               abhishek.kolay@kirkland.com

(c) If to dMY, to:

      dMY Sponsor II, LLC

      1180 North Town Center Drive, Suite 100

      Las Vegas, Nevada 89144

      Attention:         Niccolo de Masi

                                Harry L. You

      Email:               niccolo@dmytechnology.com

                               harry@dmytechnology.com

      with a copy (which shall not constitute notice) to:

      White & Case LLP

      1221 Avenue of the Americas

      New York NY 10020

      Attention:         Joel Rubinstein

                               Tali Sealman

      E-mail:             joel.rubinstein@whitecase.com

                                tali.sealman@whitecase.com

(d) If to the Shareholder, to the address and contact information set forth on the Shareholder’s signature page hereto.

or to such other address as the Party to whom notice is given may have previously furnished to the other Party in writing in the manner set forth above.

9. Miscellaneous.

(a) Entire Agreement. This Agreement, the BCA, the Investor Rights Agreement, the Ancillary Agreements and the documents referred to herein and therein constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

(b) No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and the Released Entities and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns and the Released Entities, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

(c) Further Assurances. The Shareholder hereby agrees to use the Shareholder’s best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Transactions on the terms and subject to the conditions set forth in the BCA and the Ancillary Agreements.

(d) Other Provisions. Sections 6.9 (Communications; Press Release; SEC Filings), 8.5 (Severability), 8.6 (Interpretation), 8.8 (Counterparts; Electronic Delivery) and 8.9 (Governing Law; Waiver of Jury Trial; Jurisdiction) of the BCA are incorporated herein by reference, mutatis mutandis.

{Signature pages follow}

IN WITNESS WHEREOF, the Parties have executed and delivered this Transaction Support Agreement as of the date first above written.

GALILEO NEWCO LIMITED

By:
Name:
Title:

[Signature Page to Transaction Support Agreement]

MAVEN TOPCO LIMITED

By:
Name:
Title:

[Signature Page to Transaction Support Agreement]

DMY TECHNOLOGY GROUP, INC. II

By:
Name:
Title:

[Signature Page to Transaction Support Agreement]

SHAREHOLDER:

[•]

Name:
Title:
Date: ______, 2020

Notice Address:
[•]
[•]
E-mail: [•]
Attention: [•]

with a copy (which shall not constitute notice) to:

[•]
[•]
E-mail: [•]
Attention: [•]

[Signature Page to Transaction Support Agreement]

SCHEDULE A

[See attached.]

Exhibit A

BCA

[See attached.]

Exhibit B

Terms of Restricted Shares

[See attached.]

Exhibit C

Form of Investor Rights Agreement

[See attached.]

Exhibit D

Agreements to be Terminated

[See attached.]

(APAX VERSION)

TRANSACTION SUPPORT AGREEMENT

This TRANSACTION SUPPORT AGREEMENT (this “Agreement”) is entered into as of October 27, 2020, by and between Galileo Newco Limited, a company incorporated under the laws of Guernsey (the “Company”), Maven Topco Limited, a company incorporated under the laws of Guernsey (“Topco”), dMY Technology Group, Inc. II, a Delaware corporation (“dMY”), and the undersigned, a shareholder of Topco (the “Shareholder”). Each of the Company, Topco, dMY and the Shareholder are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used herein without being otherwise defined herein shall have the meanings assigned thereto in the BCA (defined below).

RECITALS

WHEREAS, the Company, Topco, dMY, Maven Midco Limited, a private limited company incorporated under the laws of England and Wales (“Midco”), and dMY Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”), are entering into that certain Business Combination Agreement (the “BCA”), substantially in the form attached as Exhibit A hereto (as the same may be amended or supplemented from time to time), on or around October 27, 2020 (the “Signing Date”);

WHEREAS, pursuant to the BCA, among other things, on the Closing Date but prior to the Closing, (1) the Company and Topco will undergo a pre-closing reorganization as set forth in Exhibit A to the BCA which provides for, among other things, the exchange by the Pre-Closing Holders of all existing classes of shares of Topco (except for the Remaining Preference Shares) for newly issued common shares of the Company; provided, however, that solely with respect to the shares of Topco that are unvested immediately prior to such reorganization and the holders of such shares have duly and validly executed and delivered, in accordance with the terms of the BCA, a Transaction Support Agreement or Additional Support Agreement agreeing to the vesting and restrictions provisions as set forth in the Transaction Support Agreement, such shares of Topco shall be exchanged for the same class of common shares of the Company but shall remain subject to certain vesting and restrictions (such shares subject to such vesting and restrictions, the “Restricted Shares”, and such vesting and restrictions as are set forth on Exhibit B hereto), and (2) Topco will redeem and cancel the Remaining Preference Shares, in each case, on the terms and subject to the conditions set forth in the BCA;

WHEREAS, the Shareholder is the sole legal and beneficial owner of (i) the number of each class and type of equity securities of Topco set forth on Schedule A hereto (the “Current Shares”) (in addition to any other equity securities of Topco acquired by the Shareholder after the date hereof and prior to the Closing, including, without limitation, any equity securities issued or deemed issued to the Shareholder in connection with the conversion or exchange (including pursuant to the Pre-Closing Reorganization) of any other equity securities, or received by the Shareholder pursuant to any reclassification, stock split, combination, stock dividend, subdivision, recapitalization or the like, collectively, the “Equity Securities”) and (ii) the number and type of debt securities of Midco set forth on Schedule A hereto (the “Current Debt Securities” and together with the Equity Securities, the “Subject Securities”), and expects to receive substantial benefits as a result of the consummation of the Merger subject to the terms of the BCA;

WHEREAS, the BCA contemplates that, simultaneously with the Closing, the Sponsor, Topco, the Company, dMY, Maven TopHoldings S.à.r.l., a Luxembourg société à responsibilité limitée, and certain shareholders signatory thereto will enter into an Investor Rights Agreement (the “Investor Rights Agreement”), substantially in the form attached as Exhibit C hereto, containing, among other things, provisions regarding registration rights, lock-up restrictions and sale coordination obligations; and

WHEREAS, in consideration for the payments and other benefits to be received by the Shareholder under and subject to the terms of the BCA and as a material inducement to Topco’s and dMY’s entry into the BCA and consummation of the transactions contemplated thereby, the Shareholder agrees to enter into this Agreement and to be bound by the obligations set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Support Agreement / Power of Attorney.

(a) The Shareholder hereby irrevocably and unconditionally agrees that, from and after the date hereof and until the earlier of the Closing or the valid termination of the BCA (the “Effective Period”), at any meeting of the shareholders of Topco or the Company (whether annual or extraordinary and whether or not adjourned or postponed or any other meeting of Topco or the Company), however called, on any written resolution, and in any action by written consent or resolution, in each case of the shareholders of Topco or the Company (collectively, “such meeting or written consent”), the Shareholder shall, solely in its capacity as a shareholder of Topco or the Company, as applicable, do the following:

(i) when such meeting is held, appear at such meeting (in person or by proxy pursuant to Section 1(b) below) or otherwise cause the Subject Securities to be counted as present thereat for the purpose of establishing a quorum;

(ii) vote the Subject Securities (or execute and return an action by written consent), or cause the Subject Securities to be voted (or validly execute and return and cause such consent to be granted with respect to), at such meeting or written consent in favor of the BCA, and the dealing with of the Subject Securities in accordance with the BCA, and the transactions contemplated thereby, including the Pre-Closing Reorganization and Redemption (collectively, the “Transactions”), including with respect to any matter in furtherance of the Transactions or by any of the Ancillary Agreements for which a vote or approval of the shareholders of Topco or the Company is required (the “Transaction Approvals”); and

(iii) vote the Subject Securities (or execute and return an action by written consent), or cause the Subject Securities to be voted (or validly execute and return and cause such consent to be granted with respect to), at such meeting or written consent against any Competing Transaction.

(b) Except as set forth under the terms of the Management Investment Deed and/or the Investment Deed, as applicable, the Shareholder has revoked or terminated any proxies, voting agreements or similar arrangements previously given or entered into with respect to the Subject Securities.

(c) The Shareholder hereby covenants and agrees that the Shareholder shall not, at any time prior to the earlier of the termination of this Agreement in accordance with Section 7(a) or the Closing, (i) enter into any voting agreement or voting trust with respect to any of the Subject Securities that is inconsistent with the Shareholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Subject Securities that is inconsistent with the Shareholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(d) The Shareholder hereby covenants and agrees that the Shareholder shall exercise in full all agency and powers of attorney granted to it by the other shareholders of TopCo pursuant to the Transaction Support Agreements and Additional Support Agreements entered into and delivered by such other shareholders (“Other Shareholders”), and shall use such agency and powers of attorney in full to act, to make, execute and sign, acknowledge, swear to, verify, deliver, record, file and publish, as applicable, such actions, documents, deeds, agreements or instruments as required under the laws of Guernsey and any other additional jurisdiction, and additionally, in connection with the Transaction Approvals, including, entry into and delivery of a Restricted Shares Agreement (if any) containing the restrictions set forth on Exhibit B hereto on behalf of all Other Shareholders that have delivered Transaction Support Agreements and Additional Support Agreements, and any document or instrument to implement all steps involved in the Pre-Closing Reorganization and the Redemption as set forth in the BCA); provided, however, that the power of attorney granted to the undersigned Shareholder hereunder cannot be used to take any actions pursuant to any amended provision of the BCA in the event the BCA is amended following the Signing Date, to the extent any such amendment to the BCA (i) is adverse and disproportionate to any Other Shareholder in any respect relative to the undersigned Shareholder under the terms of such amendment, or (ii) reduces the Company Equity Value. The undersigned Shareholder further covenants and agrees to exercise all such agency and powers of attorney to (a) execute and deliver the Investor Rights Agreement on behalf of such Other Shareholders that have delivered a Transaction Support Agreement or any Additional Support Agreement and (b) to determine the time when, purpose for, and manner in which any such agency and powers of attorney shall be exercised by the Shareholder, and the conditions, provisions and covenants of any instruments or documents that may be executed by the Shareholder pursuant to, and in each case, solely to the extent consistent with, such agency and powers of attorney granted by such Other Shareholders pursuant to the Transaction Support Agreements and Additional Support Agreements.

2. Release of Claims. In consideration for the payments and other benefits to be received by the Shareholder under the terms of the BCA, subject to and effective as of the Closing, the Shareholder, for and on behalf of himself, herself or itself and each of his, her or its, as applicable, heirs, executors, administrators, personal representatives, successors, assigns, subsidiaries, predecessors, parent companies, shareholders and Affiliates and in each case, each of their respective Affiliates, officers, directors, partners, employees, agents, attorneys, and other representatives, hereby acknowledges full and complete satisfaction of and fully and irrevocably releases and forever discharges the Company, Topco, dMY (and, for the avoidance of doubt, the Trust Account), the Target Companies, each of their respective subsidiaries and their predecessors, successors, assignees, parent companies, shareholders and investors (direct and indirect) and, in each case, each of their respective Affiliates, officers, directors, partners, employees, agents, attorneys and other representatives, past and present (collectively, the “Released Entities”), from liability on or for any and all charges, claims, controversies, actions, causes of action, cross claims, counterclaims, demands, debts, duties, sanctions, fines, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs, attorney’s fees, sums of money, suits, contracts, covenants, controversies, agreements, promises, responsibilities, obligations and accounts of any kind, nature or description whatsoever in Law or in equity (“Actions”), direct or indirect, past, present and future, and whether or not now or heretofore known, suspected, matured or unmatured, contingent or uncontingent, or claimed against the Released Entities, through and including the Closing, arising out of, or relating to, (i) such Shareholder’s ownership of equity or debt interests in any Target Company, including Topco or the Company, prior to the Closing (including any and all Actions such Shareholder may have against the Released Entities in such Shareholder’s capacity as a securityholder or a debtholder of any Target Company) and (ii) the organization, management or operation of the businesses of any Target Company relating to any matter, occurrence, action, inaction, omission or activity prior to the Closing, in each case, in such Shareholder’s capacity as an equity or debt securityholder; provided, that such release shall not release the Released Entities for (i) any liabilities or Actions that such Shareholder has pursuant to its right to receive its portion of the Company Equity Value determined in accordance with, and subject to, the terms of, and the steps set forth in, the BCA, (ii) any Actions arising out of or related to the Released Entities’ respective Governing Document, to provide indemnification, reimbursement or advancement of expenses to such Shareholder in respect of actions taken or omitted in such Shareholder’s capacity as an officer and/or director of such Released Entity prior to the Closing, (iii) any Actions arising out of or related to the Released Entities’ contracts with or obligations to any Shareholder in respect of compensation arrangements as an officer and/or director of such Released Entity prior to the Closing, (iv) any Actions arising under, or in connection with, any commercial agreements as between any direct or indirect portfolio companies of the Shareholder or its Affiliates and any Released Entity, or (v) any Actions arising under, or in connection with, any agreements set forth in Schedule 1.1(c) of the Company Disclosure Letter.

3. Company Transaction Expenses. Pursuant to Section 2.3(b) of the BCA, the undersigned Shareholder hereby acknowledges and agrees that if the Adjusted Company Equity Value is less than the Company Equity

Value, the undersigned Shareholder shall promptly, and in any event no later than five (5) Business Days following the final determination of the Final Sponsor Transaction Expenses and Final Company Transaction Expenses pursuant to Section 2.3(b) of the BCA, pay, or cause to be paid, the full amount of such excess, if any, to the Company, in each case, on behalf of all Pre-Closing Holders, by wire transfer of immediately available funds to an account designated in writing by the Company (for the avoidance of doubt, such payment by the undersigned Shareholder shall not come from cash or cash equivalents from any of the Target Companies).

4. Transfer of Subject Securities; New Subject Securities. Except as otherwise provided under the terms of the Management Investment Deed and/or Investment Deed, as applicable, the Shareholder will not sell, transfer, pledge, encumber, assign, grant an option with respect to, hedge, swap, convert or otherwise dispose of (collectively, “Transfer”), or enter into any contract, option, put, call or other arrangement or understanding with respect to the Transfer of, any of the Subject Securities or any interest therein prior to the Closing; ~~provided~~, that any Transfer of Subject Securities permitted under the terms of the Management Investment Deed and/or Investment Deed, as applicable, shall be permitted only if, as a precondition to such Transfer, the transferee shall agree in writing, reasonably satisfactory in form and substance to the Company, to assume all of the obligations of the Shareholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 4 shall not relieve the Shareholder of its obligations under this Agreement.

5. Remedies.

(a) The Shareholder expressly acknowledges and agrees that (i) it is receiving good and valuable consideration sufficient to make this Agreement, and each of the terms herein, binding and fully enforceable, each of the restrictions contained in this Agreement are supported by adequate consideration and are reasonable in all respects (including with respect to subject matter, time period and geographical area) and such restrictions are necessary to protect the Company’s, Topco’s and dMY’s interest in, and value of, the Company’s business (including the goodwill inherent therein), (ii) the Shareholder (together with the other shareholders of Topco (and, following the Pre-Closing Reorganization, the Company)) is primarily responsible for the creation of such value and (iii) the Company, Topco and dMY would not have entered into the BCA and this Agreement or consummated the transactions contemplated thereby or hereby without the restrictions contained in this Agreement.

(b) The Parties acknowledge and agree that the amount of actual damages suffered by Topco, the Company and dMY in the event of an actual or threatened breach of this Agreement would be difficult or impossible to accurately calculate and there may be irreparable damages to Topco, the Company or dMY in the event of such an actual or threatened breach. Consequently, the Parties agree that in addition to any other remedy or relief to which it may be entitled, in the event of a breach or threatened breach of this Agreement, Topco, the Company, dMY or their respective successors and assigns shall be entitled to an injunction or injunctions to prevent breaches of any of the terms or provisions of this Agreement, and to enforce specifically the performance by the Shareholder. The Shareholder hereby agrees to waive any defense in any suit that Topco, the Company or dMY has an adequate remedy at Law and hereby agrees to waive any requirement to post any bond in connection with obtaining such relief.

(c) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

(d) Notwithstanding anything to the contrary set forth herein, the Parties acknowledge and agree that this Section 5 is not intended to be, and is not, an admission or acknowledgement by any Person that money damages or any other monetary payment would be a sufficient remedy for a breach of this Agreement, or that the inability to obtain a monetary remedy by virtue of the limitations in this Section 5 will limit a Party’s ability to obtain injunctive relief or specific performance in accordance with this Section 5. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any on remedy will not preclude the exercise of any other remedy.

6. Shareholder Representations and Warranties. The Shareholder represents and warrants to Topco, the Company and dMY (solely with respect to the Shareholder and not with respect to any other shareholder of Topco, the Company and dMY) that:

(a) (i) if such Shareholder is a corporation, limited liability company, partnership, trust, proprietorship or other legal entity, it has all necessary corporate, limited liability company, limited partnership or other applicable power and authority (or, if the Shareholder is a natural person, the Shareholder has the legal capacity) to execute and deliver this Agreement and to perform the Shareholder’s obligations hereunder; (ii) the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by such Shareholder have been duly and validly authorized by all necessary action on the part of such Shareholder; (iii) the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by such Shareholder will not, directly or indirectly (with or without notice or lapse of time), contravene, conflict with or result in a violation of, if the Shareholder is an entity, the organizational documents of the Shareholder or such Shareholder’s Affiliates; and (iv) the execution and delivery of this Agreement does not, and the performance by the Shareholder of the Shareholder’s obligations hereunder will not, result in the creation or imposition of any Lien upon the Subject Securities.

(b) The Shareholder has duly and validly executed this Agreement, this Agreement is a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with the terms set forth herein (except as such enforceability (x) may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar applicable Laws affecting or relating to enforcement of creditors’ rights generally and (y) is subject to general principles of equity), and the Shareholder is the sole legal and beneficial owner of, and has good and valid title, to, all of the Subject Securities, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Subject Securities), other than pursuant to the Management Investment Deed and/or Investment Deed, as applicable, and/or the articles of incorporation of Topco or the Company (as applicable) from time to time, or any restrictions on transfer arising under applicable securities Laws. The Shareholder has the sole right to vote the Subject Securities, and, none of the Subject Securities are subject to any proxy, voting trust or other similar agreement or arrangement other than pursuant to the Management Investment Deed and/or Investment Deed, as applicable, and/or the articles of incorporation of Topco or the Company (as applicable) from time to time, or any restrictions on transfer arising under applicable securities Laws. The Current Shares are the only equity securities of Topco owned legally or beneficially by such Shareholder on the date hereof, and except as set forth on Schedule A hereto, the Shareholder does not own beneficially or legally have the right to acquire, or have any other interest in, any other equity securities of Topco or any of its Subsidiaries, or any rights to acquire, or any securities that are convertible into, any of the foregoing. The Current Debt Securities are the only debt securities of Topco owned legally or beneficially by such Shareholder or its Affiliates on the date hereof, and except as set forth on Schedule A hereto, the Shareholder does not own beneficially or legally have the right to acquire, or have any other interest in, any other debt securities of Topco or any of its Subsidiaries, or any rights to acquire, or any securities that are convertible into, any of the foregoing.

(c) The Shareholder has received a copy of the BCA and the Investor Rights Agreement substantially in the form of which (subject to the terms and conditions hereof) such Shareholder shall become a party to the Investor Rights Agreement at the Closing in such Shareholder’s capacity as Management or Co-Investor (as such term is defined therein), as applicable, and have the rights, and be subject to the obligations set forth therein.

(d) The Restricted Shares, if any, to be issued to the Shareholder upon the consummation of the Transactions shall have the vesting and restrictions set forth in Exhibit B hereto, and effective as of the Closing, such Restricted Shares shall continue to be subject to the vesting terms and restrictions set forth in any agreement granting such Restricted Shares and/or any restricted share plan implemented at Closing (which shall in all respects be consistent with the terms set forth in Exhibit B hereto).

(e) The Shareholder (i) except as provided in this Agreement and the Management Investment Deed and/or Investment Deed, as applicable, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Subject Securities, (ii) has not entered into any voting agreement or voting trust with respect to any of the Subject Securities that is inconsistent with the Shareholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Subject Securities that is inconsistent with the Shareholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(f) At the Closing, each of the agreements set forth on Exhibit D to which the Shareholder is party will be automatically terminated without requiring any further action in connection therewith.

7. Termination; Amendments and Waivers; Assignment.

(a) This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the valid termination of the BCA pursuant to Article 7 thereof and, upon such termination shall be of no further force and effect, without the creation or imposition of any penalty, liability or obligation upon any Party.

(b) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Shareholder, dMY, Topco and the Company. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by the Shareholder without Topco’s, the Company’s and dMY’s prior written consent.

(c) None of the representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing, except for Sections 1, 2, 3, 5 and 7 hereof.

8. Notices. All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 8, notices, demands and other communications shall be sent to the addresses indicated below:

(a)     If to Topco, to:

Maven Topco Limited

c/o Apax Partners LLP

33 Jermyn Street

London SQ1Y 6DN

Attention:        Gabriele Cipparrone

                         Albert Costa Centena

Email:              gabriele.cipparrone@apax.com

                         albert.costa@apax.com

With copies (which shall not constitute notice) to:

Apax Partners LLP

33 Jermyn Street

London SQ1Y 6DN

Attention:        Gabriele Cipparrone

                         Albert Costa Centena

Email:             gabriele.cipparrone@apax.com

                         albert.costa@apax.com

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:        Edward J. Lee

                         Srinivas Kaushik

                         Abhishek Kolay

Email:             edward.lee@kirkland.com

                         skaushik@kirkland.com

                         abhishek.kolay@kirkland.com

(b)     If to the Company, to:

Galileo NewCo Limited

c/o Apax Partners LLP

33 Jermyn Street

London SQ1Y 6DN

Attention:        Gabriele Cipparrone

                         Albert Costa Centena

Email:             gabriele.cipparrone@apax.com

                         albert.costa@apax.com

With copies (which shall not constitute notice) to:

Apax Partners LLP

33 Jermyn Street

London SQ1Y 6DN

Attention:        Gabriele Cipparrone

                         Albert Costa Centena

Email:             gabriele.cipparrone@apax.com

                         albert.costa@apax.com

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:        Edward J. Lee

                         Srinivas Kaushik

                         Abhishek Kolay

Email:             edward.lee@kirkland.com

                         skaushik@kirkland.com

                         abhishek.kolay@kirkland.com

(c)     If to dMY, to:

dMY Sponsor II, LLC

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

Attention:        Niccolo de Masi

                         Harry L. You

Email:             niccolo@dmytechnology.com

                         harry@dmytechnology.com

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York NY 10020

Attention:        Joel Rubinstein

                         Tali Sealman

E-mail:             joel.rubinstein@whitecase.com

                          tali.sealman@whitecase.com

(d) If to the Shareholder, to the address and contact information set forth on the Shareholder’s signature page hereto.

or to such other address as the Party to whom notice is given may have previously furnished to the other Party in writing in the manner set forth above.

9. Miscellaneous.

(a) Entire Agreement. This Agreement, the BCA, the Investor Rights Agreement, the Ancillary Agreements and the documents referred to herein and therein constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

(b) No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and the Released Entities and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns and the Released Entities, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

(c) Further Assurances. The Shareholder hereby agrees to use the Shareholder’s best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Transactions on the terms and subject to the conditions set forth in the BCA and the Ancillary Agreements.

(d) Other Provisions. Sections 6.9 (Communications; Press Release; SEC Filings), 8.5 (Severability), 8.6 (Interpretation), 8.8 (Counterparts; Electronic Delivery) and 8.9 (Governing Law; Waiver of Jury Trial; Jurisdiction) of the BCA are incorporated herein by reference, mutatis mutandis.

{Signature pages follow}

IN WITNESS WHEREOF, the Parties have executed and delivered this Transaction Support Agreement as of the date first above written.

GALILEO NEWCO LIMITED

By:
Name: Gabriele Cipparrone
Title: Director

[Signature Page to Transaction Support Agreement]

MAVEN TOPCO LIMITED

By:	/s/ Gabriele Cipparrone
Name: Gabriele Cipparrone
Title: Director

[Signature Page to Transaction Support Agreement]

DMY TECHNOLOGY GROUP, INC. II

By:	/s/ Niccolo de Masi
Name: Niccolo de Masi
Title: Chief Executive Officer

[Signature Page to Transaction Support Agreement]

SHAREHOLDER:

Maven TopHoldings S.a.r.l.

Name: Philippe Santin
Title: Manager
Date:

Notice Address:
1-3 Boulevard de la Foire, Luxembourg L-1528, Luxembourg
E-mail: philippe.santin@icloud.com
Attention: Philippe Santin
with a copy (which shall not constitute notice) to:

E-mail:
Attention:

[Signature Page to Transaction Support Agreement]

SCHEDULE A

[See attached.]

Exhibit A

BCA

[See attached.]

Exhibit B

Terms of Restricted Shares

[See attached.]

Exhibit C

Form of Investor Rights Agreement

[See attached.]

Exhibit D

Agreements to be Terminated

[See attached.]

Exhibit F

Example Pro Forma Calculations

See attached.

Exhibit G

Transaction Expenses

“Sponsor Transaction Expense Cap” shall equal the sum of the following:

1.	Deferred underwriting commission of $9,700,000;

2.

Amount payable to Goldman Sachs & Co. LLC (“Goldman Sachs”) pursuant to the engagement letter dated September 29, 2020 by and among dMY and Goldman Sachs in connection with the proposed private offering, issue and sale of equity or equity-linked securities of dMY in connection with the Transactions in accordance with the terms thereof;

3.	Amount payable to Goldman Sachs pursuant to the engagement letter dated October 1, 2020 by and among dMY and Goldman Sachs in connection with the Transactions in accordance with the terms thereof;

4.

Amount payable to Credit Suisse Securities (USA) LLC (“Credit Suisse”) pursuant to the engagement letter dated October 1, 2020 by and among dMY and Credit Suisse in connection with Credit Suisse as co-placement agent for the proposed capital raise of equity or equity-linked securities of dMY in connection with the Transactions in accordance with the terms thereof; and

5.	$6,700,000.

“Company Transaction Expense Cap” shall equal the sum of the following:

1.

Amount payable to Oakvale Capital LLP (“Oakvale”) pursuant to the engagement letter dated October 6, 2020 by and among Maven Topco Limited and Oakvale in connection with the Transactions in accordance with the terms thereof; and

2.	$10,000,000.

Exhibit H

Distributable Cash Sources and Uses

Capitalized terms used but not defined herein shall have the meaning ascribed to them in that certain Business Combination Agreement (the “Agreement”) made and entered into as of October 27, 2020, by and among (i) dMY Technology Group, Inc. II, (ii) Maven Topco Limited, a company incorporated under the laws of Guernsey, (iii) Maven Midco Limited, a private limited company incorporated under the laws of England and Wales, (iv) Galileo NewCo Limited, a company incorporated under the laws of Guernsey, (v) Genius Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of NewCo and (vi) dMY Sponsor II, LLC, a Delaware limited liability company.

(A)

In connection with the use and distribution of Available Distributable Cash under Section 2.2(b) of the Agreement, available cash from the PIPE Investment shall be used in the following order of priority:

(i) First, to the extent of amounts required to be used by the Company to pay the Total Redemption Amount under Sections 2.2(b)(iii)(y), (v)(y), (vi)(y)(A) and (vii)(A) of the Agreement (such amounts to be contributed by NewCo to the Company by way of capital contribution), or for the repurchase of NewCo Common Shares under Sections 2.2(b)(vi)(y)(B) and (vii)(B) of the Agreement;

(ii) Second, to the extent of amounts required to be used for payment of the Catch-Up Payment under Section 2.2(b)(iv) of the Agreement;

(iii) Third, to the extent of amounts required to be used by MidCo for the repayment and forgiveness in full of the Loan Notes and the Excess Debt Obligations under Section 2.2(b)(iii)(x) of the Agreement (such amounts to be contributed by NewCo to MidCo by way of indirect capital contribution);

(iv) Fourth, to the extent of amounts required to pay Transaction Expenses, other than Transaction Expenses incurred or payable by dMY, under Section 2.2(b)(i) of the Agreement (such amounts to be paid by NewCo or contributed (by way of direct or indirect capital contribution) or loaned by NewCo to its applicable Subsidiary);

(v) Fifth, to the extent of amounts required to pay Transaction Expenses incurred or payable by dMY under Section 2.2(b)(i) of the Agreement (such amounts to be contributed (by way of direct capital contribution) or loaned by NewCo to the Surviving Company); and

(vi) Sixth, to the extent of amounts to remain with NewCo or its Subsidiaries (including for working capital, growth and other general corporate purposes) under Sections 2.2(b)(ii), (v)(x) and (vi)(x) of the Agreement (such amounts to be contributed (by way of direct or indirect capital contribution), loaned or otherwise made available by NewCo to its applicable Subsidiary).

(B)

In connection with the use and distribution of Available Distributable Cash under Section 2.2(b) of the Agreement above, available cash from the Trust Account shall be used in the following order of priority:

(vii) First, to the extent of amounts to remain with NewCo or its Subsidiaries (including for working capital, growth and other general corporate purposes) under Sections 2.2(b)(ii), (v)(x) and (vi)(x) of the Agreement (such amounts to be loaned by the Surviving Company to NewCo or NewCo’s applicable Subsidiary in exchange for one or more promissory notes (an “Intercompany Promissory Note”));

(viii) Second, to the extent of amounts required to pay Transaction Expenses incurred or payable by dMY under Section 2.2(b)(i) of the Agreement;

(ix) Third, to the extent of amounts required to pay Transaction Expenses, other than Transaction Expenses incurred or payable by dMY, under Section 2.2(b)(i) of the Agreement (such amounts to be loaned by the Surviving Company to NewCo or NewCo’s applicable Subsidiary in exchange for one or more Intercompany Promissory Notes); and

(x) Fourth, to the extent of amounts required to be used by MidCo for the repayment and forgiveness in full of the Loan Notes and Excess Debt Obligations under Section 2.2(b)(iii)(x) of the Agreement (such amounts to be loaned by the Surviving Company to MidCo in exchange for an Intercompany Promissory Note);

(xi) Fifth, to the extent of amounts required for the payment of the Catch-Up Payment under Section 2.2(b)(iv) of the Agreement (such amounts to be loaned by the Surviving Company to NewCo in exchange for an Intercompany Promissory Note);

(xii) Sixth, to the extent of amounts required to be used by the Company to pay the Total Redemption Amount under Sections 2.2(b)(iii)(y), (v)(y), (vi)(y)(A) and (vii)(A) of the Agreement (such amounts to be loaned by the Surviving Company to the Company in exchange for an Intercompany Promissory Note), or to be used for the, repurchase of NewCo Common Shares under Sections 2.2(b)(vi)(y)(B) and (vii)(B) of the Agreement (such amounts to be loaned by the Surviving Company to NewCo in exchange for an Intercompany Promissory Note);

provided, that cash from the Trust Account used as described in the immediately preceding Paragraphs Third, Fourth, Fifth and Sixth hereof, shall in no case exceed an amount equal to (x) 50% of the amount of cash in the Trust Account immediately prior to any dMY Share Redemptions, less (y) the amount of Trust Account used for any dMY Share Redemptions.

Annex B

Adopted pursuant to shareholder resolutions dated [            ], 2021

The Companies (Guernsey) Law, 2008 (as amended)

Non-Cellular Company Limited by Shares

AMENDED AND RESTATED

MEMORANDUM OF INCORPORATION

OF

GALILEO NEWCO LIMITED

The Companies (Guernsey) Law, 2008 (as amended)

Non-Cellular Company Limited by Shares

Amended and Restated

Memorandum of Incorporation

of

Galileo Newco Limited

1.	The Company’s name is “GALILEO NEWCO LIMITED”

2.	The Company’s registered office will be situated in Guernsey.

3.	The Company is a non-cellular company within the meaning of section 2(1)(c) of the Companies (Guernsey) Law, 2008 (as amended) (the “Law”).

4.	The Company is limited by shares within the meaning of Section 2(2)(a)(i) of the Law.

5.	The liability of the shareholders is limited to the amount for the time being remaining unpaid on the shares held by each of them respectively.

6.	The Company shall have power by special resolution to make provision in this memorandum of incorporation for any matter mentioned in section 15(7) of the Law.

7.	The Company shall have power by special resolution to alter any provision in this memorandum of incorporation for any matter mentioned in section 15(7) of the Law.

We the subscribers to this memorandum of incorporation wish to form a company pursuant to this memorandum; and we agree to take the number of shares specified opposite our respective names.

Name and Address of founder member(s)	Number of shares taken by each founder member	Aggregate value of those shares	Amount paid up on those shares	Amount unpaid on those shares

Maven TopHoldings SARL	One ordinary share of $0.01	$0.01	nil	$0.01

Société à responsabilité limitée of 1-3 boulevard de la Foire, L-1528 Luxembourg, Grand Duchy of Luxembourg R.C.S. Luxembourg: B226933

Total shares taken	One ordinary share of $0.01	$0.01	nil	$0.01

B-1

for and on behalf of

Maven TopHoldings SARL

Dated this 21 day of October 2020

B-2

Annex C

Adopted pursuant to shareholder resolutions dated [                ], 2021

The Companies (Guernsey) Law, 2008 (as amended)

Non-Cellular Company Limited by Shares

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

GALILEO NEWCO LIMITED

35.	Officers	C-43
36.	Register of Directors and Officers	C-43
37.	Capitalisation of profits	C-43
38.	Notices	C-44
39.	Authentication of Electronic Records	C-46
40.	Information	C-46
41.	Indemnity	C-47
42.	Financial Year	C-47
43.	Winding up	C-47

Adopted pursuant to shareholder resolutions dated [            ], 2021

The Companies (Guernsey) Law, 2008 (as amended)

Non-Cellular Company Limited by Shares

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

GALILEO NEWCO LIMITED

1.	Definitions, interpretation and exclusion of Standard Articles

Definitions

1.1 In these Articles, unless otherwise defined, the defined terms shall have the meanings assigned to them as follows:

Affiliate means:

(a) in the case of a natural person, such person’s parents, parents-in-law, spouse, children or grandchildren, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by such person or any of the foregoing, and

(b) in the case of a corporation, partnership or other entity or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity.

The term control shall mean the ownership, directly or indirectly, of shares possessing more than fifty per cent (50%) of the voting power of the corporation, or the partnership or other entity (other than, in the case of a corporation, shares having such power only by reason of the happening of a contingency), or having the power to control the management or elect a majority of shareholders to the board of directors or equivalent decision-making body of such corporation, partnership or other entity;

Articles means, as appropriate:

(a) these Articles of Incorporation as amended from time to time; or

(b) two or more particular Articles of these Articles;

and Article refers to a particular Article of these Articles;

Business Day means a day, excluding Saturdays or Sundays, on which banks in New York, United States of America and Guernsey are open for general banking business throughout their normal business hours;

certificated means a unit of security (including a Share) which is not an uncertificated unit and is normally held in certificated form;

Commission means the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;

Company means the above-named company;

Company’s Website means the website of the Company, the address or domain name of which has been notified to Shareholders;

Designated Stock Exchange means the New York Stock Exchange or any other stock exchange or automated quotation system on which the Company’s securities are then traded;

Directors means the directors of the Company for the time being, or as the case may be, the Directors assembled as a board or as a committee thereof;

Distribution has the meaning given to the term “distribution” in the Law;

Dividend has the meaning given to the term “dividend” in the Law;

DTCC means the Depository Trust and Clearing Corporation;

Electronic has the meaning given to the term “electronic” in the Electronic Transactions Law; electronic communication means electronic transmission to any Relevant Electronic Address or such other number, address or internet website or other electronic delivery methods as otherwise decided and approved by the Directors;

electronic form has the meaning given to such term in the Electronic Transactions Law;

Electronic Means shall have the meaning given to such term in the Law;

Electronic Record means a document (as defined in the Electronic Transactions Law) which is in electronic form;

Electronic Signature means a signature, seal, attestation or notarization which is in electronic form;

Electronic Transactions Law means the Electronic Transactions (Guernsey) Law, 2000 (as amended);

Eligible Shareholders means the Shareholders entitled to vote on the circulation date of a Written Resolution;

Exchange Act means the United States Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

Fully Paid and Paid Up means that the agreed issue price for a Share has been fully paid or credited as fully paid in money or money’s worth;

Investor Rights Agreement means any agreement in force from time to time among any or all of the Shareholders and other parties thereto;

Joint Holders means two or more persons registered as the holders of a Share or Shares or who are jointly entitled to a Share or Shares including, without limitation, by reason of the death or bankruptcy of the registered holder;

Law means the Companies (Guernsey) Law, 2008 (as amended);

Market Price means for any given day, the price quoted in respect of the Ordinary Shares on the Designated Stock Exchange of the close of trading on such day, or if such day is not a date on which the Designated Stock Exchange is open, then the close of trading on the previous trading day;

Memorandum means the Memorandum of Incorporation of the Company as amended from time to time;

month means a calendar month;

Nominating Shareholder means (i) the Shareholder providing the notice of the nomination proposed to be made at a general meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at any general meeting is made, and (iii) any Affiliate or associate of such shareholder or beneficial owner;

Officer means a person appointed to hold an office in the Company; and the expression includes a director or liquidator, but does not include the Secretary;

Operator means DTCC or such other person as may, for the time being, operate an Uncertificated System;

Ordinary Resolution means a resolution of the Company passed as an ordinary resolution in accordance with the Law by a simple majority of the votes of the Shareholders entitled to vote and voting in person or by attorney or by proxy at a meeting or by a simple majority of the total voting rights of Eligible Shareholders by Written Resolution;

Ordinary Shares means a redeemable Ordinary Share in the capital of the Company having a par value of $0.01 and designated as an Ordinary Share, and having the rights provided for in these Articles;

PDF means Portable Document Format;

Preferred Shares means shares in the capital of the Company of no par value designated as Preferred Shares, and having the rights provided for in these Articles;

Register of Shareholders means the register of Shareholders maintained by the Company in accordance with Section 123 of the Law or any modification or re-enactment thereof for the time being in force, which shall, unless the context otherwise requires, include the register required to be kept by the Company under the Rules in respect of Shares held in uncertificated form;

Registered Office means the registered office for the time being of the Company;

Relevant Electronic Address shall have the meaning given to such term in the Law;

Rules means the rules, including any manuals, issued from time to time by an Operator governing the admission of securities to and the operation of the Uncertificated System managed by such Operator;

Seal means the common seal of the Company, if any, including any facsimile thereof;

Secretary means a person, if any, appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

Securities Act means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

Share means an Ordinary Share, a Preferred Share or such other share as may be issued in the capital of the Company from time to time, and the expression where the context permits, also includes a fraction of a share;

Shareholder means in relation to Shares the person (or persons in respect of Joint Holders) whose name(s) is/are entered in the Register of Shareholders as the holder(s) of the Shares and includes, on the death, disability or insolvency of a Shareholder, any person entitled to such Shares on the death, disability or insolvency of such Shareholder. In relation to Shares in the capital of the Company held in an Uncertificated System, means:

(c) a person who is permitted by the Operator to transfer by means of that Uncertificated System, title to uncertificated Shares of the Company held by him; or

(d) two or more persons who are jointly permitted to do so;

signed means a signature or representation of a signature, including an Electronic Signature, affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a person with the intent to sign the electronic communication;

Special Resolution means a resolution of the Shareholders passed as a special resolution in accordance with the Law by a majority of not less than seventy five per cent of the votes of the Shareholders entitled to vote and voting in person or by attorney or by proxy at a meeting or by seventy five per cent of the total voting rights of Eligible Shareholders by Written Resolution;

subsidiary has the meaning given to that term in Section 531 of the Law;

Treasury Share means a share held in the name of the Company as a treasury share in accordance with the Law;

Unanimous Resolution means a resolution of the Shareholders passed as a unanimous resolution in accordance with the Law by every Shareholder entitled to vote and voting in person or by proxy at a meeting or by all the Eligible Shareholders by Written Resolution;

uncertificated means a unit of a security (including a Share), title to which is recorded on the relevant Register of Shareholders or on the Company’s register of non-share securities as being held in uncertificated form, and title to which may be transferred by means of an Uncertificated System in accordance with the Rules, if any;

Uncertificated System means any computer-based system and its related facilities and procedures that are provided by an Operator and by means of which title to units of a security (including a Share) can be evidenced and transferred in accordance with the Rules, if any, without a written certificate or instrument;

Waiver Resolution means a resolution of the Shareholders passed as a waiver resolution in accordance with the Law by a majority of not less than ninety per cent of the votes of the Shareholders entitled to vote and voting in person or by attorney or by proxy at a meeting or by not less than ninety per cent of the total voting rights of Eligible Shareholders by Written Resolution;

Written Resolution means a resolution of the Shareholders in writing passed as a written resolution in accordance with the Law; and

year means a calendar year.

Interpretation

1.2 In these Articles, save where the context requires otherwise:

(a) words importing the singular number shall include the plural number and vice versa;

(b) words importing the masculine gender only (i.e., he and his) shall include the feminine gender (i.e., her and hers) and shall include references to entities without gender (i.e., it and its);

(c) reference to a person includes, as appropriate, a company, trust, partnership, joint venture, association, body corporate or government agency;

(d) may shall be construed as permissive and “shall” shall be construed as imperative;

(e) a reference to a dollar or dollars (or $) is a reference to dollars of the United States of America;

(f) references to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(g) any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h) written and in writing means all modes of representing or reproducing words in visible form, including in the form of an electronic record and any requirements as to delivery under these Articles include delivery in the form of an electronic record; where used in connection with a notice served by the Company on Shareholders or other persons entitled to receive notices hereunder, such writing shall also include a record maintained in an electronic medium which is accessible in visible form so as to be useable for subsequent reference;

(i) the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect;

(j) the term “holder” in relation to a Share means a person whose name is entered in the Register of Shareholders as the holder of such Share;

(k) headings are inserted for convenience only and do not affect the interpretation of these Articles, unless there is ambiguity;

(l) where a word or phrase is given a defined meaning, another part of speech or grammatical form in respect to that word or phrase has a corresponding meaning; and

(m) all references to time are to be calculated by reference to time in the place where the Company’s registered office is located.

Exclusion of Standard Articles

1.3 The standard articles of incorporation prescribed under section 16(2) of the Law are expressly excluded and do not apply to the Company.

Investor Rights Agreement

1.4 Notwithstanding any provision of these Articles to the contrary, to the extent that there is any inconsistency between these Articles and the Investor Rights Agreement, the Investor Rights Agreement shall (to the extent permitted by law) prevail.

2.	Shares

Power to issue Shares and options, with or without special rights

2.1 Subject to the other provisions of these Articles, (and to any direction that may be given by the Company in general meeting), the Directors have power to issue an unlimited number of shares of no par value each and an unlimited number of shares with a par value as they see fit. The Directors may, in their absolute discretion and without approval of the holders of Ordinary Shares, allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share and, for the avoidance of any doubt, Preferred Shares) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend or other Distribution, voting, return of capital or otherwise, any or all of which may be greater than the powers and rights associated with the Ordinary Shares, to such persons, at such times and on such other terms as they think proper, which shall be conclusively evidenced by their approval of the terms thereof. For the purposes of these Articles, no such allotment, issue, grant or disposal shall be considered to be a variation of the rights attaching to the Ordinary Shares.

2.2 The Company shall not issue Shares in bearer form and shall only issue Shares as fully paid.

Power to issue fractions of a Share

2.3 Subject to the Law, the Company may issue fractions of a Share of any class. A fraction of a Share shall be subject to and carry the corresponding fraction of liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a Share of that class of Shares.

Contributions without issue of further Shares

2.4 With the consent of a Shareholder, the Directors may accept a voluntary contribution from that Shareholder without issuing Shares in return. If the Directors agree to accept a voluntary contribution from a Shareholder, the Directors shall resolve that such contribution shall be treated as an addition to the stated share capital account of the Company (it being understood that the contribution is not provided by way of loan).

Limit on the number of Joint Holders

2.5 In respect of a Share, the Company shall not be required to enter the names of more than four Joint Holders in the Register of Shareholders of the Company.

2.6 If two or more persons are registered as Joint Holders of a Share, then any one of those Joint Holders may give effectual receipts for moneys payable in respect of that Share.

Treasury Shares

2.7 From time to time, the Company may hold its own Shares as treasury shares and the Directors may sell, transfer or cancel any treasury shares in accordance with the Law. For the avoidance of doubt, the Company shall not be entitled to vote or receive any Dividends or Distributions in respect of any treasury shares held by it.

3.	Ordinary Shares

3.1 The holders of the Ordinary Shares shall be:

(a) entitled to Dividends and Distributions in accordance with the relevant provisions of these Articles;

(b) entitled to and are subject to the provisions in relation to winding up of the Company provided for in these Articles;

(c) entitled to attend general meetings of the Company and shall be entitled (i) on a show of hands, to one vote and (ii) on a poll, to one vote for each Ordinary Share registered in the name of such holder in the Register of Shareholders, both in accordance with the relevant provisions of these Articles; and

(d) redeemable by agreement between the relevant Shareholder and the Company at the Market Price or at such other price as may be agreed between the relevant Shareholder and the Company.

3.2 All Ordinary Shares shall rank pari passu with each other in all respects.

4.	Preferred Shares

4.1 Preferred Shares may be issued from time to time in one or more series, each of such series to have such voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed, or in any resolution or resolutions providing for the issue of such series adopted by the Directors as hereinafter provided.

4.2 Authority is hereby granted to the Directors, subject to the provisions of the Memorandum, these Articles and applicable law, to create one or more series of Preferred Shares and, with respect to each such series, to fix by resolution or resolutions, without any further vote or action by the Shareholders of the Company providing for the issue of such series:

(a) the number of Preferred Shares to constitute such series and the distinctive designation thereof;

(b) the Dividend and/or Distribution rate on the Preferred Shares of such series, the Dividend and/or Distribution payment dates, the periods in respect of which Dividends and/or Distributions are payable (Dividend Periods), whether such Dividends and/or Distributions shall be cumulative and, if cumulative, the date or dates from which Dividends and/or Distributions shall accumulate;

(c) whether the Preferred Shares of such series shall be convertible into, or exchangeable for, Shares of any other class or classes or any other series of the same or any other class or classes of Shares and the conversion price or prices or rate or rates, or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided in such resolution or resolutions;

(d) the preferences, if any, and the amounts thereof, which the Preferred Shares of such series shall be entitled to receive upon the winding up of the Company;

(e) the voting power, if any, of the Preferred Shares of such series;

(f) transfer restrictions and rights of first refusal with respect to the Preferred Shares of such series; and

(g) such other terms, conditions, special rights and provisions as may seem advisable to the Directors.

4.3 Notwithstanding the fixing of the number of Preferred Shares constituting a particular series upon the issuance thereof, the Directors at any time thereafter may authorise the issuance of additional Preferred Shares of the same series subject always to the Law and the Articles.

4.4 No Dividend or Distribution shall be authorised and set apart for payment on any series of Preferred Shares in respect of any Dividend Period unless there shall likewise be or have been paid, or authorised and set apart for payment, on all Preferred Shares of each other series entitled to cumulative Dividends or Distributions at the time outstanding which rank senior or equally as to Dividends or Distributions with the series in question, Dividends or Distributions rateably in accordance with the sums which would be payable on the said Preferred Shares through the end of the last preceding Dividend Period if all Dividends and Distributions were authorised and paid in full.

4.5 If, upon the winding up of the Company, the assets of the Company distributable among the holders of any one or more series of Preferred Shares which (a) are entitled to a preference over the holders of the Ordinary

Shares upon such winding up and (b) rank equally in connection with any such distribution shall be insufficient to pay in full the preferential amount to which the holders of such Preferred Shares shall be entitled, then such assets, or the proceeds thereof, shall be distributed among the holders of each such series of the Preferred Shares rateably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

5.	Register of Shareholders and share certificates

Issue of share certificates

5.1 The Company shall maintain or cause to be maintained the Register of Shareholders in accordance with the Law and, where applicable, an index of Shareholders in accordance with the Law. The Company may delegate the maintenance of its Register of Shareholders and any index of Shareholders upon such terms as the Directors may think fit provided always that any such delegation is in accordance with the applicable provisions of the Law.

5.2 Subject to and to the extent permitted by the Law, the Company, or the Directors on behalf of the Company, may cause to be kept and maintained in any country, territory or place, a branch register of Shareholders resident in such country, territory or place, and the Company may, or the Directors on behalf of the Company may, make and vary such regulations as it or they may think fit regarding the keeping of any such branch register.

5.3 Upon being entered in the Register of Shareholders as the holder of a Share, a Shareholder shall, subject to Article 5.8, be entitled:

(a) without payment, to one certificate for all the Shares of each class held by that Shareholder (and, upon transferring a part of the Shareholder’s holding of Shares of any class, to a certificate for the balance of that holding); and

(b) upon payment of such reasonable sum as the Directors may determine for every certificate after the first, to several certificates each for one or more of that Shareholder’s Shares.

5.4 Every certificate shall specify the number, class and distinguishing numbers (if any) of the Shares to which it relates and whether they are Fully Paid or partly Paid Up. A certificate may be executed under seal, under the common signature of the Company or executed in such other manner as the Directors determine.

5.5 The Company shall not be bound to issue more than one certificate for Shares held jointly by several persons and delivery of a certificate for a Share to one Joint Holder shall be a sufficient delivery to all of them.

5.6 All certificates for Shares shall be delivered personally, sent through the post addressed to the Shareholder entitled thereto at the Shareholder’s registered address as appearing in the Register of Shareholders or sent through electronic mail to the Shareholder entitled thereto at the Shareholder’s electronic address as appearing in the Register of Shareholders. Every share certificate sent in accordance with these Articles will be sent at the risk of the Shareholder or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

Renewal of lost or damaged share certificates

5.7 If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to:

(a) evidence;

(b) indemnity;

(c) payment of the expenses reasonably incurred by the Company in investigating the evidence; and

(d) payment of a reasonable fee, if any, for issuing a replacement share certificate;

as the Directors may determine, and (in the case of defacement or wearing-out) on delivery to the Company of the old certificate.

Uncertificated Shares and other securities

5.8 Subject to Article 5.9, at any time the Shares are listed on the Designated Stock Exchange, the Company shall not be required to (although may, in its absolute discretion choose to) provide a share certificate in accordance with Article 5.3 unless the rules and regulations of the Designated Stock Exchange provide otherwise. The Directors may, under and subject to the Rules, allow settlement of the Company’s Shares and other securities in any manner at their discretion and shall have power to implement such arrangements as they may think fit in order for any class of Shares or other securities to be admitted to settlement by means of an Uncertificated System. Where they do so, Articles 5.10 and 5.11 shall commence to have effect immediately prior to the time at which the Operator admits the class of Shares or other securities to settlement by means of the Uncertificated System.

5.9 Following a written request at any time from a Shareholder to the Company requesting a share certificate in respect of Shares held by that Shareholder, the Company shall, within 2 months of receipt by the Company of that written request, complete and have ready for delivery the certificate of such Shares in respect of which the request was made unless the conditions of allotment of the Shares otherwise provide.

5.10 In relation to any class of Shares or other securities which, for the time being, an Operator has admitted to settlement by means of an Uncertificated System, and for so long as such class of Shares or other securities remains so admitted, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with:

(a) the holding of Shares of that class or other securities in uncertificated form;

(b) the transfer of title to Shares of that class or other securities by means of that Uncertificated System, as applicable; or

(c) the Rules.

5.11 Without prejudice to the generality of Article 5.10 and notwithstanding anything contained in these Articles where any class of Shares or other securities is, for the time being, admitted to settlement by means of an Uncertificated System:

(a) such Shares or securities may be issued in uncertificated form in accordance with and subject as provided in the Rules;

(b) unless the Directors otherwise determine, such Shares or securities held by the same holder or joint holder in certificated form and uncertificated form shall be treated as separate holdings;

(c) such Shares or securities may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the Rules;

(d) title to (i) such of the Shares as are recorded on the Register of Shareholders and (ii) such of the other securities are recorded in the relevant register of securities as being held in uncertificated form may be transferred only by means of an Uncertificated System and as provided in the Rules and accordingly (and in particular) no provision of these Articles shall apply in respect of such Shares or securities to the extent that those Articles require or contemplate the effecting of a transfer by an instrument in writing and the production of a certificate for the Shares or securities to be transferred;

(e) the Company shall comply in all respects with the Rules; and

(f) no provision of these Articles shall apply so as to require the Company to issue a certificate (or equivalent) to any person holding such Shares or other securities in uncertificated form.

6.	Lien, calls on Shares, forfeiture and surrender

Lien

6.1 The Company shall have a first and paramount lien and charge on all Shares (not being Fully Paid) for all moneys, whether presently payable or not, called or payable at a fixed time in respect of those Shares and that whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person (other than such holder) and whether the time for payment or discharge shall have arrived or not and notwithstanding that the same are joint debts or liabilities of such holder and any other person (whether a Shareholder or not). Such lien or charge shall extend to all Dividends and Distributions from time to time paid in respect of such Shares. Unless otherwise agreed, the registration of a transfer of Shares shall operate as a waiver of the Company’s lien and charge (if any) on such Shares.

6.2 For the purpose of enforcing such lien the Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of the sum presently payable, and giving notice of intention to sell in default, shall have been served on the holder for the time being of the Shares or the person entitled by reason of his death or bankruptcy to the Shares. For the purpose of giving effect to any such sale the Directors may authorise some person to transfer to the purchaser thereof the Shares so sold.

6.3 The net proceeds of such sale, after payment of the costs of such sale, shall be applied in or towards payment or satisfaction of the debt or liability in respect whereof the lien exists, so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the Shares at the time of the sale. The purchaser shall be registered as the holder of the Shares so transferred and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in relation to the sale.

Calls on Shares

6.4 The Directors may at any time make calls upon the Shareholders in respect of any moneys unpaid on their Shares (whether on account of the nominal value or by way of premium and not by the conditions of allotment made payable at fixed times) and each Shareholder shall pay to the Company at the time and place appointed the amount called. A call may be revoked or postponed.

6.5 Joint Holders shall be jointly and severally liable to pay calls.

6.6 If a sum called in respect of a Share is not paid before or on the day appointed the person from whom the sum is due shall pay interest from the day appointed to the time of actual payment at such rate as the Directors may determine.

(a) Any sum which by the terms of issue of a Share becomes payable on allotment or at any fixed date shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable and, in the case of non-payment, all the relevant provisions of these Articles as to payment of interest and expenses forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

(b) The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the money uncalled and unpaid upon the Shares held by him beyond the sums actually called up thereon as payment in advance of calls, and such payment in advance of calls shall extinguish, so far as the same shall extend, the liability upon the Shares in respect of which it is advanced, and upon the money so received or so much thereof as from time to time exceeds the amount of the calls then made upon the Shares in respect of which it has been received, the Company may (until the same would, but for such advance, become presently payable) pay interest at such rate as the Shareholder paying such sum and the Directors agree upon PROVIDED THAT any amount Paid Up in advance of calls shall not entitle the holder of the Shares upon which such amount is paid to participate in respect thereof in any Dividend or Distribution until the same would but for such advance become presently payable.

6.7 The Directors may on an issue of Shares differentiate between holders as to the amount of calls and the times for payment.

Forfeiture and surrender of shares

6.8 If a Shareholder fails to pay any call or instalment on the day appointed the Directors may, at any time during such period as any part remains unpaid, serve notice requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued and any expenses which may have been incurred by the Company by reason of non-payment.

6.9 The notice shall state a further date on or before which the payment required by the notice is to be made and the place where the payment is to be made and that, in the event of non-payment, the Shares in respect of which the call was made or instalment is payable will be liable to be forfeited. If the requirements of any such notice are not complied with any Share in respect of which the notice has been given may, at any time before payment has been made and subject to the Law, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all Dividends or other Distributions to be paid in respect of the forfeited Share and not actually paid before the forfeiture.

6.10 Notice of forfeiture shall forthwith be given to the former holder and an entry of such notice and forfeiture shall forthwith be made and dated in the Register of Shareholders opposite the entry of the relevant Share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give notice or to make an entry, in the Register of Shareholders.

6.11 A forfeited Share shall be deemed to be the property of the Company and, subject to the provisions of the Law and these Articles may be sold, re-allotted or otherwise disposed of on such terms as the Directors shall think fit with or without all or any part of the amount previously paid on the Share being credited as paid and at any time before a sale or disposition the forfeiture may be cancelled.

6.12 A person whose Shares have been forfeited shall cease to be a Shareholder in respect of those Shares but shall remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the Shares together with interest from the date of forfeiture until payment at such rate as the Directors may determine. The Directors may enforce payment without any allowance for the value of the Shares at the time of forfeiture.

6.13 The forfeiture of a Share shall extinguish all interest in and all claims and demands against the Company in respect of the Share and all other rights and liabilities incidental to the Share as between the holder and the Company.

6.14 The Directors may accept from any Shareholder on such terms as shall be agreed a surrender of any Shares in respect of which there is a liability for calls.

6.15 Any surrendered Share may be disposed of in the same manner as a forfeited Share.

6.16 A declaration in writing by a Director or the Secretary that a share has been duly forfeited or surrendered on the date stated in the declaration shall be conclusive evidence of the facts therein as against all persons claiming to be entitled to the Shares.

6.17 The Company may receive the consideration given for any Share on any re-allotment sale or disposition and may execute a transfer of the Share in favour of the person to whom the same is sold or disposed of. The purchaser shall, subject to the provisions of the Law and these Articles, be registered as the holder and shall not be bound to see to the application of the purchase money nor shall his title be affected by any irregularity or invalidity in forfeiture, sale, re-allotment or disposal.

7.	Transfer of shares

Form of transfer

7.1 Subject to these Articles, the Investor Rights Agreement, any agreement between a Shareholder and the Company, and the rules or regulations of the Designated Stock Exchange or any relevant securities laws (including, but not limited to the Exchange Act), (a) any Shareholder may transfer all or any of his uncertificated Shares by means of an Uncertificated System in such manner provided for in, and subject to, the Rules and accordingly no provision of these Articles shall apply in respect of an uncertificated Share to the extent that it requires or contemplates the effecting of a transfer by an instrument in writing or the production of a certificate for the Shares to be transferred; and (b) any Shareholder may transfer all or any of his certificated Shares by an instrument of transfer in the usual or common form or in any other form approved by the Directors acting reasonably and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time.

7.2 The instrument of transfer in respect of a certificated Share shall be executed by or on behalf of the transferor and, unless the Share is Fully Paid, by or on behalf of the transferee. Without prejudice to the last preceding Article, the Directors may also resolve, either generally or in any particular case, upon request by the transferor or transferee to accept transfers containing signatures in electronic form. The transferor shall be deemed to remain the holder of the Share until the name of the transferee in entered into the Register of Shareholders in respect thereof.

Power to refuse registration

7.3 The Directors may decline to recognise any instrument of transfer of any Share in certificated form or (to the extent permitted by the Rules) any transfer of any Share in uncertificated form which is not Fully Paid or on which the Company has a lien unless Article 2.5 applies or unless:

(a) in the case of a certificated Share, the instrument of transfer is in respect of only one class of Share;

(b) in the case of a certificated Share, the instrument of transfer is lodged at the Registered Office or such other place as the Register of Shareholders is kept in accordance with the Law accompanied by the relevant share certificate(s) (if any) or such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do);

(c) in the case of a certificated Share, the instrument of transfer is duly and properly signed and endorsed or accompanied by the share certificates in respect of the relevant Shares or an indemnity; and

(d) in the case of an uncertificated Share the transfer has been effected in accordance with the Rules.

Notice of refusal to register

7.4 If the Directors refuse to register a transfer of a Share, they must send notice of their refusal to the existing Shareholder within two months after the date on which the transfer was lodged with the Company.

Fee, if any, payable for registration

7.5 If the Directors so decide, the Company may charge a reasonable fee for the registration of any instrument of transfer or other document relating to the title to a Share.

Company may retain instrument of transfer

7.6 The Company shall be entitled to retain any instrument of transfer which is registered; but an instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

Transfer to branch register

7.7 The Directors in so far as permitted by any applicable law and rules of the Designated Stock Exchange may, in their absolute discretion, at any time and from time to time transfer any Share upon the Register of Shareholders to any branch register or any Share on any branch register to the Register of Shareholders or any other branch register. In the event of any such transfer, the Shareholder requesting such transfer shall bear the cost of effecting such transfer unless the Directors otherwise determine.

Holding of Shares through Direct Registration System

7.8 At any time any of the Shares are listed on the Designated Stock Exchange, a transfer of such Shares shall not require an instrument of transfer to be delivered to the Company where the following conditions are met in respect of such transfer:

(a) the transfer is made:

(i) to or from any person as may for the time being be authorised to operate any Uncertificated System by means of which title to units of a security (including shares) can be evidenced and transferred without a written certificate or instrument, or

(ii) by means of an Uncertificated System; and

(b) the transfer is in accordance with the relevant laws applicable to, and relevant rules and regulations of, the Designated Stock Exchange.

8.	Redemption and Purchase of Shares, Treasury Shares

8.1 Subject to the provisions, if any, in these Articles, the Memorandum, applicable law, including the Law, and the rules of the Designated Stock Exchange, the Company may:

(a) issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as the Directors may, before the issue of such Shares, determine; and

(b) purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Shareholder in accordance with the Law, provided that the manner of purchase is in accordance with any applicable requirements imposed from time to time by the Commission, the Designated Stock Exchange and the Law.

8.2 The Company may make a payment in respect of the redemption or purchase of Shares in any manner authorised by the Law, including out of capital, profits or the proceeds of a fresh issue of Shares.

8.3 The Directors may, where permitted by the Law, prior to the purchase or redemption of any Share, determine that such Share shall be held as a Treasury Share rather than being cancelled.

8.4 The Directors may determine to cancel a Treasury Share or transfer or sell a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

Power to pay for redemption or purchase in cash or in specie

8.5 When making a payment in respect of the redemption or purchase of Shares, the Directors may make the payment in cash or in specie (or partly in one way and partly in the other way).

Effect of redemption or purchase of a Share

8.6 Upon the date of redemption or purchase of a Share:

(a) the Shareholder holding that Share shall cease to be entitled to any rights in respect of the Share other than the right to receive:

(i) the applicable payment for the Share; and

(ii) any Dividend or Distribution authorised in respect of the Share prior to the date of redemption or purchase;

(b) the Shareholder’s name shall be removed from the Register of Shareholders with respect to the Share; and

(c) the Share shall be cancelled or, where permitted by the Law, become a Treasury Share.

For the purpose of this Article, the date of redemption or purchase is the date when the Register of Shareholders is updated to reflect the redemption or purchase.

9.	Variation of Rights Attaching to Shares

9.1 If at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than three fourths of the issued Shares of that class, or with the sanction of a resolution passed by a majority of not less than three fourths of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of these Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

9.2 For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

9.3 The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking in priority to or pari passu therewith.

10.	Commission on Sale of Shares

The Company may, in so far as the Law permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

11.	Non-Recognition of Trusts

Except as required by law:

(a) no person shall be recognised by the Company as holding any Share on any trust; and

(b) no person other than the Shareholder shall be recognised by the Company as having any right in a Share.

12.	Transmission of Shares

Persons entitled on death of a Shareholder

12.1 If a Shareholder dies, the survivor or survivors (where he was a Joint Holder) or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. The estate of a deceased Shareholder is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

Registration of transfer of a Share following death or bankruptcy

12.2 Any person becoming entitled to a Share in consequence of the death or bankruptcy, liquidation or dissolution of a Shareholder (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline registration as they would have had in the case of a transfer of the Share by the relevant Shareholder before his death or bankruptcy, liquidation or dissolution, as the case may be.

Indemnity

12.3 The Directors may require a person registered as a Shareholder by reason of the death or bankruptcy of another Shareholder to indemnify the Company and the Directors against any loss or damage suffered by the Company or the Directors as a result of that registration.

Rights of person entitled to a Share following death or bankruptcy

12.4 A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Shareholder (or in any other case than by transfer) shall be entitled to the same Dividends, other Distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Shareholder in respect of a Share, be entitled in respect of it to exercise any right conferred by ownership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline registration as they would have had in the case of a transfer of the Share by the relevant Shareholder before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to these Articles) the Directors may thereafter withhold payment of all Dividends, other Distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

13.	Alteration of capital

Increasing, consolidating, converting and dividing share capital

13.1 To the fullest extent permitted by the Law, the Company may by Ordinary Resolution do any of the following:

(a) re-designate the whole, or any particular class or part of a class, of shares into shares of another class;

(b) consolidate all or any of the Shares into fewer shares; or

(c) divide all or any of the Shares into more shares; or

(d) convert all or any of its Shares the nominal amount of which is expressed in a particular currency into Shares of a nominal amount of a different currency, the conversion being effected at the rate of exchange (calculated to not less than three significant figures) current on the date of the resolution or on such other date as may be specified therein.

13.2 All new Shares created hereunder shall be subject to the same provisions with reference to the payment of liens, transfer, transmission, forfeiture and otherwise as the Shares in issue on the adoption of these Articles.

Sale of fractions of Shares

13.3 Whenever, as a result of a consolidation or division of Shares, any Shareholders would become entitled to fractions of a Share, the Directors may, in their absolute discretion, on behalf of those Shareholders, sell the Shares representing the fractions for (i) the Market Price on the date of such consolidation or division, in the case of any Shares listed on a Designated Stock Exchange, and (ii) the best price reasonably obtainable by the Company, in the case of any Shares not listed on a Designated Stock Exchange, and distribute the net proceeds of sale in due proportion among those Shareholders, and the Directors may authorise (and the relevant Shareholder hereby authorises) any person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the Shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

14.	Closing Register of Shareholders or Fixing Record Date

14.1 The Directors shall prepare, or cause to be prepared, at least ten (10) days before every general meeting, a complete list of the Shareholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each Shareholder and the number of Shares registered in the name of each Shareholder. Such list shall be open to the examination of any Shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the principal executive office of the Company. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present.

14.2 The Directors, in accordance with the Law, may fix in advance or arrears a date as the record date for any such determination of Shareholders entitled to notice of, attend or to vote at a meeting of the Shareholders or any adjournment thereof, or for the purpose of determining those Shareholders that are entitled to receive payment of any Dividend or other Distribution, or in order to make a determination of Shareholders for any other purpose.

14.3 If no record date is fixed for the determination of Shareholders entitled to receive notice of, attend or to vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a Dividend or other Distribution, the record date for such determination of Shareholders shall be, subject to the Law, at the close of business on the Business Day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

15.	General Meetings

Power to call meetings

15.1 The Directors may call a general meeting at any time.

15.2 If there are insufficient Directors to constitute a quorum for meetings of the Directors and the remaining Directors are unable to agree on the appointment of additional Directors, the Directors must call a general meeting for the purpose of appointing additional Directors.

15.3 The Directors must also call a general meeting if requisitioned in the manner set out in the next two Articles.

15.4 The requisition must be in writing and given by one or more Shareholders who together hold more than 10% of such of the capital of the Company as carries the rights to vote at such general meeting (excluding any capital held as treasury shares).

15.5 The requisition must also:

(a) specify the general nature of the business to be dealt with at the meeting;

(b) be signed by or on behalf of the requisitioners. The requisition may consist of several documents in like form signed by one or more of the requisitioners; and

(c) be deposited at the Registered Office and/or the principal executive office of the Company in accordance with the notice provisions.

15.6 Should the Directors fail to call a general meeting within 21 days from the date of deposit of a requisition to be held within 28 days of the date of the notice convening the meeting, the requisitioners or any of them representing more than one half of the total voting rights of the members who requested the meeting, may call a general meeting to be held within three months from the date on which the Directors became subject to the requirement to call a meeting.

15.7 Without limitation to the foregoing, if there are insufficient Directors to constitute a quorum of a meeting of Directors and the remaining Directors are unable to agree on the appointment of additional Directors, any one or more Shareholders who together hold at least 10% of the rights to vote at a general meeting may call a general meeting for the purpose of considering the business specified in the notice of meeting which shall include as an item of business the appointment of additional Directors.

15.8 If the Shareholders call a meeting under the above Articles, the Company shall reimburse their reasonable expenses.

Annual general meetings

15.9 The Company shall hold annual general meetings unless the requirement is waived in accordance with the Law. The first annual general meeting shall be held within a period of 18 months of the Company’s incorporation and thereafter at least once in every calendar year. Not more than 15 months may elapse between one annual general meeting and the next.

Content of notice

15.10 Notice of a general meeting shall specify each of the following:

(a) the place or, where the meeting is to be held entirely electronically or via telephone, the means and manner by which persons may attend, the date and the time of the meeting;

(b) if the meeting is to be held in two or more places, the technology that will be used to facilitate the meeting;

(c) the general nature of the business to be transacted;

(d) if a resolution is proposed as a Special Resolution, that fact and the text of that resolution;

(e) if a resolution is proposed as a Waiver Resolution, that fact and the text of that resolution;

(f) if a resolution is proposed as a Unanimous Resolution, that fact and the text of that resolution;

(g) in the case of an annual general meeting, that the meeting is an annual general meeting; and

(h) any additional information required by these Articles, including the information required by Article 15.21.

15.11 In each notice, there shall appear with reasonable prominence the following statements:

(a) that a Shareholder who is entitled to attend and vote is entitled to appoint one or more proxies to attend and vote and speak at a meeting of the Shareholders instead of that Shareholder, provided that each proxy is appointed to exercise the rights attached to a different Share or Shares held by the Shareholder; and

(b) that a proxy need not be a Shareholder.

Period of notice

15.12 A general meeting, including an annual general meeting, shall be called by at least 10 clear days’ notice (but not more than sixty (60) calendar days’ notice). A meeting, however, may be called on shorter notice if it is so agreed by all the Shareholders entitled to attend and vote at that meeting.

Persons entitled to receive notice

15.13 Subject to the provisions of these Articles and to any restrictions imposed on any Shares, the notice shall be given to the following people:

(a) the Shareholders;

(b) persons entitled to a Share in consequence of the death or bankruptcy of a Shareholder if the Company has been notified of their entitlement;

(c) the Directors;

(d) the Company’s auditor (if any); and

(e) persons entitled to vote in respect of a Share in consequence of the incapacity of a Shareholder if the Company has been notified of their entitlement.

Publication of notice on a website

15.14 Subject to the Law, a notice of a general meeting may be published on a website providing the recipient is given separate notice of:

(a) the presence of the notice on the website;

(b) the address of the website;

(c) the place on the website where the notice may be accessed;

(d) how it may be accessed;

(e) that the document is a notice of a general meeting; and

(f) the place, date and time of the general meeting.

All Shareholders shall be deemed to have agreed to accept communication from the Company by Electronic Means (including, for the avoidance of doubt, by means of a website) in accordance with Sections 523, 524 and 526 and Schedule 3 of the Law unless a Shareholder notifies the Company otherwise. Notice under this Article must be in writing and signed by the Shareholder and delivered to the Registered Office of the Company or such other place as the Directors decide.

15.15 If a Shareholder notifies the Company that he is unable for any reason to access the website, the Company must as soon as practicable give notice of the meeting to that Shareholder in writing or by any other means permitted by these Articles but this will not affect when that Shareholder is deemed to have been given notice of the meeting.

Time a website notice is deemed to be given

15.16 A website notice is deemed to be given when the Shareholder is given notice of its publication or, if later, the date on which the notice first appears on the website after that notification is given.

Required duration of publication on a website

15.17 Where the notice of meeting is published on a website, it shall continue to be published in the same place on that website from the date of the notification until the conclusion of the meeting to which the notice relates.

Accidental omission to give notice or non-receipt of notice

15.18 Proceedings at a meeting shall not be invalidated by the following:

(a) an accidental failure to give notice of the meeting or an instrument of proxy to any person entitled to notice; or

(b) non-receipt of notice of the meeting or an instrument of proxy by any person entitled to notice.

15.19 In addition, where a notice of meeting is published on a website, proceedings at the meeting shall not be invalidated merely because it is accidentally published:

(a) in a different place on the website; or

(b) for only part of the period from the date of the notification until the conclusion of the meeting to which the notice relates.

Notice of other business

15.20 No business may be transacted at any general meeting, other than business that is either (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Directors (or any duly authorised committee thereof) or pursuant to a requisition of a meeting by Shareholders in accordance with Article 15.3, (B) otherwise properly brought before an annual general meeting by or at the direction of the Directors (or any duly authorised committee thereof) or (C) otherwise properly brought before an annual general meeting by any Shareholder of the Company who (1) is a Shareholder of record on both (x) the date of the giving of the notice by such Shareholder provided for in this Article and (y) the record date for the determination of Shareholders entitled to vote at such annual general meeting and (2) complies with the notice procedures set forth in this Article.

(a) In addition to any other applicable requirements, for business to be brought properly before an annual general meeting by a Shareholder, such Shareholder must have given timely notice thereof in proper written form to the Secretary of the Company and comply with Article 15.20(c)and 15.20(f).

(b) In addition to the matters set out in Articles 15.10and 15.11, the notice of a general meeting at which Directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the Directors intend to present for election.

(c) For matters other than for the nomination for election of a Director to be made by a Shareholder, to be timely such Shareholder’s notice shall be delivered to the Company at the principal executive offices of the Company not less than ninety (90) days and not more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual general meeting; provided, however, that if the Company’s annual general meeting occurs on a date more than thirty (30) days earlier or later than the Company’s prior year’s annual general meeting, then the Directors shall determine a date a reasonable period prior to the Company’s annual general meeting by which date the Shareholders notice must be delivered and publicise such date in a filing pursuant to the Exchange Act, or via press release. Such publication shall occur at least fourteen (14) days prior to the date set by the Directors.

(d) To be in proper written form, a Shareholder’s notice to the Company must set forth as to such matter such Shareholder proposes to bring before the annual general meeting:

(i) a reasonably brief description of the business desired to be brought before the annual general meeting, including the text of the proposal or business, and the reasons for conducting such business at the annual general meeting;

(ii) the name and address, as they appear on the Company’s Register of Shareholders, of the Shareholder proposing such business and any Shareholder Associated Person (as defined below);

(iii) the class or series and number of Shares of the Company that are held of record or are beneficially owned by such Shareholder or any Shareholder Associated Person and any derivative positions held or beneficially held by the Shareholder or any Shareholder Associated Person;

(iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such Shareholder or any Shareholder Associated Person with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such Shareholder or any Shareholder Associated Person with respect to any securities of the Company;

(v) any material interest of the Shareholder or a Shareholder Associated Person in such business, including a reasonably detailed description of all agreements, arrangements and understandings between or among any of such Shareholders or between or among any proposing Shareholders and any other person or entity (including their names) in connection with the proposal of such business by such Shareholder; and

(vi) a statement as to whether such Shareholder or any Shareholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting Shares required under applicable law and the rules of the Designated Stock Exchange to carry the proposal.

(vii) For purposes of this Article 15.20(d), a Shareholder Associated Person of any Shareholder shall mean (x) any Affiliate of, or person acting in concert with, such Shareholder; (y) any beneficial owner of Shares of the Company owned of record or beneficially by such Shareholder and on whose behalf the proposal or nomination, as the case may be, is being made; or (z) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (x) and (y)

(e) In addition to any other applicable requirements and subject to Article 1.4, for a nomination for election of a Director to be made by a Shareholder of the Company (other than Directors to be nominated by any series of Preferred Shares, voting separately as a class), such Shareholder must (i) be a Shareholder of record on both (x) the date of the giving of the notice by such Shareholder provided for in this Article and (y) the record date for the determination of Shareholders entitled to vote at such annual general meeting; (ii) on each such date beneficially own more than 15% of the issued Ordinary Shares (unless otherwise provided in the Exchange Act or the rules and regulations of the Commission); and (iii) have given timely notice thereof in proper written form to the Secretary of the Company. If a Shareholder is entitled to vote only for a specific class or category of Directors at a meeting of the Shareholders, such Shareholder’s right to nominate one or more persons for election as a Director at the meeting shall be limited to such class or category of Directors.

(f) To be timely for purposes of Article 15.20(e), a Shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than ninety (90) nor more than one hundred twenty (120) days prior to the meeting; provided, however, that in the event less than one hundred thirty (130) days’ notice or prior public disclosure of the date of the meeting is given or made to Shareholders, notice by the Shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

(g) To be in proper written form for purposes of Article 15.20(f), a Shareholder’s notice to the Secretary must set forth:

(i) as to each Nominating Shareholder:

(A)	the information that is requested in Article 15.20(d)(ii)- (d)(vi); and

(B)	any other information relating to such Shareholder that would be required to be disclosed pursuant to any applicable law and rules of the Commission or of the Designated Stock Exchange; and

(ii) as to each person whom the Shareholder proposes to nominate for election as a Director:

(A)

all information that would be required by Article 15.20(d)(ii)-(d)(vi)if such nominee was a Nominating Shareholder, except such information shall also include the business address and residence address of the person;

(B)	the principal occupation or employment of the person;

(C)

all information relating to such person that is required to be disclosed in solicitations of proxies for appointment of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act or any successor provisions thereto, and any other information relating to the person that would be required to be disclosed pursuant to any applicable law and rules of the Commission or of the Designated Stock Exchange; and

(D)

a description of all direct and indirect compensation and other material monetary arrangements and understandings during the past three years, and any other material relationship, between or among any Nominating Shareholder and its Affiliates and associates, on the one hand, and each proposed nominee, his respective Affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K of the Exchange Act if such Nominating Shareholder were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant.

Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a Director if elected. The Company may require any proposed nominee to furnish such other information as may be reasonably required by the Company to determine the eligibility of such proposed nominee to serve as an independent Director of the Company in accordance with the rules of the Designated Stock Exchange.

(h) Unless otherwise provided by (i) the terms of these Articles, (ii) any series of Preferred Shares or (iii) the agreements set forth in Article 15.20(c), (iv) the Investor Rights Agreement or (v) any other agreement among Shareholders or other agreement, in the case of this clause (v), approved by the Directors, only persons who are nominated in accordance with the procedures set forth above, shall be eligible to serve as Directors. If the chairman of a general meeting determines that a proposed nomination was not made in compliance with these Articles, he or she shall declare to the general meeting that nomination is defective and such defective nomination shall be disregarded. Notwithstanding the foregoing provisions of these Articles, if the Nominating Shareholder (or a qualified representative of the Nominating Shareholder) does not appear at the general meeting to present the nomination, such nomination shall be disregarded.

(i) Notwithstanding anything herein to the contrary, any Shareholder entitled to nominate one or more Directors pursuant to the Investor Rights Agreement shall not be required to comply with the advance notice or 15% ownership threshold requirements, as applicable, set forth in Articles 15.20(c)and 15.20(e) for so long as such Shareholder is entitled to nominate one or more Directors pursuant to the Investor Rights Agreement, but shall provide any such notice to the Company at least fourteen (14) days prior to the applicable general meeting.

15.21 The Directors will ensure that the Directors nominated in accordance with the Investor Rights Agreement are included in the notice of meeting for the next available annual general meeting or any extraordinary general meeting at which Directors are to be elected, noting that a general meeting will only be the next available annual general meeting if the advance notice requirements of these Articles can be complied with.

15.22 Subject to the other provisions of these Articles, the Company may by Ordinary Resolution appoint any person to be a Director.

15.23 Subject to these Articles, a Director shall hold office until the expiry of his or her term as contemplated by Article 20.2or, until such time as he or she vacates office in accordance with Article 25.1.

15.24 in accordance with the procedures set forth in this Article and a person must not be appointed as a Director unless he has, in writing, consented to being a Director and declared that he is not ineligible to be a Director under the Law. If the chairman of an annual general meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. This Article 15 (other than the first sentence of this Article 15.24) shall not apply to any nomination of a Director (a) in an election in which only the holders of one or more series of Preferred Shares of the Company are entitled to vote (unless otherwise provided in the terms of such series of Preferred Shares) or (b) pursuant to Article 21.4.

16.	Proceedings at meetings of Shareholders

Quorum

16.1 No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. At least two Shareholders (present in person or by proxy) entitled to vote holding in aggregate not less than a simple majority of all voting share capital of the Company in issue shall be a quorum.

Use of technology

16.2 A person may participate at a general meeting by conference telephone or other communications equipment as set forth in the notice of meeting.

Lack of quorum

16.3 If a quorum is not present within 15 minutes of the time appointed for the meeting, or if at any time during the meeting it becomes inquorate, then the following provisions apply:

(a) if the meeting was requisitioned by Shareholders entitled to vote, it shall be cancelled; or

(b) in any other case, the meeting shall stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the Directors.

Adjournment

16.4 When a meeting is adjourned to another time and place, unless these Articles otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting.

16.5 A determination of the Shareholders of record entitled to notice of or to vote at a general meeting shall apply to any adjournment of such meeting unless the Directors fix a new record date for the adjourned meeting, but the Directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

Chairman

16.6 The chairman of the board of Directors shall preside as chairman at every general meeting of the Company. If at any meeting the chairman of the board of Directors is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Directors present shall elect one of their number as chairman of the meeting or if all the Directors present decline to take the chair or if no Directors are present, the Shareholders present (in person or by proxy) shall choose one of their own number to be the chairman of the meeting.

Right of a director or auditor’s representative to attend and speak

16.7 Even if a Director or a representative of the auditor (if any) is not a Shareholder, he shall be entitled to attend and speak at any general meeting and at any separate meeting of Shareholders holding a particular class of Shares.

Method of voting

16.8 All resolutions put to the vote of the meeting shall be decided on a poll, unless otherwise determined by the Directors or the Shareholders in accordance with the Law.

Taking of a poll

16.9 A poll on any question shall be taken immediately.

16.10 A poll shall be taken in such manner as the chairman directs. He may appoint scrutineers (who need not be Shareholders) and fix a place and time for declaring the result of the poll.

Chairman does not have casting vote

16.11 In the case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote.

Written Resolutions

16.12 Subject to the terms of the Investor Rights Agreement, Shareholders may pass a Written Resolution without holding a meeting if the following conditions are met:

(a) all Shareholders entitled to vote must receive (including by way of electronic communication):

(i) a copy of the resolution; and

(ii) a statement informing the Shareholders:

(A) how to signify agreement to the resolution; and

(B) as to the date by which the resolution must be passed if it is not to lapse (or if no date is given the resolution shall lapse 28 days after the circulation date);

(b) the specified majority of Shareholders entitled to vote (for which purpose, the specified majority shall mean the majority of Shareholders who would be required to pass the relevant resolution at a duly convened and held meeting of Shareholders at which all Shareholders were present and voting):

(i) sign a document; or

(ii) sign several documents in the like form each signed by one or more of those Shareholders; and

(c) the signed document or documents is or are delivered to the Company at the place and by the time nominated by the Company in the notice of the resolution including, if the Company so nominates, by delivery of an Electronic Record by Electronic means to the address specified for that purpose.

Such written resolution shall be as effective as if it had been passed at a meeting of all Shareholders entitled to vote duly convened and held.

16.13 Each Shareholder shall have one vote for each Share he holds which confers the right to receive and vote on a written resolution and unless the resolution in writing signed by the Shareholder is silent, in which case all Shares held are deemed to have been voted, the number of Shares specified in the resolution in writing shall be deemed to have been voted.

16.14 If a written resolution is described as a Special Resolution, an Ordinary Resolution, a Waiver Resolution or a Unanimous Resolution, it has effect accordingly.

17.	Voting rights of shareholders

Right to vote

17.1 Unless their Shares carry no right to vote, or unless an amount presently payable has not been paid, all Shareholders are entitled to vote at a general meeting and all Shareholders holding Shares of a particular class are entitled to vote at a meeting of the holders of that class of Shares (whether present in person or by proxy).

17.2 Shareholders may vote in person or by proxy.

17.3 A Shareholder who is entitled to vote shall have (i) on a show of hands, one vote or (ii) on a poll, one vote for each Share he holds, unless any Share carries special voting rights.

17.4 A fraction of a Share carrying the right to vote shall entitle its holder to an equivalent fraction of one vote.

17.5 No Shareholder is bound to vote all its Shares or any of them, nor is he bound to vote each of his Shares in the same way.

17.6 No Shareholder shall be entitled to vote at any general meeting unless all sums presently payable by such Shareholder in respect of Shares in the Company have been paid.

Rights of Joint Holders

17.7 If Shares are held jointly, only one of the Joint Holders may vote. If more than one of the Joint Holders tenders a vote, the vote of the holder whose name in respect of those Shares appears first in the Register of Shareholders shall be accepted to the exclusion of the votes of the other Joint Holders.

Shareholder with mental disorder

17.8 A Shareholder in respect of whom an order has been made by any court having jurisdiction (whether in Guernsey or elsewhere) in matters concerning mental disorder may vote by that Shareholder’s receiver, curator bonis or other person authorised or appointed by that court.

17.9 For the purpose of the preceding Article, evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote must be received not less than 24 hours before holding the relevant meeting or the adjourned meeting in any manner specified for the delivery of forms of appointment of a proxy, whether in writing or by Electronic means. In default, the right to vote shall not be exercisable.

Objections to admissibility of votes

17.10 An objection to the validity of a person’s vote may only be raised at the meeting or at the adjourned meeting at which the vote is sought to be tendered. Any objection duly made shall be referred to the chairman whose decision shall be final and conclusive.

Form of proxy

17.11 An instrument appointing a proxy shall be in any common form or in any other form approved by the Directors. A Shareholder may appoint more than one proxy to attend on the same occasion.

17.12 The instrument must be in writing and signed in one of the following ways:

(a) by the Shareholder;

(b) by the Shareholder’s authorised attorney; or

(c) if the Shareholder is a corporation or other body corporate, under seal or signed by a duly authorised signatory (including an authorised officer, secretary or attorney).

If the Directors so resolve, the Company may accept an Electronic Record of that instrument delivered in the manner specified below and otherwise satisfying the Articles about authentication of Electronic Records.

17.13 The Directors may require the production of any evidence which they consider necessary to determine the validity of any appointment of a proxy.

17.14 A Shareholder may revoke the appointment of a proxy by notice to the Company duly signed in accordance with Article 17.12 prior to the time specified by the Company for the revocation of proxies for the meeting or adjourned meeting, but no earlier than 48 hours prior to the meeting; (for which purpose no account shall be taken of any part of a day that is not a working day); but such revocation will not affect the validity of any acts carried out by the proxy before the Directors of the Company had actual notice of the revocation.

How and when proxy is to be delivered

17.15 Subject to the following Articles, the form of appointment of a proxy and any authority under which it is signed, or a copy of the authority certified notarially or in any other way approved by the Directors, must be delivered so that it is received by the Company prior to the time specified by the Company for voting by proxy at the meeting. They must be delivered in either of the following ways:

(a) in the case of an instrument in writing, it must be left at or sent by post:

(i) to the Registered Office of the Company; or

(ii) to such other place within Guernsey specified in the notice convening the meeting or in any form of appointment of proxy sent out by the Company in relation to the meeting; or

(b) if, pursuant to the notice provisions, a notice may be given to the Company in an Electronic Record, an Electronic Record of an appointment of a proxy must be sent to the address specified pursuant to those provisions unless another address for that purpose is specified:

(i) in the notice convening the meeting;

(ii) in any form of appointment of a proxy sent out by the Company in relation to the meeting; or

(iii) in any invitation to appoint a proxy issued by the Company in relation to the meeting.

17.16 If the form of appointment of proxy is not delivered on time, it is invalid (subject to the discretion of the Directors to accept it).

Voting by proxy

17.17 A proxy shall have the same voting rights at a meeting or adjourned meeting as the Shareholder would have had except to the extent that the instrument appointing him limits those rights. Notwithstanding the appointment of a proxy, a Shareholder may attend and vote at a meeting or adjourned meeting. If a Shareholder votes on any resolution, a vote by his proxy on the same resolution, unless in respect of different Shares, shall be invalid.

18.	Corporations Acting by Representatives at Meeting

18.1 Save where otherwise provided, a corporate Shareholder must act by one or more duly authorised representatives.

18.2 A corporate Shareholder wishing to act by a duly authorised representative must identify that person to the Company by notice in writing.

18.3 The authorisation may be for any period of time, and must be delivered to the Company before the commencement of the meeting at which it is first used.

18.4 The Directors of the Company may require the production of any evidence which they consider necessary to determine the validity of the notice.

18.5 Where a duly authorised representative is present at a meeting that Shareholder is deemed to be present in person, and the acts of the duly authorised representative are personal acts of that Shareholder.

18.6 A corporate Shareholder may revoke the appointment of a duly authorised representative at any time by notice to the Company, but such revocation will not affect the validity of any acts carried out by the duly authorised representative before the Directors of the Company had actual notice of the revocation.

19.	Clearing Houses

If a clearing house or depository (or its nominee) is a Shareholder it may, by resolution of its Directors, other governing body or authorised individual(s) or by power of attorney, authorise such person or persons as it thinks fit to act as its representative or representatives at any general meeting of the Company or at any general meeting of any class of Shareholders; provided that, if more than one person is so authorised, the authorisation shall specify the number and class of Shares in respect of which each such person is so authorised. A person so authorised pursuant to this provision shall be entitled to exercise the same powers on behalf of the clearing house (or its nominee) which he represents as that clearing house (or its nominee) could exercise if it were an individual shareholder of the Company holding the number and class of Shares specified in such authorisation.

20.	Directors

20.1 The minimum number of Directors shall be two and the maximum number of Directors shall be fourteen, unless increased or decreased from time to time by the Directors or the Company in general meeting by Ordinary Resolution. So long as Shares are listed on the Designated Stock Exchange, the board of Directors shall include such number of “independent directors” as the relevant rules applicable to the listing of any Shares on the Designated Stock Exchange require.

20.2 The Directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively. Directors shall initially be assigned to each class in accordance with the Investor Rights Agreement. At the first annual general meeting of Shareholders, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of three (3) years. At the second annual general meeting of Shareholders, the term of office of the Class II Directors shall expire and Class II Directors shall be elected for a full term of three (3) years. At the third annual general meeting of Shareholders, the term of office of the Class III Directors shall expire and Class III Directors shall be elected for a full term of three (3) years. At each succeeding annual general meeting of Shareholders, Directors shall be elected for a full term of three (3) years to succeed the Directors of the class whose terms expire at such annual general meeting. Notwithstanding the foregoing provisions of this Article, each Director shall hold office until the expiration of his term, until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of Directors constituting the Directors shall shorten the term of any incumbent Director.

21.	Appointment, disqualification and removal of directors

First directors

21.1 The first Directors shall be appointed on the incorporation of the Company.

No age limit

21.2 There is no age limit for Directors save that they must be aged at least 18 years.

No corporate directors

21.3 A Director must be a natural person.

Appointment of directors

21.4 The Directors shall, subject to the terms of the Investor Rights Agreement, applicable law and the listing rules of the Designated Stock Exchange, ensure that all individuals nominated in accordance with the Investor Rights Agreement are nominated for election as Directors at the next annual general meeting or extraordinary general meeting called for that purpose and they shall be appointed if approved by way of Ordinary Resolution at such general meeting.

21.5 With respect to any Director seat which any Shareholder is not entitled to nominate pursuant to the Investor Rights Agreement, if any, the Directors shall have the right to nominate an individual for election as a Director at the next annual general meeting or extraordinary general meeting called for that purpose and they shall be appointed if approved by way of Ordinary Resolution at such general meeting.

21.6 No appointment can cause the number of Directors to exceed the maximum, and any such appointment shall be invalid.

Removal of directors

21.7 Subject to the terms of the Investor Rights Agreement, a Director may be removed from office by the Shareholders by Special Resolution only for cause (“cause” for removal of a Director shall be deemed to exist only if (a) the Director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (b) such Director has been found by the affirmative vote of a majority of the Directors then in office at any regular or special meeting of the board of Directors called for that purpose, or by a court of competent jurisdiction, to have been guilty of wilful misconduct in the performance of such Director’s duties to the Company in a matter of substantial importance to the Company; or (c) such Director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, (which mental incompetency directly affects such Director’s ability to perform his or her obligations as a Director) at any time before the expiration of his term notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement). In addition, a Director may be removed from office by the board of Directors by resolution made by the Directors for cause. A Director may also be removed in accordance with Article 25, subject in each case, to the Investor Rights Agreement.

Filling of vacancies

21.8 A vacancy on the board of Directors may be filled only by the affirmative vote of a simple majority of the remaining Directors present and voting at a meeting of the Directors, subject to these Articles, applicable law and the listing rules of the Designated Stock Exchange, provided, that the Directors shall, subject to the terms of the Investor Rights Agreement, applicable law and the listing rules of the Designated Stock Exchange, cause the vacancy caused by such death, resignation or removal to be filled, as soon as possible, by a new designee of the Shareholder entitled to nominate such Director pursuant to the Investor Rights Agreement, if any. A Director appointed to fill a vacancy in accordance with this Article shall be of the same class of Director as the Director he or she replaced and the term of such appointment shall terminate in accordance with that class of Director.

Resignation of directors

21.9 A Director may at any time resign the office by giving to the Company notice in writing or, if permitted pursuant to the notice provisions, in an Electronic Record delivered in either case in accordance with those provisions.

21.10 Unless the notice specifies a different date, the Director shall be deemed to have resigned on the date on which the notice is delivered to the Company.

Corporate governance policies

21.11 The Directors may, from time to time, and except as required by applicable law or the listing rules of the Designated Stock Exchange, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives, which shall be intended to set forth the policies of the Company and the Directors on various corporate governance related matters, as the Directors shall determine by resolution from time to time.

No shareholding qualification

21.12 A Director shall not be required to hold any Shares in the Company by way of qualification. A Director who is not a shareholder of the Company shall nevertheless be entitled to receive notice of and to attend and speak at general meetings of the Company and all classes of Shares of the Company.

22.	Directors’ Fees and Expenses

22.1 The Directors may receive such remuneration as the Directors may from time to time determine. The Directors may be entitled to be repaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Directors or committees of the Directors or general meetings or separate meetings of any class of securities of the Company or otherwise in connection with the discharge of his duties as a Director.

22.2 Any Director who performs services which in the opinion of the Directors go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Directors may determine and such extra remuneration shall be in addition to or in substitution for any ordinary remuneration provided for, by or pursuant to any other Article.

23.	Powers and duties of directors

23.1 Subject to the provisions of the Law, the Memorandum, these Articles and any resolutions made in a general meeting, the business of the Company shall be managed by the Directors, who may pay out of the assets of the Company all expenses incurred in setting up and registering the Company and may exercise all powers of the Company.

23.2 No prior act of the Directors shall be invalidated by any subsequent alteration of the Memorandum or these Articles or any direction given by Special Resolution. However, to the extent allowed by the Law, Shareholders may, by Ordinary Resolution, in accordance with the Law validate any prior or future act of the Directors which would otherwise be in breach of their duties.

24.	Delegation of powers

Power to delegate any of the directors’ powers to a committee

24.1 The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit, subject to Article 24.3; provided that any committee so formed shall include amongst its members at least two Directors unless otherwise required by applicable law or the rules of the Designated Stock Exchange; provided further that no committee shall have the power or authority to (a) recommend to the Shareholders an amendment of these Articles (except that a committee may, to the extent authorised in the resolution or resolutions providing for the issuance of Shares adopted by the Directors as provided under the laws of Guernsey, fix the designations and any of the preferences or rights of such Shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such Shares for, Shares of any other class or classes or any other series of the same or any other class or classes of Shares of the Company); (b) adopt an agreement of merger or consolidation or equivalent; (c) recommend to the Shareholders the sale, lease or exchange of all or substantially all of the Company’s property and assets; (d) recommend to the Shareholders a liquidation or striking-off of the Company; (e) recommend to the Shareholders an amendment of the Memorandum; or (f) authorise a Dividend or Distribution or authorise the issuance of Shares unless the resolution establishing such committee (or the rules and regulations of such committee approved by the board of Directors) permits the committee to so authorize. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the board of Directors.

24.2 Unless otherwise permitted by the Directors, a committee must follow the procedures prescribed for the taking of decisions by Directors.

24.3 Each committee of the board of Directors shall include the number of Directors to the extent required pursuant to the Investor Rights Agreement to be appointed to each such committee of the Board unless such designation would violate any legal restrictions on such committee’s composition or the rules of the Designated Stock Exchange (subject in each case to any applicable exceptions).

Power to appoint an agent of the Company

24.4 The Directors may appoint any person, either generally or in respect of any specific matter, to be the agent of the Company with or without authority for that person to delegate all or any of that person’s powers. The Directors may make that appointment:

(a) by causing the Company to enter into a power of attorney or agreement; or

(b) in any other manner they determine.

Power to appoint an attorney of the Company

24.5 The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

24.6 Any power of attorney or other appointment may contain such provision for the protection and convenience of persons dealing with the attorney or authorised signatory as the Directors think fit. Any power of attorney or other appointment may also authorise the attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in that person.

Management

24.7 The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

24.8 The Directors from time to time and at any time may establish any advisory committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such advisory committees or local boards and may appoint any agents of the Company and may fix the remuneration of any of the aforesaid.

24.9 The Directors from time to time and at any time may delegate to any such advisory committee, local board or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local advisory committee or board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

24.10 Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested to them.

24.11 The Directors shall elect, by the affirmative vote of a majority of the Directors then in office, a chairman. The chairman of the board of Directors shall be a Director of the Company. Subject to the provisions of these Articles and the direction of the Directors, the chairman of the board of Directors shall perform all duties and have all powers which are commonly incident to the position of chairman of a board or which are delegated to him or her by the Directors, preside at all general meetings and meetings of the Directors at which he or she is present and have such powers and perform such duties as the Directors may from time to time prescribe.

25.	Disqualification of Directors

25.1 Subject to these Articles, the office of Director shall ipso facto be vacated, if the Director:

(a) becomes bankrupt or makes any arrangement or composition with his creditors or is adjudged insolvent or has his affairs declared en désastre or has a preliminary vesting order made against his Guernsey realty;

(b) dies or is found to be or becomes, in the opinion of a registered medical practitioner by whom he is being treated, physically or mentally incapable of acting as a Director;

(c) resigns his office by notice to the Company in accordance with Articles 21.9 and 21.10;

(d)is prohibited by applicable law or the Designated Stock Exchange from being a Director;

(e) without special leave of absence from the Directors, is absent from meetings of the Directors for six consecutive months and the Directors resolve that his office be vacated; or

(f) is removed from office pursuant to these Articles or any other agreement between the Director and the Company or any of its subsidiaries.

25.2 If the office of Director is terminated or vacated for any reason, he shall thereupon cease to be a member of any committee of the board of Directors of the Company.

26.	Meetings of directors

Regulation of directors’ meetings

26.1 Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit. Where permitted by the Law, the Directors may determine that any meeting of the Directors conducted in accordance with these Articles and the Law shall be deemed to be held in a place other than where the chairman of the meeting is present.

Calling meetings

26.2 (a) The chairman of the board of Directors, a majority of the Directors or the Secretary on request of a Director may at any time summon a meeting of the Directors by twenty-four (24) hours’ notice to each Director in person, by telephone, facsimile, electronic email, or in such other manner as the Directors may from time to time determine, which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held. Notice of a meeting need not be given to any Director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Directors. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the Directors. Notice of any Directors’ meeting shall also be sent to any board observer in the same manner and at the same time as it is sent to the Directors.

Use of technology

26.3 A Director or Directors may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director or Directors are members, by means of telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

Quorum

26.4 The quorum for the transaction of business at a meeting of Directors (including any adjourned meeting) shall be a majority of Directors, but shall not be less than two. Every act or decision done or made by a majority of the Directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the Directors, subject to the provisions of these Articles and other applicable law.

26.5 If a quorum is not present within 15 minutes from the time specified for a meeting of Directors, or if, during a meeting, a quorum ceases to be present, then the meeting shall be adjourned to the same day in the next week at the same time and place or such other day, time and place as the Director(s) calling such meeting may determine.

Voting

26.6 A question which arises at a board meeting shall be decided by a majority of votes. If votes are equal the chairman shall not have a casting vote.

26.7 The continuing Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

Validity

26.8 Anything done at a meeting of Directors is unaffected by the fact that it is later discovered that any person was not properly appointed, or had ceased to be a Director, or was otherwise not entitled to vote.

27.	Permissible directors’ interests and disclosure

27.1 Subject to these Articles and the Law, a Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a shareholder of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

27.2 Provided that a disclosure has been made in accordance with the Law, a Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement. Any Director who enters into a contract or arrangement or has a relationship that is reasonably likely to be implicated under this Article 27.2or that would reasonably be likely to affect a Director’s status as an “Independent Director” under applicable law or the rules of the Designated Stock Exchange shall disclose the nature and extent of his or her interest in any such contract or arrangement in which he is interested or any such relationship. Without limiting the generality of the foregoing:

(a) Directors nominated by a Shareholder pursuant to the Investor Rights Agreement may hold any position of any kind whatsoever with the nominating Shareholders or any shareholder of the Shareholder Group (as applicable) and/or any of their respective Affiliates and may maintain any interest of any kind whatsoever, whether directly or indirectly, in such Shareholder or any shareholder of the Shareholder Group (as applicable) and/or any of their respective Affiliates and/or any Owner Opportunity (as defined below) (such positions and/or interests, as the case may be, hereinafter, together, Owner Interests);

(b) no Owner Interests shall disqualify any such Director from the office of Director, nor shall any contract, transaction or arrangement entered into by or on behalf of the Company in respect of which any Owner

Interests may subsist, whether directly or indirectly, be or be liable to be avoided, nor shall any such Director be liable to account to the Company for any profit or other gain arising by reason of any Owner Interest and/or any contract, transaction or arrangement entered into by or on behalf of the Company in respect of which any Owner Interest may subsist, whether directly or indirectly;

(c) each such Director nominated by a Shareholder pursuant to the Investor Rights Agreement shall be at liberty to vote in respect of any contract, transaction or arrangement in which any applicable Owner Interest may subsist, whether directly or indirectly; and

(d) the Owner Interests shall be deemed to have been disclosed by each Director nominated by a Shareholder pursuant to the Investor Rights Agreement upon his or her appointment as a Director of the Company and shall be deemed to be sufficient disclosure of the Owner Interests as required under these Articles. Thereafter, it shall not be necessary for such Director to give special or particularized notice of any Owner Interests in respect of any transaction which may involve the Company.

27.3 To the maximum extent permitted by applicable law:

(a) the Company renounces and waives:

(i) any interest or expectancy in, or in being offered or presented with an opportunity to participate in; or

(ii) any right to be informed of:

any business or corporate opportunity that may from time to time be of interest to or known to or be or have been presented to any Shareholder or any shareholder of the Shareholder Group (as applicable) and/or any of their respective Affiliates and/or any of their officers, directors, agents, stockholders, shareholders, partners and subsidiaries (other than the Chief Executive Officer of the Company, the Executive Chairman of the Company (if any) and any other officer or executive officer of the Company) (each such opportunity, hereinafter, an Owner Opportunity) whether or not such Owner Opportunity may be a business or corporate opportunity the Company might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so;

(b) the Company, the Executive Chairman of the Company (if any) and any other officer or executive officer of the Company) (each of such persons, hereinafter, a Relevant Person) shall:

(i) be required or be under any duty (whether fiduciary or otherwise) to present to or make known to the Company any Owner Opportunity or refrain from, whether directly or indirectly, pursuing, participating in the pursuit of, exploiting or acquiring, any Owner Opportunity; or

(ii) be liable to the Company for any breach of any fiduciary or other duty, whether as a Director or otherwise, by reason of the fact that such Relevant Person, whether directly or indirectly, acting in good faith, pursues, participates in the pursuit of, exploits or acquires any Owner Opportunity, directs any Owner Opportunity to another person or fails to present any Owner Opportunity, or information regarding any Owner Opportunity, to the Company;

unless such Owner Opportunity is, or has been, expressly offered in writing to the Relevant Person solely in their capacity as Director;

27.4 Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to reasonable expense reimbursement consistent with the Company’s policies in connection with such Director’s service in his official capacity; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

28.	Minutes

28.1 The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a) all appointments of officers made by the Directors;

(b) the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c) all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

Written resolutions

28.2 The Directors may pass a resolution in writing without holding a meeting if the following conditions are met:

(a) all of the Directors:

(i) sign a document; or

(ii) sign several documents in the like form each signed by one or more Directors.

28.3 Such written resolution shall be as effective as if it had been passed at a meeting of the Directors duly convened and held; and it shall be treated as having been passed on the day and at the time that the last Director signs.

29.	Alternate Directors

29.1 Any Director may by notice in writing under his hand served upon the Company, appoint any person (whether a Shareholder of the Company or not) as an alternate Director to attend and vote in his place at any meeting of the Directors at which he is not personally present or to undertake and perform such duties and functions and to exercise such rights as he could personally and such appointment may be made generally or specifically or for any period or for any particular meeting and with and subject to any particular restrictions.

29.2 Every such appointment shall be effective and the following provisions shall apply:-

29.3 Every alternate Director while he holds office as such shall be entitled:-

(a) if his appointor so directs the Secretary, to notice of meetings of the Directors; and

(b) to attend and to exercise (subject to any restrictions) all the rights and privileges of his appointor at all such meetings at which his appointor is not personally present.

29.4 Every alternate Director shall ipso facto vacate office if and when his appointment expires by effluxion of time or his appointor vacates office as a Director or removes the alternate Director from office as such by notice in writing under his hand served upon the Company.

29.5 No alternate Director shall be entitled as such to receive any remuneration from the Company but every alternate Director shall be entitled to be paid all reasonable expenses incurred in exercise of his duties.

29.6 A Director may act as alternate Director for another Director and shall be entitled to vote for such other Director as well as on his own account but no Director shall at any meeting be entitled to act as alternate Director for more than one other Director.

29.7 The remuneration of an alternate Director shall be payable out of the remuneration payable to the Director appointing him and the proportion of such remuneration shall be agreed between them.

29.8 Every instrument appointing an alternate Director shall be in such form as the Directors may determine.

29.9 The appointment of an alternate Director and any revocation of that appointment shall take effect when lodged at the Registered Office.

30.	Record Dates

30.1 Except to the extent of any conflicting rights attached to Shares, the Directors may fix any time and date as the record date for authorising or paying a Dividend or Distribution or making or issuing an allotment of Shares. The record date may be before or after the date on which a Dividend, Distribution, allotment or issue is authorised, paid or made. Dividends and Distributions

Payment of Dividends and Distributions by directors

30.2 Subject to the provisions of the Law, the Directors may pay Dividends and Distributions in such amounts and at such times as they may, in their absolute discretion determine, in accordance with the respective rights of the Shareholders. Any Dividend or Distribution shall not be a debt owed by the Company until such time as payment of the Dividend or Distribution is made.

30.3 In relation to Shares carrying differing rights to Dividends, Distributions or rights to Dividends or Distributions at a fixed rate, the following applies:

(a) if the Company has different classes of Shares, the Directors may pay Dividends or Distributions on Shares which confer deferred or non-preferred rights with regard to Dividends or Distributions as well as on Shares which confer preferential rights with regard to Dividends or Distributions but no Dividend or Distribution shall be paid on Shares carrying deferred or non-preferred rights if, at the time of payment, any preferential Dividend or Distribution is in arrears;

(b) subject to the provisions of the Law, the Directors may also pay, at intervals settled by them, any Dividend or Distribution payable at a fixed rate if it appears to them that there are sufficient funds of the Company lawfully available for distribution to justify the payment; and

(c) if the Directors act in good faith, they shall not incur any liability to the Shareholders holding Shares conferring preferred rights for any loss those Shareholders may suffer by the lawful payment of the Dividend or Distribution on any Shares having deferred or non-preferred rights.

Apportionment of Dividends or Distributions

30.4 Except as otherwise provided by the rights attached to Shares, all Dividends and Distributions shall be paid according to the number of Shares held by a Shareholder on the date on which the Dividend or Distribution is paid, or on any record date fixed in respect thereof. If a Share is issued on terms providing that it shall rank for Dividend or Distribution as from a particular date that Share shall rank for Dividend or Distribution accordingly.

Right of set off

30.5 The Directors may deduct from a Dividend, Distribution or any other amount payable to a person in respect of a Share any amount due by that person to the Company in relation to a Share.

Power to pay other than in cash

30.6 If the Directors so determine, any resolution of the Directors determining a Dividend or Distribution may direct that it shall be satisfied wholly or partly by the distribution of assets or the issue of Shares. If a difficulty arises in relation to the distribution, the Directors may settle that difficulty in any way they consider appropriate. For example, they may do any one or more of the following:

(a) issue fractional Shares;

(b) fix the value of assets for distribution and make cash payments to some Shareholders on the footing of the value so fixed in order to adjust the rights of Shareholders; and

(c) vest some assets in trustees.

How payments may be made

30.7 A Dividend, Distribution or other monies payable on or in respect of a Share may be paid in any of the following ways:

(a) if the Shareholder holding that Share or other person entitled to that Share nominates a bank account for that purpose, by wire transfer to that bank account; or

(b) by cheque or warrant sent by post to the registered address of the Shareholder holding that Share or other person entitled to that Share.

30.8 For the purpose of Article 30.7(a), the nomination may be in writing or in an Electronic Record and the bank account nominated may be the bank account of another person. For the purpose of Article 30.7(b), subject to any applicable law or regulation, the cheque or warrant shall be made to the order of the Shareholder holding that Share or other person entitled to the Share or to his nominee, whether nominated in writing or in an Electronic Record, and payment of the cheque or warrant shall be a good discharge to the Company.

30.9 If two or more persons are registered as Joint Holders, a Dividend, Distribution (or other amount) payable on or in respect of that Share may be paid as follows:

(a) to the registered address of the Joint Holder of the Share who is named first on the Register of Shareholders or to the registered address of the deceased or bankrupt holder, as the case may be; or

(b) to the address or bank account of another person nominated by the Joint Holders, whether that nomination is in writing or in an Electronic Record.

30.10 Any Joint Holder of a Share may give a valid receipt for a Dividend, Distribution (or other amount) payable in respect of that Share.

Dividends or other monies not to bear interest in absence of special rights

30.11 Unless provided for by the rights attached to a Share, no Dividend, Distribution or other monies payable by the Company in respect of a Share shall bear interest.

Unclaimed Dividends

30.12 All Dividends or Distributions unclaimed for one (1) year after having been authorised may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. Subject to any applicable unclaimed property or other laws, any Dividend or Distribution unclaimed after a period of ten (10) years from the date of authorisation shall be forfeited and shall revert to the Company. The payment by the Directors of any unclaimed Dividend or Distribution or other sums payable on or in respect of a Share into a separate account shall not constitute the Company a trustee in respect thereof.

31.	Accounts and audits

Accounting and other records

31.1 The Directors must ensure that proper accounting and other records are kept, and that accounts and associated reports are distributed in accordance with the requirements of the Law.

No automatic right of inspection

31.2 Except as provided in Article 14.1and the Law, the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by applicable law or authorised by the Directors.

Sending of accounts and reports

31.3 The Company’s accounts and associated Directors’ report and auditor’s report (if any) that are required or permitted to be sent to any person pursuant to any applicable law shall be treated as properly sent to that person if:

(a) they are sent to that person in accordance with the notice provisions in Article 37; or

(b) they are published on a website providing that person is given separate notice of:

(i) the fact that the documents have been published on the website;

(ii) the address of the website;

(iii) the place on the website where the documents may be accessed; and

(iv) how they may be accessed.

31.4 If, for any reason, a person notifies the Company that he is unable to access the website, the Company must, as soon as practicable, send the documents to that person by any other means permitted by these Articles. This, however, will not affect when that person is taken to have received the documents under Article 31.5.

Time of receipt if documents are published on a website

31.5 Documents sent by being published on a website in accordance with the preceding two Articles are only treated as sent at least 10 clear days before the date of the meeting at which they are to be laid if:

(a) the documents are published on the website throughout a period beginning at least 10 clear days before the date of the meeting and ending with the conclusion of the meeting; and

(b) the person is given at least 10 clear days’ notice of the meeting.

Validity despite accidental error in publication on website

31.6 If, for the purpose of a meeting, documents are sent by being published on a website in accordance with the preceding Articles, the proceedings at that meeting are not invalidated merely because by accident:

(a) those documents are published in a different place on the website to the place notified; or

(b) they are published for only part of the period from the date of notification until the conclusion of that meeting.

When accounts are to be audited

31.7 The accounts relating to the Company’s affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the Directors in accordance with the Law.

32.	Audit

32.1 The Directors or, if authorised to do so, the audit committee of the Directors, may, in accordance with the provisions of the Law, appoint an auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration. In circumstances other than those provided for in the Law, any auditor of the Company shall be appointed by the members by ordinary resolution.

32.2 Every auditor of the Company shall have a right of access at all times to the books and accounts of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

33.	Seal

Company seal

33.1 The Company may have a seal if the Directors so determine.

Official seal

33.2 Subject to the provisions of the Law, the Company may also have:

(a) an official seal or seals for use in any place or places outside Guernsey. Each such official seal shall be a facsimile of the original seal of the Company but shall have added on its face the name of the country, territory or place where it is to be used or the words “branch seal”; and

(b) an official seal for use only in connection with the sealing of securities issued by the Company and such official seal shall be a copy of the common seal of the Company but shall in addition bear the word “securities”.

When and how seal is to be used

33.3 A seal may only be used by the authority of the Directors. Unless the Directors otherwise determine, a document to which a seal is affixed must be signed in one of the following ways:

(a) by a Director and the Secretary; or

(b) by a single Director.

If no seal is adopted or used

33.4 If the Directors do not adopt a seal, or a seal is not used, a document may be executed in the following manner:

(a) by a Director and the Secretary; or

(b) by a single Director; or

(c) by any other person authorised by the Directors; or

(d) in any other manner permitted by the Law.

Power to allow non-manual signatures and facsimile printing of seal

33.5 The Directors may determine that either or both of the following applies:

(a) that the seal or a duplicate seal need not be affixed manually but may be affixed by some other method or system of reproduction; and/or

(b) that a signature required by these Articles need not be manual but may be a mechanical or Electronic Signature.

Validity of execution

33.6 If a document is duly executed and delivered by or on behalf of the Company, it shall not be regarded as invalid merely because, at the date of the delivery, the Secretary, or the Director, or other Officer or person who signed the document or affixed the seal for and on behalf of the Company ceased to be the Secretary or hold that office and authority on behalf of the Company.

34.	Officers

34.1 Subject to these Articles, the Directors may from time to time appoint any person, being a Director of the Company, to hold the office of the chairman of the board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, one or more Vice Presidents or such other Officers as the Directors may think necessary for the administration of the Company, for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit.

34.2 The appointee must consent in writing to holding that office.

34.3 Any appointment of a Director to an executive office shall terminate if he ceases to be a Director but without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such Director.

34.4 Where a chairman is appointed he shall, unless unable to do so, preside at every meeting of Directors.

34.5 If there is no chairman, or if the chairman is unable to preside at a meeting, that meeting may select its own chairman or the Directors may nominate one of their number to act in place of the chairman should he ever not be available.

34.6 Subject to the provisions of the Law and Article 34.7, the Directors may also appoint any person, who need not be a Director, as Secretary, for such period and on such terms, including as to remuneration, as they think fit.

34.7 The Secretary must consent in writing to holding that office.

34.8 A Director, Secretary or other Officer of the Company may not hold office, or perform the services, of auditor.

35.	Register of Directors and Officers

The Company shall cause to be kept in one or more books at its office a Register of Directors in which there shall be entered the full names and addresses of the Directors and such other particulars as required by the Law.

36.	Capitalisation of profits

Capitalisation of profits or of any stated capital account or capital redemption reserve

Subject to the Law and these Articles, the Directors may capitalise any sum standing to the credit of any of the Company’s reserve accounts (including any stated capital account or any capital redemption reserve) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Shareholders in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of Dividend or Distribution and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully Paid Up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions. The Directors may authorise any person to enter on behalf of all of the Shareholders interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

37.	Notices

Form of notices

37.1 Except as otherwise provided in these Articles, any notice or document may be served by the Company or by the person entitled to give notice to any Shareholder either personally, by facsimile or by sending it through the post in a prepaid letter or via a recognised courier service, fees prepaid, addressed to the Shareholder at his address as appearing in the Register of Shareholders or, to the extent permitted by all applicable laws and regulations, by electronic means by transmitting it to a Relevant Electronic Address supplied by the Shareholder to the Company or by placing it on the Company’s Website, provided that, the requirements of these Articles in respect of the same have been complied with. In the case of Joint Holders of a Share, all notices shall be given to that one of the Joint Holders whose name stands first in the Register of Shareholders in respect of the joint holding, and notice so given shall be sufficient notice to all the Joint Holders.

37.2 Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

Signatures

37.3 A written notice shall be signed when it is autographed by or on behalf of the giver, or is marked in such a way as to indicate its execution or adoption by the giver.

37.4 Any document may be signed by an Electronic Signature.

Evidence of transmission

37.5 A notice given by Electronic Record shall be deemed sent if an Electronic Record is kept demonstrating the time, date and content of the transmission, and if no notification of failure to transmit is received by the giver.

37.6 A notice given in writing shall be deemed sent if the giver can provide proof that the envelope containing the notice was properly addressed, pre-paid and posted, or that the written notice was otherwise properly transmitted to the recipient.

Delivery of notices

37.7 Any notice or other document, if served by (a) post, shall be deemed to have been served when the letter containing the same is posted, or (b) facsimile, shall be deemed to have been served upon confirmation of successful transmission, or (c) recognised courier service, shall be deemed to have been served when the letter containing the same is delivered to the courier service and in proving such service it shall be sufficient to provide that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier, or (d) electronic means as provided herein shall be deemed to have been served and delivered on the day on which it is successfully transmitted or at such later time as may be prescribed by any applicable laws or regulations.

Giving notice to a deceased or bankrupt Shareholder

37.8 Any notice or document delivered or sent to any Shareholder in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or Joint Holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Shareholders as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the Share.

Saving provisions

37.9 A Shareholder present, either in person or by proxy, at any general meeting or at any meeting of the Shareholders holding any class of Shares shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

37.10 Every person who becomes entitled to a Share shall be bound by any notice in respect of that Share which, before his name is entered in the Register of Shareholders, has been duly given to a person from which he derives his title.

37.11 None of the preceding notice provisions shall derogate from the Articles about the delivery of written resolutions of Directors and written resolutions of Shareholders.

38.	Authentication of Electronic Records

Application of Articles

38.1 Without limitation to any other provision of these Articles, any notice, written resolution or other document under these Articles that is sent by Electronic means by a Shareholder, or by the Secretary, or by a Director or other Officer of the Company, shall be deemed to be authentic if either Article 38.2 or Article 38.4 applies.

Authentication of documents sent by Shareholders by Electronic means

38.2 An Electronic Record of a notice, written resolution or other document sent by Electronic means by or on behalf of one or more Shareholders shall be deemed to be authentic if the following conditions are satisfied:

(a) the Shareholder or each Shareholder, as the case may be, signed the original document, and for this purpose original document includes several documents in like form signed by one or more of those Shareholders;

(b) the Electronic Record of the original document was sent by Electronic means by, or at the direction of, that Shareholder to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c) Article 38.7 does not apply.

38.3 For example, where a sole Shareholder signs a resolution and sends the Electronic Record of the original resolution, or causes it to be sent, by facsimile transmission to the address in these Articles specified for that purpose, the facsimile copy shall be deemed to be the written resolution of that Shareholder unless Article 38.7 applies.

Authentication of document sent by the Secretary or Officers by Electronic means

38.4 An Electronic Record of a notice, written resolution or other document sent by or on behalf of the Secretary or an Officer or Officers of the Company shall be deemed to be authentic if the following conditions are satisfied:

(a) the Secretary or the Officer or each Officer, as the case may be, signed the original document, and for this purpose original document includes several documents in like form signed by the Secretary or one or more of those Officers;

(b) the Electronic Record of the original document was sent by Electronic means by, or at the direction of, the Secretary or that Officer to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c) Article 38.7 does not apply.

This Article applies whether the document is sent by or on behalf of the Secretary or Officer in his own right or as a representative of the Company.

38.5 For example, where a sole Director signs a resolution and scans the resolution, or causes it to be scanned, as a PDF version which is attached to an email sent to the address in these Articles specified for that purpose, the PDF version shall be deemed to be the written resolution of that Director unless Article 38.7applies.

Manner of signing

38.6 For the purposes of these Articles about the authentication of Electronic Records, a document will be taken to be signed if it is signed manually or in any other manner permitted by these Articles.

Saving provision

38.7 A notice, written resolution or other document under these Articles will not be deemed to be authentic if the recipient, acting reasonably:

(a) believes that the signature of the signatory has been altered after the signatory had signed the original document;

(b) believes that the original document, or the Electronic Record of it, was altered, without the approval of the signatory, after the signatory signed the original document; or

(c) otherwise doubts the authenticity of the Electronic Record of the document;

and the recipient promptly gives notice to the sender setting the grounds of its objection. If the recipient invokes this Article, the sender may seek to establish the authenticity of the Electronic Record in any way the sender thinks fit.

39.	Information

39.1 No Shareholder, as such, shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or other confidential or proprietary information related to the conduct of the business of the Company and which in the opinion of the Directors would not be in the interests of the shareholders of the Company to communicate to the public.

39.2 The Directors shall be entitled (but not required, except as provided by law) to release or disclose any information in their possession, custody or control regarding the Company or its affairs to any of its Shareholders including, without limitation, information contained in the Register of Shareholders and transfer books of the Company.

40.	Indemnity

Indemnity

40.1 To the fullest extent permitted by law, the Company shall indemnify every Director and Officer of the Company or any predecessor to the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former Officer of the Company or any predecessor to the Company, and the successors and assigns of each of the foregoing, and may indemnify any person (other than current and former Directors and Officers) (any such Director or Officer, an Indemnified Person), out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions in connection with the Company other than such liability (if any) that they may incur by reason of their own negligence, default, breach of duty, breach of trust or actual fraud. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the negligence, default, breach of duty, breach of trust or actual fraud of such Indemnified Person. No person shall be found to have committed negligence, default, breach of duty, breach of trust or actual fraud under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect. Each Shareholder agrees to waive any claim or right of action he or she might have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person, or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Company; provided that such waiver shall not extend to any matter in respect of any negligence, default, breach of duty, breach of trust or actual fraud which may attach to such Indemnified Person.

40.2 In the event that an Indemnified Person may, in connection with such Indemnified Person’s appointment as an officer of and/or employment with another person (a Secondary Indemnitor), be entitled to be indemnified out of the assets of or rely on insurance taken out by such Secondary Indemnitor (a Secondary Indemnity), the Company’s obligation, if any, to indemnify such Indemnified Person or to claim under any insurance purchased and maintained by the Company under Article 40 as a result of this Article 40 shall be treated as the primary recourse of the Indemnified Person in respect of any liabilities set out in this Article 40 and shall not be reduced as a consequence of the existence of such Secondary Indemnity.

40.3 The Company shall, to the extent permitted by law, advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

40.4 The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other Officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

40.5 Subject to the Law, neither any amendment nor repeal of the Articles set forth under this heading of Indemnity (the Indemnification Articles), nor the adoption of any provision of these Articles or Memorandum of Incorporation inconsistent with the Indemnification Articles, shall eliminate or reduce the effect of the Indemnification Articles, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for these Indemnification Articles, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. The Indemnification Articles are not exclusive and contracts may be entered into between the Company and the Indemnified Persons with respect to their indemnification.

41.	Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall begin on January 1 in each year (or, in the case of the Company’s first financial year, its date of incorporation) and shall end on December 31 in such year.

42.	Winding up

Distribution of assets in specie

42.1 If the Company is wound up, the liquidator shall, subject to these Articles and any other sanction required by the Law, first apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up, following the payment of all creditors, any surplus assets shall be distributed to the Shareholders in proportion to the number of Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due of all monies payable to the Company.

42.2 If the Company is wound up, the liquidator, subject to the rights attaching to any Shares and with the sanction of a Special Resolution of the Company and any other sanction required by the Law, divide amongst the Shareholders in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any asset upon which there is a liability.

43.	Company Name

43.1 Where permitted by the Law, the Directors may authorise the change of name of the Company, provided that the new name of the Company complies with the requirements of the Law and any rules of the Designated Stock Exchange (where applicable), and may take all such actions and make such filings as may be necessary to effect any change of name.

PROSPECTUS FOR UP TO 34,500,000 ORDINARY SHARES

AND 9,200,000 ORDINARY SHARES UNDERLYING WARRANTS

OF

GALILEO NEWCO LIMITED

Until         , 2021, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

The Registrant is a non-cellular company limited by shares incorporated under the laws of Guernsey. The Registrant’s Articles of Incorporation provide for certain indemnification rights for its (former) directors and other executive officers (each an “indemnified officer”), and the Registrant may enter into indemnification agreements with each of its indemnified officers providing for procedures for indemnification and advancements by the Registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us or, at the Registrant’s request, service to other entities, as indemnified officers to the maximum extent permitted by Guernsey law or any other applicable laws.

Pursuant to its Articles of Incorporation, the Registrant shall , to the extent permitted by law, advance to each indemnified officer reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such indemnified officer for which indemnity will or could be sought provided that no such advance shall be made to an indemnified officer under the Registrant’s Articles of Incorporation if and to the extent that such fees, costs and expenses:

i.	relate to an act or omission that may be characterized as negligent, a default, a breach of duty or breach of trust by a (former) director in relation to NewCo;

ii.

relate to any liability of a (former) director to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature;

iii.

relate to any liability incurred by a (former) director in defending criminal proceedings in which he is convicted, in defending civil proceedings brought by NewCo or an associated company in which judgment is given against him or in connection with an application for relief from the Guernsey Court in respect of proceedings for negligence, default, breach of duty or breach of trust in which the Guernsey Court refuses to grant him relief; or

iv.	are covered by an insurance policy and the insurer has paid out the fees, costs, expenses and/or financial loss.

The Registrant may maintain an insurance policy which insures directors and officers against certain liabilities which might be incurred in connection with the performance of their duties. The description of indemnity herein is merely a summary of the provisions in the NewCo Articles of Incorporation described above, and such description shall not limit or alter the mentioned provisions in the NewCo Articles of Incorporation or other indemnification agreements.

Item 21. Exhibits and Financial Statement Schedules

Exhibit No.	Description

2.1	Business Combination Agreement, dated as of October 27, 2020, by and among dMY Technology Group, Inc. II, Maven TopCo Limited, Maven MidCo Limited, Galileo NewCo Limited, Genius Merger Sub, Inc. and dMY Sponsor II, LLC (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex A).*+

3.1	Galileo NewCo Limited Memorandum of Incorporation.*

3.2	Galileo NewCo Limited Articles of Incorporation.*

Exhibit No.	Description

3.3	Form of Amended and Restated Galileo NewCo Limited Memorandum of Incorporation (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex B).*

3.4	Form of Amended and Restated Galileo NewCo Limited Articles of Incorporation (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex C).*

4.1	Specimen Warrant Certificate of dMY Technology Group, Inc. II (incorporated by reference to Exhibit 4.3 of dMY Technology Group, Inc. II’s Registration Statement on Form S-1 (File No. 333-239508) filed with the SEC on August 3, 2020).

4.2	Warrant Agreement between Continental Stock Transfer & Trust Company and dMY Technology Group, Inc. II (incorporated by reference to Exhibit 4.1 of dMY Technology Group, Inc. II’s Current Report on Form 8-K filed with the SEC on August 18, 2020).

4.3	Form of Warrant Assumption Agreement among dMY Technology Group, Inc. II, Galileo NewCo Limited and Continental Stock Transfer & Trust Company, as Warrant Agent.*

5.1	Opinion of Carey Olsen (Guernsey) LLP as to the validity of Galileo NewCo Limited’s ordinary shares.*

8.1	Opinion of Kirkland & Ellis LLP as to U.S. tax matters.*

8.2	Opinion of Carey Olsen (Guernsey) LLP as to Guernsey tax matters.*

8.3	Opinion of Kirkland & Ellis (International) LLP as to United Kingdom tax matters.*

10.1	Letter Agreement, dated August 13, 2020, by and among dMY Technology Group, Inc. II, its executive officers, its directors and dMY Sponsor II, LLC (incorporated by reference to Exhibit 10.1 of dMY Technology Group, Inc. II’s Current Report on Form 8-K filed with the SEC on August 18, 2020).

10.2	Investment Management Trust Agreement, dated August 13, 2020, by and between dMY Technology Group, Inc. II and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.2 of dMY Technology Group, Inc. II’s Current Report on Form 8-K filed with the SEC on August 18, 2020).

10.3	Form of Investor Rights Agreement (incorporated by reference to Exhibit D of Exhibit 2.1 of dMY Technology Group, Inc. II’s Current Report on Form 8-K filed with the SEC on October 27, 2020).

10.4	Founder Holders Forfeiture Agreement, dated as of October 27, 2020, by and among the Founders, NewCo and dMY (incorporated by reference to Exhibit 10.1 of dMY Technology Group, Inc. II’s Current Report on Form 8-K filed with the SEC on October 27, 2020).

10.5	Founder Holders Consent Letter, dated October 27, 2020, by and among the Founders, NewCo and dMY Technology Group, Inc. II (incorporated by reference to Exhibit 10.2 of dMY Technology Group, Inc. II’s Current Report on Form 8-K filed with the SEC on October 27, 2020).

10.6	Form of Transaction Support Agreement (incorporated by reference to Exhibit 10.4 of dMY Technology Group, Inc. II’s Current Report on Form 8-K filed with the SEC on October 27, 2020).

10.7	Form of Subscription Agreement (incorporated by reference to Exhibit 10.5 of dMY Technology Group, Inc. II’s Current Report on Form 8-K filed with the SEC on October 27, 2020).

10.8	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.5 of dMY Technology Group, Inc. II’s Registration Statement on Form S-1 (File No. 333-239508) filed with the SEC on August 3, 2020).

10.9	Form of Director and Officer Indemnity Agreement.*

10.10	Investment Deed, dated as of September 7, 2018, by and between Maven MidCo Limited, Maven Topco Limited, Maven Debtco Limited, Maven Bidco Limited, Maven TopHoldings S.à r.l. and the Co-Investors (as defined therein) from time to time party thereto. *+

Exhibit No.	Description

21.1	List of Subsidiaries of Galileo NewCo Limited.*

23.1	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of dMY Technology Group, Inc. II.**

23.2	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Maven Topco Limited.**

23.3	Consent of Kirkland & Ellis LLP (included as part of Exhibit 8.1).*

23.4	Consent of Carey Olsen (Guernsey) LLP (included as part of Exhibit 8.2).*

23.5	Consent of Kirkland & Ellis (International) LLP (included as part of Exhibit 8.3).*

24.1	Power of Attorney.*

99.1	Preliminary Proxy Card.*

99.2	Consent of Niccolo de Masi.*

99.3	Consent of Harry L. You.*

99.4	Consent of Mark Locke.*

99.5	Consent of Daniel Burns.*

99.6	Item 8.A.4 Representation Letter.*

99.7	Consent of Roxana Mirica.*

*	Previously filed.
**	Filed herewith.
+	Certain schedules and similar attachments to the exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5).

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post- effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

That every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 24th day of March, 2021.

GALILEO NEWCO LIMITED

By:	/S/ MARK LOCKE
Name: Mark Locke
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Mark Locke	Chief Executive Officer (Principal Executive Officer)	March 24, 2021

* Nicholas Taylor	Chief Financial Officer (Principal Financial and Accounting Officer)	March 24, 2021

* Albert Costa Centena	Director	March 24, 2021

* Gabriele Cipparrone	Director	March 24, 2021

*By:	/S/ Mark Locke
Name: Mark Locke
Title: Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Galileo NewCo Limited, has signed this registration statement in the City of Newark, State of Delaware, on the 24th day of March, 2021.

GALILEO NEWCO LIMITED

By:	/S/ DONALD J. PUGLISI
Name: Donald J. Puglisi
Title: Authorized Representative